FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-207132-02

The information in this preliminary prospectus is not complete and may be supplemented or changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus is not an offering to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS PRELIMINARY PROSPECTUS, DATED MARCH 24, 2016, IS SUBJECT TO COMPLETION

AND MAY BE AMENDED OR SUPPLEMENTED PRIOR TO TIME OF SALE

PROSPECTUS

$661,108,000 (Approximate)

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-P3
(Central Index Key number 0001669393)
Issuing Entity

Citigroup Commercial Mortgage Securities Inc.
(Central Index Key number 0001258361)

Depositor

Citigroup Global Markets Realty Corp.

(Central Index Key number 0001541001)

Natixis Real Estate Capital LLC

(Central Index Key number 0001542256)

Société Générale

(Central Index Key number 0001238163)

Principal Commercial Capital

(Central Index Key number 0001634437)

The Bank of New York Mellon
(Central Index Key number 0001497973)

Walker & Dunlop Commercial Property Funding I WF, LLC

(Central Index Key number 0001617874)

Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2016-P3

The Commercial Mortgage Pass-Through Certificates, Series 2016-P3, will consist of multiple classes of certificates, including those identified on the table below which are being offered by this prospectus. The offered certificates (together with the classes of non-offered certificates of the same series) will represent the beneficial ownership interests in the issuing entity identified above. The issuing entity’s primary assets will be a pool of fixed rate commercial mortgage loans secured by first liens on various types of commercial, multifamily and manufactured housing community properties. Such mortgage loans will generally be the sole source of payment on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of offered certificates will entitle holders to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in May 2016. The rated final distribution date for the certificates is April 2049.

Classes of Offered Certificates	Initial Certificate Balance or Notional Amount(1)		Initial Pass-Through Rate(2)	Pass-Through Rate Description
Class A-1	$13,614,000		[__]%	(5)
Class A-2	$98,127,000		[__]%	(5)
Class A-3	$175,000,000		[__]%	(5)
Class A-4	$221,743,000		[__]%	(5)
Class A-AB	$31,196,000		[__]%	(5)
Class X-A	$580,156,000	(6)	[__]%	Variable IO(7)
Class X-B	$42,404,000	(6)	[__]%	Variable IO(7)
Class A-S(8)	$40,476,000	(9)	[__]%	(5)(10)
Class B(8)	$42,404,000	(9)	[__]%	(5)(10)
Class EC(8)	$121,428,000	(9)	(10)	(10)
Class C(8)	$38,548,000	(9)	[__]%	(5)(10)

(Footnotes to table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the Series 2016-P3 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The Series 2016-P3 certificates will represent interests in and obligations of the issuing entity only and will not represent the obligations of or interests in the depositor, the sponsors or any of their respective affiliates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE DEPOSITOR WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ANY AUTOMATED QUOTATION SYSTEM OF ANY NATIONAL SECURITIES ASSOCIATION.

The offered certificates will be offered by Citigroup Global Markets Inc., SG Americas Securities, LLC and Drexel Hamilton, LLC, the underwriters, when, as and if issued by the issuing entity, delivered to and accepted by the underwriters and subject to each underwriter’s right to reject orders in whole or in part. The underwriters will purchase the offered certificates from Citigroup Commercial Mortgage Securities Inc. and will offer the offered certificates to prospective investors from time to time in negotiated transactions or otherwise at varying prices, plus, in certain cases, accrued interest, determined at the time of sale. Citigroup Global Markets Inc. and SG Americas Securities, LLC are acting as co-lead managers and joint bookrunners in the following manner: Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 78.6% of each class of offered certificates and SG Americas Securities, LLC is acting as sole bookrunning manager with respect to approximately 21.4% of each class of offered certificates. Drexel Hamilton, LLC is acting as a co-manager.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank SA/NV, as operator of the Euroclear System, in Europe against payment in New York, New York on or about April 13, 2016. Citigroup Commercial Mortgage Securities Inc. expects to receive from this offering approximately      % of the aggregate principal balance of the offered certificates, plus accrued interest from April 1, 2016, before deducting expenses payable by the depositor.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”). See also “Legal Investment”.

Citigroup		Société Générale
Co-Lead Managers and Joint Bookrunners
Drexel Hamilton Co-Manager
March , 2016

CITIGROUP COMMERCIAL MORTGAGE TRUST 2016-P3

Commercial Mortgage Pass-Through Certificates, Series 2016-P3

Washington
1 property
$27,000,000
3.5% of total
South Dakota
1 property
$65,000,000
8.4% of total
Iowa
1 property
$17,500,000
2.3% of total
Minnesota
9 properties
$39,735,042
5.2% of total
Illinois
5 properties
$25,375,361
3.3% of total
Wisconsin
2 properties
$8,128,133
1.1% of total
Indiana
4 properties
$5,166,940
0.7% of total
Michigan
5 properties
$23,819,913
3.1% of total
Pennsylvania
2 properties
$21,136,406
2.7% of total
New York
16 properties
$307,203,928
39.8% of total
Oregon
1 property
$20,500,000
2.7% of total
Ohio
4 properties
$7,844,830
1.0% of total
Hawaii
1 property
$6,700,000
0.9% of total
New Jersey
2 properties
$9,612,407
1.2% of total
Maryland
2 properties
$31,000,000
4.0% of total
California
3 properties
$56,500,000
7.3% of total
Virginia
2 properties
$30,600,000
4.0% of total
South Carolina
1 property
$5,200,000
0.7% of total
Arizona
1 property
$2,000,000
0.3% of total
New Mexico
1 property
$11,660,000
1.5% of total
Louisiana
1 property
$2,918,273
0.4% of total
Tennessee
1 property
$13,891,289
1.8% of total
Texas
1 property
$1,729,611
0.2% of total
Missouri
1 property
$6,085,521
0.8% of total
Alabama
1 property
$6,093,503
0.8% of total
Florida
6 properties
$18,571,007
2.4% of total
>5.0% of Initial Pool Balance
>3.0 – 5.0% of Initial Pool Balance
>1.0 – 3.0% of Initial Pool Balance
0.2 – 1.0% of Initial Pool Balance
Mortgaged Properties by Property Type
Self Storage 2.1%
Multifamily 1.5%
Land 2.5%
Other 1.1%
Mixed Use 2.7%
Manufactured Housing 0.7%
Office 31.3%
Industrial 15.4%
Hospitality 20.5%
Retail 22.2%

Certificate Summary

Set forth below are the indicated characteristics of the respective classes of the Series 2016-P3 certificates.

Classes of Certificates	Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support	Initial Pass-Through Rate(2)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(3)	Expected Principal Window(3)
Offered Certificates
Class A-1	$13,614,000		30.000%(4)	[__]%	(5)	2.76	5/16 - 9/20
Class A-2	$98,127,000		30.000%(4)	[__]%	(5)	4.71	9/20 - 3/21
Class A-3	$175,000,000		30.000%(4)	[__]%	(5)	9.63	8/25 - 1/26
Class A-4	$221,743,000		30.000%(4)	[__]%	(5)	9.79	1/26 - 2/26
Class A-AB	$31,196,000		30.000%(4)	[__]%	(5)	7.21	3/21 - 8/25
Class X-A	$580,156,000	(6)	N/A	[__]%	Variable IO(7)	N/A	N/A
Class X-B	$42,404,000	(6)	N/A	[__]%	Variable IO(7)	N/A	N/A
Class A-S(8)	$40,476,000	(9)	24.750%	[__]%	(5)(10)	9.90	2/26 - 3/26
Class B(8)	$42,404,000	(9)	19.250%	[__]%	(5)(10)	9.92	3/26 - 3/26
Class EC(8)	$121,428,000	(9)	14.250%(11)	(10)	(10)	9.91	2/26 - 3/26
Class C(8)	$38,548,000	(9)	14.250%(11)	[__]%	(5)(10)	9.92	3/26 - 3/26

Non-Offered Certificates
Class D	$44,331,000		8.500%	[__]%	(5)	10.00	3/26 - 4/26
Class X-D	$44,331,000	(6)	N/A	[__]%	Variable IO(7)	N/A	N/A
Class E	$19,274,000		6.000%	[__]%	(5)	10.01	4/26 - 4/26
Class F	$9,637,000		4.750%	[__]%	(5)	10.01	4/26 - 4/26
Class G	$36,622,163		0.000%	[__]%	(5)	10.01	4/26 - 4/26
Class R(12)	N/A		N/A	N/A	N/A	N/A	N/A

(1)	Approximate, subject to a variance of plus or minus 5%.

(2)	Approximate per annum rate as of the closing date.

(3)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for each mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations.”

(4)	The approximate initial credit support percentages set forth for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates are represented in the aggregate.

(5)	For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage.

(6)	The Class X-A, Class X-B and Class X-D certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component from time to time. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B trust component from time to time. The notional amount of the Class X-D certificates will be equal to the certificate balance of the Class D certificates from time to time.

(7)	The pass-through rate on the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component, as described in this prospectus. The pass-through rate on the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B trust component, as described in this prospectus. The pass-through rate on the Class X-D certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class D certificates, as described in this prospectus.

(8)	The Class A-S, Class B and Class C certificates, in the applicable proportions, may be exchanged for Class EC certificates, and Class EC certificates may be exchanged for the applicable proportions of Class A-S, Class B and Class C certificates. The Class A-S, Class B and Class C certificates are collectively referred to in this prospectus as “exchangeable certificates.”

(9)	On the closing date, the issuing entity will issue the Class A-S, Class B and Class C trust components, which will have initial outstanding certificate balances, subject to a variance of plus or minus 5%, of $40,476,000, $42,404,000 and $38,548,000, respectively. The exchangeable certificates and the Class EC certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components. Each class of the exchangeable certificates will, at all times, represent a beneficial interest in a percentage of the outstanding certificate balance of the Class A-S, Class B or Class C trust component. The Class EC certificates will represent a beneficial interest in the remaining percentage of the outstanding certificate balances of the Class A-S, Class B and Class C trust components. Following any exchange of Class A-S, Class B and Class C certificates for Class EC certificates or any exchange of Class EC certificates for Class A-S, Class B and Class C certificates, the percentage interest of the outstanding certificate balances of the Class A-S, Class B and Class C trust components that is represented by the Class A-S, Class B, Class EC and Class C certificates will be increased or decreased accordingly. The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum certificate balance of such class without giving effect to any issuance of Class EC certificates. The initial certificate balance of the Class EC certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, representing the maximum certificate balance of the

3

Class EC certificates that could be issued in an exchange. The actual certificate balance of the Class EC certificates or any class of exchangeable certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EC certificates issued on the closing date. The aggregate certificate balance of the offered certificates shown on the cover page and back page of this prospectus includes the maximum certificate balance of exchangeable certificates and Class EC certificates that could be outstanding on the closing date, equal to $121,428,000 (subject to a variance of plus or minus 5%).

(10)	The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class EC certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

(11)	The approximate initial credit support percentages for the Class C and Class EC certificates are equal to the subordination level of the underlying Class C trust component.

(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate REMICs, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

The Class D, Class X-D, Class E, Class F, Class G and Class R certificates are not offered by this prospectus. Any information in this prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

4

Table of Contents

Certificate Summary	3
Summary of Terms	17
Risk Factors	63
The Offered Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid	63
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	64
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	64
Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates	68
Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes	69
A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates	69
The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks	70
Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record	70
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS	71
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates	72
Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors	75
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	75
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views

of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	76
Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain	79
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	79
Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions	80
The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us	80
Historical Information Regarding the Mortgage Loans May Be Limited	81
Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited	81
Static Pool Data Would Not Be Indicative of the Performance of This Pool	81
Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	81
A Tenant Concentration May Result in Increased Losses	82
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	82
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	82
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	83
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	83
Early Lease Termination Options May Reduce Cash Flow	83
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	84
Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable	84
Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will

5

Default on a Mortgage Loan Underlying Your Offered Certificates	84
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	85
Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance	86
The Types of Properties That Secure the Mortgage Loans Present Special Risks	91
Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error	109
Changes in Pool Composition Will Change the Nature of Your Investment	111
Tenancies-in-Common May Hinder Recovery	111
Risks Relating to Enforceability of Cross-Collateralization Arrangements	112
Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates	112
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	112
A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	113
Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable	114
Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property	116
Appraisals May Not Reflect Current or Future Market Value of Each Property	116
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	117
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	118
Increases in Real Estate Taxes May Reduce Available Funds	118
Risks Relating to Tax Credits	118
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	119
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	119
Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums	119
Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property	120
Leased Fee Properties Have Special Risks	121
Risks Related to Zoning Non-Compliance and Use Restrictions	122
Risks Relating to Inspections of Properties	122
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	123
Earthquake, Flood and Other Insurance May Not Be Available or Adequate	123
Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses	124
Terrorism Insurance May Not Be Available for All Mortgaged Properties	125
Risks Associated with Blanket Insurance Policies or Self-Insurance	126
The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	126
The Borrower’s Form of Entity May Cause Special Risks	128
Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk	130
Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan	131
Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established	131
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	131
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	133

6

Risks Relating to Shari’ah Compliant Loans	133
Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests	133
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests	134
Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer	136
Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates	138
Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans	138
Potential Conflicts of Interest of the Operating Advisor	138
Potential Conflicts of Interest of the Asset Representations Reviewer	139
Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder	139
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	141
Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination	141
Other Potential Conflicts of Interest May Affect Your Investment	142
Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks	142
The Servicing of Each of the 600 Broadway Loan Combination and the Home Depot - Elk Grove Village Loan Combination Will Shift to Other Servicers	144
Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment	145
Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder	146
Rights of any Outside Controlling Class Representative Under any Outside
Servicing Agreement Could Adversely Affect Your Investment	147
You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan	147
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans	148
Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan	148
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	148
Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing	149
Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability	150
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	150
State, Local and Other Tax Considerations	152
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	152
Description of the Mortgage Pool	154
General	154
One Court Square Mortgage Loan	156
Certain Calculations and Definitions	157
Statistical Characteristics of the Mortgage Loans	164
Delinquency Information	175
Environmental Considerations	175
Litigation Considerations	177
Redevelopment, Expansion and Renovation	177
Default History, Bankruptcy Issues and Other Proceedings	178
Tenant Issues	180
Insurance Considerations	193
Zoning and Use Restrictions	193
Appraised Value	194
Non-Recourse Carveout Limitations	195
Real Estate and Other Tax Considerations	195
Certain Terms of the Mortgage Loans	197
Additional Indebtedness	207
The Loan Combinations	211
Additional Mortgage Loan Information	259
Transaction Parties	260
The Sponsors and the Mortgage Loan Sellers	260
Compensation of the Sponsors	281
The Originators	281
The Depositor	305

7

The Issuing Entity	306
The Trustee	307
The Certificate Administrator	308
Servicers	310
The Operating Advisor and the Asset Representations Reviewer	321
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	322
Description of the Certificates	326
General	326
Exchangeable Certificates	329
Distributions	330
Allocation of Yield Maintenance Charges and Prepayment Premiums	342
Assumed Final Distribution Date; Rated Final Distribution Date	343
Prepayment Interest Shortfalls	344
Subordination; Allocation of Realized Losses	345
Reports to Certificateholders; Certain Available Information	347
Voting Rights	355
Delivery, Form, Transfer and Denomination	356
Certificateholder Communication	359
The Mortgage Loan Purchase Agreements	360
Sale of Mortgage Loans; Mortgage File Delivery	360
Representations and Warranties	364
Cures, Repurchases and Substitutions	365
Dispute Resolution Provisions	368
Asset Review Obligations	368
The Pooling and Servicing Agreement	369
General	369
Certain Considerations Regarding the Outside Serviced Loan Combinations	371
Assignment of the Mortgage Loans	372
Servicing of the Mortgage Loans	373
Subservicing	377
Advances	377
Accounts	381
Withdrawals from the Collection Account	383
Application of Loss of Value Payments	385
Servicing and Other Compensation and Payment of Expenses	385
Application of Penalty Charges and Modification Fees	398
Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses	399
Appraisal Reduction Amounts	400
Inspections	404
Evidence as to Compliance	404
Limitation on Liability; Indemnification	405
Servicer Termination Events	409
Rights Upon Servicer Termination Event	410
Waivers of Servicer Termination Events	412
Termination of the Special Servicer Without Cause	412
Resignation of the Master Servicer, the Special Servicer and the Operating Advisor	414
Qualification, Resignation and Removal of the Trustee and the Certificate Administrator	415
Amendment	417
Realization Upon Mortgage Loans	418
Directing Holder	426
Operating Advisor	432
Asset Status Reports	438
The Asset Representations Reviewer	440
Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement	447
Dispute Resolution Provisions	448
Rating Agency Confirmations	451
Termination; Retirement of Certificates	452
Optional Termination; Optional Mortgage Loan Purchase	453
Servicing of the Outside Serviced Mortgage Loans	453
Use of Proceeds	468
Yield, Prepayment and Maturity Considerations	468
Yield	468
Yield on the Class X-A and Class X-B Certificates	471
Weighted Average Life of the Offered Certificates	472
Price/Yield Tables	476
Material Federal Income Tax Consequences	481
General	481
Qualification as a REMIC	481
Status of Offered Certificates	483
Taxation of the Regular Interests	484
Taxation of Class EC and Exchangeable Certificates	489
Taxes That May Be Imposed on a REMIC	490
Bipartisan Budget Act of 2015	491
Taxation of Certain Foreign Investors	491
FATCA	492
Backup Withholding	492
Information Reporting	492
3.8% Medicare Tax on “Net Investment Income”	493
Reporting Requirements	493
Tax Return Disclosure and Investor List Requirements	493
Certain State, Local and Other Tax Considerations	494
ERISA Considerations	494
General	494
Plan Asset Regulations	496
Prohibited Transaction Exemptions	497

8

Underwriter Exemption	497
Exempt Plans	500
Insurance Company General Accounts	500
Ineligible Purchasers	501
Further Warnings	501
Consultation with Counsel	501
Tax Exempt Investors	502
Legal Investment	502
Certain Legal Aspects of the Mortgage Loans	503
General	503
Types of Mortgage Instruments	504
Installment Contracts	504
Leases and Rents	505
Personalty	505
Foreclosure	506
Bankruptcy Issues	511
Environmental Considerations	517
Due-On-Sale and Due-On-Encumbrance Provisions	520
Junior Liens; Rights of Holders of Senior Liens	520
Subordinate Financing	521
Default Interest and Limitations on Prepayments	521
Applicability of Usury Laws	521
Americans with Disabilities Act	522
Servicemembers Civil Relief Act	522
Anti-Money Laundering, Economic Sanctions and Bribery	523
Potential Forfeiture of Assets	523
Ratings	524
Plan of Distribution (Underwriter Conflicts of Interest)	526
Incorporation of Certain Information by Reference	527
Where You Can Find More Information	528
Financial Information	528
Legal Matters	528
Index of Certain Defined Terms	529

9

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

▪	This prospectus begins with two introductory sections describing the certificates and the issuing entity in abbreviated form:

•	the “Certificate Summary” commencing on page 3 of this prospectus, which sets forth important statistical information relating to the certificates; and

•	the “Summary of Terms” commencing on page 17 of this prospectus, which gives a brief introduction to the key features of the certificates and a description of the underlying mortgage loans.

Additionally, “Risk Factors” commencing on page 63 of this prospectus describes the material risks that apply to the certificates.

This prospectus includes cross-references to other sections in this prospectus where you can find further related discussions. The Table of Contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Certain Defined Terms” commencing on page 529 of this prospectus.

▪	In this prospectus:

•	the terms “depositor,” “we,” “us” and “our” refer to Citigroup Commercial Mortgage Securities Inc.

•	references to “lender” or “mortgage lender” with respect to the mortgage loans generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement”.

The Annexes attached to this prospectus are incorporated into and made a part of this prospectus.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES, BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE ORIGINATORS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CONTROLLING CLASS REPRESENTATIVE, THE COMPANION LOAN HOLDERS (OR THEIR REPRESENTATIVES), THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

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UNITED KINGDOM

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A) IN THE UNITED KINGDOM, IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE DEPOSITOR OR THE ISSUING ENTITY; AND

(B) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

NOTICE TO UNITED KINGDOM INVESTORS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC. ”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH RULE 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

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EUROPEAN ECONOMIC AREA

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF certificates. ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE OFFERED CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY, THE DEPOSITOR OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE, AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, with effect from and including the date on which the prospectus directive is implemented in that relevant member state, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A) TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B) TO FEWER THAN 150 NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C) IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A), (B) AND (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION “AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY CERTIFICATE THAT IS OFFERED IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

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PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, OR WILL ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP.  571 OF THE LAWS OF HONG KONG) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) AND ANY RULES OR REGULATIONS MADE UNDER THAT ORDINANCE, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES

13

WOULD NOT APPLY. THE PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA (“INSTITUTIONAL INVESTOR”)) UNDER SECTION 274 OF THE SFA, (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA (“RELEVANT PERSON”)) PURSUANT TO SECTION 275(2) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (III) TO ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; OR (IV) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

UNLESS ANY OFFER OF SUCH OFFERED CERTIFICATES WAS PREVIOUSLY MADE IN OR ACCOMPANIED BY A PROSPECTUS AND WHICH ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF A CORPORATION LISTED ON FOR QUOTATION ON A SECURITIES EXCHANGE, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE IN RELIANCE ON AN EXEMPTION UNDER SECTION 274 OF THE SFA OR SECTION 275 OF THE SFA MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 276 OF THE SFA, FOR THE INITIAL SIX MONTH PERIOD AFTER SUCH ACQUISITION, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS OR TO ACCREDITED INVESTORS (AS DEFINED IN SECTION 4A OF THE SFA (“ACCREDITED INVESTOR”)) OR RELEVANT PERSONS OR TO SUCH PERSONS PURSUANT TO AN OFFER REFERRED TO UNDER SECTION 275(1A) OF THE SFA. ANY TRANSFER AFTER SUCH INITIAL SIX MONTH PERIOD IN SINGAPORE SHALL BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 257 OF THE SFA, IN RELIANCE ON ANY APPLICABLE EXEMPTION UNDER SUBDIVISION (4) OF DIVISION 1 OF PART XIII OF THE SFA (OTHER THAN SECTION 280 OF THE SFA).

IN ADDITION TO THE ABOVE, WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS:

(A)	A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR

(B)	A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR,

SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR SIX MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT:

(1)	TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON, OR TO ANY PERSON ARISING FROM AN OFFER REFERRED TO IN SECTION 275(1A) OR SECTION 276(4)(i)(B) OF THE SFA;

(2)	WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR

(3)	WHERE THE TRANSFER IS BY OPERATION OF LAW.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND

14

REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

15

FORWARD-LOOKING STATEMENTS

In this prospectus, we use certain forward-looking statements. These forward-looking statements are found in the material, including each of the tables, set forth under “Risk Factors” and “Yield, Prepayment and Maturity Considerations”. Forward-looking statements are also found elsewhere in this prospectus and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date of this prospectus. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

•	economic conditions and industry competition,

•	political and/or social conditions, and

•	the law and government regulatory initiatives.

We will not update or revise any forward-looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

16

Summary of Terms

The following is only a summary of selected information in this prospectus. It does not contain all of the information you need to consider in making your investment decision. More detailed information appears elsewhere in this prospectus. To understand all of the terms of the offered certificates, carefully read this entire document. See “Index of Certain Defined Terms” for definitions of capitalized terms.

General

Title of Certificates	Citigroup Commercial Mortgage Trust 2016-P3, Commercial Mortgage Pass-Through Certificates, Series 2016-P3.

Relevant Parties

Depositor	Citigroup Commercial Mortgage Securities Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc. As depositor, Citigroup Commercial Mortgage Securities Inc. will acquire the mortgage loans from the sponsors and transfer them to the issuing entity. The depositor’s address is 390 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-5343. See “Transaction Parties—The Depositor.”

Issuing Entity	Citigroup Commercial Mortgage Trust 2016-P3, a New York common law trust to be established on the closing date of this securitization transaction under the pooling and servicing agreement, to be dated as of April 1, 2016, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer. See “Transaction Parties—The Issuing Entity”.

Sponsors	The sponsors will be transferring the mortgage loans to the depositor for inclusion in the issuing entity. The sponsors of this transaction are:

	•	Citigroup Global Markets Realty Corp., a New York corporation (11 mortgage loans representing approximately 23.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Natixis Real Estate Capital LLC, a Delaware limited liability company (8 mortgage loans representing approximately 22.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Société Générale, a société anonyme organized under the laws of France (8 mortgage loans representing approximately 21.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware limited liability company (6 mortgage loans representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date);

	•	The Bank of New York Mellon, a New York banking corporation (one (1) mortgage loan representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date); and

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• Walker & Dunlop Commercial Property Funding I WF, LLC, a Delaware limited liability company (3 mortgage loans representing approximately 5.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

Originators	The sponsors originated the mortgage loans or acquired the mortgage loans (or will acquire the mortgage loans on or prior to the closing date), directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citigroup Global Markets Realty Corp.(1)(2)	Citigroup Global Markets Realty Corp.	11	$183,353,955	23.8%
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	8	176,162,407	22.8
Société Générale	Société Générale	8	164,931,810	21.4
Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	5	142,342,984	18.5
Macquarie Investments US Inc. d/b/a Principal Commercial Capital(3)	Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	1	11,000,000	1.4
The Bank of New York Mellon(4)	The Bank of New York Mellon	1	50,000,000	6.5
Walker & Dunlop Commercial Property Funding I WF, LLC	Walker & Dunlop Commercial Property Funding I WF, LLC	2	31,521,007	4.1
Walker & Dunlop Commercial Property Funding I CS, LLC	Walker & Dunlop Commercial Property Funding I WF, LLC	1	11,660,000	1.5
	Total	37	$770,972,163	100.0%

(1)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp. and Barclays Bank PLC, and will be sold to the depositor by Citigroup Global Markets Realty Corp.

(2)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 225 Liberty Street, representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by Citigroup Global Markets Realty Corp., German American Capital Corporation and Wells Fargo Bank, National Association, and will be sold to the depositor by Citigroup Global Markets Realty Corp.

(3)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans.

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(4)	The mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as 600 Broadway, representing approximately 6.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is part of a loan combination that was co-originated by The Bank of New York Mellon and German American Capital Corporation, and will be sold to the depositor by The Bank of New York Mellon.

See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” and “—The Originators.”

Master Servicer	Wells Fargo Bank, National Association, a national banking association, will be the master servicer. The master servicer will, in general, be responsible for the master servicing and administration of the serviced mortgage loans and the related companion loans pursuant to the pooling and servicing agreement for this transaction (excluding those mortgage loans and companion loans that are part of outside serviced loan combinations and serviced under an outside servicing agreement as indicated in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC-D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—Servicers—The Master Servicer” and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

See “—The Mortgage Pool—The Loan Combinations” below for a discussion of the mortgage loans included in the issuing entity that are part of a loan combination and have one or more related companion loans held outside the issuing entity.

Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are serviced under the pooling and servicing agreement are referred to as “serviced mortgage loans,” “serviced companion loans” and “serviced loan combinations,” respectively. A serviced mortgage loan and a serviced companion loan may each also be referred to as a “serviced loan”. Any mortgage loans transferred to the issuing entity, related companion loans and related loan combinations that are not serviced under the pooling and servicing agreement, but are instead serviced under a separate pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement (in any such case, an “outside servicing agreement”) governing the securitization of one or more related companion loans, are referred to as “outside serviced mortgage loans,” “outside serviced companion loans,” and “outside serviced loan combinations,” respectively. An outside serviced mortgage loan and an outside serviced companion loan may each also be referred to as an “outside serviced loan”.

The mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus as 600 Broadway and Home Depot - Elk Grove Village, respectively, are each part of a loan combination that will initially be serviced pursuant to the pooling and servicing agreement for this securitization. However, in the case of each of those loan combinations, upon the inclusion of a designated companion loan in a future securitization, the servicing of the subject loan combination will shift to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement (i.e., the outside servicing

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agreement) governing that future securitization. Accordingly, in the case of each of the 600 Broadway mortgage loan and the Home Depot - Elk Grove Village mortgage loan, that mortgage loan, the related companion loan(s) and the related loan combination will be: (i) a serviced mortgage loan, serviced companion loan(s) and a serviced loan combination, respectively, prior to any such shift in servicing; and (ii) an outside serviced mortgage loan, outside serviced companion loan(s) and an outside serviced loan combination, after the related shift in servicing occurs. Each such mortgage loan, the related companion loan(s) and the related loan combination are sometimes referred to as a “servicing shift mortgage loan”, “servicing shift companion loan(s)” and a “servicing shift loan combination”.

The servicer(s) of those mortgage loans that, as of the closing date for this securitization, will be outside serviced mortgage loan(s) are set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Special Servicer	C-III Asset Management LLC, a Delaware limited liability company, will be the initial special servicer with respect to the serviced mortgage loans (other than any excluded special servicer mortgage loan) and the related serviced companion loans pursuant to the pooling and servicing agreement. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to the serviced mortgage loans and related serviced companion loans as to which a servicing transfer event (such as a default or an imminent default) has occurred, as well as any related REO properties acquired on behalf of the issuing entity and any related companion loan holders, and (ii) in certain circumstances, reviewing, evaluating, and providing or withholding consent as to certain major decisions and other transactions relating to such serviced mortgage loans and related serviced companion loans for which a servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal place of business of the special servicer is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039, and its telephone number is (972) 868-5390. See “Transaction Parties—Servicers—The Special Servicer”, and “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

If the special servicer becomes a borrower party (as defined under “—Directing Holder / Controlling Class Representative” below) with respect to any mortgage loan (such mortgage loan, an “excluded special servicer mortgage loan”), it will be required to resign with respect to the servicing of that mortgage loan. The controlling class representative (prior to the occurrence and continuance of a control termination event (as described under “—Directing Holder / Controlling Class Representative” below)) will be entitled to appoint a separate special servicer that is not a borrower party with respect to such excluded special servicer mortgage loan (such special servicer, an “excluded mortgage loan special servicer”) unless such excluded special servicer mortgage loan is also an excluded mortgage loan (as defined under “—Directing Holder / Controlling Class Representative” below), in which case the largest controlling class certificateholder (by certificate balance) that is not an excluded controlling class holder with respect to that mortgage loan will be entitled to appoint the excluded mortgage loan special servicer. A controlling

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class certificateholder that is a borrower party with respect to any mortgage loan will be an “excluded controlling class holder” with respect to that mortgage loan. See “—Directing Holder / Controlling Class Representative” below. Any excluded mortgage loan special servicer will be required to perform all of the obligations of the special servicer for the related excluded special servicer mortgage loan and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan. If neither the controlling class representative nor any controlling class certificateholder is entitled to appoint an excluded mortgage loan special servicer for an excluded special servicer mortgage loan, an excluded mortgage loan special servicer will be appointed in the manner described in this prospectus and as provided under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

C-III Asset Management LLC was appointed to be the special servicer at the direction of Raith Capital Partners, LLC or an affiliate, which is expected to be appointed as initial controlling class representative by Raith Capital Partners, LLC or one or more of its affiliates or managed funds, which are expected to purchase the Class E, Class F and Class G certificates (and may purchase certain other classes of certificates) on the closing date, thereby becoming the initial controlling class certificateholder(s). Accordingly, Raith Capital Partners, LLC or an affiliate, in its capacity as the initial controlling class representative, will be the initial directing holder with respect to the serviced loans other than (x) any serviced loan combination as to which the controlling note is held outside the issuing entity, and (y) any excluded mortgage loan. See “—Directing Holder / Controlling Class Representative” below and “The Pooling and Servicing Agreement—Directing Holder”.

The special servicer (but not the special servicer with respect to any outside serviced mortgage loan) may be removed in such capacity under the pooling and servicing agreement, with or without cause, as set forth under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, “—Servicer Termination Events” and “—Rights Upon Servicer Termination Event.”

A special servicer with respect to any outside serviced mortgage loan may only be removed in such capacity in accordance with the terms and provisions of the applicable outside servicing agreement and the co-lender agreement governing the related outside serviced loan combination.

The special servicer(s) of those mortgage loans that, as of the closing date for this securitization, will be outside serviced mortgage loan(s) are set forth in the table below titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations”. See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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PCC Mortgage Loan
Primary Servicer	Principal Global Investors, LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the master servicer, other than making advances, with respect to the mortgage loans sold to the depositor by Macquarie US Trading LLC d/b/a Principal Commercial Capital.

See “Transaction Parties—Servicers—The PCC Mortgage Loan Primary Servicer” in this prospectus. The master servicer will pay the fees of the primary servicer.

Trustee	Wilmington Trust, National Association, a national banking association, will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CGCMT 2016-P3. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and the related companion loans, although the assignment of mortgage for a servicing shift loan combination may not be recorded pending the applicable shift in servicing. In addition, subject to the terms of the pooling and servicing agreement, the trustee will be primarily responsible for back-up advancing. See “Transaction Parties—The Trustee” and “The Pooling and Servicing Agreement”.

With respect to each mortgage loan that, as of the closing date for this securitization, will be an outside serviced mortgage loan, the entity set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below, in its capacity as trustee under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction, is the mortgagee of record for that outside serviced mortgage loan and the related outside serviced companion loan(s). See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Certificate Administrator	Citibank, N.A., a national banking association organized under the laws of the United States, will initially act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust office of the Certificate Administrator responsible for: (i) administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2016-P3; and (ii) certificate transfer services and the presentment of Certificates for final payment thereon is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT 2016-P3. See “Transaction Parties—The Certificate Administrator” and “The Pooling and Servicing Agreement”.

The custodian with respect to each mortgage loan that, as of the closing date for this securitization transaction, will be an outside serviced mortgage loan will be the entity set forth in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below, in its capacity as custodian under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company, will be the operating advisor. Following the occurrence and continuance of certain trigger events, the operating advisor will have the following rights and duties with respect to the serviced mortgage loans: (i) certain review and reporting responsibilities with respect to the performance of the special servicer; (ii) certain non-binding consultation rights with the special servicer regarding major decisions on specially serviced loans; and (iii) in certain circumstances, the right to recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any outside serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—Operating Advisor”.

Asset Representations Reviewer	Park Bridge Lender Services LLC will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer” and “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Outside Servicers, Outside Special
Servicers, Outside Trustees
and Outside Custodians	The following loan combinations will or are expected to constitute the “outside serviced loan combinations” and will be (or, in the case of a servicing shift loan combination, following the inclusion of the applicable companion loan in a future securitization, will be) serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement governing the securitization of a related companion loan by the parties thereto, as set forth below:

(i) the loan combination secured by the mortgaged property identified on Annex A to this prospectus as 5 Penn Plaza is being serviced and administered pursuant to the pooling and servicing agreement (the “CGCMT 2016-GC36 pooling and servicing agreement”) for the commercial mortgage securitization transaction involving the issuance of the Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36, dated as of February 1, 2016, between Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer, Wells Fargo Bank, National Association, as special servicer and as certificate administrator, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer;

(ii) the loan combination secured by the mortgaged property identified on Annex A to this prospectus as 225 Liberty Street is being serviced and administered pursuant to the trust and servicing agreement (the “2016-225L trust and servicing agreement”) for the commercial mortgage securitization transaction involving the issuance of the 225 Liberty Street Trust 2016-225L, Commercial Mortgage Pass-Through Certificates, Series 2016-225L, dated as of February 6, 2016, between

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Citigroup Commercial Mortgage Securities Inc., as depositor, Wells Fargo Bank, National Association, as servicer, Trimont Real Estate Advisors, LLC, as special servicer, Wilmington Trust, National Association, as trustee, and Citibank, N.A., as certificate administrator;

(iii)	the loan combination secured by the portfolio of mortgaged properties identified on Annex A to this prospectus as Heritage Industrial Portfolio is being serviced and administered pursuant to the pooling and servicing agreement (the “WFCM 2015-P2 pooling and servicing agreement”) for the commercial mortgage securitization transaction involving the issuance of the Wells Fargo Commercial Mortgage Trust 2015-P2, Commercial Mortgage Pass-Through Certificates, Series 2015-P2, dated as of December 1, 2015, between Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer and as certificate administrator, C-III Asset Management LLC, as special servicer, Wilmington Trust, National Association, as trustee, and Pentalpha Surveillance LLC, as operating advisor and as asset representations reviewer;

(iv)	the loan combination secured by the mortgaged property identified on Annex A to this prospectus as One Court Square is being serviced and administered pursuant to the pooling and servicing agreement (the “WFCM 2015-NXS3 pooling and servicing agreement”), dated as of October 1, 2015, between Wells Fargo Commercial Mortgage Securities, Inc. as depositor, Wells Fargo Bank, National Association, as general master servicer, LNR Partners, LLC, as general special servicer, National Cooperative Bank, N.A., as NCB master servicer, National Cooperative Bank, N.A., as NCB special servicer, Midland Loan Services, a Division of PNC Bank, National Association, as One Court Square special servicer, Pentalpha Surveillance LLC, as trust advisor, Wells Fargo Bank, National Association, as certificate administrator, as tax administrator, and as custodian, and Wilmington Trust, National Association, as trustee; and

(v)	in the case of each servicing shift loan combination, from and after the inclusion of the applicable companion loan in a future securitization, that loan combination will be serviced and administered pursuant to the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement governing that future securitization, which agreement or other arrangement is expected to include a master servicer, a special servicer, a trustee and a custodian (or a party performing custodial duties), none of which have been identified.

Each of the pooling and servicing agreements, trust and servicing agreement, and/or other servicing arrangements identified in clauses (i) through (v) above is referred to herein as an “outside servicing agreement”; each master servicer identified in clauses (i) through (v) above is referred to herein as an “outside servicer”; each special servicer identified in clauses (i) through (v) above is referred to herein as an “outside special servicer”; each trustee identified in clauses (i) through (v) above is referred to herein as an “outside trustee”; each operating advisor identified in clauses (i) through (v) above is referred to herein as an “outside operating advisor”; and each custodian (or other party

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performing custodial duties) identified in clauses (i) through (v) above is referred to herein as an “outside custodian”. With respect to each outside serviced loan combination, the related outside servicer will have primary servicing responsibilities with respect to the entire loan combination, the related outside special servicer will serve as special servicer of the entire loan combination, the related outside trustee serves as mortgagee of record with respect to the entire loan combination, and the related outside custodian serves as custodian with respect to the mortgage loan file for the related loan combination (other than with respect to the related promissory note evidencing each related mortgage loan that will be contributed to this securitization transaction and any promissory note evidencing any related companion loan(s) not included in the subject controlling securitization transaction).

None of the master servicer or the special servicer (in each such capacity) or any other party to this securitization transaction is responsible for the performance by any party to an outside servicing agreement of its duties thereunder, including with respect to the servicing of each of the subject mortgage loans held by the issuing entity that is included in the subject outside serviced loan combination.

See “Transaction Parties—Servicers—The Outside Servicers and the Outside Special Servicers” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans.”

Directing Holder / Controlling Class
Representative	The “directing holder” with respect to any serviced mortgage loan or, if applicable, serviced loan combination under the pooling and servicing agreement will be:

• with respect to any such mortgage loan (other than an excluded mortgage loan) or loan combination (other than any serviced loan combination as to which the controlling note is held outside the issuing entity), the controlling class representative; and

• with respect to any serviced loan combination as to which the controlling note is held outside the issuing entity (sometimes referred to in this prospectus as a “serviced outside controlled loan combination”), the holder of the related controlling note (sometimes referred to as an “outside controlling noteholder”).

The “controlling class representative” under the pooling and servicing agreement will be the controlling class certificateholder or other representative selected by more than 50% of the controlling class certificateholders (by certificate balance). No person may exercise any of the rights and powers of the controlling class representative with respect to an excluded mortgage loan.

An “excluded mortgage loan” is a mortgage loan or loan combination with respect to which the controlling class representative or a holder of more than 50% of the controlling class of certificates (by certificate balance) is (i) a borrower, a mortgagor or a manager of a mortgaged property or any affiliate of any of the foregoing or (ii) a lender under a mezzanine loan, secured by a pledge of the direct (or indirect) equity interests in the borrower under that mortgage loan or loan combination, that has accelerated such mezzanine loan or commenced foreclosure proceedings against the equity collateral pledged to secure that mezzanine loan or any affiliate of such accelerating or foreclosing mezzanine lender (any such person described in clauses (i) or (ii) above,

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a “borrower party”). Solely for the purposes of the definition of “borrower party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the ownership interests in such specified person.

In general, the controlling class will be the most subordinate class of the Class E, Class F and Class G certificates that has an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates, or if no such class meets the preceding requirement, then the Class E certificates will be the controlling class. The controlling class as of the Closing Date will be the Class G certificates. See “Description of the Certificates—Voting Rights” and “The Pooling and Servicing Agreement—Directing Holder”. No other class of certificates will be eligible to act as the controlling class or appoint a controlling class representative.

With respect to the serviced mortgage loans and serviced loan combinations (and, other than in the case of a serviced outside controlled loan combination, prior to the occurrence of certain appraisal or other trigger events):

• the related directing holder will have certain consent and/or consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to such mortgage loan or, if applicable, loan combination, and

• the related directing holder will have the right to remove and replace the special servicer, with or without cause, with respect to such mortgage loan or, if applicable, loan combination.

If and to the extent that the holder of a mortgage loan included in any serviced outside controlled loan combination has consultation rights, then prior to certain trigger events the controlling class representative may consult with respect to certain major decisions and other matters with respect to such loan combination.

After the occurrence and during the continuance of a control termination event (as described below), the consent and special servicer replacement rights of the controlling class representative will terminate, however, the controlling class representative will retain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters with respect to the applicable serviced loans. After the occurrence and during the continuance of a consultation termination event (as described below), all of these rights of the controlling class representative with respect to the applicable serviced loans will terminate. See “The Pooling and Servicing Agreement—Directing Holder”.

If, with respect to any serviced outside controlled loan combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement and/or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and

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consultation rights and special servicer replacement rights in a manner similar to that described in the prior paragraph with respect to the controlling class representative for this securitization. However, if the related controlling note for any such serviced outside controlled loan combination is not included in a separate securitization trust, the related outside controlling note holder may not lose such rights under the related co-lender agreement.

A “control termination event” will either (a) occur when none of the classes of Class E, Class F and Class G certificates has an outstanding certificate balance (as notionally reduced by any appraisal reduction amounts then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a control termination event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the classes of Class E, Class F and Class G certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a control termination event will be deemed to exist.

A “consultation termination event” will either (a) occur when none of the classes of Class E, Class F and Class G Certificates has an outstanding certificate balance, without regard to the allocation of any appraisal reduction amounts, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described under “The Pooling and Servicing Agreement—Directing Holder—General” in this prospectus; provided, however, that a consultation termination event will in no event exist at any time that the aggregate certificate balance of each class of certificates (other than the classes of Class E, Class F and Class G certificates) (without regard to the allocation of appraisal reduction amounts) has been reduced to zero. With respect to excluded mortgage loans, a consultation termination event will be deemed to exist.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E certificates are the controlling class certificates, the holder of more than 50% of the controlling class certificates (by outstanding certificate balance) may waive its right to act as or appoint a controlling class representative and to exercise any of the rights of the controlling class representative or cause the exercise of any of the rights of the controlling class representative set forth in the pooling and servicing agreement (in general, as to such certificateholder and not as to any successor certificateholder), by following the specific procedures set forth in the pooling and servicing agreement. See “The Pooling and Servicing Agreement—Directing Holder”.

Raith Capital Partners, LLC or one or more of its affiliates or managed funds are expected, on the closing date (i) to purchase the Class E, Class F and Class G certificates, and (ii) to appoint Raith Capital Partners, LLC or an affiliate to be the initial controlling class representative (and, accordingly, initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement for this securitization transaction other than (x) any serviced loan combination as to which the controlling note is held outside the issuing entity, and (y) any excluded mortgage loan).

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For so long as it is serviced pursuant to the pooling and servicing agreement for this securitization, each servicing shift loan combination will be a serviced outside controlled loan combination.

With respect to any subordinate companion loan that is part of a serviced loan combination, during such time as the holder of the applicable subordinate companion loan is no longer permitted to exercise control or consultation rights under the related co-lender agreement, the controlling class representative (as directing holder) will generally have the same consent and consultation rights with respect to the related serviced mortgage loan (and any related companion loan(s)) as it does for the other mortgage loans in the pool that are not part of a loan combination.

With respect to those mortgage loans that, as of the closing date for this securitization, will be outside serviced mortgage loans, the entity identified in the table titled “Outside Serviced Mortgage Loans Summary” under “—The Mortgage Pool—The Loan Combinations” below is the initial controlling class representative (or equivalent entity) (referred to as an “outside controlling class representative”) under the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the indicated transaction or other directing holder for the related outside serviced loan combination, and such entity will have certain consent and consultation rights and special servicer replacement rights with respect to the related outside serviced loan combination, which are substantially similar, but not identical, to those of the controlling class representative under the pooling and servicing agreement for this securitization, subject to similar appraisal and other trigger events. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The controlling class representative, any outside controlling class representative or any other related directing holder may direct the special servicer or the outside special servicer, as applicable, to take actions with respect to the servicing of the applicable mortgage loan(s) and/or loan combination(s) that could adversely affect the holders of some or all of the classes of certificates, and may remove and replace the special servicer or the outside special servicer, as applicable, with respect to the applicable mortgage loan(s) and/or loan combination(s) with or without cause. The controlling class representative, any outside controlling class representative or any other related directing holder may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”.

Significant Affiliations
and Relationships	Certain parties to this securitization transaction, as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Transaction Party and Related Party Affiliations”, may:

• serve in multiple capacities with respect to this securitization transaction;

• be affiliated with other parties to this securitization transaction, a controlling class certificateholder, the controlling class representative, an outside controlling class representative and/or the holder of a companion loan or any securities backed in whole or in part by a companion loan;

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•	serve as an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer with respect to any securitization involving a companion loan in an outside serviced loan combination; or

•	be affiliated with an outside servicer, outside special servicer, outside trustee, outside custodian, outside operating advisor or asset representations reviewer with respect to any securitization involving a companion loan in an outside serviced loan combination.

In addition, certain parties to this securitization transaction or a directing holder may otherwise have financial relationships with other parties to this securitization transaction. Such relationships may include, without limitation:

•	serving as warehouse lender to one or more of the sponsors and/or originators of this securitization transaction through a repurchase facility or otherwise (including with respect to certain mortgage loans to be contributed to this securitization transaction), where the proceeds received by such sponsor(s) and/or originator(s) in connection with the contribution of mortgage loans to this securitization transaction will be applied to, among other things, reacquire the financed mortgage loans from the repurchase counterparty or other warehouse provider (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Warehouse Financing Arrangements”);

•	serving as interim servicer for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim Servicing Arrangements”);

•	serving as interim custodian for one or more of the sponsors and/or originators of this securitization transaction (including with respect to certain mortgage loans to be contributed by such sponsor(s) and/or originator(s) to this securitization transaction) (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Interim and Other Custodial Arrangements”);

•	entering into one or more agreements with the sponsors to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans; and/or

•	performing due diligence services prior to the securitization closing date for one or more sponsors, a controlling class certificateholder or the controlling class representative with respect to certain of the mortgage loans to be contributed to this securitization transaction (see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Other Arrangements”).

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In addition, certain of the sponsors and/or other parties to this securitization transaction or their respective affiliates may hold mezzanine debt, a companion loan, securities backed in whole or in part by a companion loan, or other additional debt related to one or more of the mortgage loans to be included in this securitization transaction, and as such may have certain rights relating to the related mortgage loan(s) and/or loan combination(s), as described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties—Loan Combination and Mezzanine Loan Arrangements”. In the event a sponsor or other party to this securitization transaction or any affiliate of any of the foregoing includes any companion loan in a separate securitization transaction, such sponsor, other party or affiliate may be obligated to repurchase such companion loan from the applicable separate securitization trust in connection with certain breaches of representations and warranties and certain document defects.

Each of the foregoing relationships, to the extent applicable, is described under “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the due date in April 2016 for that mortgage loan (or, in the case of any mortgage loan that has its first due date in May 2016, the date that would have been its due date in April 2016 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Closing Date	On or about April 13, 2016.

Distribution Date	The 4th business day following the related determination date of each month, beginning in May 2016.

Determination Date	The 11th day of each calendar month or, if the 11th day is not a business day, then the business day following such 11th day, beginning in May 2016.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs (or, in the event the closing date occurs in the same month as the first distribution date, the first record date shall be the closing date).

Interest Accrual Period	With respect to any distribution date, the calendar month preceding the month in which that distribution date occurs. Interest will be calculated on the offered certificates assuming each month has 30 days and each year has 360 days.

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Collection Period	With respect to any distribution date, the period commencing on the day immediately following the determination date in the month preceding the month in which the applicable distribution date occurs (or, in the case of the distribution date occurring in May 2016, with respect to any particular mortgage loan, beginning on the day after the cut-off date) and ending on and including the determination date in the month in which the applicable distribution date occurs.

Assumed Final Distribution Date	Class A-1	September 2020
	Class A-2	March 2021
	Class A-3	January 2026
	Class A-4	February 2026
	Class A-AB	August 2025
	Class X-A	March 2026
	Class X-B	March 2026
	Class A-S	March 2026
	Class B	March 2026
	Class EC	March 2026
	Class C	March 2026

The assumed final distribution date for each class of offered certificates is the date on which that class is expected to be paid in full (or, in the case of each class of the Class X-A and Class X-B certificates, the date on which the related notional amount is reduced to zero), assuming no delinquencies, losses, modifications, extensions or accelerations of maturity dates, repurchases or prepayments of the mortgage loans after the initial issuance of the offered certificates (other than the assumed repayment of a mortgage loan on any anticipated repayment date for such mortgage loan).

The assumed final distribution date with respect to each class of the Class A-S, Class B, Class EC and Class C certificates assumes that the maximum certificate balance of that class of certificates was issued on the closing date and there were no subsequent exchanges of such certificates.

Rated Final Distribution Date	As to each class of offered certificates, the distribution date in April 2049.

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Transaction Overview

General		On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a New York common law trust created on the closing date. The issuing entity will be formed pursuant to a pooling and servicing agreement, to be entered into between the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the certificates, as well as the sales of the offered certificates by the depositor to the underwriters and by the underwriters to investors that purchase from them, are illustrated below:

The Certificates

The Offered Certificates

A.	General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2016-P3:

		•	Class A-1

		•	Class A-2

		•	Class A-3

		•	Class A-4

		•	Class A-AB

		•	Class X-A

		•	Class X-B

		•	Class A-S

		•	Class B

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• Class EC

• Class C

The Series 2016-P3 certificates will consist of the above classes, together with the following classes that are not being offered by this prospectus: Class D, Class X-D, Class E, Class F, Class G and Class R certificates.

B.	Certificate Balances
	or Notional Amounts	Subject to the discussion in the following paragraph, each class of the offered certificates will have the approximate initial certificate balance (or notional amount, in the case of each class of the Class X-A and Class X-B certificates) set forth in the table under “Certificate Summary” in this prospectus, which certificate balance (or notional amount) may vary up to 5% on the closing date.

The initial certificate balance of each class of the Class A-S, Class B and Class C certificates shown in the table under “Certificate Summary” in this prospectus represents the maximum certificate balance of such class without giving effect to any issuance of Class EC certificates. The initial certificate balance of the Class EC certificates shown in the table under “Certificate Summary” in this prospectus is equal to the aggregate of the maximum initial certificate balances of the Class A-S, Class B and Class C certificates, which is the maximum certificate balance of the Class EC certificates that could be issued in an exchange. The actual certificate balance of the Class EC certificates or any class of exchangeable certificates issued on the closing date may be less than the maximum certificate balance of that class and may be zero. The certificate balances of the Class A-S, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class EC certificates issued on the closing date.

The aggregate certificate balance of any class of principal balance certificates or trust component outstanding at any time represents the maximum amount that its holders (or, in the case of a trust component, the holders of the Class EC certificates and the class of exchangeable certificates evidencing an interest in that trust component) are entitled to receive at such time as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the issuing entity, subject to reduction as described below in this “—The Certificates—The Offered Certificates” section.

See “Description of the Certificates—General” in this prospectus.

C.	Pass-Through Rates	Each class of the offered certificates (other than the Class EC certificates) will accrue interest at an annual rate called a pass-through rate on the basis of a 360-day year consisting of twelve 30-day months or a “30/360 basis.” The approximate initial pass-through rate for each class of offered certificates is set forth in the table under “Certificate Summary” in this prospectus.

For any distribution date, the pass-through rates of the offered certificates (other than the Class EC, Class X-A and Class X-B certificates) will each be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time,

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(iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate specified in clause (ii), or (iv) the weighted average rate specified in clause (ii) less a specified percentage.

The pass-through rate of the Class X-A certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component as described in this prospectus.

The pass-through rate of the Class X-B certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate of the Class B trust component as described in this prospectus.

The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B and Class C trust components represented by the Class EC certificates. The pass-through rates on the Class A-S, Class B and Class C trust components will at all times be the same as the pass-through rates on the Class A-S, Class B and Class C certificates, respectively.

For purposes of calculating the pass-through rate on any class of certificates or trust component that has a pass-through rate limited by, equal to or based on the weighted average of the net mortgage interest rates on the mortgage loans:

• the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date (if applicable), any loan term modifications agreed to by the master servicer, an outside servicer, the special servicer or an outside special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency; and

• with respect to each mortgage loan that accrues interest on the basis of the actual number of days in a month, assuming a 360-day year, the related mortgage loan interest rate (net of the administrative fee rate) for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in that month, calculated on a 30/360 basis, will equal the amount of net interest that actually accrues on that mortgage loan in that month, adjusted for any withheld amounts and/or closing date deposits as described under “Description of the Certificates— Distributions” and “The Pooling and Servicing Agreement—Accounts” in this prospectus.

See “Description of the Certificates—Distributions—Priority of Distributions”, “—Distributions—Pass-Through Rates” and “—Distributions—Interest Distribution Amounts” in this prospectus.

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D.	Exchangeable Certificates	If you own Class A-S, Class B and Class C certificates in an exchange proportion that we describe in this prospectus, you will be able to exchange them for a proportionate interest in the Class EC certificates, and vice versa. The Class A-S, Class B and Class C certificates are collectively referred to as “exchangeable certificates.” You can exchange your exchangeable certificates or Class EC certificates by notifying the certificate administrator. If you own Class EC certificates, those certificates will entitle you to receive principal and interest in the amounts that would otherwise have been payable on the applicable proportion of Class A-S, Class B and Class C certificates exchangeable for those Class EC certificates. Any such allocations of principal and interest as between classes of exchangeable certificates will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this prospectus.

See “Description of the Certificates—Exchangeable Certificates” in this prospectus for a description of the exchangeable certificates and exchange procedures. See also “Risk Factors—The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks.”

E.	Servicing and
	Administration Fees	The master servicer and the special servicer are entitled to a master servicing fee and a special servicing fee, respectively, generally from the interest payments on the mortgage loans (or any serviced loan combinations, if applicable) in the case of the master servicer, and from the collection account in the case of the special servicer; provided, that the special servicer for this securitization transaction (acting in such capacity) will not receive any special servicing fee with respect to any outside serviced mortgage loan. The master servicing fee for each distribution date will be calculated based on: (i) the outstanding principal balance of each mortgage loan in the issuing entity and each serviced companion loan and any successor REO loan; and (ii) the related master servicing fee rate, which includes any sub-servicing fee rate and primary servicing fee rate and ranges on a loan-by-loan basis from 0.0050% to 0.0550% per annum. For presentation purposes, the master servicing fee rate includes, with respect to an outside serviced mortgage loan, the servicing fee rate payable to the outside servicer.

The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in permitted investments to the extent specified in this prospectus and the pooling and servicing agreement.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each specially serviced loan or REO loan (that is not part of an outside serviced loan combination) and the special servicing fee rate, which is equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 for the related month.

In addition, the special servicer is entitled to (a) liquidation fees from (and generally calculated at a rate of 1.0%, or such lower rate as would not result in a liquidation fee that is more than $1,000,000, applied to) the recovery of liquidation proceeds, insurance proceeds, condemnation proceeds and other payments in connection with a full or discounted payoff of a specially serviced loan or REO loan (that is not part of an outside serviced loan combination), subject to a minimum liquidation fee of $25,000, and (b) workout fees from (and generally calculated at a rate

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of 1.0%, or such lower or higher rate as would not result in a workout fee that is more than $1,000,000 or less than $25,000, applied to) collections on any mortgage loan or companion loan serviced under the pooling and servicing agreement for this securitization transaction, that had previously been a specially serviced loan, but had been worked out, in each case net of certain amounts and calculated as further described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

With respect to the outside serviced mortgage loans set forth in the table below, the outside servicer under the outside servicing agreement governing the servicing of that loan will be entitled to a servicing fee at a rate equal to a per annum rate set forth in the table below, and the outside special servicer under the related outside servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate, as well as a workout fee and liquidation fee at the respective percentages, set forth below. In addition, each party to the outside servicing agreement governing the servicing of an outside serviced loan combination will be entitled to receive other fees and reimbursements with respect to each outside serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the subject outside serviced loan combination), such amounts will be reimbursable from general collections on the mortgage loans in this securitization to the extent that such amounts are (i) not recoverable from the subject outside serviced loan combination and (ii) allocable to the related outside serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Outside Serviced Mortgage Loans

Mortgaged Property Name	Outside (Primary) Servicer Fee	Outside Special Servicer Fee	Workout Fee(1)	Liquidation Fee(1)
5 Penn Plaza	0.0025%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.00%	1.00%
225 Liberty Street	0.0025%	0.25%	0.50%	0.50%
Heritage Industrial Portfolio	0.0200%	the greater of 0.25% per annum and the rate that would result in a special servicing fee of $3,500 per month	1.00%	1.00%
One Court Square	0.0025%	the greater of 0.15% per annum and the rate that would result in a special servicing fee of $3,500 per month	0.50%	0.50%

(1)	Subject to such limitations and minimum thresholds as may be provided in the related outside servicing agreement. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee table and the related footnotes contained under that heading).

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” and “—Servicing and Other Compensation and Payment of Expenses”.

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Additionally, with respect to a servicing shift mortgage loan after the related shift in servicing occurs, the outside servicer under the outside servicing agreement governing the servicing of that loan will be entitled to a servicing fee, and the outside special servicer under the related outside servicing agreement will be entitled to a special servicing fee, as well as a workout fee and liquidation fee. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” (including the fee table and the related footnotes contained under that heading). With respect to (a) the 600 Broadway mortgage loan after the related shift in servicing occurs and while it is an outside serviced mortgage loan, the related outside servicer (or primary servicer) will be entitled to a primary servicing fee that is expected to accrue at 0.0025% per annum, and the related outside special servicer will be entitled to (i) a special servicing fee accruing at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 0.25% per annum), (ii) a workout fee calculated at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 1.0%), and (iii) a liquidation fee calculated at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 1.0%); and (b) the Home Depot - Elk Grove Village mortgage loan after the related shift in servicing occurs and while it is an outside serviced mortgage loan, the related outside servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate to be specified in the related outside servicing agreement, and the related outside special servicer will be entitled to (i) a special servicing fee accruing at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 0.25% per annum), (ii) a workout fee calculated at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 1.0%), and (iii) a liquidation fee calculated at the rate to be specified in the related outside servicing agreement (which, pursuant to the related co-lender agreement, will be no greater than 1.0%).

The operating advisor is entitled to a fee from general collections on the mortgage loans for each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity and each successor REO loan and the operating advisor fee rate of (i) 0.0018% per annum with respect to each mortgage loan other than the mortgage loans secured by the mortgaged properties or portfolio of mortgaged properties identified on Annex A to this prospectus as Empire Mall, Marriott Midwest Portfolio, 79 Madison Avenue, GFH Brennan Industrial Portfolio and Marriott Monterey, respectively; (ii) 0.0033% per annum with respect to the Empire Mall mortgage loan; (iii) 0.0036% per annum with respect to the Marriott Midwest Portfolio mortgage loan; (iv) 0.0040% per annum with respect to the 79 Madison Avenue mortgage loan; (v) 0.0043% per annum with respect to the GFH Brennan Industrial Portfolio mortgage loan; and (vi) 0.0047% per annum with respect to the Marriott Monterey mortgage loan. The operating advisor is also entitled to a consulting fee with respect to each major decision as to which the operating advisor has consultation rights, which will be a fee for each such major decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to the subject serviced mortgage loan (or serviced loan combination, if applicable).

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The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date to be paid by the sponsors. The asset representations reviewer will also be entitled to an ongoing fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00032%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement are generally payable prior to any distributions to certificateholders.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® (“CREFC®”) as an intellectual property royalty license fee for use of their names and trademarks, including in the investor reporting package. This fee will be payable prior to any distributions to certificateholders.

The fees of the trustee and the certificate administrator will be payable monthly from general collections on the mortgage loans for each distribution date, calculated on the outstanding principal balance of the pool of mortgage loans in the issuing entity and the combined trustee/certificate administrator fee rate of 0.0055% per annum.

Each of the master servicing fee, the special servicing fee, the operating advisor fee, the asset representations reviewer ongoing fee, the CREFC® intellectual property royalty license fee and the trustee/certificate administrator fee will be calculated on the same interest accrual basis as the related mortgage loan (or any related serviced companion loan) and prorated for any partial period. See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus.

The administrative fee rate will be the sum of the master servicing fee rate (which, with respect to each outside serviced mortgage loan, includes the per annum servicing fee rate payable to the outside servicer), the operating advisor fee rate, the CREFC® intellectual property royalty license fee rate, the asset representations reviewer ongoing fee rate and the trustee/certificate administrator fee rate and is set forth on Annex A to this prospectus for each mortgage loan.

The master servicing fees, the special servicing fees, the liquidation fees, the workout fees, the operating advisor fees, the CREFC® intellectual property royalty license fee, the asset representations reviewer ongoing fee and the trustee/certificate administrator fees, including any such fees payable with respect to the outside serviced mortgage loans, will be paid prior to distributions to certificateholders of the available distribution amount as described under “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount” in this prospectus.

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Also, see “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

See “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”. See also “The Pooling and Servicing Agreement—Withdrawals from the Collection Account” and “Description of the Certificates—Distributions—Method, Timing and Amount”.

Distributions

A.	Amount and Order of
	Distributions	On each distribution date, funds available for distribution from the mortgage loans, net of (i) specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer, and (ii) any yield maintenance charges and prepayment premiums, will be distributed in the following amounts and order of priority:

First: Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates: to interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, up to, and pro rata in accordance with, their respective interest entitlements.

Second: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to the extent of funds allocable to principal received or advanced on the mortgage loans:

		(A)	to principal on the Class A-AB certificates until their certificate balance has been reduced to the Class A-AB scheduled principal balance set forth on Annex F to this prospectus for the relevant distribution date;

		(B)	to principal on the Class A-1 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clause (A) above;

		(C)	to principal on the Class A-2 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) and (B) above;

		(D)	to principal on the Class A-3 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (C) above;

		(E)	to principal on the Class A-4 certificates until their certificate balance has been reduced to zero, all remaining funds available for distribution of principal remaining after the distributions pursuant to clauses (A) through (D) above; and

		(F)	to principal on the Class A-AB certificates until their certificate balance has been reduced to zero, all remaining funds available

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for distribution of principal remaining after the distributions pursuant to clauses (A) through (E) above.

However, if the certificate balances of each and every class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses (and other unanticipated expenses) to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on their respective certificate balances and without regard to the Class A-AB scheduled principal balance.

Third: Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates: to reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, pro rata, based on the aggregate unreimbursed losses, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest.

Fourth: Class A-S trust component: To pay amounts on the Class A-S trust component and, thus, concurrently, to the Class A-S and Class EC certificates as follows: (a) to interest on the Class A-S trust component (and, therefore, to the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates), to principal on the Class A-S trust component (and, therefore, to the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S trust component (and, therefore, the Class A-S and Class EC certificates pro rata based on their respective percentage interests in the Class A-S trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Fifth: Class B trust component: To pay amounts on the Class B trust component and, thus, concurrently, to the Class B and Class EC certificates as follows: (a) to interest on the Class B trust component (and, therefore, to the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component), to principal on the Class B trust component (and, therefore, to the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class B trust component (and, therefore, the Class B and Class EC certificates pro rata based on their respective percentage interests in the Class B trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

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Sixth: Class C trust component: To pay amounts on the Class C trust component and, thus, concurrently, to the Class C and Class EC certificates as follows: (a) to interest on the Class C trust component (and, therefore, to the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class and trust component with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S and Class B trust components), to principal on the Class C trust component (and, therefore, to the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) until its certificate balance has been reduced to zero; and (c) to reimburse the Class C trust component (and, therefore, the Class C and Class EC certificates pro rata based on their respective percentage interests in the Class C trust component) for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that trust component (and, therefore, those certificates), together with interest.

Seventh: Non-offered certificates: in the amounts and order of priority described in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

For more information, see “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

B.	Interest and Principal
	Entitlements	A description of each class’s and trust component’s interest entitlement can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the related pass-through rate on your certificate’s principal amount or notional amount (or, in the case of the Class EC certificates, the related pass-through rates on the applicable percentage interest of the related certificate balances of the Class A-S, Class B and Class C trust components).

On each distribution date, the Class EC certificates will be entitled to receive a proportionate share of the amounts distributable on the Class A-S, Class B and Class C trust components, and therefore, of the amounts that would otherwise have been distributed as interest and principal payments on the Class A-S, Class B and Class C certificates had an exchange not occurred, as described under “Description of the Certificates—Exchangeable Certificates” in this prospectus. Any such allocations of principal and interest as between the Class EC certificates, on the one hand, and the Class A-S, Class B and Class C certificates, on the other, will have no effect on the principal or interest entitlements of any other class of certificates.

A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “—Distributions—Priority of Distributions” in this prospectus.

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C.	Yield Maintenance Charges and
	Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums.”

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

D.	Subordination, Allocation of
	Losses and Certain Expenses	The amount available for distribution will be applied in the order described in “—Distributions—Amount and Order of Distributions” above.

The following chart generally describes the manner in which the payment rights of certain classes of certificates and trust components will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates and trust components. The chart shows entitlement to receive principal and interest (other than excess interest that accrues on a mortgage loan that has an anticipated repayment date (if any)) on any distribution date in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates). Among the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates, payment rights of certain classes will be more particularly described in “Description of the Certificates—Distributions” in this prospectus. It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with certain Series 2016-P3 certificates that are not being offered by this prospectus). Principal losses on the mortgage loans allocated to a class of certificates or trust component will reduce the related certificate balance of that class or trust component. However, no such principal losses will be allocated to the Class R, Class X-A, Class X-B or Class X-D certificates, although loan losses will reduce the notional amount of the Class X-A certificates (to the extent such losses are allocated to the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component), the Class X-B certificates (to the extent such losses are allocated to the Class B trust component) and the Class X-D certificates (to the extent such losses are allocated to the Class D certificates), and, therefore, the amount of interest they accrue.

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*	Interest only certificates. No principal payments or realized loan losses in respect of principal will be allocated to the Class X-A and Class X-B certificates. However, mortgage loan losses will reduce the notional amounts of the Class X-A and Class X-B certificates, in each case, to the extent such losses reduce the certificate balance of a related class of principal balance certificates or a related trust component.

**	Distributions and losses allocated to a trust component will be concurrently allocated to the related class of exchangeable certificates that evidences a percentage interest in such trust component and to the Class EC certificates. Distributions of principal and interest and allocations of mortgage loan losses to the Class A-S trust component will be made pro rata to the Class A-S certificates and the Class EC certificates in proportion to their respective percentage interests in the Class A-S trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class EC certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class EC certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Certificates—Distributions” in this prospectus.

***	Other than the Class R certificates.

Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

Mortgage loan losses and principal payments, if any, on the mortgage loans that are allocated to a class of certificates having a certificate balance will reduce that certificate balance.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any

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losses allocated to your offered certificates (or, in the case of the Class EC certificates, allocated to the percentage interests evidenced thereby in the Class A-S, Class B and/or Class C trust components, as applicable) with interest at the pass-through rate on those offered certificates or trust components.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

E.	Shortfalls in Available Funds	The following types of shortfalls in available funds will reduce distributions to the classes of certificates or trust components with the lowest payment priorities:

		•	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer or the outside special servicer, as applicable, is entitled to receive;

		•	shortfalls resulting from the payment of asset representations reviewer asset review fees payable in connection with any asset review by the asset representations reviewer to the extent not paid by the related sponsor;

		•	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee, or an outside servicer, outside special servicer or outside trustee, as applicable (to the extent not covered by late payment charges or default interest paid by the related borrower);

		•	shortfalls resulting from the application of appraisal reductions to reduce interest advances;

		•	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement and the parties to the outside pooling and servicing agreement;

		•	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and

		•	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the interest-bearing certificates (other than the Class A-S, Class B, Class EC and Class C certificates) and the trust components (and, therefore, the Class A-S, Class B, Class EC and Class C certificates), on a pro rata basis, to reduce the amount of the interest payment on such classes of certificates and trust components. See “Description of the Certificates—Distributions—Priority of Distributions”.

Advances

A.	Principal and Interest Advances	The master servicer is required to advance delinquent monthly debt service payments with respect to each mortgage loan (including any

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REO mortgage loan) in the issuing entity (including the outside serviced mortgage loans), unless it determines that the advance will be non-recoverable from collections on that mortgage loan. The master servicer will not be required to advance amounts deemed non-recoverable from related loan collections. The master servicer will not be required or permitted to make an advance for balloon payments, default interest, excess interest, any other interest in excess of a mortgage loan’s regular interest rate, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the companion loan(s). The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction amount exists with respect to the related mortgage loan (and with respect to any mortgage loan that is part of a loan combination, to the extent that such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest.

In the event that the master servicer fails to make any required advance, the trustee will be required to make that advance unless the trustee determines that the advance will be non-recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee/certificate administrator fee, the operating advisor fee, the asset representations reviewer ongoing fee and the CREFC® intellectual property royalty license fee. The master servicer or trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

None of the master servicer, the special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.

B.	Property Protection Advances	The master servicer also may be required to make advances to pay delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and similar expenses necessary to protect and maintain the mortgaged property, to maintain the lien on the mortgaged property or enforce the related mortgage loan documents with respect to the mortgage loans and any companion loans (other than those that are part of an outside serviced loan combination), unless the advance is determined to be non-recoverable from related loan proceeds.

The special servicer will have no obligation to make any property protection advances (although it may elect to make them in an emergency circumstance). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be non- recoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.

In the event that the master servicer fails to make a required advance of this type, the trustee will be required to make that advance unless the trustee determines that the advance is non-recoverable from related loan collections. The master servicer is not required, but in certain circumstances is permitted, to advance amounts deemed non-

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recoverable from related loan collections. See “The Pooling and Servicing Agreement—Advances”. The master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement from general collections on the mortgage loans for advances determined to be non-recoverable from related loan collections. This may result in losses on your certificates.

With respect to each outside serviced mortgage loan, the outside servicer (and the outside trustee, as applicable) under the outside servicing agreement governing the servicing of the related outside serviced loan combination will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C.	Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on all advances as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. No interest will accrue on advances with respect to principal or interest due on a mortgage loan until any grace period applicable to the scheduled monthly payment on that mortgage loan has expired.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on advances they make at the prime rate, compounded annually. If the interest on an advance is not recovered from default interest or late payments on the mortgage loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted mortgage loan.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “The Pooling and Servicing Agreement—Advances”.

With respect to each outside serviced mortgage loan, the applicable makers of advances under the outside servicing agreement governing the servicing of the related outside serviced loan combination will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such outside serviced loan combination may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from collections on the related outside serviced loan combination and to the extent allocable to the related outside serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

General		The issuing entity’s primary assets will be 37 fixed rate mortgage loans, with an aggregate outstanding principal balance as of the cut-off date of $770,972,163. The mortgage loans are secured by first liens on various types of commercial, multifamily and manufactured housing community properties, located in 26 states. See “Risk Factors—Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain”.

Fee Simple / Leasehold		Seventy-three (73) mortgaged properties, collectively securing approximately 86.3% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, are each subject to a mortgage, deed of trust or similar security instrument

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that creates a first mortgage lien on a fee simple estate in the entire related mortgaged property. For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the mortgaged property, or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

One (1) mortgaged property, securing approximately 8.4% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on (x) one or more leasehold interests in a material portion of the related mortgaged property and (y) one or more fee interests in the remaining portion of the related mortgaged property.

One (1) mortgaged property, securing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans, by allocated loan amount, as of the cut-off date, is subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien solely on the borrower’s leasehold interest in the related mortgaged property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests”.

The Loan Combinations	Eleven (11) mortgage loans, collectively representing approximately 59.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a split loan structure (referred to as a “loan combination”) that is comprised of the subject mortgage loan (sometimes referred to as a “split mortgage loan”) and one or more related pari passu or subordinate companion loans (each referred to as a “companion loan”) that are held outside the issuing entity. The subject mortgage loan and its related companion loan(s) comprising any particular loan combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related mortgaged property or portfolio of mortgaged properties.

A companion loan may be pari passu in right of payment with, or subordinate in right of payment to, the related mortgage loan. In connection therewith:

• If a companion loan is pari passu in right of payment with the related split mortgage loan, then such companion loan would constitute a “pari passu companion loan” and the related loan combination would constitute a “pari passu loan combination”.

• If a companion loan is subordinate in right of payment to the related split mortgage loan, then such companion loan would constitute a “subordinate companion loan” and the related loan combination would constitute an “AB loan combination”.

• If a loan combination includes both a pari passu companion loan and a subordinate companion loan, the discussions in this prospectus regarding both pari passu loan combinations and AB loan combinations will apply to such loan combination.

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The identity of, and certain other information regarding, the loan combinations related to this securitization transaction are set forth in the following table:

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Mortgage Loan as % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Holder(s) of Companion Loan(s)	Mortgage Loan LTV Ratio(1)	Loan Combination LTV Ratio(2)	Mortgage Loan Underwritten NCF DSCR(1)	Loan Combination Underwritten NCF DSCR(2)	Controlling Note Included in Issuing Entity (Y/N) / If no, Identity of Controlling Note / Outside Controlling Noteholder
Empire Mall(3)	Société Générale	$65,000,000	8.4%	$125,000,000(3)	N/A	Various(3)	54.3%	54.3%	1.80x	1.80x	Y
Marriott Midwest Portfolio(4)	PCC	$55,000,000	7.1%	$27,500,000(4)	N/A	PCC(4)	60.3%	60.3%	2.95x	2.95x	Y
600 Broadway(5)	BNY Mellon	$50,000,000	6.5%	$70,000,000(5)	N/A	Various(5)	54.5%	54.5%	1.61x	1.61x	N / Note A-4 / German American Capital Corporation
79 Madison Avenue(6)	CGMRC	$45,000,000	5.8%	$40,000,000(6)	N/A	CGMRC(6)	44.7%	44.7%	1.52x	1.52x	Y
5 Penn Plaza(7)	CGMRC	$42,000,000	5.4%	$218,000,000(7)	N/A	Various(7)	48.1%	48.1%	1.64x	1.64x	N / Note A-1 / CGCMT 2016-GC36
225 Liberty Street(8)	CGMRC	$40,500,000	5.3%	$418,500,000(8)	$441,000,000(8)	Various(8)	32.8%	64.3%	3.13x	1.60x	N / Note A-1A / 2016-225L
Heritage Industrial Portfolio(9)	PCC	$40,375,000	5.2%	$41,000,000(9)	N/A	WFCM 2015-P2(9)	69.8%	69.8%	1.39x	1.39x	N / Note A-1 / WFCM 2015-P2
One Court Square(10)	NREC	$40,000,000	5.2%	$275,000,000(10)	N/A	Various(10)	49.2%	49.2%	2.51x	2.51x	N / Note A-1 / NREC
GFH Brennan Industrial Portfolio(11)	Société Générale	$40,000,000	5.2%	$28,512,500(11)	N/A	Société Générale(11)	75.0%	75.0%	1.37x	1.37x	Y
Marriott Monterey(12)	NREC	$35,000,000	4.5%	$30,000,000(12)	N/A	NREC(12)	54.1%	54.1%	1.60x	1.60x	Y
Home Depot - Elk Grove Village(13)	Société Générale	$8,955,000	1.2%	$10,945,000(13)	N/A	Société Générale(13)	72.1%	72.1%	1.58x	1.58x	N / Note A-1 / Société Générale

(1)	Calculated including the related pari passu companion loan(s) but excluding the related subordinate companion loan(s).

(2)	Calculated including the related pari passu companion loan(s) and any related subordinate companion loan(s).

(3)	The Empire Mall loan combination is evidenced by five pari passu notes. The Empire Mall mortgage loan is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $40,000,000) and the non-controlling note A-4 (with an outstanding principal balance as of the cut-off date of $25,000,000). The Empire Mall pari passu companion loan that is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $75,000,000) was contributed to the WFCM 2015-P2 securitization, and the Empire Mall pari passu companion loans that are evidenced by the non-controlling note A-3 (with an outstanding principal balance as of the cut-off date of $40,000,000) and the non-controlling note A-5 (with an outstanding principal balance as of the cut-off date of $10,000,000) were contributed to the CFCRE 2016-C3 securitization.

(4)	The Marriott Midwest Portfolio loan combination is evidenced by two pari passu notes. The Marriott Midwest Portfolio mortgage loan is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $55,000,000). The Marriott Midwest Portfolio pari passu companion loan, which is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $27,500,000), is currently held by Macquarie US Trading LLC d/b/a Principal Commercial Capital and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(5)	The 600 Broadway loan combination is evidenced by eight pari passu notes. The 600 Broadway mortgage loan is evidenced by the non-controlling note A-1 (with an outstanding principal balance as of the cut-off date of $20,000,000), the non-controlling note A-2-1 (with an outstanding principal balance as of the cut-off date of $10,000,000) and the non-controlling note A-3 (with an outstanding principal balance as of the cut-off date of $20,000,000). The 600 Broadway pari passu companion loan that is evidenced by the non-controlling note A-2-2 (with an outstanding principal balance as of the cut-off date of $10,000,000) is currently held by The Bank of New York Mellon and is expected to be contributed to one or more future commercial mortgage securitization transactions, and the 600 Broadway pari passu companion loans that are evidenced by the controlling note A-4 (with an outstanding principal balance as of the cut-off date of $20,000,000), the non-controlling note A-5-1 (with an outstanding principal balance as of the cut-off date of $10,000,000), the non-controlling note A-5-2 (with an outstanding principal balance as of the cut-off date of $10,000,000) and the non-controlling note A-6 (with an outstanding principal balance as of the cut-off date of $20,000,000) are currently held by German American Capital Corporation and are expected to be contributed to one or more future commercial mortgage securitization transactions (or, in the case of the non-controlling note A-6, may be sold to The Bank of New York Mellon and thereafter contributed by it to one or more future securitization transactions).

(6)	The 79 Madison Avenue loan combination is evidenced by two pari passu notes. The 79 Madison

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Avenue mortgage loan is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $45,000,000). The 79 Madison Avenue pari passu companion loan, which is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $40,000,000), is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(7)	The 5 Penn Plaza loan combination is evidenced by four pari passu notes. The 5 Penn Plaza mortgage loan is evidenced by the non-controlling note A-2-I (with an outstanding principal balance as of the cut-off date of $42,000,000). The 5 Penn Plaza pari passu companion loan that is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $115,000,000) was contributed to the CGCMT 2016-GC36 securitization, the 5 Penn Plaza pari passu companion loan that is evidenced by the non-controlling note A-2-II (with an outstanding principal balance as of the cut-off date of $25,000,000) is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future commercial mortgage securitization transactions, and the 5 Penn Plaza pari passu companion loan that is evidenced by the non-controlling note A-3 (with an outstanding principal balance as of the cut-off date of $78,000,000) was contributed to the JPMBB 2016-C1 securitization.

(8)	The 225 Liberty Street loan combination is evidenced by six senior pari passu notes and three subordinate notes. The 225 Liberty Street mortgage loan is evidenced by the non-controlling note A-1D (with an outstanding principal balance as of the cut-off date of $40,500,000). The 225 Liberty Street pari passu companion loans that are evidenced by the controlling note A-1A (with an outstanding principal balance as of the cut-off date of $143,100,000), the non-controlling note A-1B (with an outstanding principal balance as of the cut-off date of $97,200,000) and the non-controlling note A-1C (with an outstanding principal balance as of the cut-off date of $97,200,000), together with the 225 Liberty Street subordinate companion loans that are evidenced by the non-controlling note A-2A (with an outstanding principal balance as of the cut-off date of $176,400,000), the non-controlling note A-2B (with an outstanding principal balance as of the cut-off date of $132,300,000) and the non-controlling note A-2C (with an outstanding principal balance as of the cut-off date of $132,300,000), were contributed to the 2016-225L securitization, the 225 Liberty Street pari passu companion loan that is evidenced by the non-controlling note A-1E (with an outstanding principal balance as of the cut-off date of $40,500,000) is currently held by German American Capital Corporation and is expected to be contributed to one or more future commercial mortgage securitization transactions, and the 225 Liberty Street pari passu companion loan that is evidenced by the non-controlling note A-1F (with an outstanding principal balance as of the cut-off date of $40,500,000) is currently held by Wells Fargo Bank, National Association and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(9)	The Heritage Industrial Portfolio loan combination is evidenced by two pari passu notes. The Heritage Industrial Portfolio mortgage loan is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $40,375,000). The Heritage Industrial Portfolio pari passu companion loan, which is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $41,000,000), was contributed to the WFCM 2015-P2 securitization.

(10)	The One Court Square loan combination is evidenced by five pari passu notes. The One Court Square mortgage loan is evidenced by the non-controlling note A-5 (with an outstanding principal balance as of the cut-off date of $40,000,000). The One Court Square pari passu companion loan that is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $50,000,000) is currently held by Natixis Real Estate Capital LLC, the One Court Square pari passu companion loan that is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $75,000,000) was contributed to the WFCM 2016-NXS5 securitization, the One Court Square pari passu companion loan that is evidenced by the non-controlling note A-3 (with an outstanding principal balance as of the cut-off date of $70,000,000) was contributed to the WFCM 2015-NXS4 securitization, and the One Court Square pari passu companion loan that is evidenced by the non-controlling note A-4 (with an outstanding principal balance as of the cut-off date of $80,000,000) was contributed to the WFCM 2015-NXS3 securitization. On October 13, 2015, pursuant to a REMIC declaration amended as of November 5, 2015, and as of February 1, 2016, Natixis Real Estate Capital LLC made a REMIC election with respect to part of the One Court Square loan combination. This REMIC issued three pro rata and pari passu regular interests (the “One Court Square REMIC A-1 regular interest”, the “One Court Square REMIC A-2 regular interest” and the “One Court Square REMIC A-3 regular interest”, respectively), with original principal balances of $50,000,000, $95,000,000 and $90,000,000, respectively, and a single residual interest. Note A-5, which will be contributed to the issuing entity, represents 21.0526% ownership of the One Court Square REMIC A-2 regular interest and 22.2222% ownership of the One Court Square REMIC A-3 regular interest.

(11)	The GFH Brennan Industrial Portfolio loan combination is evidenced by two pari passu notes. The GFH Brennan Industrial Portfolio mortgage loan is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $40,000,000). The GFH Brennan Industrial Portfolio pari passu companion loan, which is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $28,512,500), is currently held by Société Générale and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(12)	The Marriott Monterey loan combination is evidenced by two pari passu notes. The Marriott Monterey mortgage loan is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $35,000,000). The Marriott Monterey pari passu companion loan, which is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $30,000,000), is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future commercial mortgage securitization transactions.

(13)	The Home Depot - Elk Grove Village loan combination is evidenced by two pari passu notes. The Home Depot - Elk Grove Village mortgage loan is evidenced by the non-controlling note A-2 (with an outstanding principal balance as of the cut-off date of $8,955,000). The Home Depot - Elk

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Grove Village pari passu companion loan, which is evidenced by the controlling note A-1 (with an outstanding principal balance as of the cut-off date of $10,945,000), is currently held by Société Générale and is expected to be contributed to one or more future commercial mortgage securitization transactions.

With respect to any mortgage loan that is part of a loan combination, the loan-to-value ratio, debt service coverage ratio and debt yield have been calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated.

Each of (i) the Empire Mall loan combination, (ii) the Marriott Midwest Portfolio loan combination, (iii) the 79 Madison Avenue loan combination, (iv) the GFH Brennan Industrial Portfolio loan combination, and (v) the Marriott Monterey loan combination, will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction.

The 600 Broadway loan combination will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the 600 Broadway controlling pari passu companion loan designated as note A-4, the 600 Broadway loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement entered into in connection with that securitization.

The Home Depot - Elk Grove Village loan combination will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the Home Depot - Elk Grove Village controlling pari passu companion loan designated as note A-1, the Home Depot - Elk Grove Village loan combination will be serviced under the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement entered into in connection with that securitization.

Each of the outside serviced mortgage loans (including any servicing shift mortgage loan that becomes an outside serviced mortgage loan) will be serviced and administered pursuant to a pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement for the securitization of one or more related companion loans. The identity of, and certain other items of information regarding, the mortgage loans that, as of the closing date, will be outside serviced mortgage loans are set forth in the following table:

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Outside Serviced Mortgage Loans Summary(1)(2)

Mortgaged Property Name	Mortgage Loan Seller	Outside Servicing Agreement	Mortgage Loan as a % of Initial Pool Balance	Outside Servicer	Outside Special Servicer	Outside Trustee	Outside Certificate Administrator	Outside Custodian	Initial Outside Controlling Class Representative(3)

5 Penn Plaza	CGMRC	CGCMT 2016-GC36	5.4%	KeyBank National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Eightfold Real Estate Capital, L.P.
225 Liberty Street	CGMRC	2016-225L	5.3%	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	Wilmington Trust, National Association	Citibank, N.A.	Citibank, N.A.	(4)
Heritage Industrial Portfolio	PCC	WFCM 2015-P2	5.2%	Wells Fargo Bank, National Association	C-III Asset Management LLC	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Raith Capital Partners, LLC
One Court Square	NREC	WFCM 2015-NXS3	5.2%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	(5)

(1)	Does not reflect the 600 Broadway mortgage loan, which is part of a loan combination comprised of eight mortgage notes, including one pari passu companion loan evidenced by Note A-4 (the “600 Broadway controlling pari passu companion loan”) that is currently held by German American Capital Corporation and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 600 Broadway loan combination will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the 600 Broadway controlling pari passu companion loan, the 600 Broadway mortgage loan will also be an outside serviced mortgage loan, and the outside servicer and outside special servicer under the outside servicing agreement for the securitization to which the 600 Broadway controlling pari passu companion loan is contributed will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related outside servicing agreement. No parties to the outside servicing agreement for the securitization of the 600 Broadway controlling pari passu companion loan have yet been identified, nor has the related outside controlling class representative been identified yet.

(2)	Does not reflect the Home Depot - Elk Grove Village mortgage loan, which is part of a loan combination comprised of two mortgage notes, including one pari passu companion loan evidenced by Note A-1 (the “Home Depot - Elk Grove Village controlling pari passu companion loan”) that is currently held by Société Générale and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Home Depot - Elk Grove Village loan combination will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. After the securitization of the Home Depot - Elk Grove Village controlling pari passu companion loan, the Home Depot - Elk Grove Village mortgage loan will also be an outside serviced mortgage loan, and the outside servicer and outside special servicer under the outside servicing agreement for the securitization to which the Home Depot - Elk Grove Village controlling pari passu companion loan is contributed will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related outside servicing agreement. No parties to the outside servicing agreement for the securitization of the Home Depot - Elk Grove Village controlling pari passu companion loan have yet been identified, nor has the related outside controlling class representative been identified yet.

(3)	The related transaction documents may provide that the initial outside controlling class representative may either be the entity specified or an affiliate thereof.

(4)	No controlling class representative has been appointed under the 2016-225L Trust and Servicing Agreement as of the date of this prospectus.

(5)	Although the WFCM 2015-NXS3 transaction has an outside controlling class representative, the holder of the One Court Square pari passu companion loan evidenced by the controlling note A-1 (which note is currently not securitized) will be the directing holder for the One Court Square loan combination.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

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There are no serviced loan combinations with respect to this securitization transaction that include subordinate companion loans or that are AB loan combinations and any discussion in this prospectus that suggests otherwise should be disregarded.

In the case of any loan combination, the allocation of payments to the subject mortgage loan and its related companion loan(s), whether on a senior/subordinated or a pari passu basis (or some combination thereof), is generally effected through a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement to which the respective holders of the subject promissory notes are parties (any such agreement being referred to in this prospectus as a “co-lender agreement”). That co-lender agreement will govern the relative rights and obligations of such holders and, in connection therewith, will provide that one of those holders will be the “controlling note holder” entitled (directly or through a representative) to (i) approve or direct material servicing decisions involving the related loan combination (while the remaining such holder(s) generally are only entitled to non-binding consultation rights in such regard) and (ii) in some cases, replace the special servicer with respect to the related loan combination with or without cause. In addition, that co-lender agreement will designate whether servicing of the related loan combination is to be governed by the pooling and servicing agreement for this securitization or the pooling and servicing agreement, trust and servicing agreement and/or other comparable agreement for a securitization involving a related companion loan or portion thereof.

For more information regarding the loan combination(s), see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries” in Annex B to this prospectus.

Each outside controlling class representative and each holder of a companion loan may have interests in conflict with those of the holders of the offered certificates. See “Risk Factors—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder”, “—Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder” and “—Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment”.

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Additional Characteristics of the Mortgage Loans	The following table sets forth certain anticipated approximate characteristics of the pool of mortgage loans as of the cut-off date (unless otherwise indicated).

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$770,972,163
Number of Mortgage Loans	37
Number of Mortgaged Properties	75
Number of Crossed Groups	NAP
Crossed Groups as a percentage of Initial Pool Balance	NAP
Range of Cut-off Date Balances	$2,000,000 to $65,000,000
Average Cut-off Date Balance	$20,837,085
Range of Mortgage Rates	3.89300% to 6.50000%
Weighted Average Mortgage Rate	4.85644%
Range of original terms to Maturity Date	60 months to 120 months
Weighted average original term to Maturity Date	113 months
Range of Cut-off Date remaining terms to Maturity Date	53 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(2)(4)	32.8% to 75.0%
Weighted average Cut-off Date LTV Ratio(2)(4)	57.8%
Range of Maturity Date LTV Ratios(2)(5)	32.8% to 72.1%
Weighted average Maturity Date LTV Ratio(2)(5)	53.6%
Range of UW NCF DSCR(2)	1.20x to 3.13x
Weighted average UW NCF DSCR(2)	1.82x
Range of Debt Yield on Underwritten NOI(2)	7.2% to 16.0%
Weighted average Debt Yield on Underwritten NOI(2)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	47.4%
Interest Only, Then Amortizing	37.0%
Amortizing	15.6%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	23.3%
Mortgage Loans with mezzanine debt	5.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each mortgage loan that is part of a loan combination, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that mortgage loan and any related pari passu companion loan(s), but without regard to any related subordinate companion loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)	Does not include mortgage loans that pay interest-only until their maturity dates.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio for each mortgage loan is calculated using an “as-is” appraised value (as set forth on Annex A to this preliminary prospectus). In

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the case of 5 mortgage loans, collectively representing approximately 14.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of the respective Cut-off Date LTV Ratios was calculated using (i) an appraised value that is based on certain adjustments and/or assumptions, (ii) an “as-stabilized” appraised value (as opposed to the related “as-is” appraised value), or (iii) the cut-off date principal balance of a mortgage loan less an economic holdback taken at origination, in each case as further described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values and the cut-off date principal balance of each mortgage loan, and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, is 58.8%.

(5)	Unless otherwise indicated, the Maturity Date LTV Ratio for each mortgage loan is calculated using an “as-is” appraised value (as set forth on Annex A to this preliminary prospectus). In the case of 4 mortgage loans, collectively representing approximately 14.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each of the respective Maturity Date LTV Ratios was calculated using (i) an appraised value that is based on certain adjustments and/or assumptions or (ii) an “as-stabilized” appraised value (as opposed to the related “as-is” appraised value), in each case as further described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Maturity Date LTV Ratio for the mortgage pool using only unadjusted “as-is” appraised values for each mortgage loan, and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, is 54.5%.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

All of the mortgage loans accrue interest on an actual/360 basis.

Except as specifically provided in this prospectus, various information presented in this prospectus is subject to the following general conventions:

•	with respect to any mortgage loan that is part of a loan combination, information regarding loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable, is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but (unless otherwise indicated) is calculated excluding the principal balance and debt service payment of any related subordinate companion loan(s) (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity);

•	unless otherwise indicated (including in the prior bullet), the loan-to-value ratio, the debt service coverage ratio, debt yield and mortgage rate information for each mortgage loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness;

•	the sum of the numerical data in any column in a table may not equal the indicated total due to rounding;

•	unless otherwise indicated, all figures and percentages presented in this prospectus are calculated as described under “Description of the

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Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, unless the context indicates otherwise, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	the descriptions in this prospectus of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the cut-off date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, (ii) there are no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan or the companion loan(s) on or prior to the cut-off date, and (iii) each mortgage loan with an anticipated repayment date (if any) is paid in full on its related anticipated repayment date;

•	when information presented in this prospectus with respect to the mortgaged properties is expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, if a mortgage loan is secured by more than 1 mortgaged property, the percentages are based on an allocated loan amount that has been assigned to each of the related mortgaged properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related mortgage loan documents as set forth on Annex A to this prospectus;

•	in general, when a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus; on an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus; and

•	for purposes of the presentation of information in this prospectus, certain loan-to-value ratio, appraised value, debt yield, debt service coverage ratio and/or cut-off date balance information or other underwritten statistics may be based on certain adjustments, assumptions and/or estimates, as further described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans”.

For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.

Modified and Refinanced Mortgage Loans

Certain of the mortgage loans were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related mortgaged property at a foreclosure sale or after becoming REO, as described below:

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•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Gainesville Business Center, representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a short term bank loan of approximately $11.7 million that was obtained on June 30, 2015, as well as approximately $4.0 million of mezzanine debt. Prior to the short term bank loan, the mortgaged property secured a loan (the “prior Gainesville CMBS loan”) to the same borrower, which had an original principal balance of approximately $21.12 million for which Principal Commercial Funding, LLC was the lender (and which was included in the 2005 PWR8 securitization transaction). The prior Gainesville CMBS loan was on a watchlist starting in May 2009, due to the condemnation of a part of the mortgaged property for a new intersection near the property. The condemnation proceeds of approximately $5.1 million were used to pay down the prior Gainesville CMBS loan; however, the debt service payments could not be modified, resulting in periods when the debt service coverage ratio was below 1.0x. The prior Gainesville CMBS loan matured on May 1, 2015. A forbearance agreement was executed by the related servicer on April 30, 2015 agreeing to refrain from exercising its rights with respect to a maturity default on the prior Gainesville CMBS Loan until July 1, 2015, to allow the borrower time to obtain refinancing. The prior Gainesville CMBS loan was repaid in full on June 30, 2015 using the proceeds of the short-term bank loan described above.

•	With respect to the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan refinanced a prior loan (the “prior Jacobson CMBS loan”) to an affiliate of the current borrower which had an original principal balance of approximately $18.5 million and was included in the MLMT 2006-C1 securitization transaction. The prior Jacobson CMBS loan matured on January 1, 2016. A forbearance agreement effective January 1, 2016 was executed by the related servicer agreeing to refrain from exercising its rights with respect to a maturity default on the prior Jacobson CMBS loan until March 1, 2016 to allow the borrower time to obtain refinancing. The prior Jacobson CMBS loan was repaid in full, using the proceeds of the current mortgage loan, on March 9, 2016.

See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings”.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Loans Underwritten Based on Projections of Future Income

Two (2) of the mortgaged properties, collectively securing approximately 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were constructed, substantially renovated, re-positioned or repurposed 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

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Five (5) of the mortgaged properties, collectively securing approximately 16.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, were acquired 12 months or less prior to the cut-off date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Statistical Characteristics of the Mortgage Loans—Loans Underwritten Based on Projections of Future Income Resulting From Mortgaged Properties with Limited Prior Operating History”.

Certain Variances from Underwriting Guidelines

Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” with respect to the related third party materials requirements.

Two (2) mortgage loans, representing approximately 9.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were each originated with one or more exceptions to the related originator’s underwriting guidelines. See “Transaction Parties—The Originators—Principal Commercial Capital—Exceptions to Underwriting Criteria”.

Certain Mortgage Loans with Material Lease Termination Options

Certain mortgage loans have material lease early termination options. See Annex B to this prospectus for information regarding material lease termination options for the major commercial tenants by base rent at the mortgaged properties securing the largest 15 mortgage loans (considering each crossed group as a single mortgage loan) by principal balance as of the cut-off date. Also, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Removal of Mortgage Loans From the Mortgage Pool

Generally, a mortgage loan may only be removed from the mortgage pool as a result of (a) a repurchase or substitution by a sponsor for any mortgage loan for which it cannot remedy the material breach (or, in certain cases, a breach that is deemed to be material) or material document defect (or, in certain cases, a defect that is deemed to be material) affecting such mortgage loan under the circumstances described in this prospectus, (b) the exercise of a purchase option by a mezzanine lender, or the holder of a subordinate companion loan, in each case if any, or (c) a final disposition of a mortgage loan such as a payment in full or a sale of a defaulted mortgage loan or REO property. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Additional Aspects of the Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and

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transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC. You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Information Available to Certificateholders

On each distribution date, the certificate administrator will prepare and make available to each certificateholder, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may also be available to subscribers through the following services:

•	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited;

•	The certificate administrator’s website initially located at www.sf.citidirect.com; and

•	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.

Optional Termination	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) remaining in the issuing entity at the price specified in this prospectus. Exercise of this option will terminate the issuing entity and retire the then outstanding certificates.

The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (but excluding the Class R certificates) for the mortgage loans remaining in the issuing entity, if (i) the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D certificates and the Class A-S, Class B and Class C trust components (and, correspondingly, the Class A-S, Class B, Class EC and Class C certificates) and the notional

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amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero, (ii) the master servicer is paid a fee specified in the pooling and servicing agreement, and (iii) all of the holders of those classes of outstanding certificates voluntarily participate in the exchange.

See “The Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase”.

Required Repurchases or Substitutions of Mortgage Loans; Loss of Value Payment

Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity, in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects (or, in certain cases, is deemed to materially and adversely affect) the value of the mortgage loan or any related REO property or the interests of the certificateholders in the mortgage loan or any related REO property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “The Mortgage Loan Purchase Agreements”.

Sale of Defaulted Mortgage Loans and REO Properties

Pursuant to the pooling and servicing agreement for this securitization, the special servicer may solicit offers for defaulted mortgage loans (or a defaulted pari passu loan combination) serviced thereunder and related REO properties. In the absence of a cash offer at least equal to such defaulted mortgage loan’s (or defaulted pari passu loan combination’s) outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, the special servicer may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced pari passu loan combination or relevant portion thereof, if applicable) or related REO property, determined as described in “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related co-lender agreement), that rejection of such first or highest offer, as applicable, would be in the best interests of the certificateholders and any related affected companion loan holder(s) (as a collective whole as if such certificateholders and such serviced pari passu companion loan holder constituted a single lender and with respect to a loan combination that includes a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).

If any mortgage loan that is part of a serviced loan combination becomes a defaulted mortgage loan, and if the special servicer decides to sell such defaulted mortgage loan as described in the prior paragraph, then the special servicer will be required to sell any related pari passu companion loan(s) together with such defaulted mortgage loan as a

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single whole loan. In connection with any such sale, the special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties”.

Pursuant to the co-lender agreement with respect to any serviced AB loan combination, the holder of the related subordinate companion loan has a right to purchase the related defaulted mortgage loan (together with any related serviced pari passu companion loan) as described in “Description of the Mortgage Pool—The Loan Combinations”.

Pursuant to the related outside servicing agreement, the party acting as outside special servicer with respect to any outside serviced loan combination may offer to sell to any person (or may offer to purchase) for cash such outside serviced loan combination during such time as such loan combination constitutes a defaulted mortgage loan under the related outside servicing agreement and, in connection with any such sale, the outside special servicer is required to sell both the related outside serviced mortgage loan and the related pari passu companion loan(s) as a single whole loan.

Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related future mezzanine lender may have the option to purchase the related mortgage loan after certain defaults.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” and “Description of the Mortgage Pool—The Loan Combinations”.

Other Investment Considerations

Material Federal Income Tax Consequences

Two (2) separate real estate mortgage investment conduit (commonly known as a REMIC) elections will be made with respect to designated portions of the issuing entity. In addition, a REMIC was formed on October 13, 2015, by Natixis Real Estate Capital LLC with respect to part of the One Court Square loan combination (the “One Court Square REMIC”), which issued three pro rata and pari passu regular interests (the “One Court Square REMIC A-1 Regular Interest”, the “One Court Square REMIC A-2 Regular Interest” and the “One Court Square REMIC A-3 Regular Interest”) and a single residual interest. The designations for each REMIC created under the pooling and servicing agreement are as follows:

•	The lower-tier REMIC will hold the mortgage loans (including a 21.0526% ownership interest in the One Court Square REMIC A-2 Regular Interest and a 22.2222% ownership interest in the One Court Square REMIC A-3 Regular Interest, which are represented by the One Court Square Promissory Note A-5, which will be included in the issuing entity, and will constitute a mortgage loan held by the issuing entity for purposes of the discussion herein) and certain other assets of the issuing entity and will issue certain classes of uncertificated regular interests to an upper-tier REMIC.

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• The upper-tier REMIC will hold the lower-tier REMIC regular interests and will issue the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F and Class G certificates and the Class A-S, Class B and Class C trust components as classes of regular interests in the upper-tier REMIC.

The portions of the issuing entity consisting of the Class A-S, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-S, Class B, Class EC and Class C certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences”.

Pertinent federal income tax consequences of an investment in the offered certificates include:

•	Each class of offered certificates (other than the exchangeable certificates and the Class EC certificates) and the trust components will constitute REMIC “regular interests”.

•	The offered certificates (other than the exchangeable certificates and the Class EC certificates) and the trust components will be treated as newly originated debt instruments for federal income tax purposes.

•	Each class of exchangeable certificates and the Class EC certificates will evidence beneficial ownership of one or more trust components which will be treated as a grantor trust for federal income tax purposes.

• You will be required to report income on your offered certificates in accordance with the accrual method of accounting.

It is anticipated, for federal income tax purposes, that the Class , Class X-A, Class X-B and Class certificates and the Class trust component will be issued with original issue discount, and that the Class certificates and the Class trust component will be issued at a premium.

See “Material Federal Income Tax Consequences”.

Yield Considerations	You should carefully consider the matters described under “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield, Prepayment and Maturity Considerations”, which may affect significantly the yields on your investment.

Certain ERISA Considerations	Subject to important considerations described under “ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the

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suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment”.

The issuing entity will not be registered under the Investment Company Act. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”).

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”, “—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

If you are considering an investment in a class of exchangeable certificates or the Class EC certificates you should carefully consider the risks that are specifically applicable to the related class(es) of certificates exchangeable therefor, since they would generally apply to your certificates if you make an exchange.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity of, the aggregate amount and timing of distributions on, and the market value of the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates Are Limited Obligations; If Assets Are Not Sufficient, You May Not Be Paid

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person. The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled.

No governmental agency or instrumentality will guarantee or insure payment on the offered certificates.

Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on the trust assets.

If the trust assets are insufficient to make payments on your certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. See “Description of the Certificates—General”.

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Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See “Description of the Certificates—Subordination; Allocation of Realized Losses”. If actual losses on the underlying mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of the offered certificates will depend in part on the following:

•	the purchase price for the certificates;

•	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with principal balances; and

•	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than your anticipated yield. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large as compared to the amount of principal payable on your certificates, or if your certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios.

In addition, prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

•	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

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The Investment Performance and Average Life of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans, and Those Payments, Defaults and Losses May Be Highly Unpredictable

Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the underlying mortgage loans. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred.

The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

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The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by the holder of a subordinate companion loan or a mezzanine lender pursuant to a purchase option or sales of defaulted mortgage loans. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

•	the failure to meet certain requirements for the release of escrows;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments” for a description of certain prepayment protections and other factors that may influence the rate of prepayment of the mortgage loans. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable” below.

In addition, if a sponsor or guarantor repurchases any mortgage loan from the issuing entity due to breaches of representations or warranties or document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment charge would be payable. Additionally, the holder of any subordinate companion loan or any mezzanine lender may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. As a result of such a repurchase or purchase, investors in the Class X-A certificates, the Class X-B certificates and any classes of certificates purchased at a premium might not fully recoup their initial investment. In this respect, see “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the

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Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “—A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates” and “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

 Your Yield May Be Adversely Affected by Prepayments Resulting from Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions.  If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge.  See Annex A to this prospectus. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer or the trustee is reimbursed out of general collections on the mortgage loans included in the issuing entity for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of certificates. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee is reimbursed out of principal collections on the mortgage loans for any workout delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates with principal balances and extending the weighted average lives of those certificates. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C trust component (and correspondingly, the Class C certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class C trust component), then the Class B trust component (and correspondingly, the Class B certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class B trust component), then the Class A-S trust component (and correspondingly, the Class A-S certificates and the Class EC certificates, pro rata based on their respective percentage interests in the Class A-S trust component) and, then, pro rata, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance thereof. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-4 or Class A-AB certificates or the Class A-S trust component will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B trust component will result in a corresponding reduction in the notional amount of the Class X-B certificates. No representation is made as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield, Prepayment and Maturity Considerations”.

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The Class EC certificates and the applicable class of exchangeable certificates will be subject to a realized loss or shortfall on any trust component to the extent of their percentage interest in such trust component. See “Description of the Certificates—Distributions”.

Modifications of the Terms of the Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates

The master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

The master servicer (or any related primary servicer) will be responsible for servicing the mortgage loans underlying your offered certificates regardless of whether such mortgage loans are performing or have become delinquent or have otherwise been transferred to special servicing. As delinquencies or defaults occur, the special servicer and any sub-servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the certificateholders, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to the certificateholders may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications. Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received by the issuing entity with respect to such mortgage loan.

The ability to modify mortgage loans by each of the master servicer and the special servicer may be limited by several factors. First, if the master servicer or special servicer, as applicable, has to consider a large number of modifications, operational constraints may affect the ability of such servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the pooling and servicing agreement will significantly limit the actions of the master servicer, and will prohibit the special servicer from taking certain actions, in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on your offered certificates. In addition, even if a loan modification is successfully completed, there can be no assurance that the related borrower will continue to perform under the terms of the modified mortgage loan.

You should note that modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates in the transaction. The pooling and servicing agreement will obligate the master servicer and special servicer not to consider the interests of individual classes of certificates. You should also note that in connection with considering a modification or other type of loss mitigation, the master servicer or special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to such servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the related mortgage pool but in each case, prior to distributions being made on your offered certificates.

Release, Casualty and Condemnation of Collateral May Reduce the Yield on Your Certificates

Notwithstanding the prepayment provisions described in this prospectus, certain of the mortgage loans permit the release of a mortgaged property (or a portion of the mortgaged property) subject to the satisfaction of certain conditions described under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”. In order to obtain such release (other than with respect to the release of certain non-material portions of the

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mortgaged properties which may not require payment of a release price), the related borrower may be required (among other things) to pay a release price, which in some cases may not include a prepayment premium or yield maintenance charge on all or a portion of such payment. In addition, some mortgage loans may provide that the application of casualty or condemnation proceeds to pay down the subject mortgage loan does not need to be accompanied by a prepayment premium or yield maintenance charge. Any such prepayments may adversely affect the yield to maturity of your certificates. See “—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. Certain of the mortgage loans also permit the related borrower to add or substitute collateral under certain circumstances.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” and Annex A for further details regarding the various release provisions.

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier Than, Other Classes

The Class A-S, Class B, Class EC and Class C certificates are subordinate to other classes of certificates. If you purchase any offered certificates that are subordinate to one or more other classes, then your offered certificates will provide credit support to such other senior classes. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of the senior classes.

When making an investment decision, you should consider, among other things—

•	the payment priorities of the respective classes of the certificates,

•	the order in which the principal balances of the respective classes of the certificates with balances will be reduced in connection with losses and default-related shortfalls, and

•	the characteristics and quality of the mortgage loans in the trust.

A Rapid Rate of Principal Prepayments, Liquidations and/or Principal Losses on the Mortgage Loans Could Result in the Failure to Recoup the Initial Investment in the Class X-A and Class X-B Certificates

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts.

The yield to maturity on the X-A certificates will be especially sensitive to the rate and timing of reductions made to the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB certificates and the Class A-S trust component. The yield to maturity of the Class X-B certificates will be especially sensitive to the rate and timing of reductions made to the certificate balance of the Class B trust component. In each case, the causes of such reductions in the applicable certificate balances may include delinquencies and losses on the mortgage loans due to liquidations, principal payments (including both voluntary and involuntary prepayments, delinquencies, defaults and liquidations) on the mortgage loans and payments with respect to purchases and repurchases thereof, which may fluctuate significantly from time to time. A rate of principal payments and liquidations on the mortgage loans that is more rapid than expected by investors may have a material adverse effect on the yield to maturity of the Class X-A and/or Class X-B certificates and may result in holders not fully recouping their initial investments. The yield to maturity of the Class X-A and/or Class X-B certificates may be adversely affected by the prepayment of mortgage loans with higher net mortgage rates. See “Yield, Prepayment and Maturity Considerations—Yield on the Class X-A and Class X-B Certificates”.

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The Exchangeable Certificates and Class EC Certificates Are Subject to Additional Risks

Certain Factors May Limit Exchangeability

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the Class A-S, Class B and Class C certificates. As a result, the Class EC certificates will be subject to the same risks as the Class A-S, Class B and Class C certificates described in this prospectus. Investors are also encouraged to consider a number of factors that will limit a certificateholder’ s ability to exchange exchangeable certificates:

•	At the time of a proposed exchange, a certificateholder must own exchangeable certificates in the requisite exchangeable proportion to make the desired exchange, as described under “Description of the Certificates—Exchangeable Certificates—Exchanges”.

•	A certificateholder that does not own exchangeable certificates in such requisite exchangeable proportion may be unable to obtain the necessary exchangeable certificates or may be able only to exchange the portion (if any) of its exchangeable certificates that represents such requisite exchangeable proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any) price or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining exchangeable certificates in the proportions necessary to effect an exchange.

•	Exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S trust component (and, correspondingly, to the extent evidencing an interest in the Class A-S trust component, the Class A-S certificates and the applicable component of the Class EC certificates) is reduced to zero as a result of the payment in full of all interest and principal on that trust component.

•	Certificates may only be held in authorized denominations.

Your Right to Receive Distributions on Exchangeable Certificates and Class EC Certificates Will Be Subordinated

As described in this prospectus, if you acquire any exchangeable certificates or Class EC certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B certificates. If you acquire Class B certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class A-S certificates and (insofar as the Class EC certificates represent an interest in the Class A-S trust component) the holders of the Class EC certificates. If you acquire Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to those of the holders of the Class B certificates and (insofar as the Class EC certificates represent an interest in the Class A-S and Class B trust components) the holders of the Class EC certificates. If you acquire Class EC certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will also be subordinated to: (a) insofar as the Class EC certificates represent an interest in the Class B and Class C trust components, those of the holders of the Class A-S certificates; and (b) insofar as the Class EC Certificates represent an interest in the Class C trust component, those of the holders of the Class B certificates. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record

Your offered certificates will be issued in book-entry form through the facilities of the Depository Trust Company.

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Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates and

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have experienced significant dislocations, illiquidity and volatility. The United States economic recovery has been weak and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial and multifamily real estate have resulted in increased delinquencies and defaults on commercial and multifamily mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial and multifamily real estate tenants and has resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial and multifamily real estate. Any continued downturn may lead to decreased occupancy, decreased rents or other declines in income from, or the value of, commercial and multifamily real estate, which would likely have an adverse effect on CMBS that are backed by loans secured by such commercial and multifamily real estate and thus affect the liquidity and/or values of such CMBS.

In addition to credit factors directly affecting CMBS, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also contributed to a decline in the market value and liquidity of CMBS. The deterioration of other structured products markets may continue to adversely affect the value of CMBS. Even if your offered certificates are performing as anticipated, the value of your offered certificates in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with CMBS indices may also drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of your offered certificates.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages. A very substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering a borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of CMBS. Even if the real estate market does recover, the mortgaged properties and therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability

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of the borrowers to make principal and interest payments on the mortgage loans. In the event of default by the borrower under a mortgage loan, the certificateholders would likely suffer a loss on their investment.

As a result of all of these factors, we cannot assure you that a dislocation in the CMBS market will not re-occur or become more severe.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

•	Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms (and their consolidated affiliates) (each, an “Affected Investor”) investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5% in the transaction; and (b) a requirement (the “Due Diligence Requirement”) that the Affected Investor has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis. National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the Affected Investor. Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU (the Alternative Investment Fund Managers Directive (the “AIFMD”)); (ii) will apply from January 1, 2016 to investments in securitizations by EEA insurance and reinsurance undertakings subject to the Solvency II Directive 2009/138/EC (“Solvency II”); and (iii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA undertakings for collective investment in transferable securities. Similar Requirements are not identical to the Retention Requirement and Due Diligence Requirement in CRR, and in particular, additional due diligence requirements apply to investors subject to AIFMD and Solvency II. Similar Requirements not yet in effect may, when they become effective, apply to securitization instruments already issued, including the certificates.

•	Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in accordance with the Retention Requirement or to take any other action which may be required by prospective investors for the purposes of their compliance with the Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the certificates may not be a suitable investment for Affected Investors or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer certificates or the price you may receive upon your sale of certificates.

•	The European Commission has recently published a legislative proposal for an EU framework for simple, transparent and standardized securitizations which, among other things, would repeal the risk retention requirements described above and replace them with a single regime. It is impossible to predict the effect that any such future changes would have on Affected Investors or the other types of EEA regulated investors mentioned above. Prospective investors are responsible for monitoring and assessing changes to the Retention Requirements, the Due Diligence Requirement and Similar Requirements.

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•	The EU Bank Recovery and Resolution Directive (2014/59/EU) (collectively with secondary and implementing EU rules, and national implementing legislation, the “BRRD”) equips national authorities in EU member states (the “Resolution Authorities”) with tools and powers for preparatory and preventive measures, early supervisory intervention and resolution of credit institutions and significant investment firms (collectively, “relevant institutions”). If a relevant institution enters into a mortgage loan purchase agreement with the depositor and is deemed likely to fail in the circumstances identified in the BRRD, the relevant Resolution Authority may employ such tools and powers in order to intervene in the relevant institution’s failure. In particular, liabilities of relevant institutions arising out of the mortgage loan purchase agreement (for example, liabilities requiring lenders to repurchase mortgage loans or to cure certain breaches or defects with respect to mortgage loans) and not otherwise subject to an exception, could be subject to the exercise of “bail-in” powers of the relevant Resolution Authorities. If the relevant Resolution Authority decides to apply the “bail-in” tool to the liabilities of a relevant institution, then subject to certain exceptions set out in the BRRD, the liabilities of such relevant institution could, among other things, be reduced, converted to shares or other ownership interests in the relevant institution, its parent company or a bridge institution or extinguished in full. In addition under the BRRD the Resolution Authority will have the power to transfer to a third party, rights, assets or liabilities of an institution under resolution. As a result, the depositor or the issuing entity and ultimately, the certificateholders may not be able to recover any liabilities owed by such an entity to the depositor or the issuing entity, as applicable. In addition, a relevant Resolution Authority may exercise its discretions in a manner that produces different outcomes amongst institutions resolved in different EU member states. The resolution mechanisms under the BRRD correspond closely to those available to the Single Resolution Board (the “SRB”) and the European Commission under the SRM Regulation (Regulation 806/2014) which applies to EU member states in the Eurozone and other member states participating in the single supervisory mechanism (the “SSM”) with the SRB taking on many of the functions assigned to national resolution authorities by the BRRD. If a member state (such as the UK) has chosen not to participate in the SSM, relevant institutions established in that member state are not subject to the SRM Regulation, but to the BRRD as implemented in that member state. For a discussion of certain risks relating to repurchases of a mortgage loan, see “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” below.

•	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors and other participants in the asset-backed securities markets. In particular, new capital regulations, which were adopted by the U.S. banking regulators in July 2013 and began phasing in on January 1, 2014, implement (i) many aspects of the increased capital framework agreed upon by the Basel Committee on Banking Supervision (“BCBS”) in “Basel III: A Global Regulatory Framework for More Resilient Banks and Banking Systems” and also (ii) changes required by the Dodd-Frank Act. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Additional phases of compliance began on January 1, 2015 and January 1, 2016, respectively. Further changes in capital requirements were announced by the BCBS in January 2016 and, when implemented in the United States, these changes may have an adverse effect on investments in asset-backed securities. As a result of these regulations, investments in CMBS like the certificates by financial institutions subject to these regulations may result in greater capital charges to these financial institutions, and the treatment of CMBS for their regulatory capital purposes may otherwise be adversely affected. Such developments could reduce the attractiveness of investments in CMBS for such entities.

•	The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring

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or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

•	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

•	In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. December 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance regarding Section 304(a)(2) of the TIA that had previously been provided by the staff of the Division of Corporation Finance and that, prior to April 24, 2015, had been posted on the SEC’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”). See also Harbor Financial, Inc., 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988) (in which the SEC staff agreed that certificates evidencing an interest in a pool of mortgage loans could be issued without qualification of the issuing instrument under the TIA). In addition, on December 23, 2014, the United States Court of Appeals for the Second Circuit reversed the lower court’s ruling in Retirement Bd. of the Policemen’s Annuity regarding the applicability of the TIA to trusts governed by pooling and servicing agreements under New York law, holding that the mortgaged-backed securities at issue are exempt under Section 304(a)(2) of the TIA. The plaintiffs/appellants in that case filed a petition for rehearing en banc with the Second Circuit, which was denied on April 13, 2015, and such plaintiffs/appellants filed a petition for writ of certiorari to the United States Supreme Court on September 10, 2015, which was denied on January 11, 2016. On April 24, 2015, CDI 202.01 was withdrawn by the SEC staff without any indication of the reason for such withdrawal. If the American Fidelity Assurance Company case is affirmed on appeal, there would be a split in the United States circuit courts regarding this issue. While the implication of a determination that the TIA does apply to the Pooling and Servicing Agreement is unclear, such a determination may have an adverse effect on the issuing entity and/or your certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

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None of the issuing entity, the depositor, the underwriters, the mortgage loan sellers or any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

Other External Factors May Adversely Affect the Value and Liquidity of Your Investment; Global, National and Local Economic Factors

Due to factors not directly relating to the offered certificates or the underlying mortgage loans, the market value of the offered certificates can decline even if the offered certificates, the mortgage loans or the mortgaged properties are performing at or above your expectations.

The global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under Title 11 of the United States Code, as amended (the “Bankruptcy Code”) or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions, consumer confidence and financial markets:

•	Wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates;

•	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•	The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. A change in the market value of the certificates may be disproportionately impacted by upward or downward movements in the current interest rates.

Investors should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

The offered certificates may have limited or no liquidity.

As described above under “—The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS” and “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates”, the secondary market for mortgage-backed securities recently experienced extremely limited liquidity. The adverse conditions described above as well as other adverse conditions could continue to severely limit the liquidity for mortgage-backed securities and cause disruptions and volatility in the market for CMBS.

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Your certificates will not be listed on any national securities exchange or the NASDAQ stock market or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates.

In addition, the market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolios, that are available for securitization. A number of factors will affect investors’ demand for CMBS, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in CMBS for financial reporting purposes;

•	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans;

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for CMBS as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell your offered certificates will depend on, among other things, whether and to what extent a secondary market then exists for these offered certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the offered certificates or the mortgage loans.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

•	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

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•	do not represent any assessment of the yield to maturity that a certificateholder may experience;

•	reflect only the views of the respective rating agencies as of the date such ratings were issued;

•	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

•	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

•	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

•	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid and do not consider the likelihood of early optional termination of any trust.

The amount, type and nature of credit support given the offered certificates will be determined on the basis of criteria established by each rating agency rating classes of the offered certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the offered certificates may be insufficient to fully protect the holders of those certificates from losses on the related mortgage asset pool.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate the offered certificates but not the others, due in part to their initial subordination levels for the various classes of the offered and non-offered certificates. In the case of one of the three nationally recognized statistical rating organizations selected by the depositor, the depositor has requested ratings for only certain classes of the offered certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the various classes of the offered certificates. Had the depositor selected alternative nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would have ultimately assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Had the depositor requested each of the engaged

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nationally recognized statistical rating organizations to rate all classes of the offered certificates, we cannot assure you as to the ratings that any such engaged nationally recognized statistical rating organization would have ultimately assigned to the classes of offered certificates that it did not rate.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualify as a nationally recognized statistical rating organization, or are no longer qualified to rate the offered certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and accordingly, there can be no assurance to you that the ratings assigned to any offered certificate on the date on which the certificate is originally issued will not be lowered or withdrawn by a rating agency at any time thereafter.

If any rating is revised or withdrawn or if any rating agencies retained by the depositor, a sponsor or an underwriter to provide a security rating on any class of offered certificates no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate any such class of offered certificates, the liquidity, market value and regulatory characteristics of your offered certificates may be adversely affected.

We are not obligated to maintain any particular rating with respect to the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates. Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

To the extent that the provisions of the pooling and servicing agreement or any mortgage loan serviced thereunder condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the offered certificates (and, in the case of certain actions, events or consequences related to any serviced pari passu companion loan that is included in a securitization transaction, the related companion loan rating agencies).

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the offered certificates as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. Rating agency confirmations with respect to any outside serviced mortgage loan will also be subject to the terms and provisions of the related outside servicing agreement. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “The Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

There can be no assurance that an unsolicited rating will not be issued prior to or after the closing date of the issuance of the certificates, and none of the depositor, any related sponsor or any related underwriter is obligated to inform investors (or potential investors) if an unsolicited rating is issued after the date of this prospectus. Consequently, if you intend to purchase the certificates, you should monitor whether an unsolicited rating of the certificates has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on the certificates.

Any downgrading or unsolicited rating of a class of offered certificates to below “investment grade” may affect your ability to purchase or retain, or otherwise impact the regulatory characteristics, of those certificates.

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Commercial, Multifamily and Manufactured Housing Community Lending Is Dependent on Net Operating Income; Information May Be Limited or Uncertain

The mortgage loans are secured by various income-producing commercial, multifamily and manufactured housing community properties. The repayment of a commercial, multifamily or manufactured housing community mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial, multifamily or manufactured housing property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial, multifamily or manufactured housing community mortgage loan at any given time.

For certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A to this prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information for various reasons including because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. Although the underwritten net cash flows and underwritten net operating income for mortgaged properties are derived principally from current rent rolls or tenant leases, underwritten net cash flows may also, in some cases, be based on (i) leases (or letters of intent) that are not yet in place (and may still be under negotiation), (ii) tenants that may have signed a lease (or letter of intent) or a lease amendment expanding the leased space, but are not yet in occupancy and/or are not yet paying rent, (iii) tenants that are leasing on a month-to-month basis and have the right to terminate their leases on a monthly basis, and/or (iv) historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases (or letters of intent) or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

See “—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions” below and “Description of the Mortgage Pool—Additional Mortgage Loan Information”. See also “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” for a discussion of factors that could adversely affect the net operating income and property value of commercial mortgaged properties.

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s

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sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions

As described in “Description of the Mortgage Pool—Certain Calculations and Definitions” and Annex A to this prospectus, underwritten net cash flow means cash flow (including any cash flow from master leases) as adjusted based on a number of assumptions used by the related sponsor. No representation is made that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases (or letters of intent) or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. You should review these assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios presented in this prospectus.

In addition, the debt service coverage ratios set forth in this prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Certain Calculations and Definitions” for additional information on certain of the mortgage loans in the issuing entity.

The Mortgage Loans Have Not Been Reviewed or Reunderwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”, and the sponsors’ description of their respective underwriting criteria described under “Transaction Parties—The Originators—Citigroup Global Markets Realty Corp.”, “—Natixis Real Estate Capital LLC”, “—Société Générale”, “—Principal Commercial Capital”, “—The Bank of New York Mellon” and “—Walker & Dunlop Commercial Property Funding I WF, LLC and Walker & Dunlop Commercial Property Funding I CS, LLC”.   A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers—Citigroup Global Markets Realty Corp.—Review of CGMRC Mortgage Loans”, “—Natixis Real Estate Capital LLC—Review of NREC Mortgage Loans”, “—Société Générale—Review of the Mortgage Loans for Which Société Générale is the Sponsor”, “—Principal Commercial Capital—Review of PCC Mortgage Loans”, “—The Bank of New York Mellon—Review of BNY Mellon Mortgage Loan”, and “—Walker & Dunlop Commercial Property Funding I WF, LLC—Review of WDCPF Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans or the related loan combinations, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the

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representations and warranties. See “—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not be Sufficient to Cover All Losses on a Defective Mortgage Loan” and “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions”.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Historical Information Regarding the Mortgage Loans May Be Limited

Some of the mortgage loans that we intend to include in the issuing entity were made to enable the related borrower to acquire the related mortgaged property, and in certain cases, the mortgaged properties were recently constructed. The underwritten net cash flows and underwritten net operating incomes for such mortgaged properties are derived principally from current rent rolls or tenant leases and the appraisers’ projected expense levels. However, we cannot assure you that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans.

Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

Ongoing Information Regarding the Mortgage Loans and the Offered Certificates May Be Limited

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you and the information we file with the Securities and Exchange Commission. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Static Pool Data Would Not Be Indicative of the Performance of This Pool

As a result of the distinct nature of the pool of mortgage loans to be included in the issuing entity, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

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Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

•	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

•	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

•	a significant tenant were to become a debtor in a bankruptcy case;

•	rental payments could not be collected for any other reason; or

•	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

A Tenant Concentration May Result in Increased Losses

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In these cases, business issues for a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders. Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on the pool of mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

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Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” for information regarding material purchase options, rights of first offer and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space on a date earlier than the lease expiration date shown on Annex A to this prospectus or in rent rolls. Any such vacated space may not be re-let. Furthermore, similar termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

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Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties, which may include office, retail and multifamily properties, among others, may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such properties and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Certain Aspects of Co-Lender, Intercreditor and Similar Agreements Executed in Connection with Mortgage Loans Underlying Your Offered Certificates May Be Unenforceable

One or more mortgage loans included in the trust is part of a split loan structure or loan combination that includes a subordinate non-trust mortgage loan or may be senior to one or more other mortgage loans made to a common borrower and secured by the same real property collateral. Pursuant to a co-lender, intercreditor or similar agreement, a subordinate lender may have agreed that it not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust — directly or through an applicable servicer — will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinate lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by federal bankruptcy law. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinate lender’s objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee’s recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Mezzanine Debt May Reduce the Cash Flow Available to Reinvest in a Mortgaged Property and may Increase the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

In the case of one or more mortgage loans included in the trust, a direct and/or indirect equity holder in the related borrower may have pledged, or be permitted to pledge, its equity interest to secure financing to that equity holder. Such financing is often referred to as mezzanine debt. While a lender on mezzanine debt has no security interest in or rights to the related mortgaged property, a default under the subject mezzanine loan could cause a change in control of the related borrower.

In addition, if, in the case of any mortgage loan, equity interests in the related borrower have been pledged to secure mezzanine debt, then the trust may be subject to an intercreditor or similar agreement that, among other things:

•	grants the mezzanine lender cure rights and/or a purchase option with respect to the subject underlying mortgage loan under certain default scenarios or reasonably foreseeable default scenarios;

•	limits modifications of payment terms of the subject underlying mortgage loan; and/or

•	limits or delays enforcement actions with respect to the subject underlying mortgage loan.

Furthermore, mezzanine debt reduces the mezzanine borrower’s indirect equity in the subject mortgaged property and therefore may reduce its incentive to invest cash in order to support that mortgaged property.

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Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining mortgage loans may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Distribution of Remaining Terms to Maturity” in Annex C to this prospectus for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the offered certificates and the trust components is payable in sequential order of payment priority, and a class or trust component receives principal only after the preceding class(es) or trust component(s), as applicable, have been paid in full, classes or trust components that have a lower sequential priority are more likely to face these types of risk of concentration than classes or trust components with a higher sequential priority.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are office, retail, hospitality, and industrial. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. Mortgaged properties securing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in New York, South Dakota, California and Minnesota. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

•	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;

•	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

•	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

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See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.

You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that property, with the result that the property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

None of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon:

•	the successful operation and value of the related mortgaged property, and

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property.

See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks” below.

Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties.

The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the location, age, functionality, design and construction quality of the subject property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the degree to which the subject property competes with other properties in the area;

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•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	tenant mix and concentration;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer confidence, tastes and preferences;

•	retroactive changes in building codes and other applicable laws;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

•	vulnerability to litigation by tenants and patrons.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced;

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

•	environmental contamination.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

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•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.

Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

•	a general inability to lease space;

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults or any other inability to collect rental payments;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements;

•	a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant; and

•	an increase in leasing costs and/or the costs of performing landlord obligations under existing leases.

With respect to any mortgage loan backing the offered certificates, you should anticipate that, unless the related mortgaged property is owner occupied, one or more—and possibly all—of the leases at the related mortgaged property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

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Some mortgage loans that back offered certificates may be secured by mortgaged properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.

In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Accordingly, factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Tenant Bankruptcy Adversely Affects Property Performance.

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under federal bankruptcy law, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.

The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at an income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

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Property Value May Be Adversely Affected Even When Current Operating Income Is Not.

Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.

The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of one or more of the following: an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. Further, certain individuals

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involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties.

Maintaining a Property in Good Condition Is Expensive.

The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.

Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents;

•	has lower operating costs;

•	offers a more favorable location; or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types of Properties That Secure the Mortgage Loans Present Special Risks

General

As discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the properties which secure the mortgage loans.

Office Properties

Factors affecting the value and operation of an office property include:

•	the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

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•	the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system, parking and the building’s compatibility with current business wiring requirements;

•	whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation;

•	accessibility from surrounding highways/streets;

•	changes in zoning laws; and

•	the financial condition of the owner of the property.

With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance that a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

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The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life considerations, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Retail Properties

The term “retail property” encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

A number of factors may affect the value and operation of a retail property. Some of these factors include:

•	the strength, stability, number and quality of the tenants;

•	tenants’ sales;

•	tenant mix;

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•	whether the property is in a desirable location;

•	the physical condition and amenities of the building in relation to competing buildings;

•	whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

•	the financial condition of the owner of the property.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents,

•	grant a potential tenant a free rent or reduced rent period,

•	improve the condition of the property generally, or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

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Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the subject property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Generally, the full rental income generated by the related leases will be taken into account in the underwriting of the related underlying mortgage loan. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent. In such event, there may be a decrease in the cash flow generated by such mortgaged properties and available to make payments on the related offered certificates.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property. Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the property owner and such anchor tenants containing certain operating and maintenance covenants. Although an anchor tenant is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, an anchor tenant that owns its own parcel does not pay rent.

Certain tenant estoppels will have been obtained from anchor and certain other tenants in connection with the origination of the mortgage loans that identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and operating agreement. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that these tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

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•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s or shadow anchor’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	home shopping networks and programs;

•	internet web sites and electronic media shopping; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Hospitality Properties

Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the value, operation and economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

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•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable.

In addition, certain hotel properties are limited-service, select service or extended stay hotels. Hotel properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than

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full-service hotel properties as they generally require less capital for construction than full-service hotel properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hotel properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

Industrial Properties

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

The value and operation of an industrial property depends on:

•	location of the property, the desirability of which in a particular instance may depend on—

1. availability of labor services,

2. proximity to supply sources and customers, and

3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	building design of the property, the desirability of which in a particular instance may depend on—

1. ceiling heights,

2. column spacing,

3. number and depth of loading bays,

4. divisibility,

5. floor loading capacities,

6. truck turning radius,

7. overall functionality, and

8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

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Mixed Use Properties

Certain properties are mixed use properties. Such mortgaged property is subject to the risks relating to the property types described in “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Office Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—General—Retail Properties”. See Annex A for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Property Types—Mixed Use Properties”.

Warehouse, Mini-Warehouse and Self Storage Facilities

Warehouse, mini-warehouse and self storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to such facilities. Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

A self storage property may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Multifamily Rental Properties

In addition to the factors discussed under “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and

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the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance”, factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality, in relation to competing buildings;

•	the types of services or amenities offered at the property;

•	the location of the property;

•	distance from employment centers and shopping areas;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	local factory or other large employer closings;

•	state and local regulations, which may affect the property owner’s ability to evict tenants or to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

•	whether the property is subject to any age restrictions on tenants;

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•	the extent to which increases in operating costs may be passed through to tenants; and

•	the financial condition of the owner of the property.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

Some states regulate the relationship between an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control and/or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily

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rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. In addition, the differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

Short-Term Rental Properties

Factors affecting the value, operation and economic performance of short-term rental properties include:

•	the location of the property and its proximity to major population centers or attractions;

•	the property’s dependence on business and commercial travelers and tourism;

•	the seasonal nature of business at the property;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a short-term rental property, and which may result in a reduction in occupancy levels;

•	the level of rents charged relative to the room rates charged by competing hospitality properties or short-term rental properties;

•	the existence or construction of competing hospitality properties or short-term rental properties;

•	the nature and quality of the facilities;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors;

•	changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts;

•	the possibility that state and local regulations change and result in a reduction in occupancy levels;

•	the financial strength and capabilities of the owner and operator; and

•	the extent to which increases in operating costs may be passed through to tenants.

Because such properties are rented for short periods of time, such properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. The revenues of short-term rental properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions. In addition, short-term rental properties generally offer fewer amenities than full-service hotel properties, and as a result it is easier for such properties to experience increased or unforeseen competition. See also “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties” in this prospectus.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks

Manufactured housing communities and mobile home parks consist of land that is divided into “spaces” or “home sites” that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in

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many cases, utilities. In general, the individual mobile homes and other housing units will not constitute material collateral for a mortgage loan underlying the offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the number of comparable competing properties in the local market;

•	the age, appearance, condition and reputation of the property;

•	whether the property is subject to any age restrictions on tenants;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks have few improvements (which are highly specialized) and are “special purpose” properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

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In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control and/or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

Health Care-Related Properties

Health care-related properties include:

•	hospitals;

•	medical offices;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

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All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	disruptions in payments;

•	reimbursement policies;

•	audits, which may result in recoupment of payments made or withholding of payments due;

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

•	patient care liability claims, including those generated by the recent advent of the use of video surveillance, or “granny cams”, by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

•	shortages in staffing, increases in labor costs and labor disputes.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider arrangements by a significant number of facilities could have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business. For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those

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programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

Each state also has a Medicaid Fraud Control Unit, which typically operates as a division of the state Attorney General’s Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are Medicaid Fraud Control Unit and state Attorney General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility’s age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

Restaurants and Taverns

Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

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•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	market segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.          adversely affect the nature of the business, or

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2.          require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements

Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Charitable Organizations and Other Non-Profit Tenants

Charitable organizations and other non-profit tenants generally depend on donations from individuals and government grants and subsidies to meet expenses (including rent) and pay for maintenance and capital expenditures. The extent of those donations is dependent on the extent to which individuals are prepared to make donations, which is influenced by a variety of social, political and economic factors, and whether the governmental grants and subsidies will continue with respect to any such institution. Donations may be adversely affected by economic conditions, whether local, regional or national. A reduction in donations, government grants or subsidies may impact the ability of the related institution to pay rent and there can be no assurance that a borrower leasing to a charitable organization or other non-profit tenant will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay.

Private Schools and Other Cultural and Educational Institutions. The cash flows generated from private schools and other cultural and educational institutions are generally dependent on student enrollment or other attendance and the ability of such students or attendees to pay tuition and related fees, which, in some cases, is dependent on the ability to obtain financial aid or loans. Enrollment and/or attendance at a private school or cultural and educational institution may decrease due to, among other factors:

•	changing local demographics;

•	competition from other schools or cultural and educational institutions;

•	increases in tuition and/or reductions in availability of student loans, government grants or scholarships; and

•	reductions in education spending as a result of changes in economic conditions in the area of the school or cultural and educational institution; and poor performance by teachers, administrative staff or students; or mismanagement at the private school or cultural and educational institution.

Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

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•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Any Analysis of the Value or Income Producing Ability of a Commercial or Multifamily Property Is Highly Subjective and Subject to Error

Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property collateral for a twelve-month period that is available to pay debt service on the subject mortgage loan, to

•	the annualized payments of principal and/or interest on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. A more detailed discussion of its calculation is provided under “Description of the Mortgage Pool—Certain Calculations and Definitions”.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

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•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of the offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

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•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example—

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

See “—Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance” above.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying your certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity may have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-

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in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Cross-Collateralization Arrangements

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Cross-Collateralization Arrangements”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans” for a description of mortgage loans that are cross-collateralized and cross-defaulted with each other, if any, or that are secured by multiple properties owned by multiple borrowers.

Inadequacy of Title Insurers May Adversely Affect Payments on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property as of the date such policy is issued, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	a title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

In addition, title insurance policies do not cover all risks relating to a lender not having a first lien with respect to a mortgaged property, and in certain cases, the lender may be subject to a more senior lien despite the existence of a title insurance policy. In those circumstances, the existence of a senior lien may limit the issuing entity’s recovery on that property, which may adversely affect payments on your certificates.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan (or loan combination) will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of a mortgage loan (or loan combination) may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan (or loan combination) is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

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Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations, although there is already existing mezzanine debt, and mezzanine debt is permitted in the future, in the case of certain mortgage loans. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

A Borrower May Be Unable to Repay Its Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity (or, if applicable, any related anticipated repayment date), and many of the mortgage loans require only payments of interest for part or all of such respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date (or, if applicable, anticipated repayment date) of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan (or loan combination) on its maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan (or loan combination) or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

•	the prevailing interest rates;

•	the net operating income generated by the mortgaged property;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	significant tenant rollover at the related mortgaged properties (see “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”);

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	reductions in applicable government assistance/rent subsidy programs;

•	the tax laws; and

•	prevailing general and regional economic conditions.

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With respect to any split mortgage loan, the risks relating to balloon payment obligations are enhanced by the existence of the related companion loan(s).

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each outside servicing agreement governing the servicing of an outside serviced mortgage loan permits the related outside special servicer) to extend and modify mortgage loans in a manner consistent with the applicable servicing standard, subject to the limitations (or, in the case of an outside serviced mortgage loan, limitations of the type) described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case.

Neither the master servicer nor the special servicer will have the ability to extend or modify an outside serviced mortgage loan because each outside serviced mortgage loan is being serviced pursuant to the applicable outside servicing agreement. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable in respect of a class of certificates, whether such delay is due to a borrower default or to modification of an outside serviced mortgage loan by the outside special servicer, will likely extend the weighted average life of such class of certificates.

The credit crisis and economic downturn have resulted in tightened lending standards and a reduction in capital available to refinance mortgage loans at maturity. These factors have increased the risk that refinancing may not be available. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.

It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.          was insolvent at the time of granting the lien,

2.          was rendered insolvent by the granting of the lien,

3.          was left with inadequate capital, or

4.          was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

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If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization. See “—Risks Relating to Enforceability of Cross-Collateralization Arrangements” above.

Prepayment Premiums, Fees and Charges.

Under federal bankruptcy law and the laws of a number of states, the enforceability of any mortgage loan provisions that require prepayment lockout periods or payment of a yield maintenance charge or a prepayment premium, fee or charge upon an involuntary or a voluntary prepayment, is unclear. Provisions requiring yield maintenance charges or prepayment premiums, fees or charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium, fee or charge will be enforceable. In addition, if provisions requiring yield maintenance charges or prepayment premiums, fees or charges upon involuntary prepayment were unenforceable, borrowers would have an incentive to default in order to prepay their loans. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium, fee or charge.

Due-on-Sale and Debt Acceleration Clauses.

Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

See “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”.

Assignments of Leases.

Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. The risks include liability for environmental clean-up costs and other risks inherent to property ownership. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues.”

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Defeasance.

A mortgage loan underlying the offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Jurisdictions with One Action or Security First Rules and/or Anti-Deficiency Legislation May Limit the Ability of the Special Servicer to Foreclose on a Real Property or to Realize on Obligations Secured by a Real Property

Several states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which “one action”, “security first” and/or “anti-deficiency” rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust’s rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional – and perhaps significant additional – delay and expense in foreclosing on the underlying real properties located in states affected by “one action”, “security first” or “anti-deficiency” rules. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure—One Action and Security First Rules” and “—Foreclosure—Anti-Deficiency Legislation”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or loan combination, if applicable) or at or around the time of the acquisition of the mortgage loan (or loan combination, if applicable) by the related sponsor. See Annex A to this prospectus for dates of the latest appraisals for the mortgaged properties.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A to this prospectus, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

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•	the availability of refinancing; and

•	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is”, “as stabilized” or other values. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect the “as stabilized” or other value as a result of the satisfaction of the related conditions or assumptions unless otherwise specified), which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

We cannot assure you that the information set forth in this prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is”, “as stabilized” or other values, we cannot assure you that those assumptions are or will be accurate or that the “as-is”, “as stabilized” or other values will be the value of the related mortgaged property at the indicated stabilization date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” for additional information regarding the appraisals.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hotel. In other cases, these renovations may involve renovations of common spaces or external features of the related hotel, which may cause disruptions or otherwise decrease the attractiveness of the related hotel to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the retail properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under one or more tenant leases and a failure to timely complete such renovations or expansions may result in a termination of any such lease and may have a material adverse effect on the cash flow at any such mortgaged property and the related borrower’s ability to meet its payment obligations under the related mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there

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are renovations may be subject to mechanics’ or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. See “Description of the Mortgage Pool—Redevelopment, Expansion and Renovation” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment or renovation.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans With Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants. See “Certain Legal Aspects of the Mortgage Loans—Americans with Disabilities Act”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program (often known as a “PILOT” program) or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Risks Relating to Tax Credits

With respect to certain mortgage loans secured by multifamily properties, the related property owners may be entitled to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code, which provides a tax credit from the state tax credit allocating agency to owners of multifamily rental properties meeting the definition of low-income housing. The total amount of tax credits to which a property owner is entitled is generally based upon the percentage of total units made available to qualified tenants. The owners of the mortgaged properties subject to the tax credit provisions may use the tax credits to offset income tax that they may otherwise owe and the tax credits may be shared among the equity owners of the project. In general, the tax credits on the applicable mortgage loans will be allocated to equity investors in the borrower.

The tax credit provisions limit the gross rent for each low-income unit. Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum 15-year compliance period, although the property owner may take the tax credits on an accelerated basis over a 10-year period. In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance with these tax credit restrictions, which may limit the income derived from the related property.

If the issuing entity were to foreclose on such a property it would be unable to take advantage of the tax credits, but could sell the property with the right to the remaining credits to a tax paying investor. Any subsequent

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property owner would continue to be subject to rent limitations unless an election was made to terminate the tax credits, in which case the property could be operated as a market rate property after the expiration of three years. The limitations on rent and on the ability of potential buyers to take advantage of the tax credits may limit the issuing entity’s recovery on that property.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacancy with respect to self storage facilities, hospitality properties, independent living facilities, bowling alleys, restaurants, shopping malls, water parks, theater space, music venues, dental or medical offices, health clubs, gas stations, data centers, sound studios and properties with drive-thrus would not be easily converted to other uses due to their unique construction requirements. In addition, converting commercial properties to alternative uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Zoning or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums

Some mortgage loans underlying the certificates will be secured by—

•	the related borrower’s interest in a commercial condominium unit or multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the subject building, development or project.

Condominium interests in buildings and/or other improvements in some cases constitute less than a majority of voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium building, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of the building, may have a significant impact on the related mortgage loans that are secured by mortgaged properties consisting of such condominium interests. We cannot

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assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to each such mortgage loan, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the condominium.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral consisting of condominium interests could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses. See “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

The encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not, individually or in the aggregate, material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the U.S. bankruptcy code (11 U.S.C. Section 365(h)) to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity or the trustee on its behalf may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated and the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 Amendments to the U.S. bankruptcy code, such a result would be consistent with the purpose of the 1994 Amendments to the U.S. bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the U.S. bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the U.S. bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the U.S. bankruptcy code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the U.S. bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) through (4) of the U.S. bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the U.S. bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders, however, certain of the ground leases with respect to a mortgage loan included in the Issuing Entity may not.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds. Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In

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addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.” This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.” The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding or building improvements at the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

See “Description of the Mortgage Pool—Zoning and Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties or have other material zoning issues.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.

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State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Earthquake, Flood and Other Insurance May Not Be Available or Adequate

Natural disasters, including earthquakes, floods and hurricanes, may adversely affect the mortgaged properties securing the underlying mortgage loans. For example, real properties located in California may be more susceptible to certain hazards, such as earthquakes or widespread fires, than properties in other parts of the country, and real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States.

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Five (5) of the mortgaged properties, securing approximately 13.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these mortgaged properties, and based on those reports, no mortgaged property has a seismic expected loss of greater than 15%.

The mortgage loans do not require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available; and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations

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may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See also Sponsor Representations and Warranties No. 16 (Insurance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Lack of Insurance Coverage Exposes the Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, subject to the conditions and exclusions specified in the related policy. Most such insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	riot, strike and civil commotion,

•	terrorism,

•	nuclear, biological or chemical materials,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	mold,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

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Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 85% (subject to annual 1% decreases beginning in 2016 until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $100 million (subject to annual $20 million increases beginning in 2016 until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan. Even if terrorism insurance is required by the mortgage loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability or cost of the insurance. See “Significant Loan Summaries” in Annex B to this prospectus for a description of any requirements for terrorism insurance for the largest 10 mortgage loans by aggregate principal balance of the pool of mortgage loans as of the cut-off date. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

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We cannot assure you that terrorism insurance or the Terrorism Insurance Program will be available or provide sufficient protection against risks of loss on the mortgaged properties resulting from acts of terrorism.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

The Mortgage Loan Sellers, the Sponsors and the Depositor Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy, insolvency, receivership or conservatorship of an originator, a mortgage loan seller or the depositor (or certain affiliates thereof), it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

An opinion of counsel will be rendered on the closing date to the effect that the transfer of the applicable mortgage loans by each mortgage loan seller to the depositor would generally be respected as a sale in the event of the bankruptcy or insolvency of such mortgage loan seller. Such opinions, however, are subject to various assumptions and qualifications, and there can be no assurance that a bankruptcy trustee, if applicable, or other interested party (see the discussion below) will not attempt to challenge the issuing entity’s right to payment with respect to the related mortgage loans. Legal opinions do not provide any guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues were competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In this regard, legal opinions on bankruptcy law matters have inherent limitations primarily because of the pervasive equity powers of bankruptcy courts, the overriding goal of reorganization to which other legal rights and other policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy process. As a result, the Federal Deposit Insurance Corporation (the “FDIC”), a creditor, a bankruptcy trustee or another interested party, including an entity transferring a mortgage loan as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan was not a sale. If such party’s challenge were successful, payments on the certificates would be reduced or delayed. Even if the challenge were not successful, payments on the certificates would be delayed while a court resolves the claim.

The Bank of New York Mellon, a sponsor and an originator, is a New York State chartered bank, the deposits of which are insured by the FDIC. If The Bank of New York Mellon were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); likewise, if The Bank of New York Mellon were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

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The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6). The transfer of the applicable mortgage loans by The Bank of New York Mellon to the depositor is not expected to qualify for the FDIC Safe Harbor. However, the FDIC Safe Harbor is non-exclusive.

Société Générale, a sponsor, mortgage loan seller and originator, is a French limited liability company (“société anonyme”) authorized as a bank and is subject to the provisions of French insolvency laws. Pursuant to French insolvency laws certain transactions entered into by a French registered company may be subsequently challenged if entered into during the “hardening period” (“periode suspecte”). In the event the challenge was successful, the transfer of the mortgage loans by Société Générale may be declared null and void by the insolvency judge. The hardening period is the period between the date on which the company became insolvent and the date of order of the court commencing an insolvency proceeding. The date of insolvency (“état de cessation des paiements”) is deemed to be the date of the court order commencing the proceeding, unless the court sets an earlier date which may be no earlier than 18 months before the date of such court order. In the event a French insolvency proceeding is open against Société Générale and if the transfer of the mortgage loans occurred during such 18 month period before the opening of the proceeding, it is possible that a court appointed officer, the court or the public prosecutor would try to claim that Société Générale was already insolvent at the time of the transfer and try to challenge the validity of such transfer under French insolvency rules. Even if a challenge were not successful, resolution of such a matter could cause significant delay which may impact on payments under the certificates. In addition, Société Générale’s obligation to repurchase mortgage loans or to cure certain breaches or defects with respect to the Mortgage Loans could be subject to the “bail-in” powers of relevant Resolution Authorities. See “Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates.”

If Société Générale were acting through its New York branch, and were to become the subject of an insolvency proceeding under the laws of France and a proceeding were initiated under Chapter 15 of the federal bankruptcy code or the New York Superintendent of Financial Services were to take possession of the New York branch, it is possible that the New York Superintendent of Financial Services, a creditor or trustee in bankruptcy of Société Générale may argue that the sale of its interest in the mortgage loans by Société Générale was a pledge of the receivables rather than a sale. The New York Superintendent of Financial Services, a creditor, a bankruptcy trustee or another interested party could still attempt to assert that the transfer of Société Générale’s interest in the mortgage loans was not a sale. If such party’s challenge is successful, payments on the certificates would be reduced or delayed. Even if the challenge is not successful, payments on the certificates could be delayed while a court resolves the claim.

The issuing entity has been organized as a common law trust, and as such is not eligible to be a “debtor” under the federal bankruptcy laws. If the issuing entity were instead characterized as a “business trust” it could qualify as a debtor under those laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust.” If a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Furthermore, Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, a former acting general counsel of the FDIC issued a letter in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, its author (the former acting general counsel referred to above) would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the former acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

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The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities, however, we cannot assure you that such borrowers will comply with such requirements. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan (or loan combination, as applicable) their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. If a borrower has owned property other than the related mortgaged property, engaged in a business other than the operation of the related mortgaged property or even owned and/or operated the related mortgaged property for a material period in advance of the origination of the related mortgage loan, that borrower may be subject to liabilities arising out of its activities prior to the origination of the related mortgage loan, including liabilities that may be unrelated to the related mortgaged property. Furthermore, the bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower’s leasehold interest in the related mortgaged property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

Also any borrower, even an entity structured as a special purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower’s organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

In some cases a borrower may be required to have independent directors, managers or trustees in order to mitigate the risk of a voluntary bankruptcy by that borrower even though it is solvent. However, any director, manager or trustee, even one that is otherwise independent of the applicable borrower and its parent entity, may determine in the exercise of its fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by the applicable borrower. Such determination might take into account the interests and financial condition of affiliates of the applicable borrower, including its parent entity. Accordingly, the financial distress of an affiliate of the borrower on any mortgage loan in one of our trusts might increase the likelihood of a bankruptcy filing by that borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

Some of the mortgage loans underlying the offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a

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special purpose entity or not being limited to owning the related mortgaged property, the borrower may be engaged in activities unrelated to the subject mortgaged property and may incur indebtedness or suffer liabilities with respect to those activities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower’s financial conditions, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower’s ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and the related mortgage loan.

Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

•	operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

•	individuals that have personal liabilities unrelated to the property.

In addition, certain of the borrowers and their owners may not have an independent director whose consent would be required to file a bankruptcy petition on behalf of the borrower. One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances. Therefore, borrowers without an independent director may be more likely to file or be subject to voluntary or involuntary bankruptcy petitions which may adversely affect payments on your certificates.

The mortgage loans underlying the offered certificates may have borrowers that own the related mortgaged properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged property to numerous additional tenant-in-common borrowers.

The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

In certain instances, borrowers under mortgage loans use a Delaware statutory trust structure in order to gain certain tax free exchange treatment for property of like kind under Section 1031 of the Internal Revenue Code. These borrowers can be restricted in their ability to actively operate a property, including with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust

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will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants”, “—Statistical Characteristics of the Mortgage Loans—Tenancies-in-Common”, and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

•	the borrower (or its constituent members) may have difficulty servicing and repaying multiple loans;

•	the existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or loan combination, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or loan combination, if applicable);

•	the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

•	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

•	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

•	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With respect to any split mortgage loan, although each related companion loan is not an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on each related companion loan. As a result, the issuing entity is subject to additional risks, including:

•	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

•	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of

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the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness”, “—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan

There may be, and there may exist from time to time, legal proceedings pending or threatened against the borrowers, the property sponsors and the managers of the mortgaged properties and their respective affiliates relating to their respective businesses or arising out of their ordinary course of business. We have not undertaken a search for all litigation or disputes that relate to the borrowers, property sponsors or managers for the mortgaged properties and their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. It is possible that any such litigation or dispute or any settlement of any litigation or dispute may have a material adverse effect on a borrower’s ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury; or

•	responsibility for an environmental problem.

Any such litigation or dispute may divert the owner’s attention from operating its property. In addition, any such litigation or dispute may materially impair distributions to certificateholders if borrowers or property sponsors must use property income or other income to pay settlements, judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation Considerations”.

Reserves to Fund Certain Necessary Expenditures Under the Mortgage Loans May Be Insufficient for the Purpose for Which They Were Established

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions, recommended immediate repairs and seasonality reserves. We cannot assure you that any such reserve will be sufficient, that borrowers will reserve the required amount of funds or that cash flow from the mortgaged properties will be sufficient to fully fund such reserves. See Annex A for additional information with respect to the reserves established for the mortgage loans.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior

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lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk” above, “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as the trust, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, a lender may be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in this in this prospectus.

Additionally, in February 2012, a bill was passed by the Georgia Senate and introduced in the Georgia State House of Representatives that would limit rights of holders that acquired loans for less than par, by limiting the amount that a purchaser of debt (including the issuing entity) could collect from a guarantor of a commercial mortgage loan to the lesser of the purchase price paid for the debt or the maximum amount of the guarantee. The bill would apply both retroactively and prospectively to all types of loans made to all types of borrowers and presumably to the mortgage loans. If enacted, legislation of this type would appear to interfere with established contractual rights, and as such may be unconstitutional insofar as it would be applied to debt sold or transferred prior to the legislation’s enactment date. This type of measure could undermine the value of the mortgage loans and the special servicer’s workout efforts including, without limitation, the ability to collect on a guaranty or to use the threat of the same as a mechanism to compel a borrower to engage in a workout or provide a deed-in-lieu of foreclosure. The legislative session of the Georgia State House of Representatives ended without a vote on the bill. As a result, the bill died; however, we cannot assure you that a similar bill will not be re-introduced and passed in Georgia or in any other state in future legislative sessions.

See also “—Performance of the Certificates Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” and “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

A servicer for the mortgage loans underlying the offered certificates (i.e., the master servicer or the special servicer) may be eligible to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act. If a servicer were to become a debtor under the U.S. bankruptcy code or enter into receivership under the Federal Deposit Insurance Act, although the pooling and servicing agreement provides that such an event would be a termination event entitling the trust to terminate the servicer, the provision would most likely not be enforceable. However, a rejection of the servicing agreement by the servicer in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the Federal Deposit Insurance Act would be treated as a breach of the pooling and servicing agreement and give the trust a claim for damages and the ability to appoint a successor servicer. An assumption under the U.S. bankruptcy code would require the servicer to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the servicer to assume the pooling and servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the servicer would not adversely impact the servicing of the mortgage loans or that the trust would be entitled to terminate the servicer in a timely manner or at all. If any servicer becomes the subject of bankruptcy or similar proceedings, the trust’s claim to collections in that servicer’s possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

Risks Relating to Shari’ah Compliant Loans

Certain of the mortgage loans may be structured to comply with Islamic law (Shari’ah). The related borrower holds the fee interest in the mortgaged property and is owned by a U.S. affiliate of the borrower sponsor, or may be owned by an accommodation party, such as a corporate services provider. The related borrower has master leased the related mortgaged property to a master lessee, which is indirectly owned in part by certain investors of the Islamic faith. The rent payable pursuant to the applicable master lease is intended to cover the debt service payments required under the related mortgage loan, as well as reserve payments and any other sums due under the mortgage loan. By its terms, the master lease is expressly subordinate to the related mortgage loan.

There is a risk that in a bankruptcy case of a master lessee, the master lease could be recharacterized as a financing lease in connection with an acquisition of the mortgaged property by the master lessee. If such recharacterization occurred, the master lessee could be deemed to own the fee interest in the related mortgaged property and the master lease would be viewed as a loan. In Shari’ah compliant mortgage loans, the master lessee typically does not grant a leasehold mortgage to the lender. Therefore, there is a risk that if the master lease were recharacterized as a financing lease, the lender could lose its mortgage on the property. To mitigate the effect of such recharacterization, (i) each master lessee has been formed and is obligated to continue as a single-purpose entity, (ii) a bankruptcy by a master lessee is a “bad act” that would trigger guarantor liability under the recourse carveout guaranty for the related mortgage loan, (iii) the master lease is expressly subordinate to the related mortgage loan, and (iv) title insurance was obtained insuring that the related borrower is the fee owner of the related mortgaged property.

Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making

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involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value. The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Plan of Distribution (Underwriter Conflicts of Interest)” in this prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering. Each of those affiliations and foregoing relationships should be considered carefully by you before you invest in any certificates.

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Citigroup Global Markets Realty Corp., one of the sponsors, and Citigroup Global Markets Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of

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offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization transaction.

The originators, the sponsors and/or their respective affiliates may have originated and sold or retained mezzanine loans and/or companion loans (or may in the future originate permitted mezzanine loans) related to the mortgage loans. Such transactions may cause the originators, the sponsors and their respective affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to a mezzanine loan or companion loan based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions.

In some cases, the originators, the sponsors or their respective affiliates may be the current holders of companion loans related to their mortgage loans. See “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Any holder of any such pari passu companion loan will have certain consultation rights or, as described in the next sentence, approval rights with respect to servicing decisions involving the related loan combination. Société Générale, an originator and a sponsor, will be the initial holder of the Home Depot - Elk Grove Village controlling pari passu companion loan, and as such will be the initial directing holder with respect to the related loan combination entitled to approve or direct material servicing decisions involving the loan combination and replace the special servicer with respect to the loan combination. However, none of the master servicer, the special servicer, an outside servicer or an outside special servicer will be required to take or to refrain from taking any action pursuant to the advice, recommendations or instructions from the holder of a pari passu companion loan or its representative, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause the master servicer, the special servicer, an outside servicer or an outside special servicer to violate applicable law, the related mortgage loan documents, the outside servicing agreement (including the servicing standard), any related co-lender agreement or intercreditor agreement or the REMIC provisions of the Code. See “Description of the Mortgage Pool—Additional Indebtedness” and “—The Loan Combinations” for more information regarding the rights of any companion loan holder.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor thereof, participating in interim servicing and/or custodial arrangements with certain

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transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, performing certain underwriting services for the originators on a contractual basis and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described above and under “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests,” “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Potential Conflicts of Interest of the Master Servicer, the Special Servicer, the Trustee, any Outside Servicer and any Outside Special Servicer

The master servicer, a special servicer or sub-servicer or any of their respective affiliates, may purchase certificates evidencing interests in the trust.

In addition, the master servicer, the special servicer or a sub-servicer for the trust, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans. These relationships may create conflicts of interest.

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or the special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”. Each outside servicing agreement provides that the related outside serviced loan combination is required to be administered in accordance with a servicing standard set forth therein. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective sub-servicers and, as it relates to servicing and administration of any outside serviced loan combination, any outside servicer, any outside special servicer, or any of their respective sub-servicers, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if:

•	as it relates to the servicing and administration of mortgage loans under the pooling and servicing agreement, the master servicer, the special servicer, a sub-servicer or any of their respective affiliates holds certificates of this securitization transaction or any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an issuing entity, which assets include a serviced companion loan (or a portion of or interest in a serviced companion loan) (such securities, “serviced companion loan securities”), or

•	as it relates to servicing and administration of any outside serviced loan combination under the related outside servicing agreement, any related outside servicer, any related outside special servicer, a sub-servicer or any of their respective affiliates, holds certificates of this securitization transaction or any securitization involving a companion loan in such outside serviced loan combination;

or, in any case, any of the foregoing parties or any of their respective affiliates directly owns a companion loan or mezzanine loan related to any mortgage loan or otherwise has financial interests in or financial dealings with an applicable borrower, any of its affiliates or a sponsor. Each of these relationships may create a conflict of interest. For example, if the special servicer or its affiliate holds a subordinate class of certificates or serviced companion loan securities, the special servicer might seek to reduce the potential for losses allocable to those certificates or serviced companion loan securities from the applicable specially serviced loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. Furthermore, none of the master servicer, the special servicer or a sub-servicer is required to act in a manner more favorable to the holders of offered certificates or any particular

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class of offered certificates than to the holders the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, or itself or its affiliates, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, or have owners, obligors or property managers in common with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. As a result of the services described above, the interests of each of the master servicer and the special servicer and each of its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the controlling class representative, a directing holder, a controlling class certificateholder or other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the co-lender agreements and limitations on the right of such person to replace the special servicer. The master servicer may enter into an agreement with a sponsor to purchase the servicing rights to the related mortgage loans and/or the right to be appointed as the master servicer with respect to such mortgage loans. Any person that enters into such an economic arrangement with the master servicer or special servicer, as the case may be, may be influenced by such economic arrangement when deciding whether to appoint such master servicer or whether to appoint or replace such special servicer from time to time, and such consideration would not be required to take into account the best interests of the certificateholders or any group of certificateholders. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Further, the master servicer, the special servicer, the certificate administrator, the trustee and their respective affiliates are acting in multiple capacities in or related to this transaction, which may include, without limitation, participating in interim servicing and/or custodial arrangements with certain transaction parties, providing warehouse financing to certain originators or sponsors prior to transfer of their related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the underlying mortgage loans prior to their transfer to the issuing entity. For a description of certain of the foregoing relationships and arrangements, see “Transaction Parties—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”. Also see “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Similarly, with respect to the outside serviced mortgage loans, conflicts described above may arise with respect to an outside servicer, an outside special servicer, a sub-servicer, or any of their respective affiliates.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Additional Compensation to the Master Servicer and the Special Servicer and Interest on Advances Will Affect Your Right to Receive Distributions on Your Offered Certificates

The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage loans. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage loan, that mortgage loan will become specially serviced and the special servicer will be entitled to compensation for performing special servicing functions pursuant to the pooling and servicing agreement. Similar considerations exist with respect to outside servicers, outside special servicers and outside trustees in connection with the servicing of outside serviced mortgage loans. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

Inability to Replace the Master Servicer Could Affect Collections and Recoveries on the Mortgage Loans

The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is generally structured as a percentage of the outstanding principal balance of each mortgage loan, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial operating advisor. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. After the occurrence and during the continuance of a control termination event ), the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to certain actions of the special servicer in respect of the applicable specially serviced mortgage loan(s) and/or companion loan(s); provided that the operating advisor may consult regarding a serviced outside controlled loan combination only if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. Additionally, after the occurrence and during the continuance of a control termination event, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with a major decision with respect to the applicable serviced mortgage loan(s) and/or serviced companion loan(s), to the extent not prohibited by the related mortgage loan documents. In acting as operating advisor, the operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders (and, if applicable, any related serviced pari passu companion loan holder) constituted a single lender) and will have no fiduciary duty to any party. See “The Pooling and Servicing Agreement—Operating Advisor”.

In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

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Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC, a limited liability company organized under the laws of New York, has been appointed as the initial asset representations reviewer with respect to the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, Park Bridge Lender Services LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, a directing holder, a companion loan holder, the controlling class representative or collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Park Bridge Lender Services LLC’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which Park Bridge Lender Services LLC performs its duties under the pooling and servicing agreement.

Notwithstanding the foregoing, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent of a borrower.

Additionally, Park Bridge Lender Services LLC or its affiliates, in the ordinary course of their business, may in the future (a) perform for third parties contract underwriting services and advisory services as well as service or specially service mortgage loans and (b) acquire mortgage loans for their own account, including, in each such case, mortgage loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of Park Bridge Lender Services LLC may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services with respect to, or while Park Bridge Lender Services LLC or its affiliates are holding, other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts for Park Bridge Lender Services LLC.

Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder

It is expected that (i) Raith Capital Partners, LLC or an affiliate will be the initial controlling class representative and initial directing holder with respect to all of the mortgage loans and loan combinations serviced under the pooling and servicing agreement (other than any serviced outside controlled loan combination), (ii) German American Capital Corporation will be the initial holder of the 600 Broadway controlling pari passu companion loan, and, as such, the initial directing holder with respect to the 600 Broadway loan combination, and (iii) Société Générale will be the initial holder of the Home Depot - Elk Grove Village controlling pari passu

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companion loan, and, as such, the initial directing holder with respect to the Home Depot - Elk Grove Village loan combination.

The controlling class representative will be controlled by the controlling class certificateholders, and the holders of the controlling class will have no duty or liability to any other certificateholder. Likewise, no holder of a serviced companion loan or any representative thereof will have any duty or liability to any certificateholder. See “The Pooling and Servicing Agreement—Directing Holder”. Any directing holder may have interests in conflict with those of some or all of the certificateholders. As a result, it is possible that such directing holder (for so long as it is permitted to do so (e.g., in the case of the controlling class representative, for so long as a control termination event does not exist)) may direct the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, the special servicer may, based on such direction, take actions with respect to the applicable specially serviced mortgage loan(s) for which the special servicer is responsible that could adversely affect the holders of some or all of the classes of certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, the special servicer may be removed and replaced with or without cause with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement at any time by (and with a successor to be appointed by) the controlling class representative or other directing holder, as applicable (in the case of the controlling class representative, for so long as a control termination event does not exist, and other than with respect to any serviced outside controlled loan combination or any excluded mortgage loan). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

Neither the holders of the serviced companion loans nor any of their representatives will be a party to the pooling and servicing agreement, but one or more of such parties will be a third party beneficiary thereof and their rights may affect the servicing of the related mortgage loan.

Similarly, the related outside controlling class representative (or, in the case of the One Court Square loan combination, prior to the securitization of the related controlling note, Natixis Real Estate Capital LLC (or its successor in interest), as holder of such related controlling note) has, with respect to an outside serviced loan combination, certain consent and consultation rights and rights to replace the related outside special servicer under the related outside servicing agreement, and (so long as a consultation termination event does not exist) the controlling class representative for this securitization transaction will have certain consultation rights with respect to such outside serviced loan combination.

Any or all of the controlling class representative for this securitization transaction, an outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder), and the outside controlling note holder of a serviced outside controlled loan combination may have interests that are in conflict with those of any or all of the certificateholders, especially if the applicable party or any affiliate thereof holds certificates, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

The special servicer, at the direction of or upon consultation with, as applicable, a serviced companion loan holder (or its representative), may take actions with respect to the related serviced loan combination that could adversely affect the holders of some or all of the classes of the certificates, to the extent described under “Description of the Mortgage Pool—The Loan Combinations”. No serviced companion loan holder (or its representative) will have any duty to the holders of any class of certificates and may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (or its representative) may advise (or, if it is the outside controlling note holder of a serviced outside controlled loan combination, may direct) the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates.

No certificateholder may take any action against the controlling class representative for this securitization transaction, any outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or any serviced companion loan holder (or its representative) for having acted solely in its own interests. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

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Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class E, Class F and Class G certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. The B-Piece Buyer may have adjusted the mortgage pool as originally proposed by the sponsors by removing or otherwise excluding certain proposed mortgage loans. In addition, the B-Piece Buyer received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the Class E, Class F and Class G certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs.

The B-Piece Buyer or its designee will constitute the initial controlling class representative and, accordingly, the initial directing holder with respect to the serviced mortgage loans and serviced companion loans other than any serviced outside controlled loan combination and any excluded mortgage loan. The controlling class representative will have certain rights to direct and consult with the special servicer with respect to the applicable serviced loans. In addition, the controlling class representative will generally have certain consultation rights with regard to some or all of the outside serviced mortgage loans under each related co-lender agreement. See “—Potential Conflicts of Interest of a Directing Holder, any Outside Controlling Class Representative and any Companion Loan Holder” above.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Controlling Class Representative, an Outside Controlling Class Representative or a Controlling Note Holder to Terminate the Special Servicer of the Related Loan Combination

With respect to each loan combination, the controlling class representative, an outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled loan combination, as applicable, will be entitled, under certain circumstances, to remove the special servicer or outside special servicer, as applicable, for such loan combination and, in such circumstances, appoint a successor special servicer or successor outside special servicer, as applicable, for such loan combination (or have certain consent rights with respect to such removal or replacement).

The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for

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having done so. No certificateholder may take any action against the controlling class representative, an outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) or the outside controlling note holder of a serviced outside controlled companion loan, as applicable (under the pooling and servicing agreement for this securitization or any other servicing agreement), or against any other parties for having acted solely in their own respective interests. See “Description of the Mortgage Pool—The Loan Combinations” for a description of these rights to terminate a special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

A special servicer (whether the initial special servicer or a successor) may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, a companion loan holder, a holder of a security backed, in whole or in part, by a companion loan, or any other certificateholders (or an affiliate or a third-party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of such special servicer under the pooling and servicing agreement and, with respect to any serviced loan combinations, the related co-lender agreement and limitations on the right of such person to replace the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks

Except as described below, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See “The Pooling and Servicing Agreement—General”.

Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable. Any decision made by one of those parties in respect of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Except as limited by certain conditions described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, the special servicer (but not any outside special servicer for any outside serviced loan combination) may be removed with or without cause: (a) with respect to a serviced outside controlled loan combination, by the related outside controlling note holder; and (b) with respect to the other serviced mortgage loans and serviced companion loans (but excluding any excluded mortgage loan), by the

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controlling class representative (so long as no control termination event exists). See “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”.

After the occurrence and during continuance of a control termination event, the holders of at least 25% of the voting rights of the certificates (other than the Class R certificates) may request a vote to replace the special servicer under the pooling and servicing agreement (except with respect to a serviced outside controlled loan combination). The subsequent vote may result in the termination and replacement of the special servicer if (within 180 days of the initial request for that vote) the holders of (a) at least 75% of a quorum of certificateholders (which quorum consists of the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances) of the certificates (other than the Class R certificates)), or (b) more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but, for purposes of this clause (b), considering only those classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate balance of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class EC certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. With respect to the outside serviced mortgage loans, it is expected that after the occurrence and during continuance of a control termination event or equivalent event under the related outside servicing agreement the certificateholders relating to each outside servicing agreement will have similar rights to remove the outside special servicer. In addition, after the occurrence and during the continuance of a consultation termination event, the operating advisor may recommend the replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s) serviced under the pooling and servicing agreement); provided that the operating advisor may not recommend the removal of the special servicer with respect to a serviced outside controlled loan combination without the consent of the related controlling note holder. That recommendation may result in the termination and replacement of the special servicer (with respect to the applicable mortgage loan(s) and companion loan(s)) if (within 180 days of the initial request for a vote) the holders of more than 50% of the voting rights of each class of certificates other than the Class X-A, Class X-B, Class X-D and Class R certificates (but considering only those classes of certificates that have, in each such case, an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts then allocable to the subject class of certificates, equal to or greater than 25% of an amount equal to (i) the initial certificate balance of such class of certificates minus (ii) payments of principal previously made with respect to such class of certificates, and considering each class of the Class A-S, Class B and Class C certificates together with the Class EC certificates’ applicable percentage interest of the related Class A-S, Class B or Class C trust component as a single “Class” for such purpose) vote affirmatively to so terminate and replace. See “Description of the Mortgage Pool—The Loan Combinations”, “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” and “—Servicing of the Outside Serviced Mortgage Loans”.

The outside special servicer for any outside serviced loan combination will be subject to removal and replacement by the related outside controlling class representative or in connection with a securityholder vote generally in a manner similar to that contemplated by the preceding two paragraphs, in each case subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement. In addition, with respect to each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder, as controlling note holder of such outside serviced loan combination, may terminate and replace the outside special servicer for such loan combination, subject to certain conditions provided in the related outside servicing agreement and the related co-lender agreement.

In addition, a directing holder will have certain consent and/or consultation rights with respect to the applicable mortgage loan(s) and companion loan(s) under the pooling and servicing agreement under certain circumstances, as described in this prospectus; provided, however, that a directing holder may lose any such rights upon the occurrence of certain events. See “The Pooling and Servicing Agreement—Directing Holder”. Similarly, any outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have certain consent and consultation rights with respect to the related outside serviced loan combination under the outside servicing agreement and the related co-lender agreement, which it may lose upon the occurrence of certain events specified in the applicable outside servicing agreement or co-lender agreement. See “Description of the Mortgage Pool—The Loan Combinations”.

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In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan or loan combination with respect to which the controlling class representative or any controlling class certificateholder is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each, as applicable, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), with respect to such excluded controlling class mortgage loan. Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates.

In addition, while there is an operating advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the operating advisor (i) has no control rights over actions by the special servicer at any time, (ii) has no ability to communicate with, or directly influence the actions of, the borrowers at any time, (iii) has no consultation rights over actions by the special servicer prior to the occurrence and continuance of a control termination event, (iv) has no consultation rights in connection with a serviced outside controlled loan combination unless consultation rights are granted to the issuing entity as holder of the related split mortgage loan and (v) has no consultation rights in connection with the outside serviced loan combinations, and the special servicer is under no obligation at any time to act upon any of the operating advisor’s recommendations. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty, has no other duty except with respect to its specific obligations under the pooling and servicing agreement and has no duty or liability to any particular class of certificates or any certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to monitor the actions of any directing holder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement, or to affect the special servicer’s actions under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the issuing entity. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance (or outstanding notional amount, as applicable), which is reduced (or indirectly reduced in the case of a notional amount) by realized losses. In certain cases with respect to the termination of the special servicer, the operating advisor and the asset representations reviewer, certain voting rights will also be reduced by appraisal reduction amounts. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. You have no rights to vote on any servicing matters related to any outside serviced loan combination. See “Description of the Certificates—Voting Rights”.

The Servicing of Each of the 600 Broadway Loan Combination and the Home Depot - Elk Grove Village Loan Combination Will Shift to Other Servicers

The servicing of each of the 600 Broadway loan combination and the Home Depot - Elk Grove Village loan combination is expected to be governed by the pooling and servicing agreement only temporarily, until such time as the related controlling pari passu companion loan is securitized in a separate securitization. At that time, the servicing and administration of the subject loan combination will shift to the outside master servicer and outside special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement entered into in connection with that securitization and the related co-lender agreement. Neither the closing date of any such securitization nor the identity of any such outside master servicer or outside special servicer has been determined. In addition, the provisions of the eventual other servicing agreements have not yet been determined, although they will be required, in each case pursuant to the related co-lender agreement, to satisfy the respective requirements described under “Description of the Mortgage Pool—The Loan Combinations—600 Broadway Loan Combination” and “—The Home Depot - Elk Grove Village Loan Combination”. Prospective investors should be aware that they will not have any control over the identity of any such outside master servicer or outside special servicer, nor will

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they have any assurance as to the particular terms of any such other pooling and servicing agreement, trust and servicing agreement and/or other servicing arrangement except to the extent of compliance with the requirements referred to in the previous sentence. Moreover, the controlling class representative for this securitization will not have any consent or consultation rights with respect to the servicing of the 600 Broadway loan combination or the Home Depot - Elk Grove Village loan combination other than those limited consent and consultation rights as are provided in the related co-lender agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related co-lender agreement may have rights similar to, or more expansive than, those granted to the controlling class representative in this transaction. See “Description of the Mortgage Pool—The Loan Combination—600 Broadway Loan Combination” and “—Home Depot - Elk Grove Village Loan Combination”.

If either of the 600 Broadway loan combination or the Home Depot - Elk Grove Village loan combination becomes specially serviced prior to the securitization of the related controlling companion loan, the special servicer will be required to service and administer the related loan combination and any related REO property in the same manner as any other specially serviced loan or REO property for which it is responsible and will be entitled to all rights and compensation earned with respect to such loan combination as set forth in the pooling and servicing agreement for this securitization transaction. Prior to the securitization of the related controlling companion loan, no other special servicer will be entitled to any such compensation or have such rights and obligations. If either of the 600 Broadway loan combination or the Home Depot - Elk Grove Village loan combination is being specially serviced when the related controlling companion loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such loan combination, as well as all surviving indemnity and other rights in respect of such special servicing role.

Rights of the Directing Holder and the Operating Advisor Could Adversely Affect Your Investment

In connection with the taking of certain actions that would be a major decision in connection with the servicing of a specially serviced mortgage loan or, if applicable, loan combination under the pooling and servicing agreement (and, in the case of the controlling class representative, for so long as a control termination event does not exist and the related mortgage loan is not an excluded mortgage loan), the special servicer generally will be required to obtain the consent of the related directing holder. After the occurrence and during the continuance of a control termination event, the special servicer generally will be required to consult with the controlling class representative (until the occurrence and during the continuance of a consultation termination event unless an excluded mortgage loan is involved) and the operating advisor; provided that such consultation will occur with respect to a serviced outside controlled loan combination if and to the extent that the holder of the related split mortgage loan is granted consultation rights under the related co-lender agreement. These actions and decisions include, among others, certain loan modifications, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged property or properties, and certain sales of the mortgage loan(s) or, if applicable, loan combination(s), or any related REO property or properties for less than the outstanding principal amount plus accrued interest, fees and expenses. See “The Pooling and Servicing Agreement—Directing Holder” for a list of actions and decisions requiring consultation with the operating advisor and/or the controlling class representative following the occurrence of a control termination event. As a result of these obligations, the special servicer may take actions with respect to a serviced mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any directing holder: (i) may have special relationships and interests that conflict with those of holders of one or more classes of certificates; (ii) may act solely in its own interests (or, in the case of the controlling class representative, in the interests of the holders of the controlling class); (iii) does not have any duties to the holders of any class of certificates (other than, in the case of the controlling class representative, the controlling class); (iv) may take actions that favor its own interests (or, in the case of the controlling class representative, the interests of the holders of the controlling class) over the interests of the holders of one or more classes of certificates; and (v) will have no liability whatsoever (other than, in the case of the controlling class representative, to the related controlling class certificateholder(s)) for having so acted as set forth in (i) – (iv) above, and that no certificateholder may take any action whatsoever against any directing holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any directing holder for having so acted.

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Realization on a Mortgage Loan That Is Part of a Serviced Loan Combination May Be Adversely Affected by the Rights of the Related Serviced Companion Loan Holder

If a serviced pari passu loan combination were to become defaulted, the related co-lender agreement requires the special servicer, in the event it determines to sell the related mortgage loan in accordance with the terms of the pooling and servicing agreement, to sell the related serviced pari passu companion loan(s) together with such defaulted mortgage loan. We cannot assure you that such a required sale of a defaulted loan combination (or applicable portion thereof) would not adversely affect the ability of the special servicer to sell such mortgage loan, or the price realized for such mortgage loan, following a default on the related serviced pari passu loan combination. Further, given that, pursuant to the co-lender agreement for any such serviced pari passu loan combination (other than any such loan combination that is a serviced outside controlled loan combination), the serviced pari passu companion loan holder is not the directing holder, and the issuing entity as holder of the related mortgage loan is the directing holder (with the right to consent to material servicing decisions and replace the special servicer, subject to the conditions specified under “The Pooling and Servicing Agreement—Directing Holder” and “—Termination of the Special Servicer Without Cause”), with respect to any such serviced pari passu loan combination, the related serviced pari passu companion loan may not be as marketable as the related mortgage loan held by the issuing entity. Accordingly, if any such sale does occur with respect to the serviced pari passu loan combination, then the net proceeds realized by the certificateholders in connection with such sale may be less than would be the case if only the related mortgage loan were subject to such sale.

In the case of a serviced outside controlled loan combination, a related companion loan holder or its representative will generally have the right to consent to certain servicing actions with respect to such loan combination by the master servicer or special servicer, as applicable (and, in certain cases, direct the special servicer to take certain servicing actions with respect to such loan combination). In addition, for so long as a consultation termination event does not exist, unless an excluded mortgage loan is involved or the controlling note is a subordinate companion loan in an AB loan combination, the controlling class representative will have non-binding consultation rights with respect to certain servicing decisions involving any serviced outside controlled loan combination.

In connection with the servicing of a serviced pari passu loan combination, the related serviced pari passu companion loan holder or its representative (if it is not otherwise exercising the rights of directing holder) will be entitled to consult with the special servicer regarding material servicing actions, including making recommendations as to alternative actions to be taken by the special servicer with respect to such serviced pari passu loan combination, and such recommended servicing actions could adversely affect the holders of some or all of the classes of certificates. The serviced pari passu companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and it is possible that the serviced pari passu companion loan holder or its representative may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Notwithstanding the foregoing, any such consultation with the serviced pari passu companion loan holder or its representative is non-binding, and in no event is the special servicer obligated at any time to follow or take any alternative actions recommended by such serviced pari passu companion loan holder (or its representative).

With respect to any serviced AB loan combination, pursuant to the terms of the pooling and servicing agreement, if such serviced AB loan combination becomes a defaulted mortgage loan, and if the special servicer determines to sell the related serviced mortgage loan, then such sale will be subject to (and the proceeds derived therefrom may be affected by) the right of the subordinate companion loan holder to purchase, and cure defaults under, the related defaulted mortgage loan (together with any related serviced pari passu companion loans, if any) as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any mortgage loan that is part of a serviced loan combination, the related serviced companion loan holder:

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

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•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the serviced companion loan holder or any director, officer, employee, agent, representative or principal of the serviced companion loan holder for having so acted.

Rights of any Outside Controlling Class Representative Under any Outside Servicing Agreement Could Adversely Affect Your Investment

With respect to each outside serviced loan combination, the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) will have rights comparable to those of the controlling class representative for this securitization transaction, and accordingly, prospective investors should consider the following:

•	An outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may have interests in conflict with those of the holders of some or all of the classes of certificates.

•	With respect to any outside serviced loan combination, although the outside special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard under the related outside servicing agreement or the terms of the related mortgage loan documents, it is possible that the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder) may direct the outside special servicer to take actions with respect to the outside serviced loan combination that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that, with respect to any outside serviced mortgage loan, the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling note has not been securitized, the related controlling note holder):

•	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

•	may act solely in its own interests, without regard to your interests;

•	does not have any duties to any other person, including the holders of any class of certificates;

•	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

•	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against such outside controlling class representative (or other controlling note holder) or any director, officer, employee, agent or principal of such outside controlling class representative (or other controlling note holder) for having so acted.

You Will Not Have Any Control Over the Servicing of Any Outside Serviced Mortgage Loan

Each outside serviced mortgage loan is secured by one or more mortgaged properties that also secure a companion loan that is not an asset of the issuing entity and is being serviced under an outside servicing agreement, which is the pooling and servicing agreement, trust and servicing agreement or other servicing arrangement governing the securitization of such companion loan, by the outside servicer and outside special servicer, and in accordance with the servicing standard provided for in the outside servicing agreement. Further, pursuant to the related co-lender agreement and the outside servicing agreement, the related outside controlling class representative (or, in the case of each outside serviced loan combination as to which the related controlling

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note has not been securitized, the related controlling note holder) (and not any party to our securitization transaction) has certain rights to direct and advise the outside special servicer with respect to such outside serviced loan combination (including the related outside serviced mortgage loan). As a result, you will have less control over the servicing of the outside serviced mortgage loans than you would if the outside serviced mortgage loans are being serviced by the master servicer and the special servicer under the pooling and servicing agreement for your certificates.

See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us (however, Walker & Dunlop Commercial Property Funding, LLC will guarantee Walker & Dunlop Commercial Property Funding I WF, LLC’s repurchase and substitution obligations under the related mortgage loan purchase agreement, as described in “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”). Neither we nor any of our affiliates (except Citigroup Global Markets Realty Corp. in its capacity as a sponsor) are obligated to repurchase or substitute any mortgage loan or make any loss of value payment in connection with either a breach of any sponsor’s representations and warranties or any document defects, if such sponsor defaults on its obligation to do so. Additionally, one of the sponsors, Société Générale, may be subject to the “bail-in” powers of a Resolution Authority and such sponsor’s liabilities, including the obligation to repurchase certain defective mortgage loans could, among other things, be reduced, converted or extinguished in full. Alternatively the BRRD gives the power to a Resolution Authority to transfer the assets of certain relevant institutions to a third party entity. See “—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity and Other Aspects of the Offered Certificates” above. We cannot assure you that the sponsors (or, if applicable, any related guarantor(s)) will have the financial ability to effect such repurchases or substitutions or make such payment to compensate the issuing entity. In addition, the sponsors (or, if applicable, any related guarantor(s)) may have various legal defenses available to them in connection with a repurchase or substitution obligation. In particular, in the case of any outside serviced mortgage loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of a related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan.   Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Mortgage Loan Purchase Agreements” for a summary of certain representations and warranties and the remedies in connection therewith.

Any Loss of Value Payment Made by a Sponsor May Not Be Sufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the related sponsor’s representations and warranties or any material document defects (other than a material breach or material document defect that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related sponsor may make a payment to the trust to compensate it for the loss of value of the affected mortgage loan. Upon its making such payment, the sponsor will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer, with the consent of the controlling class representative prior to the occurrence of a Control Termination Event, deems such amount to be sufficient to compensate the trust for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust for such material breach or material document defect in all respects. See “The Mortgage Loan Purchase Agreements—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in this prospectus for a summary discussion of the loss of value payment.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Environmental reports were prepared for the mortgaged properties as described in “Description of the Mortgage Pool—Environmental Considerations”; however, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For a more detailed description of environmental matters that may affect the mortgaged properties, see “—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” below and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners, or

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

Various United States federal, state, local and municipal environmental laws, ordinances and regulations may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for cleanup costs, property damage or personal injury associated with releases of or other exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

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The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an “owner” or “operator” of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978—

•	to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

•	to deliver to potential residents or purchasers a United States Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

In addition, owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the owner’s ability to refinance the property or to sell the property to a third party, the value of the property and a borrower’s ability to repay its mortgage loan.

Certain Types of Operations Involved in the Use and Storage of Hazardous Materials May Lead to an Increased Risk of Issuing Entity Liability

Portions of some of the mortgaged properties securing the mortgage loans may include tenants that operate as, were previously operated as, or are located near other properties currently or previously operated as, on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous materials, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the issuing entity) under environmental laws. These operations incur ongoing costs to comply with environmental permit or license requirements and other environmental laws governing, among other things, containment systems and underground storage tank systems. Any liability to borrowers under environmental laws, especially in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could also adversely impact the related borrower’s ability to repay the related mortgage loan.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

General

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC, would likely be treated as one or more separate associations taxable as a corporation under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

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In addition, if the One Court Square REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, it might be treated as an association taxable as a corporation under Treasury regulations which could reduce amounts otherwise available for distribution on the One Court Square mortgage loan and to certificateholders, and the One Court Square mortgage loan may not qualify as a “qualified mortgage” for a REMIC which may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. The Code authorizes the granting of relief from disqualification if failure to meet one or more of the requirements for REMIC status occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualifying event. The relief may be granted by either allowing continuation as a REMIC or by ignoring the cessation entirely. However, any such relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time during which the requirements for REMIC status are not satisfied. While the United States Department of the Treasury is authorized to issue regulations regarding the granting of relief from disqualification if the failure to meet one or more of the requirements of REMIC status occurs inadvertently and in good faith, no such regulations have been issued.

In addition, changes to REMIC restrictions on loan modifications may impact your investment in the offered certificates. See “—Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates” below.

Tax Considerations Relating to Foreclosure

If the issuing entity (or the One Court Square REMIC, as applicable) acquires a mortgaged property (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC (or the One Court Square REMIC, as applicable) to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of an outside serviced mortgage loan, the related outside special servicer) may permit the Lower-Tier REMIC (or the One Court Square REMIC, as applicable) to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders and any related companion loan holders, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans”. In addition, if the issuing entity (or the One Court Square REMIC, as applicable) were to acquire one or more mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of an outside serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity (or the One Court Square REMIC, as applicable) may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

No Gross Up in Respect of the Certificates Held by Non-U.S. Persons

To the extent that any withholding tax is imposed on payments of interest or other payments on any certificates, as a result of any change in applicable law or otherwise, there will be no obligation to make any “gross-up” payments to certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected certificateholders. See “Material Federal Income Tax Consequences—Taxation of Certain Foreign Investors,” “—Taxation of Class EC and Exchangeable Certificates” and “—FATCA.”

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Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, which generally will result in recognition of taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with regard to the original issue discount. See “Material Federal Income Tax Consequences—Taxation of the Regular Interests—Original Issue Discount” in this prospectus.

State, Local and Other Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences”, potential purchasers should consider the state and local, and any other, tax consequences of the acquisition, ownership and disposition of the offered certificates. State, local and other tax laws may differ substantially from the corresponding federal tax law, and this prospectus does not purport to describe any aspects of the tax laws of the states or localities, or any other jurisdiction, in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

If any tax or penalty is successfully asserted by any state, local or other taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult with your own tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the offered certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a grantor trust that modifies a mortgage loan jeopardizes its tax status as a grantor trust, and a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC, and possibly a grantor trust, may avoid such consequences, however, if the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply.

The IRS has issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or a grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the related servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Internal Revenue Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a

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mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified paydown transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the special servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates. Further, if a mortgaged property becomes the subject of a partial condemnation and, after giving effect to the partial taking the mortgaged property has a loan-to-value ratio in excess of 125%, the related mortgage loan may be subject to being paid down by a “qualified amount” (within the meaning of Revenue Procedure 2010-30) notwithstanding the existence of a prepayment lockout period.

You should consider the possible impact on your investment of any existing REMIC or grantor trust restrictions as well as any potential changes to the tax rules governing REMICs or grantor trusts.

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Description of the Mortgage Pool

General

The issuing entity with respect to the Certificates will be Citigroup Commercial Mortgage Trust 2016-P3 (the “Issuing Entity”). The assets of the Issuing Entity will primarily consist of a pool (the “Mortgage Pool”) of 37 fixed rate mortgage loans (collectively (including, without limitation, any REO Mortgage Loan), the “Mortgage Loans”) with an aggregate principal balance as of their respective due dates in April 2016 (or, in the case of any Mortgage Loan that has its first due date in May 2016, the date that would have been its due date in April 2016 under the terms of that Mortgage Loan if a Monthly Payment were scheduled to be due in that month) (collectively, the “Cut-off Date”), after deducting payments of principal due on such respective dates, of approximately $770,972,163 (with respect to each Mortgage Loan, the “Cut-off Date Balance” and, in the aggregate, the “Initial Pool Balance”).

Each Mortgage Loan is (i) evidenced by one or more promissory notes or similar evidence of indebtedness (each, a “Mortgage Note”) and (ii) secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) a mortgage, deed of trust or other similar security instrument (a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in an office, retail, hospitality, industrial, mixed use, leased fee, self storage, multifamily, short-term rental or manufactured housing community property (each, a “Mortgaged Property”) (or, in certain cases, secured by multiple Mortgages encumbering a portfolio of Mortgaged Properties).

When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, if a Mortgage Loan is secured by more than one Mortgaged Property, the percentages are based on an allocated loan amount that has been assigned to each of the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A.

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property and the other limited assets securing the Mortgage Loan, and not against the borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Eleven (11) of the Mortgage Loans (each such Mortgage Loan, a “Split Mortgage Loan”) are part of a split loan structure (a “Loan Combination”). A Loan Combination consists of the particular Split Mortgage Loan to be included in the Issuing Entity and one or more “companion loans” (each, a “Companion Loan”) that will be held outside the Issuing Entity. If a Companion Loan is pari passu in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Pari Passu Companion Loan” and the related Loan Combination may be referred to in this prospectus as a “Pari Passu Loan Combination”. If a Companion Loan is subordinate in right of payment to the related Split Mortgage Loan, it may be referred to in this prospectus as a “Subordinate Companion Loan” and the related Loan Combination may be referred to in this prospectus as an “AB Loan Combination”. If a Loan Combination includes both a Pari Passu Companion Loan and a Subordinate Companion Loan, the discussion in this prospectus regarding both Pari Passu Loan Combinations and AB Loan Combinations will be applicable to such Loan Combination. The subject Split Mortgage Loan and its related Companion Loan(s) comprising any particular Loan Combination are: (i) each evidenced by one or more separate promissory notes; (ii) obligations of the same borrower(s); (iii) cross-defaulted; and (iv) collectively secured by the same mortgage(s) and/or deed(s) of trust encumbering the related Mortgaged Property or portfolio of Mortgaged Properties. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity. See “—The Loan Combinations” below for more information regarding the identity of, and certain other information regarding, the Loan Combinations, as well as rights of the holders of the Companion Loans and the servicing and administration of the Loan Combinations that will not be serviced under the pooling and servicing agreement for this transaction.

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The Mortgage Loans were originated or acquired by the mortgage loan sellers (or will be acquired, on or prior to the Closing Date, by the mortgage loan sellers) set forth in the following chart (collectively, the “Mortgage Loan Sellers”) and such entities will sell their respective Mortgage Loans to the Depositor, which will in turn transfer the Mortgage Loans to the Issuing Entity:

Mortgage Loan Sellers

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citigroup Global Markets Realty Corp., a New York corporation (“CGMRC”)	11 (the “CGMRC Mortgage Loans”)	$183,353,955	23.8%
Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”)	8 (the “NREC Mortgage Loans”)	176,162,407	22.8
Société Générale, a société anonyme organized under the laws of France (“Société Générale”)	8 (the “Société Générale Mortgage Loans”)	164,931,810	21.4
Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Delaware limited liability company (“Principal Commercial Capital”)	6 (the “PCC Mortgage Loans”)	153,342,984	19.9
The Bank of New York Mellon (“BNY Mellon”)	1 (the “BNY Mellon Mortgage Loan”)	50,000,000	6.5
Walker & Dunlop Commercial Property Funding I WF, LLC (“WDCPF I WF”)	3 (the “WDCPF Mortgage Loans”)	43,181,007	5.6
Total		$770,972,163	100.0%

The Mortgage Loan Sellers originated the Mortgage Loans or acquired the Mortgage Loans (or will acquire the Mortgage Loans on or prior to the Closing Date), directly or indirectly, from the originators as set forth in the following chart:

Originator	Sponsor	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Citigroup Global Markets Realty Corp.(1)(2)	Citigroup Global Markets Realty Corp.	11	$183,353,955	23.8%
Natixis Real Estate Capital LLC	Natixis Real Estate Capital LLC	8	176,162,407	22.8
Société Générale	Société Générale	8	164,931,810	21.4
Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	5	142,342,984	18.5
Macquarie Investments US Inc. d/b/a Principal Commercial Capital(3)	Macquarie US Trading LLC d/b/a Principal Commercial Capital(3)	1	11,000,000	1.4
The Bank of New York Mellon(4)	The Bank of New York Mellon	1	50,000,000	6.5
Walker & Dunlop Commercial Property Funding I WF, LLC	Walker & Dunlop Commercial Property Funding I WF, LLC	2	31,521,007	4.1
Walker & Dunlop Commercial Property Funding I CS, LLC (“WDCPF I CS”)	Walker & Dunlop Commercial Property Funding I WF, LLC	1	11,660,000	1.5
	Total	37	$770,972,163	100.0%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CGMRC and Barclays Bank PLC. Such Mortgage Loan will be sold to the Depositor by CGMRC.

(2)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 Liberty Street, representing approximately 5.3% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by CGMRC, German American Capital Corporation and Wells Fargo Bank, National Association. Such Mortgage Loan will be sold to the Depositor by CGMRC.

(3)	Principal Commercial Capital is the lending platform jointly formed by Macquarie US Trading LLC and Principal Real Estate Investors, LLC to originate and securitize commercial mortgage loans.

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(4)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 600 Broadway, representing approximately 6.5% of the Initial Pool Balance, is part of a Loan Combination that was co-originated by BNY Mellon and German American Capital Corporation. Such Mortgage Loan will be sold to the Depositor by BNY Mellon.

CGMRC, NREC, Société Générale, Principal Commercial Capital, Macquarie Investments US Inc. d/b/a Principal Commercial Capital, BNY Mellon, WDCPF I WF and WDCPF I CS are referred to in this prospectus as the “Originators”. Principal Commercial Capital has acquired or will acquire the PCC Mortgage Loan that was originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital from Macquarie Investments US Inc. d/b/a Principal Commercial Capital on or prior to the Closing Date. WDCPF I WF has acquired or will acquire the WDCPF Mortgage Loans that were originated by WDCPF I CS from WDCPF I CS on or prior to the Closing Date.

Citigroup Commercial Mortgage Securities Inc. (the “Depositor”) will acquire the Mortgage Loans from CGMRC, NREC, Société Générale, Principal Commercial Capital, BNY Mellon and WDCPF I WF (collectively, the “Sponsors”) on or about April 13, 2016 (the “Closing Date”) pursuant to the respective Mortgage Loan Purchase Agreements (as defined under “The Mortgage Loan Purchase Agreements” below). The Depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the Trustee pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below).

One Court Square Mortgage Loan

On October 13, 2015, Natixis Real Estate Capital LLC formed the One Court Square REMIC with respect to part of the One Court Square Loan Combination, which issued three pro rata and pari passu regular interests (the One Court Square REMIC A-1 Regular Interest, the One Court Square REMIC A-2 Regular Interest and the One Court Square REMIC A-3 Regular Interest (each, a “One Court Square REMIC Regular Interest”, and collectively, the “One Court Square REMIC Regular Interests”).

Each One Court Square REMIC Regular Interest has a principal balance set forth below and for tax reporting purposes will be entitled to principal and interest and any other amounts payable on the One Court Square REMIC Regular Interest in the same proportion that its principal balance bears to the aggregate principal balance all of the One Court Square REMIC Regular Interests, as set forth below:

One Court Square REMIC Regular Interest	Corresponding One Court Square Promissory Note(s)	Initial Principal Balance
One Court Square REMIC A-1 Regular Interest	One Court Square Promissory Note A-1	$50,000,000
One Court Square REMIC A-2 Regular Interest	One Court Square Promissory Note A-2, One Court Square Promissory Note A-5	$95,000,000
One Court Square REMIC A-3 Regular Interest	One Court Square Promissory Note A-3, One Court Square Promissory Note A-5	$90,000,000

Each One Court Square REMIC Regular Interest holder will be the owner of a percentage interest, specified below, in its corresponding One Court Square Promissory Note(s) other than for tax reporting purposes. One Court Square Promissory Note A-5 will be contributed to the Issuing Entity. One Court Square Promissory Note A-5 represents a 21.0526% ownership interest in the One Court Square REMIC A-2 Regular Interest and a 22.2222% ownership interest in the One Court Square REMIC A-3 Regular Interest. One Court Square Promissory Note A-1, which evidences 100.0000% ownership of the One Court Square REMIC A-1 Regular Interest, is currently held by NREC. One Court Square Promissory Note A-2, which evidences 78.9474% ownership of the One Court Square REMIC A-2 Regular Interest, was contributed to the WFCM 2016-NXS5 Securitization. One Court Square Promissory Note A-3, which evidences 77.7778% ownership of the One Court Square REMIC A-3 Regular Interest, was contributed to the WFCM 2015-NXS4 Securitization. One Court Square Promissory Note A-4 was contributed to the WFCM 2015-NXS3 Securitization. The residual interest in the One Court Square REMIC was also contributed to the WFCM 2015-NXS4 Securitization.

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Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A, Annex B and Annex C to this prospectus may not equal the indicated total due to rounding. The information in Annex A, Annex B and Annex C to this prospectus with respect to the Mortgage Loans (or any Loan Combination, if applicable) and the Mortgaged Properties is based upon the Mortgage Pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date, and (iii) each Mortgage Loan with an anticipated repayment date pays in full on its related anticipated repayment date. When information presented in this prospectus with respect to the Mortgaged Properties is expressed as a percentage of the Initial Pool Balance, the percentages are, in the case of multiple Mortgaged Properties securing the same Mortgage Loan, based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents as set forth on Annex A to this prospectus. The statistics in Annex A, Annex B and Annex C to this prospectus were primarily derived from information provided to the Depositor by each Sponsor, which information may have been obtained from the borrowers.

With respect to any Split Mortgage Loan, all debt service coverage ratio, debt yield and loan-to-value ratio information presented in this prospectus is calculated and presented in a manner that reflects the aggregate indebtedness evidenced by the subject Split Mortgage Loan and any related Pari Passu Companion Loan, but without regard to any related Subordinate Companion Loan.

With respect to each Mortgaged Property, the appraisal of such Mortgaged Property, the Phase I environmental report, any Phase II environmental report and any seismic or property condition report obtained in connection with origination (each, a “Third Party Report”) were prepared prior to the date of this prospectus. The information included in the Third Party Reports may not reflect the current economic, competitive, market and other conditions with respect to the Mortgaged Properties. The Third Party Reports may be based on assumptions regarding market conditions and other matters as reflected in those Third Party Reports. The opinions of value rendered by the appraisers in the appraisals are subject to the assumptions and conditions set forth in those appraisals.

“ADR” means, for any hospitality property, average daily rate.

“Allocated Cut-off Date Loan Amount” means, in the case of Mortgage Loans secured by multiple Mortgaged Properties, the allocated Cut-off Date Balance for each Mortgaged Property based on an allocated loan amount that has been assigned to the related Mortgaged Properties based upon the related Mortgage Loan documents or one or more of the related appraised values, the relative underwritten net cash flow or prior allocations reflected in the related Mortgage Loan documents; provided that with respect to any Loan Combination secured by a portfolio of Mortgaged Properties, the Allocated Cut-off Date Loan Amount represents only the pro rata portion of the related Mortgage Loan principal balance amount relative to the related Loan Combination principal balance. Information presented in this prospectus (including Annex A and Annex B) with respect to the Mortgaged Properties expressed as a percentage of the Initial Pool Balance reflects the Allocated Cut-off Date Loan Amount allocated to such Mortgaged Property as of the Cut-off Date.

“Annual Debt Service” means, for any Mortgage Loan or Companion Loan, the current annualized debt service payable on such Mortgage Loan or Companion Loan as of April 2016 (or, in the case of any Mortgage Loan or Companion Loan that has its first Due Date in May 2016, the anticipated annualized debt service payable on such Mortgage Loan or Companion Loan as of April 2016); provided that with respect to each Mortgage Loan with a partial interest-only period, the Annual Debt Service is calculated based on the debt service due under such Mortgage Loan during the amortization period.

“Appraised Value” means, for each of the Mortgaged Properties and any date of determination, the most current appraised value of such Mortgaged Property as determined by an appraisal of the Mortgaged Property and in accordance with MAI standards, as set forth on Annex A. The appraisals for certain of the Mortgaged Properties may state an “as stabilized”, “hypothetical market value” or “as-if complete” appraised value (generally as an alternative to, or in addition to, an “as-is” appraised value) for such Mortgaged Properties that assumes that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property. In addition, in the case of a portfolio of Mortgaged Properties, the appraisals may reflect a “portfolio

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premium” based on the assumption that such portfolio of Mortgaged Properties will be sold as a collective whole. Such values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A to this prospectus, and in Annex B to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A to this prospectus and the related footnotes. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” Appraised Value unless otherwise specified below, and is in each case as determined by an appraisal made not more than 4 months prior to the origination date of the related Mortgage Loan, as described under “Appraisal Date” on Annex A to this prospectus.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” Appraised Value, but is instead calculated on an ““as-if complete”, “hypothetical market value” or “portfolio premium” Appraised Value as set forth below:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Appraised Value set forth in this prospectus is the “as-if complete” appraised value of $136,800,000, which assumes that the approximately $14,728,386 PIP scheduled to be completed by December 31, 2016 has been completed. At loan origination, the borrower reserved $14,724,000 for completion of the PIP. The “as is” appraised value is $119,800,000. In addition, with respect to the Mortgaged Property identified on Annex A to this prospectus as SpringHill Suites Minneapolis West the appraised value includes $1,000,000 attributable to the discounted value of (i) projected payments on the Related TIF Note and (ii) a portion of projected payments on the Additional TIF Note (as such terms are defined under “—Real Estate and Other Tax Considerations”) and with respect to the Mortgaged Property identified on Annex A to this prospectus as TownePlace Suites Minneapolis West the appraised value includes $800,000 attributable to the discounted value of (i) projected payments on the Related TIF Note and (ii) a portion of projected payments on the Additional TIF Note.

•	With respect to the Mortgage Loan secured by the portfolio of the Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, the Appraised Value set forth in this prospectus of $116,500,000 reflects a portfolio premium attributed to the value of the related Mortgaged Properties as a whole. The sum of the individual “as is” appraised values of each of the Mortgaged Properties is $108,500,000.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Country Inn & Suites, representing approximately 0.6% of the Initial Pool Balance, the Appraised Value set forth in this prospectus is the “hypothetical market value” appraised value of $6,500,000, which assumes that the approximately $592,500 PIP scheduled to be completed by August 30, 2016 has been completed. At loan origination, the borrower reserved $740,000 for completion of the PIP. The “as is” appraised value is $5,800,000.

In addition, for certain Mortgage Loans, the Cut-off Date LTV Ratio and/or the LTV Ratio at Maturity was calculated based on the “as stabilized” Appraised Value as set forth on Annex A or an alternative appraised value (other than as set forth on Annex A) for the related Mortgaged Property, as described under the definitions of Cut-off Date LTV Ratio and/or LTV Ratio at Maturity, as applicable.

“ARD” means, with respect to any Mortgage Loan or Companion Loan, any related Anticipated Repayment Date.

“Balloon Balance” means, with respect to any Mortgage Loan or Companion Loan, the principal balance scheduled to be due on such Mortgage Loan or Companion Loan at maturity or any related Anticipated Repayment Date assuming that all monthly debt service payments are timely received and there are no prepayments or defaults.

“Crossed Group” identifies each group of Mortgage Loans in the Mortgage Pool that are cross-collateralized and cross-defaulted with each other, if any. Each Crossed Group, if any, is identified by a separate letter on Annex A to this prospectus.

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“Cut-off Date LTV Ratio” or “Cut-off Date Loan-to-Value Ratio” generally means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Cut-off Date Balance of that Mortgage Loan set forth on Annex A to this prospectus divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties set forth on Annex A to this prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Cut-off Date LTV Ratio is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Cut-off Date LTV Ratio does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated;

•	with respect to the Mortgaged Property that secures the Mortgage Loan listed in the following table, the Cut-off Date LTV Ratio was calculated based on the Cut-off Date Balance less an earnout or holdback reserve, divided by the “as-is” Appraised Value. The Cut-off Date LTV Ratio calculated without adjusting for the earnout or holdback reserve is as follows:

Mortgaged Property Name	Approx. % of Initial Pool	Un-Adjusted Cut-off Date LTV Ratio	Earnout or Holdback Amount	Cut-off Date LTV Ratio
Atlas Self Storage	0.6%	78.5%	$400,000	71.2%

•	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the Cut-off Date LTV Ratio was calculated using the related Appraised Value set forth on Annex A, which in each case is subject to certain adjustments as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (“As-if Complete”, “Hypothetical Market Value” or “Portfolio Premium”)	“As-if Complete”, “Hypothetical Market Value” or “Portfolio Premium” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott Midwest Portfolio	7.1%	60.3%	$136,800,000	68.9%	$119,800,000
Heritage Industrial Portfolio	5.2%	69.8%	$116,500,000	75.0%	$108,500,000
Country Inn & Suites	0.6%	69.6%	$6,500,000	77.9%	$5,800,000

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified in the table below, the Cut-off Date LTV Ratio was calculated using an “as stabilized” Appraised Value set forth on Annex A, as opposed to the related Appraised Value set forth on Annex A, as set forth below:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Cut-off Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Oak Hill Plaza	1.3%	73.7%	$13,700,000	79.5%	$12,700,000

“Debt Yield on Underwritten Net Cash Flow” or “Debt Yield on Underwritten NCF” means, with respect to any Mortgage Loan, the related Underwritten Net Cash Flow divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Cash Flow does not include the principal balance of the related Subordinate Companion Loan;

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“Debt Yield on Underwritten Net Operating Income” or “Debt Yield on Underwritten NOI” means, with respect to any Mortgage Loan, the related Underwritten Net Operating Income divided by the Cut-off Date Balance of that Mortgage Loan, except as set forth below:

•	with respect any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income is based on the aggregate principal balance of such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the Debt Yield on Underwritten Net Operating Income does not include the principal balance of the related Subordinate Companion Loan.

“DSCR,” “Debt Service Coverage Ratio,” “Cut-off Date DSCR”, “Underwritten NCF DSCR” or “UW NCF DSCR” generally means, for any Mortgage Loan, the ratio of Underwritten Net Cash Flow produced by the related Mortgaged Property or Mortgaged Properties to the aggregate amount of the Annual Debt Service, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the DSCR is based on the Annual Debt Service that is due in connection with such Split Mortgage Loan and the related Pari Passu Companion Loan(s); and

•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of DSCR does not include the monthly debt service that is due in connection with the Subordinate Companion Loan, unless expressly stated otherwise.

“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality, mixed use, multifamily and manufactured housing community properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower or master tenant (unless an event of default or one or more specified trigger events under the related Mortgage Loan documents have occurred and are outstanding) generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Largest Tenant Lease Expiration” means the date at which the applicable Largest Tenant’s lease is scheduled to expire.

“Loan Per Unit” means the principal balance per unit of measure as of the Cut-off Date.

“Maturity Date LTV Ratio”, “Maturity Date Loan-to-Value Ratio” or “LTV Ratio at Maturity” means, with respect to any Mortgage Loan, the ratio, expressed as a percentage of (1) the Balloon Balance of a Mortgage Loan as adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date, assuming no prepayments or defaults, divided by (2) the Appraised Value of the related Mortgaged Property or portfolio of Mortgaged Properties shown on Annex A to this prospectus, except as set forth below:

•	with respect to any Split Mortgage Loan with a Pari Passu Companion Loan, the calculation of the LTV Ratio at Maturity is based on the aggregate Balloon Balance at maturity of such Split Mortgage Loan and the related Pari Passu Companion Loan(s);

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•	with respect to any Split Mortgage Loan with a Subordinate Companion Loan, the calculation of the LTV Ratio at Maturity does not include the principal balance of the related Subordinate Companion Loan, unless otherwise indicated;

•	with respect to each of the Mortgage Loans secured by the Mortgaged Properties or portfolio of Mortgaged Properties identified in the table below, the LTV Ratio at Maturity was calculated using the related Appraised Value set forth on Annex A; however, in each case such Appraised Value is subject to certain adjustments as described under the definition of “Appraised Value” above:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date LTV Ratio (“As-if Complete”, “Hypothetical Market Value” or “Portfolio Premium”)	“As-if Complete”, “Hypothetical Market Value” or “Portfolio Premium” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Marriott Midwest Portfolio	7.1%	60.3%	$136,800,000	68.9%	$119,800,000
Heritage Industrial Portfolio	5.2%	61.3%	$116,500,000	65.9%	$108,500,000
Country Inn & Suites	0.6%	52.5%	$6,500,000	58.9%	$5,800,000

•	with respect to the Mortgage Loan secured by the Mortgaged Property identified in the table below, the LTV Ratio at Maturity was calculated using an “as stabilized” Appraised Value set forth on Annex A, as opposed to the related Appraised Value set forth on Annex A, as set forth below:

Mortgaged Property Name	Approx. % of Initial Pool Balance	Maturity Date LTV Ratio (“As Stabilized”)	“As Stabilized” Appraised Value	Maturity Date LTV Ratio (“As-Is”)	“As-Is” Appraised Value
Oak Hill Plaza	1.3%	62.6%	$13,700,000	67.5%	$12,700,000

We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A to this prospectus. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the period ending as of the date specified in Annex A to this prospectus) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such a depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial year annualizations.

“Occupancy” means, unless the context clearly indicates otherwise, (i) in the case of multifamily, manufactured housing community, rental and mixed use (to the extent the related Mortgaged Property includes multifamily or manufactured housing community space) properties, the percentage of rental Units, Pads or Beds, as applicable, that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial, mixed use (to the extent the related Mortgaged Property includes retail, office or industrial space) and self storage properties, the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality properties, the percentage of available Rooms occupied for the trailing 12-month period ending on Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the

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re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See the footnotes to Annex A to this prospectus for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Penalty Description” or “Prepayment Provision” means the number of payments from the first due date through and including the maturity date or anticipated repayment date, as applicable, for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with sponsors affiliated with other sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A to this prospectus.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality, multifamily and manufactured housing community properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account until the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents, at which time the lockbox converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default or one or more specified trigger events under the Mortgage Loan documents, revenue from the lockbox account is forwarded to an account controlled by the related borrower (or master tenant) or is otherwise made available to the related borrower (or master tenant). Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox” means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the related Mortgage Loan documents.

“Underwritten Expenses” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating expenses, as determined by the related Originator and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten Net Cash Flow,” “Net Cash Flow” or “Underwritten NCF” with respect to any Mortgage Loan or Mortgaged Property, means cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related Originator has determined for tenant improvement and leasing commissions and/or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

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The Underwritten Net Cash Flow for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net cash flow for the Mortgaged Property to differ materially from the Underwritten Net Cash Flow set forth in this prospectus. In some cases, historical net cash flow for a particular Mortgaged Property, and/or the net cash flow assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten Net Cash Flow shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten Net Cash Flows set forth in this prospectus intended to represent such future cash flows. See “Risk Factors—Underwritten Net Cash Flow Could Be Based on Incorrect or Failed Assumptions”.

“Underwritten Net Operating Income” or “Underwritten NOI” with respect to any Mortgage Loan or Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, as both are determined by the related Originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the Mortgage Loan (or Loan Combination, if applicable), adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and/or newly acquired Mortgaged Properties.

The Underwritten NOI for each Mortgaged Property is calculated based on the basis of numerous assumptions and subjective judgments (including, but not limited to, with respect to future occupancy and rental rates), which, if ultimately proved erroneous, could cause the actual net operating income for the Mortgaged Property to differ materially from the Underwritten NOI set forth in this prospectus. In some cases, historical net operating income for a particular Mortgaged Property, and/or the net operating income assumed by the applicable appraiser in determining the Appraised Value of the Mortgaged Property, may be less (and, perhaps, materially less) than the Underwritten NOI shown in this prospectus for such Mortgaged Property. No representation is made as to the future cash flows of the Mortgaged Properties, nor is the Underwritten NOI set forth in this prospectus intended to represent such future cash flows.

“Underwritten Revenues” or “Underwritten EGI” with respect to any Mortgage Loan or Mortgaged Property, means an estimate of operating revenues, as determined by the related Originator and generally derived from the rental revenue (which may include rental revenue related to reimbursement of tenant improvements and leasing commissions) based on leases in place, leases that have been executed but the tenant is not yet paying rent, month-to-month leases (based on current rent roll and annualized), leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 11 months following the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related Originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental, manufactured housing community and self storage properties, the related Originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior 1- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to Mortgaged Properties with leases with rent increases or rent decreases during the term of the related Mortgage Loan, Underwritten Revenues were based on the average rent over the term of the Mortgage Loan. In some cases the related Originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below.

“Units,” “Rooms,” “Pads” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property that is operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property that is a manufactured housing community property, the number of pads, or (d) in the case of a Mortgaged Property operated as a student housing property, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

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Statistical Characteristics of the Mortgage Loans

Overview

General Mortgage Loan Characteristics
(As of the Cut-off Date, unless otherwise indicated)

All Mortgage Loans
Initial Pool Balance(1)	$770,972,163
Number of Mortgage Loans	37
Number of Mortgaged Properties	75
Number of Crossed Groups	NAP
Crossed Groups as a percentage of Initial Pool Balance	NAP
Range of Cut-off Date Balances	$2,000,000 to $65,000,000
Average Cut-off Date Balance	$20,837,085
Range of Mortgage Rates	3.89300% to 6.50000%
Weighted Average Mortgage Rate	4.85644%
Range of original terms to Maturity Date	60 months to 120 months
Weighted average original term to Maturity Date	113 months
Range of Cut-off Date remaining terms to Maturity Date	53 months to 120 months
Weighted average Cut-off Date remaining term to Maturity Date	110 months
Range of original amortization terms(3)	300 months to 360 months
Weighted average original amortization term(3)	359 months
Range of remaining amortization terms(3)	296 months to 360 months
Weighted average remaining amortization term(3)	359 months
Range of Cut-off Date LTV Ratios(2)(4)	32.8% to 75.0%
Weighted average Cut-off Date LTV Ratio(2)(4)	57.8%
Range of Maturity Date LTV Ratios(2)(5)	32.8% to 72.1%
Weighted average Maturity Date LTV Ratio(2)(5)	53.6%
Range of UW NCF DSCR(2)	1.20x to 3.13x
Weighted average UW NCF DSCR(2)	1.82x
Range of Debt Yield on Underwritten NOI(2)	7.2% to 16.0%
Weighted average Debt Yield on Underwritten NOI(2)	10.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	47.4%
Interest Only, Then Amortizing	37.0%
Amortizing	15.6%
Percentage of Initial Pool Balance consisting of:
Mortgaged Properties with single tenants	23.3%
Mortgage Loans with mezzanine debt	5.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to each Mortgage Loan that is part of a Loan Combination, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI are calculated based on both that Mortgage Loan and any related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan(s), unless otherwise indicated. Other than as specifically noted, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, UW NCF DSCR and Debt Yield on Underwritten NOI information for each Mortgage Loan is presented in this prospectus without regard to any other indebtedness (whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future.

(3)	Does not include Mortgage Loans that pay interest-only until their maturity dates.

(4)	Unless otherwise indicated, the Cut-off Date LTV Ratio for each Mortgage Loan is calculated using an “as-is” Appraised Value. In the case of 5 Mortgage Loans, collectively representing approximately 14.8% of the Initial Pool Balance, each of the respective Cut-off Date LTV Ratios was calculated using (i) an Appraised Value that is based on certain adjustments and/or assumptions, (ii) an “as-stabilized” Appraised Value (as opposed to the related “as-is” Appraised Value), or (iii) the Cut-off Date Balance of a Mortgage Loan less an economic holdback taken at origination, in each case as further described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Cut-off Date LTV Ratio for the Mortgage Pool using only unadjusted “as-is” appraised values and the Cut-off Date Balance of each Mortgage Loan, and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, is 58.8%.

(5)	Unless otherwise indicated, the Maturity Date LTV Ratio for each Mortgage Loan is calculated using an “as-is” Appraised Value. In the case of 4 Mortgage Loans, collectively representing approximately 14.3% of the Initial Pool Balance, each of the respective Maturity Date LTV Ratios was calculated using (i) an Appraised Value that is based on certain adjustments and/or assumptions or (ii) an “as-stabilized” Appraised Value (as opposed to the related “as-is” Appraised Value), in each case as further described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”. The weighted average Maturity Date LTV Ratio for the Mortgage Pool using only unadjusted “as-is” appraised values for each Mortgage Loan, and without making any of the adjustments and/or assumptions described in the definitions of “Appraised Value” and/or “Maturity Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions”, is 54.5%.

See “—Certain Calculations and Definitions” for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, underwritten debt yield ratios and loan-to-value ratios.

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All of the Mortgage Loans (and Loan Combination(s)) are expected to have substantial remaining principal balances as of their respective maturity dates or anticipated repayment dates, as applicable. This includes 12 Mortgage Loans, representing approximately 15.6% of the Initial Pool Balance that pay principal and interest for their entire terms, 13 Mortgage Loans, representing approximately 37.0% of the Initial Pool Balance, that pay interest-only for a portion of their respective terms and 12 Mortgage Loans, representing approximately 47.4% of the Initial Pool Balance, that pay interest-only for their entire terms through their respective maturity dates or anticipated repayment dates, as applicable.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Mortgaged Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance by Allocated Loan Amount
Office	7	$241,407,776	31.3%
CBD	6	231,467,984	30.0
Suburban	1	9,939,792	1.3

Retail	10	170,790,682	22.2
Anchored	5	86,148,503	11.2
Regional Mall	1	65,000,000	8.4
Shadow Anchored	3	8,642,180	1.1
Single Tenant Retail	1	11,000,000	1.4

Hospitality	17	158,310,225	20.5
Limited Service	13	70,918,935	9.2
Full Service	2	62,000,000	8.0
Extended Stay	2	25,391,289	3.3

Industrial	29	118,935,208	15.4
Warehouse	17	86,438,650	11.2
Flex	6	16,448,392	2.1
Manufacturing	3	9,567,597	1.2
Warehouse/Manufacturing	3	6,480,569	0.8

Mixed Use	1	20,500,000	2.7
Office/Retail	1	20,500,000	2.7

Land	1	19,500,000	2.5
Retail	1	19,500,000	2.5

Self Storage	4	15,918,273	2.1
Self Storage	4	15,918,273	2.1

Multifamily	1	11,660,000	1.5
Garden	1	11,660,000	1.5

Other	4	8,750,000	1.1
Short-term Rentals	4	8,750,000	1.1

Manufactured Housing	1	5,200,000	0.7
Manufactured Housing	1	5,200,000	0.7

Total	75	$770,972,163	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth on Annex A.

Office Properties

Seven (7) office properties, representing collateral for approximately 31.3% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 7 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of office properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”.

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Certain of the office Mortgaged Properties may have specialty use tenants, such as dental or medical offices, physical therapy facilities (including aquatic physical therapy facilities), emergency room facilities, urgent care facilities, data centers, long-term care facilities, restaurants, fitness centers, schools/classrooms, concert halls, rooftop cell towers and/or parking garages, as part of the Mortgaged Property. Further, certain of the office Mortgaged Properties derive a portion of Underwritten Net Revenue from such specialty use tenants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason.

Retail Properties

Ten (10) retail properties, representing collateral for approximately 22.2% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 9 of the Mortgage Loans.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants.

Certain of the retail Mortgaged Properties may have specialty use tenants, such as theaters, medical and dental offices, emergency room facilities, diagnostic laboratories, fitness centers, health clubs, dry cleaners, classrooms/educational centers, health professional schools, gas stations, schools, daycare facilities, houses of worship, performance studios, night clubs, parking garages, hospitals, animal hospitals, driving schools, hair salons and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

A large number of factors may adversely affect the operation and value of retail properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties”.

Hospitality Properties

Seventeen (17) hospitality properties, representing collateral for approximately 20.5% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 8 of the Mortgage Loans. Fifteen (15) of the hospitality Mortgaged Properties, representing collateral for approximately 16.3% of the Initial Pool Balance by allocated loan amount, are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement.

A hospitality property subject to a franchise or management agreement is typically required by the hotel chain to satisfy certain criteria or risk termination of its affiliation. We cannot assure you that the franchise agreement or management agreement will remain in place or that the hotel will continue to be operated under a franchised brand or under its current name. In addition, transferability of a franchise agreement is generally restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”.

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The following table shows each Mortgaged Property associated with a hotel brand operated through a license, franchise agreement, operating agreement or similar agreement with an expiration date that occurs, or a franchisor termination right that may be exercised, during the term of such Mortgage Loan. Securing a new franchise license may require significant capital investment for renovations and upgrades necessary to satisfy a franchisor’s requirements.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise/Operating Agreement	Mortgage Loan Maturity Date
Marriott Monterey	$35,000,000	4.5%	12/31/2025	4/5/2026

(1)	The related management agreement has one automatic 10 year renewal option, which would bring the expiration date to December 31, 2035, and then one successive extension period of six fiscal years, bringing the expiration date to December 31, 2041, unless the management company notifies the borrower of its election not to renew at least one year before December 31, 2025, or the then current renewal term, as applicable.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Monterey, representing approximately 4.5% of the Initial Pool Balance, the franchisor, Marriott Hotel Services, Inc., has agreed to pay the borrower $1,500,000 (the “Key Money”) in consideration of the borrower’s execution of a new franchise agreement at the Mortgaged Property. In the event that the franchise agreement is terminated prior to January 1, 2035, the borrower is required repay to the franchisor an amount equal to (i) the Key Money actually paid to the borrower multiplied by (ii) a fraction, the numerator of which equals the number of full calendar months then remaining until January 1, 2035, and the denominator of which equals 240. The borrower is not otherwise obligated to repay the Key Money and both Marriott Hotel Services, Inc., and the borrower state in the related management agreement that the Key Money is not to be considered a loan.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Monterey, representing approximately 4.5% of the Initial Pool Balance, the related Mortgaged Property derives approximately 26.2% of its revenue from food and beverage operations at the Mortgaged Property.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lambertville House Hotel, representing approximately 0.7% of the Initial Pool Balance, the related Mortgaged Property derives approximately (i) 30.2% of its revenue from food and beverage operations at the Mortgaged Property and (ii) approximately 20.7% of its revenue from other operations at the Mortgaged Property including, among other things, catering services for meetings and rental revenue for meeting spaces.

In addition, renovations, replacements and other work are ongoing at certain of the hospitality properties in connection with, among other things, franchise agreement and franchisor program requirements. See “—Redevelopment, Expansion and Renovation” below.

Certain of the hospitality properties may have a parking garage as part of the collateral. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Hospitality properties may be particularly affected by seasonality. The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Marriott Monterey, Home2Suites Aberdeen and Hampton Inn Branson Hills, representing approximately 4.5%, 1.5% and 0.8% of the Initial Pool Balance, respectively, requires a seasonality reserve that was established in connection with the origination of such Mortgage Loan and/or that is required on an ongoing basis.

A large number of factors may adversely affect the operation and value of hospitality properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Hospitality Properties”.

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Industrial Properties

Twenty-nine (29) industrial properties, representing collateral for approximately 15.4% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 5 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of industrial properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Industrial Properties”.

Certain industrial Mortgaged Properties may also derive a portion of the Underwritten Revenues from revenue from (a) rent derived from the leasing of office space at the Mortgaged Property and (b) rent derived from cell tower leases.

Mixed Use Properties

One (1) mixed use property, representing collateral for approximately 2.7% of the Initial Pool Balance by allocated loan amount, secures, in whole or in part, 1 of the Mortgage Loans.

Each of the mixed use properties has one or more retail and/or office components. To the extent a mixed use property has retail and/or office components, such Mortgaged Property is subject to the risks relating to the applicable property types described in “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Retail Properties” and “—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Office Properties”. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Certain of the mixed use properties may have specialty use tenants, such as medical and dental offices, urgent care facilities, bio-medical facilities, music venues, theaters, parking garages, banks, ballroom event spaces, fitness centers, spas and/or restaurants. These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “—Statistical Characteristics of the Mortgage Loans—Specialty Use Concentrations” below and “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leased Fee Properties

One (1) Mortgage Loan, representing approximately 2.5% of the Initial Pool Balance, is secured by a Mortgaged Property that is subject to a ground lease of both the land and improvements to a retail tenant. Certain factors may adversely affect the operation and value of a mortgaged property that consists entirely of a leased fee interest. See “Risk Factors—Leased Fee Properties Have Special Risks”.

Self Storage Properties

Four (4) self storage properties, representing collateral for approximately 2.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 4 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of self storage properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Warehouse, Mini-Warehouse and Self Storage Facilities”.

Certain self storage Mortgaged Properties also derive a portion of the Underwritten Revenue from one or more of (a) rent derived from storage spaces used primarily for office and/or warehouse use located at the related Mortgaged Property, (b) rent derived from truck rentals located at the Mortgaged Property, (c) rent derived from on-site apartments leased out to third parties, (d) rent derived from cell tower and/or antenna leases, (e) rent derived from leasing billboard space to third parties, (f) the leasing of certain parking spaces located at the related Mortgaged Properties for purposes of recreational vehicle, other vehicle, and/or boat storage and/or (g) rent derived from retail operations.

Multifamily Properties

One (1) multifamily property, representing collateral for approximately 1.5% of the Initial Pool Balance by allocated loan amount, secures, in whole or in part, 1 of the Mortgage Loans. A large number of factors may

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adversely affect the operation and value of multifamily properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Multifamily Rental Properties”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Casas de Soledad, representing approximately 1.5% of the Initial Pool Balance, an estimated 20-30% of the tenants are undergraduate students.

In addition, certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues. See “—Zoning and Use Restrictions” below.

Short-Term Rental Properties

Four (4) short-term rental properties, representing collateral for approximately 1.1% of the Initial Pool Balance by allocated loan amount, secure, in whole or in part, 1 of the Mortgage Loans. Certain factors may adversely affect the operation and value of short-term rental properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Short-Term Rental Properties”.

Manufactured Housing Community Properties

One (1) manufactured housing community property, representing collateral for approximately 0.7% of the Initial Pool Balance by allocated loan amount, secures, in whole or in part, 1 of the Mortgage Loans. A large number of factors may adversely affect the operation and value of manufactured housing community properties. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks”.

Certain of the manufactured housing community Mortgaged Properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Specialty Use Concentrations

As indicated on Annex A to this prospectus, certain of the Mortgaged Properties have, as one or more of its 5 largest tenants (based on net rentable square footage) or as a single tenant operating at the related Mortgaged Property, a tenant that operates the property as a specialty use, which may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by Allocated Loan Amount
School	3	11.2%
Gym	3	10.5%
Bank branch	2	7.8%
Restaurant	4	6.1%
Dental	1	0.7%

Restaurants are subject to certain unique risks including that the restaurant space is not easily convertible to other types of retail or office space and that the restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers.

The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans. Enrollment at a private school may decrease due to, among other factors: (i) changing local demographics;

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(ii) competition from other schools; increases in tuition and/or reductions in availability of student loans, government grants or scholarships; (iii) reductions in education spending as a result of changes in economic conditions in the area of the school; (iv) poor performance by teachers, administrative staff or students; or (v) mismanagement at the private school. See “Risk Factors—The Types of Properties That Secure the Mortgage Loans Present Special Risks—Private Schools and Other Cultural and Educational Institutions”.

Bank branches are specialty-use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures. The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.

These Mortgaged Properties and the related leased space may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mortgage Loan Concentrations

The table below presents the aggregate Cut-off Date Balance and percentage of Initial Pool Balance of the largest Mortgage Loans and the largest groups of Mortgage Loans with related borrowers:

Pool of Mortgage Loans

	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Top Mortgage Loan	$65,000,000	8.4%
Top 5 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$270,000,000	35.0%
Top 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan)	$472,875,000	61.3%
Largest Related-Borrower Concentration(1)	$8,700,000	1.1%

(1)	Excludes single-borrower Mortgage Loans and cross-collateralized and cross-defaulted Mortgage Loans that are not otherwise related to a borrower under any other Mortgage Loans.

Other than with respect to the largest 10 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan), each of the other Mortgage Loans represents no more than approximately 8.4% of the Initial Pool Balance. See “Significant Loan Summaries” in Annex B to this prospectus for more information on the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgaged Property / Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Marriott Midwest Portfolio	$55,000,000	7.1%
Heritage Industrial Portfolio	40,375,000	5.2
GFH Brennan Industrial Portfolio	40,000,000	5.2
South Beach Portfolio	8,750,000	1.1
Columbus Retail Portfolio	3,342,180	0.4
Total	$147,467,180	19.1%

(1)	The Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the Initial Pool Balance, is not being presented on Annex A as a multi-property loan. Such Mortgage Loan, however, is secured by three mortgaged properties that are not all contiguous (however, two are next to each other and the other is nearby) and constitute separate tax lots. Such mortgaged properties are leased pursuant to three separate leases to Jacobson Warehouse Company that have the same maturity date and rent per square foot for each of the three buildings that comprise the Mortgaged Property. The 3901 Dixon Street building comprises 200,000 SF of net rentable area and has an appraised value of $7,300,000; the 3811 Dixon Street building comprises 400,000 SF of net rentable area and has an appraised value of $13,400,000; and the 1675 NE 51st Avenue building comprises 131,169 SF of net rentable area and has an appraised value of $4,700,000. The parcel for

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the 3811 Dixon Street building may be separately released as described herein under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

One (1) group of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans”, collectively representing approximately 1.1% of the Initial Pool Balance, is not cross-collateralized but has borrower sponsors that are related to each other. No group of Mortgage Loans that (i) does not constitute a cross-collateralized group, and (ii) otherwise has borrower sponsors that are related to each other, represents more than approximately 1.1% of the Initial Pool Balance. See “Risk Factors—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A.

Related Borrower Loans (Other than Crossed Groups)

Mortgaged Property Name	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
StorQuest - Hawaii	$6,700,000	0.9%
StorQuest - Arizona	2,000,000	0.3
Total for Group 1:	$8,700,000	1.1%

Mortgage Loans with related borrowers are identified under “Related Group” on Annex A to this prospectus.

Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
New York	16	$307,203,928	39.8%
South Dakota	1	$65,000,000	8.4%
California	3	$56,500,000	7.3%
Minnesota	9	$39,735,042	5.2%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for the Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as stated in Annex A to this prospectus.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

•	Mortgaged Properties located in Texas, California, Arizona, Florida and Tennessee, among others, are more susceptible to certain hazards (such as earthquakes and wildfires) than properties in other parts of the country.

•	Mortgaged Properties located in coastal states, which include Mortgaged Properties located in, for example, Texas, New York, California, Pennsylvania, Michigan, Ohio, New Jersey, South Carolina, Florida, Maryland, Alabama, Virginia and Illinois, among others, also may be more generally susceptible to floods or hurricanes than properties in other parts of the country. Hurricanes in the Northeast and Mid-Atlantic States and in the Gulf Coast region have resulted in severe property damage as a result of the winds and the associated flooding. The Mortgage Loans do not require flood insurance on the related Mortgaged Properties unless they are in a flood zone and flood

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 insurance is available. We cannot assure you that any hurricane damage would be covered by insurance.

•	Mortgaged Properties located in the states that stretch from Texas to Canada, with its core centered in northern Texas, as well as in the southern United States and particularly the northern and central parts of Mississippi, are prone to tornados.

•	In addition, certain of the Mortgaged Properties are located in cities or states that are currently facing or may face a depressed real estate market, which is not due to any natural disaster but which may cause an overall decline in property values.

Five (5) Mortgaged Properties, securing approximately 13.5% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 15.0%.

Loans Underwritten Based on Projections of Future Income Resulting From Mortgaged Properties with Limited Prior Operating History

Two (2) of the Mortgaged Properties, identified on Annex A to this prospectus as 725 8th Avenue and Walmart Neighborhood Market Alabaster, AL, collectively securing approximately 2.2% of the Initial Pool Balance, were constructed, substantially renovated, re-positioned or repurposed 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Five (5) of the Mortgaged Properties, identified on Annex A to this prospectus as Nyack College NYC, GFH Brennan Industrial Portfolio, South Beach Portfolio, Walmart Neighborhood Market Alabaster, AL, and Largo Landing, collectively securing approximately 16.4% of the Initial Pool Balance, were acquired 12 months or less prior to the Cut-off Date and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

Tenancies-in-Common

Certain borrowers may own a Mortgaged Property as tenants-in-common. In the case of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio, Home Depot - Elk Grove Village, South Beach Portfolio and Walmart Neighborhood Market Alabaster, AL, representing approximately 5.2%, 1.2%, 1.1% and 0.8%, respectively, of the Initial Pool Balance, each of the related borrowers are tenants-in-common. However, with respect to each such Mortgage Loan, the related tenants-in-common have waived their respective right to partition.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Largo Landing, representing approximately 0.7% of the Initial Pool Balance, the Mortgage Loan documents permit a sale of the Mortgaged Property to tenants-in-common. Such sale (a) is only permitted as a transfer to special purpose entities wholly owned and controlled by the guarantors and (b) will require a tenant-in-common agreement requiring a waiver of partition rights.

See “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Shari’ah Compliant Loans

The Mortgage Loans secured by the Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio and GFH Brennan Industrial Portfolio, representing approximately 7.1% and 5.2%, respectively, of the Initial Pool Balance, were each structured as a Shari’ah compliant loan. See “Risk Factors—Risks Relating to Shari’ah Compliant Loans”.

The purpose of Shari’ah compliant lending structures is to provide financing to those that follow the Islamic faith and want to comply with Shari’ah laws. Although there are many requirements under Shari’ah laws that affect lending, the rule most affecting the standard loan structure is that Shari’ah laws prohibit transactions

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involving the payment of interest. This is based on the Shari’ah principle that it is unacceptable, in and of itself, for money to increase in value merely by being lent to another person. To accommodate the prohibition on interest, the structure is generally set up so that, although the Shari’ah compliant party is paying the amount that the lender would expect to receive as principal and interest payments, the payments themselves are characterized as rent. This is accomplished through the use of a non-compliant party that receives a traditional loan, and leases the property to the Shari’ah compliant party using a master lease (with the Shari’ah compliant party having an option to purchase at the end of the term of the Mortgage Loan).

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus the Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, the related Mortgaged Properties are owned by 10 special purpose entity borrowers that are owned in proxy by a third party corporate services provider, and the borrowers lease the related Mortgaged Properties under a single consolidated master lease to 10 special purpose entity master lessees owned by a joint venture between affiliates of the non-recourse carveout guarantors (10%) and affiliates of Gatehouse Capital Economic and Financial Consultancy K.S.C.C. (“Gatehouse”), an international real estate investment advisory firm based in Kuwait, and investors to whom Gatehouse has syndicated such interests (90%) . The borrowers receive payments under the master lease that are equal to the debt service due to the lender. The master lease is expressly subordinate to the Mortgage Loan.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, the loan transaction was facilitated through a Shari’ah compliant borrower organizational structure. The Mortgaged Property is held by a borrower entity the (“Lessor Entity”) that is owned in proxy by a third party and master leased to an entity owned by the sponsor group (the “Lessee Entity”). The Lessor Entity receives payments under the master lease that are equal to the debt service due to the lender. The Lessee Entity subleases its interest to the tenants. The tenant subleases are assigned to the lender, so in the event of a default, the lender would foreclose on the Lessor Entity and take ownership of the real estate with the tenant subleases in place. The master lease is subordinate to the Mortgage Loan and is eliminated in the event of foreclosure.

Condominium Interests

Four (4) of the Mortgage Loans secured by Mortgaged Properties identified on Annex A to this prospectus as Nyack College NYC, The Round, Casas De Soledad and StorQuest - Hawaii, representing approximately 7.1%, 2.7%, 1.5% and 0.9%, respectively, of the Initial Pool Balance, are secured, in certain cases, in part, by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent, other than as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Nyack College NYC, representing approximately 7.1% of the Initial Pool Balance, the Mortgaged Property is part of a larger condominium development. The larger condominium development is divided into three units, Unit 1, Unit 2 and Unit 3, with Unit 3 subdivided into Unit 3A and Unit 3B. Unit 3B comprises the Mortgaged Property. The Mortgaged Property is subject to two condominium boards, the Board of Managers, which handles matters affecting the entire condominium, and the North Building Board, which handles matters affecting the North Building (Unit 3 only), which is where the Mortgaged Property is located. The borrower is a non-voting observer (but not a member) of the six member Board of Managers and controls 17% of the common interests in the overall condominium. The borrower is a voting member of the five member North Building Board and controls 34% of the interests in the North Building. Any amendment to the condominium declaration that affects every condominium unit, requires (i) the consent of each non-subdivided unit owner (the owners of Unit 1 and Unit 2) and (ii) the consent of 2/3 of the unit owners of a subdivided unit (2/3 of Unit 3A and Unit 3B); therefore, the consent of the related borrower will be required for any such amendment. Any amendment to the condominium declaration that affects one unit only, requires the consent of 2/3 of the unit owners of a subdivided unit; therefore the consent of the borrower is required for any such amendment. In addition, no amendment is effective unless the qualified lender of a unit owner also consents to the amendment and no amendment will be effective against a unit owner without their consent to the extent such amendment limits or adversely affects that unit owner’s rights under the condominium declaration.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Round, representing approximately 2.7% of the Initial Pool Balance, the Mortgaged Property is part of a larger development and subject to three condominium regimes. The Round is comprised of three buildings, Watson, Crescent Promenade and The Round Garage, and three surface parking lots. One surface parking lot included in the collateral for the Mortgage Loan is pending sale to the City of Beaverton, was not ascribed any value in underwriting and is not subject to any condominium associations. The Round is subject to the covenants, conditions and restrictions of Beaverton, the master association covering the whole development. It is also subject to three condominium associations, Plaza at the Round (relating to Watson), Lofts at the Round (relating to Crescent Promenade) and The Round Garage (relating to The Round Garage). With respect to Beaverton, the borrower holds the rights to appoint three interim directors and thereby governs the affairs of the association. With respect to Plaza at the Round, the borrower owns 100% of the association voting rights and is in affirmative control of the material operational decisions of the association. With respect to Lofts at the Round, for actions relating only to the commercial units, the directors of the board elected by the borrower have the sole power to make decisions. With respect to The Round Garage, the borrower holds 50% of the voting rights. A vote of at least a majority is required to pass a resolution; thus, while the borrower is not in affirmative control of The Round Garage association, it has affirmative blocking rights against any resolution.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as StorQuest - Hawaii, representing approximately 0.9% of the Initial Pool Balance, the Mortgaged Property is subject to a condominium regime. The borrower owns one unit in a two-unit condominium, each of which may be further subdivided into two (2) additional units. The borrower does not control the condominium association, but owns 50% of the votes in the association and holds one of the two seats on the committee. Any amendment to the condominium declaration requires a vote or written consent of two-thirds of the common interest.

Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, have consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit. See “Risk Factors—Lending on Condominium Units Creates Risks for Lenders That Are Not Present When Lending on Non-Condominiums” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Leasehold Interests

For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, and the fee interest in such portion is not also encumbered, then such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

Two (2) Mortgaged Properties, identified on Annex A to this prospectus as Empire Mall and 225 Liberty Street, securing approximately 8.4% and 5.3%, respectively, of the Initial Pool Balance by allocated loan amount are each subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on the borrower’s leasehold interest in the related Mortgaged Property.

In general, unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options) and, except as noted on Annex E, contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, the Mortgaged Property is partially subject to a ground lease that expires on September 30, 2033, with no renewal options remaining, which is eight years following the stated maturity date of the Mortgage Loan. Additionally, the ground lease

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requires the lessor to give the mortgagee written notice of any default; however, there is no provision that no notice of default or termination is effective against the mortgagee unless such notice is given to the mortgagee. Finally, the ground lease is silent on the right of the lender to hold condemnation awards, though it provides for equitable sharing of the award.

See “Risk Factors—Lending on Ground Leases Creates Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property”. See also Sponsor Representations and Warranties No. 34 (Ground Leases) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Condemnations

There may be Mortgaged Properties securing Mortgage Loans as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 11 months prior to the Cut-off Date. See Annex A to this prospectus for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (each, an “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos containing material, lead based paint, radon or water damage with limited areas of potential or identified mold, depending upon the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

The environmental reports may have revealed material adverse conditions or circumstances at a Mortgaged Property:

•	that were remediated or abated before the origination date of the related Mortgage Loan or are anticipated to be remediated or abated before the Closing Date;

•	for which an operations and maintenance plan, abatement as part of routine maintenance or periodic monitoring of the Mortgaged Property or nearby properties will be in place or recommended;

•	for which an escrow, guaranty or letter of credit for the remediation will have been established pursuant to the terms of the related Mortgage Loan;

•	for which an environmental insurance policy will have been obtained from a third party insurer;

•	for which the principal of the borrower or another financially responsible party will have provided an indemnity or will have been required to take, or will be liable for the failure to take, such actions, if any, with respect to such matters as will have been required by the applicable governmental authority or recommended by the environmental reports;

•	for which such conditions or circumstances will have been investigated further and the environmental consultant has recommended no further action or remediation;

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•	as to which the borrower or other responsible party has obtained, or will be required to obtain post closing, a “no further action” letter or other evidence that governmental authorities would not be requiring further action or remediation;

•	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws; or

•	for which the related borrower has obtained or sought to obtain or agreed to seek a “case closed” or similar status for the issue from the applicable governmental agency.

It was not uncommon for the environmental testing to reveal the presence of asbestos containing materials, lead based paint, mold and/or radon at any Mortgaged Property. Where these substances were present, the environmental consultant generally recommended, and the borrower was generally required to establish an operation and maintenance plan to address the issue or, in some cases involving asbestos containing materials and lead based paint, an abatement or removal program.

Other identified conditions could, for example, include leaks from surface level storage tanks, underground storage tanks (each, a “UST”), leaking underground storage tanks (each, a “LUST”), onsite dry cleaning facilities, gas stations, and on site spills. In such cases, corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit, guaranty or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the Mortgaged Properties will be required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a Mortgaged Property.

It is possible that the environmental reports and/or Phase II sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the Mortgaged Properties in the future could be affected by the activities of tenants and occupants or by third parties unrelated to the borrowers. For further general discussion of the environmental matters that may affect the Mortgaged Properties, see “Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing” and “Certain Legal Aspects of the Mortgage Loans—Environmental Considerations”.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, the ESA and an “opinion of probable cost” letter from the ESA consultant reported that three in-ground hydraulic lifts previously were removed from the Sears Auto Center tenant facility with no action-level impacts identified. The consultant recommended removing eleven additional out-of-service hydraulic lifts, including investigation and disposal of surrounding soils, at a total estimated cost range of $95,000 to $150,000 based on the assumption on available evidence that no active groundwater remediation is likely to be required. No assurance can be given that the recommended actions will not cost more than the estimated costs or that no further action will be required.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, the ESA for 6709 South Main Street, Union, IL, reported that previous onsite manufacturing including electroplating had resulted in soil and groundwater impacts that have been investigated, remediated, and received regulatory closure conditioned on a recorded restriction against using groundwater for potable purposes. Vapor intrusion risk was ruled out. The Environmental Protection Agency recommended no additional actions regarding this issue other than continued compliance with the groundwater use restriction. The related loan agreement requires that the borrower maintain pollution insurance if reasonably required by the lender.

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Litigation Considerations

Below are descriptions of certain material current litigation matters relating to certain Mortgage Loans. Certain risks relating to litigation regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Litigation and Other Legal Proceedings May Adversely Affect a Borrower’s Ability to Repay Its Mortgage Loan”.

We cannot assure you that these above-described litigations would not have an adverse effect on, or provide any indication of the future performance of the obligors or the non-recourse carveout guarantors under, the related Mortgage Loans.

Redevelopment, Expansion and Renovation

Certain of the Mortgaged Properties are properties which are currently undergoing or, in the future, are expected to undergo redevelopment, renovation or expansion or, with respect to hospitality properties, such properties are subject to property improvement plans (“PIPs”) required by the franchisors. Certain risks related to redevelopment, expansion and renovation or the obligation to execute PIPs at a Mortgaged Property are described in “Risk Factors—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Below are descriptions of certain such Mortgaged Properties that are undergoing (or are required to undergo) redevelopment, expansion and/or renovation where the approximate estimated cost thereof is equal to or greater than $1,000,000, and certain of such Mortgaged Properties that are subject to PIPs.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Mortgaged Properties are subject to Marriott mandated PIPs with an aggregate estimated cost of $14,728,386 scheduled for 2016 with a required completion date of December 31, 2016, which generally include renovations and updates to guestrooms (kitchen, bathrooms and decor), corridors, lobby, public restrooms, fitness center, pool and, in some cases, breakfast rooms or meeting rooms. At loan origination, the borrower deposited the sum of $14,724,000 into a reserve for completion of such PIPs.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 600 Broadway, representing approximately 6.5% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Abercrombie & Fitch (acting through its subsidiary, J.M. Hollister, LLC) operates on the ground and second floors; however, the store is currently closed due to water damage caused by a ruptured water pipe and coil malfunction that occurred in February, 2016. All water-impacted surfaces have been demolished and the tenant is in the process of interviewing general contractors to complete required work, which is the tenant’s responsibility. The repair work is estimated to cost in excess of $1.0 million.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the Initial Pool Balance, the lobby, entrance, and elevators are undergoing complete renovation costing approximately $10,600,000, and are estimated to be completed in the first quarter of 2016. The Mortgaged Property is additionally being converted from using an oil to a natural gas heating system, and the conversion is expected to be completed by the end of 2016.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Monterey, representing approximately 4.5% of the Initial Pool Balance, the conference center adjacent to the Mortgaged Property, which is owned by the city of Monterey and which is not part of the collateral for the Mortgage Loan, is undergoing significant renovation that is expected to be completed by January 2017. The Mortgaged Property has an exclusive catering contract with the conference center, pursuant to which approximately 20% of food and beverage revenue at the Mortgaged Property is derived. We cannot assure you that the current construction will not have an adverse effect on the performance or value of Mortgaged Property. Separately, the Mortgaged Property is undergoing significant renovation, which is expected to be carried out from 2016 to 2019 and is expected to cost approximately $13,258,900. The total amount of the renovations will be funded through a combination of the current furniture, fixtures and equipment balance, ongoing furniture, fixtures and equipment collections, refinance proceeds of the Mortgage Loan, the Key Money and an owner contribution.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 725 8th Avenue, representing approximately 1.4% of the Initial Pool Balance, the related borrower agreed to provide the sole tenant an improvement allowance of $1,900,000 in connection with the renovation of the Mortgaged Property. At origination of the Mortgage Loan, $1,413,029 of the tenant improvement allowance remained outstanding, and the entirety of such outstanding amount was reserved for completion of the tenant improvements.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Country Inn & Suites, representing approximately 0.6% of the Initial Pool Balance, the related Mortgage Loan documents require the borrower to complete a PIP by August 30, 2016. At the closing of the Mortgage Loan, $740,000 was reserved for completion of the PIP, which is 125% of the estimated cost of the PIP.

We cannot assure you that these above described renovations and build outs will not temporarily interfere with the use and operation of portions of the related Mortgaged Property and/or make the related Mortgaged Property less attractive to potential guests, patrons, customers and/or tenants. See “Significant Loan Summaries” in Annex B to this prospectus for additional information on the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

Default History, Bankruptcy Issues and Other Proceedings

Defaults Refinancings, Discounted Pay-offs, Foreclosure or REO Property Purchases.

Two (2) of the Mortgage Loans, representing approximately 4.9% of the Initial Pool Balance, were refinancings in whole or in part of loans that were (or refinancings of temporary bridge loans that in turn refinanced loans that were) in default at the time of refinancing or otherwise involved discounted pay-offs or provided acquisition financing for the related borrower’s purchase of the related Mortgaged Property at a foreclosure sale or after becoming REO, as described below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gainesville Business Center, representing approximately 2.7% of the Initial Pool Balance, the Mortgage Loan refinanced a short term bank loan of approximately $11.7 million that was obtained on June 30, 2015, as well as approximately $4.0 million of mezzanine debt. Prior to the short term bank loan, the Mortgaged Property secured a loan (the “Prior Gainesville CMBS Loan”) to the same borrower, which had an original principal balance of approximately $21.12 million for which Principal Commercial Funding, LLC was the lender (and which was included in the 2005 PWR8 securitization transaction). The Prior Gainesville CMBS Loan was on a watchlist starting in May 2009, due to the condemnation of a part of the Mortgaged Property for a new intersection near the property. The condemnation proceeds of approximately $5.1 million were used to pay down the Prior Gainesville CMBS Loan; however, the debt service payments could not be modified, resulting in periods when the debt service coverage ratio was below 1.0x. The Prior Gainesville CMBS loan matured on May 1, 2015. A forbearance agreement was executed by the related servicer on April 30, 2015 agreeing to refrain from exercising its rights with respect to a maturity default on the Prior Gainesville CMBS Loan until July 1, 2015, to allow the borrower time to obtain refinancing. The Prior Gainesville CMBS Loan was repaid in full on June 30, 2015 using the proceeds of the short-term bank loan described above.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the Initial Pool Balance, the Mortgage Loan refinanced a prior loan (the “Prior Jacobson CMBS Loan”) to an affiliate of the current borrower which had an original principal balance of approximately $18.5 million and was included in the MLMT 2006-C1 securitization transaction. The Prior Jacobson CMBS Loan matured on January 1, 2016. A forbearance agreement effective January 1, 2016 was executed by the related servicer agreeing to refrain from exercising its rights with respect to a maturity default on the Prior Jacobson CMBS loan until March 1, 2016 to allow the borrower time to obtain refinancing. The Prior Jacobson CMBS Loan was repaid in full, using the proceeds of the current Mortgage Loan, on March 9, 2016.

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Borrowers, Principals or Affiliated Entities Were Parties to Defaults, Bankruptcy Proceedings, Criminal Proceedings, Foreclosure Proceedings, Deed-In-Lieu Of Foreclosure Transactions and/or Mortgage Loan Workouts

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals are or previously have been parties to loan defaults, bankruptcy proceedings, criminal proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts (which may have included a discounted payoff), in addition to any bankruptcy related litigation issues discussed above in “—Litigation Considerations”, which in some cases may have involved a Mortgaged Property that secures a Mortgage Loan to be included in the Issuing Entity. For example, with respect to the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan, and considering any related Mortgage Loans under common borrower sponsorship), taking into account any such material defaults, proceedings, transactions and/or mortgage loan workouts that have occurred within the last 15 years and of which we are aware:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, the related sponsor, Simon Property Group, L.P., has sponsored other real estate projects over the last 10 years that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the Initial Pool Balance, the related borrower sponsor filed and then withdrew his petition for bankruptcy in 2001 in connection with a divorce settlement, and the bankruptcy proceeding was dismissed. In the 1970s, the related borrower sponsor settled with the government in a proceeding relating to an alleged bribery of a mayor relating to the construction of a shopping center complex.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, the related sponsor disclosed three loans in which it was a sponsor (in one case) or minority investor (in the other two cases) in the related properties, as to which a deed-in-lieu of foreclosure, an uncontested foreclosure, or a discounted payoff was effected, during the period between 2007 and 2012.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Round, representing approximately 2.7% of the Initial Pool Balance, the sponsors have been involved in seven foreclosures, one discounted pay-off, two receiver sales and four deed-in-lieu transfers. In each case, the sponsors provided a non-recourse guaranty for the related loan, but owned less than 20% of the borrowing entity.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as North Broadway Plaza, representing approximately 1.4% of the Initial Pool Balance, affiliates of one of the two non-recourse carve-out guarantors, CNA Enterprises, Inc., were borrowers under three prior CMBS loans that were foreclosed during the last six years.

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There are likely other material defaults, proceedings, transactions and/or mortgage loan workouts involving certain of the borrowers, principals of the borrowers and other entities under the control of such principals that have (i) occurred prior to the last 15 years, (ii) occurred during the last 15 years with respect to Mortgage Loans that are not among the largest 20 Mortgage Loans, or (iii) otherwise occurred at any time and of which we are not aware.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”.

Tenant Issues

Tenant Concentrations

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted, if that tenant defaults or if that tenant fails to renew its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable square footage) at each office, retail, industrial and mixed use Mortgaged Property.

The Mortgaged Properties have single tenants as set forth below:

•	Eighteen (18) of the Mortgaged Properties, securing in whole or in part 8 Mortgage Loans, collectively representing approximately 23.3% of the Initial Pool Balance by allocated loan amount, are each leased to a single tenant.

•	No Mortgaged Property leased to a single tenant secures a Mortgage Loan representing more than approximately 7.1% of the Initial Pool Balance.

With respect to certain of these Mortgaged Properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the Mortgage Loans or the related tenant may have the right to terminate the lease prior to the maturity date of the Mortgage Loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related Mortgage Loans.

Identified in the table below is a certain tenant that is among the 5 largest tenants (based on net rentable square footage) at each of 2 or more Mortgaged Properties that collectively secure 2.0% or more of the Initial Pool Balance by allocated loan amount.

Name of Tenant	Number of Mortgaged Properties	Aggregate approx. % of Initial Pool Balance by Allocated Loan Amount
24 Hour Fitness	2	9.1%

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In the event of a default by that tenant, if the related lease expires prior to the Mortgage Loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the loan. In certain cases where the tenant owns the improvements to the Mortgaged Property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

Lease Expirations and Terminations

Lease Expirations

See Annex A to this prospectus for tenant lease expiration dates for the 5 largest tenants (based on net rentable area leased) at each retail, office, industrial and mixed use Mortgaged Property. Even if none of the top 5 tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain lease expirations or concentrations of lease expirations with respect to the retail, office, industrial and mixed use Mortgaged Properties:

•	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan. For example, with respect to the Mortgage Loans secured, in whole or in part, by the Mortgaged Properties identified in the table below, each such Mortgaged Property is occupied by a single tenant under a lease which expires prior to, or in the same month of, the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance by Allocated Loan Amount	Lease Expiration Date	Maturity Date
One Court Square	5.2%	5/11/2020	9/5/2020
Jacobson Warehouse Company	2.3%	5/31/2021	4/5/2026
2294 Molly Pitcher Highway(1)	1.8%	3/31/2018	8/1/2025
725 8th Avenue	1.4%	3/31/2026	3/6/2026
Home Depot - Elk Grove Village	1.2%	1/31/2020	11/1/2025
UMIP Jefferson Hwy(2)	0.6%	5/31/2022	3/1/2026
UMIP W 27th Street(2)	0.5%	5/31/2022	3/1/2026
3530 East Pike Road(1)	0.4%	4/30/2017	8/1/2025
22 Northeastern Industrial Park(1)	0.3%	8/31/2018	8/1/2025
UMIP N 107th Street(2)	0.3%	10/31/2022	3/1/2026
Addison(2)	0.3%	6/30/2024	3/1/2026
Pagemill(2)	0.2%	12/31/2023	3/1/2026
UMIP Xeon Street(2)	0.2%	1/31/2019	3/1/2026
Common(2)	0.2%	12/31/2018	3/1/2026
Dolton(2)	0.1%	7/31/2019	3/1/2026

(1)	2294 Molly Pitcher Highway, 3530 East Pike Road and 22 Northeastern Industrial Park, each a single-tenant Mortgaged Property, together represent approximately 39.8% of the net rentable square feet and approximately 44.4% of the underwritten base rent of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio.
(2)	UMIP Jefferson Hwy, UMIP W 27th Street, UMIP N 107th Street, Addison, Pagemill, UMIP Xeon Street, Common and Dolton, each a single tenant Mortgaged Property, together represent 46.2% of the net rentable area and 43.8% of the rent of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio.

•	With respect to the Mortgaged Properties identified in the table below, one or more tenant leases representing in the aggregate 50% or greater of the net rentable square footage at the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant) expire in a single

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calendar year that is prior to or the same year as the maturity date (or in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan.

Mortgaged Property Name	Approx. % of Initial Pool Balance by Allocated Loan Amount	Approximate Aggregate Percentage of Leases Expiring(1)	Calendar Year of Expiration	Maturity Date
Gainesville Business Center	2.7%	51.3%	2021	1/1/2026
North Broadway Plaza	1.4%	55.6%	2026	2/1/2026
4472 Steelway Boulevard North(3)	0.4%	51.8%	2017	8/1/2025
8 Northeastern Industrial Park(3)	0.3%	56.8%	MTM(2)	8/1/2025
4500 & 4510 Steelway Boulevard South(3)	0.2%	67.0%	2018	8/1/2025
4474 Steelway Boulevard North(3)	0.2%	70.0%	2021	8/1/2025
16725 Square Drive(3)	0.2%	50.0%	2017	8/1/2025
21 Northeastern Industrial Park(3)	0.2%	72.0%	2023	8/1/2025
8402-8440 Jackson(4)	0.2%	50.0%	2019	3/1/2026
Jackson Pagosa(5)	0.2%	83.3%	2018	3/1/2026

(1)	Calculated based on a percentage of net rentable square footage of the related Mortgaged Property.

(2)	Tenant subject to a month-to-month lease.

(3)	The Mortgaged Properties identified on Annex A to this prospectus as 4472 Steelway Boulevard North, 8 Northeastern Industrial Park, 4500 & 4510 Steelway Boulevard South, 4474 Steelway Boulevard North, 21 Northeastern Industrial Park and 16725 Square Drive together represent approximately 42.3% of the net rentable square feet and approximately 34.2% of the underwritten base rent of the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio.

(4)	8402-8440 Jackson represents 3.8% of the net rentable area of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio.

(5)	Jackson Pagosa represents 5.6% of the net rentable area of the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio.

•	There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage at the related Mortgaged Property expire over two or more calendar years prior to maturity of the related Mortgage Loan, which may be consecutive calendar years.

•	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage at the related Mortgaged Property that expire in a single calendar year (or several calendar years) prior to, or shortly after, the maturity of the related Mortgage Loan.

Lease Terminations

Certain Mortgage Loans have material lease early termination options. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including

(i) if the borrower for the applicable Mortgaged Property allows uses at the Mortgaged Property in violation of use restrictions in current tenant leases,

(ii) if the borrower or any of its affiliates owns other properties within a certain radius of the Mortgaged Property and allows uses at those properties in violation of use restrictions,

(iii) if the borrower fails to provide a designated number of parking spaces,

(iv) if there is construction at the related Mortgaged Property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the Mortgaged Property or otherwise violate the terms of a tenant’s lease,

(v) upon casualty or condemnation with respect to all or a portion of the Mortgaged Property that renders such Mortgaged Property unsuitable for a tenant’s use or if the borrower fails to rebuild such Mortgaged Property within a certain time,

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(vi) if a tenant’s use is not permitted by zoning or applicable law,

(vii) if the tenant is unable to exercise an expansion right,

(viii) if the borrower does not complete certain improvements to the property as contemplated in the lease,

(ix) if the borrower leases space at the Mortgaged Property or within a certain radius of the Mortgaged Property to a competitor,

(x) if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

(xi) if certain anchor or significant tenants at the subject property go dark or terminate their leases,

(xii) if the landlord violates the tenant’s exclusive use rights for a specified period of time,

(xiii) if the borrower defaults on any other obligations under the lease, or

(xiv) based upon contingencies other than those set forth in this “—Tenant Issues—Lease Expirations and Terminations” section.

We cannot assure you that all or any of the borrowers will comply with their lease covenants or such third parties will act in a manner required to avoid any termination and/or abatement rights of the related tenant.

Identified below are certain material termination rights or situations in which the tenant may no longer occupy its leased space or pay full (or any) rent.

Unilateral Lease Termination Rights

Certain of the tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or at least 20% of its leased net rentable square footage) upon providing notice of such termination within a specified period prior to the termination date. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, Macy’s, one of the anchor tenants, has a right to terminate its ground lease (which is part of the collateral for the Mortgage Loan) at any time with 180 days’ prior written notice.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gainesville Business Center, representing approximately 2.7% of the Initial Pool Balance, HD Supply Construction Supply, Ltd., the second largest tenant, representing approximately 12.1% of net rentable square feet, may terminate its lease at any time by providing written notice and paying a termination fee equal to the base rent remaining in the term of the lease, as the same may have been extended, discounted to net present value (using the then current prime rate announced by Bank of America at the time of termination). In addition, Able Moving and Storage, Inc., the third largest tenant, representing approximately 10.3% of net rentable square feet, has a termination option effective November 30, 2017, upon provision of written notice no later than June 3, 2017.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Round, representing approximately 2.7% of the Initial Pool Balance, the largest tenant, 24 Hour Fitness, has the right to terminate its lease during the last two years of its lease if the tenant is required to make any structural or capital modifications, alterations or repairs to the Mortgaged Property in order to comply with applicable local laws. Additionally, the second largest tenant, Exterro, is currently on a sublease which expires on February 28, 2017. It has executed a

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direct lease to extend its term to February 29, 2020. Under the direct lease, the tenant has a termination right in its sole discretion if the premises is not delivered by June 1, 2017.

Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants

Certain of the tenant leases for the Mortgaged Properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. For example, taking into account the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the Initial Pool Balance, Jacobson Warehouse Company, the sole tenant of the Mortgaged Property, may terminate its lease at the 3811 Dixon Street location (54.7% of the net rentable area) on May 31, 2018 upon written notice no later than May 31, 2017 if either (i) John Deere terminates its relationship with the tenant and the tenant certifies that it will no longer be providing warehouse services at such Mortgaged Property or (ii) there is a decision by John Deere to relocate the storage of its goods to a facility owned or leased directly by John Deere and written documentation of said decision is provided.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as North Broadway Plaza, representing approximately 1.4% of the Initial Pool Balance, the lease for the second largest tenant, CVS, has a co-tenancy provision relating to the largest tenant, Food Maxx. If such tenant (or a comparable supermarket tenant) ceases operations, tenant has the right to pay 50% of its annual rent until a supermarket opens in the space. If the space remains dark for 12 consecutive months, CVS may terminate with 90 days’ notice to landlord. If landlord enters into a lease within the 12-month period, supermarket tenant must open for business by 150 days from the earlier of the date landlord provides evidence of such lease or the expiration of the 12-month period, or CVS may still terminate. If CVS fails to terminate, its full rent resumes as of the expiration of the 12-month period.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if another tenant at the subject Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease without any such triggers.

Certain of the tenant leases permit the related tenant to terminate its lease based upon contingencies other than those set forth above in this “—Tenant Issues—Rights to Terminate Lease or Abate or Reduce Rent Triggered by Failure to Meet Business Objectives or Actions of Other Tenants” subsection.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on material lease termination options relating to the largest 15 Mortgage Loans.

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Rights to Cease Operations (Go Dark) at the Leased Property

Certain of the tenant leases may permit a tenant to go dark at any time. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the largest 20 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance or (ii) cases where any Mortgaged Property is leased to a single tenant who has the option to go dark:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Round, representing approximately 2.7% of the Initial Pool Balance, the fifth largest tenant, Aabaco SBS, has ceased operations and continues to pay rent.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Germantown Town Center, representing approximately 2.5% of the Initial Pool Balance, two of the tenants, Carrabas Italian Grill and Red Robin, representing 14.3% and 14.8% of the net rentable square footage of the Mortgaged Property, respectively, have the right to go dark with a landlord right of recapture after 180 days.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as North Broadway Plaza, representing approximately 1.4% of the Initial Pool Balance, the largest three tenants, Food Maxx, CVS and Goodwill, representing in the aggregate approximately 85.1% of square feet, are permitted to go dark (however, with respect to Food Maxx, the landlord has the right to terminate the lease if the tenant permanently closes its store).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 725 8th Avenue, representing approximately 1.4% of the Initial Pool Balance, the single tenant may go dark at any time, and the landlord has the right to recapture the space.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walmart Neighborhood Market Alabaster, AL, representing approximately 0.8% of the Initial Pool Balance, the single tenant may go dark at any time.

There may be other tenant leases, other than those disclosed above, that do not require the related tenant to continue to operate its space at the related Mortgaged Property, and therefore such tenants may also have the option to go dark at any time, but such right to go dark is not expressly provided for under the subject lease.

Termination Rights of Government Sponsored Tenants

Certain of the Mortgaged Properties, as set forth in the table below, may be leased in whole or in part by government sponsored tenants or by tenants with government contracts. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations. Tenants that are party to a government contract frequently have termination options related to termination or cessation of such government contract. For example, set forth below are certain government leases or leases to tenants with government contracts that (i) have these types of risks, and (ii) relate to a tenant that individually represents more than 5% of the base rent at the related Mortgaged Property. One or more other leases at the related Mortgaged Property representing less than 5% of the base rent at such property could also have these types of risks.

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Mortgaged Property Name	Approx. % of Initial Pool Balance	Tenant	Approx. % of Net Rentable Area	Approx. % of Base Rent
60 Bay Street	1.2%	Legal Aid Society(1)	21.8%	22.0%
60 Bay Street	1.2%	The City of New York - Law Department(2)	9.4%	9.5%
60 Bay Street	1.2%	The City of New York - Department of Environmental Protection(3)	9.4%	9.5%
60 Bay Street	1.2%	Maximus(4)	9.0%	9.1%

(1)	The related tenant may terminate its lease as to 11,277 square feet if its contract with the City of New York is terminated, upon no less than six months’ notice, served within six months following such termination by the City of New York; provided such termination may not be prior to January 7, 2018. The tenant may also terminate its lease as to 1,468 square feet on February 15, 2021 with six months’ notice.

(2)	The related tenant may terminate the lease at any time upon 180 days’ notice.

(3)	The related tenant may terminate the lease at any time upon 180 days’ notice.

(4)	The related tenant may terminate the lease at any time upon 90 days’ notice, provided tenant’s government contract with the Human Resources Administration is terminated.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 60 Bay Street, tenants representing approximately 64.9% of square feet and approximately 65.4% of underwritten base rent, including those listed in the table above, have termination options, most of which are exercisable at any time. Most of such tenants are government tenants or have government related funding or contracts. Other than those tenants listed in the table above, none of such tenants individually represents more than 5% of square feet or underwritten base rent.

Other Tenant Termination Issues

In addition, anchor tenants at, and shadow anchor tenants with respect to, certain Mortgaged Properties may close or otherwise become vacant. We cannot assure you that any such anchor tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Rights to Sublease

Certain of the Mortgaged Properties may have tenants that sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future. For example, taking into account (i) the 5 largest tenants (based on net rentable square footage) at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) or (ii) cases where 10% or more of the aggregate net rentable area at a Mortgaged Property is sublet:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 600 Broadway, representing approximately 6.5% of the Initial Pool Balance, with respect to the largest tenant at the Mortgaged Property, Abercrombie & Fitch, representing approximately 60.8% of the net rentable square feet at such Mortgaged Property, prior to origination of the Mortgage Loan, such tenant had engaged a broker to sublet its space in full, due, in part, to its 2015 annualized store sales totaling less than its aggregate annual rent at the Mortgaged Property. Prior to the origination of the Mortgage Loan, such tenant terminated the broker on the related sublease assignment and the space was taken off the market; however, such tenant is permitted to sublet its leased space subject to certain conditions.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, Iron Mountain Information Management, Inc., the fourth largest tenant for the portfolio, representing 5.8% of the net rentable square feet of the portfolio of Mortgaged Properties, subleases 4,900 square feet of its total 149,881 square feet to an affiliate pursuant to a sublease for an annual base rent of $38,583 until June 30, 2018.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Court Square, representing approximately 5.2% of the Initial Pool Balance, the sole tenant of the Mortgaged Property, Citibank, N.A., subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

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•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Home Depot - Elk Grove Village, representing approximately 1.2% of the Initial Pool Balance, the Mortgaged Property is master leased to Home Depot USA, Inc. (“Home Depot”). Home Depot subleases space to Staples (12.3% of net rentable square feet) and Aldi (8.6% of net rentable square feet).

Tenants Not Yet in Occupancy or Paying Rent, Leases Under Negotiation and LOIs

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may not be in physical occupancy, may not have commenced paying rent or may be in the process of negotiating such lease. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants by net rentable square footage at a Mortgaged Property or tenants individually or in the aggregate representing more than 25% of the net rentable area at the Mortgaged Property, certain of such tenants have not taken possession or commenced paying rent or have outstanding rent as set forth below:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 Liberty Street, representing approximately 5.3% of the Initial Pool Balance, the largest tenant, Time Inc., and the fifth largest tenant, Hudson’s Bay, are in occupancy but are not required to commence paying rent until January 1, 2018 and November 1, 2016, respectively.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 725 8th Avenue, representing approximately 1.4% of the Initial Pool Balance, the single tenant, Wahlburgers, is not yet in occupancy.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as North Broadway Plaza, representing approximately 1.4% of the Initial Pool Balance, Goodwill, the third largest tenant, which represents approximately 11.7% of the net rentable square feet, is in possession but is not required to commence paying rent until May 18, 2016. At loan origination, the amount of free rent ($36,508) outstanding was escrowed.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Oak Hill Plaza, representing approximately 1.3% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property, You Fit Health Clubs, which occupies approximately 20.6% of the net rentable area, is expected to take possession of its space on April 1, 2016. Following occupancy, there will be a six month rent abatement period. You Fit Health Clubs has waived its termination option related to timely possession of its space.

In addition, in some cases, tenants at a Mortgaged Property may have signed a letter of intent but not executed a lease with respect to the related space. We cannot assure you that any such proposed tenant will sign a lease or take occupancy at the related Mortgaged Property.

In addition, the underwritten occupancy, Underwritten Net Cash Flow and Underwritten Net Operating Income of the Mortgaged Properties may reflect tenants, and rents from tenants, whose lease terms or renewal leases are under negotiation but not yet signed. In addition, certain of the Mortgage Loans may have tenants who are leasing their spaces on a month-to-month basis and have the right to terminate their leases on a monthly basis.

In these cases we cannot assure you that these tenants will take occupancy, begin paying rent or execute these leases. If these tenants do not take occupancy of the leased space, begin paying rent or execute these leases, it could result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related Mortgage Loan.

Tenants in Financial Distress or Affiliated with a Parent or Related to a Chain That Is in Financial Distress

In addition, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in

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the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

For example, taking into account the 5 largest tenants (based on net rentable square footage) at the Mortgaged Properties or certain tenants at those Mortgaged Properties securing the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	On July 7, 2015, Sears Holdings Corp. (“Sears”) announced that it closed its rights offering and sale-leaseback transaction with Seritage Growth Properties (“Seritage”), a recently formed, independent publicly traded real estate investment trust. In the transaction, Sears sold 235 Sears branded and Kmart branded stores to Seritage along with Sears’ 50% interests in joint ventures with each of Simon Property Group, Inc., General Growth Properties, Inc. and The Macerich Company (the “Joint Ventures”), which together hold an additional 31 Sears properties. In connection with the transaction, Seritage has entered into agreements under which it will lease the substantial majority of the acquired properties, including those owned by the Joint Ventures, back to Sears, with the remaining stores being leased to third parties. Under the terms of the master leases with Sears, Seritage and the Joint Ventures have the right to recapture space from Sears, allowing them to reconfigure and rent the recaptured space to third party tenants over time. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, Sears is an anchor at the related Mortgaged Property but is not part of the collateral for the Mortgage Loan. We cannot assure you that under the terms of the master leases among Seritage, Sears and the Joint Ventures, such Sears stores will remain open for business. We further cannot assure you that the closing of any other Sears store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 5, 2015, J. C. Penney Company, Inc. (“JCPenney”) notified impacted non-management associates at affected store locations of its plan to close approximately 40 underperforming JCPenney department stores in fiscal 2015. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, JCPenney is an anchor at the mall and is part of the collateral for the Mortgage Loan. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if JCPenney terminates its lease or goes dark. We cannot assure you that JCPenney will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other JCPenney stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 8, 2015, Macy’s announced that it will be closing 14 stores. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, Macy’s is a tenant at the Mortgaged Property. Certain of the tenant leases at the related Mortgaged Property may permit tenants to terminate their leases and/or abate or reduce rent if Macy’s terminates its lease or goes dark. We cannot assure you that Macy’s will not continue to report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business. We further cannot assure you that the closing of any other Macy’s stores will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On February 4, 2015, Staples, Inc. (“Staples”) and Office Depot, Inc. (“Office Depot”) announced that the companies entered into a definitive agreement under which Staples will acquire all of the outstanding shares of Office Depot. Office Depot expects to close approximately 60 stores in 2016. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Home Depot - Elk Grove Village, representing approximately 1.2% of the Initial Pool Balance, Home Depot subleases space to Staples at the related Mortgaged Property. In the case of the Mortgaged Property identified on Annex A to this prospectus as 2294 Molly Pitcher Highway, securing approximately 1.8% of the Initial Pool Balance, Staples is a tenant at the related Mortgaged Property. We cannot assure you that Office Depot or Staples will not continue to report earnings losses or otherwise exhibit signs of financial distress. We cannot assure you that Office Depot or

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Staples will remain open for business or that the closing of any other Office Depot or Staples store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

•	On January 15, 2016, Wal-Mart Stores, Inc. (“Wal-Mart”) announced its plan to close 269 of its stores across the globe including 154 in the United States. In the case of the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walmart Neighborhood Market Alabaster, AL, representing approximately 0.8% of the Initial Pool Balance, the sole tenant at the related Mortgaged Property is a Wal-Mart Neighborhood store. We cannot assure you that Wal-Mart will remain open for business or that the closing of any Wal-Mart store will not impact other Mortgaged Properties securing Mortgage Loans in the Mortgage Pool.

Charitable Institutions / Not For Profit Tenants

Certain Mortgaged Properties may have tenants or sub-tenants that are charitable institutions or other not for profit tenant organizations that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the Initial Pool Balance, Visiting Nurse Services NY, Covenant House, and Amnesty International, representing 8.6%, 6.0%, and 4.3%, respectively, of the net rentable area of the related Mortgaged Property, are not for profit organizations.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as North Broadway Plaza, representing approximately 1.4% of the Initial Pool Balance, the third largest tenant, Goodwill, which represents approximately 11.7% of the net rentable square feet, is a non-profit organization.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Civic Commerce Center, representing approximately 1.4% of the Initial Pool Balance, the largest tenant at the Mortgaged Property, Education Management Systems III, Inc., which occupies approximately 7.9% of the net rentable area, and the fourth largest tenant at the Mortgaged Property, Options For Youth - San Gabriel Inc., which occupies approximately 4.9% of the net rentable area, are each a not-for-profit school. Both tenants are affiliated with one another.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 60 Bay Street, representing approximately 1.2% of the Initial Pool Balance, the largest tenant, Legal Aid Society, which represents approximately 21.8% of net rentable square feet, is a non-profit organization which receives support and funding from the federal government for its criminal and juvenile practices, but also receives private contributions and donations. Legal Aid Society (i) has an early termination right with respect to 1,468 square feet as of February 15, 2021 with 6 months’ notice, and payment of unamortized costs and (ii) with respect to 11,277 square feet has a one-time early termination right no earlier than January 7, 2018, if its contract with the City of New York is terminated, upon no less than 6 months’ notice given within 6 months following such termination by the City of New York, and payment of unamortized costs. In addition, the Center for Court Innovation, a non-profit organization which receives both public and private funding, represents approximately 4.4% of net rentable square feet at the 60 Bay Street Mortgaged Property. The Center for Court Innovation has the right to terminate its lease if it loses a majority of its funding, upon no less than 180 days’ notice and payment of unamortized brokerage fees and landlord’s work.

Tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on such space and other operating expenses may default upon their respective leases should such contributions, grants or subsidies no longer be available.

See “Significant Loan Summaries” in Annex B to this prospectus for more information on other tenant matters relating to the largest 15 Mortgage Loans (considering any Crossed Group as a single Mortgage Loan).

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See the footnotes to Annex A to this prospectus for further information regarding the 5 largest tenants by net rentable square footage at the Mortgaged Properties.

Purchase Options, Rights of First Offer and Rights of First Refusal

Below are certain purchase options, rights of first offer and rights of first refusal to purchase all or a portion of certain Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Court Square, representing approximately 5.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Citibank, N.A., has a right of first offer to purchase the Mortgaged Property if, during the initial term of the lease, the borrower desires to sell all or any portion of the Mortgaged Property, provided that certain conditions under the lease are satisfied, which tenant may accept within 30 days by providing a written acceptance and 5% soft deposit.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, the sole tenant at the Mortgaged Property identified on Annex A to this prospectus as UMIP W 27th Street, Spectrum Plastics Group, has the option to purchase the Mortgaged Property for a purchase price equal to the greater of $4,050,000 or the fair market value of the Mortgaged Property. The tenant must provide notice by June 1, 2021 in order to exercise its purchase option and may then purchase the Mortgaged Property between April 1, 2022 and May 31, 2022, provided that all conditions for an individual property release and partial defeasance under the Mortgage Loan documents are satisfied. The tenant’s purchase option survives in the event of a foreclosure so long as the tenant is not in default under the lease.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as TownePlace Suites Cool Springs, representing approximately 1.8% of the Initial Pool Balance, simultaneously with the borrower’s purchase of the Mortgaged Property, the seller, CBL Peripheral Properties Limited Partnership, made a Declaration of Restrictions granting CoolSprings Mall, LLC (“Coolsprings Mall”), a right of first refusal and an option to purchase the Mortgaged Property. With respect to the right of first refusal, the right is effective only if the borrower receives a bona fide written offer (a) to purchase or lease the Mortgaged Property or (b) for an option to purchase or lease the Mortgaged Property. Pursuant to the Supplement to Declaration of Restrictions (the “Supplement”) between Coolsprings Mall and the borrower, Coolsprings Mall has agreed that the right of first refusal is inapplicable in the event of a deed-in-lieu of foreclosure or foreclosure sale; provided, however, such right of first refusal remains applicable with respect to any subsequent sale of the Mortgaged Property. With respect to the option to purchase, the option is effective only in the event that (a) the borrower desires to change the use of the Mortgaged Property or the hotel brand, (b) the borrower ceases operation for more than 90 days or (c) the borrower’s improvements located on the Mortgaged Property are destroyed by fire or other casualty and are not restored within 180 days. Pursuant to the Supplement, Coolsprings Mall has agreed that in the event the option to purchase the Mortgaged Property has been exercised, then either (a) Coolsprings Mall will take title to the Mortgaged Property subject to the lien of the applicable security instrument (and lender’s rights and remedies thereunder), or (b) mortgagee has received an amount sufficient to satisfy the Mortgage Loan in its entirety, subject to any prepayment fees and other costs as set forth in the Mortgage Loan documents.

•	The Mortgaged Property identified on Annex A to this prospectus as TownePlace Suites Detroit Dearborn, securing approximately 1.4% of the Initial Pool Balance, was conveyed by Ford Motor Land Development Corporation (together with its successors and assigns, “Grantor”) to the predecessor-in-interest to the borrower pursuant to an indenture dated September 21, 1999 (the “Dearborn Indenture”). Under the Dearborn Indenture, the Grantor has a right of reverter on the Mortgaged Property upon the occurrence of certain termination events, including, but not limited to: (1) a material default in the performance or observance of any of the covenants (a) to construct an extended stay motel, (b) to thereafter use the Mortgaged Property in accordance with a certain Declaration of Covenants and Restrictions which contains certain use, building, construction, design, utilities, parking, maintenance and other restrictions and covenants (the “Parcel B Declaration”) and a

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certain Declaration of Reciprocal Easements and Operation Agreement, which contains certain exclusive use restrictions in favor of Kmart, PACE, Building Square, Borders, Sports Authority and Office Max (the “Declaration”), or (c) to make or permit alterations, (2)(a) the Mortgaged Property becomes vacant (except as a result of fire, condemnation, casualty, act of war, national emergency, or other causes beyond the reasonable control of the borrower) and is not maintained by the borrower or (b)(i) the Mortgaged Property is for any reason used or occupied other than as an extended stay motel (unless 30 days’ notice of such other use was given and such other use is consistent with the Parcel B Declaration), (ii) the Mortgaged Property is for any reason used or occupied for a use other than a use consistent with the Parcel B Declaration or (iii) the Mortgaged Property does not conform to the restrictions in the Declaration until 2075, or (3) the borrower fails to comply with the Parcel B Declaration.

Upon an event of termination, the Grantor may exercise its right of reverter by notice to the borrower and to lender (as designated by the borrower). Termination of borrower’s fee interest in the Mortgaged Property is required to occur between 60 to 90 days after such notice is given. If the right of reverter is exercised, the Dearborn Indenture requires the Grantor to pay the borrower the market value of the Mortgaged Property determined by the average of two appraisals, with each of the Grantor and the borrower selecting one of the appraisers, provided the appraisal results are within 10% of each other; otherwise a third appraiser, selected by the two previous appraisers, is required to appraise the Mortgaged Property and the two nearest appraisals of the three will be averaged to determine the market value.

Because the Dearborn Indenture was recorded prior to the mortgage on the TownePlace Suites Detroit Dearborn Mortgaged Property, such mortgage is subject and subordinate to the right of reverter. Accordingly, upon any exercise of such right, the TownePlace Suites Detroit Dearborn Mortgaged Property will no longer be subject to the lien of such mortgage. The Mortgage Loan provides that, if there is: (1) any termination or attempted termination, of the estate of the borrower in and to the Mortgaged Property as a result of any exercise or attempted exercise of the right of reverter prior to the date lender or its successor or assign acquires title to the Mortgaged Property by reason of foreclosure or deed-in-lieu thereof or (2) any failure of the borrower to deposit the proceeds of any exercise of the right of reverter, then the borrower and the non-recourse carveout guarantor are personally liable to lender for any resulting loss or damage. The Mortgage Loan also requires any proceeds of the right of reverter to be deposited with lender and, in lender’s sole discretion, either (i) held as additional security for the Mortgage Loan or (ii) applied to the indebtedness under the Mortgage Loan, together with the payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. In addition, the reversion or other transfer of a Mortgaged Property to any person or entity other than the borrower pursuant to the exercise of the right of reverter, other than in connection with satisfaction of the requirements in the Mortgage Loan documents for a partial defeasance, is an event of default.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as TownePlace Suites Detroit Dearborn, securing approximately 1.4% of the Initial Pool Balance, pursuant to the Dearborn Indenture, the Grantor has a right of first refusal to purchase or lease the Mortgaged Property. If the Grantor elects not to exercise its right of first refusal, the borrower may sell or lease the Mortgaged Property to a third party, however, such sale or lease will be subject to the right of first refusal. Pursuant to the Dearborn Indenture, such right of first refusal does not apply to any sale or transfer of the Mortgaged Property through a foreclosure, or a deed in lieu, nor to a sale, lease or transfer of the Mortgaged Property by the party acquiring the Mortgaged Property pursuant to any such foreclosure or deed in lieu, however, any subsequent sale or transfer of the Mortgaged Property shall be subject to the right of first refusal.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Home Depot - Elk Grove Village, representing approximately 1.2% of the Initial Pool Balance, the single tenant, Home Depot USA, Inc., which subleases 20.9% of the net rentable area to two subtenants, has the option to purchase the Mortgaged Property if the borrower, during the current lease term, receives a bona fide offer to purchase all or part of the Mortgaged Property.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Walmart Neighborhood Market Alabaster, AL, representing approximately 0.8% of the

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Initial Pool Balance, if the related borrower elects to sell any portion of the Mortgaged Property or a controlling equity interest in the borrower, the single tenant, Wal-Mart Stores East, LP, has the right of first refusal to purchase the same. The right is not triggered by a foreclosure sale or a transfer in lieu of foreclosure.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as TownePlace Suites Detroit Livonia, securing approximately 0.5% of the Initial Pool Balance, the owner of a nearby hotel property has a right of first offer to purchase the Mortgaged Property. If the holder of such right does not exercise its right of first offer within 30 business days after notice, the borrower may, for a period of six months from the expiration of the 30 business day period, close on a sale to a third party provided that the purchase price for the Mortgaged Property exceeds 95% of the purchase price the borrower offered to the holder of such right. Such right of first offer does not apply to a sale or transfer of the Mortgaged Property by reason of a foreclosure, or a deed in lieu. Such right of first offer would, however, apply to subsequent sales of the Mortgaged Property by a third party that acquired title from lender or any other subsequent sale.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as 4500 & 4510 Steelway Boulevard South, securing approximately 0.2% of the Initial Pool Balance, Iron Mountain Information Management, Inc., the sole tenant at the 4500 Steelway Boulevard South building at such Mortgaged Property, has the right of first refusal to purchase such building within 20 days from the date it receives notice of a bona fide offer to purchase such building.

•	With respect to the Mortgaged Property identified on Annex A to this prospectus as 16725 Square Drive, securing approximately 0.2% of the Initial Pool Balance, Midwest Express Inc., the sole tenant at the related Mortgaged Property, has the right to purchase such Mortgaged Property at any time after the 25th payment date after the securitization of the Heritage Industrial Portfolio Loan Combination, for a purchase price equal to $4,000,000 plus all applicable defeasance costs. Pursuant to such tenant’s lease, if for any reason, other than the intentional or arbitrary acts of the borrower, the borrower is unable to convey such Mortgaged Property in accordance with the lease, the sole obligation and liability of the borrower will be to refund the deposit provided by tenant in connection with the anticipated sale.

Affiliated Leases and Master Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property is leased to an affiliate of the borrower:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, each of the ten related borrowers master leases its related Mortgaged Property to a master tenant in order to comply with Shari’ah law.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Nyack College NYC, representing approximately 7.1% of the Initial Pool Balance, the sole tenant at the Mortgaged Property, Nyack College, is affiliated with the related borrower.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Lambertville House Hotel, representing approximately 0.7% of the Initial Pool Balance, the Mortgaged Property is master leased to comply with a New Jersey liquor licensing law that requires that the owner of an entity that holds a liquor license be approved by the licensing board. To comply with this requirement, the borrower created two entities who act as master lessor and the master lessee, both of which act jointly as the borrower under the Mortgage Loan. The master lessor leases the entirety of the Mortgaged Property to the master lessee, comprised of the two sponsors, which holds a liquor license. The master lessee operates the hotel and restaurant and pays rent to the borrower. Both the master lessor and master lessee act as borrowers under the Mortgage Loan. The master lease is subordinated to the Mortgage Loan and the related lender has the unilateral right

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to terminate the master lease upon the occurrence of an event of default under the Mortgage Loan documents.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

Insurance Considerations

In the case of 53 Mortgaged Properties, which secure, in whole or in part, 32 Mortgage Loans, representing approximately 86.4% of the Initial Pool Balance by allocated loan amount, the related borrower maintains insurance under blanket policies.

Further, certain Mortgaged Properties may be insured, in whole or in part, by a sole or significant tenant. For example:

•	With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A as One Court Square and Walmart Neighborhood Market Alabaster, AL, collectively representing approximately 6.0% of the Initial Pool Balance, the related borrower may rely on the single tenant’s or a ground lease tenant’s insurance or self-insurance, so long as the single tenant’s or ground lease tenant’s lease is in effect and no default has occurred under the lease and the tenant’s insurance or self-insurance meets the requirements under the related loan documents or (in certain cases) of the related lease. If the tenant fails to provide acceptable insurance coverage or self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Germantown Town Center, representing approximately 2.5% of the Initial Pool Balance, the related borrower is permitted to rely on the insurance provided by the nine tenants at the Mortgaged Property providing such insurance, provided that such insurance satisfies the requirements of the related Mortgage Loan documents.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the Initial Pool Balance, with respect to liability insurance and umbrella liability insurance, the related borrower is permitted to rely on insurance obtained by the sole tenant at the Mortgaged Property, provided that such insurance satisfies the requirements of the related Mortgage Loan documents.

In addition, with respect to certain Mortgage Loans, the insurable value of the related Mortgaged Property as of the origination date of the related Mortgage Loan was lower than the principal balance of the related Mortgage Loan.

See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” and “—Earthquake, Flood and Other Insurance May Not be Available or Adequate”.

In addition, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower.

Further, many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Zoning and Use Restrictions

Certain of the Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. For example, taking into account the 20 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) by aggregate Cut-off Date Balance:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Monterey, representing approximately 4.5% of the Initial Pool Balance, the

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Mortgaged Property is legal non-conforming as to use, due to changes in zoning regulations subsequent to its development. Currently, the applicable zoning regulations require a use permit. In the event that the Mortgaged Property is destroyed by fire, other calamity or by the public enemy to any extent, the Mortgaged Property may be reconstructed, restored or rebuilt to the pre-damaged size and location provided that it is not extended beyond the original footprint and restoration is started within 18 months and diligently pursued to completion. Any such reconstruction, restoration, or rebuilding is required to conform to adopted zoning regulations in effect at that time unless otherwise excused from compliance as a historical structure. The borrower has obtained law and ordinance insurance for the Mortgaged Property.

In addition, certain of the Mortgaged Properties are subject to restrictions that restrict the use of the Mortgaged Properties to their current use or some other specified use or have other zoning issues, as further described below:

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, the Mortgaged Property identified on Annex A as TownePlace Suites Detroit Dearborn is subject to the Dearborn Indenture, which contains limitations on use of and alterations to such Mortgaged Property as described above under “—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal.”

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 600 Broadway, representing approximately 6.5% of the Initial Pool Balance, the related Mortgaged Property is designated a landmark building and is subject to oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the Mortgaged Property and is subject to New York Landmarks Preservation Law.

In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property.

See “Risk Factors—Risks Related to Zoning Non-Compliance and Use Restrictions”. See also the Sponsor representation and warranty set forth in paragraph (24) (Local Law Compliance) on Annex E-1 to this prospectus and any related exceptions on Annex E-2 to this prospectus (subject to the limitations and qualifications set forth in the preamble to Annex E-1 to this prospectus).

Appraised Value

The Appraised Values for certain of the Mortgaged Properties may state an “as stabilized”, “hypothetical market value” or “as-if complete” appraised value (generally as an alternative to, or in addition to, an “as-is” appraised value) for such Mortgaged Properties that assumes that certain events will occur with respect to the re-leasing, renovation or other repositioning of the Mortgaged Property. In addition, in the case of a portfolio of Mortgaged Properties, the appraisals may reflect a “portfolio premium” based on the assumption that such portfolio of Mortgaged Properties will be sold as a collective whole. Such values may, to the extent indicated, be reflected elsewhere in this prospectus, on Annex A to this prospectus, and in Annex B to this prospectus. For such Appraised Values and other values on a property-by-property basis, see Annex A to this prospectus and the related footnotes. With respect to each Mortgaged Property, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is an “as-is” Appraised Value unless otherwise specified below, and is in each case as determined by an appraisal made not more than 4 months prior to the origination date of the related Mortgage Loan, as described under the column entitled Appraisal Date on Annex A to this prospectus.

In the case of the 3 Mortgage Loans identified under the definition of “Appraised Value” under “—Certain Calculations and Definitions” above, collectively representing 13.0% of the Initial Pool Balance, the Appraised Value set forth in this prospectus and on Annex A or Annex B to this prospectus is not the “as-is” Appraised Value, but is instead calculated on a “hypothetical market value”, “as-if complete” or “portfolio premium” Appraised Value.

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In addition, in the case of 5 Mortgage Loans, collectively representing 14.8% of the Initial Pool Balance, the Cut-off Date LTV Ratio was calculated subject to certain adjustments or was based on an adjusted Appraised Value, as described under the definition of “Cut-off Date LTV Ratio” under “—Certain Calculations and Definitions” above, as applicable.

Further, in the case of 4 Mortgage Loans, collectively representing 14.3% of the Initial Pool Balance, the Maturity Date LTV Ratio was calculated subject to certain adjustments or was based on an adjusted Appraised Value, as described under the definition of ““LTV Ratio at Maturity” under “—Certain Calculations and Definitions” above, as applicable.

See “—Certain Calculations and Definitions” and “Risk Factors—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans do not contain such carveouts, contain limitations to such carveouts and/or do not provide for a non-recourse carveout guarantor. Certain other Mortgage Loans may have additional limitations to the non-recourse carveouts as described on Annex E-2 to this prospectus. See “Risk Factors—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. For example:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, representing approximately 8.4% of the Initial Pool Balance, the guarantor’s liability is limited to $38,000,000 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with an entity controlled by any key principal of the guarantor.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Monterey, representing approximately 4.5% of the Initial Pool Balance, the related borrower is responsible for indemnified recourse obligations as borrower, and there is no separate guarantor for the Mortgage Loan.

We cannot assure you that the net worth or liquidity of any non-recourse guarantor under any of the Mortgage Loans will be sufficient to satisfy any claims against that guarantor under its non-recourse guaranty. In most cases, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on, among other things, the domicile or citizenship of any such guarantor.

The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

Real Estate and Other Tax Considerations

Below are descriptions of certain additional real estate and other tax matters relating to certain Mortgaged Properties. Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds”.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, the master tenants that lease the individual Mortgaged Properties identified on Annex A to this prospectus as SpringHill Suites Minneapolis West (the “SpringHill Suites Minneapolis West Property”) and TownePlace Suites Minneapolis West (the “TownePlace Suites Minneapolis West Property”) are entitled to receive a tax increment

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financing (“TIF”) rebate from the St. Louis Park Economic Development Authority (the “Authority”), pursuant to two separate promissory notes from the Authority (the “Related TIF Notes”) as a result of such Mortgaged Properties’ location in a special economic zoning area, payable solely to the extent of the Available Tax Increment. In addition, the master tenant that leases the SpringHill Suites Minneapolis West Property is also entitled to receive an additional tax increment financing rebate from the Authority, which the borrower has informed the lender relates to an apartment project developed by the predecessor-in-interest to such master tenant, pursuant to an additional promissory note (the “Additional TIF Note”, and, together with the Related TIF Notes, the “TIF Notes” and each a “TIF Note”). The TIF Notes were transferred to the applicable master tenants by the seller of the SpringHill Suites Minneapolis West Property and TownePlace Suites Minneapolis West Property. Each applicable master tenant granted a security interest in the applicable TIF Notes to the related borrowers and the related borrowers granted a security interest in the applicable TIF Notes to the lender. The TIF Notes are payable solely to the extent of the related Available Tax Increment. The “Available Tax Increment” is defined for each TIF Note as 89.75% of the tax increment attributable to the related Mortgaged Property (or other property) that is paid to the Authority by Hennepin County in the six months preceding each payment date under such TIF Note. The Related TIF Notes have a principal balance of $1,448,088 and $1,101,362 for the Springhill Suites Minneapolis West Property and the TownePlace Suites Minneapolis West Property, respectively, and accrue interest at 8% per annum through February 1, 2022. The Additional TIF Note has a principal balance of $1,395,547 and accrues interest at 8% per annum through February 1, 2023. Each February and August, payments are required to be made on the TIF Notes in the amount of the Available Tax Increment, and applied first to interest and then to principal; provided that no such payments are required to be made to the extent the Available Tax Increment is insufficient to fund such payments and no payments are required to be made after the final payment date in February 2022 (for the Related TIF Notes) or February 2023 (for the Additional TIF Note), in each case whether or not principal and interest have been fully paid by such date. The Mortgage Loan was underwritten including a projected annual TIF rebate for each TIF Note approximately equal to the annualized amount of the semiannual TIF rebate made on such TIF Note in February 2014 (which underwritten projected annualized TIF rebate was $95,922 for the TIF Note related to the SpringHill Suites Minneapolis West Property, $74,830 for the TIF Note related to the TownePlace Suites Minneapolis West Property and $165,654 for the Additional TIF Note, of which approximately $95,930 was allocated to underwritten net operating income of the SpringHill Suites Minneapolis West Property and approximately $69,724 was allocated to underwritten net operating income of the TownePlace Suites Minneapolis West Property). There can be no assurance that such projected TIF rebates, or any TIF rebates, will be payable.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 Liberty Street, representing approximately 5.3% of the Initial Pool Balance, the Mortgaged Property is subject to a PILOT agreement with the Battery Park City Authority under which the related borrower, as ground tenant, is obligated to make payments in lieu of taxes because the related Mortgaged Property is owned by a public authority and therefore not subject to real estate taxes. The PILOT payments are based on the assessed values provided by the City of New York to the ground lessor and equivalent to the real estate taxes that would normally be assessed on the Mortgaged Property by the City of New York.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Home2Suites Aberdeen, representing approximately 1.5% of the Initial Pool Balance, the Mortgaged Property received a ten year enterprise zone tax credit from the State of Maryland. The tax credit is effective through the 2025/2026 tax year and offers abatements between 30% and 80% over the ten years.

See “Risk Factors—Increases in Real Estate Taxes May Reduce Available Funds”.

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Certain Terms of the Mortgage Loans

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled monthly payments of interest and/or principal are due under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	% of Initial Pool Balance
1	5	14	39.3%
6	0	12	30.3
5	0	8	22.8
1	0	2	5.3
5	5	1	2.3
Total		37	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A to this prospectus for information on the number of days before late payment charges are due under the Mortgage Loan. The information on Annex A to this prospectus regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Twelve (12) of the Mortgage Loans, representing approximately 47.4% of the Initial Pool Balance, provide for monthly payments of interest-only until the related maturity date or Anticipated Repayment Date, as applicable (the “Interest Only Mortgage Loans”).

Each of the remaining 25 Mortgage Loans, representing approximately 52.6%, in the aggregate, of the Initial Pool Balance, provides for monthly payments of principal based on amortization schedules significantly longer than the remaining terms to maturity or Anticipated Repayment Date for such Mortgage Loans (those 25 Mortgage Loans, together with the Interest Only Mortgage Loans, the “Balloon Mortgage Loans”). Thirteen (13) of these 25 Mortgage Loans referenced in the preceding sentence, representing approximately 37.0%, in the aggregate, of the Initial Pool Balance, provide for monthly payments of interest-only for a period of 12 months to 60 months following the related origination date and then amortize for the remainder of their loan term. The remaining 12 of these 25 Mortgage Loans, representing approximately 15.6%, in the aggregate, of the Initial Pool Balance, amortize for their entire loan term.

Each Balloon Mortgage Loan will have a balloon payment due at its related maturity date or Anticipated Repayment Date, as applicable, unless prepaid prior thereto.

ARD Loans

An “ARD Loan” is a Mortgage Loan that provides that, after a certain date (an “Anticipated Repayment Date”), if the related borrower has not prepaid such Mortgage Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the original Mortgage Rate (the “Initial Rate”) for such Mortgage Loan. Annex A to this prospectus will set forth the Anticipated Repayment Date and the Revised Rate for each ARD Loan (if any). “Excess Interest” with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan in excess of the interest accrued at the related Initial Rate (and, to the extent permitted by applicable law and the related Mortgage Loan documents, any compound interest thereon).

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After the related Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and other amounts then due and payable (other than Excess Interest) under the related Mortgage Loan documents and certain budgeted or non-budgeted expenses approved by the related lender be applied toward the payment of principal (without payment of any yield maintenance premium or other prepayment premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after the related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid (if and to the extent permitted under applicable law and the related Mortgage Loan documents), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of any certificates evidencing an interest in such Excess Interest (if applicable). Additionally, if there are any ARD Loans included in the Issuing Entity, an account was established in connection with the origination of each ARD Loan into which rents or other revenues from the related Mortgaged Property are required to be deposited, although the related borrower is entitled to receive remittances of funds daily unless an event of default or cash flow trigger is in effect or the related Anticipated Repayment Date has occurred.

The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loan will be prepaid on its Anticipated Repayment Date.

There are no ARD Loans included in the Issuing Entity and, accordingly, no Excess Interest is payable with respect to the Issuing Entity, no certificates will be issued that represent an interest in any Excess Interest and all references in this prospectus to ARD Loans, Anticipated Repayment Dates, Excess Interest and Excess Interest Distribution Account, should be disregarded.

Single-Purpose Entity Covenants

The terms of certain of the Mortgage Loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the Mortgage Loans limit their activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. That borrower may also have previously owned property other than the related Mortgaged Property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “special purpose entities.”

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or that if initiated, a bankruptcy case of the borrower could be dismissed. For example, there are certain Mortgage Loans for which there is no independent director, manager or trustee in place with respect to the related borrower.

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In all cases, the terms of the borrowers’ organizational documents or the terms of the Mortgage Loans limit the borrower’s activities to the ownership of only the related Mortgaged Property or Mortgaged Properties and related activities, and limit the borrowers’ ability to incur additional indebtedness, other than certain trade debt, equipment financing and other unsecured debt relating to property operations, and other than subordinated debt permitted under the related Mortgage Loan documents. See “—Additional Indebtedness” below. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related Mortgaged Property and Mortgage Loan. However, we cannot assure you that such borrowers have in the past complied and will comply with such requirements, and in some cases unsecured debt exists and/or is allowed in the future.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gainesville Business Center, representing approximately 2.7% of the Initial Pool Balance, which has a principal balance in excess of $20,000,000, the related borrower does not have an independent director.

See “Certain Legal Aspects of the Mortgage Loans—Bankruptcy Issues”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance provisions, prepayment lockout provisions and/or yield maintenance provisions, as described below.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Certain Terms of the Mortgage Loans—Partial Releases” below.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges”.

In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan) or prepay a release amount based on the allocated loan amount of the related property, and obtain the release of the related property. Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

•	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

•	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See “—Certain Terms of the Mortgage Loans—Escrows” below. Also, see Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the largest 15 Mortgage Loans.

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Voluntary Prepayments

Thirty-seven (37) Mortgage Loans, representing approximately 100% of the Initial Pool Balance, permit the related borrower, after a lockout period of 0 to 28 payments following the origination date, to prepay the Mortgage Loan (or Loan Combination, if applicable) in whole or in part (in certain cases in order to satisfy certain financial covenants contained in the related Mortgage Loan documents or in connection with a partial release of a Mortgaged Property), in each case together with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period. See Annex A to this prospectus for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis.

In addition to the above-referenced permitted partial prepayments, certain of the Mortgage Loans permit partial defeasance in connection with releases of individual Mortgaged Properties or portions of individual Mortgaged Properties, and certain of the Mortgage Loans that permit defeasance in whole permit partial release with the payment of a release price plus applicable yield maintenance. See “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Notwithstanding the foregoing restrictions on prepayments, each Mortgage Loan generally permits voluntary prepayments without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the maturity date or Anticipated Repayment Date, as applicable, for such Mortgage Loan, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
3	10	24.7%
4	21	47.7
5	3	10.4
6	1	5.3
7	2	11.9
Total	37	100.0%

See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges” and Annex A to this prospectus.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the related Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the related Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit

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the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

•	no event of default has occurred;

•	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

•	a Rating Agency Confirmation has been obtained from each Rating Agency;

•	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

•	the assumption fee has been received (which assumption fee will be applied as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) or other permitted pledge of borrower interest or a preferred equity investment (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

The Pooling and Servicing Agreement will provide that the Master Servicer (with respect to non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Serviced Loan upon, or to withhold its consent to, any transfer of interests in the borrower or the Mortgaged Property or further encumbrances of the related Mortgaged Property, subject to any approval rights of the applicable Directing Holder or its representative to any waiver of any such clause. See “Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses” and “Certain Legal Aspects of the Mortgage Loans—Due-On-Sale and Due-On-Encumbrance Provisions”. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Defeasance; Collateral Substitution

The terms of 32 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 84.2% of the Initial Pool Balance, permit the applicable borrower at any time (provided, in most cases, that no event of default exists), after a lockout period of at least two years following the Closing Date (or, (i) in the case of each Loan Combination with the exception of the One Court Square Loan Combination, the earlier of (a) the second anniversary of the securitization of the last note included in such Loan Combination and (b) a specified date no earlier than three years from the date of origination of such Loan Combination and (ii) in the case of the One Court Square Loan Combination, on or after November 5, 2017 (which is the first Payment Date after the second anniversary of the “startup day” of October 13, 2015 identified in the related One Court Square REMIC declaration)) (the “Defeasance Lock Out Period”) and prior to the related open prepayment period described below, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. Certain of those Mortgage Loans also permit the related borrower to make

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certain voluntary prepayments or effect a partial defeasance in connection with partial releases as described under “—Certain Terms of the Mortgage Loans—Voluntary Prepayments” above and “—Certain Terms of the Mortgage Loans—Partial Releases” below.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days’ prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or Loan Combination, if applicable) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Loan Combination, if applicable) and under all other related Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan (or Loan Combination, if applicable)) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Loan Combination, if applicable), or under the defeased portion of the Mortgage Loan (or Loan Combination, if applicable) in the case of a partial defeasance, including in the case of a Balloon Mortgage Loan, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the Issuing Entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer will be responsible for purchasing (or causing the purchase of) the government securities on behalf of the borrower at the borrower’s expense to the extent consistent with the related Mortgage Loan documents. Pursuant to the terms of the Pooling and Servicing Agreement, any amount in excess of the amount necessary to purchase such government securities will be returned to the borrower or other designated party, but in any event will not be assets of the Issuing Entity. Pursuant to the terms of the Pooling and Servicing Agreement, the Master Servicer may accept as defeasance collateral any “government security,” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), notwithstanding any more restrictive requirements in the related Mortgage Loan documents; provided that the Master Servicer has received an opinion of counsel that acceptance of such defeasance collateral will not endanger the status of either Trust REMIC as a REMIC or result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code). Simultaneously with such actions, the related Mortgaged Property (or applicable portion of the Mortgaged Property, in the case of partial defeasance) will be released from the lien of the Mortgage Loan (or Loan Combination, if applicable) and the pledged government securities (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan (or Loan Combination, if applicable).

The Master Servicer will be permitted to process defeasances and any related modifications, waivers and amendments without the consent of the Special Servicer or Controlling Class Representative, unless such related modification, waiver, amendment or other action constitutes a Major Decision in which case the consent rights of the Special Servicer or Controlling Class Representative will apply.

For additional information on Mortgage Loans that permit partial defeasance, see “—Certain Terms of the Mortgage Loans—Partial Releases” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the Master Servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Loan Combination, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

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Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial prepayment, partial defeasance, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions.

Property Releases; Partial Prepayments

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Home Depot - Elk Grove Village, representing approximately 1.2% of the Initial Pool Balance, the Mortgage Loan permits the release of specified parcels of land securing such Mortgage Loan (a “Release Parcel”), provided, among other conditions, that the borrower (1) pays an amount equal to 120% of the allocated loan amount with respect to such Release Parcel plus a yield maintenance premium and all actual out-of-pocket costs and expenses; (2) remains a special purpose bankruptcy remote entity after the partial release; (3) if the parcel identified in the loan agreement as the “Home Depot Parcel” is released, prior to or simultaneously with the release of such parcel, will enter into direct leases with current subtenants or enter into new leases such that the debt service coverage ratio will be equal to or great than 1.35x; (4) satisfies conditions relating to title, zoning, timing and establishment of separate tax parcels; (5) arranges delivery of a REMIC opinion; and (6) arranges delivery of a Rating Agency Confirmation.

Property Releases; Partial Defeasance

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, a release of individual Mortgaged Properties is permitted, subject to the satisfaction of certain conditions, including, among others: (i) defeasance of a principal balance equal to 125% of the allocated loan amount of the Mortgaged Property being released; (ii) the debt service coverage ratio will not be less than the greater of: (a) the debt service coverage ratio immediately preceding the partial release: and (b) 2.92x; (iii) the debt yield following release will not be less than the greater of: (a) the debt yield immediately preceding release; and (b) 14%; (iv) the loan-to-value ratio following the partial release will not exceed the lesser of (a) the loan-to-value ratio immediately preceding the partial release and (b) 60.3%, (v) the aggregate value of all the “Detroit MSA Individual Properties” (defined as the TownePlace Suites Detroit Dearborn, the TownePlace Suites Detroit Livonia and the TownePlace Suites Detroit Sterling Heights) that will be included in the Mortgaged Properties following the partial release does not exceed 50% of the aggregate value of all Mortgaged Properties that secure the Mortgage Loan after the partial release; (vi) at the lender’s option the lender shall receive (a) confirmation from each rating agency rating the Offered Certificates that such release will not result in a downgrade, withdrawal or qualification of its ratings assigned to the Offered Certificates and any certificates backed by the Marriott Midwest Portfolio Pari Passu Companion Loan and (b) a REMIC opinion; (vii) if the individual Mortgaged Property is either of the TownePlace Suites Detroit Dearborn or the TownePlace Suites Detroit Livonia, borrower provides evidence of the waiver of or compliance with the Dearborn right of first refusal or the Livonia right of first offer, as applicable with respect to such sale; (viii) if the individual Mortgaged Property is either of the TownePlace Suites Eden Prairie or the SpringHill Suites Eden Prairie, such partial release is consummated simultaneously with a partial release of both of such individual Mortgaged Properties; (ix) if the individual Mortgaged Property is either of the TownePlace Suites Minneapolis-St. Paul Airport or the SpringHill Suites Minneapolis-St. Paul Airport, such partial release is consummated simultaneously with a partial release of both of such individual Mortgaged Properties; and (x) if the individual Mortgaged Property is either of the TownePlace Suites Minneapolis West or the SpringHill Suites Minneapolis West, such partial release is consummated simultaneously with a partial release of both of such individual Mortgaged Properties.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Heritage Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, a release of individual Mortgaged Properties is permitted subject to the satisfaction of certain conditions, including, among others: (i) defeasance of a principal balance equal to the greater of (a) 120% of the allocated loan amount for the Mortgaged Properties located in

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Pennsylvania (2294 Molly Pitcher Highway and 1001 & 1011 Air Park Drive) and Guilderland, New York (8 Northeastern Industrial Park, 21 Northeastern Industrial Park and 22 Northeastern Industrial Park) or 110% of the allocated loan amount for all other Mortgaged Properties; and (b) an amount equal to 100% of the net proceeds of the sale of the released Mortgaged Property; (ii) the remaining Mortgaged Properties, following release, would have (x) an amortizing debt service coverage ratio utilizing annual net operating income (without deduction for tenant improvements, leasing commissions or replacement reserves) from leases on the remaining premises that have remaining terms of at least 18 months of at least 1.25x and (y) a loan-to-value ratio of not more than 75.0%; (iv) at the lender’s option, the lender has received confirmation from each rating agency rating the Offered Certificates that such release will not result in a downgrade, withdrawal or qualification of its ratings assigned to the Offered Certificates, along with similar confirmations from each rating agency rating any securities backed by the Heritage Industrial Portfolio Pari Passu Companion Loan; and (v) receipt of a REMIC opinion. Certain of the Mortgaged Properties are located on the same tax parcel as certain of the other Mortgaged Properties. With respect to such Mortgaged Properties, separate partial release is permitted so long as the borrower furnishes evidence that the released Mortgaged Property is either separately assessed or that separate assessment procedures have been initiated.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, the Mortgage Loan documents permit partial defeasance provided, among other things, that the borrower pays to the lender (i) all payments of principal and interest due on the Mortgage Loan to and including the date of defeasance; (ii) all other sums then due under the Mortgage Loan documents; and (iii) if the date of defeasance is a date other than a payment date, interest that would have accrued on such prepaid principal, to but not including, the next payment date. Additionally, the Mortgage Loan documents permit the release of individual properties provided that, among other things, (i) the borrower will defease an amount of principal equal to (a) if, after giving effect to the release of the property in question, the aggregate net rentable area of all of the properties released up to that date is less than 10% of the total net rentable area of all properties on the closing date, 100% of the allocated loan amount for such property or properties or (b) if, after giving effect to the release of the property in question, the aggregate net rentable area of all the properties released up to that date is at least 10% of the total net rentable area of all the properties on the closing date, 120% of the allocated loan amount for such property, plus the amount, if any, necessary to reduce the principal such that the remaining properties shall achieve the underwritten debt service coverage ratio threshold (the “UDSCR Threshold”); and (ii) the borrower fulfills the requirements to partially defease the property including delivery of a REMIC opinion. The UDSCR Threshold is the greater of (x) 1.30x and (y) the underwritten debt service coverage ratio immediately preceding the release (provided that clause (y) will be waived if at the time of the release (and after giving effect to such release), the underwritten debt service coverage ratio is at least 2.00x).

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio, representing approximately 5.2% of the Initial Pool Balance, a partial release of any Mortgaged Property is permitted subject to the satisfaction of certain conditions, including, among others (1) defeasance of a principal balance equal to the sum of: (A) (x) if, after giving effect to the release of the Mortgaged Property in question, the aggregate net rentable area of all of the Mortgaged Properties that secured the Mortgage Loan released up to such date (including the Mortgaged Property in question) is less than 10% of the total net rentable area of all the Mortgaged Properties on the date hereof, an amount equal to 100% of the allocated loan amount for such Mortgaged Property or (y) if, after giving effect to the release of the Mortgaged Property in question, the aggregate net rentable area of all of the Mortgaged Properties released up to such date (including the Mortgaged Property in question) is at least 10% of the total net rentable area of all the Mortgaged Properties on the date hereof, an amount equal to 120% of the allocated loan amount for such Mortgaged Property plus (B) the amount, if any, necessary to reduce the principal such that the remaining Mortgaged Properties securing the Mortgage Loan (after giving effect to the subject release) shall achieve the UDSCR Threshold; (2) the loan-to-value ratio is greater than 125%, the principal balance of the Mortgage Loan must be prepaid by an amount such that the ratio of the unpaid principal balance of the Mortgaged Loan evidenced by the undefeased note (after taking into account any partial defeasance) to the value of the Mortgaged Properties securing such undefeased note is less than 125%; (3) after giving effect to such release and repayment, the underwritten debt service coverage ratio in the aggregate for the Mortgaged

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Properties then remaining subject to the liens of the Mortgage Loans shall be no less than the greater of: (x) 1.30x and (y) the underwritten debt service coverage ratio immediately preceding a Mortgaged Property release, the underwritten debt service coverage ratio is at least 2.00x); and (4) the borrower fulfills the requirements to partially defease the property including delivery of a REMIC opinion.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the Initial Pool Balance, a release of the 3811 Dixon Street location, comprised of approximately 20.5 acres of land and the related improvements (the “Jacobson Warehouse Company Release Parcel”), is permitted, subject to the satisfaction of certain conditions, including, among others: (i) defeasance of a principal balance equal to 115 % of the allocated loan amount (which is $9,232,600) of the Jacobson Warehouse Company Release Parcel; (ii) the debt service coverage ratio (using net operating income from leases with a remaining term of at least two years, without deduction for tenant improvements, leasing commissions or replacement reserves) of the remaining premises following release will not be less than 1.45x; (iii) the debt yield on the remaining premises following release will not be less than the greater of: (a) the debt yield immediately preceding the partial release; and (b) 9.80%; (iv) the loan-to-value ratio following the partial release will not exceed the lesser of (a) the loan-to-value ratio immediately preceding the partial release and (b) 68%, (v) the borrower will provide prior approval from any tenants at the remaining premises, if required under any leases, and will certify that the leases will continue to be separate and independent from the leases at the Jacobson Warehouse Company Release Parcel without reduction in rent and with no right of offset due to any default or act of lessor under the leases of the Jacobson Warehouse Company Release Parcel, and (vi) at the lender’s option the lender receives (a) confirmation from each rating agency rating the Offered Certificates that such release will not result in a downgrade, withdrawal or qualification of its ratings assigned to the Offered Certificates and (b) a REMIC opinion.

Property Releases; Free Releases

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Gainesville Business Center, representing approximately 2.7% of the Initial Pool Balance, a release of an existing parcel of vacant land of approximately 4.4 acres (which was not included as a part of the appraised value or underwriting of the Mortgaged Property) is permitted without paydown or defeasance of the loan balance subject to the satisfaction of certain conditions, including: (i) 60 days’ notice; (ii) updated as-built survey and title acceptable to lender; (iii) evidence of separate assessment; (iv) evidence that existing tenants have accepted the release; (v) representation that the proposed use will not violate the easement agreements in place related to the Mortgaged Property; and (vi) at lender’s option, delivery of a REMIC opinion or Rating Agency Confirmation, or both. In addition, the borrower has the right to ground lease such release parcel, subject to the lender’s prior written consent and compliance with various conditions, including among others: (i) the ground lease terms must be commercially reasonable and approved by the lender, (ii) the cost of any construction must be borne solely by the tenant, (iii) the lender is provided the proposed plans and specifications for any construction, government approvals and evidence of construction insurance, and (iv) at the lender’s option, if required by rating agency procedures, delivery of a REMIC opinion and rating agency confirmation.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as The Round, representing approximately 2.7% of the Initial Pool Balance, a portion of the collateral identified as Lot 2 (the “The Round Release Parcel”), which was ascribed no value in underwriting, is currently pending a sale to the City of Beaverton for $504,000. The Mortgage Loan documents permit such release, provided that, among other things, (i) no event of default is ongoing; (ii) after giving effect to the release, the borrower will continue to be a special purpose bankruptcy remote entity; (iii) the sale of The Round Release Parcel is pursuant to the Lot 2 purchase agreement; (iv) The Round Release Parcel constitutes a separate, legally subdivided parcel of land and a separate tax lot; and (v) the conveyance of The Round Release Parcel does not (a) adversely affect the use or the operation of, or access to or from, the remaining Mortgaged Property; (b) cause any portion of the remaining Mortgaged Property to be in violating any legal requirements; (c) create any liens on the remaining property, except for utility access, parking and other easements necessary for infrastructure that benefit or are necessary for The Round Release Parcel; or (d) violate the terms

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of any document or instruction relating to the Mortgaged Property; and (vi) certain REMIC requirements are met.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Germantown Town Center, representing approximately 2.5% of the Initial Pool Balance, provided no event of default has occurred and is continuing under the related Mortgage Loan documents, the Mortgage Loan documents permit the borrower to obtain the release of a certain vacant parcel (the “Germantown Town Center Release Parcel”) from the lien of the related Mortgage Loan documents without the payment of a release price, subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including, among others, (i) delivery of a REMIC opinion with respect to the partial release if required by the related lender and (ii) immediately after the release of the Germantown Town Center Release Parcel, either (y) the loan-to-value ratio is equal to or less than 125% or (z) the principal balance of the loan is paid down by the least of (a) the proceeds of the sale of the Germantown Town Center Release Parcel, if the Germantown Town Center Release Parcel was sold, (b) the fair market value of the Germantown Town Center Release Parcel at the time of release, or (c) an amount such that the loan-to-value ratio of the Mortgage Loan does not increase after the release of the Germantown Town Center Release Parcel, in the case of each of (a) through (c) above, unless an opinion is delivered that nonpayment of the amounts described in (a) through (c) above will not cause the Mortgage Loan to fail to be a Qualified Mortgage and that the REMIC trust will not fail to maintain its REMIC status due to the partial release.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as South Beach Portfolio, representing approximately 1.1% of the Initial Pool Balance, the loan agreement permits the release of any individual property upon a bona fide third party sale, provided, among other conditions, that (i) the underwritten debt service coverage ratio at the time of such partial release and immediately thereafter is not less than the greater of (x) the underwritten debt service coverage ratio on December 21, 2015 and (y) the underwritten debt service coverage ratio immediately preceding such partial release; (ii) the loan-to-value ratio immediately following the partial release does not exceed the lesser of (x) the loan-to-value ratio immediately preceding the partial release and (y) the loan-to-value ratio on December 21, 2015; (iii) the debt yield at the time of the partial release and immediately thereafter is not less than the greater of (x) the debt yield on December 21, 2015 and (y) the debt yield immediately preceding such partial release; (iv) at the time the borrower requests a partial release and at the time such partial release is consummated, there exists no continuing event of default; and (v) if after giving effect to the partial release, the ratio of the unpaid principal balance of the Mortgage Loan to the fair market value of the remaining properties (as determined in lender’s sole discretion, by any commercially reasonable method permitted to a REMIC based solely on real property and excluding any personal property and going concern value, if any) would be greater than one hundred twenty-five percent (125%), then the principal balance of the Loan must be paid down by a “qualified amount” as that term is defined in IRS Revenue Procedure 2010-30, unless the lender receives an opinion of counsel that if such amount is not paid, the applicable REMIC trust will not fail to maintain its REMIC status and the Mortgage Loan will not fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code as a result of the partial release.

Escrows

Thirty (30) Mortgage Loans, representing approximately 71.1% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-one (31) Mortgage Loans, representing approximately 74.6% of the Initial Pool Balance, provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Sixteen (16) Mortgage Loans, representing approximately 60.0% of that portion of the Initial Pool Balance secured by office, retail, mixed use and industrial properties and one land property with a retail tenant, provide for upfront or monthly escrows for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, mixed use and industrial properties only.

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Twenty-five (25) Mortgage Loans, representing approximately 54.9% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Certain of the reserves described above permit the related borrower to post a letter of credit in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, renovations or other property enhancements vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See Annex A to this prospectus and “Significant Loan Summaries” in Annex B to this prospectus for more information on reserves relating to the largest 15 Mortgage Loans.

Mortgaged Property Accounts

Lockbox Accounts

The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the types of lockbox accounts prescribed for the Mortgage Loans:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Hard Lockbox	23	$607,722,210	78.8%
Springing Lockbox	13	158,049,953	20.5
Soft Lockbox	1	5,200,000	0.7
Total:	37	$770,972,163	100.0%

See “Description of the Mortgage Pool—Certain Calculations and Definitions” for a description of the lockbox types set forth in the table above. The lockbox accounts will not be assets of the Issuing Entity.

Additional Indebtedness

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

•	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

•	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

•	any borrower that is not required pursuant to the terms of its applicable Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

•	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

•	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing

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membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower; and

•	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Existing Additional Secured Debt

As described under “—The Loan Combinations” below, each Split Mortgage Loan and its corresponding Companion Loan(s) are, in each case, together secured by the same Mortgage on the related Mortgaged Property or portfolio of Mortgaged Properties, and the rights of the holders of such Split Mortgage Loan and corresponding Companion Loan(s) are set forth in a Co-Lender Agreement. Also, see “Significant Loan Summaries—Empire Mall”, “—Marriott Midwest Portfolio”, “—600 Broadway”, “—79 Madison Avenue”, “—5 Penn Plaza”, “—225 Liberty Street”, “—Heritage Industrial Portfolio”, “—One Court Square”, “—GFH Brennan Industrial Portfolio”, “—Marriott Monterey” and “—Home Depot - Elk Grove Village” in Annex B to this prospectus.

Existing Mezzanine Debt

Mezzanine debt is debt that is incurred by the direct or indirect owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s direct or indirect equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related Mortgaged Property. The existence of mezzanine debt may reduce cash flow on the borrower’s Mortgaged Property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

As of the Cut-off Date, except as disclosed in the following table, each Sponsor has informed us that it is unaware of any existing mezzanine with respect to the Mortgage Loans it is selling to the Depositor:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV(1)	Cut-off Date Mortgage Loan DSCR(2)	Cut-off Date Total Debt DSCR(1)

5 Penn Plaza(3)	$42,000,000	$40,000,000	218,000,000	$300,000,000	4.97999%	48.1%	55.6%	1.64x	1.39x

(1)	Calculated taking into account the mezzanine debt and any related Pari Passu Companion Loan.

(2)	Calculated taking into account any related Pari Passu Companion Loan.

(3)	The related mezzanine loan is initially being held by a third party that is not affiliated with the related Sponsor.

The mezzanine loan related to the Mortgage Loan identified in the table above secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the Initial Pool Balance, is subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the Mortgage Loan that sets forth the relative priorities between the Mortgage Loan and the related mezzanine loan. The related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the Mortgage Loan to any and all payments required to be made under the Mortgage Loan (except for any payments from funds other than the Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the Mortgage Loan, the related mezzanine lender may accept payments on and prepayments of the related mezzanine loan; provided, however, that (x) prepayment of the mezzanine loan is not permitted prior to the prepayment in full of the Mortgage Loan and (y) prepayments of the related mezzanine loan will be permitted prior to prepayment of the Mortgage Loan provided that such prepayment is from a source of funds other than the respective Mortgaged Property, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the Mortgage Loan prior to any acceleration or enforcement of the Mortgage Loan, (d) the related mezzanine lender may

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amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (f) if the Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs and continues for a specified period of time under the Mortgage Loan or if the Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Properties, the related mezzanine lender has the right to purchase the Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the Mortgage Loan, together with all accrued interest and other amounts due thereon, plus any advances made by the related Mortgage Loan lender or its servicer and any interest thereon plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the Pooling and Servicing Agreement, but generally excluding any late charges, default interest, exit fees, special maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums and (g) an event of default under the Mortgage Loan will trigger an event of default under the related mezzanine loan.

Generally, upon a default under a mezzanine loan described in the preceding paragraph, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan (as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above), it could cause a change in control of the borrower or a change in the management of the Mortgaged Property and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Permitted Mezzanine Debt

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—’Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above.

In addition, certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

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With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart:

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required

79 Madison Avenue	$45,000,000	70.0%	1.40x	9.0%	Y
225 Liberty Street(1)	$40,500,000	(1)	(1)	(1)	Y
One Court Square	$40,000,000	75.0%	1.10x	N/A	Y
Marriott Monterey	$35,000,000	75.0%	1.30x	N/A	Y
Cedarbrook Lodge(2)	$27,000,000	50.0%	2.50x	12.5%	Y
Gainesville Business Center(3)	$20,500,000	70.0%	1.20x	N/A	Y

(1)	The related borrower is permitted to obtain future mezzanine debt up to the lesser of (a) $150,000,000 and (b) the highest amount that would result in the Combined Maximum LTV Ratio being no greater than 95% of 60.8%, the Combined Minimum DSCR being no less than 110% of 1.55x and the Combined Minimum Debt Yield being no less than 110% of 7.33%.

(2)	Mezzanine financing is only permitted in connection with the transfer of the Mortgaged Property and assumption of the Mortgage Loan.

(3)	An affiliate of Principal Real Estate Investors, LLC, will have 30 days to offer the first opportunity to provide the mezzanine financing.

Each of the Mortgage Loans listed above conditions the incurrence of future mezzanine debt on the execution of an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan.

Preferred Equity and Preferred Return Arrangements

Further, borrowers under certain of the Mortgage Loans are permitted to issue preferred equity in such borrowers or in certain parent entities of such borrowers. Because preferred equity often provides for a higher rate of return to be paid to certain holders, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a slightly greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Permitted Unsecured Debt

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, the related Mortgaged Properties are each leased to a master tenant which is 90% indirectly owned by affiliates of Gatehouse and investors to whom Gatehouse has syndicated such interests. Gatehouse and such investors have generally capitalized their indirect ownership interests in the master tenants with a combination of equity capital (at least 25% of total capital) and unsecured loans from entities owned by Gatehouse and such investors (the remaining up to 75% of total capital).

There may be other Mortgage Loans that permit the related borrower to incur unsecured loans or indebtedness, including unsecured loans in the ordinary course of business without limitation on the amount of such indebtedness.

Certain risks relating to additional debt are described in “Risk Factors—Other Debt of the Borrower or Ability to Incur Other Financings Entails Risk”.

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The Loan Combinations

General

Each of the following Split Mortgage Loans is part of a Loan Combination comprised of the subject Mortgage Loan which is included in the Issuing Entity, and one or more Pari Passu Companion Loan(s) and/or Subordinate Companion Loan(s) that are held outside the Issuing Entity, each of which is evidenced by a separate promissory note and all of which are secured by the same Mortgages encumbering the same Mortgaged Property or portfolio of Mortgaged Properties:

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Empire Mall, which has an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 8.4% of the Initial Pool Balance (the “Empire Mall Mortgage Loan”), the related Mortgaged Property also secures three (3) other loans that are pari passu in right of payment with the Empire Mall Mortgage Loan (each, an “Empire Mall Pari Passu Companion Loan” and, collectively, the “Empire Mall Pari Passu Companion Loans” and, together with the Empire Mall Mortgage Loan, the “Empire Mall Loan Combination”). The Empire Mall Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $75,000,000) was contributed to the commercial mortgage securitization transaction (the “WFCM 2015-P2 Securitization”) involving the issuance of the Wells Fargo Commercial Mortgage Trust 2015-P2, Commercial Mortgage Pass-Through Certificates, Series 2015-P2. The Empire Mall Pari Passu Companion Loans that are evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of $40,000,000) and non-controlling note A-5 (which has an outstanding principal balance as of the Cut-off Date of $10,000,000) were contributed to the commercial mortgage securitization transaction (the “CFCRE 2016-C3 Securitization”) involving the issuance of the CFCRE 2016-C3 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2016-C3. The Empire Mall Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, which has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents approximately 7.1% of the Initial Pool Balance (the “Marriott Midwest Portfolio Mortgage Loan”), the related Mortgaged Properties also secure one (1) other loan that is pari passu in right of payment with the Marriott Midwest Portfolio Mortgage Loan (the “Marriott Midwest Portfolio Pari Passu Companion Loan” and, together with the Marriott Midwest Portfolio Mortgage Loan, the “Marriott Midwest Portfolio Loan Combination”). The Marriott Midwest Portfolio Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $27,500,000, is currently held by Macquarie US Trading LLC d/b/a Principal Commercial Capital and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Marriott Midwest Portfolio Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 600 Broadway, which has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 6.5% of the Initial Pool Balance (the “600 Broadway Mortgage Loan”), the related Mortgaged Property also secures five (5) other loans that are pari passu in right of payment with the 600 Broadway Mortgage Loan (each, a “600 Broadway Pari Passu Companion Loan” and, collectively, the “600 Broadway Pari Passu Companion Loans” and, together with the 600 Broadway Mortgage Loan, the “600 Broadway Loan Combination”). The 600 Broadway Pari Passu Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $70,000,000. The 600 Broadway Pari Passu Companion Loan that is evidenced by the non-controlling note A-2-2 is currently held by The Bank of New York Mellon and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 600 Broadway Pari Passu Companion Loans that are evidenced by the controlling note A-4 (the “600 Broadway Controlling Pari Passu Companion Loan”) and the non-controlling notes A-5-1, A-5-2 and A-6 are currently held by German American Capital Corporation and are expected to be contributed to one or more future commercial mortgage securitization transactions (or, in the case of the non-controlling note A-6, such note may be sold to The Bank of New York Mellon and thereafter contributed by it to one or more future securitization transactions). The 600 Broadway Loan

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Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement until the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, after which it is expected that the 600 Broadway Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement for securitization to which the 600 Broadway Controlling Pari Passu Companion Loan is contributed (the “600 Broadway Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 79 Madison Avenue, which has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents approximately 5.8% of the Initial Pool Balance (the “79 Madison Avenue Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the 79 Madison Avenue Mortgage Loan (the “79 Madison Avenue Pari Passu Companion Loan” and, together with the 79 Madison Avenue Mortgage Loan, the “79 Madison Avenue Loan Combination”). The 79 Madison Avenue Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $40,000,000, is currently held by CGMRC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 79 Madison Avenue Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, which has an outstanding principal balance as of the Cut-off Date of $42,000,000 and represents approximately 5.4% of the Initial Pool Balance (the “5 Penn Plaza Mortgage Loan”), the related Mortgaged Property also secures three (3) other loans that are pari passu in right of payment with the 5 Penn Plaza Mortgage Loan (each, a “5 Penn Plaza Pari Passu Companion Loan” and, collectively, the “5 Penn Plaza Pari Passu Companion Loans” and, together with the 5 Penn Plaza Mortgage Loan, the “5 Penn Plaza Loan Combination”). The 5 Penn Plaza Pari Passu Companion Loan that is evidenced by the controlling note A-1(which has an outstanding principal balance as of the Cut-off Date of approximately $115,000,000) was contributed to the commercial mortgage securitization transaction (the “CGCMT 2016-GC36 Securitization”) involving the issuance of the Citigroup Commercial Mortgage Trust 2016-GC36, Commercial Mortgage Pass-Through Certificates, Series 2016-GC36. The 5 Penn Plaza Pari Passu Companion Loan that is evidenced by the non-controlling note A-2-II (which has an outstanding principal balance as of the Cut-off Date of approximately $25,000,000) is currently held by CGMRC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 5 Penn Plaza Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of approximately $78,000,000) was contributed to the commercial mortgage securitization transaction involving the issuance of the JPMBB Commercial Mortgage Securities Trust 2016-C1, Commercial Mortgage Pass-Through Certificates, Series 2016-C1. The 5 Penn Plaza Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the CGCMT 2016-GC36 Securitization (the “CGCMT 2016-GC36 Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 Liberty Street, which has an outstanding principal balance as of the Cut-off Date of $40,500,000 and represents approximately 5.3% of the Initial Pool Balance (the “225 Liberty Street Mortgage Loan”), the related Mortgaged Property also secures five (5) other loans that are pari passu in right of payment with the 225 Liberty Street Mortgage Loan (each, a “225 Liberty Street Pari Passu Companion Loan” and, collectively, the “225 Liberty Street Pari Passu Companion Loans”) and three (3) other loans that are subordinate in right of payment with the 225 Liberty Street Mortgage Loan (the “225 Liberty Street Subordinate Companion Loans” and, together with the 225 Liberty Street Pari Passu Companion Loans, the “225 Liberty Street Companion Loans”, and, collectively with the 225 Liberty Street Mortgage Loan, the “225 Liberty Street Loan Combination”). The 225 Liberty Street Pari Passu Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $418,500,000. The 225 Liberty Street Subordinate Companion Loans have an aggregate outstanding principal balance as of the Cut-off Date of $441,000,000. The 225 Liberty Street Pari Passu Companion Loans that are evidenced by the controlling note A-1A and the non-controlling notes A-1B and A-1C, together with the 225 Liberty Street Subordinate Companion Loans that are evidenced by the non-controlling notes A-2A, A-2B and A-2C, were contributed to the commercial mortgage securitization transaction (the “2016-225L Securitization”) involving the issuance of the 225 Liberty Street Trust 2016-225L, Commercial Mortgage Pass-Through Certificates, Series 2016-225L. The

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225 Liberty Street Pari Passu Companion Loan that is evidenced by the non-controlling note A-1E is currently held by German American Capital Corporation and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 225 Liberty Street Pari Passu Companion Loan that is evidenced by the non-controlling note A-1F is currently held by Wells Fargo Bank, National Association and is expected to be contributed to one or more future commercial mortgage securitization transactions. The 225 Liberty Street Loan Combination is being serviced and administered pursuant to the trust and servicing agreement for the 2016-225L Securitization (the “2016-225L Trust and Servicing Agreement”). Each Companion Loan Holder with respect to a 225 Liberty Street Companion Loan is sometimes referred to in this prospectus as a “225 Liberty Street Companion Loan Holder”, a “225 Liberty Street Pari Passu Companion Loan Holder” or a “225 Liberty Street Subordinate Companion Loan Holder”, as applicable.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Heritage Industrial Portfolio, which has an outstanding principal balance as of the Cut-off Date of $40,375,000 and represents approximately 5.2% of the Initial Pool Balance (the “Heritage Industrial Portfolio Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Heritage Industrial Portfolio Mortgage Loan (the “Heritage Industrial Portfolio Pari Passu Companion Loan” and, together with the Heritage Industrial Portfolio Mortgage Loan, the “Heritage Industrial Portfolio Loan Combination”). The Heritage Industrial Portfolio Pari Passu Companion Loan, which is evidenced by the controlling note A-1 and has a principal balance as of the Cut-off Date of approximately $41,000,000, was contributed to the WFCM 2015-P2 Securitization. The Heritage Industrial Portfolio Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the WFCM 2015-P2 Securitization (the “WFCM 2015-P2 Pooling and Servicing Agreement”).

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as One Court Square, which has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 5.2% of the Initial Pool Balance (the “One Court Square Mortgage Loan”), the related Mortgaged Property also secures four (4) other loans that are pro rata and pari passu in right of payment with the One Court Square Mortgage Loan (each, a “One Court Square Pari Passu Companion Loan” and, collectively, the “One Court Square Pari Passu Companion Loans” and, together with the One Court Square Mortgage Loan, the “One Court Square Loan Combination”). The One Court Square Pari Passu Companion Loan that is evidenced by the controlling note A-1 (which has an outstanding principal balance as of the Cut-off Date of $50,000,000) is currently held by Natixis Real Estate Capital LLC. The One Court Square Pari Passu Companion Loan that is evidenced by the non-controlling note A-2 (which has an outstanding principal balance as of the Cut-off Date of $75,000,000) was contributed to the commercial mortgage securitization transaction (the “WFCM 2016-NXS5 Securitization”) involving the issuance of the Wells Fargo Commercial Mortgage Trust 2016-NXS5, Commercial Mortgage Pass-Through Certificates, Series 2016-NXS5. The One Court Square Pari Passu Companion Loan that is evidenced by the non-controlling note A-3 (which has an outstanding principal balance as of the Cut-off Date of $70,000,000) was contributed to the commercial mortgage securitization transaction (the “WFCM 2015-NXS4 Securitization”) involving the issuance of the Wells Fargo Commercial Mortgage Trust 2015-NXS4, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS4. The One Court Square Pari Passu Companion Loan that is evidenced by the non-controlling note A-4 (which has an outstanding principal balance as of the Cut-off Date of $80,000,000) was contributed to the commercial mortgage securitization transaction (the “WFCM 2015-NXS3 Securitization”) involving the issuance of the Wells Fargo Commercial Mortgage Trust 2015-NXS3, Commercial Mortgage Pass-Through Certificates, Series 2015-NXS3. The One Court Square Loan Combination is being serviced and administered pursuant to the pooling and servicing agreement for the WFCM 2015-NXS3 Securitization (the “WFCM 2015-NXS3 Pooling and Servicing Agreement”). In addition, on October 13, 2015, pursuant to a REMIC declaration amended as of November 5, 2015, and as of February 1, 2016, Natixis Real Estate Capital LLC made a REMIC election with respect to part of the One Court Square Loan Combination. This REMIC issued three pro rata and pari passu regular interests (the “One Court Square REMIC A-1 Regular Interest”, the “One Court Square REMIC A-2 Regular Interest” and the “One Court Square REMIC A-3 Regular Interest”), with original principal balances of $50,000,000, $95,000,000 and $90,000,000, respectively, and a single residual interest. Note A-5, which will be contributed to the Issuing Entity, represents 21.0526% ownership of the One Court

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Square REMIC A-2 Regular Interest and 22.2222% ownership of the One Court Square REMIC A-3 Regular Interest.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as GFH Brennan Industrial Portfolio, which has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 5.2% of the Initial Pool Balance (the “GFH Brennan Industrial Portfolio Mortgage Loan”), the related Mortgaged Properties also secure one (1) other loan that is pari passu in right of payment with the GFH Brennan Industrial Portfolio Mortgage Loan (the “GFH Brennan Industrial Portfolio Pari Passu Companion Loan” and, together with the GFH Brennan Industrial Portfolio Mortgage Loan, the “GFH Brennan Industrial Portfolio Loan Combination”). The GFH Brennan Industrial Portfolio Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $28,512,500, is currently held by Société Générale and is expected to be contributed to one or more future commercial mortgage securitization transactions. The GFH Brennan Industrial Portfolio Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Marriott Monterey, which has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents approximately 4.5% of the Initial Pool Balance (the “Marriott Monterey Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Marriott Monterey Mortgage Loan (the “Marriott Monterey Pari Passu Companion Loan” and, together with the Marriott Monterey Mortgage Loan, the “Marriott Monterey Loan Combination”). The Marriott Monterey Pari Passu Companion Loan, which is evidenced by the non-controlling note A-2 and has a principal balance as of the Cut-off Date of approximately $30,000,000, is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Marriott Monterey Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement.

•	With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Home Depot - Elk Grove Village, which has an outstanding principal balance as of the Cut-off Date of $8,955,000 and represents approximately 1.2% of the Initial Pool Balance (the “Home Depot - Elk Grove Village Mortgage Loan”), the related Mortgaged Property also secures one (1) other loan that is pari passu in right of payment with the Home Depot - Elk Grove Village Mortgage Loan (the “Home Depot - Elk Grove Village Pari Passu Companion Loan” and, together with the Home Depot - Elk Grove Village Mortgage Loan, the “Home Depot - Elk Grove Village Loan Combination”). The Home Depot - Elk Grove Village Pari Passu Companion Loan, which is evidenced by the controlling note A-1 (the “Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan”) and has a principal balance as of the Cut-off Date of approximately $10,945,000, is currently held by Société Générale and is expected to be contributed to one or more future commercial mortgage securitization transactions. The Home Depot - Elk Grove Village Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement until the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan (the “Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date”), after which it is expected that the Home Depot - Elk Grove Village Loan Combination will be serviced and administered pursuant to the pooling and servicing agreement for securitization to which the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan is contributed (the “Home Depot - Elk Grove Village Pooling and Servicing Agreement”).

Each Split Mortgage Loan and its related Companion Loan(s) are cross-collateralized and cross-defaulted. Each Pari Passu Companion Loan is pari passu in right of payment with its related Split Mortgage Loan. Each Subordinate Companion Loan is subordinate in right of payment to the related Split Mortgage Loan. Only each Split Mortgage Loan is included in the Issuing Entity. No Companion Loan is an asset of the Issuing Entity.

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Set forth in the charts below is certain information regarding each Split Mortgage Loan and its related Companion Loan(s).

Loan Combination Summary

Mortgaged Property Name	Mortgage Loan Seller	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Controlling Note(s)

Empire Mall(1)	Société Générale	$65,000,000	8.4%	$125,000,000	N/A	$190,000,000	Note A-1
Marriott Midwest Portfolio	PCC	$55,000,000	7.1%	$27,500,000	N/A	$82,500,000	Note A-1
600 Broadway(2)	BNY Mellon	$50,000,000	6.5%	$70,000,000	N/A	$120,000,000	Note A-4
79 Madison Avenue	CGMRC	$45,000,000	5.8%	$40,000,000	N/A	$85,000,000	Note A-1
5 Penn Plaza(3)	CGMRC	$42,000,000	5.4%	$218,000,000	N/A	$260,000,000	Note A-1
225 Liberty Street(4)	CGMRC	$40,500,000	5.3%	$418,500,000	$441,000,000	$900,000,000	Note A-1A
Heritage Industrial Portfolio	PCC	$40,375,000	5.2%	$41,000,000	N/A	$81,375,000	Note A-1
One Court Square(5)	NREC	$40,000,000	5.2%	$275,000,000	N/A	$315,000,000	Note A-1
GFH Brennan Industrial Portfolio	Société Générale	$40,000,000	5.2%	$28,512,500	N/A	$68,512,500	Note A-1
Marriott Monterey	NREC	$35,000,000	4.5%	$30,000,000	N/A	$65,000,000	Note A-1
Home Depot - Elk Grove Village	Société Générale	$8,955,000	1.2%	$10,945,000	N/A	$19,900,000	Note A-1

(1)	The Empire Mall Pari Passu Companion Loans are currently comprised of the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $75,000,000, the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $40,000,000, and the non-controlling note A-5, with an outstanding principal balance as of the Cut-off Date of $10,000,000.

(2)	The 600 Broadway Pari Passu Companion Loans are currently comprised of the non-controlling note A-2-2, with an outstanding principal balance as of the Cut-off Date of $10,000,000, the controlling note A-4, with an outstanding principal balance as of the Cut-off Date of $20,000,000, the non-controlling note A-5-1, with an outstanding principal balance as of the Cut-off Date of $10,000,000, the non-controlling note A-5-2, with an outstanding principal balance as of the Cut-off Date of $10,000,000, and the non-controlling note A-6, with an outstanding principal balance as of the Cut-off Date of $20,000,000.

(3)	The 5 Penn Plaza Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $115,000,000, the non-controlling note A-2-II, with an outstanding principal balance as of the Cut-off Date of $25,000,000, and the non-controlling note A-3, with an outstanding principal balance as of the cut-off date of $78,000,000.

(4)	The 225 Liberty Street Pari Passu Companion Loans are currently comprised of the controlling note A-1A, with an outstanding principal balance as of the Cut-off Date of $143,100,000, the non-controlling note A-1B, with an outstanding principal balance as of the Cut-off Date of $97,200,000, the non-controlling note A-1C, with an outstanding principal balance as of the Cut-off Date of $97,200,000, the non-controlling note A-1E, with an outstanding principal balance as of the Cut-off Date of $40,500,000 and the non-controlling note A-1F, with an outstanding principal balance as of the Cut-off Date of $40,500,000. The 225 Liberty Street Subordinate Companion Loans are currently comprised of the non-controlling note A-2A, with an outstanding principal balance as of the Cut-off Date of $176,400,000, the non-controlling note A-2B, with an outstanding principal balance as of the Cut-off Date of $132,300,000 and the non-controlling note A-2C, with an outstanding principal balance as of the Cut-off Date of $132,300,000.

(5)	The One Court Square Pari Passu Companion Loans are currently comprised of the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $50,000,000, the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $75,000,000, the non-controlling note A-3, with an outstanding principal balance as of the Cut-off Date of $70,000,000, and the non-controlling note A-4, with an outstanding principal balance as of the Cut-off Date of $80,000,000.

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Outside Serviced Mortgage Loans Summary(1)(2)

Mortgaged Property Name	Mortgage Loan Seller	Controlling Pooling/Trust & Servicing Agreement	Outside Servicer	Outside Special Servicer	Mortgage Loan LTV Ratio(3)	Loan Combination LTV Ratio(4)	Mortgage Loan Underwritten NCF DSCR(3)	Loan Combination Underwritten DSCR(4)

5 Penn Plaza	CGMRC	CGCMT 2016-GC36	KeyBank National Association	Wells Fargo Bank, National Association	48.1%	48.1%	1.64x	1.64x

225 Liberty Street	CGMRC	2016-225L	Wells Fargo Bank, National Association	Trimont Real Estate Advisors, LLC	32.8%	64.3%	3.13x	1.60x

Heritage Industrial Portfolio	PCC	WFCM 2015-P2	Wells Fargo Bank, National Association	C-III Asset Management LLC	69.8%	69.8%	1.39x	1.39x

One Court Square	NREC	WFCM 2015-NXS3	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	49.2%	49.2%	2.51x	2.51x

(1)	Does not reflect the 600 Broadway Mortgage Loan, which is part of a Loan Combination comprised of eight (8) Mortgage Notes, including the 600 Broadway Controlling Pari Passu Companion Loan that is currently held by German American Capital Corporation and is expected to be contributed to one or more future commercial mortgage securitization transactions. After the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, the 600 Broadway Mortgage Loan will also be an Outside Serviced Mortgage Loan, and the master servicer and special servicer under the 600 Broadway Pooling and Servicing Agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the 600 Broadway Pooling and Servicing Agreement. No parties to the 600 Broadway Pooling and Servicing Agreement have yet been identified.

(2)	Does not reflect the Home Depot - Elk Grove Village Mortgage Loan, which is part of a Loan Combination comprised of two (2) Mortgage Notes, including the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan that is currently held by Société Générale and is expected to be contributed to one or more future commercial mortgage securitization transactions. After the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan, the Home Depot - Elk Grove Village Mortgage Loan will also be an Outside Serviced Mortgage Loan, and the master servicer and special servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in the Home Depot - Elk Grove Village Pooling and Servicing Agreement. No parties to the Home Depot - Elk Grove Village Pooling and Servicing Agreement have yet been identified.

(3)	Calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan.

(4)	Calculated including the related Pari Passu Companion Loan(s) and any related Subordinate Companion Loan.

In connection with each Loan Combination, the relative rights and obligations of the Trustee on behalf of the Issuing Entity and each related Companion Loan Holder are generally governed by a co-lender agreement, intercreditor agreement, agreement among noteholders or comparable agreement (each, a “Co-Lender Agreement”). Each Co-Lender Agreement provides, among other things, (i) that one of the holders will be the “controlling note holder” (the “Controlling Note Holder”) entitled to (a) approve or, in some cases, direct material servicing decisions involving the related Loan Combination, and (b) in some cases, replace the applicable special servicer with respect to such Loan Combination with or without cause; (ii) for the servicing and administration of the subject Loan Combination and any related Mortgaged Property; and (iii) that expenses, losses and shortfalls relating to the Loan Combination will be allocated first to any related Subordinate Companion Loan (if any), and then, on a pro rata basis to the holders of the subject Mortgage Loan and any related Pari Passu Companion Loan(s) (if any), in each case as more particularly described below in this “—The Loan Combinations” section.

Set forth below are certain terms and provisions of each Loan Combination and the related Co-Lender Agreement. For more information regarding the servicing of each of the Loan Combinations that will not be serviced under the Pooling and Servicing Agreement but will be serviced and administered pursuant to the servicing arrangements for a related Companion Loan, see “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans”. Also, see “Significant Loan Summaries—5 Penn Plaza”, “—225 Liberty Street”, “—Heritage Industrial Portfolio” and “—One Court Square” in Annex B to this prospectus.

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The Empire Mall Loan Combination

Servicing

The Empire Mall Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement and the Empire Mall Co-Lender Agreement which describes the rights of the Issuing Entity as the holder of the Empire Mall Mortgage Loan and the rights of the holders of the Empire Mall Pari Passu Companion Loans (the “Empire Mall Co-Lender Agreement”). The Empire Mall Co-Lender Agreement provides that expenses, losses and shortfalls relating to the Empire Mall Loan Combination will be allocated on a pro rata basis to the holders thereof.

Application of Payments

The Empire Mall Co-Lender Agreement sets forth the respective rights of the holder of the Empire Mall Mortgage Loan and the holder of the related Empire Mall Pari Passu Companion Loans with respect to distributions of funds received in respect of the Empire Mall Loan Combination, and provides, in general, that:

•	the Empire Mall Mortgage Loan and the Empire Mall Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Empire Mall Loan Combination or the related Mortgaged Property will be applied to the Empire Mall Mortgage Loan and the related Empire Mall Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Depositor and the Trustee) in accordance with the terms of the Empire Mall Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Empire Mall Loan Combination will be allocated, on a pro rata and pari passu basis, to the Empire Mall Mortgage Loan and the related Empire Mall Pari Passu Companion Loans in accordance with the terms of the Empire Mall Co-Lender Agreement.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a Property Advance) allocable to the Empire Mall Pari Passu Companion Loans may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Empire Mall Pari Passu Companion Loans or from general collections with respect to the securitization of the Empire Mall Pari Passu Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Empire Mall Loan Combination, see “The Pooling and Servicing Agreement—Advances” and “— Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Empire Mall Co-Lender Agreement will be the controlling class representative or such other party specified in the Pooling and Servicing Agreement (such party, the “Empire Mall Directing Holder”). Certain decisions to be made with respect to the Empire Mall Loan Combination, including certain major decisions, will require the approval of the Empire Mall Directing Holder. If the Empire Mall Directing Holder fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within 10 business days (or 30 days with respect to an acceptable insurance default) of notice thereof, such decision or actions may be deemed approved. Pursuant to the Empire Mall Co-Lender Agreement, the Empire Mall Directing Holder will have certain consent and/or consultation rights with respect to the Empire Mall Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan included in the Issuing Entity.

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Notwithstanding the Empire Mall Directing Holder’s consent and/or consultation rights described above, the Special Servicer is permitted to implement or consent to the Master Servicer implementing) any major decision before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Empire Mall Mortgage Loan and the Empire Mall Pari Passu Companion Loans.

Pursuant to the terms of the Empire Mall Co-Lender Agreement, the holders of the Empire Mall Pari Passu Companion Loans will have the right (i) to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Empire Mall Directing Holder pursuant to the Pooling and Servicing Agreement with respect to any major decisions to be taken with respect to the Empire Mall Loan Combination or the implementation of any recommended action outlined in an Asset Status Report relating to the Empire Mall Loan Combination and (ii) to be consulted by the Empire Mall Directing Holder (or the Master Servicer or Special Servicer acting on its behalf) on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Empire Mall Loan Combination or the implementation of any recommended actions outlined in an Asset Status Report relating to the Empire Mall Loan Combination. The consultation right of the holders of the Empire Mall Pari Passu Companion Loans (or their representatives) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holders of the Empire Mall Pari Passu Companion Loans (or their representatives) has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew.

In addition to the consultation rights of the holders of the Empire Mall Pari Passu Companion Loans, such holders will have the right to attend annual meetings (which may be held telephonically) with the Empire Mall Directing Holder (or the Master Servicer or the Special Servicer, as applicable, acting on its behalf) upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Empire Mall Loan Combination are discussed.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the Servicing Standard, require or cause such parties to violate provisions of the Empire Mall Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause the parties to violate the terms of the Empire Mall Loan Combination documents or materially expand the scope of such parties’ responsibilities under the Empire Mall Co-Lender Agreement or Pooling and Servicing Agreement.

Application of Penalty Charges

The Empire Mall Co-Lender Agreement provides that items in the nature of penalty charges paid on the Empire Mall Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any servicing advances and reimbursement of any servicing advances in accordance with the terms of the Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on the Empire Mall Mortgage Loan and each Empire Mall Pari Passu Companion Loan by the amount necessary to pay the Master Servicer or Trustee for any interest accrued on any P&I Advance made with respect to the Empire Mall Mortgage Loan or the Empire Mall Pari Passu Companion Loans by such party (if and as specified in the Pooling and Servicing Agreement); third, be used to reduce, on a pro rata basis, the amounts payable on each note by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Empire Mall Mortgage Loan (as specified in the Pooling and Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Empire Mall Loan Combination be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Empire Mall Co-Lender Agreement, if the Empire Mall Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the Empire Mall Co-Lender Agreement to pursue a sale of the Empire Mall Mortgage Loan (or the Empire Mall Pari Passu Companion Loans, as the case may be), the Special Servicer will be required to sell the Empire Mall Mortgage Loan together with the Empire Mall Pari Passu Companion Loans as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third

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party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review whether any offer from an Interested Person received for the Empire Mall Mortgage Loan and the Empire Mall Pari Passu Companion Loans constitutes a fair price. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Empire Mall Mortgage Loan together with the Empire Mall Pari Passu Companion Loans if the Empire Mall Mortgage Loan becomes a Defaulted Mortgage Loan without the written consent of the holder of each Empire Mall Pari Passu Companion Loan (provided that such consent is not required of any holder of any Empire Mall Pari Passu Companion Loan that is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the holders of the Empire Mall Pari Passu Companion Loans: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Empire Mall Loan Combination, and any documents in the servicing file reasonably requested by the holders of the Empire Mall Pari Passu Companion Loans; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or Special Servicer in connection with the proposed sale. Subject to the terms of the Pooling and Servicing Agreement, the holders of the Empire Mall Pari Passu Companion Loans (or their representatives) will be permitted to submit an offer at any sale of the related Loan Combination.

Special Servicer Appointment Rights

Pursuant to the terms of the Empire Mall Co-Lender Agreement, the Empire Mall Directing Holder (which, unless a Control Termination Event or Consultation Termination event exists under the Pooling and Servicing Agreement, will be the Controlling Class Representative under the Pooling and Servicing Agreement) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Empire Mall Loan Combination and appoint a replacement special servicer without the consent of the holders of the Empire Mall Pari Passu Companion Loans. See “The Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

The Marriott Midwest Portfolio Loan Combination

Servicing

The Marriott Midwest Portfolio Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Marriott Midwest Portfolio Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the Marriott Midwest Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the Marriott Midwest Portfolio Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

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Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Marriott Midwest Portfolio Mortgage Loan and the holder of the Marriott Midwest Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Marriott Midwest Portfolio Loan Combination, and provides, in general, that:

•	the Marriott Midwest Portfolio Mortgage Loan and the Marriott Midwest Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Marriott Midwest Portfolio Loan Combination or the related Mortgaged Property will be applied to the Marriott Midwest Portfolio Mortgage Loan and the Marriott Midwest Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Marriott Midwest Portfolio Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Marriott Midwest Portfolio Mortgage Loan and the Marriott Midwest Portfolio Pari Passu Companion Loan in accordance with the terms of the related Co-Lender Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Marriott Midwest Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Marriott Midwest Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Marriott Midwest Portfolio Pari Passu Companion Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a Property Advance) allocable to the Marriott Midwest Portfolio Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Marriott Midwest Portfolio Pari Passu Companion Loan or from general collections with respect to the securitization of the Marriott Midwest Portfolio Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Marriott Midwest Portfolio Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Marriott Midwest Portfolio Mortgage Loan; provided, that, unless a Control Termination Event exists or the Marriott Midwest Portfolio Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the Marriott Midwest Portfolio Loan Combination. In such capacity, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the Marriott Midwest Portfolio Loan Combination, including consent and/or consultation rights regarding Major Decisions and the implementation of any recommended actions outlined in an asset status report with respect to the Marriott Midwest Portfolio Loan Combination as and to the extent described under “The Pooling and Servicing Agreement—Directing Holder” and “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the Marriott Midwest Portfolio Loan Combination as it does, and for so long as it does have similar rights, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

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In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the Marriott Midwest Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Marriott Midwest Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the Marriott Midwest Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Marriott Midwest Portfolio Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Midwest Portfolio Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the Marriott Midwest Portfolio Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller, the Issuing Entity, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the Marriott Midwest Portfolio Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the Marriott Midwest Portfolio Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the Marriott Midwest Portfolio Mortgage Loan and Marriott Midwest Portfolio Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Marriott Midwest Portfolio Mortgage Loan and the Marriott Midwest Portfolio Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the Marriott Midwest Portfolio Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the Marriott Midwest Portfolio Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the Marriott Midwest Portfolio Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts

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payable on each of the Marriott Midwest Portfolio Mortgage Loan and the Marriott Midwest Portfolio Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Marriott Midwest Portfolio Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Marriott Midwest Portfolio Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the Marriott Midwest Portfolio Pari Passu Companion Loan, be paid, (x) prior to the securitization of the Marriott Midwest Portfolio Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the Marriott Midwest Portfolio Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Marriott Midwest Portfolio Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the Marriott Midwest Portfolio Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the Marriott Midwest Portfolio Pari Passu Companion Loan together with the Marriott Midwest Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the Marriott Midwest Portfolio Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Marriott Midwest Portfolio Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Marriott Midwest Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the Marriott Midwest Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, the related Companion Loan Holder (or its representative) will be permitted to bid at any sale of the Marriott Midwest Portfolio Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Marriott Midwest Portfolio Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the Marriott Midwest Portfolio Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the Marriott Midwest Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the Marriott Midwest Portfolio Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Marriott Midwest Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The related Companion Loan Holder may direct the Trustee to terminate the

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Special Servicer (solely with respect to the Marriott Midwest Portfolio Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The 600 Broadway Loan Combination

Servicing

The 600 Broadway Loan Combination and any related REO Property will be serviced and administered (i) prior to the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the 600 Broadway Co-Lender Agreement and (ii) on and after date on which the 600 Broadway Controlling Pari Passu Companion Loan is included in a securitization (the “600 Broadway Companion Loan Securitization Date”), by the related servicer and the related special servicer under the 600 Broadway Pooling and Servicing Agreement, but subject to the 600 Broadway Co-Lender Agreement. No parties to the 600 Broadway Pooling and Servicing Agreement have yet been identified.

Prior to the 600 Broadway Companion Loan Securitization Date, the 600 Broadway Loan Combination will be serviced in the manner described under “The Pooling and Servicing Agreement”. On and after the 600 Broadway Companion Loan Securitization Date, the 600 Broadway Loan Combination will be serviced in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus, but subject to the terms of the 600 Broadway Co-Lender Agreement. The Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of both the Certificateholders and the related Companion Loan Holders as a collective whole. The servicing standard set forth in the 600 Broadway Pooling and Servicing Agreement is expected to require the related servicer and the related special servicer to take into account the interests of both the holders of certificates issued under the 600 Broadway Pooling and Servicing Agreement (the “600 Broadway Certificateholders”), the remaining Companion Loan Holders and the Issuing Entity (as the holder of the 600 Broadway Mortgage Loan) as a collective whole. Amounts payable to the Issuing Entity as holder of the 600 Broadway Mortgage Loan pursuant to the 600 Broadway Co-Lender Agreement will be distributed net of certain fees and expenses on the 600 Broadway Mortgage Loan as set forth in the 600 Broadway Co-Lender Agreement and will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

If any of the 600 Broadway Mortgage Loan or a 600 Broadway Companion Loan becomes specially serviced prior to the 600 Broadway Companion Loan Securitization Date, the Special Servicer will be required to service and administer the 600 Broadway Loan Combination and any related REO Property in the same manner as any other Specially Serviced Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Loan Combination as set forth under the Pooling and Servicing Agreement. Prior to the 600 Broadway Companion Loan Securitization Date, no other special servicer will be entitled to any such compensation or have such rights and obligations. After the 600 Broadway Companion Loan Securitization Date, the 600 Broadway Loan Combination will no longer be serviced pursuant to the Pooling and Servicing Agreement but will be serviced by the related servicer and related special servicer pursuant to the 600 Broadway Pooling and Servicing Agreement. If the 600 Broadway Loan Combination is being specially serviced when the 600 Broadway Companion Loan Securitization Date occurs, the Special Servicer will be entitled to compensation for the period during which it acted as Special Servicer with respect to such Loan Combination, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement.

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Application of Payments

The 600 Broadway Co-Lender Agreement sets forth the respective rights of the holder of the 600 Broadway Mortgage Loan and the holder of the 600 Broadway Pari Passu Companion Loans with respect to distributions of funds received in respect of the 600 Broadway Loan Combination, and provides, in general, that:

•	the 600 Broadway Mortgage Loan and the 600 Broadway Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 600 Broadway Loan Combination or the related Mortgaged Property will be applied to the 600 Broadway Mortgage Loan and the 600 Broadway Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the applicable master servicer, the applicable special servicer, the applicable operating advisor, the applicable certificate administrator, the applicable depositor and the applicable trustee) in accordance with the terms of the 600 Broadway Co-Lender Agreement and either the Pooling and Servicing Agreement or the 600 Broadway Pooling and Servicing Agreement, as applicable; and

•	costs, fees, expenses, losses and shortfalls relating to the 600 Broadway Loan Combination will be allocated, on a pro rata and pari passu basis, to the 600 Broadway Mortgage Loan and the 600 Broadway Pari Passu Companion Loans in accordance with the terms of the 600 Broadway Co-Lender Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 600 Broadway Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 600 Broadway Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 600 Broadway Companion Loans.

Prior to the 600 Broadway Companion Loan Securitization Date, the Master Servicer will be obligated to make any necessary Property Advances in respect of the 600 Broadway Loan Combination, and certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the 600 Broadway Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 600 Broadway Companion Loans or from general collections with respect to the securitization of the 600 Broadway Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders. After the 600 Broadway Companion Loan Securitization Date, the related Outside Servicer will generally be obligated to make any necessary property protection advances in respect of the 600 Broadway Loan Combination.

Consultation and Control

Pursuant to the 600 Broadway Co-Lender Agreement, the directing holder with respect to the 600 Broadway Loan Combination (the “600 Broadway Directing Holder”), as of any date of determination, will be the holder of the 600 Broadway Controlling Pari Passu Companion Loan, which prior to the 600 Broadway Companion Loan Securitization Date is (and is expected to remain) German American Capital Corporation, and which, after the securitization of such 600 Broadway Controlling Pari Passu Companion Loan will be the trustee under the 600 Broadway Pooling and Servicing Agreement; provided that, unless a control termination event (or analogous event) exists under the 600 Broadway Pooling and Servicing Agreement, the “controlling class representative” (or analogous term) thereunder (the “600 Broadway Controlling Class Representative”) will be entitled to exercise the rights of the 600 Broadway Directing Holder. The 600 Broadway Directing Holder will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are generally similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the 600 Broadway Loan Combination and the implementation of any recommended actions outlined in an asset status report with respect to the 600 Broadway Loan Combination will require the approval of the 600 Broadway Directing Holder. It is expected that, while the 600

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Broadway Controlling Class Representative is the 600 Broadway Directing Holder, the 600 Broadway Controlling Class Representative’s consent and/or consultation rights with respect to the 600 Broadway Loan Combination will be the same as its rights with respect to the other mortgage loans included in the related securitization trust.

In addition, pursuant to the terms of the 600 Broadway Co-Lender Agreement, the Issuing Entity, as holder of the 600 Broadway Mortgage Loan (or its representative which, until a Consultation Termination Event occurs or unless the 600 Broadway Loan Combination is an Excluded Mortgage Loan, will be the Controlling Class Representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable (prior to the 600 Broadway Companion Loan Securitization Date), or the related servicer or the related special servicer, as applicable (following the 600 Broadway Companion Loan Securitization Date), is required to provide to the 600 Broadway Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the 600 Broadway Directing Holder under the Pooling and Servicing Agreement (prior to the 600 Broadway Companion Loan Securitization Date) or the 600 Broadway Pooling and Servicing Agreement (following the 600 Broadway Companion Loan Securitization Date) without regard to the occurrence thereunder of a consultation termination event thereunder) with respect to any “major actions” (as defined under the 600 Broadway Co-Lender Agreement) to be taken with respect to the 600 Broadway Loan Combination or the implementation of any recommended actions outlined in an asset status report relating to the 600 Broadway Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major action” (as defined under the 600 Broadway Co-Lender Agreement) to be taken with respect to the 600 Broadway Loan Combination or the implementation of any recommended actions outlined in an asset status report relating to the 600 Broadway Loan Combination. The consultation right of the Issuing Entity (or its representative) will expire 10 business days following the delivery of notice and information relating to the matter subject to consultation whether or not the Issuing Entity (or its representative) has responded within such period; provided that if the Master Servicer or the Special Servicer, as applicable (prior to the 600 Broadway Companion Loan Securitization Date), or the related servicer or the related special servicer, as applicable (on and after the 600 Broadway Companion Loan Securitization Date), proposes a new course of action that is materially different from the action previously proposed, the 10 business-day consultation period will be deemed to begin anew. Notwithstanding the Issuing Entity’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable (prior to the 600 Broadway Companion Loan Securitization Date), or the related servicer or the related special servicer, as applicable (on and after the 600 Broadway Companion Loan Securitization Date), is permitted to take any major action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines, in accordance with the applicable servicing standard, that immediate action with respect to such decision is necessary to protect the interests of the holders of the 600 Broadway Loan Combination. Neither the Master Servicer or the Special Servicer, as applicable (prior to the 600 Broadway Companion Loan Securitization Date), or the related servicer or the related special servicer, as applicable (on and after the 600 Broadway Companion Loan Securitization Date) will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

Neither the Master Servicer or the Special Servicer (prior to the 600 Broadway Companion Loan Securitization Date), or the related servicer or the related special servicer (on and after the 600 Broadway Companion Loan Securitization Date), may take or refrain from taking any action based on advice or consultation provided by the Issuing Entity (or its representative) that would cause such master servicer or special servicer, as applicable, to violate the terms of the 600 Broadway Loan Combination, applicable law, the Pooling and Servicing Agreement (prior to the 600 Broadway Companion Loan Securitization Date), the 600 Broadway Pooling and Servicing Agreement (on and after the 600 Broadway Companion Loan Securitization Date), the 600 Broadway Co-Lender Agreement, the REMIC provisions or such master servicer’s or special servicer’s obligation to act in accordance with the applicable servicing standard.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the 600 Broadway Co-Lender Agreement, the Issuing Entity (or its representative) will have the right annual conference calls with the Master Servicer or the Special Servicer (prior to the 600 Broadway Companion Loan Securitization Date), or the related servicer or the related special servicer (on and after the 600 Broadway Companion Loan Securitization Date), upon reasonable notice and at times reasonably acceptable to such master servicer or special servicer, as applicable, in which servicing issues related to the 600 Broadway Loan Combination are discussed. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 600 Broadway Mortgage Loan” in this prospectus.

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Application of Penalty Charges

The 600 Broadway Co-Lender Agreement provides that Penalty Charges paid on the 600 Broadway Loan Combination may be used (i) to reduce the amounts payable on each of the 600 Broadway Mortgage Loan and the 600 Broadway Companion Loans by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and for reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement (prior to the 600 Broadway Companion Loan Securitization Date) or to pay the related servicer, the related trustee or the related special servicer for any interest accrued on any property protection advances and for reimbursement of any property protection advances in accordance with the terms of the 600 Broadway Pooling and Servicing Agreement, (ii) to reduce the respective amounts payable on each of the 600 Broadway Mortgage Loan and the 600 Broadway Companion Loans by the amount necessary to pay the Master Servicer or the Trustee, the related servicer or related trustee under the 600 Broadway Pooling and Servicing Agreement and each related servicer or related trustee under any pooling and servicing (or similar) agreement related to the securitization of any of the other 600 Broadway Companion Loans for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the 600 Broadway Pooling and Servicing Agreement or other pooling and servicing agreement related to any of the 600 Broadway Companion Loans) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the 600 Broadway Pooling and Servicing Agreement or such other related pooling and servicing agreement, as applicable), (iii) to pay certain other expenses incurred with respect to the Mortgage Loan and finally (iv) in the case of the remaining amount of Penalty Charges allocable to the 600 Broadway Mortgage Loan, be paid (x) prior to the 600 Broadway Companion Loan Securitization Date, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement, and (y) on and after the 600 Broadway Companion Loan Securitization Date, to the related servicer and/or the related special servicer as additional servicing compensation as provided in the 600 Broadway Pooling and Servicing Agreement; provided, however, that for so long as any 600 Broadway Companion Loan is not included in a securitization, any Penalty Charges allocated to any such 600 Broadway Companion Loan not in a securitization that are not applied pursuant to clauses (i)-(iii) above must be remitted to the related Companion Loan Holder and may not be paid to the Master Servicer, the Special Servicer or the related servicer or related special servicer under the 600 Broadway Pooling and Servicing Agreement without the express consent of such Companion Loan Holder.

Sale of Defaulted Loan Combination

Pursuant to the terms of the 600 Broadway Co-Lender Agreement, if the 600 Broadway Mortgage Loan becomes a Defaulted Mortgage Loan under the Pooling and Servicing Agreement or the 600 Broadway Controlling Pari Passu Companion Loan becomes a “defaulted mortgage loan” (or analogous term) under the 600 Broadway Pooling and Servicing Agreement, as applicable (depending on the agreement under which it is then being serviced at such time), and if the Special Servicer or the related special servicer under the 600 Broadway Pooling and Servicing Agreement, as applicable, determines to sell the 600 Broadway Mortgage Loan or the 600 Broadway Controlling Pari Passu Companion Loan, as applicable, in accordance with the Pooling and Servicing Agreement or the 600 Broadway Pooling and Servicing Agreement, as applicable, then the Special Servicer or the related special servicer, as applicable, will be required to sell the 600 Broadway Loan Combination as one whole loan in accordance with the procedures generally consistent with those set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer or the related special servicer under the 600 Broadway Pooling and Servicing Agreement, as applicable, will not be permitted to sell the 600 Broadway Loan Combination if it becomes a Defaulted Mortgage Loan (or a “defaulted mortgage loan” as defined in the 600 Broadway Co-Lender Agreement) without the written consent of the Issuing Entity (or its representative) unless the Special Servicer or the related special servicer under the 600 Broadway Pooling and Servicing Agreement, as applicable, has delivered to such holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 600 Broadway Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer or the related special servicer under the 600 Broadway Pooling and Servicing Agreement, as applicable, in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 600 Broadway Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative); and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 600 Broadway Directing Holder) prior to the

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proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer, or the related servicer or the related special servicer under the 600 Broadway Pooling and Servicing Agreement, as applicable, in connection with the proposed sale; provided that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. The Issuing Entity (or its representative) and the 600 Broadway Directing Holder will be permitted to submit an offer at any sale of the 600 Broadway Loan Combination.

See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Pursuant to the 600 Broadway Co-Lender Agreement, the 600 Broadway Directing Holder will have the right, with or without cause, to replace the special servicer then acting with respect to the 600 Broadway Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative), as described under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 600 Broadway Mortgage Loan” in this prospectus.

The 79 Madison Avenue Loan Combination

Servicing

The 79 Madison Avenue Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “The Pooling and Servicing Agreement” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the 79 Madison Avenue Loan Combination, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the Master Servicer and the Special Servicer to take into account the interests of the Certificateholders and the related Companion Loan Holder as a collective whole.

Amounts payable to the Issuing Entity as holder of the 79 Madison Avenue Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus and amounts payable to the related Companion Loan Holder will be distributed to such holder net of certain fees and expenses on the 79 Madison Avenue Pari Passu Companion Loan as provided in the related Co-Lender Agreement.

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 79 Madison Avenue Mortgage Loan and the holder of the 79 Madison Avenue Pari Passu Companion Loan with respect to distributions of funds received in respect of the 79 Madison Avenue Loan Combination, and provides, in general, that:

•	the 79 Madison Avenue Mortgage Loan and the 79 Madison Avenue Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 79 Madison Avenue Loan Combination or the related Mortgaged Property will be applied to the 79 Madison Avenue Mortgage Loan and the 79 Madison Avenue Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee) in accordance with the terms of the related Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the 79 Madison Avenue Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the 79 Madison Avenue Mortgage Loan and the 79 Madison Avenue Pari Passu Companion Loan.

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Notwithstanding the foregoing, if a P&I Advance is made with respect to the 79 Madison Avenue Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 79 Madison Avenue Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 79 Madison Avenue Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the 79 Madison Avenue Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the 79 Madison Avenue Pari Passu Companion Loan or from general collections with respect to the securitization of the 79 Madison Avenue Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 79 Madison Avenue Loan Combination, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the 79 Madison Avenue Mortgage Loan; provided, that, unless a Control Termination Event exists or the 79 Madison Avenue Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the 79 Madison Avenue Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the 79 Madison Avenue Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the 79 Madison Avenue Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the 79 Madison Avenue Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will (i) have a right to receive copies of all notices, information and reports that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) with respect to any Major Decisions to be taken with respect to the 79 Madison Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 79 Madison Avenue Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any Major Decisions to be taken with respect to the 79 Madison Avenue Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 79 Madison Avenue Loan Combination. The consultation right of the related Companion Loan Holder (or its representative) will expire 10 business days following the delivery to such Companion Loan Holder of written notice of a proposed action, together with copies of the notices, information and reports that would be required to be provided to the Controlling Class Representative as set forth above, whether or not the related Companion Loan Holder (or its representative) has responded within such period; provided, that if the Master Servicer (or the Special Servicer, as applicable) proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the related Companion Loan Holder’s (or its representative’s) consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to make any Major Decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 79 Madison Avenue Loan Combination. Neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the related Companion Loan Holder (or its representative).

The Pooling and Servicing Agreement provides that neither the Master Servicer nor the Special Servicer may take or refrain from taking any action pursuant to instructions from the related Companion Loan Holder (or its

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representative) that would cause the Master Servicer or the Special Servicer, as applicable, to violate applicable law, the terms of the 79 Madison Avenue Loan Combination, the related Co-Lender Agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions or that would (i) expose the Master Servicer, the Special Servicer, the Depositor, a mortgage loan seller, the Issuing Entity, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities, or (iii) cause the Master Servicer or the Special Servicer to act, or fail to act, in a manner that is not in the best interests of the Certificateholders.

In addition to the consultation rights of the related Companion Loan Holder (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the related Companion Loan Holder (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the Master Servicer or the Special Servicer, as applicable) with the Master Servicer or the Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or the Special Servicer, as applicable, in which servicing issues related to the 79 Madison Avenue Loan Combination are discussed.

Application of Penalty Charges

The related Co-Lender Agreement provides that Penalty Charges paid on the 79 Madison Avenue Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each of the 79 Madison Avenue Mortgage Loan and 79 Madison Avenue Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Property Advances and reimbursement of any Property Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the 79 Madison Avenue Mortgage Loan and the 79 Madison Avenue Pari Passu Companion Loan by the amount necessary to pay the Master Servicer and the Trustee, and the master servicer and the trustee for the securitization of the 79 Madison Avenue Pari Passu Companion Loan, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the document governing the securitization of the 79 Madison Avenue Pari Passu Companion Loan) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the document governing the securitization of the 79 Madison Avenue Pari Passu Companion Loan, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 79 Madison Avenue Mortgage Loan and the 79 Madison Avenue Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the 79 Madison Avenue Loan Combination (as specified in the Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of Penalty Charges allocable to the 79 Madison Avenue Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the 79 Madison Avenue Pari Passu Companion Loan, be paid, (x) prior to the securitization of the 79 Madison Avenue Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of the 79 Madison Avenue Pari Passu Companion Loan, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 79 Madison Avenue Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the 79 Madison Avenue Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the Special Servicer will be required to sell the 79 Madison Avenue Pari Passu Companion Loan together with the 79 Madison Avenue Mortgage Loan as one whole loan in accordance with the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the 79 Madison Avenue Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the related Companion Loan Holder (provided that such consent is not required if the related Companion Loan Holder is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the related Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 79 Madison Avenue Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package

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(together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 79 Madison Avenue Loan Combination, and any documents in the servicing file reasonably requested by the related Companion Loan Holder that are material to the price of the 79 Madison Avenue Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the related Companion Loan Holder (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the Pooling and Servicing Agreement, each of the Issuing Entity (or its representative) and the related Companion Loan Holder (or its representative) will be permitted to submit an offer at any sale of the 79 Madison Avenue Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 79 Madison Avenue Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the 79 Madison Avenue Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the 79 Madison Avenue Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the 79 Madison Avenue Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the 79 Madison Avenue Loan Combination and appoint a replacement special servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The related Companion Loan Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the 79 Madison Avenue Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the related Companion Loan Holder.

See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus.

The 5 Penn Plaza Loan Combination

Servicing

The 5 Penn Plaza Loan Combination and any related REO Property will be serviced and administered pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement, dated as of February 1, 2016, among Citigroup Commercial Mortgage Securities Inc., as depositor, KeyBank National Association, as master servicer (the “CGCMT 2016-GC36 Master Servicer”), Wells Fargo Bank, National Association, as special servicer (the “CGCMT 2016-GC36 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “CGCMT 2016-GC36 Operating Advisor ”) and as asset representations reviewer (the “CGCMT 2016-GC36 Asset Representations Reviewer ”), Wells Fargo Bank, National Association, as certificate administrator (the “CGCMT 2016-GC36 Certificate Administrator”), and Wilmington Trust, National Association, as trustee (the “CGCMT 2016-GC36 Trustee”), by the CGCMT 2016-GC36 Master Servicer and the CGCMT 2016-GC36 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 5 Penn Plaza Mortgage Loan” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the 5 Penn Plaza Loan Combination, the servicing standard set forth in the CGCMT 2016-GC36 Pooling and Servicing Agreement will require the CGCMT 2016-GC36 Master Servicer and the CGCMT 2016-GC36 Special Servicer to take into account the interests of the CGCMT 2016-GC36 certificateholders, the Issuing Entity, as holder of the 5 Penn Plaza Mortgage Loan, and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 as a collective whole.

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Amounts payable to the Issuing Entity as holder of the 5 Penn Plaza Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the CGCMT 2016-GC36 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the 5 Penn Plaza Loan Combination (other than the promissory notes evidencing the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Companion Loans not included in the CGCMT 2016-GC36 Securitization).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the 5 Penn Plaza Mortgage Loan and the holders of the 5 Penn Plaza Pari Passu Companion Loans with respect to distributions of funds received in respect of the 5 Penn Plaza Loan Combination, and provides, in general, that:

•	the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the 5 Penn Plaza Loan Combination or the related Mortgaged Property will be applied to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Certificate Administrator and the CGCMT 2016-GC36 Trustee) in accordance with the terms of the related Co-Lender Agreement and the CGCMT 2016-GC36 Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the 5 Penn Plaza Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 5 Penn Plaza Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the 5 Penn Plaza Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the 5 Penn Plaza Pari Passu Companion Loans. Similarly, P&I advances on the 5 Penn Plaza Pari Passu Companion Loans are not reimbursable out of payments or other collections on the 5 Penn Plaza Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property protection advance) allocable to the 5 Penn Plaza Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the CGCMT 2016-GC36 Securitization, subject to the CGCMT 2016-GC36 issuing entity’s right to reimbursement from future payments and other collections on the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 or from general collections on the Mortgage Pool and any mortgage pools related to the securitization of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 5 Penn Plaza Loan Combination, as of any date of determination, will be the CGCMT 2016-GC36 Trustee on behalf of the CGCMT 2016-GC36 issuing entity as holder of the controlling 5 Penn Plaza Pari Passu Companion Loan; provided, that, unless a control termination event exists under the CGCMT 2016-GC36 Pooling and Servicing Agreement or the 5 Penn Plaza Loan Combination is an “excluded loan” under the CGCMT 2016-GC36 Pooling and Servicing Agreement, the related Outside Controlling Class Representative (the “CGCMT 2016-GC36

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Controlling Class Representative”) will be entitled to exercise the rights of the controlling note holder with respect to the 5 Penn Plaza Loan Combination. In its capacity as representative of the controlling note holder under the related Co-Lender Agreement, the CGCMT 2016-GC36 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the 5 Penn Plaza Loan Combination, including consent and/or consultation rights regarding “major decisions” (as defined under the related Co-Lender Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the 5 Penn Plaza Loan Combination (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus). Pursuant to the terms of the CGCMT 2016-GC36 Pooling and Servicing Agreement, the CGCMT 2016-GC36 Controlling Class Representative will have the same consent and/or consultation rights with respect to the 5 Penn Plaza Loan Combination as it does, and for so long as it does, with respect to the other mortgage loans included in the CGCMT 2016-GC36 issuing entity (other than any “excluded loan” under the CGCMT 2016-GC36 Pooling and Servicing Agreement) that are serviced under the CGCMT 2016-GC36 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the 5 Penn Plaza Mortgage Loan (or its representative) and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) will (i) have a right to receive copies of all notices, information and reports that the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, is required to provide to the CGCMT 2016-GC36 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the CGCMT 2016-GC36 Controlling Class Representative under the CGCMT 2016-GC36 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the 5 Penn Plaza Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 5 Penn Plaza Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to the 5 Penn Plaza Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 5 Penn Plaza Loan Combination. The consultation rights of the Issuing Entity (or its representative) and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) will, in each case, expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the CGCMT 2016-GC36 Controlling Class Representative, whether or not the Issuing Entity (or its representative) or such Companion Loan Holders (or their representatives), as applicable, have responded within such period; provided, that if the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, is permitted to make a “major decision” (as defined under the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 5 Penn Plaza Loan Combination. Neither the CGCMT 2016-GC36 Master Servicer nor the CGCMT 2016-GC36 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives).

The CGCMT 2016-GC36 Pooling and Servicing Agreement provides that neither the CGCMT 2016-GC36 Master Servicer nor the CGCMT 2016-GC36 Special Servicer may take or refrain from taking any action pursuant to instructions from the Issuing Entity (or its representative) or the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) that would cause the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, to violate applicable law, the terms of the 5 Penn Plaza Loan Combination, the related Co-Lender Agreement, the CGCMT 2016-GC36 Pooling and Servicing Agreement, including the servicing standard under the CGCMT 2016-GC36 Pooling and Servicing Agreement, or the REMIC provisions or that would (i) expose the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Depositor, a mortgage loan seller with respect to the CGCMT 2016-GC36 Securitization, the CGCMT 2016-GC36 issuing entity, the

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CGCMT 2016-GC36 Trustee, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Asset Representations Reviewer, the CGCMT 2016-GC36 Certificate Administrator or their respective affiliates, officers, directors, employees or agents to any claim, suit or liability, (ii) materially expand the scope of the CGCMT 2016-GC36 Master Servicer’s or the CGCMT 2016-GC36 Special Servicer’s responsibilities, or (iii) cause the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer to act, or fail to act, in a manner that is not in the best interests of the certificateholders of the CGCMT 2016-GC36 Securitization.

In addition to the consultation rights of the Issuing Entity (or its representative) and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable) with the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer, as applicable, in which servicing issues related to the 5 Penn Plaza Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 5 Penn Plaza Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the 5 Penn Plaza Loan Combination will first be used to reduce, on a pro rata basis, the amounts payable on each of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans by the amount necessary to pay the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Trustee or the CGCMT 2016-GC36 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the CGCMT 2016-GC36 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans by the amount necessary to pay the Master Servicer, the Trustee, the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Trustee and the master servicer and trustee for any securitization of either of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement or any document governing any securitization of either of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the CGCMT 2016-GC36 Pooling and Servicing Agreement or any document governing any securitization of either of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the CGCMT 2016-GC36 Pooling and Servicing Agreement) incurred with respect to the 5 Penn Plaza Loan Combination (as specified in the CGCMT 2016-GC36 Pooling and Servicing Agreement) and, finally, (i) in the case of the remaining amount of penalty charges allocable to the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans evidenced by the controlling note A-1 and non-controlling A-3, be paid to the CGCMT 2016-GC36 Master Servicer and/or the CGCMT 2016-GC36 Special Servicer as additional servicing compensation as provided in the CGCMT 2016-GC36 Pooling and Servicing Agreement and (ii) in the case of the remaining amount of penalty charges allocable to each of the 5 Penn Plaza Pari Passu Companion Loan evidenced by the non-controlling note A-2-II, be paid, (x) prior to the securitization of such 5 Penn Plaza Pari Passu Companion Loan, to the related Companion Loan Holder and (y) following the securitization of such 5 Penn Plaza Pari Passu Companion Loan, to the CGCMT 2016-GC36 Master Servicer and/or the CGCMT 2016-GC36 Special Servicer as additional servicing compensation as provided in the CGCMT 2016-GC36 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 5 Penn Plaza Loan Combination becomes a defaulted mortgage loan under the CGCMT 2016-GC36 Pooling and Servicing Agreement, and if the CGCMT

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2016-GC36 Special Servicer determines to sell the controlling 5 Penn Plaza Pari Passu Companion Loan in accordance with the CGCMT 2016-GC36 Pooling and Servicing Agreement, then the CGCMT 2016-GC36 Special Servicer will be required to sell all the 5 Penn Plaza Pari Passu Companion Loans together with the 5 Penn Plaza Mortgage Loan as one whole loan in accordance with the procedures set forth under the CGCMT 2016-GC36 Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 5 Penn Plaza Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the CGCMT 2016-GC36 Special Servicer will not be permitted to sell the 5 Penn Plaza Loan Combination if it becomes a defaulted mortgage loan under the CGCMT 2016-GC36 Pooling and Servicing Agreement without the written consent of each of the Issuing Entity (or its representative), as holder of the 5 Penn Plaza Mortgage Loan, and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) (provided that such consent is not required from the Issuing Entity or any such Companion Loan Holder (or their representatives), as applicable, if such person is the related borrower or an affiliate of the related borrower), unless the CGCMT 2016-GC36 Special Servicer has delivered to the Issuing Entity (or its representative) and each such Companion Loan Holder (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 5 Penn Plaza Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the CGCMT 2016-GC36 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 5 Penn Plaza Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) or such Companion Loan Holder (or its representative), as applicable, that are material to the price of the 5 Penn Plaza Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the CGCMT 2016-GC36 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the CGCMT 2016-GC36 Master Servicer or the CGCMT 2016-GC36 Special Servicer in connection with the proposed sale; provided, that each of the Issuing Entity (or its representative) or the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) may waive as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the CGCMT 2016-GC36 Pooling and Servicing Agreement, each of the Issuing Entity (or its representative) and the holders of the 5 Penn Plaza Pari Passu Companion Loans (or their representative) will be permitted to submit an offer at any sale of the 5 Penn Plaza Loan Combination unless such person is the related borrower or an agent or affiliate of the related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the CGCMT 2016-GC36 Pooling and Servicing Agreement, the controlling note holder with respect to the 5 Penn Plaza Loan Combination (which, as of any date of determination, will be the CGCMT 2016-GC36 Trustee on behalf of the CGCMT 2016-GC36 issuing entity as holder of the controlling 5 Penn Plaza Pari Passu Companion Loan, or its representative which, prior to a control termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement, will be the CGCMT 2016-GC36 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the CGCMT 2016-GC36 Special Servicer then acting with respect to the 5 Penn Plaza Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives). Accordingly, the CGCMT 2016-GC36 Controlling Class Representative (prior to a control termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement and provided that the 5 Penn Plaza Loan Combination is not an “excluded loan” under the CGCMT 2016-GC36 Pooling and Servicing Agreement), and the applicable certificateholders of the CGCMT 2016-GC36 Securitization with the requisite percentage of voting rights (after a control termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the CGCMT 2016-GC36 Special Servicer then acting with respect to the 5 Penn Plaza Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) or the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives). Each of the Issuing Entity (or its representative) and the holders of the 5 Penn Plaza Pari Passu Companion Loans evidenced by the non-controlling notes A-2-II and A-3 (or their representatives) will

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be permitted to direct the CGCMT 2016-GC36 Trustee to terminate the CGCMT 2016-GC36 Special Servicer (solely with respect to the 5 Penn Plaza Loan Combination) upon a servicer termination event under the CGCMT 2016-GC36 Pooling and Servicing Agreement with respect to the CGCMT 2016-GC36 Special Servicer that affects the Issuing Entity (as the holder of the 5 Penn Plaza Mortgage Loan) or such Companion Loan Holder, as applicable.

The 225 Liberty Street Loan Combination

Servicing

The 225 Liberty Street Loan Combination and any related REO Property is being serviced and administered in accordance with the trust and servicing agreement (the “2016-225L Trust and Servicing Agreement”), dated as of February 6, 2016, between Citigroup Commercial Mortgage Securities Inc., as depositor (the “2016-225L Depositor”), Wells Fargo Bank, National Association, as servicer (the “2016-225L Servicer”), Trimont Real Estate Advisors, LLC, as special servicer (the “2016-225L Special Servicer”), Wilmington Trust, National Association, as trustee (the “2016-225L Trustee”), and Citibank, N.A., as certificate administrator (the “2016-225L Certificate Administrator”), by the 2016-225L Servicer and the 2016-225L Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 225 Liberty Street Mortgage Loan” in this prospectus, but subject to the terms of the related Co-Lender Agreement (the “225 Liberty Street Co-Lender Agreement”). In servicing the 225 Liberty Street Loan Combination, the accepted servicing practices set forth in the 2016-225L Trust and Servicing Agreement will require the 2016-225L Servicer and the 2016-225L Special Servicer to take into account the interests of the 2016-225L certificateholders, the Issuing Entity, as holder of the 225 Liberty Street Mortgage Loan, and the holders of the 225 Liberty Street Companion Loans not included in the 2016-225L Securitization as a collective whole.

Amounts payable to the Issuing Entity as holder of the 225 Liberty Street Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Citibank, N.A., as custodian under the 2016-225L Trust and Servicing Agreement, is the initial custodian of the mortgage file related to the 225 Liberty Street Loan Combination (other than the promissory notes evidencing the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Companion Loans not included in the 2016-225L Securitization).

Application of Payments

The 225 Liberty Street Co-Lender Agreement sets forth the respective rights of the holders of the related Mortgage Loan and the related Companion Loans with respect to distributions of funds received in respect of the related Loan Combination, and provides, in general, that:

•	the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans are of equal priority, and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	the 225 Liberty Street Subordinate Companion Loans are of equal priority and no portion of any of them will have priority or preference over any portion of any other or security therefor;

•	the 225 Liberty Street Subordinate Companion Loans and the rights of the 225 Liberty Street Subordinate Companion Loan Holders to receive payments with respect to the 225 Liberty Street Subordinate Companion Loans are, at all times, junior, subject and subordinate to the 225 Liberty Street Mortgage Loan and the rights of the holders of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans to receive payments with respect to the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans;

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•	all expenses and losses relating to the 225 Liberty Street Loan Combination and the related Mortgaged Property, including without limitation losses of principal or interest, property protection advances, interest on advances, special servicing fees, liquidation fees and workout fees, will, to the extent not paid by the related borrower, be allocated first, to the 225 Liberty Street Subordinate Companion Loans on a pro rata and pari passu basis, and second, to the Issuing Entity, as holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders on a pro rata and pari passu basis, provided that (i) expenses or losses allocated to the 225 Liberty Street Mortgage Loan or a particular 225 Liberty Street Companion Loan will be applied, first, to reduce principal distributions otherwise payable thereon, second, to reduce interest distributions otherwise payable thereon and, third, to reduce any other distributions otherwise payable thereon; (ii) P&I advances with respect to the 225 Liberty Street Mortgage Loan or any 225 Liberty Street Companion Loan are reimbursable solely out of collections allocable to such 225 Liberty Street Mortgage Loan or 225 Liberty Street Companion Loan, as applicable, in accordance with the 225 Liberty Street Co-Lender Agreement and will not be reimbursed or paid, as the case may be, out of collections allocable to any other loan in accordance with the 225 Liberty Street Co-Lender Agreement, and (ii) if any cost or expense (including any reimbursement of property protection advances) is paid out of amounts otherwise payable to the Issuing Entity, as holder of the 225 Liberty Street Mortgage Loan, or a 225 Liberty Street Pari Passu Companion Loan Holder because of insufficient collections on the 225 Liberty Street Subordinate Companion Loans being available to pay such cost or expense, and if amounts are subsequently collected with respect to the 225 Liberty Street Subordinate Companion Loans from which such cost or expense would have been paid had it remained outstanding, then the Issuing Entity and such 225 Liberty Street Pari Passu Companion Loan Holder, as applicable, will be entitled to reimbursement of such cost or expense pursuant to the 225 Liberty Street Co-Lender Agreement;

•	all amounts tendered by the related borrower or otherwise available for payment on or with respect to or in connection with the 225 Liberty Street Loan Combination (excluding amounts for required reserves, escrows and certain other expenses) will be applied in the following order of priority:

o	first, (a) first, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, as applicable, up to the amount of any nonrecoverable property protection advances or nonrecoverable administrative advances that remain unreimbursed (together with interest thereon at the applicable advance interest rate), (b) second, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, as applicable, on a pro rata and pari passu basis in accordance with the relative principal balance of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans, the amount of any nonrecoverable advances of principal and interest on the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans (together with interest thereon at the applicable advance interest rate), and (c) third, to the 225 Liberty Street Subordinate Companion Loan Holders, as applicable, the amount of any nonrecoverable monthly payment advances on the 225 Liberty Street Subordinate Companion Loans, each that remain unreimbursed (together with interest thereon at the advance interest rate);

o	second, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, on a pro rata and pari passu basis (based on their respective entitlements in accordance with this clause), up to the amount of any unreimbursed costs and expenses paid on behalf of the Issuing Entity or such 225 Liberty Street Pari Passu Companion Loan Holders with respect to the 225 Liberty Street Loan Combination pursuant to, and reimbursable pursuant to, the 225 Liberty Street Co-Lender Agreement or the 2016-225L Trust and Servicing Agreement (to the extent not reimbursed pursuant to clause first above);

o	third, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, in each case in an amount equal to the accrued and unpaid interest (through the end of the then most recently ended interest accrual period) on the respective principal balances of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans at the

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applicable note interest rate (net of the applicable servicing fee rate), until all such interest is paid in full;

o	fourth, to the 225 Liberty Street Subordinate Companion Loan Holders, as applicable, on a pro rata and pari passu basis (based on their respective entitlements in accordance with this clause) up to the amount of any unreimbursed costs and expenses paid or advanced by or on behalf of the 225 Liberty Street Subordinate Companion Loan Holders with respect to the 225 Liberty Street Loan Combination pursuant to, and reimbursable pursuant to, the 225 Liberty Street Co-Lender Agreement or the 2016-225L Trust and Servicing Agreement (to the extent not reimbursed pursuant to clause first above;

o	fifth, to the 225 Liberty Street Subordinate Companion Loan Holders with respect to the 225 Liberty Street Subordinate Companion Loans, on a pro rata and pari passu basis, in each case in an amount equal to the accrued and unpaid interest (through the end of the then most recently ended interest accrual period) on the respective principal balances of the 225 Liberty Street Subordinate Companion Loans at the applicable note interest rate (net of the applicable servicing fee rate), until all such interest is paid in full;

o	sixth, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, (i) at any time that no Special Loan Event of Default (as defined below) has occurred and is continuing, in an amount equal to all payments and prepayments of principal of the 225 Liberty Street Loan Combination, on a pro rata and pari passu basis, in an amount equal to the respective principal balances of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans, until such principal balances have been reduced to zero, and (ii) at any time that a Special Loan Event of Default has occurred and is continuing, on a pro rata and pari passu basis, in an amount equal to the respective principal balances of 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans until such principal balances have been reduced to zero;

o	seventh, to the 225 Liberty Street Subordinate Companion Loan Holders, (i) at any time that no Special Loan Event of Default (as defined below) has occurred and is continuing, in an amount equal to all payments and prepayments of principal of the 225 Liberty Street Loan Combination (exclusive of any portion applied pursuant to subclause (i) of clause sixth above), on a pro rata and pari passu basis, in an amount equal to the respective principal balances of the 225 Liberty Street Subordinate Companion Loans until such principal balances have been reduced to zero, and (ii) at any time that a Special Loan Event of Default has occurred and is continuing, on a pro rata and pari passu basis, in an amount equal to the respective principal balances of the 225 Liberty Street Subordinate Companion Loans until such principal balances have been reduced to zero;

o	eighth, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, any default yield maintenance premium or prepayment fee due in accordance with the 225 Liberty Street Loan Combination documents in connection with a payment or prepayment on the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans, to the extent actually paid;

o	ninth, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Pari Passu Companion Loan Holders, on a pro rata and pari passu basis, any late payment charges or interest at the default rate due in respect of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans in accordance with the 225 Liberty Street Loan Combination documents (after application as provided in the 225 Liberty Street Co-Lender Agreement and the 2016-225L Trust and Servicing Agreement), until all such amounts are paid;

o	tenth, to the 225 Liberty Street Subordinate Companion Loan Holders, on a pro rata and pari passu basis, any default yield maintenance premium or prepayment fee due in accordance with the 225 Liberty Street Loan Combination documents in connection with a payment or

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prepayment on the 225 Liberty Street Subordinate Companion Loans, to the extent actually paid;

o	eleventh, to the 225 Liberty Street Subordinate Companion Loan Holders, on a pro rata and pari passu basis, any late payment charges or interest at the default rate due in respect of the 225 Liberty Street Subordinate Companion Loans in accordance with the 225 Liberty Street Loan Combination documents (after application as provided in the 225 Liberty Street Co-Lender Agreement and the 2016-225L Trust and Servicing Agreement), until all such amounts are paid; and

o	twelfth, to the Issuing Entity, as the holder of the 225 Liberty Street Mortgage Loan, and the 225 Liberty Street Companion Loan Holders, any remaining amounts to be allocated between the Issuing Entity and the 225 Liberty Street Companion Loan Holders, on a pro rata and pari passu basis.

•	To the extent required under the REMIC provisions, payments or proceeds received with respect to any partial release of any portion of the related Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the 225 Liberty Street Loan Combination (or any portion thereof that is included in a REMIC) (as determined in accordance with the applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) will be allocated to reduce the principal balances of (i) first, the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans; and (ii) second, the 225 Liberty Street Subordinate Companion Loans, in the manner permitted by the REMIC provisions.

For the purpose of this “Application of Payments” section, the term a “Special Loan Event of Default” means (a) a monetary event of default with respect to the 225 Liberty Street Loan Combination, (b) a non-monetary event of default with respect to the 225 Liberty Street Loan Combination with respect to which (i) the repayment of 225 Liberty Street Loan Combination is accelerated or (ii) the 225 Liberty Street Loan Combination becomes a specially serviced mortgage loan, (c) any related Mortgaged Property becomes REO property, or (d) an event of default with respect to the 225 Liberty Street Loan Combination which occurs due to an insolvency proceeding with respect to or against the related borrower.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 225 Liberty Street Mortgage Loan, then that P&I Advance may only be reimbursed out of future payments and collections on the 225 Liberty Street Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus on other Mortgage Loans, but not out of payments or other collections on any 225 Liberty Street Companion Loan. Similarly, P&I advances on the 225 Liberty Street Companion Loans are not reimbursable out of payments or other collections on the 225 Liberty Street Mortgage Loan. Interest on P&I Advances (or analogous P&I advances) may only be reimbursed, subject to the terms of the 2015-225L Trust and Servicing Agreement, first, from amounts allocable to the 225 Liberty Street Subordinate Companion Loans (as and to the extent provided in the 2016-225L Trust and Servicing Agreement), second from amounts allocable to the 225 Liberty Street Mortgage Loan or the 225 Liberty Street Pari Passu Companion Loan for which such P&I Advance (or analogous P&I advance) was made, and then, if funds are insufficient, in the case of a P&I Advance (or analogous P&I advance) on the 225 Liberty Street Mortgage Loan or a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization that has been deemed to be nonrecoverable, from general collections of the related securitization trust, as and to the extent provided in the Pooling and Servicing Agreement or the pooling and servicing agreement governing the securitization of such 225 Liberty Street Pari Passu Companion Loan, as applicable.

Certain costs and expenses allocable to the 225 Liberty Street Mortgage Loan (such as a pro rata share of a property protection advance) may be paid or reimbursed out of payments and other collections on the 2016-225L securitization, subject to the 2016-225L Securitization trust’s right to reimbursement from future payments and other collections on the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Companion Loans not included in the 2016-225L securitization or from general collections on the Mortgage Pool and any mortgage pool related to a securitization of a 225 Liberty Street Companion Loan not included in the 2016-225L securitization.

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Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the 225 Liberty Street Loan Combination (the “225 Liberty Street Loan Combination Controlling Note Holder”), as of any date of determination, will be the 2016-225L Trustee on behalf of the 2016-225L issuing entity as holder of the controlling 225 Liberty Street Companion Loan; provided that, during a control period, consultation period or consultation termination period under the 2016-225L Trust and Servicing Agreement, the controlling class representative under the 2016-225L Trust and Servicing Agreement (the “2016-225L Controlling Class Representative”) will be entitled to exercise the rights of the 225 Liberty Street Loan Combination Controlling Note Holder. In its capacity as representative of the 225 Liberty Street Loan Combination Controlling Note Holder, the 2016-225L Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the 2016-225L Loan Combination, including consent and/or consultation rights regarding “major decisions” (as defined under the related Co-Lender Agreement) and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the 225 Liberty Street Loan Combination (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus).

Pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the 225 Liberty Street Mortgage Loan (or its representative) and each holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization (or their representatives) will (i) have a right to receive copies of all notices, information and reports that the 2016-225L Servicer or the 2016-225L Special Servicer, as applicable, is required to provide to the 2016-225L Controlling Class Representative pursuant to the 2016-225L Trust and Servicing Agreement (within the same time frame such notices, information and reports are or would have been required to be provided to the 2016-225L Controlling Class Representative under the 2016-225L Trust and Servicing Agreement without regard to the expiration of the control period or the consultation period or any effectively equivalent period under the 2016-225L Trust and Servicing Agreement) with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to 225 Liberty Street Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the 225 Liberty Street Loan Combination and (ii) prior to a consultation termination event under the 2016-225L Trust and Servicing Agreement, have the right to be consulted on a strictly non-binding basis with respect to any “major decisions” (as defined under the related Co-Lender Agreement) to be taken with respect to 225 Liberty Street Loan Combination if and for so long as it is a specially serviced mortgage loan under the 2016-225L Trust and Servicing Agreement or the implementation of any recommended action outlined in an asset status report relating to the 225 Liberty Street Loan Combination if it is a specially serviced mortgage loan under the 2016-225L Trust and Servicing Agreement. The consultation right of the Issuing Entity (or its representative) and each holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization (or their representatives) will expire 10 business days (or, in connection with a leasing matter, 5 business days, or in connection with an acceptable insurance default, 30 days) following the delivery of written notice of a proposed action, together with copies of the notices, information and reports required to be provided to the 2016-225L Controlling Class Representative; provided that if the 2016-225L Servicer or the 2016-225L Special Servicer, as applicable proposes a new course of action that is materially different from the actions previously proposed, such consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto. Notwithstanding the consultation rights described above, the 2016-225L Servicer or the 2016-225L Special Servicer, as applicable, is permitted to implement any “major decision” (as defined under the related Co-Lender Agreement) or take any action set forth in the asset status report before the expiration of the aforementioned consultation period if it determines that immediate action with respect thereto is necessary to protect the interests of the holders of the 225 Liberty Street Loan Combination (as a collective whole). Neither the 2016-225L Servicer nor the 2016-225L Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative) or any holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization.

The 2016-225L Trust and Servicing Agreement provides that neither the 2016-225L Servicer nor the 2016-225L Special Servicer may follow any advice, direction or objection by the Issuing Entity (or its representative) or any holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization or the 2016-225L Controlling Class Representative that would (i) require or cause the 2016-225L Servicer or the 2016-225L Special Servicer, as applicable, to violate applicable law, the terms of the 225 Liberty Street Loan Combination, the related Co-Lender Agreement, the related mezzanine intercreditor agreement, the 2016-225L

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Trust and Servicing Agreement, including the 2016-225L Special Servicer’s or the 2016-225L Servicer’s obligation to act in accordance with the accepted servicing practices under the 2016-225L Trust and Servicing Agreement, (ii) result in the imposition of federal income tax on the 2016-225L issuing entity or cause it to fail to qualify as a REMIC; (iii) expose the 2016-225L issuing entity, the 2016-225L certificateholders, the Issuing Entity, any holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization, the 2016-225L Depositor, the 2016-225L Servicer, the 2016-225L Special Servicer, the 2016-225L Trustee, the 2016-225L Certificate Administrator or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any material claim, suit or liability, or (iv) materially expand the scope of the 2016-225L Servicer’s or the 2016-225L Special Servicer’s responsibilities under the 2016-225L Trust and Servicing Agreement or the scope of the 2016-225L Trustee’s or 2016-225L Certificate Administrator’s responsibilities under the 2016-225L Trust and Servicing Agreement.

In addition to the consultation rights of the Issuing Entity and each holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization described above, during any period when the 225 Liberty Street Loan Combination is a specially serviced mortgage loan under the 2016-225L Trust and Servicing Agreement, each of the Issuing Entity and each holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization will have the right to annual meetings (which may be held telephonically) with the 2016-225L Servicer or the 2016-225L Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 2016-225L Servicer or the 2016-225L Special Servicer, as applicable, in which servicing issues related to the 225 Liberty Street Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 225 Liberty Street Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that items in the nature of Penalty Charges paid on the 225 Liberty Street Mortgage Loan or any 225 Liberty Street Companion Loan will be applied first, to pay the 2016-225L Servicer, the 2016-225L Trustee or the 2016-225L Special Servicer for any interest accrued on any property protection advances and reimbursements of any property protection advances in accordance with the terms of the 2016-225L Trust and Servicing Agreement, second, to pay the 2016-225L Servicer, the 2016-225L Trustee, the Master Servicer, the Trustee, and the master servicer and the trustee for any securitization of the 225 Liberty Street Pari Passu Companion Loans not included in the 2016-225L Securitization, as applicable, for any interest accrued on any related P&I Advance (or analogous P&I advance made pursuant to the 2016-225L Trust and Servicing Agreement or any document governing any securitization of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement, the 2016-225L Trust and Servicing Agreement, or any document governing any securitization of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization), third, to pay trust fund expenses (including administrative advances but not including special servicing fees, unpaid workout fees and liquidation fees, each as payable under the 2016-225L Trust and Servicing Agreement) incurred with respect to the 225 Liberty Street Loan Combination (as specified in the 2016-225L Trust and Servicing Agreement) and, fourth, (a) in the case of the remaining amount allocable to the 225 Liberty Street Mortgage Loan, the 225 Liberty Street Pari Passu Companion Loans included in the 2016-225L Securitization and the 225 Liberty Street Subordinate Companion Loans, to pay the 2016-225L Servicer and/or the 2016-225L Special Servicer as additional servicing compensation as provided in the 2016-225L Trust and Servicing Agreement and (b) in the case of the remaining amount allocable to the 225 Liberty Street Pari Passu Companion Loans not included in the 2016-225L Securitization, to pay (x) prior to the securitization of such 225 Liberty Street Pari Passu Companion Loan, related 225 Liberty Street Pari Passu Companion Loan Holder, as applicable and (y) following the securitization of such 225 Liberty Street Pari Passu Companion Loan, the 2016-225L Servicer and/or the 2016-225L Special Servicer as additional servicing compensation as provided in the 2016-225L Trust and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the 225 Liberty Street Loan Combination becomes a defaulted mortgage loan under the 2016-225L Trust and Servicing Agreement, and if the 2016-225L Special Servicer determines to sell the 225 Liberty Street Companion Loans held by the 2016-225L issuing entity in accordance with the 2016-225L Trust and Servicing Agreement, then 2016-225L Special Servicer will be required to sell all the 225 Liberty Street Companion Loans together with the 225 Liberty Street Mortgage Loan as

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one whole loan in accordance with the procedures set forth under the 2016-225L Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the 225 Liberty Street Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the 2016-225L Special Servicer will not be permitted to sell the 225 Liberty Street Loan Combination if it becomes a defaulted mortgage loan under the 2016-225L Trust and Servicing Agreement without the written consent of the Issuing Entity, as holder of the 225 Liberty Street Mortgage Loan, or any holder of a 225 Liberty Street Pari Passu Companion Loan not held by the 2016-225L securitization (provided that such consent will not be required from the Issuing Entity or such Companion Loan Holder, as applicable, if such person is the related borrower or an affiliate of the related borrower) unless the 2016-225L Special Servicer has delivered to the Issuing Entity (or its representative) and each such 225 Liberty Street Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the 225 Liberty Street Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 2016-225L Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 225 Liberty Street Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative) or such 225 Liberty Street Pari Passu Companion Loan Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 2016-225L Servicer or the 2016-225L Special Servicer in connection with the proposed sale, provided however that the Issuing Entity (or its representative) or such 225 Liberty Street Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. Subject to the foregoing, each of the Issuing Entity and the 225 Liberty Street Companion Loan Holders will be permitted to submit an offer at any sale of the 225 Liberty Street Loan Combination unless such person is a borrower or an affiliate of a borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Subject to the conditions and requirements set forth in the 2016-225L Trust and Servicing Agreement, the 225 Liberty Street Loan Combination Controlling Note Holder (or its representative) will have the right, at any time and from time to time, with or without cause, to replace the 2016-225L Special Servicer then acting with respect to the 225 Liberty Street Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). Accordingly, the 2016-225L Controlling Class Representative (during any control period under the 2016-225L Trust and Servicing Agreement) and the applicable 2016-225L certificateholders with the requisite percentage of voting rights (during any consultation period or consultation termination period under the 2016-225L Trust and Servicing Agreement) will have the right, with or without cause, to replace the 2016-225L Special Servicer then acting with respect to the 225 Liberty Street Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative) in accordance with the 2016-225L Trust and Servicing Agreement. The Issuing Entity or any holder of a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L Securitization will be permitted to direct the 2016-225L Trustee to terminate the 2016-225L Special Servicer upon a servicer termination event with respect to the 2016-225L Special Servicer under the 2016-225L Trust and Servicing Agreement that affects the Issuing Entity or such 225 Liberty Street Pari Passu Companion Loan Holder, as applicable.

The Heritage Industrial Portfolio Loan Combination

Servicing

The Heritage Industrial Portfolio Loan Combination and any related REO Property will be serviced and administered pursuant to the WFCM 2015-P2 Pooling and Servicing Agreement, dated as of December 1, 2015, among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, Wells Fargo Bank, National Association, as master servicer (the “WFCM 2015-P2 Master Servicer”), C-III Asset Management LLC, as special servicer (the “WFCM 2015-P2 Special Servicer”), Pentalpha Surveillance LLC, as operating advisor (the “WFCM 2015-P2 Operating Advisor ”) and as asset representations reviewer (the “WFCM 2015-P2 Asset Representations Reviewer ”), Wells Fargo Bank, National Association, as certificate administrator (the “WFCM 2015-P2 Certificate

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Administrator”), and Wilmington Trust, National Association, as trustee (the “WFCM 2015-P2 Trustee”), by the WFCM 2015-P2 Master Servicer and the WFCM 2015-P2 Special Servicer, in the manner described under “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Heritage Industrial Portfolio Mortgage Loan” in this prospectus, but subject to the terms of the related Co-Lender Agreement. In servicing the Heritage Industrial Portfolio Loan Combination, the servicing standard set forth in the WFCM 2015-P2 Pooling and Servicing Agreement will require the WFCM 2015-P2 Master Servicer and the WFCM 2015-P2 Special Servicer to take into account the interests of the WFCM 2016-P2 certificateholders and the holder of the Heritage Industrial Portfolio Mortgage Loan as a collective whole.

Amounts payable to the Issuing Entity as holder of the Heritage Industrial Portfolio Mortgage Loan pursuant to the related Co-Lender Agreement will be included in the Available Funds for the related Distribution Date to the extent described in this prospectus.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the WFCM 2015-P2 Pooling and Servicing Agreement is the custodian of the mortgage file related to the Heritage Industrial Portfolio Loan Combination (other than the promissory note evidencing the Heritage Industrial Portfolio Mortgage Loan).

Application of Payments

The related Co-Lender Agreement sets forth the respective rights of the holder of the Heritage Industrial Portfolio Mortgage Loan and the holder of the Heritage Industrial Portfolio Pari Passu Companion Loan with respect to distributions of funds received in respect of the Heritage Industrial Portfolio Loan Combination, and provides, in general, that:

•	the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Heritage Industrial Portfolio Loan Combination or the related Mortgaged Property will be applied to the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the WFCM 2015-P2 Master Servicer, the WFCM 2015-P2 Special Servicer, the WFCM 2015-P2 Operating Advisor, the WFCM 2015-P2 Certificate Administrator and the WFCM 2015-P2 Trustee) in accordance with the terms of the related Co-Lender Agreement and the WFCM 2015-P2 Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the Heritage Industrial Portfolio Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan in accordance with the terms of the related Co-Lender Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Heritage Industrial Portfolio Mortgage Loan, then that P&I Advance, together with interest thereon, may only be reimbursed out of future payments and collections on the Heritage Industrial Portfolio Mortgage Loan or, as and to the extent described under “The Pooling and Servicing Agreement—Advances” in this prospectus, on other Mortgage Loans, but not out of payments or other collections on the Heritage Industrial Portfolio Pari Passu Companion Loan. Similarly, P&I advances on the Heritage Industrial Portfolio Pari Passu Companion Loan are not reimbursable out of payments or other collections on the Heritage Industrial Portfolio Mortgage Loan.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a property protection advance) allocable to the Heritage Industrial Portfolio Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage loans in the WFCM 2015-P2 Securitization, subject to the WFCM 2015-P2 issuing entity’s right to reimbursement from future payments and other collections on the Heritage Industrial

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Portfolio Mortgage Loan or from general collections on the Mortgage Pool. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

Consultation and Control

Pursuant to the related Co-Lender Agreement, the controlling note holder with respect to the Heritage Industrial Portfolio Loan Combination, as of any date of determination, will be the WFCM 2015-P2 Trustee on behalf of the WFCM 2015-P2 issuing entity as holder of the Heritage Industrial Portfolio Pari Passu Companion Loan; provided, that, unless a control termination event exists under the WFCM 2015-P2 Pooling and Servicing Agreement or the Heritage Industrial Portfolio Loan Combination is an “excluded loan” under the WFCM 2015-P2 Pooling and Servicing Agreement, the related Outside Controlling Class Representative (the “WFCM 2015-P2 Controlling Class Representative”) will be entitled to exercise the rights of the controlling note holder with respect to the Heritage Industrial Portfolio Loan Combination. In such capacity, the WFCM 2015-P2 Controlling Class Representative will be entitled to exercise consent and/or consultation rights (which consent and/or consultation rights are substantially similar to, but not necessarily identical to, the rights of the Directing Holder set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus) with respect to the Heritage Industrial Portfolio Loan Combination, including consent and/or consultation rights regarding certain major decisions and approval rights regarding the implementation of any recommended actions outlined in an asset status report with respect to the Heritage Industrial Portfolio Loan Combination (which approval rights are substantially similar to, but not necessarily identical to, those rights described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus). Pursuant to the terms of the WFCM 2015-P2 Pooling and Servicing Agreement, the WFCM 2015-P2 Controlling Class Representative will have the same consent and/or consultation rights with respect to the Heritage Industrial Portfolio Loan Combination as it does, and for so long as it does have similar rights, with respect to the other mortgage loans included in the WFCM 2015-P2 issuing entity (other than any “excluded loan” under the WFCM 2015-P2 Pooling and Servicing Agreement) that are serviced under the WFCM 2015-P2 Pooling and Servicing Agreement and do not have companion loans.

In addition, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity, as holder of the Heritage Industrial Portfolio Mortgage Loan (or its representative) will (i) have a right to receive copies of all notices, information and reports that the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer, as applicable, is required to provide to the WFCM 2015-P2 Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the WFCM 2015-P2 Controlling Class Representative under the WFCM 2015-P2 Pooling and Servicing Agreement without regard to the occurrence thereunder of a control termination event or consultation termination event) with respect to certain major decisions to be taken with respect to the Heritage Industrial Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Heritage Industrial Portfolio Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Heritage Industrial Portfolio Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Heritage Industrial Portfolio Loan Combination. The consultation rights of the Issuing Entity (or its representative) will expire 10 business days following the delivery thereto of written notice of the proposed action, together with copies of the notices, information and reports required to be provided to the WFCM 2015-P2 Controlling Class Representative as set forth above, whether or not the Issuing Entity (or its representative) has responded within such period; provided, that if the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer, as applicable, proposes a new course of action that is materially different from the action previously proposed, the 10 business day consultation period will be deemed to begin anew. Notwithstanding the consultation rights described above, the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer, as applicable, is permitted to make such major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Heritage Industrial Portfolio Loan Combination. Neither the WFCM 2015-P2 Master Servicer nor the WFCM 2015-P2 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the Issuing Entity (or its representative).

The WFCM 2015-P2 Pooling and Servicing Agreement provides that no direction or disapproval of the Issuing Entity will (a) require the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer to violate the terms of the Heritage Industrial Portfolio Loan Combination, applicable law, or any provision of the WFCM 2015-P2 Pooling and Servicing Agreement, including the WFCM 2015-P2 Master Servicer’s or the WFCM 2015-P2 Special Servicer’s obligation to act in accordance with the servicing standard under the WFCM 2015-P2 Pooling and Servicing Agreement and to maintain the REMIC status of each WFCM 2015-P2 trust REMIC and

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the grantor trust status of the WFCM 2015-P2 grantor trust, (b) result in the imposition of a “prohibited transaction” or prohibited contribution” tax under the REMIC provisions or (c) materially expand the scope of the WFCM 2015-P2 Special Servicer’s, WFCM 2015-P2 Trustee’s, WFCM 2015-P2 Certificate Administrator’s or WFCM 2015-P2 Master Servicer’s responsibilities under the WFCM 2015-P2 Pooling and Servicing Agreement.

In addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the related Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend annual meetings (which may be held telephonically or in person, at the discretion of the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer, as applicable) with the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer, as applicable, in which servicing issues related to the Heritage Industrial Portfolio Loan Combination are discussed.

See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Heritage Industrial Portfolio Mortgage Loan” in this prospectus.

Application of Penalty Charges

The related Co-Lender Agreement provides that penalty charges paid on the Heritage Industrial Portfolio Loan Combination will first be used to reduce, on a pro rata basis, the amounts payable on each of the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan by the amount necessary to pay the WFCM 2015-P2 Master Servicer, the WFCM 2015-P2 Trustee or the WFCM 2015-P2 Special Servicer for any interest accrued on any property protection advances and reimbursement of any property protection advances in accordance with the terms of the WFCM 2015-P2 Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each of the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan by the amount necessary to pay the Master Servicer, the Trustee, the WFCM 2015-P2 Master Servicer and the WFCM 2015-P2 Trustee, for any interest accrued on any P&I Advance (or analogous P&I advance made pursuant to the WFCM 2015-P2 Pooling and Servicing Agreement) made with respect to such loan by such party (if and as specified in the Pooling and Servicing Agreement or the WFCM 2015-P2 Pooling and Servicing Agreement, as applicable), third, be used to reduce, on a pro rata basis, the amounts payable on each of the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan by the amount necessary to pay additional trust fund expenses (other than special servicing fees, unpaid workout fees and liquidation fees, each as payable under the WFCM 2015-P2 Pooling and Servicing Agreement) incurred with respect to the Heritage Industrial Portfolio Loan Combination (as specified in the WFCM 2015-P2 Pooling and Servicing Agreement) and, finally, be paid to the WFCM 2015-P2 Master Servicer and/or the WFCM 2015-P2 Special Servicer as additional servicing compensation as provided in the WFCM 2015-P2 Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the related Co-Lender Agreement, if the Heritage Industrial Portfolio Loan Combination becomes a defaulted mortgage loan under the WFCM 2015-P2 Pooling and Servicing Agreement, and if the WFCM 2015-P2 Special Servicer determines to sell the Heritage Industrial Portfolio Pari Passu Companion Loan in accordance with the WFCM 2015-P2 Pooling and Servicing Agreement, then the WFCM 2015-P2 Special Servicer will be required to sell the Heritage Industrial Portfolio Pari Passu Companion Loan together with the Heritage Industrial Portfolio Mortgage Loan as one whole loan in accordance with the procedures set forth under the WFCM 2015-P2 Pooling and Servicing Agreement. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Heritage Industrial Portfolio Mortgage Loan” in this prospectus.

Notwithstanding the foregoing, the WFCM 2015-P2 Special Servicer will not be permitted to sell the Heritage Industrial Portfolio Loan Combination if it becomes a defaulted mortgage loan under the WFCM 2015-P2 Pooling and Servicing Agreement without the written consent of the Issuing Entity (or its representative), as holder of the Heritage Industrial Portfolio Mortgage Loan (provided that such consent is not required from the Issuing Entity (or its representative) if the Issuing Entity is the related borrower or an affiliate of the related borrower), unless the WFCM 2015-P2 Special Servicer has delivered to the Issuing Entity (or its representative): (a) at least 15 business days’ prior written notice of any decision to attempt to sell the Heritage Industrial Portfolio Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the WFCM 2015-P2 Special Servicer in connection with

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any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Heritage Industrial Portfolio Loan Combination, and any documents in the servicing file reasonably requested by the Issuing Entity (or its representative), as applicable, that are material to the price of the Heritage Industrial Portfolio Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the WFCM 2015-P2 Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFCM 2015-P2 Master Servicer or the WFCM 2015-P2 Special Servicer in connection with the proposed sale; provided, that the Issuing Entity (or its representative) may waive any of the delivery or timing requirements set forth in this sentence. Subject to the terms of the WFCM 2015-P2 Pooling and Servicing Agreement, the Issuing Entity (or its representative) will be permitted to bid at any sale of the Heritage Industrial Portfolio Loan Combination unless such person is the related borrower or an agent or affiliate of the related borrower.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Special Servicer Appointment Rights

Pursuant to the related Co-Lender Agreement and the WFCM 2015-P2 Pooling and Servicing Agreement, the controlling note holder with respect to the Heritage Industrial Portfolio Loan Combination (which, as of any date of determination, will be the WFCM 2015-P2 Trustee on behalf of the WFCM 2015-P2 issuing entity as holder of the Heritage Industrial Portfolio Pari Passu Companion Loan, or its representative which, prior to a control termination event under the WFCM 2015-P2 Pooling and Servicing Agreement, will be the WFCM 2015-P2 Controlling Class Representative) will have the right, at any time, with or without cause, to replace the WFCM 2015-P2 Special Servicer then acting with respect to the Heritage Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). Accordingly, the WFCM 2015-P2 Controlling Class Representative (prior to a control termination event under the WFCM 2015-P2 Pooling and Servicing Agreement and provided that the Heritage Industrial Portfolio Loan Combination is not an “excluded loan” under the WFCM 2015-P2 Pooling and Servicing Agreement), and the applicable certificateholders of the WFCM 2015-P2 Securitization with the requisite percentage of voting rights (after a control termination event under the WFCM 2015-P2 Pooling and Servicing Agreement) will have the right, with or without cause, to replace the WFCM 2015-P2 Special Servicer then acting with respect to the Heritage Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the Issuing Entity (or its representative). The Issuing Entity (or its representative) will be permitted to direct the WFCM 2015-P2 Trustee to terminate the WFCM 2015-P2 Special Servicer (solely with respect to the Heritage Industrial Portfolio Loan Combination) upon a servicer termination event under the WFCM 2015-P2 Pooling and Servicing Agreement with respect to the WFCM 2015-P2 Special Servicer that affects the Issuing Entity, as the holder of the Heritage Industrial Portfolio Mortgage Loan.

The One Court Square Loan Combination

The property identified on Annex A to the Prospectus as One Court Square secures five (5) loans that are pro rata and pari passu in right of payment with one another (collectively, the “One Court Square Promissory Notes”), as follows: (1) “One Court Square Promissory Note A-1”, in the principal amount of $50,000,000, dated as of September 10, 2015, (2) “One Court Square Promissory Note A-2”, in the principal amount of $75,000,000, dated as of February 1, 2016, (3) “One Court Square Promissory Note A-3”, in the principal amount of $70,000,000, dated as of November 5, 2015, (4) “One Court Square Promissory Note A-4”, in the principal amount of $80,000,000, dated as of September 10, 2015, and (5) “One Court Square Promissory Note A-5”, in the principal amount of $40,000,000 dated as of February 1, 2016. The One Court Square Promissory Notes are cross-defaulted and have the same borrowers, interest rate, maturity date, amortization schedule and prepayment structure.

A 21.0526% ownership interest in the One Court Square REMIC A-2 Regular Interest and a 22.2222% ownership interest in the One Court Square REMIC A-3 Regular Interest, which are represented by the One Court Square Promissory Note A-5, will be included in the Issuing Entity, and will constitute a Mortgage Loan which is referred to herein as the One Court Square Mortgage Loan. Correspondingly, the Issuing Entity will be the owner of One Court Square Promissory Note A-5 other than for tax reporting purposes. See “Description of the Mortgage Pool—One Court Square Mortgage Loan.” The remainder of the One Court Square REMIC A-2 Regular Interest together with the corresponding One Court Square Promissory Note A-2, the remainder of the One Court

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Square REMIC A-3 Regular Interest together with the corresponding One Court Square Promissory Note A-3, the One Court Square REMIC A-1 Regular Interest together with the corresponding One Court Square Promissory Note A-1, the One Court Square REMIC residual interest, and the One Court Square Promissory Note A-4 will not be included in the Issuing Entity and are collectively referred to herein as the “One Court Square Non-Serviced Companion Loan”. The One Court Square Non-Serviced Companion Loan is pro rata and pari passu in right of payment with the One Court Square Mortgage Loan. One Court Square Promissory Note A-1, which evidences 100.0000% ownership of the One Court Square REMIC A-1 Regular Interest, is currently held by NREC. One Court Square Promissory Note A-2, which evidences 78.9474% ownership of the One Court Square REMIC A-2 Regular Interest, was contributed to the WFCM 2016-NXS5 Securitization. One Court Square Promissory Note A-3, which evidences 77.7778% ownership of the One Court Square REMIC A-3 Regular Interest, was contributed to the WFCM 2015-NXS4 Securitization. One Court Square Promissory Note A-4 was contributed to the WFCM 2015-NXS3 Securitization. The residual interest in the One Court Square REMIC was also contributed to the WFCM 2015-NXS4 Securitization.

Unless otherwise indicated, for purposes of the information presented in this prospectus with respect to the One Court Square Mortgage Loan, the loan-to-value ratio, debt yield, debt service coverage ratio and loan per unit information includes the One Court Square Non-Serviced Companion Loan.

Servicing

The One Court Square Loan Combination is being serviced by Wells Fargo Bank, National Association (the “WFCM 2015-NXS3 Servicer”), and Midland Loan Services, a Division of PNC Bank, National Association (the “One Court Square Special Servicer”), pursuant to the terms of the pooling and servicing agreement entered into among Wells Fargo Commercial Mortgage Securities, Inc., as depositor, the WFCM 2015-NXS3 Servicer, as a master servicer, the One Court Square Special Servicer, as special servicer of the One Court Square Loan Combination, LNR Partners, LLC, as a special servicer, Wilmington Trust, National Association, as trustee (the “WFCM 2015-NXS3 Trustee”), Wells Fargo Bank, National Association, as certificate administrator, tax administrator and custodian, National Cooperative Bank, N.A., as NCB master servicer and NCB special servicer, and Pentalpha Surveillance LLC, as trust advisor, in connection with the WFCM 2015-NXS3 securitization (the “WFCM 2015-NXS3 Pooling and Servicing Agreement”). Pursuant to the terms of the related Co-Lender Agreement (the “One Court Square Co-Lender Agreement”), all decisions, consents, waivers, approvals and other actions on the part of any of the holders of the One Court Square Loan Combination (the “One Court Square Noteholders”) will be effected in accordance with the WFCM 2015-NXS3 Pooling and Servicing Agreement and the One Court Square Co-Lender Agreement.

Custody of the Mortgage File

Wells Fargo Bank, National Association, as custodian under the WFCM 2015-NXS3 Pooling and Servicing Agreement, is the initial custodian of the mortgage file related to the One Court Square Loan Combination (other than the promissory notes evidencing the One Court Square Mortgage Loan and the One Court Square Companion Loans not included in the WFCM 2015-NXS3 Securitization).

Application of Payments

The One Court Square Co-Lender Agreement sets forth the respective rights of the holder of the One Court Square Mortgage Loan and the holders of the One Court Square Pari Passu Companion Loans with respect to distributions of funds received in respect of the One Court Square Loan Combination, and provides, in general, that:

•	the One Court Square Mortgage Loan and the One Court Square Pari Passu Companion Loans are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the others or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the One Court Square Loan Combination or the related Mortgaged Property will be applied to the One Court Square Mortgage Loan and the One Court Square Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the WFCM 2015-NXS3 Servicer and the One Court Square Special

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Servicer in accordance with the terms of the WFCM 2015-NXS3 Pooling and Servicing Agreement and the One Court Square Co-Lender Agreement); and

•	expenses, losses and shortfalls relating to the One Court Square Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the One Court Square Mortgage Loan and the One Court Square Pari Passu Companion Loans.

The Master Servicer or the Trustee, as applicable, will be responsible for making advances of principal and interest on the One Court Square Mortgage Loan (but not on the One Court Square Pari Passu Companion Loans) pursuant to the Pooling and Servicing Agreement, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an advance would not be recoverable from collections on the One Court Square Mortgage Loan.

The WFCM 2015-NXS3 Servicer, the One Court Square Special Servicer and the WFCM 2015-NXS3 Trustee, as applicable, under the WFCM 2015-NXS3 Pooling and Servicing Agreement will be responsible for making any required servicing advances with respect to the One Court Square Loan Combination unless a determination of nonrecoverability is made under the WFCM 2015-NXS3 Pooling and Servicing Agreement.

Certain costs and expenses (such as a pro rata share of a servicing advance) allocable to the One Court Square Mortgage Loan may be paid or reimbursed out of general collections in the WFCM 2015-NXS3 Securitization, subject to the WFCM 2015-NXS3 issuing entity’s right to reimbursement for such allocable share of costs and expenses from future payments and other collections on the One Court Square Mortgage Loan or from general collections on the Mortgage Pool.

Consultation and Control

The controlling note holder under the One Court Square Co-Lender Agreement with respect to the One Court Square Loan Combination will be the holder of the controlling note A-1 (such party, the “One Court Square Controlling Note Holder”), which as of the date hereof is Natixis Real Estate Capital LLC. Certain decisions to be made with respect to the One Court Square Loan Combination, including material actions and the implementation of any recommended actions outlined in an asset status report pursuant to the WFCM 2015-NXS3 Pooling and Servicing Agreement will require the approval of the One Court Square Controlling Note Holder.

Pursuant to the terms of the One Court Square Co-Lender Agreement, each holder of the One Court Square Pari Passu Companion Loans that are evidenced by the non-controlling note A-2, note A-3, note A-4 and note A-5 (together with the Issuing Entity, the “One Court Square Non-Controlling Note Holders”), will have the right to (i) receive copies of all notices, information and reports that the One Court Square Special Servicer is required to provide to the One Court Square Controlling Note Holder within the same time frame it is required to provide such notices, information and reports to the One Court Square Controlling Note Holder and (ii) having received such notices, information and reports, to be consulted on a strictly non-binding basis with respect to certain major decisions as set forth in the One Court Square Co-Lender Agreement and the implementation of any recommended actions outlined in an asset status report. The rights of the One Court Square Noteholders of any note contributed to a securitization trust (including the One Court Square Mortgage Loan) may be exercised by the “controlling class” or a duly appointed representative, as provided in the applicable pooling and servicing agreement. The consultation right of each One Court Square Non-Controlling Note Holder will expire ten (10) business days after the delivery by the WFCM 2015-NXS3 Servicer or the One Court Square Special Servicer, as applicable, of notice and information relating to the matter subject to consultation, whether or not such One Court Square Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed by the WFCM 2015-NXS3 Servicer or One Court Square Special Servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. In no event will the WFCM 2015-NXS3 Servicer or the One Court Square Special Servicer be obligated at any time to follow or take any alternative actions recommended by any of the One Court Square Non-Controlling Note Holders.

Notwithstanding the One Court Square Non-Controlling Note Holders’ consultation rights described above, the One Court Square Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the One Court Square Noteholders.

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 In addition to the consultation rights of the One Court Square Non-Controlling Note Holders described above, the One Court Square Non-Controlling Note Holders will have the right to attend annual conference calls with the WFCM 2015-NXS3 Servicer or the One Court Square Special Servicer, upon reasonable notice and at times reasonably acceptable to the WFCM 2015-NXS3 Servicer or the One Court Square Special Servicer, as applicable, in which servicing issues related to the One Court Square Loan Combination may be discussed.

No objection, direction or advice of the One Court Square Controlling Note Holder contemplated above may require or cause the WFCM 2015-NXS3 Servicer or the One Court Square Special Servicer, as applicable, to violate any provisions of the One Court Square Mortgage Loan documents, applicable law, the WFCM 2015-NXS3 Pooling and Servicing Agreement, the One Court Square Co-Lender Agreement, the REMIC provisions or the WFCM 2015-NXS3 Servicer’s or the One Court Square Special Servicer’s obligation to act in accordance with the servicing standard.

Application of Penalty Charges

Pursuant to the One Court Square Co-Lender Agreement, the WFCM 2015-NXS3 Pooling and Servicing Agreement may provide for the application of penalty charges paid in respect of the One Court Square Mortgage Loan to be used to (i) pay the WFCM 2015-NXS3 Servicer, the WFCM 2015-NXS3 Trustee or the One Court Square Special Servicer for interest accrued on any property advances and reimbursement of property advances, (ii) to pay the parties to any securitization for interest accrued on any principal and interest advance, (iii) to pay certain other expenses incurred with respect to the One Court Square Mortgage Loan and (iv) to pay to the WFCM 2015-NXS3 Servicer and/or the One Court Square Special Servicer as additional servicing compensation. However, for so long as any note is not included in a securitization, any penalty charges allocated to such note that are not applied pursuant to parts (i)-(iii) above will be remitted to the respective holder and will not be required to be paid to the WFCM 2015-NXS3 Servicer and/or the One Court Square Special Servicer without the express consent of such holder.

Sale of Defaulted Loan Combination

Pursuant to the terms of the One Court Square Co-Lender Agreement, if the One Court Square Mortgage Loan becomes a defaulted mortgage loan and the One Court Square Special Servicer determines to sell the defaulted mortgage loan, the One Court Square Special Servicer will be required to sell the One Court Square Mortgage Loan together with the One Court Square Pari Passu Companion Loans as a single Loan Combination, subject to the satisfaction of certain notice and information delivery requirements (described below) and the WFCM 2015-NXS3 Trustee’s (or any third party hired by the WFCM 2015-NXS3 Trustee in accordance with the WFCM 2015-NXS3 Pooling and Servicing Agreement) obligation to review any offer from an interested person received for the One Court Square Loan Combination.

The One Court Square Special Servicer will not be permitted to sell the One Court Square Loan Combination if it becomes a defaulted mortgage loan without the written consent of each of the One Court Square Non-Controlling Note Holders unless the One Court Square Special Servicer has delivered to each such One Court Square Non-Controlling Note Holder: (a) at least fifteen (15) business days’ prior written notice of any decision to attempt to sell the One Court Square Loan Combination; (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the One Court Square Special Servicer in connection with any such proposed sale; (c) at least ten (10) days prior to the proposed sale date, a copy of the most recent appraisal for the One Court Square Loan Combination, and any documents in the related servicing file reasonably requested by such One Court Square Non-Controlling Note Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the One Court Square Controlling Note Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the WFCM 2015-NXS3 Servicer or the One Court Square Special Servicer in connection with the proposed sale; provided, that any One Court Square Non-Controlling Note Holder may waive, as to itself, any of the delivery or timing requirements set forth in this sentence. Each One Court Square Note Holder will be permitted to make an offer at any sale of the One Court Square Loan Combination unless such One Court Square Note Holder is the borrower or an agent or affiliate of the borrower.

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Special Servicer Appointment Rights

Subject to the terms of the WFCM 2015-NXS3 Pooling and Servicing Agreement, the One Court Square Controlling Note Holder will have the right, with or without cause, to replace the special servicer for the One Court Square Loan Combination and appoint a replacement special servicer for the One Court Square Loan Combination in lieu thereof without the consent of the One Court Square Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as defined in the One Court Square Co-Lender Agreement, which definition excludes certain named special servicers) and satisfies the other conditions set forth in the WFCM 2015-NXS3 Pooling and Servicing Agreement.

The GFH Brennan Industrial Portfolio Loan Combination

Servicing

The GFH Brennan Industrial Portfolio Loan Combination and any related REO Property will be serviced and administered by the Master Servicer and, if necessary, the Special Servicer pursuant to the terms of the Pooling and Servicing Agreement, subject to the terms of a co-lender agreement (the “GFH Brennan Industrial Portfolio Co-Lender Agreement”). The GFH Brennan Industrial Portfolio Co-Lender Agreement describes the rights of the Issuing Entity as the holder of the GFH Brennan Industrial Portfolio Mortgage Loan and the rights of the holder of the GFH Brennan Industrial Portfolio Pari Passu Companion Loan.

Application of Payments

The GFH Brennan Industrial Portfolio Co-Lender Agreement sets forth the respective rights of the holder of the GFH Brennan Industrial Portfolio Mortgage Loan and the holder of the GFH Brennan Industrial Pari Passu Companion Loan with respect to distributions of funds received in respect of the GFH Brennan Industrial Portfolio Loan Combination, and provides, in general, that:

•	the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the GFH Brennan Industrial Portfolio Loan Combination or the related Mortgaged Property will be applied to the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Depositor and the Trustee) in accordance with the terms of the GFH Brennan Industrial Portfolio Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	costs, fees, expenses, losses and shortfalls relating to the GFH Brennan Industrial Portfolio Loan Combination will be allocated, on a pro rata and pari passu basis, to the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan in accordance with the terms of the GFH Brennan Industrial Portfolio Co-Lender Agreement.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a Property Advance) allocable to the GFH Brennan Industrial Portfolio Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the GFH Brennan Industrial Portfolio Pari Passu Companion Loan or from general collections with respect to the securitization of the GFH Brennan Industrial Portfolio Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

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For more information regarding the allocation of collections and expenses in respect of the GFH Brennan Industrial Portfolio Loan Combination, see “The Pooling and Servicing Agreement—Advances” and “— Withdrawals from the Collection Account”.

Consultation and Control

Pursuant to the GFH Brennan Industrial Portfolio Co-Lender Agreement, the controlling note holder, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the GFH Brennan Industrial Portfolio Mortgage Loan; provided, that unless a Control Termination Event exists or the GFH Brennan Industrial Portfolio Loan Combination is an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to exercise the rights of the controlling note holder with respect to the GFH Brennan Industrial Portfolio Loan Combination. In its capacity as representative of the controlling note holder under the GFH Brennan Industrial Portfolio Co-Lender Agreement, the Controlling Class Representative will be entitled to exercise all of the rights of the Controlling Class Representative set forth under “The Pooling and Servicing Agreement—Directing Holder” in this prospectus with respect to the GFH Brennan Industrial Portfolio Loan Combination, and the implementation of any recommended actions outlined in an asset status report with respect to the GFH Brennan Industrial Portfolio Loan Combination will require the approval of the Controlling Class Representative as and to the extent described under “The Pooling and Servicing Agreement—Asset Status Reports” in this prospectus. Pursuant to the terms of the Pooling and Servicing Agreement, the Controlling Class Representative will have the same consent and/or consultation rights with respect to the GFH Brennan Industrial Portfolio Loan Combination as it does, and for so long as it does, with respect to the other Mortgage Loans (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loan) included in the Issuing Entity that do not have Companion Loans.

Pursuant to the terms of the GFH Brennan Industrial Portfolio Co-Lender Agreement, the holder of the GFH Brennan Industrial Portfolio Pari Passu Companion Loan (the rights of which, after the securitization of the GFH Brennan Industrial Portfolio Pari Passu Companion Loan are expected to be exercisable by the holders of the majority of the class of securities designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of the GFH Brennan Industrial Portfolio Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement), as a non-controlling noteholder (the “GFH Brennan Industrial Portfolio Non-Controlling Note Holder”) will have the right (i) to receive copies of all notices, information and reports, in each case, with respect to the GFH Brennan Industrial Portfolio Loan Combination, that the Master Servicer or the Special Servicer, as applicable, is required to provide to the Controlling Class Representative (within the same time frame such notices, information and reports are or would have been required to be provided to the Controlling Class Representative under the Pooling and Servicing Agreement without regard to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to be consulted by the Master Servicer or Special Servicer, as applicable, on a strictly non-binding basis with respect to certain major decisions as set forth in the GFH Brennan Industrial Portfolio Co-Lender Agreement or the implementation by the Special Servicer of any recommended actions outlined in an asset status report relating to the GFH Brennan Industrial Portfolio Loan Combination. The consultation right of the GFH Brennan Industrial Portfolio Non-Controlling Note Holder will expire 10 business days after the delivery by the Master Servicer or Special Servicer of notice and information relating to the matter subject to consultation, whether or not the GFH Brennan Industrial Portfolio Non-Controlling Note Holder has responded within such period; provided that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business day consultation period will begin anew. Notwithstanding the GFH Brennan Industrial Portfolio Non-Controlling Note Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any major decision or take any action set forth in an asset status report before the expiration of a 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan.

In addition to the consultation rights of the GFH Brennan Industrial Portfolio Non-Controlling Note Holder described above, the GFH Brennan Industrial Portfolio Non-Controlling Note Holder will have the right to annual meetings (which may be held telephonically) with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the GFH Brennan Industrial Portfolio Loan Combination are to be discussed.

Neither the Master Servicer nor the Special Servicer may follow any advice or consultation that would require or cause such parties to violate any applicable law, including the REMIC provisions, be inconsistent with the

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Servicing Standard, require or cause such parties to violate provisions of the GFH Brennan Industrial Portfolio Co-Lender Agreement or the Pooling and Servicing Agreement, require or cause such parties to violate the terms of the GFH Brennan Industrial Portfolio Loan Combination, or materially expand the scope of any of such parties’ responsibilities under the GFH Brennan Industrial Portfolio Co-Lender Agreement.

Application of Penalty Charges

The GFH Brennan Industrial Portfolio Co-Lender Agreement provides that items in the nature of penalty charges paid on the GFH Brennan Industrial Portfolio Loan Combination will first be used to reduce, on a pro rata basis, the amounts payable on each note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Pooling and Servicing Agreement, second, be used to reduce the respective amounts payable on each note by the amount necessary to pay the Master Servicer and Trustee, as applicable, for any interest accrued on any P&I Advance made with respect to such note by such party (if and as specified in the Pooling and Servicing Agreement), third, be used to reduce, on a pro rata basis, the amounts payable on each note by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Mortgage Loan (as specified in the Pooling and Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the GFH Brennan Industrial Portfolio Mortgage Loan, be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement and (ii) in the case of the remaining amount of Penalty Charges allocable to the GFH Brennan Industrial Portfolio Pari Passu Companion Loan, be paid, (x) prior to the securitization of such note, to the related note holder and (y) following the securitization of such note, to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the GFH Brennan Industrial Portfolio Co-Lender Agreement, if the GFH Brennan Industrial Portfolio Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the GFH Brennan Industrial Portfolio Co-Lender Agreement to pursue a sale of the GFH Brennan Industrial Portfolio Mortgage Loan, the Special Servicer will be required to sell the GFH Brennan Industrial Portfolio Mortgage Loan together with the GFH Brennan Industrial Portfolio Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review any offer received for the GFH Brennan Industrial Portfolio Mortgage Loan and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan. The GFH Brennan Industrial Portfolio Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above. See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

Notwithstanding the foregoing, the Special Servicer will not be permitted to sell the GFH Brennan Industrial Portfolio Loan Combination without the written consent of the GFH Brennan Industrial Portfolio Non-Controlling Note Holder unless the Special Servicer has delivered to the GFH Brennan Industrial Portfolio Non-Controlling Note Holder: (a) at least 15 Business Days prior written notice of any decision to attempt to sell the Mortgage Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale, (c) at least 10 days prior to the proposed sale date, a copy of the most recent Appraisal for the Mortgage Loan, and any documents in the servicing file requested by the GFH Brennan Industrial Portfolio Non-Controlling Note Holder and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the related “Controlling Class Representative” (or other similar term)) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale. Subject to the foregoing, each of the GFH Brennan Industrial Portfolio Non-Controlling Note Holder and any Non-Controlling Note Holder representative will be permitted to bid at any sale of the Mortgage Loan.

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Special Servicer Appointment Rights

Pursuant to the GFH Brennan Industrial Portfolio Co-Lender Agreement, the controlling note holder with respect to the GFH Brennan Industrial Portfolio Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the GFH Brennan Industrial Portfolio Mortgage Loan, or its representative) will have the right, at any time, with or without cause, to replace the Special Servicer then acting with respect to the GFH Brennan Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof without the consent of the related Companion Loan Holder (or its representative). Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the GFH Brennan Industrial Portfolio Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the GFH Brennan Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The GFH Brennan Industrial Portfolio Non-Controlling Note Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the GFH Brennan Industrial Portfolio Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the GFH Brennan Industrial Portfolio Non-Controlling Note Holder.

Pursuant to the GFH Brennan Industrial Portfolio Co-Lender Agreement, the controlling note holder with respect to the GFH Brennan Industrial Portfolio Loan Combination (which, as of any date of determination, will be the Trustee on behalf of the Issuing Entity as holder of the GFH Brennan Industrial Portfolio Mortgage Loan, or its representative) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the GFH Brennan Industrial Portfolio Loan Combination and appoint a replacement Special Servicer in lieu thereof without the consent of the GFH Brennan Industrial Portfolio Non-Controlling Note Holder as long as such replacement special servicer satisfies the conditions set forth in the Pooling and Servicing Agreement. Accordingly, the Controlling Class Representative (prior to a Control Termination Event and provided that the GFH Brennan Industrial Portfolio Loan Combination is not an Excluded Mortgage Loan), and the applicable Certificateholders with the requisite percentage of voting rights (after a Control Termination Event) will have the right, with or without cause, to replace the Special Servicer then acting with respect to GFH Brennan Industrial Portfolio Loan Combination and appoint a replacement special servicer in lieu thereof, as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause” in this prospectus. The GFH Brennan Industrial Portfolio Non-Controlling Note Holder may direct the Trustee to terminate the Special Servicer (solely with respect to the GFH Brennan Industrial Portfolio Loan Combination) upon a Servicer Termination Event with respect to the Special Servicer that affects the GFH Brennan Industrial Portfolio Non-Controlling Note Loan Holder.

The Marriott Monterey Loan Combination

Servicing

The Marriott Monterey Loan Combination will be serviced and administered pursuant to the Pooling and Servicing Agreement and a Co-Lender Agreement (the “Marriott Monterey Co-Lender Agreement”). The Marriott Monterey Co-Lender Agreement describes the rights of the issuing entity as the holder of the Marriott Monterey Mortgage Loan and the rights of the holder of the Marriott Monterey Pari Passu Companion Loan, and provides that expenses, losses and shortfalls relating to the Marriott Monterey Loan Combination will be allocated on a pro rata basis to the holders thereof.

Application of Payments

The Marriott Monterey Co-Lender Agreement sets forth the respective rights of the holder of the Marriott Monterey Mortgage Loan and the holder of the Marriott Monterey Pari Passu Companion Loan with respect to distributions of funds received in respect of the Marriott Monterey Loan Combination, and provides, in general, that:

•	the Marriott Monterey Mortgage Loan and the Marriott Monterey Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

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•	all payments, proceeds and other recoveries on or in respect of the Marriott Monterey Loan Combination or the related Mortgaged Property will be applied to the Marriott Monterey Mortgage Loan and the Marriott Monterey Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related Mortgage Loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Depositor and the Trustee) in accordance with the terms of the Marriott Monterey Co-Lender Agreement and the Pooling and Servicing Agreement; and

•	expenses, losses and shortfalls relating to the Marriott Monterey Loan Combination will, in general, be allocated, on a pro rata and pari passu basis, to the Marriott Monterey Mortgage Loan and the Marriott Monterey Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Property Advance) allocable to the Marriott Monterey Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Marriott Monterey Pari Passu Companion Loan or from general collections with respect to the securitization of the Marriott Monterey Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Marriott Monterey Loan Combination, see “The Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Consultation and Control

The controlling note holder under the Marriott Monterey Co-Lender Agreement with respect to the Marriott Monterey Loan Combination will be the Trustee, as holder of the Marriott Monterey Mortgage Loan (such party, the “Marriott Monterey Directing Holder”). As such, pursuant to the terms of the Marriott Monterey Co-Lender Agreement, certain decisions to be made with respect to the Marriott Monterey Loan Combination, including Major Decisions and implementation of any recommended actions outlined in an Asset Status Report will require the approval of the Marriott Monterey Directing Holder. Generally, if the Marriott Monterey Directing Holder fails to notify the Special Servicer of its approval or disapproval of any such decisions or actions within ten (10) business days (or thirty (30) days with respect to an Acceptable Insurance Default) of notice thereof, such decisions or actions will be deemed approved. Pursuant to the terms of the Marriott Monterey Co-Lender Agreement, the Marriott Monterey Directing Holder will have certain consent and/or consultation rights with respect to the Marriott Monterey Loan Combination for so long as it has consent and/or consultation rights with respect to each other Mortgage Loan (exclusive of the Outside Serviced Mortgage Loans and any Excluded Mortgage Loans) included in the Issuing Entity that do not have Companion Loans.

Notwithstanding the Marriott Monterey Directing Holder’s consent and/or consultation rights described above, the Master Servicer or Special Servicer, as applicable, is permitted to implement any major decision before the expiration of the aforementioned ten (10) business-day (or in connection with an acceptable insurance default, thirty (30) day) period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Monterey Mortgage Loan and the Marriott Monterey Pari Passu Companion Loan.

Pursuant to the terms of the Marriott Monterey Co-Lender Agreement, the holder of the Marriott Monterey Pari Passu Companion Loan (or, at any time the Marriott Monterey Pari Passu Companion Loan is included in a securitization, the holders of the majority of the class of securities issued in such securitization designated as the “controlling class” or any other party assigned the rights to exercise the rights of the holder of the Marriott Monterey Pari Passu Companion Loan, as and to the extent provided in the pooling and servicing agreement for such securitization as a non-controlling noteholder, such party, the “Marriott Monterey Non-Directing Holder”) will have the right (i) to receive copies of the same notices, information and reports, in each case, with respect to any Major Decisions or the implementation of any recommended actions outlined in an Asset Status Report relating to the Marriott Monterey Loan Combination, that the Master Servicer or Special Servicer, as applicable, is required to provide to the Marriott Monterey Directing Holder under such agreement within the same time frame that the Master Servicer or Special Servicer, as applicable, is required to provide such notices, information and reports to

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the Marriott Monterey Directing Holder (but without regard to whether or not the Marriott Monterey Directing Holder actually has lost any rights to receive such information as a result of a consultation termination event) and (ii) to be consulted by the Master Servicer or Special Servicer, as applicable, on a strictly non-binding basis with respect to certain Major Decisions as set forth in the Marriott Monterey Co-Lender Agreement and the implementation by the Special Servicer of any recommended actions outlined in an Asset Status Report. The consultation right of the Marriott Monterey Non-Directing Holder will expire ten (10) business days after the delivery by the Master Servicer or Special Servicer of notice and information relating to the matter subject to consultation; provided that if a new course of action is proposed by the Master Servicer or Special Servicer that is materially different from the actions previously proposed, the ten (10) business day consultation period will begin anew. Notwithstanding the Marriott Monterey Non-Directing Holder’s consultation rights described above, the Master Servicer or the Special Servicer, as applicable, is permitted to implement any Major Decision or take any action set forth in an Asset Status Report before the expiration of the aforementioned ten (10) business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Monterey Mortgage Loan and the Marriott Monterey Pari Passu Companion Loan. In no event will the Master Servicer or Special Servicer be obligated at any time to follow or take any alternative actions recommended by the Marriott Monterey Non-Directing Holder.

In addition to the consultation rights of the Marriott Monterey Non-Directing Holder described above, the Marriott Monterey Non-Directing Holder will have the right to attend annual conference calls with the Master Servicer or Special Servicer, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Marriott Monterey Loan Combination may be discussed.

No objection, direction or advice of the Marriott Monterey Directing Holder contemplated above may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provisions of the Marriott Monterey Mortgage Loan documents, applicable law, the Pooling and Servicing Agreement, the Marriott Monterey Co-Lender Agreement, the REMIC provisions or the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard or expose the Master Servicer or the Special Servicer to liability, or materially expand the scope of the Master Servicer’s or the Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

Application of Penalty Charges

Pursuant to the Marriott Monterey Co-Lender Agreement, the Pooling and Servicing Agreement may provide for the application of Penalty Charges paid in respect of the Marriott Monterey Loan Combination to be used to (i) pay the Master Servicer, the Trustee or the Special Servicer for interest accrued on any Property Advances, (ii) pay the parties to any securitization for interest accrued on any principal and interest advance, (iii) pay certain other expenses incurred with respect to the Marriott Monterey Loan Combination and (iv) pay to the Master Servicer and/or the Special Servicer as additional servicing compensation, except that, for so long as the Marriott Monterey Pari Passu Companion Loan is not included in a securitization, any penalty charges allocated to the Marriott Monterey Pari Passu Companion Loan that are not applied pursuant to parts (i)-(iii) above will be remitted to the respective holder and will not be paid to the Master Servicer and/or the Special Servicer without the express consent of such holder.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Marriott Monterey Co-Lender Agreement, if the Marriott Monterey Mortgage Loan becomes a defaulted mortgage loan and thereafter the Special Servicer determines pursuant to the Pooling and Servicing Agreement and the Marriott Monterey Co-Lender Agreement to pursue a sale of the Marriott Monterey Mortgage Loan, the Special Servicer will be required to sell the Marriott Monterey Mortgage Loan together with the Marriott Monterey Pari Passu Companion Loan as a single whole loan, subject to the satisfaction of certain notice and information delivery requirements (as described below) and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) obligation to review whether offers received from Interested Persons for the Marriott Monterey Mortgage Loan and the Marriott Monterey Pari Passu Companion Loan constitute a fair price.

The Special Servicer will not be permitted to sell the Marriott Monterey Loan Combination if it becomes a defaulted mortgage loan without the written consent of the Marriott Monterey Non-Directing Holder unless the Special Servicer has delivered to such Marriott Monterey Non-Directing Holder: (a) at least 15 business days’

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prior written notice of any decision to attempt to sell the defaulted mortgage loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Marriott Monterey Loan Combination, and any documents in the servicing file reasonably requested by such Marriott Monterey Non-Directing Holder; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Marriott Monterey Directing Holder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Marriott Monterey Non-Directing Holder may waive any of the delivery or timing requirements set forth in this sentence only for itself. Each holder of the Marriott Monterey note A-1 and note A-2, the Marriott Monterey Non-Directing Holder and the Marriott Monterey Directing Holder will be permitted to submit an offer at any sale of the defaulted mortgage loan unless such person is the borrower or an agent or affiliate of the borrower.

Special Servicer Appointment Rights

Pursuant to the terms of the Marriott Monterey Co-Lender Agreement, the Marriott Monterey Directing Holder (which, unless a Control Termination Event or Consultation Termination Event exists under the Pooling and Servicing Agreement, will be the Controlling Class Representative under the Pooling and Servicing Agreement) will have the right, with or without cause, to replace the Special Servicer then acting with respect to the Marriott Monterey Loan Combination and appoint a replacement special servicer without the consent of the holder of the Marriot Monterey Mortgage Loan. See “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”.

The Home Depot - Elk Grove Village Loan Combination

Servicing

The rights of the Issuing Entity as the holder of the Home Depot - Elk Grove Village Mortgage Loan and the rights of the holder of the Home Depot - Elk Grove Village Pari Passu Companion Loan are subject to a Co-Lender Agreement (the “Home Depot - Elk Grove Village Co-Lender Agreement”). Pursuant to the terms of the Home Depot - Elk Grove Village Co-Lender Agreement, the Home Depot - Elk Grove Village Loan Combination will be initially serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the Master Servicer and the Special Servicer, as the case may be, according to the Servicing Standard until the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, after which the Home Depot - Elk Grove Village Loan Combination will be serviced and administered pursuant to the Home Depot - Elk Grove Village Pooling and Servicing Agreement entered into in connection with such other securitization and the Home Depot - Elk Grove Village Co-Lender Agreement. The Home Depot - Elk Grove Village Co-Lender Agreement provides that expenses, losses and shortfalls relating to the Home Depot - Elk Grove Village Loan Combination will be allocated on a pro rata basis to the holders thereof. No parties to the Home Depot - Elk Grove Village Pooling and Servicing Agreement have yet been identified.

Application of Payments

The Home Depot - Elk Grove Village Co-Lender Agreement sets forth the respective rights of the holder of the Home Depot - Elk Grove Village Mortgage Loan and the holder of the Home Depot - Elk Grove Village Pari Passu Companion Loan with respect to distributions of funds received in respect of the Home Depot - Elk Grove Village Loan Combination, and provides, in general, that:

•	the Home Depot - Elk Grove Village Mortgage Loan and the Home Depot - Elk Grove Village Pari Passu Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over any portion of the other or security therefor;

•	all payments, proceeds and other recoveries on or in respect of the Home Depot - Elk Grove Village Loan Combination or the related Mortgaged Property will be applied to the Home Depot - Elk Grove Village Mortgage Loan and the Home Depot - Elk Grove Village Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related

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Mortgage Loan documents and payment and reimbursement rights of the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator, the Depositor and the Trustee) in accordance with the terms of the Home Depot - Elk Grove Village Co-Lender Agreement and either the Pooling and Servicing Agreement or the Home Depot - Elk Grove Village Pooling and Servicing Agreement, as applicable; and

•	costs, fees, expenses, losses and shortfalls relating to the Home Depot - Elk Grove Village Loan Combination will be allocated, on a pro rata and pari passu basis, to the Home Depot - Elk Grove Village Mortgage Loan and the Home Depot - Elk Grove Village Pari Passu Companion Loan in accordance with the terms of the Home Depot - Elk Grove Village Co-Lender Agreement.

Certain costs, losses, liabilities, claims and expenses (such as a pro rata share of a Property Advance) allocable to the Home Depot - Elk Grove Village Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Issuing Entity’s right to reimbursement from future payments and other collections on the Home Depot - Elk Grove Village Pari Passu Companion Loan or from general collections with respect to the securitization of the Home Depot - Elk Grove Village Pari Passu Companion Loan. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to the Certificateholders.

For more information regarding the allocation of collections and expenses in respect of the Home Depot - Elk Grove Village Loan Combination, see “The Pooling and Servicing Agreement—Advances” and “— Withdrawals from the Collection Account”.

Consultation and Control

The controlling noteholder under the Home Depot - Elk Grove Village Co-Lender Agreement will initially be Société Générale as the holder of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan, and from and after the date of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, is expected to be the controlling class representative or such other party specified in the Home Depot - Elk Grove Village Pooling and Servicing Agreement (such party, the “Home Depot - Elk Grove Village Directing Holder”). In its capacity as the controlling noteholder under the Home Depot - Elk Grove Village Co-Lender Agreement, prior to the Home Depot - Elk Grove Village Pari Passu Companion Loan Securitization Date, the Home Depot - Elk Grove Village Directing Holder will be entitled to exercise the rights of the Directing Certificateholder as set forth under “The Pooling and Servicing Agreement—The Directing Certificateholder” with respect to the Home Depot - Elk Grove Village Loan Combination and from and after the Home Depot - Elk Grove Village Securitization Date, the rights of the directing certificateholder as set forth under the Home Depot - Elk Grove Village Pooling and Servicing Agreement.

In addition, pursuant to the terms of the Home Depot - Elk Grove Village Co-Lender Agreement, the Issuing Entity as holder of the Home Depot - Elk Grove Village Mortgage Loan (or prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder) will (i) have, after the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, the right to receive copies of all notices, information and reports that the related Outside Servicer or Outside Special Servicer is required to provide to the Home Depot - Elk Grove Village Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the Home Depot - Elk Grove Village Directing Holder under the Home Depot - Elk Grove Village Pooling and Servicing Agreement without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the Home Depot - Elk Grove Village Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Home Depot - Elk Grove Village Loan Combination and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the Home Depot - Elk Grove Village Loan Combination or the implementation of any recommended action outlined in an asset status report relating to the Home Depot - Elk Grove Village Loan Combination. The consultation right of the holder of the Home Depot - Elk Grove Village Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Home Depot - Elk Grove Village Mortgage Loan (or its representative) has responded within such period; provided that if the related Outside Servicer or Outside Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.

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Notwithstanding the consultation rights of the holder of the Home Depot - Elk Grove Village Mortgage Loan (or its representative) described above, the related Outside Servicer or Outside Special Servicer, as applicable, is permitted to take any material action or any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Home Depot - Elk Grove Village Mortgage Loan and the Home Depot - Elk Grove Village Pari Passu Companion Loan. Prior to the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, the Master Servicer and Special Servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence. Neither the related Outside Servicer or Outside Special Servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the holder of the Home Depot - Elk Grove Village Mortgage Loan (or its representative, including the directing certificateholder) and neither the Master Servicer nor the Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holders of the Home Depot - Elk Grove Village Mortgage Loan or the Home Depot - Elk Grove Village Pari Passu Companion Loan (or their representatives, including the directing certificateholder under the Home Depot - Elk Grove Village Pooling and Servicing Agreement).

After the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, in addition to the consultation rights of the Issuing Entity (or its representative) described above, pursuant to the terms of the Home Depot - Elk Grove Village Co-Lender Agreement, the Issuing Entity (or its representative) will have the right to attend (in-person or telephonically in the discretion of the related Outside Servicer or Outside Special Servicer, as applicable) annual meetings with the related Outside Servicer or Outside Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Outside Servicer or Outside Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Home Depot - Elk Grove Village Loan Combination.

Application of Penalty Charges

The Home Depot - Elk Grove Village Co-Lender Agreement provides that items in the nature of penalty charges paid on the Home Depot - Elk Grove Village Loan Combination will first, be used to reduce, on a pro rata basis, the amounts payable on each note by the amount necessary to pay the Master Servicer, the Trustee or the Special Servicer for any interest accrued on any Servicing Advances and reimbursement of any Servicing Advances in accordance with the terms of the Pooling and Servicing Agreement; second, be used to reduce the respective amounts payable on the Home Depot - Elk Grove Village Mortgage Loan and each Home Depot - Elk Grove Village Pari Passu Companion Loan by the amount necessary to pay the Master Servicer or Trustee for any interest accrued on any P&I Advance made with respect to the Home Depot - Elk Grove Village Mortgage Loan or the Home Depot - Elk Grove Village Pari Passu Companion Loan by such party (if and as specified in the Pooling and Servicing Agreement); third, be used to reduce, on a pro rata basis, the amounts payable on each note by the amount necessary to pay additional trust fund expenses (other than Special Servicing Fees, unpaid Workout Fees and Liquidation Fees) incurred with respect to the Home Depot - Elk Grove Village Mortgage Loan (as specified in the Pooling and Servicing Agreement) and finally, (i) in the case of the remaining amount of Penalty Charges allocable to the Home Depot - Elk Grove Village Loan Combination be paid to the Master Servicer and/or the Special Servicer as additional servicing compensation as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Loan Combination

Pursuant to the terms of the Home Depot - Elk Grove Village Co-Lender Agreement, if the Home Depot - Elk Grove Village Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer (or, after the Home Depot - Elk Grove Village Pari Passu Companion Loan Securitization Date, the related Outside Special Servicer) determines pursuant to the Pooling and Servicing Agreement (or the Home Depot - Elk Grove Village Pooling and Servicing Agreement, as the case may be) and the Home Depot - Elk Grove Village Co-Lender Agreement to pursue a sale of the Home Depot - Elk Grove Village Mortgage Loan (or the Home Depot - Elk Grove Village Pari Passu Companion Loan, as the case may be), the Special Servicer or related Outside Special Servicer, as applicable, will be required to sell the Home Depot - Elk Grove Village Mortgage Loan together with the Home Depot - Elk Grove Village Pari Passu Companion Loan as a single Loan Combination, subject to the satisfaction of certain notice and information delivery requirements and the Trustee’s (or any third party hired by the Trustee in accordance with the Pooling and Servicing Agreement) or the related Outside Trustee’s (or any third party hired by such Outside Trustee in accordance with the Home Depot - Elk Grove Village Pooling and Servicing Agreement), as applicable, obligation to review whether any offer from an Interested Person received

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for the Home Depot - Elk Grove Village Mortgage Loan and the Home Depot - Elk Grove Village Pari Passu Companion Loan constitutes a fair price. In connection with any such sale, the applicable Special Servicer will be required to follow the procedures set forth under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” or similar procedures.

Notwithstanding the foregoing, on and after the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, the related Outside Special Servicer will not be permitted to sell the Home Depot - Elk Grove Village Mortgage Loan together with the Home Depot - Elk Grove Village Pari Passu Companion Loan if the Loan Combination becomes a defaulted Loan Combination without the written consent of the holder of the Home Depot - Elk Grove Village Mortgage Loan (provided that such consent is not required if the holder of the Home Depot - Elk Grove Village Mortgage Loan is the borrower or an affiliate of the borrower) unless the related Outside Special Servicer has delivered to the holder of the Home Depot - Elk Grove Village Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Loan Combination; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Outside Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Home Depot - Elk Grove Village Loan Combination, and any documents in the servicing file reasonably requested by the holder of the Home Depot - Elk Grove Village Mortgage Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Outside Servicer or Outside Special Servicer in connection with the proposed sale. Subject to the terms of the Pooling and Servicing Agreement, the holder of the Home Depot - Elk Grove Village Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Loan Combination.

Prior to the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, in the event of the sale by the Special Servicer of the Home Depot - Elk Grove Village Loan Combination, the Special Servicer will be required to provide the same information to, and consult with, the holders of the Home Depot - Elk Grove Village Pari Passu Companion Loan as described above.

See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

Special Servicer Appointment Rights

Prior to the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, the holder of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan will have the right to replace the Special Servicer then acting with respect to the Home Depot - Elk Grove Village Loan Combination and appoint a replacement special servicer, solely with respect to the Home Depot - Elk Grove Village Loan Combination. On and after the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, pursuant to the terms of the Home Depot - Elk Grove Village Co-Lender Agreement, the Home Depot - Elk Grove Village Directing Holder (which, unless a control termination event or consultation termination event exists under the Home Depot - Elk Grove Village Pooling and Servicing Agreement, will be the directing certificateholder under the Home Depot - Elk Grove Village Pooling and Servicing Agreement) will have the right, with or without cause, to replace the related Outside Special Servicer then acting with respect to the Home Depot - Elk Grove Village Loan Combination and appoint a replacement special servicer without the consent of the holder of the Home Depot - Elk Grove Village Mortgage Loan. The directing certificateholder under the Home Depot - Elk Grove Village Pooling and Servicing Agreement (so long as no control termination event under the Home Depot - Elk Grove Village Pooling and Servicing Agreement has occurred and is continuing), and the applicable certificateholders with the requisite percentage of voting rights (if a control termination event under the Home Depot - Elk Grove Village Pooling and Servicing Agreement has occurred and is continuing) will exercise the rights of the issuing entity under the Home Depot - Elk Grove Village Pooling and Servicing Agreement as controlling noteholder, and will have the right, with or without cause, to replace the related Outside Special Servicer then acting with respect to the Home Depot - Elk Grove Village Loan Combination and appoint a replacement special servicer, pursuant to terms substantially similar to those as described under “The Pooling and Servicing Agreement—Termination of Master Servicer and Special Servicer for Cause—Rights Upon Servicer Termination Event”.

Pursuant to the Home Depot - Elk Grove Village Co-Lender Agreement, the Issuing Entity as holder of the Home Depot - Elk Grove Village Mortgage Loan will have the right to direct the Outside Trustee to terminate the

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Outside Special Servicer (solely with respect to the Home Depot - Elk Grove Village Loan Combination) upon a “Servicer Termination Event” under the Home Depot - Elk Grove Village Pooling and Servicing Agreement with respect to the Outside Special Servicer that affects the holder of the Home Depot - Elk Grove Village Mortgage Loan.

Additional Mortgage Loan Information

Each of the tables presented in Annex B and Annex C to this prospectus sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A to this prospectus. For certain additional information regarding the 15 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool of Mortgage Loans, see “Significant Loan Summaries” in Annex B to this prospectus.

The description in this prospectus, including Annex A, B and C, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K (“Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and the Mortgage Loan Sellers

Citigroup Global Markets Realty Corp., Natixis Real Estate Capital LLC, Société Générale, Macquarie US Trading LLC d/b/a Principal Commercial Capital, The Bank of New York Mellon and Walker & Dunlop Commercial Property Funding I WF, LLC are the Sponsors of this securitization transaction and, accordingly, are referred to as the “Sponsors”.

Citigroup Global Markets Realty Corp.

General

Citigroup Global Markets Realty Corp. (“CGMRC”) is a Sponsor. CGMRC is a New York corporation organized in 1979 and is a wholly-owned subsidiary of Citicorp Banking Corporation, a Delaware corporation, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CGMRC maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group. Its facsimile number is (212) 723-8604. CGMRC is an affiliate of Citigroup Commercial Mortgage Securities Inc. (the Depositor), Citigroup Global Markets Inc. (one of the underwriters), and Citibank, N.A. (the Certificate Administrator, Custodian, Certificate Registrar and paying agent). CGMRC makes, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securities (“CMBS”) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets.

Neither CGMRC nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CGMRC for any losses or other claims in connection with the Certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CGMRC in the related Mortgage Loan Purchase Agreement as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions.”

CGMRC’s Commercial Mortgage Origination and Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed rate loans and floating rate loans. Most of the multifamily and commercial mortgage loans included by CGMRC in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $1.25 billion, $1.49 billion, $2.60 billion, $4.27 billion, $7.02 billion, $6.35 billion, $1.08 billion, $0, $517 million, $1.25 billion, $1.73 billion, $4.75 billion, $5.23 billion and $6.19 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2002, 2003, 2004, 2005, 2006, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014 and 2015, respectively.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions in which it participates, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

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CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of certificates.

Review of CGMRC Mortgage Loans

General

In connection with the preparation of this prospectus, CGMRC conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the CGMRC Mortgage Loans. No sampling procedures were used in the review process.

Database

First, CGMRC created a database of information (the “CGMRC Securitization Database”) obtained in connection with the origination of the CGMRC Mortgage Loans, including:

•	certain information from the CGMRC Mortgage Loan documents;

•	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);

•	insurance information for the related Mortgaged Properties;

•	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;

•	bankruptcy searches with respect to the related borrowers; and

•	certain information and other search results obtained by the CGMRC deal team for each of the CGMRC Mortgage Loans during the underwriting process.

CGMRC also included in the CGMRC Securitization Database certain updates to such information received by the CGMRC securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of the CGMRC securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

Using the information in the CGMRC Securitization Database, CGMRC created a Microsoft Excel file (the “CGMRC Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the CGMRC Mortgage Loans.

Data Comparison and Recalculation

CGMRC (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CGMRC, relating to information in this prospectus regarding the CGMRC Mortgage Loans. These procedures included:

•	comparing the information in the CGMRC Data File against various source documents provided by CGMRC that are described above under “—Database”;

•	comparing numerical information regarding the CGMRC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CGMRC Data File; and

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•	recalculating certain percentages, ratios and other formulae relating to the CGMRC Mortgage Loans disclosed in this prospectus.

Legal Review

CGMRC also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CGMRC Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the CGMRC Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CGMRC Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

•	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CGMRC’s (or the applicable mortgage loan seller’s) criteria;

•	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;

•	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the cut-off date;

•	a description of any material issues with respect to any of the mortgage loans;

•	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;

•	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;

•	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;

•	a list of any mortgage loans that are interest-only for their entire term or a portion of their term;

•	a list of mortgage loans that permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;

•	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;

•	a list of mortgage loans that are cross-collateralized or secured by multiple properties, or that have related borrowers with other mortgage loans in the subject securitization;

•	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;

•	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;

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•	information regarding lockbox arrangements, grace periods, interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;

•	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;

•	whether any borrower is not a special purpose entity;

•	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;

•	whether any borrower under a mortgage loan is affiliated with a borrower under another Mortgage Loan to be included in the issuing entity;

•	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;

•	a list of any related Mortgaged Properties for which a single tenant occupies over 20% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;

•	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;

•	a description of any material leasing issues at the related Mortgaged Properties;

•	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;

•	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the cut-off date;

•	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the Mortgaged Properties;

•	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or

•	general information regarding property type, condition, use, plans for renovation, etc.

CGMRC also provided to origination counsel the Sponsor representations and warranties attached as Annex E-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CGMRC compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. In addition, for each CGMRC Mortgage Loan originated by CGMRC or its affiliates, CGMRC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the

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Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CGMRC Mortgage Loan, if any, purchased by CGMRC or its affiliates from a third-party originator of such Mortgage Loan, CGMRC reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CGMRC Mortgage Loan to CGMRC or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-2 to this prospectus. With respect to any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CGMRC or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CGMRC or its affiliates. The rights, if any, that CGMRC or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee, and the certificateholders and the trustee will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described above under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”, the substitution or repurchase obligation of CGMRC, as mortgage loan seller, with respect to the CGMRC Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any CGMRC’s representations and warranties regarding the CGMRC Mortgage Loans, including any CGMRC Mortgage Loan that is purchased by CGMRC or its affiliates from a third party originator.

In addition, with respect to each CGMRC Mortgage Loan, CGMRC reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates

Furthermore, CGMRC requested the borrowers under the CGMRC Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CGMRC became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CGMRC Mortgage Loan, CGMRC requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries

Finally, CGMRC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CGMRC Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the CGMRC Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the Mortgage Pool, which loan summaries and abbreviated loan summaries are incorporated in the “Significant Loan Summaries” in Annex B to this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, CGMRC found and concluded that the disclosure regarding the CGMRC Mortgage Loans in this prospectus is accurate in all material respects. CGMRC also found and concluded that the CGMRC Mortgage Loans were originated in accordance with CGMRC’s origination procedures and underwriting criteria, except for any material deviations described under “—The Originators—Citigroup Global Markets Realty Corp.—Exceptions to Underwriting Criteria” in this prospectus. CGMRC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

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Repurchase Requests

CGMRC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 16, 2016. CGMRC’s Central Index Key is 0001541001. With respect to the period from and including January 1, 2013 to and including December 31, 2015, CGMRC does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CGMRC nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization, except that an affiliate of CGMRC may purchase the Class R certificates. However, CGMRC or its affiliates may retain, on the Closing Date, or own in the future certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Natixis Real Estate Capital LLC

General

Natixis Real Estate Capital LLC, a Delaware limited liability company (“NREC”), a sponsor and a mortgage loan seller, is an affiliate of Natixis Securities Americas LLC. NREC is a wholly owned subsidiary of Natixis North America LLC, which is itself a wholly owned subsidiary of Natixis S.A., a fully licensed bank under French law (“Natixis”). The executive offices of NREC are located at 1251 Avenue of the Americas, New York, New York 10020.

Natixis is the corporate, investment and financial services arm of Groupe BPCE, the second largest banking group in France. Natixis has three core businesses: wholesale banking (which includes advisory, capital markets, finance and global transaction banking), investment solutions (which includes asset management, insurance, private banking and private equity) and specialized financial services (which includes factoring, sureties and financial guarantees, leasing, consumer finance, film industry financing, employee savings schemes, payments and securities services). Natixis, which is based in France, does business internationally.

NREC is a full-service commercial real estate lender that has been principally engaged in originating, purchasing and securitizing commercial mortgage loans. NREC also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien commercial mortgage loans for securitization or resale, or for its own investment.

NREC’s Commercial Real Estate Securitization Program

One of NREC’s primary businesses is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for NREC’s securitization program. NREC, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in the same year. NREC securitized (i) commercial mortgage loans in the aggregate dollar amount of $2,548,649,250 in 2015; and (ii) commercial mortgage loans in the aggregate dollar amount of $349,588,830 in 2016 (which includes one securitization transaction that has not yet closed but is expected to close prior to the Closing Date). As of March 16, 2016, the total amount of commercial mortgage loans originated by NREC and its predecessors is in excess of $34.4 billion and the total amount of these loans that were securitized is in excess of $17.8 billion.

The commercial mortgage loans originated by NREC include both fixed- and floating-rate loans. NREC primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. NREC originates loans throughout the United States.

NREC originates or acquires, including from its own affiliates, mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with Natixis Securities Americas LLC, and with other underwriters, NREC works with rating agencies, investors, loan sellers and servicers in

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structuring the securitization transaction. NREC currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Neither NREC nor any of its affiliates currently act as servicer of the mortgage loans in its securitizations.

Pursuant to a Mortgage Loan Purchase Agreement, NREC will make certain representations and warranties, subject to certain exceptions set forth therein (and attached as Annex E-2 to this prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “NREC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject NREC Mortgage Loan or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, substitute another mortgage loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the Issuing Entity. In addition, NREC has agreed to indemnify the Depositor, the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Certificates.

Review of NREC Mortgage Loans

Overview

NREC, in its capacity as the Sponsor of the NREC Mortgage Loans, has conducted a review of the NREC Mortgage Loans in connection with the securitization described in this prospectus. The review of the NREC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of NREC’s affiliates (the “NREC Deal Team”). The review procedures described below were employed with respect to all of the NREC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database

To prepare for securitization, members of the NREC Deal Team created a database of loan-level and property-level information relating to each NREC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the NREC originators during the underwriting process. After origination of each NREC Mortgage Loan, the NREC Deal Team updated the information in the database with respect to the NREC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the NREC Deal Team.

A data tape (the “NREC Data Tape”) containing detailed information regarding each NREC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The NREC Data Tape was used by the NREC Deal Team to provide certain numerical information regarding the NREC Mortgage Loans in this prospectus.

Data Comparison and Recalculation

NREC (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by NREC, relating to information in this prospectus regarding the NREC Mortgage Loans. These procedures included:

•	comparing certain information in the NREC Data Tape against various source documents provided by NREC that are described above under “—Database”;

•	comparing numerical information regarding the NREC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the NREC Data Tape; and

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•	recalculating certain percentages, ratios and other formulae relating to the NREC Mortgage Loans disclosed in this prospectus.

Legal Review

NREC engaged various law firms to conduct certain legal reviews of the NREC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each NREC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from NREC’s standard form loan documents. In addition, origination counsel for each NREC Mortgage Loan reviewed NREC’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the NREC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain NREC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the NREC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the NREC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each NREC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each NREC Mortgage Loan originated by NREC or its affiliates, NREC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries set forth under “Significant Loan Summaries—Nyack College NYC”, “—One Court Square” and “—Marriott Monterey” in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures

With respect to any pending litigation that existed at the origination of any NREC Mortgage Loan, NREC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. NREC conducted a search with respect to each borrower under a NREC Mortgage Loan to determine whether it filed for bankruptcy after origination of the NREC Mortgage Loan. If NREC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a NREC Mortgage Loan, NREC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The NREC Deal Team also consulted with the NREC originators to confirm that the NREC Mortgage Loans were originated in compliance with the origination and underwriting criteria, as well as to identify any material deviations from those origination and underwriting criteria, described under “—NREC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions

Based on the foregoing review procedures, NREC determined that the disclosure regarding the NREC Mortgage Loans in this prospectus is accurate in all material respects. NREC also determined that the NREC Mortgage Loans were originated in accordance with NREC’s origination procedures and underwriting criteria. NREC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Repurchase Requests

NREC most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga 1 under the SEC on February 11, 2016. NREC’s Central Index Key number is 0001542256. With respect to the period from and including January 1, 2013 to and including December 31, 2015, NREC does not have any activity to report as required by Rule 15Ga 1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

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Retained Interests in This Securitization

As of the date hereof, neither NREC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, NREC and its affiliates are not restricted from retaining any of such certificates and may, prior to the Closing Date, determine that they wish to retain certain certificates. In addition, NREC and its affiliates may acquire certificates in the secondary market. Any such party will have the right to dispose of any such certificates at any time.

Société Générale

General

Société Générale, a French limited liability company (société anonyme) authorized as a bank, acting through its New York Branch (“Société Générale”), is a Sponsor and Mortgage Loan Seller in this transaction. The principal offices of Société Générale in the United States are located at 245 Park Avenue, New York, New York 10167, and its telephone number is (212) 278-6461. Société Générale is an affiliate of SG Americas Securities, LLC, one of the underwriters.

Société Générale’s Commercial Mortgage Securitization Program

Société Générale has been engaged in commercial mortgage securitization in the United States since January 2015, although it was also engaged in mortgage securitization businesses prior to 2009. The vast majority of mortgage loans originated by Société Générale’s commercial real estate securitization business line are intended to be either sold through securitization transactions in which Société Générale acts as a sponsor or sold to third parties in individual loan sale transactions. Other business lines within Société Générale may from time to time engage in the business of making commercial real estate loans that are not originated for the purposes of securitization and that may in fact be held by Société Générale through maturity. The following is a general description of the types of mortgage loans related to commercial real estate that Société Générale’s commercial real estate securitization team originates for securitization purposes:

•	Fixed rate mortgage loans generally having maturities between five and ten years and generally secured by commercial real estate such as office, retail, hospitality, multifamily, healthcare, self storage and industrial properties. These loans are Société Générale’s commercial real estate securitization team’s principal loan product and are primarily originated for the purpose of securitization.

•	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

Additionally, Société Générale originates subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by Société Générale and are sold in individual loan sale transactions.

In general, Société Générale does not hold the loans that its commercial real estate securitization team originates until maturity.

Société Générale originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing trust fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria, such that the overall value and capital structure is maximized for the benefit of Société Générale.

Société Générale’s role may also include engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Société Générale works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

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Neither Société Générale nor any of its affiliates act as servicer of the mortgage loans in its securitization transactions it participates in. Instead, other entities will be contracted to service the mortgage loans in such securitization transactions.

Société Générale sold mortgage loans into securitizations until 2009 and resumed this activity with the Wells Fargo Commercial Mortgage Trust 2015-SG1 transaction. For the period beginning in January 2015 through January 31, 2016, Société Générale has securitized 53 fixed rate commercial mortgage loans with an aggregate original principal balance of approximately $627 million.

Review of the Mortgage Loans for Which Société Générale is the Sponsor

Overview

In connection with the securitization described in this prospectus, Société Générale, as a Sponsor of this offering, has conducted a review of the Société Générale Mortgage Loans it is selling to the Depositor designed and effected to provide reasonable assurance that the disclosure related to such Société Générale Mortgage Loans is accurate in all material respects. Société Générale determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Société Générale Mortgage Loans was conducted as described below with respect to each of those Société Générale Mortgage Loans. The review of the Société Générale Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of Société Générale or its affiliates (collectively, the “Société Générale Deal Team”) with the assistance of certain third parties. Société Générale has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Société Générale Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Société Générale Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below.

Database

To prepare for securitization, members of Société Générale Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of the Société Générale Mortgage Loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by Société Générale during the underwriting process. After origination of each of the Société Générale Mortgage Loans, the Société Générale Deal Team may have updated the information in the database and the related asset summary report with respect to the Société Générale Mortgage Loans based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of Société Générale Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Société Générale Mortgage Loan.

A data tape (the “Société Générale Data Tape”) containing detailed information regarding each of the Société Générale Mortgage Loans was created from the information in the database referred to in the prior paragraph. The Société Générale Data Tape was used by the Société Générale Deal Team to provide the numerical information regarding the Société Générale Mortgage Loans in this prospectus.

Data Comparisons and Recalculation

Société Générale (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by Société Générale, relating to information in this prospectus regarding the Société Générale Mortgage Loans. These procedures included:

•	comparing the information in the Société Générale Data Tape against various source documents provided by Société Générale;

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•	comparing numerical information regarding the Société Générale Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Société Générale Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Société Générale Mortgage Loans disclosed in this prospectus.

Legal Review

Société Générale engaged various law firms to conduct certain legal reviews of the Société Générale Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of the Société Générale Mortgage Loans, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Société Générale’s standard form loan documents. In addition, origination counsel for each Société Générale Mortgage Loan reviewed Société Générale’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Loan seller’s counsel was also engaged to assist in the review of the Société Générale Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the mortgage loan documents that deviate materially from Société Générale’s standard form documents, as identified by Société Générale and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by Société Générale relating to the Société Générale Mortgage Loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

Société Générale prepared, and both originating counsel and loan seller’s counsel reviewed, the loan summaries for the Société Générale Mortgage Loans included in the 10 largest Mortgage Loans in the Mortgage Pool, and the abbreviated loan summaries for the Société Générale Mortgage Loans included in the next 5 largest Mortgage Loans in the Mortgage Pool, which loan summaries and abbreviated loan summaries are set forth in Annex B to this prospectus.

Other Review Procedures

With respect to any pending litigation that existed at the origination of any of the Société Générale Mortgage Loans, Société Générale requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each Société Générale Mortgage Loan, Société Générale, together with origination counsel, conducted a search with respect to each borrower under the related Société Générale Mortgage Loan to determine whether it filed for bankruptcy. If Société Générale became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing one of the Société Générale Mortgage Loans, Société Générale obtained information on the status of the Mortgaged Property from the related borrower to confirm that there was no material damage to the Mortgaged Property.

Additionally, with respect to each Société Générale Mortgage Loan, the Société Générale Deal Team also consulted with the applicable Société Générale mortgage loan origination team to confirm that each of the Société Générale Mortgage Loans was originated in compliance with the origination and underwriting criteria described below under “—The Originators—Société Générale—Société Générale’s Underwriting Standards—Exceptions” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions

Société Générale found and concluded with reasonable assurance that the disclosure regarding the Société Générale Mortgage Loans in this prospectus is accurate in all material respects. Société Générale also found and concluded with reasonable assurance that the Société Générale Mortgage Loans were originated in accordance with Société Générale’s origination procedures and underwriting criteria.

Compliance with Rule 15Ga-1 under the Exchange Act

Société Générale most recently filed a Form ABS-15G with the SEC pursuant to Rule 15Ga-1 on February 5, 2016. Société Générale’s Central Index Key number is 0001238163. With respect to the period from and including January 1, 2012 to and including December 31, 2015, Société Générale does not have any activity to report as

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required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Société Générale nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization.

Principal Commercial Capital

Macquarie US Trading LLC d/b/a Principal Commercial Capital (“Principal Commercial Capital”), a Delaware limited liability company, is a sponsor of, and a seller of certain Mortgage Loans (the “PCC Mortgage Loans”) into, the securitization described in this prospectus. Macquarie US Trading LLC (“Macquarie”) is a wholly-owned subsidiary of Macquarie Investments US Inc., a Delaware corporation. Each of Macquarie Investments US Inc. d/b/a Principal Commercial Capital and Macquarie US Trading LLC d/b/a Principal Commercial Capital is an originator of the PCC Mortgage Loans, and Macquarie Investments US Inc. d/b/a Principal Commercial Capital will transfer the PCC Mortgage Loans that it originated to Macquarie US Trading LLC d/b/a Principal Commercial Capital on or prior to the Closing Date. Macquarie Investments US Inc. d/b/a Principal Commercial Capital originated one (1) PCC Mortgage Loan identified on Annex A to this prospectus as North Broadway Plaza, with a Cut-off Date Balance of approximately $11,000,000, representing approximately 1.4% of the Initial Pool Balance, and Macquarie US Trading LLC d/b/a Principal Commercial Capital originated the other five (5) PCC Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $142,342,984, representing approximately 18.5% of the Initial Pool Balance. Each of Macquarie Investments US Inc. and Macquarie is an indirect wholly-owned subsidiary of Macquarie Group Limited (“MGL”), which is an Australian Securities Exchange-listed diversified financial services holding company. MGL is a global provider of banking, financial, advisory, investment and funds management services.

Principal Real Estate Investors, LLC (“Principal”) and Macquarie jointly formed a lending platform, known as Principal Commercial Capital, in September 2014 to originate and securitize commercial mortgage loans. The executive offices of Principal Commercial Capital are located at 125 West 55th Street, New York, New York 10019.

The Principal Commercial Capital lending platform operates as a line of business established and owned by Macquarie but is jointly managed by both Principal and Macquarie. Principal provides services relating to the sourcing, underwriting, closing and securitization of loans for Principal Commercial Capital. Macquarie and its affiliates provide services relating to the pricing, hedging and securitization of loans for Principal Commercial Capital. PCC Mortgage Loans are funded by either Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital. Principal and Macquarie (and certain of Macquarie’s affiliates) jointly participate in material decisions, including joint representation on an investment committee which evaluates and approves all PCC Mortgage Loans prior to origination.

Principal Commercial Capital’s Securitization Program

The primary business plan of the Principal Commercial Capital lending platform is to originate, acquire and securitize commercial real estate loans secured by stabilized income-producing properties. Principal Commercial Capital may also invest in bridge loans and mezzanine loans. This is the fourth commercial mortgage-backed securitization to which Principal Commercial Capital is contributing loans. As of March 22, 2016, Principal Commercial Capital had contributed approximately $819,540,019 of commercial and multifamily mortgage loans to commercial mortgage-backed securitizations since March 2015. Additionally, Principal, through its affiliates, was an active seller of commercial real estate loans into commercial mortgage-backed securitizations from 1999 through 2008, contributing approximately 2,000 loans totaling approximately $16 billion. In addition, certain members of Macquarie staff who are active in the management of Principal Commercial Capital previously held senior positions in commercial mortgage-backed securities platforms at other investment banking firms.

All of the PCC Mortgage Loans were sourced and underwritten by Principal and funded by either Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital, and each PCC Mortgage Loan was closed either by Principal’s closing staff or third party origination counsel.

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Wells Fargo Bank, National Association acts as interim custodian for the loan files with respect to all of the PCC Mortgage Loans (except for the Heritage Industrial Portfolio Mortgage Loan) prior to securitization. As custodian under the WFCM 2015-P2 Pooling and Servicing Agreement, Wells Fargo Bank, National Association acts as custodian for the loan files with respect to the Heritage Industrial Portfolio Mortgage Loan (and the Heritage Portfolio Pari Passu Companion Loan) other than the promissory note evidencing the Heritage Industrial Portfolio Mortgage Loan.

In connection with this commercial mortgage securitization transaction, Principal Commercial Capital will transfer the PCC Mortgage Loans to the Depositor, who will then transfer the PCC Mortgage Loans to the Issuing Entity. In return for the transfer by the Depositor to the Issuing Entity of the PCC Mortgage Loans (together with the other mortgage loans being securitized), the Issuing Entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters and initial purchasers engaged by the Depositor, Principal Commercial Capital will work with rating agencies, investors, servicers and other mortgage loan sellers and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors including without limitation, geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, Macquarie US Trading LLC d/b/a Principal Commercial Capital will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the PCC Mortgage Loans. In the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, Macquarie US Trading LLC d/b/a Principal Commercial Capital, and no other party, will be responsible for curing a breach or defect, repurchasing an affected PCC Mortgage Loan from the Issuing Entity, substituting the affected PCC Mortgage Loan with another mortgage loan or making a Loss of Value Payment with respect to such defect or breach. In addition, Macquarie US Trading LLC d/b/a Principal Commercial Capital has agreed to indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Certificates.

Review of PCC Mortgage Loans

Overview

Principal Commercial Capital, in its capacity as the Sponsor of the PCC Mortgage Loans, has conducted a review of the PCC Mortgage Loans in connection with the securitization described in this prospectus designed and effected to provide reasonable assurance that the disclosure related to the PCC Mortgage Loans is accurate in all material respects. Principal Commercial Capital determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the PCC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Principal and Macquarie (collectively, the “PCC Deal Team”) with the assistance of certain third parties. Principal Commercial Capital has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the PCC Mortgage Loans and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the PCC Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database

To prepare for securitization, members of the PCC Deal Team created a database of loan-level and property-level information relating to each PCC Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Principal Commercial Capital during the underwriting process. Prior to securitization of each PCC Mortgage Loan, the PCC Deal Team may have updated the information in the database with respect to such PCC Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the PCC Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any PCC Mortgage Loan.

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A data tape (the “PCC Data Tape”) containing detailed information regarding each PCC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The PCC Data Tape was used by the PCC Deal Team to provide the numerical information regarding the PCC Mortgage Loans in this prospectus.

Data Comparisons and Recalculation

Principal Commercial Capital (or the Depositor on its behalf) engaged a third-party accounting firm to perform certain data comparison and recalculation procedures, which were designed or provided by Principal Commercial Capital relating to information in this prospectus regarding the PCC Mortgage Loans. These procedures included:

•	comparing the information in the PCC Data Tape against various source documents provided by Principal Commercial Capital;

•	comparing numerical information regarding the PCC Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the PCC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the PCC Mortgage Loans disclosed in this prospectus.

Legal Review

In anticipation of the securitization of each PCC Mortgage Loan, counsel to Principal Commercial Capital prepared a form of legal summary to be completed by Principal’s internal closing staff or third party origination counsel that, among other things, set forth certain material terms and property diligence information and elicited information concerning potentially outlying attributes of the mortgage loans, as well as any related mitigating considerations. Principal Commercial Capital’s counsel reviewed the legal summaries for each PCC Mortgage Loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, Principal Commercial Capital’s counsel reviewed Principal Commercial Capital’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the PCC Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the PCC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each PCC Mortgage Loan with multiple mortgaged properties for compliance with the REMIC provisions.

Principal Commercial Capital’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures

Prior to securitization, Principal Commercial Capital confirmed with the related servicer for the PCC Mortgage Loans that, to the best of such servicer’s knowledge and except as previously identified, material events concerning the related mortgage loan, the mortgaged property and the borrower and guarantor had not occurred since origination, including, but not limited to: (i) loan modifications or assumptions, or releases of the related borrower or mortgaged property; (ii) damage to the mortgaged property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the mortgaged property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The PCC Deal Team also consulted with Principal Commercial Capital personnel responsible for the origination and closing of the PCC Mortgage Loans to confirm that the PCC Mortgage Loans were originated in compliance with the origination and underwriting criteria described under “—The Originators—Principal Commercial Capital —Principal Commercial Capital’s Underwriting Guidelines and Processes” in this prospectus

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as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—Principal Commercial Capital—Exceptions to Underwriting Criteria” in this prospectus.

Findings and Conclusions

Based on the foregoing review procedures, Principal Commercial Capital determined that the disclosure regarding the PCC Mortgage Loans in this prospectus is accurate in all material respects. Principal Commercial Capital also determined that the PCC Mortgage Loans were originated in accordance with Principal Commercial Capital’s origination procedures and underwriting criteria described under “—The Originators—Principal Commercial Capital —Principal Commercial Capital’s Underwriting Guidelines and Processes,” in this prospectus, except as described under “—The Originators—Principal Commercial Capital—Exceptions to Underwriting Criteria” in this prospectus. Principal Commercial Capital attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

Macquarie US Trading LLC d/b/a Principal Commercial Capital will perform a review of any mortgage loan that it elects to substitute for a PCC Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Macquarie US Trading LLC d/b/a Principal Commercial Capital, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). Macquarie US Trading LLC d/b/a Principal Commercial Capital may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Principal Commercial Capital and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Macquarie US Trading LLC d/b/a Principal Commercial Capital to render any tax opinion required in connection with the substitution.

Servicing

Interim servicing for all PCC Mortgage Loans (except for the Heritage Industrial Portfolio Mortgage Loan) prior to securitization is typically performed by Principal Global Investors, LLC. Generally, servicing responsibilities with respect to the PCC Mortgage Loans (except for the Heritage Industrial Portfolio Mortgage Loan) will be transferred from the interim servicer to the Master Servicer on the Closing Date; however, Principal Global Investors, LLC is expected to retain certain sub-servicing responsibilities with respect to all such PCC Mortgage Loans. The Heritage Industrial Portfolio Mortgage Loan (and the Heritage Industrial Portfolio Pari Passu Companion Loan) is primary serviced by Principal Global Investors, LLC pursuant to a primary servicing agreement entered into in connection with the WFCM 2015-P2 Securitization, dated December 1, 2015, between Wells Fargo Bank, National Association, as master servicer under the WFCM 2015-P2 Securitization and Principal Global Investors, LLC, as primary servicer.

Repurchase Requests

Macquarie US Trading LLC d/b/a Principal Commercial Capital most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 16, 2016. Principal Commercial Capital’s Central Index Key Number is 0001634437. With respect to the period from and including January 1, 2013 to December 31, 2015, Principal Commercial Capital does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither Macquarie US Trading LLC d/b/a Principal Commercial Capital nor any of its affiliates (including Macquarie Investments US Inc. d/b/a Principal Commercial Capital) intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, Macquarie US Trading LLC d/b/a Principal Commercial Capital or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

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The Bank of New York Mellon

General

The Bank of New York Mellon (“BNY Mellon”) is an FDIC-insured, New York banking corporation and a member of the Federal Reserve System. It is subject to supervision and regulation by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the New York State Department of Financial Services. BNY Mellon offers a wide range of banking services to its customers, both domestically and internationally. BNY Mellon is a wholly-owned bank subsidiary of The Bank of New York Mellon Corporation, a Delaware corporation whose principal office is located in New York, New York. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2015, of The Bank of New York Mellon Corporation, and additional annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports may be obtained without charge at BNY Mellon’s website at www.bnymellon.com or at the SEC’s website at www.sec.gov, as soon as reasonably practicable after filed with or furnished to the SEC pursuant to Section 13(a) of the U.S. Securities Exchange Act of 1934, as amended. None of the documents that The Bank of New York Mellon Corporation files with the SEC or any of the information on, or accessible through, the SEC’s website or BNY Mellon’s website, is part of, or incorporated by reference into, this prospectus.

Pursuant to certain interim servicing agreements between BNY Mellon, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to its inclusion in the Issuing Entity, the 600 Broadway Mortgage Loan to be contributed to this securitization by BNY Mellon, representing approximately 6.5% of the Initial Pool Balance.

In addition, it is expected that BNY Mellon will, as of the Closing Date, hold the 600 Broadway Companion Loan designated as Note A-2-2. BNY Mellon intends to sell such 600 Broadway Companion Loan into one or more future securitizations, however, there can be no assurance that this will ultimately occur.

BNY Mellon’s Commercial Mortgage Securitization Program

BNY Mellon underwrites and originates mortgage loans secured by commercial or multifamily properties throughout the United States. BNY Mellon has originated commercial and multifamily mortgage loans for over 100 years, and has been engaged in originating commercial and multifamily mortgage loans specifically for inclusion in commercial mortgaged-backed securitization (“CMBS”) transactions since 2014. In its capacity as a “sponsor”, BNY Mellon originates, co-originates or acquires mortgage loans and, together with other sponsors, participates in CMBS transactions by transferring such mortgage loans to an unaffiliated third-party depositor, which then transfers the mortgage loans to the issuing entity. As of March 1, 2016, BNY Mellon had securitized approximately $800 million of commercial mortgage loans for inclusion in CMBS transactions.

BNY Mellon’s commercial mortgage loans that are originated for sale into CMBS transactions are generally fixed-rate and secured by retail, office, multifamily, industrial, mixed use, and hospitality properties.

Neither BNY Mellon nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, BNY Mellon generally sells the right to be appointed servicer of its securitized loans to third party servicers. Servicing responsibilities are typically transferred from the third party interim servicer to the master servicer of the securitization trust at the closing of the securitization. In some instances, the interim servicer may retain primary servicing.

Review of BNY Mellon Mortgage Loan Overview

BNY Mellon, in its capacity as the Sponsor of the BNY Mellon Mortgage Loan, has conducted a review of the BNY Mellon Mortgage Loan in connection with the securitization described in this prospectus. The review of the BNY Mellon Mortgage Loan was performed by a deal team comprised of real estate and securitization professionals who are employees of BNY Mellon (each, a “BNY Member” as defined below) and also includes professionals who are employees of IH Capital, LLC (with whom BNY Mellon has an exclusive consulting agreement under which IH Capital, LLC provides mortgage sourcing, securitization and related services to BNY Mellon to assist in BNY Mellon’s origination of commercial mortgage loans), and/or one or more of BNY Mellon’s affiliates (collectively, the “BNY Mellon Deal Team”). Notwithstanding the possible presence of persons that are

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not employees of BNY Mellon on the BNY Mellon Deal Team with respect to any particular mortgage loan, the BNY Mellon Deal team with respect to each mortgage loan includes at least one BNY Mellon employee (each, a “BNY Member”), and all credit review and loan and credit approval decisions ultimately made by the BNY Mellon Deal Team with respect to any mortgage loan must be approved by the applicable BNY Member. The review procedures described below were employed with respect to the BNY Mellon Mortgage Loan, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database

To prepare for securitization, the BNY Member and other members of the BNY Mellon Deal Team updated BNY Mellon’s internal origination database of loan-level and property-level information relating to the BNY Mellon Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable), zoning reports, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by BNY Mellon, during the underwriting process. After origination or acquisition of the BNY Mellon Mortgage Loan, BNY Mellon updated the information in the database with respect to such BNY Mellon Mortgage Loan based on updates provided by the third party interim servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of, or known by, the BNY Member and other members of the BNY Mellon Deal Team.

A data tape (the “BNY Mellon Data Tape”) containing detailed information regarding the BNY Mellon Mortgage Loan was created from the information in the database referred to in the prior paragraph. The BNY Mellon Data Tape was used by BNY Mellon to provide the numerical information regarding the BNY Mellon Mortgage Loan in this prospectus.

Data Comparison and Recalculation

BNY Mellon (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by BNY Mellon relating to information in this prospectus regarding the BNY Mellon Mortgage Loan. These procedures included:

•	comparing the information in the BNY Mellon Data Tape against various source documents provided by BNY Mellon;

•	comparing numerical information regarding the BNY Mellon Mortgage Loan and the related Mortgaged Property disclosed in this prospectus against the BNY Mellon Data Tape; and

•	recalculating certain percentages, ratios, formulae and other information relating to the BNY Mellon Mortgage Loan disclosed in this prospectus.

Legal Review

BNY Mellon engaged law firms involved in the origination and securitization of its mortgage loans to conduct certain legal reviews of the BNY Mellon Mortgage Loan for disclosure in the prospectus. In anticipation of the securitization of the BNY Mellon Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of BNY Mellon’s standard form loan documents. In addition, origination counsel for the BNY Mellon Mortgage Loan reviewed BNY Mellon’s representations and warranties set forth on Annex E-1 to this prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the BNY Mellon Mortgage Loan. Such assistance included, among other things, a review of (i) an asset summary report for the BNY Mellon Mortgage Loan, (ii) due diligence questionnaires completed by origination counsel and members of the BNY Mellon Deal Team and (iii) exceptions to representations and warranties compiled by origination counsel.

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Origination counsel and/or securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries for the BNY Mellon Mortgage Loan set forth in Annex B to this prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures

In connection with the origination of the BNY Mellon Mortgage Loan, the BNY Member and other members of the BNY Mellon Deal Team, together with the related origination counsel, conducted a search with respect to each borrower principal under the BNY Mellon Mortgage Loan to determine whether it had filed for bankruptcy. With respect to any material pending litigation that existed at the origination of the BNY Mellon Mortgage Loan relating to any borrower principal or Mortgaged Property, updates were requested from the related borrower, origination counsel and/or borrower’s litigation counsel. If the BNY Member or any other member of the BNY Mellon Deal Team became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing the BNY Mellon Mortgage Loan, updated status information was obtained with respect to the related Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the BNY Mellon Mortgage Loan originated by BNY Mellon, the BNY Member consulted with each member of the BNY Mellon Deal Team and the BNY Mellon Mortgage Loan origination team to confirm that the BNY Mellon Mortgage Loan were originated or acquired in compliance with the origination and underwriting criteria described below under “—The Originators—The Bank of New York Mellon—BNY Mellon’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting criteria. See “—The Originators—The Bank of New York Mellon—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions

Based on the foregoing review procedures, BNY Mellon determined that the disclosure regarding the BNY Mellon Mortgage Loan in this prospectus is accurate in all material respects. BNY Mellon also determined that the BNY Mellon Mortgage Loan was originated in accordance with BNY Mellon’s origination procedures and underwriting criteria, except as disclosed under “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below. BNY Mellon attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

BNY Mellon will perform a review of any mortgage loan that it elects to substitute for the BNY Mellon Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a Material Document Defect. BNY Mellon, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). BNY Mellon will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by BNY Mellon and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by BNY Mellon to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act.

BNY Mellon most recently filed a Form ABS-15G on February 9, 2016. BNY Mellon’s “Central Index Key” number is 0001497973. With respect to the period from and including January 1, 2013 to and including December 31, 2015, BNY Mellon has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BNY Mellon nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization.

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Walker & Dunlop Commercial Property Funding I WF, LLC

General

Walker & Dunlop Commercial Property Funding I WF, LLC (“WDCPF I WF”), a limited liability company organized under the laws of the state of Delaware, is a Sponsor of, and a seller of certain Mortgage Loans (the “WDCPF Mortgage Loans”) into, the securitization described in this prospectus. The WDCPF Mortgage Loans were originated by WDCPF I WF and Walker & Dunlop Commercial Property Funding I CS, LLC (“WDCPF I CS”), a limited liability company organized under the laws of the state of Delaware. WDCPF I WF originated two (2) WDCPF Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $31,521,007, representing approximately 4.1% of the Initial Pool Balance, and WDCPF I CS originated the other WDCPF Mortgage Loan, with a Cut-off Date Balance of approximately $11,660,000, representing approximately 1.5% of the Initial Pool Balance. WDCPF I CS will transfer the WDCPF Mortgage Loan that it originated to WDCPF I WF on or prior to the Closing Date. Each of WDCPF I WF and WDCPF I CS is an indirect, wholly-owned subsidiary of Walker & Dunlop Commercial Property Funding, LLC (together with its subsidiaries, including WDCPF I WF and WDCPF I CS, “WDCPF”). WDCPF is an indirect, wholly-owned subsidiary of Walker & Dunlop, Inc., a commercial real estate finance company operating in the United States and specializing in multifamily lending, asset management, investing and servicing of loans. WDCPF was formed to originate and invest in commercial real estate debt. The executive offices of WDCPF are located at 535 Madison Avenue, 12th Floor, New York, New York 10022. WDCPF also maintains offices in Charlotte, North Carolina and Dallas, Texas.

Wells Fargo Bank, National Association (the Master Servicer, an Outside Servicer and an Outside Special Servicer) provides warehouse financing to WDCPF I WF through a repurchase facility. Two (2) of the WDCPF Mortgage Loans that WDCPF I WF will transfer to the Depositor, with an aggregate principal balance of approximately $31,521,007 as of the Cut-off Date and representing approximately 4.1% of the Initial Pool Balance, are (or are expected to be prior to the Closing Date) subject to that repurchase facility. If such is the case at the time the Certificates are issued, then WDCPF I WF will use the proceeds from its sale of such WDCPF Mortgage Loans to the Depositor to, among other things, acquire the WDCPF Mortgage Loans warehoused with Wells Fargo Bank, National Association from Wells Fargo Bank, National Association free and clear of any liens.

WDCPF is also a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the WDCPF Mortgage Loans. In addition, Wells Fargo Bank, National Association, the Master Servicer, an Outside Servicer and an Outside Special Servicer, is also the interim custodian of the loan files for all of the WDCPF Mortgage Loans. Walker & Dunlop, LLC, an affiliate of WDCPF I WF and WDCPF I CS, acts as interim servicer for all of the WDCPF Mortgage Loans. Wells Fargo Bank, National Association, the Master Servicer, is also expected to enter into a sub-servicing agreement with Walker & Dunlop, LLC pursuant to which Walker & Dunlop, LLC will be required to perform certain limited subservicing duties with respect to the WDCPF Mortgage Loans. See”—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

WDCPF’s Commercial Mortgage Securitization Program

This is the sixth commercial mortgage-backed securitization into which WDCPF is contributing commercial mortgage loans. WDCPF has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 2014. As of March 21, 2016, WDCPF had contributed approximately $395,876,208 of commercial and multifamily mortgage loans to commercial mortgage-backed securitizations.

WDCPF originates, or acquires pursuant to table funding arrangements through third party origination platforms, commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels and mixed use, self-storage and industrial properties located in North America and Puerto Rico. WDCPF’s origination program generally originates fixed rate commercial mortgage loans having maturities between five and ten years. Additionally, WDCPF may from time to time originate bridge/transitional loans, mezzanine loans and preferred equity investments.

In connection with this commercial mortgage securitization transaction, WDCPF I WF will transfer the WDCPF Mortgage Loans to the Depositor, who will then transfer the WDCPF Mortgage Loans to the Issuing Entity. In return for the transfer by the Depositor to the Issuing Entity of the WDCPF Mortgage Loans (together with the other Mortgage Loans being securitized), the Issuing Entity will issue commercial mortgage pass-through

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certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the Mortgage Loans being securitized. In coordination with underwriters and initial purchasers engaged by the Depositor, WDCPF I WF will work with the Rating Agencies, investors, servicers and other Mortgage Loan Sellers and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, WDCPF I WF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the WDCPF Mortgage Loans. In the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, WDCPF I WF and Walker & Dunlop Commercial Property Funding, LLC will generally be jointly and severally obligated to repurchase or replace the affected Mortgage Loan. We cannot assure you that either such entity will repurchase or replace a defective Mortgage Loan, and no affiliate of such entities will be responsible for doing so if such entities fail with respect to their obligations. In addition, WDCPF I WF and Walker & Dunlop Commercial Property Funding, LLC have agreed to jointly and severally indemnify the Depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Review of WDCPF Mortgage Loans

Overview

WDCPF I WF has conducted a review of the Mortgage Loans it is selling to the Depositor in connection with the securitization described in this prospectus. The review of the WDCPF Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of WDCPF or one or more of its affiliates (the “WDCPF Review Team”). The review procedures described below were employed with respect to all of the WDCPF Mortgage Loans. No sampling procedures were used in the review process.

Database

To prepare for securitization, members of the WDCPF Review Team created a database of loan-level and property-level information relating to each WDCPF Mortgage Loan. Data for the database was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets), information collected during the underwriting process, and information collected after each WDCPF Mortgage Loan’s origination (including, but not limited to, servicing updates regarding payment and escrow status, updated operating statements, rent rolls and leasing reports, and information otherwise brought to the attention of the WDCPF Review Team).

A data tape (the “WDCPF I WF Data Tape”) containing detailed information regarding each WDCPF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The WDCPF I WF Data Tape was used to provide the numerical information regarding the WDCPF Mortgage Loans in this prospectus.

Data Validation and Recalculation

WDCPF I WF (or the Depositor on its behalf) engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by WDCPF I WF, relating to information in this prospectus regarding the WDCPF Mortgage Loans. These procedures included:

•	comparing the information in the WDCPF I WF Data Tape against various source documents provided by WDCPF I WF that are described above under “—Database”;

•	comparing numerical information regarding the WDCPF Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the WDCPF I WF Data Tape; and

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•	recalculating certain percentages, ratios and other formulae relating to the WDCPF Mortgage Loans disclosed in this prospectus.

Legal Review

WDCPF engaged various law firms to conduct certain legal reviews of the WDCPF Mortgage Loans for disclosure in this prospectus. At the time each WDCPF Mortgage Loan was originated, WDCPF’s origination counsel reviewed the related Mortgage Loan documents against the loan-level securitization representations and warranties of WDCPF I WF set forth on Annex E-1 to this prospectus and, if applicable, identified any exceptions thereto.

WDCPF also engaged legal counsel to review, among other things, (i) WDCPF’s internal credit memorandum for each WDCPF Mortgage Loan; (ii) a review of the representation and warranty exception reports referred to above relating to certain of the WDCPF Mortgage Loans; (iii) WDCPF’s responses to a due diligence questionnaire relating to each WDCPF Mortgage Loan; and (iv) certain loan documents with respect to certain of the WDCPF Mortgage Loans.

Underwriting Review

At the time of loan origination, the WDCPF Review Team reviewed each WDCPF Mortgage Loan and identified any material deviations from the underwriting guidelines set forth under “Transaction Parties—The Originators—Walker & Dunlop Commercial Property Funding I WF and Walker & Dunlop Commercial Property Funding I CS—Underwriting Standards” below. See “Transaction Parties—The Originators—Walker & Dunlop Commercial Property Funding I WF and Walker & Dunlop Commercial Property Funding I CS—Underwriting Standards—Exceptions to Underwriting Criteria” below.

Other Review Procedures

With respect to any material pending litigation of which WDCPF was aware at the origination of any WDCPF Mortgage Loan, WDCPF requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

Findings and Conclusions

Based on the foregoing review procedures, WDCPF determined that the disclosure regarding the WDCPF Mortgage Loans in this prospectus is accurate in all material respects. WDCPF also determined that the WDCPF Mortgage Loans were originated in accordance with WDCPF’s origination procedures and underwriting criteria, except as described below under “Transaction Parties—The Originators—Walker & Dunlop Commercial Property Funding I WF and Walker & Dunlop Commercial Property Funding I CS—Underwriting Standards—Exceptions to Underwriting Criteria”. WDCPF I WF attributes to itself all findings and conclusions regarding the WDCPF Mortgage Loans resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution

WDCPF will perform a review of any mortgage loan that WDCPF I WF elects to substitute for a WDCPF Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. WDCPF, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”). WDCPF will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by WDCPF and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by WDCPF to render any tax opinion required in connection with the substitution.

Repurchase Requests

WDCPF I WF most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 12, 2016. WDCPF I WF’s Central Index Key is 0001617874. With respect to the period from and

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including January 1, 2013 to and including December 31, 2015, WDCPF I WF does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither WDCPF I WF nor any of its affiliates (including WDCPF I CS) intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, WDCPF I WF or its affiliates may retain, on the Closing Date, or own in the future certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

Compensation of the Sponsors

In connection with the offering and sale of the Certificates contemplated by this prospectus, the Sponsors (including affiliates of the Sponsors) will be compensated for the sale of their respective Mortgage Loans in an amount equal to the excess, if any, of:

(a)        the sum of any proceeds received from the sale of the Certificates to investors and the sale of servicing rights to Wells Fargo Bank, National Association for the master servicing of the Mortgage Loans and primary servicing of certain of the Serviced Loans, over

(b)        the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the Certificates as described in this prospectus.

The mortgage servicing rights were sold to the Master Servicer for a price based on the value of the Servicing Fee to be paid to the Master Servicer with respect to each Mortgage Loan and the value of the right to earn income on investments on amounts held by the Master Servicer with respect to the Mortgage Loans. The Master Servicer will also purchase the primary servicing rights for any Serviced Companion Loan.

The Originators

Citigroup Global Markets Realty Corp., Natixis Real Estate Capital LLC, Société Générale, Macquarie US Trading LLC d/b/a Principal Commercial Capital, Macquarie Investments US Inc. d/b/a Principal Commercial Capital, The Bank of New York Mellon, Walker & Dunlop Commercial Property Funding I WF, LLC and Walker & Dunlop Commercial Property Funding I CS, LLC are referred to in this prospectus as the “Originators”.

The information set forth in this prospectus concerning the Originators and their underwriting standards has been provided by the Originators.

Citigroup Global Markets Realty Corp.

Overview

CGMRC’s commercial mortgage loans are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CGMRC. Therefore, this general description of CGMRC’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process

The credit underwriting process for each CGMRC loan is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CGMRC. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both

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applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self storage, multifamily and manufactured housing community properties.

A member of the CGMRC deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CGMRC deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CGMRC’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval

All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Requirements

CGMRC’s underwriting standards generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CGMRC’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CGMRC determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

Amortization Requirements

While CGMRC’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

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Escrow Requirements

CGMRC may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CGMRC may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all CGMRC commercial mortgage loans.

Generally, CGMRC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

•	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances,

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including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CGMRC Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and CGMRC or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Sponsor representation and warranty set forth in paragraph (6) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material.

Property Insurance

CGMRC requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Sponsor representations and warranties in paragraphs (16) and (29) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CGMRC Mortgage Loans, CGMRC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

Appraisal

CGMRC obtains an appraisal meeting the requirements described in the Sponsor representation and warranty set forth in paragraph (41) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CGMRC generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CGMRC. CGMRC or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CGMRC generally requires that the condition be addressed in a manner that complies with the Sponsor representation and warranty set forth in paragraph (40) on Annex E-1 to this prospectus without any exceptions that CGMRC deems material.

Property Condition Report

CGMRC generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CGMRC. CGMRC or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CGMRC often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

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Servicing

Interim servicing for all CGMRC loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CGMRC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Co-Originations

From time to time, CGMRC originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect CGMRC as the payee. CGMRC has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 5 Penn Plaza, representing approximately 5.4% of the Initial Pool Balance, was co-originated with Barclays Bank PLC. The CGMRC Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 225 Liberty Street, representing approximately 5.3% of the Initial Pool Balance, was co-originated with German American Capital Corporation and Wells Fargo Bank, National Association. Each of the 5 Penn Plaza Mortgage Loan and the 225 Liberty Street Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions to Underwriting Criteria

None of the CGMRC Mortgage Loans have exceptions to the related underwriting criteria.

Natixis Real Estate Capital LLC

NREC’s Underwriting Standards

General

Mortgage loans originated by NREC generally are originated in accordance with the underwriting guidelines described below. Each lending situation is unique, however, and the facts and circumstances that surround a mortgage loan, such as the type, quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the guidelines below are applied to a specific loan. The underwriting criteria are general and, in many cases, exceptions to one or more of the guidelines may be approved. For example, if a mortgage loan exhibits any one of the following characteristics, variances from the general guidelines described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan. Accordingly, no representation is made that every mortgage loan will comply in all respects with the guidelines described below.

Loan Analysis

The NREC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character. This analysis generally includes a review of historical financial statements, which are generally unaudited, historical income tax returns of the borrower and its principals, third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the NREC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility, visibility and other demand generators.

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Loan Approval

Prior to commitment, all mortgage loans to be originated by NREC must be approved by a loan committee comprised of senior real estate professionals from NREC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms of a mortgage loan, or reject a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio

NREC’s underwriting guidelines generally require a debt service coverage ratio that is not less than 1.20x and a loan-to-value ratio that does not exceed 80%. However, exceptions to these guidelines may be approved based on the characteristics of the mortgage loan in question. For example, NREC may originate a mortgage loan with a lower debt service coverage ratio or a higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, NREC’s judgment of improved property performance in the future and/or other relevant factors. With respect to certain mortgage loans originated by NREC, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus, and in Annex A, Annex B and Annex C to this prospectus, may differ from the amount calculated at the time of origination. In addition, NREC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans originated by NREC may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements

NREC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, NREC may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and NREC’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. NREC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by NREC.

Generally, NREC requires escrows as follows:

•	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, or (iii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, (iii) if and to the extent that another third party unrelated to the applicable borrower (such as a

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condominium board, if applicable) is obligated to maintain the insurance, or (iv) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan and may be required to be funded either at loan origination and/or during the related mortgage loan term and/or after the occurrence and during the continuance of a specified trigger event. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to,(i) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements or (ii) in the case of a hospitality property, the franchisor or a third-party property manager is maintaining such an escrow.

•	Tenant Improvement/Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement/leasing commission reserve may be required to be funded either at loan origination or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, if (i) the tenant’s lease extends beyond the loan term, (ii) the rent for the space in question is considered below market, or (iii) if a sponsor, a key principal or an affiliate of the borrower delivers a guarantee agreeing to take responsibility and pay for the related costs and expenses.

•	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

•	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the NREC Mortgage Loans, please see Annex A to this prospectus.

Third Party Reports

In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the NREC Mortgage Loans, NREC generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

•	Appraisals—NREC’s underwriting guidelines generally require an independent appraisal of the subject property in connection with the origination of a mortgage loan, and that such appraisal be performed by a certified appraiser who is certified within the state in which the property is located. In addition, the guidelines require that those appraisals comply with the requirements of the Federal Institutions Reform, Recovery and Enforcement Act of 1989.

•	Environmental Assessments—NREC may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, NREC may utilize an update of a prior environmental assessment, a transaction

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screen or a desktop review. Alternatively, NREC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water may be conducted only at multifamily rental properties and only when NREC or the environmental consultant believes that special circumstances warrant such an analysis. Depending on the findings of the initial environmental assessment, NREC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

•	Engineering Assessment—In connection with the origination process, NREC may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, NREC will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

•	Seismic Report—Generally, a seismic report is required for all mortgaged properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance

In connection with the origination process, NREC generally examines whether the use and operation of the subject properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of the mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted non-conforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, NREC will consider whether—

any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by NREC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in NREC’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Exceptions to Underwriting Criteria

None of the NREC Mortgage Loans have exceptions to the related underwriting criteria.

Société Générale

Société Générale’s Underwriting Standards

Each of the Mortgage Loans originated by Société Générale (“Société Générale Mortgage Loans”) was generally originated or co-originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting

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criteria are general, and Société Générale cannot assure you that every loan will comply in all respects with the guidelines. Société Générale’s commercial real estate securitization business line originates mortgage loans principally for securitization. Commercial real estate loans originated by other business lines within Société Générale for purposes other than securitization are not required to be originated in accordance with the underwriting criteria described below.

General

Société Générale originates mortgage loans for securitization from its U.S. headquarters in New York, New York. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least one or more members of Société Générale’s credit committee, depending on the size of the mortgage loan.

Loan Analysis

Generally, Société Générale performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance officer of Société Générale. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $30 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval

All mortgage loans originated by Société Générale must be approved by at least one real estate finance credit officer and the head of commercial real estate securitization. Prior to closing loans, a credit memorandum is produced and delivered to the credit committee. If deemed appropriate a member of the real estate credit department will visit the subject property. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Property Analysis

Prior to origination of a loan, Société Générale typically performs, or causes to be performed, site inspections at each property. Depending on the property type, such inspections generally include an evaluation of one or more of the following: functionality, design, attractiveness, visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such inspections generally assess the submarket in which the property is located, which may include evaluating competitive or comparable properties.

Appraisal and Loan-to-Value Ratio

Société Générale typically obtains an appraisal that complies, or is certified by the appraiser to comply, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Uniform Standards of Professional Appraisal Practices as amended from time to time. The loan-to-value ratio of the mortgage loan is generally based on the “as-is” value set forth in the appraisal. In certain cases, the loan-to-value

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ratio of the mortgage loan is based on the “as-complete” or “as stabilized” value set forth in the appraisal. In certain cases, an updated appraisal is obtained.

Debt Service Coverage Ratio and Loan-to-Value Ratio

Société Générale’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Société Générale may vary from these guidelines.

Escrow Requirements

Generally, Société Générale requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by Société Générale are as follows (see Annex A-1 to this prospectus for instances in which reserves were not taken):

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Société Générale may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Société Générale relies on information provided by an independent engineer to make this determination. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Société Générale generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain

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anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Société Générale may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Environmental Report

Société Générale generally obtains a Phase I environmental site assessment (“ESA”) or an update of a previously obtained ESA for each mortgaged property prepared by an approved environmental consulting firm. Société Générale or its designated agent typically reviews the Phase I ESA to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I ESA identifies any such conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, Société Générale generally requires the borrower to conduct remediation activities, or to establish an operations and maintenance plan or to place funds in escrow to be used to address any required remediation. In cases in which the Phase I ESA recommends that a Phase II ESA be obtained, Société Générale generally requires such Phase II ESA to be obtained.

Physical Condition Report

Société Générale generally obtains a current physical condition report (“PCR”) for each mortgaged property prepared by an approved structural engineering firm. Société Générale, or an agent, typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Société Générale often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.

Title Insurance Policy

The borrower is required to provide, and Société Générale or its counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association (“ALTA”) form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance

Société Générale typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Other Factors

Other factors that are considered by Société Générale in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

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Exceptions

Notwithstanding the discussion under “—Société Générale’s Underwriting Standards” above, one or more of the Société Générale Mortgage Loans may vary from, or do not comply with, Société Générale’s underwriting guidelines described above. In addition, in the case of one or more of the Société Générale Mortgage Loans, Société Générale may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. None of the Société Générale Mortgage Loans were originated with any material exceptions to Société Générale’s underwriting policies.

Principal Commercial Capital

Principal Commercial Capital’s Underwriting Guidelines and Processes

Macquarie Investments US Inc. d/b/a Principal Commercial Capital and Macquarie US Trading LLC d/b/a Principal Commercial Capital are the originators of the PCC Mortgage Loans. Macquarie Investments US Inc. d/b/a Principal Commercial Capital originated one (1) PCC Mortgage Loan identified on Annex A to this prospectus as North Broadway Plaza, with an aggregate Cut-off Date Balance of approximately $11,000,000, representing approximately 1.4% of the Initial Pool Balance, and Macquarie US Trading LLC d/b/a Principal Commercial Capital originated the other five (5) PCC Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $142,342,984, representing approximately 18.5% of the Initial Pool Balance. All of the PCC Mortgage Loans were sourced and underwritten by Principal and funded by either Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital, and each PCC Mortgage Loan was closed either by Principal’s closing staff or third party origination counsel. Underwriting guidelines and processes were established by Principal and Macquarie for Principal Commercial Capital. Set forth below is a general description of these guidelines and processes with respect to loans originated or acquired by Principal Commercial Capital.

Notwithstanding the discussion below, given the unique nature of commercial properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan originated or acquired by Principal Commercial Capital will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the PCC Mortgage Loans, see the “Risk Factors” section of this prospectus, the other subsections of this “Transaction Parties—The Originators—Principal Commercial Capital” section and “Exceptions to Sponsor Representations and Warranties” in Annex E-2 to this prospectus.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional in-place, ongoing or springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis

Loans will be underwritten, not only from a real estate perspective, but also on a credit/cash flow basis. All underwriting is required to include the development and analysis of cash flow from the collateral and determination of value for the improvements. The underwriting function will incorporate the following factors into the overall analysis of a transaction:

•	Quality of the improvements, location and competitiveness of the subject property. Macro- and sub-market research is reviewed to determine desirability of the location. Site inspections are completed to assess the property’s functionality, condition, access/visibility and overall competitiveness. Review of third party appraisal reports, physical condition assessments and environmental reports is also performed by Principal’s in-house appraisers and engineers, and results are incorporated into the loan underwriting as deemed appropriate.

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•	Overall sustainability of the cash flow from the collateral. Due diligence includes review of rent rolls, leases, historical operating statements and occupancy levels. Analysis of key tenants is also performed, including financial strength, sales/occupancy cost, tenant investment in space, etc. Underwriting considers potential capital outlays for tenant improvements, leasing commissions and capital expenditures.

•	Sponsorship’s experience and financial capacity. A thorough evaluation of the investment philosophy, real estate experience and financial statements of the principal(s) of the borrower is conducted on all transactions. Background and credit checks are performed on the borrower and key principals to identify any liens, judgments, bankruptcies or pending litigation. Borrowers are generally required to be special purpose entities.

Loan Approval

All loans originated or acquired by Principal Commercial Capital must be approved by the Principal Commercial Capital investment committee which consists of representatives from both Principal and Macquarie experienced in commercial real estate lending. The Principal Commercial Capital investment committee may approve a loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-To-Value Ratios

Generally, the debt service coverage ratios for the PCC Mortgage Loans will be equal to or greater than 1.20x for all property types except hospitality and self storage properties, which will generally have debt service coverage ratios equal to or greater than 1.30x. Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties. Debt service coverage ratios are calculated in accordance with Principal Commercial Capital’s property-specific underwritten cash flow guidelines.

Generally, the loan-to-value ratio for PCC Mortgage Loans will be equal to or less than 80%. Variances may be allowed in circumstances deemed warranted by Principal Commercial Capital, such as for loans with rapid amortization schedules, higher quality tenant revenue streams or additional collateral in the form of reserves, letters of credit or guaranties.

Additional Debt

Additional debt in the form of mezzanine debt, B notes or preferred equity may be permitted either at the time of loan origination or during the loan term subject to certain loan-to-value constraints or debt service coverage requirements. When underwriting an asset, Principal Commercial Capital will review terms of such additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Macquarie or Principal or affiliates of either firm will be the lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory.

Assessments of Property Condition

As part of the underwriting process, Principal Commercial Capital will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. Principal will generally perform site inspections of the subject property or, in limited instances, engage a third party to complete the inspection. In most cases Principal Commercial Capital will obtain the independent assessments and reports described below.

Appraisal Reports

Principal Commercial Capital will in most cases require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by an appraiser who is a member of the Appraisal Institute, a membership association of professional real estate appraisers or an otherwise qualified appraiser. In certain situations, an update to an existing independent appraisal may be acceptable. The appraisal reports are required to be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The

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Appraisal Foundation, a not-for-profit organization established by the appraisal profession. The appraisal will include or be accompanied by a separate letter that includes a statement by the appraiser that the appraisal was prepared in conformity with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

Environmental Assessments

Principal Commercial Capital will in most cases require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted environmental assessment. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues, such as an analysis of radon, lead-based paint and lead in drinking water, which will usually be conducted only at multifamily properties. Depending on the findings of the Phase I environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the real property collateral, an environmental insurance policy, cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments

Principal Commercial Capital will in most cases require that an engineering firm inspect the real property collateral for any multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems; however, when circumstances warrant, Principal Commercial Capital may utilize an update of a previously conducted engineering assessment. Based on the findings of the engineering assessment, Principal Commercial Capital will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance. In some instances, repairs or maintenance may be completed prior to closing and/or reserves may be established to fund any deferred maintenance or replacement items.

Seismic Reports

Principal Commercial Capital will in most cases require a seismic report with respect to all multifamily or commercial mortgage loans located in seismic zones 3 or 4 to provide an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any mortgage loans as to which the mortgaged property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost will be subject to seismic upgrading, have adequate reserves in place for retrofitting, satisfactory earthquake insurance or be structured with recourse to a guarantor.

Zoning and Building Code Compliance

With respect to each mortgage loan, Principal Commercial Capital will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Principal Commercial Capital will consider whether to require the related borrower to obtain law and ordinance coverage and/or whether an alternative mitigating factor is in place.

Title Insurance

Each borrower is required to provide, and Principal Commercial Capital or its origination counsel typically will review, a title insurance policy for each mortgaged property. The title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) provide protection and benefits that run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and

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(v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Hazard, Liability and Other Insurance

Mortgaged properties are typically required to be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the mortgaged property.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The mortgaged properties are typically not insured for earthquake risk unless a seismic report indicates a PML or SEL of greater than 20%.

Escrow Requirements

Principal Commercial Capital may require borrowers to fund various escrows for taxes and insurance, tenant improvements and leasing commissions, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Principal Commercial Capital are as follows:

•	Taxes: Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required. Such escrows may not be required under certain circumstances, including, but not limited to (i) if there is an institutional sponsor or the sponsor is a high net worth individual, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly, and (iii) if there is a low loan-to-value ratio; provided that in each case the borrower will generally be required to submit evidence of payment of annual property taxes.

•	Insurance: Typically, if the mortgaged property is insured under an individual policy, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required. Such escrows may not be required under certain circumstances, including, but not limited to (i) if the borrower maintains a blanket insurance policy, (ii) if the mortgaged property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance, and (iii) if there is a low loan-to-value ratio; provided that in each case the borrower will generally be required to submit evidence of payment of annual property insurance premiums.

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•	Replacement Reserves: Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from a third party property condition or engineering report or to certain minimum requirements by property type. Such escrows may not be required under certain circumstances, including, but not limited to (i) if a single or investment grade tenant (which may be a ground lease tenant) is responsible for all repairs and maintenance under the terms of its lease, and (ii) if there is a low loan-to-value ratio.

•	Completion Repair/Environmental Remediation: Typically, a completion repair or remediation reserve is required where an environmental or property condition report suggests that a reserve is necessary. Upon funding of the mortgage loan, Principal Commercial Capital generally requires that at least 110-125% of the estimated cost identified in the environmental or property condition report be reserved and that repairs or replacements be completed within one year after the funding of the applicable mortgage loan. Such escrows may not be required under certain circumstances, including, but not limited to (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value, (iii) if a single or major tenant (which may be a ground lease tenant) at the related mortgaged property is responsible for the repairs, and (iv) if a secured creditor insurance policy or borrower insurance policy is in place.

•	Tenant Improvement/Leasing Commissions: In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk with respect to industrial, retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term or a letter of credit and/or a cash flow sweep or a combination of any of the aforementioned alternatives may be used to cover certain anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing the space occupied by such tenants. Such escrows may not be required under certain circumstances, including, but not limited to (i) if rent at the mortgaged property is considered below market, and (ii) if no material leases expire within the mortgage loan term.

Furthermore, Principal Commercial Capital may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower, its sponsor or an affiliate, or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In addition, under certain circumstances, where (i) positive credit characteristics exist, (ii) the amounts involved are relatively minimal, or (iii) Principal Commercial Capital has determined the mortgaged property, the borrower or its owners will likely be able to bear the related expenses without the escrow or reserve, an escrow or reserve may not be required.

Exceptions to Underwriting Criteria

One or more of the mortgage loans originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital may vary from the specific Principal Commercial Capital underwriting guidelines and procedures described above when additional credit positive characteristics are present. In addition, in the case of one or more of the mortgage loans originated by Macquarie Investments US Inc. d/b/a Principal Commercial Capital or Macquarie US Trading LLC d/b/a Principal Commercial Capital, such originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as disclosed in the following paragraphs, none of the PCC Mortgage Loans were originated with any material exceptions to Principal Commercial Capital’s underwriting guidelines and procedures described above.

With respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A to this prospectus as Marriott Midwest Portfolio, representing approximately 7.1% of the Initial Pool Balance, underwritten occupancy for three Mortgaged Properties within the portfolio is greater than 80.0%, which represents an exception to the underwriting guidelines for Principal Commercial Capital. Inclusion of this Mortgage Loan in this securitization transaction notwithstanding this exception was supported by the following: (a) underwritten occupancy for the entire portfolio of Mortgaged Properties is 78.2%; (b) the Mortgage Loan has a Debt Yield on Underwritten NOI and an UW NCF DSCR of 15.7% and 2.95x, respectively, as well as both a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio (based on the “as if complete” appraised value) of 60.3%; (c)

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the portfolio of Mortgaged Properties averaged 78.2% occupancy over the calendar year ending December 31, 2015; (d) for the calendar year ending December 31, 2015, the portfolio of Mortgaged Properties reported market penetration indices of 116.0% for occupancy, 119.1% for ADR and 136.2% for RevPAR; and (e) the portfolio of Mortgaged Properties benefits from Marriott’s brand recognition. Certain characteristics of the related Mortgaged Properties can be found on Annex A to this prospectus. Based on the foregoing, Principal Commercial Capital approved inclusion of the Mortgage Loan into this securitization transaction.

With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as Jacobson Warehouse Company, representing approximately 2.3% of the Initial Pool Balance, a new special purpose entity borrower was created in connection with the origination of such Mortgage Loan. Principal Commercial Capital’s procedures require background and credit checks on the prior borrower in connection with any refinancing loan. The prior borrower consisted of a 27-member tenant-in-common (“TIC”) structure. The new special purpose entity borrower is owned by the 27 former TICs. Background and credit checks were waived on 24 of the 27 former TICs due to the following: (a) UCC searches were completed for all 27 former TICs; (b) because all 27 entities held title, any encumbrances would be expected to show up on the title report; and (c) full background and credit checks were performed on three of the previous TIC owners, since those TIC owners are the managers of the new borrower entity. In addition, with respect to the Mortgage Loan identified on Annex A to this prospectus as Jacobson Warehouse Company, the related property condition report identified approximately $2.15 million of ongoing capital improvements, including roof replacements. In addition to the deposit of an $880,000 upfront reserve, the loan documents require monthly capital improvement reserve deposits in the amount of (i) $24,372 through May 2018, (ii) $33,512 thereafter through May 2021, and (iii) $3,047 thereafter until the Mortgage Loan is repaid. However, if the sole tenant exercises its lease termination option at the 3811 Dixon Street location (which is effective May 31, 2018) and is unable to relet such location by November 1, 2019, the obligation to make the $33,512 monthly deposits is suspended until a replacement lease commences, and if there is a cash management trigger event (which includes the sole tenant going dark, filing for bankruptcy or other insolvency proceeding, defaulting, exercising the early termination option, or failing to renew within 12 months of its lease expiration in May 2021, or the debt service coverage ratio falling below 1.25x), the obligation to make any such monthly deposits is suspended during such trigger event, in each case, provided there is no Event of Default. Such provision varies from PCC’s general underwriting procedures, in that it could result in aggregate replacement reserve collections being less than the amount of estimated replacements in the property condition report. PCC determined to allow such variation based on the following compensating factors: (i) the existence of the $880,000 upfront reserve, (ii) the loan documents provide for tenant improvement and leasing commission reserves that PCC estimates would generally be sufficient to result in the property being relet upon exercise of the lease termination option (which is exercisable only upon certain events relating to the tenant’s relationship with John Deere) or lease expiration, (iii) the sole tenant is generally responsible under its lease for making repairs and replacements and (iv) to the extent that suspension occurs during a cash management trigger event, all excess cash flow during such period will be deposited into a sweep account as additional security for the loan. Based on the foregoing, Principal Commercial Capital approved inclusion of the Mortgage Loan into this securitization transaction.

The Bank of New York Mellon

BNY Mellon’s Underwriting Standards

General

BNY Mellon’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each mortgage loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by BNY Mellon. Therefore, this general description of BNY Mellon’s underwriting standards is not intended as a representation that every BNY Mellon mortgage loan complies entirely with all criteria set forth below. For a description of any material exceptions to the underwriting guidelines in this prospectus, if any, see “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

The credit underwriting process for each BNY Mellon mortgage loan is performed by the BNY Member with the support of other members of the BNY Mellon Deal Team and, in some cases, third party due diligence providers. BNY Mellon’s credit underwriting process and any related third party due diligence provider’s work product with respect to any particular mortgage loan is ultimately subject to oversight, review and approval by the

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related BNY Member. The BNY Member and other members of the BNY Mellon Deal Team are required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

Property Analysis

The BNY Member and other members of the BNY Mellon Deal Team perform, or cause to be performed, a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. BNY Mellon assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, BNY Mellon evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis

The BNY Member and other members of BNY Mellon Deal Team perform a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees.

Debt Service Coverage Ratio and Loan-to-Value Ratio

BNY Mellon’s underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of a mortgage loan. BNY Mellon’s underwriting standards generally require a minimum debt service coverage ratio of 1.25x and maximum loan-to-value ratio of 80%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by the BNY Mellon Deal Team and ultimately approved by the BNY Member and payments on the mortgage loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, BNY Mellon may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by BNY Mellon, there may exist subordinate mortgage debt, mezzanine debt or preferred equity. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate, mezzanine debt or preferred equity is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Appraisal

For each mortgaged property, BNY Mellon obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, BNY Mellon may also obtain a value on an “as stabilized” basis reflecting factors specific to the related mortgage loan. BNY Mellon then determines the loan-to-value ratio of the mortgage

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loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower

BNY Mellon evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The BNY Member, in collaboration with other members of the BNY Mellon Deal Team, evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment

BNY Mellon will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, BNY Mellon may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, BNY Mellon might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, BNY Mellon will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, BNY Mellon may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment

In connection with the origination process, BNY Mellon will require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, BNY Mellon will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Title Insurance Policy

The borrower is required to provide, and the BNY Member and others on the BNY Mellon Deal Team review, a title insurance policy for each mortgaged property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

Property Insurance

The borrower is required to provide, and the BNY Member and others on the BNY Mellon Deal Team review, certificates of required insurance with respect to the mortgaged property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as BNY Mellon may require based on the specific characteristics of the mortgaged property.

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Seismic Report

A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance

In connection with the origination of a commercial or multifamily mortgage loan, BNY Mellon will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements

BNY Mellon requires certain borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, BNY Mellon may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by BNY Mellon. The typical required escrows for mortgage loans originated by BNY Mellon are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide BNY Mellon with sufficient funds to satisfy all taxes and assessments. BNY Mellon may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, or (ii) where a tenant is required to pay the taxes directly.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for paying all insurance premiums, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor.

•	Replacement Reserves— Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. BNY Mellon relies on information provided by an independent engineer to make this determination. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, or (ii) where an investment grade tenant is responsible for replacements under the terms of its lease.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, BNY Mellon generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed a de minimis amount.

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•	Furniture, Fixtures and Equipment—A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

•	Tenant Improvement/Lease Commissions— In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commission, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. BNY Mellon may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, or (iv) where there is institutional sponsorship or a high net worth individual.

Notwithstanding the foregoing discussion under this caption “—BNY Mellon’s Underwriting Standards”, the BNY Mellon Mortgage Loan contributed to this securitization by BNY Mellon may vary from, or may not fully comply with, BNY Mellon’s underwriting guidelines described above. In addition, in the case of the BNY Mellon Mortgage Loan contributed to this securitization by BNY Mellon, BNY Mellon may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors. See “—Exceptions to BNY Mellon’s Disclosed Underwriting Guidelines” below.

Co-Originations

From time to time, BNY Mellon originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect BNY Mellon as the payee. BNY Mellon has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The BNY Mellon Mortgage Loan secured by the Mortgaged Property identified on Annex A to this prospectus as 600 Broadway, representing approximately 6.5% of the Initial Pool Balance, was co-originated with German American Capital Corporation. The 600 Broadway Mortgage Loan was co-originated in accordance with the underwriting guidelines described above.

Exceptions

The BNY Mellon Mortgage Loan was originated or, if acquired, re-underwritten in accordance with the applicable underwriting guidelines set forth above.

Walker & Dunlop Commercial Property Funding I WF, LLC

Overview

The WDCPF Mortgage Loans were originated by WDCPF I WF and WDCPF I CS (each, a “WDCPF Originator”). WDCPF I WF originated two (2) WDCPF Mortgage Loans, with an aggregate principal balance of approximately $31,521,007 as of the Cut-off Date and representing approximately 4.1% of the Initial Pool Balance, and WDCPF I CS originated the other WDCPF Mortgage Loan, with a principal balance of approximately $11,660,000 as of the Cut-off Date and representing approximately 1.5% of the Initial Pool Balance. WDCPF I CS will transfer the WDCPF Mortgage Loan that it originated to WDCPF I WF on or prior to the Closing Date. Set forth below is a description of certain general underwriting guidelines with respect to commercial mortgage loans originated or table funded by the WDCPF Originators for securitization.

Notwithstanding the description below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that mortgaged property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity,

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sponsorship, performance history and/or other factors. Therefore, this general description of the WDCPF Originators’ origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of certain WDCPF Mortgage Loans, see “—Exceptions to Underwriting Criteria” below.

WDCPF Originators’ Underwriting Standards

Members of the WDCPF Review Team and real estate professionals associated with any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their commercial mortgage loans. Structured finance professionals work closely with real estate professionals to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All of the WDCPF Mortgage Loans, including those originated by table funded lenders must be approved by the credit committee described below under “—Loan Approval”.

With respect to certain mortgage loans, the applicable WDCPF Originator has delegated certain of its underwriting and origination functions to one or more table funded lenders or other third-party service providers, subject to loan-to-loan oversight and ultimate review and approval by the WDCPF Review Team. These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this prospectus. In all cases, mortgage loans are documented on the approved documentation of the applicable WDCPF Originator.

If a mortgage loan exhibits any one or more of the following characteristics, variances from origination procedures and underwriting criteria described below may be considered acceptable under the circumstances: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis

Both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent provided by the related sponsor and/or borrower and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party reports including appraisals, environmental reports, engineering assessments, zoning reports and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the mortgaged property is located is assessed to evaluate competitive or comparable properties as well as market trends. Unless otherwise specified, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval

All mortgage loans originated or table funded by a WDCPF Originator require approval by a loan credit committee, which includes senior executives of WDCPF. The committee may approve a mortgage loan as recommended, request that additional due diligence be completed prior to approval, approve subject to modifications of loan terms, or decline a mortgage loan.

Debt Service Coverage Ratio and Loan-to-Value Ratio

Generally, the debt service coverage ratio for a mortgage loan originated or table funded by a WDCPF Originator is required to be equal to or greater than 1.20x, and the loan-to-value ratio for a mortgage loan originated or table funded by a WDCPF Originator is required to be equal to or less than 80%; provided that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to a mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, a WDCPF Originator may originate a mortgage loan with a debt service coverage ratio below 1.20x

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based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, such WDCPF Originator’s judgment of improved property and/or market performance and/or other relevant factors.

Additionally, with respect to certain mortgage loans originated or table funded by a WDCPF Originator, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account. Also, certain mortgage loans may provide for only-interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt

Certain mortgage loans originated or table funded by a WDCPF Originator may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured. It is possible that an affiliate of such WDCPF Originator may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt, and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition

As part of each WDCPF Originator’s underwriting process, the following third party assessments and reports will generally be obtained:

•	Appraisals. Independent appraisals or an update of an independent appraisal are required in connection with the origination of each mortgage loan. Each WDCPF Originator requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such statute is not applicable to WDCPF) and the Uniform Standards of Professional Appraisal Practice.

•	Environmental Assessment. Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E1527-13 entitled, “Standard Practice for Environmental Site Assessment: Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all real property collateral. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

•	Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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•	Zoning and Building Code Compliance. With respect to each related mortgage loan, each WDCPF Originator will generally consider whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower. However, the related underwriting guidelines provide that each WDCPF Originator may, on a case-by-case basis, consider a loan secured by real property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements

Generally, each of the WDCPF Originators require most borrowers to fund various escrows, such as (to the extent applicable):

•	Taxes. Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the related WDCPF Originator with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or high net worth individual sponsor; or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

•	Insurance. If the mortgaged property is insured under an individual policy (i.e., the mortgaged property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the related WDCPF Originator with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy; or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

•	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

•	Completion Repair/Environmental Remediation. Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, each WDCPF Originator generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter; (ii) if the estimated cost of such repair or remediation does not materially impact the mortgaged property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation; or (iii) if environmental insurance is obtained or already in place.

•	Tenant Improvement/Lease Commissions. In most cases, various tenants have lease expirations within the loan term. Special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants,

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except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term; or (ii) where rent at the related mortgaged property is considered below market.

Each WDCPF Originator may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, a WDCPF Originator may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and such WDCPF Originator’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the WDCPF Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy

The borrower is required to provide, and the related WDCPF Originator or its origination counsel typically will review, a title insurance policy for each mortgaged property. The title insurance policies provided typically must meet the following requirements: (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located; (b) in an amount at least equal to the original principal balance of the mortgage loan; (c) protection and benefits run to the mortgagee and its successors and assigns; (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located; and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance

Each WDCPF Originator typically requires the borrower to provide one or more of the following insurance policies: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance. In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Servicing

Interim servicing for all loans originated or table funded by the WDCPF Originators prior to securitization is typically performed by Walker & Dunlop, LLC, an affiliate of WDCPF. Generally, servicing responsibilities are transferred from the interim servicer to the applicable master servicer of the securitization trust at the closing of the securitization, but Walker & Dunlop, LLC is expected to retain certain sub servicing responsibilities, including with respect to all of the WDCPF Mortgage Loans pursuant to a limited sub- servicing agreement with Wells Fargo Bank, National Association, the Master Servicer.

Exceptions to Underwriting Criteria

The WDCPF Mortgage Loans were originated in accordance with the underwriting criteria set forth above.

The Depositor

Citigroup Commercial Mortgage Securities Inc. is the depositor with respect to the Issuing Entity (in such capacity, the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on July 17, 2003 for the purpose of engaging in the business of, among other things, acquiring and depositing mortgage loans in trusts in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates, in addition to other related activities. The principal executive offices of the Depositor are located at 390 Greenwich Street, New York, New York 10013. The telephone number is (212) 816-5343.

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The Depositor is an indirect, wholly-owned subsidiary of Citigroup Global Markets Holdings Inc., an affiliate of CGMRC, a Sponsor and an Originator, an affiliate of Citibank, N.A., the Certificate Administrator, Certificate Registrar and paying agent, and an affiliate of Citigroup Global Markets Inc., one of the underwriters.

Since the Depositor’s incorporation in 2003, it has been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans. The Depositor generally acquires the commercial and multifamily mortgage loans from CGMRC or another of its affiliates or from another seller of commercial and multifamily mortgage loans, in each case in privately negotiated transactions.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

On the Closing Date, the Depositor will acquire the Mortgage Loans from each Mortgage Loan Seller and will simultaneously transfer them, without recourse, to the Trustee for the benefit of the Certificateholders. After establishing the Issuing Entity, the Depositor will have minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s ongoing duties will include: (i) appointing a successor Trustee or Certificate Administrator in the event of the removal of the Trustee or Certificate Administrator, (ii) paying any ongoing fees (such as surveillance fees) of the Rating Agencies, (iii) promptly delivering to the Custodian any document that comes into the Depositor’s possession that constitutes part of the Mortgage File or servicing file for any Mortgage Loan, (iv) upon discovery of a breach of any of the representations and warranties of the Master Servicer, the Special Servicer or the Operating Advisor which materially and adversely affects the interests of the Certificateholders, giving prompt written notice of such breach to the affected parties, (v) providing information in its possession with respect to the Certificates to the Certificate Administrator to the extent necessary to perform REMIC tax administration, (vi) indemnifying the Issuing Entity, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer and the Special Servicer for any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by such parties arising (a) from the Depositor’s willful misconduct, bad faith, fraud and/or negligence in the performance of its duties contained in the Pooling and Servicing Agreement or by reason of negligent disregard of its obligations and duties under the Pooling and Servicing Agreement, or (b) as a result of the breach by the Depositor of any of its obligations or duties under the Pooling and Servicing Agreement, (vii) signing any annual report on Form 10-K, including the required certification in Form 10-K under the Sarbanes-Oxley Act of 2002, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Issuing Entity and (viii) mailing the notice of a succession of the Trustee or the Certificate Administrator to all Certificateholders.

Neither the Depositor nor any of its affiliates will insure or guarantee distributions on the Certificates.

The Issuing Entity

The Issuing Entity, Citigroup Commercial Mortgage Trust 2016-P3, is a New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the Certificates, making distributions, providing reports to certificateholders and other activities described in this prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and the Trustee may make advances of delinquent monthly debt service payments to the Issuing Entity, and the Master Servicer, the Special Servicer and the Trustee may make servicing advances, to the Issuing Entity, but in each case only to the extent it deems such advances to be recoverable from the related Mortgage Loan; such advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth under “The Pooling and Servicing Agreement—Amendment”. The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, except that any Outside Serviced Mortgage Loan is being serviced and administered pursuant to the Outside Servicing Agreement. A discussion of the duties of the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor, including any discretionary activities performed by each

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of them, is set forth under “—The Trustee,” “—The Certificate Administrator,” “—Servicers—The Master Servicer”, “—Servicers—The Special Servicer,” “—Servicers—The Outside Servicers and the Outside Special Servicers,” “—The Operating Advisor,” “Description of the Certificates” and “The Pooling and Servicing Agreement”.

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable) are the Distribution Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Distribution Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties (and, with respect to a Loan Combination, solely the Issuing Entity’s interest in any REO property acquired with respect to such Loan Combination pursuant to the Pooling and Servicing Agreement or the Outside Servicing Agreement, as applicable), and the other activities described in this prospectus, and indemnity obligations to the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer and the Operating Advisor and various related persons. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or board of directors and acts through the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer.

The Depositor will be contributing the Mortgage Loans to the Issuing Entity. The Depositor will be purchasing the Mortgage Loans from the Sponsors, as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery” and “—Cures, Repurchases and Substitutions”.

Since the Issuing Entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee (in such capacity, the “Trustee”) on behalf of the Certificateholders pursuant to the Pooling and Servicing Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset backed securities transactions. As of December 31, 2015, WTNA served as trustee on over 1,500 mortgage backed related securities transactions having an aggregate original principal balance in excess of $125 billion, of which approximately 147 transactions were commercial mortgage backed securities transactions having an aggregate original principal balance of approximately $95 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The foregoing information set forth under this “—The Trustee” heading has been provided by WTNA.

WTNA is also (a) the trustee under the CGCMT 2016-GC36 Pooling and Servicing Agreement, which governs the servicing of the 5 Penn Plaza Loan Combination, (b) the trustee under the 2016-225L Trust and Servicing Agreement, which governs the servicing of the 225 Liberty Street Loan Combination, (c) the trustee under the WFCM 2015-P2 Pooling and Servicing Agreement, which governs the servicing of the Heritage Industrial Portfolio Loan Combination and (d) the trustee under the WFCM 2015-NXS3 Pooling and Servicing Agreement, which governs the servicing of the One Court Square Loan Combination.

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In its capacity as the CGCMT 2016-GC36 Trustee, WTNA serves as mortgagee of record with respect to the 5 Penn Plaza Loan Combination. In its capacity as the 2016-225L Trustee, WTNA serves as mortgagee of record with respect to the 225 Liberty Street Loan Combination. In its capacity as the WFCM 2015-P2 Trustee, WTNA serves as mortgagee of record with respect to the Heritage Industrial Portfolio Loan Combination. In its capacity as the WFCM 2015-NXS3 Trustee, WTNA serves as mortgagee of record with respect to the One Court Square Loan Combination.

The responsibilities of the Trustee are set forth in the Pooling and Servicing Agreement. A discussion of the role of the Trustee and its continuing duties, including: (1) any actions required by the Trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the Trustee to take action, (2) limitations on the Trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, (3) any indemnification provisions that entitle the Trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and (4) any contractual provisions or understandings regarding the Trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one Trustee to another Trustee will be paid, is set forth in this prospectus under “The Pooling and Servicing Agreement”. In its capacity as Trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “The Pooling and Servicing Agreement—Advances”.

For a description of any material affiliations, relationships and related transactions between the Trustee and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The Trustee will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. For further information regarding the duties, responsibilities, rights and obligations of the Trustee under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Trustee’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

The Certificate Administrator

Citibank, N.A., a national banking association (“Citibank”), will act as the certificate administrator (in such capacity, the “Certificate Administrator”) and the custodian (in such capacity, the “Custodian”) under the Pooling and Servicing Agreement. The Certificate Administrator will also be the REMIC administrator and the 17g-5 Information Provider under the Pooling and Servicing Agreement. The corporate trust office of Citibank responsible for administration of the issuing entity is located at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Global Transaction Services – CGCMT 2016-P3 and the office for certificate transfer services is located at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Global Transaction Services – CGCMT 2016-P3.

Citibank is a wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank performs as certificate administrator through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank has primary corporate trust offices located in both New York and London. Citibank is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the fourth quarter of 2015, Citibank’s Agency and Trust group managed in excess of $5.1 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank’s Agency and Trust group has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the fourth quarter of 2015, Citibank acted as trustee, certificate administrator and/or paying agent for approximately 67 transactions backed by commercial mortgages with an aggregate principal balance of approximately $70.1 billion. The depositor, the underwriters, the initial purchasers, the master servicer, the special servicer, the trustee, the custodian, the operating advisor and the asset representations reviewer may maintain banking and other commercial relationships with Citibank and its affiliates.

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Under the terms of the Pooling and Servicing Agreement, Citibank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. An analyst will also be responsible for the timely delivery of reports to the administration unit for processing all cash flow items. As Certificate Administrator, Citibank is also responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity. In the past three years, Citibank has not made material changes to the policies and procedures of its securities administration services for commercial mortgage-backed securities.

There have been no material changes to Citibank’s policies or procedures with respect to its commercial mortgage-backed trustee or securities administration function other than changes required by applicable laws. In the past three years, Citibank has not materially defaulted in its trustee or securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of the performance by Citibank as trustee or securities administrator with respect to commercial mortgage-backed securities.

Citibank is acting as custodian of the mortgage files pursuant to the Pooling and Servicing Agreement. The custodian is responsible to hold and safeguard the mortgage note(s) and other contents of the mortgage file with respect to each underlying mortgage loan on behalf of the trustee and the certificateholders. Each mortgage file will be maintained in a separate file folder marked with a unique bar code to assure loan level file integrity and to assist in inventory management. Files are segregated by transaction and/or issuer. Citibank, through its affiliates and third-party vendors, has been engaged in the mortgage document custody business for more than ten years. Citibank, through its affiliates and third-party vendors, maintains its commercial document custody facilities in Chicago, Illinois and St. Paul, Minnesota. One such third-party vendor separately engaged by Citibank, N.A. in its capacity as custodian under the Pooling and Servicing Agreement is U.S. Bank National Association which will hold and safeguard the mortgage notes and other contents of the mortgage files with respect to the underlying mortgage loans.

Citibank is acting as Certificate Administrator of this CMBS transaction. In the ordinary course of business, Citibank is involved in a number of legal proceedings, including in connection with its role as trustee of certain residential mortgage-backed securities (“RMBS”) transactions. On June 18, 2014 a civil action was filed against Citibank in the Supreme Court of the State of New York by a group of investors in 48 private-label RMBS trusts for which Citibank serves or did serve as trustee, asserting claims for purported violations of the Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Citibank’s alleged failure to perform its duties as trustee for the 48 RMBS trusts. On November 24, 2014, plaintiffs sought leave to withdraw this action. On the same day, a smaller subset of similar plaintiff investors in 27 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee filed a new civil action against Citibank in the Southern District of New York asserting similar claims as the prior action filed in state court. In January 2015, the court closed plaintiff’s original state court action. Citibank’s motion to dismiss the federal complaint was fully briefed as of May 13, 2015. On September 8, 2015, the federal court dismissed all claims as to 24 of the 27 trusts and allowed certain of the claims to proceed as to the other three trusts. That case, involving the three remaining trusts, is pending.

On November 24, 2015, the same investors that brought the federal case brought a new civil action in the Supreme Court of the State of New York related to 25 private-label RMBS trusts for which Citibank allegedly serves or did serve as trustee. This case includes the 24 trusts previously dismissed in the federal action, and one additional trust. The investors assert claims for breach of contract, breach of fiduciary duty, breach of duty to avoid conflicts of interest, and violation of New York’s Streit Act. Citibank filed a motion to dismiss this case on February 26, 2016.

On August 19, 2015, the Federal Deposit Insurance Corporation (“FDIC”) as receiver for a financial institution filed a civil action against Citibank in the Southern District of New York. This action related to one private-label RMBS trust for which Citibank formerly served as trustee. FDIC asserts claims for breach of contract, violation of the Streit Act, and violation of the Trust Indenture Act of 1939. Citibank is jointly briefing a motion to dismiss with the Bank of New York Mellon and U.S. Bank, entities that have also been sued by FDIC in their capacity as trustee, and whose cases are all in front of Judge Carter. Defendants’ joint motion to dismiss was fully briefed as of March 22, 2016.

There can be no assurances as to the outcome of litigation or the possible impact of litigation on the trustee or the RMBS trusts. However, Citibank denies liability and continues to vigorously defend against these

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litigations. Furthermore, neither the above-disclosed litigations nor any other pending legal proceeding involving Citibank will materially affect Citibank’s ability to perform its duties as Certificate Administrator under the Pooling and Servicing Agreement for this CMBS transaction.

Neither Citibank nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization, except that Citibank or one of its affiliates may purchase the Class R certificates. However, Citibank or its affiliates may retain, on the Closing Date, or own in the future certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information set forth under this “—The Certificate Administrator” heading has been provided by Citibank.

Citibank is also the certificate administrator and custodian under the 2016-225L Trust and Servicing Agreement, which governs the servicing of the 225 Liberty Street Loan Combination.

For a description of any material affiliations, relationships and related transactions between the Certificate Administrator and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Certificate Administrator will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement.  For further information regarding the duties, responsibilities, rights and obligations of the Certificate Administrator under the Pooling and Servicing Agreement, including those related to indemnification, see “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.  Certain terms of the Pooling and Servicing Agreement regarding the Certificate Administrator’s removal, replacement or resignation are described under “The Pooling and Servicing Agreement—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Servicers

General

Each of the Master Servicer (directly or through one or more sub-servicers (which includes the primary servicers)) and the Special Servicer will be required to service and administer the Serviced Loans for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”.

The Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo”) will act as the master servicer for all of the Mortgage Loans to be deposited into the Issuing Entity and as the primary servicer for the Serviced Companion Loans (except for the Marriott Midwest Companion Loan) (in such capacity, the “Master Servicer”). Wells Fargo is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. Wells Fargo is also (i) the special servicer, certificate administrator and custodian under the CGCMT 2016-GC36 Pooling and Servicing Agreement, pursuant to which the 5 Penn Plaza Loan Combination is serviced, (ii) the servicer under the 2016-225L Trust and Servicing Agreement, pursuant to which the 225 Liberty Street Loan Combination is serviced, (iii) the master servicer, certificate administrator, custodian and an affiliate of the depositor under the WFCM 2015-P2 Pooling and Servicing Agreement, pursuant to which the Heritage Industrial Portfolio Loan Combination is serviced, (iv) the general master servicer, certificate administrator, custodian, and an affiliate of the depositor under the WFCM 2015-NXS3 Pooling and Servicing Agreement, pursuant to which the One Court Square Loan Combination is serviced, (v) the current holder of the 225 Liberty Street Pari Passu Companion Loan that is evidenced by the non-controlling note A-1F and (vi) an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers with respect to the Non-Offered Certificates. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo. Like Wells Fargo, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo and Wachovia integrated their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo managers and legacy Wachovia managers.

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The principal west coast commercial mortgage master servicing offices of Wells Fargo are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo are located at MAC D1086, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number:	35,189	33,354	33,590	32,701
By Approximate Aggregate Unpaid Principal Balance (in billions):	$428.52	$434.37	$474.38	$501.54

Within this portfolio, as of December 31, 2015, are approximately 24,010 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $410.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo’s servicing portfolio, as of December 31, 2015, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2012	$331,765,453,800	$2,133,375,220	0.64%

Calendar Year 2013	$346,011,017,466	$2,158,219,403	0.62%

Calendar Year 2014	$377,947,659,331	$1,750,352,607	0.46%

Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

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Wells Fargo has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years. Wells Fargo’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The table below sets forth information about Wells Fargo’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2012	As of 12/31/2013	As of 12/31/2014	As of 12/31/2015
By Approximate Number	69	91	111	123
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$40.2	58.7	67.2	85.1
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance(2)	$2,256,422,115	$1,047,414,628	$520,064,655	$181,704,308

(1)	Includes all loans in Wells Fargo’s portfolio for which Wells Fargo is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the Mortgaged Properties for tenants, purchasers, financing and so forth.

Wells Fargo has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the underlying loan documents) to maximize the value from the assets for the benefit of certificate holders. Wells Fargo’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable law, rule and regulation.

Wells Fargo is rated by Fitch, S&P and Morningstar as a primary servicer, a master servicer and a special servicer of commercial mortgage loans. Wells Fargo’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar

Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo are rated “AA-” by S&P, “Aa1” by Moody’s and “AA” by Fitch. The short-term deposits of Wells Fargo are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo’s policies and procedures have come in response

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to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo may perform any of its obligations under the Pooling and Servicing Agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo may engage third-party vendors to provide technology or process efficiencies. Wells Fargo monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo on the Mortgage Loans and the Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo and will then be allocated and transferred to the appropriate account as described in this preliminary prospectus. On the day any amount is to be disbursed by Wells Fargo, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, Wells Fargo may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, the Serviced Companion Loans or otherwise. To the extent Wells Fargo performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo, or to which any property of Wells Fargo is subject, that are material to the Certificateholders, nor does Wells Fargo have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the Mortgage Loan Sellers to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Outside Serviced Mortgage Loan) and Serviced Companion Loans

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and/or the right to be appointed as the Master Servicer or primary servicer, as the case may be, with respect to such Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and CGMRC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by CGMRC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the CGMRC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and NREC or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by NREC or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the NREC Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and Société Générale or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by Société Générale or those affiliates from time to time, which may include, prior to their inclusion in the Issuing Entity, some or all of the Société Générale Mortgage Loans.

Pursuant to certain interim servicing agreements between Wells Fargo and BNY Mellon or certain of its affiliates, Wells Fargo acts as interim servicer with respect to certain mortgage loans owned by BNY Mellon or those affiliates from time to time, which includes, prior to its inclusion in the Issuing Entity, the 600 Broadway Mortgage Loan.

Wells Fargo is a party to an interest rate hedging arrangement with an affiliate of WDCPF I WF which may include some or all of the WDCPF Mortgage Loans.

Wells Fargo expects to enter into a limited subservicing agreement with an affiliate of WDCPF I WF pursuant to which such affiliate is expected to assume certain limited subservicing duties with respect to some or all of the WDCPF Mortgage Loans.

In its capacity as the Master Servicer, Wells Fargo expects to enter into a primary servicing agreement with PGI pursuant to which PGI is expected to perform most servicing duties of the Master Servicer, other than making Advances, with respect to all of the PCC Mortgage Loans (other than the Heritage Industrial Portfolio Mortgage Loan).

The Heritage Industrial Portfolio Mortgage Loan (and the Heritage Industrial Portfolio Pari Passu Companion Loan) will be primary serviced by PGI pursuant to a primary servicing agreement entered into in connection with the WFCM 2015-P2 Securitization, dated December 1, 2015 between Wells Fargo, as master servicer under the WFCM 2015-P2 securitization, and PGI, as primary servicer.

Pursuant to the terms of the Pooling and Servicing Agreement, Wells Fargo will be entitled to retain a portion of the Servicing Fee equal to the amount by which the Servicing Fee exceeds the sum of (1) the fee payable to any initial subservicer as a primary servicing fee and (ii) a master servicing fee at a per annum rate of 0.0025% with respect to each Mortgage Loan and, to the extent provided for in the related Intercreditor Agreement, each Serviced Companion Loan notwithstanding any termination or resignation of Wells Fargo as master servicer. In addition, Wells Fargo will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Neither Wells Fargo nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization other than as set forth above. However, Wells Fargo or its affiliates may retain certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The foregoing information regarding Wells Fargo Bank under the heading “—Servicers—The Master Servicer” has been provided by Wells Fargo Bank.

The Master Servicer will have various duties under the Pooling and Servicing Agreement. Certain duties and obligations of the Master Servicer are described under “The Pooling and Servicing Agreement—General” and “—

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Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”. The Master Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than the Outside Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”. The Master Servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the Master Servicer’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances”.

The Master Servicer will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or the Serviced Companion Loans. On occasion, the Master Servicer may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent Master Servicer performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

Certain terms of the Pooling and Servicing Agreement regarding the Master Servicer’s removal or replacement, or resignation are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”, “—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waivers of Servicer Termination Events”.

The Master Servicer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement. The Master Servicer’s rights and obligations with respect to indemnification, and certain limitations on the Master Servicer’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

For a description of any material affiliations, relationships and related transactions between the Master Servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

C-III Asset Management LLC, a Delaware limited liability company (“C-III AM”), will initially be appointed to act as the special servicer (in such capacity, the “Special Servicer”) under the Pooling and Servicing Agreement. In such capacity, the Special Servicer will be responsible for the servicing and administration of the Specially Serviced Loans and REO Properties pursuant to the Pooling and Servicing Agreement.

C-III AM, a wholly owned subsidiary of C-III Capital Partners LLC, a Delaware limited liability company, provides primary and special loan servicing for third party portfolio owners, CMBS trusts, CDOs, government agencies and C-III Capital Partners LLC and its affiliates. C-III has a special servicer rating of CSS1- from Fitch and a rating of MOR CS1 from Morningstar. C-III AM is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “STRONG” by S&P. As of December 31, 2015, C-III AM was the named special servicer for approximately 138 transactions representing approximately 8,231 first mortgage loans, with an aggregate stated principal balance of approximately $95,600,000,000. Of those 138 transactions, 130 are commercial mortgage-backed securities transactions representing approximately 8,152 first mortgage loans, with an aggregate stated principal balance of approximately $94,600,000,000. The remaining eight (8) transactions are made up of three (3) CDOs and five (5) clients, three (3) of which are affiliates of C-III and two (2) of which are third-party noteholders. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto Rico. With respect to such transactions as of such date, the special servicer was administering approximately 418 assets with a stated principal balance of approximately $6,600,000,000. Each of these specially serviced assets is serviced in accordance with the applicable procedures set forth in the related servicing agreement that governs the asset. Since its inception in 2002 and through December 31, 2015, C-III AM has resolved 3,689 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $43,290,000,000.

C-III AM has detailed policies and operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-III AM servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed and updated, as needed, annually. C-III AM also has a formal disaster recovery and business continuity

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plan, which is reviewed annually. In the past three years there have not been any material changes to C-III AM’s policies and procedures relating to the servicing function C-III AM will perform under the Pooling and Servicing Agreement for assets of the same type as are included in this transaction.

C-III AM will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or any Serviced Pari Passu Companion Loan or Serviced Subordinate Companion Loan. C-III AM may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans, Serviced Pari Passu Companion Loans, Serviced Subordinate Companion Loans or otherwise. To the extent that C-III AM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard (as defined in “The Pooling and Servicing Agreement—Servicing Standard”).

There are, to the current actual knowledge of C-III AM, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the Pooling and Servicing Agreement, and C-III AM’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by C-III AM in connection with special servicing of commercial mortgage-backed securitization pools generally.

C-III AM has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving commercial or multifamily mortgage loans in which C-III AM was acting as special servicer as a result of any action or inaction of C-III AM as special servicer including as a result of C-III AM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. C-III AM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and therefore C-III AM believes its financial condition will not have a material impact on pool performance or performance of the Certificates.

From time to time, C-III AM is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-III AM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

C-III AM has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 2002. The table below contains information on the aggregate balances as of the respective calendar year ends of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that were serviced by C-III AM as special servicer in CMBS transactions from 2012 to 2015.

	Calendar Year End December 31st (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2012	2013	2014	2015
Total	$11.6	$7.3	$6.4	$6.3

 C-III AM may enter into one or more arrangements with a Controlling Class Certificateholder, the Directing Holder, a holder of a Companion Loan or any person with the right to appoint or remove and replace the Special Servicer to provide for a discount and/or revenue sharing with respect to certain of the Special Servicer compensation in consideration of, among other things, C-III AM’s appointment as Special Servicer under the Pooling and Servicing Agreement and any related Co-Lender Agreement and limitations on such person’s right to replace the Special Servicer.

C-III AM occasionally engages consultants to perform property inspections on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

There are currently no legal proceedings pending against C-III AM, or to which any property of C-III AM is subject, that are material to the Certificateholders, and C-III AM has no actual knowledge of any such proceedings of this type contemplated by governmental authorities.

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Neither the Special Servicer nor any of its affiliates intends to acquire any certificates issued by the Issuing Entity or any other economic interest in this securitization.

The foregoing information regarding C-III AM under this “—Servicers—The Special Servicer” heading has been provided by C-III AM.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans”, “—Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses”, “—Inspections”, and “—Appraisal Reduction Amounts”. The Special Servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Modifications, Waivers and Amendments”.

The Special Servicer will not have any material advancing rights or obligations. In certain instances, the Special Servicer may have the right to make property related servicing advances in emergency situations.

The Special Servicer may be terminated, with respect to the Mortgage Loans serviced under the Pooling and Servicing Agreement (other than any Serviced Outside Controlled Loan Combination), without cause by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Controlling Class Representative (if a Control Termination Event does not exist). The Special Servicer may be removed and replaced with respect to a Serviced Outside Controlled Loan Combination, with or without cause at any time, at the direction of the related Outside Controlling Note Holder.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor”.

The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the Special Servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The PCC Mortgage Loan Primary Servicer

Principal Global Investors, LLC (“PGI”) will act as primary servicer with respect to all of the PCC Mortgage Loans. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. The principal servicing offices of PGI are located at 801 Grand Avenue, Des Moines, Iowa 50392.

PGI is ranked “Strong” as a primary servicer and “Above Average” as a special servicer of commercial real estate loans by Standard & Poor’s Rating Services (“S&P”). PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

As of December 31, 2015, PGI was responsible for servicing approximately 2,273 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $22.3 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients. The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

As of December 31, 2015, PGI was a primary servicer in approximately 63 commercial mortgage-backed securitization transactions, servicing approximately 727 loans with an aggregate outstanding principal balance of approximately $7.2 billion.

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PGI’s historical servicing volume is shown below:

Year-End	2012	2013	2014	2015

CMBS	$10.3B	$9.2B	$8.3B	$7.2B

Total loans	$24.5B	$23.5B	$22.8B	$22.3B

PGI utilizes the Enterprise! loan servicing system, which is widely used in the loan servicing industry. PGI has a robust website available for borrowers to view the current status of their loans. PGI also utilizes a website to provide information to master servicers, including property inspections, property financials and other reporting.

The PGI servicing team is comprised of the following areas:

•	Operations is responsible for new loan boarding, loan audits, insurance and real estate tax monitoring and escrows and UCC administration.

•	Servicing Asset Management is responsible for processing borrower consents, including lease related items; escrow and reserve administration and monitoring triggers.

•	Portfolio managers are responsible for compliance with the pooling and servicing agreements and primary servicing agreements, and master servicer and special servicer communication.

•	Surveillance is responsible for collecting and analyzing financial statements, rent rolls, physical property inspections and general portfolio surveillance.

•	Cash Management and Investor Reporting controls cash management, including payment processing, remittances and investor reporting.

PGI may use sub-servicers or vendors to perform certain servicing processes. None of the sub-servicers or vendors perform any cashiering or material processes. PGI monitors any sub-vendors for compliance and quality control.

Generally, all loan payments received by PGI are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

PGI has quality control policies and procedures to ensure compliance with the servicing criteria set forth in Item 1122 of Regulation AB. PGI’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and servicing industry changes. There have been no material non-compliance or default issues against PGI in the servicing of its CMBS or other loans.

No securitization transaction involving commercial mortgage loans in which PGI was acting as primary servicer has experienced an event of default as a result of any action or inaction of PGI as primary servicer, including as a result of PGI’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

From time to time, PGI and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PGI does not believe that any currently pending lawsuits or legal proceedings would individually or in the aggregate have a material adverse effect on its business or its ability to act as primary servicer with respect to the PCC Mortgage Loans.

PGI has an interim servicing agreement with Macquarie Investments US Inc. d/b/a Principal Commercial Capital (and certain of its affiliates) to interim service certain mortgage loans (including each PCC Mortgage Loan other than the Heritage Industrial Portfolio Mortgage Loan) prior to securitization.

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PGI has acquired the right to be appointed as the primary servicer of all PCC Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $153,342,984, representing approximately 19.9% of the Initial Pool Balance). Each of the PCC Mortgage Loans (other than the Heritage Industrial Portfolio Mortgage Loan) will be primary serviced by PCC pursuant to a primary servicing agreement entered into in connection with this transaction to be dated as of a date in April 2016 (the “PGI Primary Servicing Agreement”) between Wells Fargo Bank, National Association, as master servicer, and PGI, as primary servicer. The Heritage Industrial Portfolio Mortgage Loan (and the Heritage Industrial Portfolio Pari Passu Companion Loan) will be primary serviced by PGI pursuant to a primary servicing agreement entered into in connection with the WFCM 2015-P2 Securitization, dated December 1, 2015 (such agreement, together with the PGI Primary Servicing Agreement, the “PGI Primary Servicing Agreements”) between Wells Fargo Bank, National Association, as master servicer under the WFCM 2015-P2 securitization, and PGI, as primary servicer. The primary servicing of each PCC Mortgage Loan will be governed by the applicable PGI Primary Servicing Agreement.

Neither PGI nor any of its affiliates intends to retain any certificates issued by the Issuing Entity or any other economic interest in this securitization. However, PGI or its affiliates may retain on the Closing Date or own in the future certain classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The PGI Primary Servicing Agreements

Pursuant to the PGI Primary Servicing Agreements, PGI, as primary servicer, on behalf of Wells Fargo Bank, National Association, in its capacity as Master Servicer or Wells Fargo Bank, National Association, in its capacity as WFCM 2015-P2 Servicer (the “Related Master Servicer”), will be responsible for certain of the obligations of the Related Master Servicer with respect to all of the PCC Mortgage Loans, as described under “The Pooling and Servicing Agreement” in this prospectus (and, with respect to the Heritage Industrial Portfolio Mortgage Loan, “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans—Servicing of the Heritage Industrial Portfolio Mortgage Loan”), including, but not limited to, collecting monthly payments and escrow and reserve payments, preparing reports and performing annual inspections of the related Mortgaged Property and processing borrower requests. PGI will have no obligation to make monthly debt service advances or property advances on the PCC Mortgage Loans. PGI will be responsible for performing the primary servicing of the PCC Mortgage Loans in a manner consistent with the servicing standard under the Pooling and Servicing Agreement or, with respect to the Heritage Industrial Portfolio Mortgage Loan, the WFCM 2015-P2 Pooling and Servicing Agreement (with respect to the related PCC Mortgage Loan, the “Related Pooling and Servicing Agreement”). PGI’s responsibilities will include, but are not limited to:

•	collecting payments on the PCC Mortgage Loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the Related Master Servicer;

•	providing certain CREFC® reports to the Related Master Servicer;

•	processing borrower requests in respect of PCC Mortgage Loans (and obtaining, when required, consent of the Related Master Servicer or, to the extent required under the Related Pooling and Servicing Agreement, the applicable special servicer); and

•	handling early stage delinquencies and collections; provided that servicing of PCC Mortgage Loans that are specially serviced loans will be transferred from PGI to the applicable special servicer as required pursuant to the terms of the Related Pooling and Servicing Agreement.

As compensation for its activities under each PGI Primary Servicing Agreement, PGI will be paid a primary servicing fee by the Related Master Servicer with respect to the PCC Mortgage Loans, but only to the extent that the Related Master Servicer receives the related servicing fee. Such primary servicing fee will be equal to the primary servicing fee component of the servicing fee paid to the Related Master Servicer under the Related Pooling and Servicing Agreement and will be equal to (i) with respect to each PCC Mortgage Loan other than Heritage Industrial Portfolio, the related Administrative Fee set forth on Annex A minus the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Asset Representations Reviewer Ongoing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate and the master servicing fee rate of 0.0025%, and (ii) with respect to the Heritage Industrial Portfolio Mortgage Loan, 0.0200% per annum. PGI will also receive a primary servicing fee in respect of the Marriott Midwest Portfolio Companion Loan accruing at a rate equal

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to 0.0100% per annum. PGI will be entitled to certain additional servicing compensation with respect to the PCC Mortgage Loans, including, but not limited to, a portion of modification fees and assumption fees, but only from amounts to which the Related Master Servicer is entitled under the Related Pooling and Servicing Agreement.

Pursuant to the PGI Primary Servicing Agreements and the Related Pooling and Servicing Agreement, PGI will not be liable for any action taken or for refraining from taking any action in good faith pursuant to the related agreement, or for errors in judgment, provided that PGI will not be protected from any liability arising from a breach of any representation or warranty, willful misconduct, bad faith or negligence. See “The Pooling and Servicing Agreement—Limitations on Liability; Indemnification”.

PGI may not resign as primary servicer except by mutual consent of PGI and the Related Master Servicer and payment by PGI of all reasonable out-of-pocket costs and expenses of the Related Master Servicer in connection with such resignation and transfer of servicing, or upon the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by PGI.

The Related Master Servicer will have the right to terminate PGI as primary servicer under the related PGI Primary Servicing Agreement if certain termination events under such PGI Primary Servicing Agreement are not remedied. In addition, the Depositor (or, with respect to the Heritage Industrial Portfolio Mortgage Loan, the depositor under the WFCM 2015-P2 Securitization) will have the right to terminate PGI as primary servicer under the applicable PGI Primary Servicing Agreement upon any failure of PGI to comply with the Exchange Act reporting requirements of the Related Pooling and Servicing Agreement, including the failure to deliver any reports, certificates or disclosure information under the Exchange Act or under the rules and regulations promulgated under the Exchange Act, at the time such report, certification or information is required under the Related Pooling and Servicing Agreement.

The information set forth under this sub-heading regarding PGI has been provided by PGI.

The Outside Servicers and the Outside Special Servicers

Following the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, the 600 Broadway Loan Combination will be serviced under the pooling and servicing agreement for such securitization. The parties to the pooling and servicing agreement governing any securitization of the 600 Broadway Controlling Pari Passu Companion Loan have not yet been identified.

The 5 Penn Plaza Loan Combination is being serviced and administered pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement by KeyBank National Association, as master servicer, and Wells Fargo Bank, National Association, as special servicer.

The 225 Liberty Street Loan Combination is being serviced and administered pursuant to the 2016-225L Trust and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Trimont Real Estate Advisors, LLC, as special servicer.

The Heritage Industrial Portfolio Loan Combination is being serviced and administered pursuant to the WFCM 2015-P2 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and C-III Asset Management LLC, as special servicer.

The One Court Square Loan Combination is being serviced and administered pursuant to the WFCM 2015-NXS3 Pooling and Servicing Agreement by Wells Fargo Bank, National Association, as master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as special servicer.

Following the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan, the Home Depot - Elk Grove Village Loan Combination will be serviced under the pooling and servicing agreement for such securitization. The parties to the pooling and servicing agreement governing any securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan have not yet been identified.

The role and responsibilities of the master servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, generally similar to those of the Master Servicer of the Mortgage Loans (other than the

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Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The role and responsibilities of the special servicer with respect to each Outside Serviced Loan Combination are, or are expected to be, similar to those of the Special Servicer of the Mortgage Loans (other than Outside Serviced Mortgage Loans) under the Pooling and Servicing Agreement, and are further summarized in this prospectus under “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

The Operating Advisor and the Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services”), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial”), will act as the operating advisor (in such capacity, the “Operating Advisor”) under the Pooling and Servicing Agreement. Park Bridge Lender Services will also be serving as the asset representations reviewer (in such capacity, the “Asset Representations Reviewer”) under the Pooling and Servicing Agreement. Park Bridge Lender Services has an address at 41 Watchung Plaza, Suite 250, Montclair, New Jersey 07042 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of December 31, 2015, Park Bridge Lender Services was acting as operating advisor or trust advisor for CMBS transactions with an approximate aggregate initial principal balance of $73.8 billion issued in 68 transactions.

Park Bridge Lender Services is currently acting as asset representations reviewer for 6 CMBS transactions with an approximate aggregate initial principal balance of $5.1 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding Park Bridge Lender Services has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the Operating Advisor or the Asset Representations Reviewer and the other transaction parties, see “—Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer, the Special Servicer and the Operating Advisor” and “—Operating Advisor”.

The Operating Advisor and the Asset Representations Reviewer will only be liable under the Pooling and Servicing Agreement to the extent of the obligations specifically imposed by the Pooling and Servicing Agreement, and no implied duties or obligations may be asserted against the Operating Advisor or Asset Representations Reviewer.

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The Operating Advisor will have certain review and consultation duties with respect to activities of the Special Servicer. The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent Mortgage Loans. For further information regarding the duties, responsibilities, rights and obligations of the Operating Advisor and the Asset Representations Reviewer under the Pooling and Servicing Agreement, including those related to indemnification and limitation of liability, see “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s or the Asset Representations Reviewer’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Operating Advisor”, and “—The Asset Representations Reviewer”.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

Transaction Party and Related Party Affiliations

The Depositor and its affiliates are playing several roles in this transaction. The Depositor is an affiliate of CGMRC, a Sponsor and an Originator, Citigroup Global Markets Inc., one of the underwriters, and Citibank, N.A., the Certificate Administrator, Custodian, Certificate Registrar and paying agent.

Société Générale, a Sponsor and an Originator, and SG Americas Securities, LLC, one of the underwriters, are affiliated with each other.

Wells Fargo, the Master Servicer, is also (a) the special servicer, certificate administrator and custodian under the CGCMT 2016-GC36 Pooling and Servicing Agreement, which governs the servicing of the 5 Penn Plaza Loan Combination, (b) the servicer under the 2016-225L Trust and Servicing Agreement, which governs the servicing of the 225 Liberty Street Loan Combination, (c) the master servicer, certificate administrator and custodian, and an affiliate of the depositor, under the WFCM 2015-P2 Pooling and Servicing Agreement, which governs the servicing of the Heritage Industrial Portfolio Loan Combination, (d) the general master servicer, certificate administrator, custodian and an affiliate of the depositor under the WFCM 2015-NXS3 Pooling and Servicing Agreement, which governs the servicing of the One Court Square Loan Combination, (e) the current holder of the 225 Liberty Street Pari Passu Companion Loan that is evidenced by the non-controlling note A-1F and (f) an affiliate of Wells Fargo Securities, LLC, one of the initial purchasers with respect to the Non-Offered Certificates.

C-III Asset Management LLC, the Special Servicer, is also the special servicer under the WFCM 2015-P2 Pooling and Servicing Agreement, which governs the servicing of the Heritage Industrial Portfolio Loan Combination.

Citibank, N.A., the Certificate Administrator and the Custodian, is also the certificate administrator and custodian under the 2016-225L Trust and Servicing Agreement, which governs the servicing of the 225 Liberty Street Loan Combination.

Wilmington Trust, National Association, the Trustee, is also (a) the trustee under the CGCMT 2016-GC36 Pooling and Servicing Agreement, which governs the servicing of the 5 Penn Plaza Loan Combination, (b) the trustee under the 2016-225L Trust and Servicing Agreement, which governs the servicing of the 225 Liberty Street Loan Combination, (c) the trustee under the WFCM 2015-P2 Pooling and Servicing Agreement, which governs the servicing of the Heritage Industrial Portfolio Loan Combination and (d) the trustee under the WFCM 2015-NXS3 Pooling and Servicing Agreement, which governs the servicing of the One Court Square Loan Combination.

In its capacity as the CGCMT 2016-GC36 Trustee, Wilmington Trust, National Association serves as mortgagee of record with respect to the 5 Penn Plaza Loan Combination. In its capacity as the 2016-225L Trustee, Wilmington Trust, National Association serves as mortgagee of record with respect to the 225 Liberty Street Loan Combination. In its capacity as the WFCM 2015-P2 Trustee, Wilmington Trust, National Association serves as mortgagee of record with respect to the Heritage Industrial Portfolio Loan Combination. In its capacity as the WFCM 2015-NXS3 Trustee, Wilmington Trust, National Association serves as mortgagee of record with respect to the One Court Square Loan Combination.

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Warehouse Financing Arrangements

Wells Fargo, the Master Servicer, an Outside Servicer and Outside Special Servicer, provides warehouse financing to WDCPF I WF through a repurchase facility. Two (2) of the Mortgage Loans that WDCPF I WF will transfer to the Depositor, with an aggregate Cut-off Date Balance of approximately $31,521,007, representing approximately 4.1% of the Initial Pool Balance, are subject to that repurchase facility. Proceeds received by WDCPF I WF in connection with the contribution of such Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire such financed Mortgage Loans and make payments to Wells Fargo, as the repurchase agreement counterparty.

Interim Servicing Arrangements

Pursuant to an interim servicing agreement between Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, and CGMRC, a Sponsor and an Originator, and certain of its affiliates, Wells Fargo acts as interim servicer with respect to 9 of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $100,853,955, representing approximately 13.1% of the Initial Pool Balance) to be contributed to this securitization transaction by CGMRC.

Pursuant to an interim servicing agreement between Wells Fargo, the Master Servicer, an Outside Servicer and Outside Special Servicer, and Société Generale, a Sponsor and an Originator, Wells Fargo acts as an interim servicer with respect to all of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $164,931,810, representing approximately 21.4% of the Initial Pool Balance) to be contributed to this securitization transaction by Société Generale.

Pursuant to an interim servicing agreement between PGI, a primary servicer, Macquarie US Trading LLC d/b/a Principal Commercial Capital, a Sponsor and an Originator, and certain of their affiliates, PGI acts from time to time as interim servicer with respect to mortgage loans owned by Principal Commercial Capital (or certain of its affiliates), including, prior to their inclusion in the Issuing Entity, 5 of the PCC Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $112,967,984, representing approximately 14.7% of the Initial Pool Balance).

Pursuant to certain interim servicing agreements between BNY Mellon, a Sponsor and an Originator, and certain of its affiliates, on the one hand, and Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, on the other hand, Wells Fargo acts as interim servicer with respect to the 600 Broadway Mortgage Loan, which has a Cut-off Date Balance of $50,000,000 and represents approximately 6.5% of the Initial Pool Balance, and which was co-originated by BNY Mellon and German American Capital Corporation.

Pursuant to (i) an interim servicing agreement between Walker & Dunlop, LLC, an affiliate of WDCPF I WF, and WDCPF I WF, a Sponsor and an Originator, and certain of its affiliates and (ii) an interim servicing agreement between Walker & Dunlop, LLC and WDCPF I CS, an Originator, and certain of its affiliates, Walker & Dunlop, LLC acts as interim servicer with respect to all of the Mortgage Loans (with an aggregate Cut-off Date Balance of approximately $43,181,007, representing approximately 5.6% of the Initial Pool Balance) to be contributed to this securitization transaction by WDCPF I WF.

Interim and Other Custodial Arrangements

Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, is also acting as the interim custodian of the loan files for the Mortgage Loans (other than the related Outside Serviced Mortgage Loans) to be contributed to this securitization by CGMRC, Macquarie US Trading LLC d/b/a Principal Commercial Capital and WDCPF I WF. In addition, (i) in the case of the 5 Penn Plaza Mortgage Loan, Wells Fargo is holding the related Mortgage Loan documents (other than the promissory notes for the 5 Penn Plaza Mortgage Loan and any 5 Penn Plaza Companion Loan not included in the CGCMT 2016-GC36 Securitization) in its capacity as custodian for the CGCMT 2016-GC36 Securitization, (ii) in the case of the Heritage Industrial Portfolio Mortgage Loan, Wells Fargo is holding the related Mortgage Loan documents (other than the promissory note for the Heritage Industrial Portfolio Mortgage Loan) in its capacity as custodian for the WFCM 2015-P2 Securitization, and (iii) in the case of the One Court Square Mortgage Loan, Wells Fargo is holding the related Mortgage Loan documents (other than the promissory notes for the One Court Square Mortgage Loan and any One Court Square

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Companion Loan not included in the WFCM 2015-NXS3 Securitization) in its capacity as custodian for the WFCM 2015-NXS3 Securitization.

With respect to the 225 Liberty Street Mortgage Loan, Citibank, N.A, the Certificate Administrator and the Custodian, is holding the related Mortgage Loan documents (other than the promissory notes for the 225 Liberty Street Mortgage Loan and any 225 Liberty Street Companion Loan not included in the 2016-225L Securitization) in its capacity as custodian for the 2016-225L Securitization.

Loan Combination and Mezzanine Loan Arrangements

CGMRC, an Originator and a Sponsor, will, as of the date of initial issuance of the Offered Certificates, hold the 79 Madison Avenue Pari Passu Companion Loan and one of the 5 Penn Plaza Pari Passu Companion Loans, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

NREC, an Originator and a Sponsor, will, as of the date of initial issuance of the Offered Certificates, hold one of the One Court Square Pari Passu Companion Loans (and will be the initial Directing Holder with respect to the One Court Square Loan Combination) and the Marriott Monterey Pari Passu Companion Loan, but is expected to transfer the Marriott Monterey Pari Passu Companion Loan to one or more future commercial mortgage securitization transactions.

Société Générale, an Originator and a Sponsor, will, as of the date of initial issuance of the Offered Certificates, hold each of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan (and will be the initial Directing Holder with respect to the Home Depot - Elk Grove Village Loan Combination) and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan, but is expected to transfer each such Companion Loan to one or more future commercial mortgage securitization transactions.

Macquarie US Trading LLC d/b/a Principal Commercial Capital, an Originator and a Sponsor, will as of the date of initial issuance of the Offered Certificates, hold the Marriott Midwest Portfolio Pari Passu Companion Loan, but is expected to transfer such Companion Loan to one or more future commercial mortgage securitization transactions.

The Bank of New York Mellon, an Originator and a Sponsor, will, as of the date of initial issuance of the Offered Certificates, hold one of the 600 Broadway Pari Passu Companion Loans, but is expected to transfer such Companion Loan to one or more future commercial mortgage securitization transactions.

Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, will, as of the date of initial issuance of the Offered Certificates, hold one of the 225 Liberty Street Pari Passu Companion Loans, but is expected to transfer such Companion Loan to one or more future commercial mortgage securitization transactions.

Other Arrangements

The Master Servicer will enter into one or more agreements with the Sponsors to purchase the master servicing rights to the Mortgage Loans and/or the right to be appointed as the Master Servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Serviced Loans.

Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, intends to enter into a subservicing agreement with Walker & Dunlop, LLC (an affiliate of WDCPF I WF, a Sponsor and an Originator and WDCPF I CS, an Originator) pursuant to which Walker & Dunlop, LLC will perform limited sub-servicing duties with respect to all of the WDCPF Mortgage Loans, with an aggregate Cut-off Date Balance of approximately $43,181,007, representing approximately 5.6% of the Initial Pool Balance.

IH Capital, LLC, which provides mortgage origination, underwriting, securitization and related consulting services to BNY Mellon, is an affiliate of Ironhound Management Company, LLC, which provides consulting services to borrowers.

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Walker & Dunlop Commercial Property Funding, LLC, an affiliate of WDCPF I WF, is a party to an interest rate hedging arrangement with Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, with respect to each of the WDCPF Mortgage Loans.

Wells Fargo, the Master Servicer, an Outside Servicer and an Outside Special Servicer, is expected to enter into a primary servicing agreement with PGI, pursuant to which PGI will perform most servicing duties of the Master Servicer, other than making Advances, with respect to all of the PCC Mortgage Loans (except for the Heritage Industrial Portfolio Mortgage Loan), with an aggregate Cut-off Date Balance of approximately $112,967,984, representing approximately 14.7% of the Initial Pool Balance. The Heritage Industrial Portfolio Mortgage Loan (and the Heritage Industrial Portfolio Pari Passu Companion Loan) is primary serviced by PGI pursuant to a primary servicing agreement entered into in connection with the WFCM 2015-P2 Securitization, dated December 1, 2015, between Wells Fargo, as master servicer under the WFCM 2015-P2 Securitization and PGI, as primary servicer.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Other Potential Conflicts of Interest May Affect Your Investment”.

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Description of the Certificates

General

The Issuing Entity’s Commercial Mortgage Pass-Through Certificates, Series 2016-P3 (the “Certificates”) will be issued on or about April 13, 2016 (the “Closing Date”) pursuant to the Pooling and Servicing Agreement (as defined under “The Pooling and Servicing Agreement” below) and will represent in the aggregate the entire beneficial ownership interest in the Issuing Entity. The assets of the Issuing Entity will primarily consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any Mortgaged Property acquired on behalf of the Issuing Entity (including, in the case of an Outside Serviced Mortgage Loan, pursuant to the Outside Servicing Agreement) through foreclosure or deed-in-lieu of foreclosure (upon acquisition, each, an “REO Property”) and all revenues received in respect of that REO Property (but, with respect to any REO Property relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination); (3) those funds or assets as from time to time are deposited in the accounts discussed in “The Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any funds or assets relating to a Loan Combination, only to the extent of the Issuing Entity’s interest in such Loan Combination), if established; (4) the rights of the Master Servicer and Trustee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the Depositor under each Mortgage Loan Purchase Agreement relating to Mortgage Loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the Mortgage Loans it sold to the Depositor.

The Certificates will consist of the following classes (each, a “Class”): (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class A-S, Class B, Class EC and Class C Certificates (collectively, the “Offered Certificates”), which are offered by this prospectus; and (ii) the Class D, Class X-D, Class E, Class F, Class G and Class R Certificates (collectively, the “Non-Offered Certificates”), which are not offered by this prospectus. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class EC, Class C, Class D, Class X-D, Class E, Class F and Class G Certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class X-A, Class X-B and Class X-D Certificates are referred to collectively in this prospectus as the “Interest-Only Certificates” or “Class X Certificates”. The Class A-S, Class B and Class C Certificates are referred to collectively in this prospectus as the “Exchangeable Certificates”. The Class R Certificates are sometimes also referred to in this prospectus as the “Residual Certificates”. The Certificates (other than the Class A-S, Class B, Class EC, Class C and Class R Certificates) are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A and Class X-B Certificates) and the Subordinate Certificates (other than the Class X-D Certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”.

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Upon initial issuance, the respective Classes of the Principal Balance Certificates will have the Certificate Balances (or, in the case of the respective Classes of Exchangeable Certificates and the Class EC Certificates, the maximum Certificate Balances), and the respective Classes of the Interest-Only Certificates will have the Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Class A-1	$13,614,000
Class A-2	$98,127,000
Class A-3	$175,000,000
Class A-4	$221,743,000
Class A-AB	$31,196,000
Class X-A	$580,156,000
Class X-B	$42,404,000
Class A-S(1)(2)	$40,476,000
Class B (1)(2)	$42,404,000
Class EC(1)(2)	$121,428,000
Class C (1)(2)	$38,548,000
Class D	$44,331,000
Class X-D	$44,331,000
Class E	$19,274,000
Class F	$9,637,000
Class G	$36,622,163

(1)	The Exchangeable Certificates may be exchanged for Class EC Certificates, and Class EC Certificates may be exchanged for the Exchangeable Certificates.

(2)	On the Closing Date, the Issuing Entity will issue the Class A-S, Class B, and Class C Trust Components, which will have outstanding Certificate Balances on the Closing Date of $40,476,000, $42,404,000 and $38,548,000, respectively. The Exchangeable Certificates and Class EC Certificates will, at all times, represent undivided beneficial ownership interests in the portion of a grantor trust that will hold such Trust Components. Each Class of the Class A-S and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class A-S Trust Component; each Class of the Class B and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class B Trust Component; and each Class of the Class C and Class EC Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding Certificate Balance of the Class C Trust Component. Following any exchange of Class A-S, Class B, and Class C Certificates for Class EC Certificates or any exchange of Class EC Certificates for Class A-S, Class B, and Class C Certificates, the percentage interests of the outstanding Certificate Balances of the Class A-S, Class B, and Class C Trust Components that is represented by the Class A-S, Class B, Class EC and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each Class of Exchangeable Certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus represents the maximum Certificate Balance of such class without giving effect to any issuance of Class EC Certificates. The initial Certificate Balance of the Class EC Certificates shown in the table on the cover page of this prospectus, in the table above and on the back cover of this prospectus is equal to the aggregate of the maximum initial Certificate Balances of the Exchangeable Certificates, representing the maximum Certificate Balance of the Class EC Certificates that could be issued in an exchange. The actual Certificate Balance of any Class of Exchangeable Certificates or the Class EC Certificates issued on the Closing Date may be less than the maximum Certificate Balance of that class and may be zero. The Certificate Balances of the Exchangeable Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class EC Certificates issued on the Closing Date. The initial Certificate Balance of any Trust Component will equal the initial Certificate Balance of the Class of Exchangeable Certificates having the same alphabetical designation without regard to any exchange of such Certificates for Class EC Certificates.

The “Certificate Balance” of any Class of Principal Balance Certificates or any Trust Component, as applicable, outstanding at any time represents the maximum amount that its holders (or, in the case of a Trust Component, the holders of the Class EC Certificates and the applicable Class of Exchangeable Certificates evidencing an interest in that Trust Component) are then entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Issuing Entity over time, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each Class of Principal Balance Certificates (exclusive of the Class EC Certificates) and each Trust Component will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that Class of Principal Balance Certificates or that Trust Component, as applicable, on that Distribution Date. The Certificate Balance of the Class EC Certificates from time to time will equal the excess, if any, of the aggregate of the Certificate Balances of the Trust Components over the aggregate of the Certificate Balances of the Exchangeable Certificates. In the event that Realized Losses previously allocated to a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or a Trust Component (and, therefore, the Class EC Certificates and the applicable Class of Exchangeable Certificates evidencing an interest in such Trust Component), as applicable, in reduction of its Certificate Balance are recovered subsequent to such Certificate

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Balance being reduced to zero, holders of such Class of Principal Balance Certificates or holders of the Class EC Certificates and such applicable Class of the Exchangeable Certificates, as the case may be,  may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below. “Trust Component” means any of the Class A-S Trust Component, Class B Trust Component or Class C Trust Component.

“Class A-S Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class A-S Certificates. See “—Distributions—Pass-Through Rates” below. The Class A-S Certificates will represent beneficial ownership of the Class A-S Percentage Interest of the Class A-S Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component. The Class A-S Trust Component will be held in the Grantor Trust.

“Class A-S Percentage Interest” means the quotient of the Certificate Balance of the Class A-S Certificates divided by the Certificate Balance of the Class A-S Trust Component. As of the Closing Date, the Class A-S Percentage Interest will be         %.

“Class A-S-Exchange Percentage Interest” means 100.0% minus the Class A-S Percentage Interest. As of the Closing Date, the Class A-S-Exchange Percentage Interest will be         %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class B Certificates. See “—Distributions—Pass-Through Rates” below. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class B-Exchange Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

“Class B Percentage Interest” means the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest will be         %.

“Class B-Exchange Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-Exchange Percentage Interest will be         %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC with a Pass-Through Rate that is the same as the Pass-Through Rate on the Class C Certificates. See “—Distributions—Pass-Through Rates” below. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class EC Certificates will represent beneficial ownership of the Class C-Exchange Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

“Class C Percentage Interest” means the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest will be         %.

“Class C-Exchange Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-Exchange Percentage Interest will be         %.

“Class EC Component” means any of the Class EC Component A-S, Class EC Component B or Class EC Component C.

“Class EC Component A-S” means the portion of the Class A-S Trust Component evidenced by the Class EC Certificates equal to the Class A-S-Exchange Percentage Interest of the Class A-S Trust Component.

“Class EC Component B” means the portion of the Class B Trust Component evidenced by the Class EC Certificates equal to the Class B-Exchange Percentage Interest of the Class B Trust Component.

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“Class EC Component C” means the portion of the Class C Trust Component evidenced by the Class EC Certificates equal to the Class C-Exchange Percentage Interest of the Class C Trust Component.

The respective Classes of Interest-Only Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal. However, each Class of the Interest-Only Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the related notional amount (a “Notional Amount”). The Notional Amount of the Class X-A Certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component outstanding from time to time. The Notional Amount of the Class X-B Certificates will equal the Certificate Balance of the Class B Trust Component outstanding from time to time. The Notional Amount of the Class X-D Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time.

The Class R Certificates will not have a Certificate Balance or Notional Amount or entitle their holders to distributions of principal or interest.

Exchangeable Certificates

Exchanges

Exchangeable Certificates (i.e., Class A-S, Class B and Class C Certificates) may be exchanged for Class EC Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S Certificates and the applicable component of the Class EC Certificates) is reduced to zero as a result of the payment in full of all interest and principal on that Trust Component.

Following the Closing Date, Exchangeable Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) will be exchangeable on the books of DTC for Class EC Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Exchangeable Certificates to be surrendered, and any Class EC Certificates will be exchangeable on the books of DTC for Exchangeable Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class EC Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of: (a) any Exchangeable Certificate in relation to the Trust Component with the same letter designation as such Certificate is the ratio, expressed as a percentage, of (i) the principal balance of that Certificate to (ii) the Certificate Balance of that Trust Component; and (b) any Class EC Certificate in relation to any Trust Component is the ratio, expressed as a percentage, of (i) the portion of the principal balance of the Class EC Component with the same letter designation as that Trust Component evidenced by that Certificate to (ii) the Certificate Balance of that Trust Component.

There will be no limit on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. Subject to compliance with the exchange procedures described below under “—Exchangeable Certificates—Procedures”, the requirement that the Class A-S Trust Component have a Certificate Balance greater than zero and the requirement that a Certificateholder is the beneficial owner of the requisite Classes of Exchangeable Certificates in the required Exchange Proportion or of Class EC Certificates, there are no other conditions or limitations to the exchange of Exchangeable Certificates. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant class as described under “—Delivery, Form, Transfer and Denomination” below. In addition, the Depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class EC Certificates on each Distribution Date in respect of interest, principal, reimbursements of Realized Losses and yield maintenance charges allocated to any of the respective Class EC Components will be so distributed in a single, aggregate distribution to the holders of the Class EC Certificates on such Distribution Date. In addition, the Class EC Certificates will be allocated the aggregate amount of Realized Losses, Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the respective Class EC Components. See “—Distributions” below.

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For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC Certificates and/or the Exchangeable Certificates, see “Material Federal Income Tax Consequences—Taxation of Class EC and Exchangeable Certificates”.

Procedures

If a Certificateholder wishes to exchange Exchangeable Certificates for Class EC Certificates, or Class EC Certificates for Exchangeable Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at ctssfexchanges@citi.com no later than three business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates and Class EC Certificates to be exchanged and received, the original and outstanding principal balance of the Exchangeable Certificates and Class EC Certificates to be exchanged and received, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received must equal the aggregate entitlements of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate or Class EC Certificate received pursuant to the exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount

Distributions on the Certificates are required to be made by the Certificate Administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date”), commencing in May 2016. The “Determination Date” will be the eleventh day of each calendar month (or, if the eleventh calendar day of that month is not a business day, then the next business day), commencing in May 2016.

All distributions (other than the final distribution on any certificate) are required to be made to the persons in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the Certificate Administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by: (a) any Certificate (other than a Class R Certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class; and (b) any Class R Certificate will be the percentage interest in the applicable Class specified on the face of that Certificate. For these purposes on any date of determination, the “initial denomination as of the Closing Date” of any Exchangeable Certificate or any Class EC Certificate received in an exchange will be determined as if such Certificate was part of the related Class on the Closing Date, the “initial denomination as of the Closing Date” of any Exchangeable Certificate or any Class EC Certificate surrendered in an exchange will be determined as if such Certificate was not part of the related Class on the Closing Date and the initial Certificate Balance of the related Class of Exchangeable Certificates or Class EC Certificates will be

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determined as if such class consisted only of the Certificates comprising the Class on that date of determination and such Certificates had been outstanding as of the Closing Date.

The Master Servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Available Funds

The aggregate amount available for distributions of interest, principal and reimbursements of Realized Losses to holders of the Certificates on each Distribution Date (the “Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)          the aggregate amount of all cash received on the Mortgage Loans and any REO Properties that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan) and/or the Lower-Tier REMIC Distribution Account as of the close of business on the business day immediately preceding the Master Servicer Remittance Date, exclusive of any portion of the foregoing that represents (without duplication):

(i)	any scheduled payments of principal and/or interest, including any balloon payments that are accompanied by interest due through the related maturity date, paid by the borrowers of a Mortgage Loan, that are due (without regard to grace periods) on a Due Date that occurs after the related Determination Date;

(ii)	payments (scheduled or otherwise) of principal (including prepayments) and interest, net liquidation proceeds, net insurance proceeds and net condemnation proceeds and other unscheduled recoveries that were received after the related Determination Date (other than the monthly remittance on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property contemplated by clause (b) of this definition for the subject Distribution Date);

(iii)	amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;

(iv)	with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in January (other than during a leap year) or February of any calendar year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;

(v)	yield maintenance charges and prepayment premiums;

(vi)	amounts deposited in the Collection Account or the Lower-Tier REMIC Distribution Account in error; and/or

(vii)	late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)          if and to the extent not already included in clause (a) of this definition for the subject Distribution Date, (i) the aggregate amount allocable to the Mortgage Loans transferred from the REO Account to the Collection Account for the subject Distribution Date and (ii) the remittance received on the Outside Serviced Mortgage Loans or the Issuing Entity’s interest in any related REO Property in the month of the subject Distribution Date, to the extent that each such transfer is made or such remittance is received by the close of business on the business day immediately preceding the related Master Servicer Remittance Date;

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(c)          all Compensating Interest Payments made by the Master Servicer with respect to the Mortgage Loans with respect to the subject Distribution Date and P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the subject Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)          with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date occurring in March (or February, if such Distribution Date is the final Distribution Date), commencing in 2017, the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account.

“Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Mortgage Loan or REO Companion Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate which is payable by the related borrower on such Due Date, exclusive of any balloon payment. The Monthly Payment with respect to any Due Date for (i) an REO Mortgage Loan or REO Companion Loan, or (ii) any Mortgage Loan or Serviced Companion Loan that is delinquent at its maturity date and with respect to which the Special Servicer has not entered into an extension, will be the monthly payment that would otherwise have been payable on such Due Date had the related Mortgage Note not been discharged or the related maturity date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due. The Monthly Payment for any Serviced Loan Combination is the aggregate Monthly Payment for the related Mortgage Loan and Serviced Companion Loan(s).

The “Collection Period” for any Distribution Date will be the period beginning on the day immediately following the Determination Date occurring in the month preceding the month in which that Distribution Date occurs (or, in the case of the Collection Period for the initial Distribution Date, with respect to any particular Mortgage Loan or Companion Loan, beginning on the day immediately following the Due Date for such Mortgage Loan or Companion Loan in the month preceding the month in which that Distribution Date occurs (or the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month)) and ending on and including the Determination Date occurring in the month in which that Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan and Companion Loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower (without regard to any grace period). However, with respect to any Mortgage Loan that is delinquent in respect of its balloon payment beyond the end of the Collection Period in which the related maturity date occurred or as to which the related Mortgaged Property has become an REO Property, for any calendar month, the Due Date will be deemed to be the date that, but for the occurrence of such event, would have been the related Due Date in such month.

The “Due Period” with respect to any Distribution Date and any Mortgage Loan or Companion Loan will be the period beginning on the day immediately following the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in May 2016, beginning on the day after the date that would have been the Due Date if such Mortgage Loan or Companion Loan had a Due Date in such preceding month) and ending on and including the Due Date in the month in which such Distribution Date occurs.

Priority of Distributions

On each Distribution Date, the Certificate Administrator is required to apply the Available Funds held by it in the following order of priority:

First, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for those classes;

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Second, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of the respective Certificate Balances of those classes, in the following priority (prior to the Cross-Over Date):

(i)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution date, until the related Certificate Balance is reduced to the scheduled Certificate Balance for the Class A-AB Certificates with respect to such Distribution Date set forth on Annex F to this prospectus (as to any Distribution Date, the “Class A-AB Scheduled Principal Balance”);

(ii)	to the holders of the Class A-1 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to subclause (i) of this clause First, until the related Certificate Balance is reduced to zero;

(iii)	to the holders of the Class A-2 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

(iv)	to the holders of the Class A-3 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

(v)	to the holders of the Class A-4 Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero, and

(vi)	to the holders of the Class A-AB Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior subclauses of this clause First, until the related Certificate Balance is reduced to zero,

Third, to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S Trust Component and, thus, concurrently, to the holders of Class A-S Certificates, in respect of interest, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class A-S Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been reduced to zero, to the Class A-S Trust Component and, thus, concurrently, to the holders of the Class A-S Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class A-S Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component, until the Certificate Balance of the Class A-S Trust Component is reduced to zero;

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Sixth, to the Class A-S Trust Component and, thus, concurrently, to the holders of the Class A-S Certificates, up to an amount equal to the Class A-S Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class A-S-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class A-S Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class A-S Trust Component;

Seventh, to the Class B Trust Component and, thus, concurrently, to the holders of Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eighth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component have been reduced to zero, to the Class B Trust Component and, thus, concurrently, to the holders of the Class B Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class B Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Ninth, to the Class B Trust Component and, thus, concurrently, to the holders of the Class B Certificates, up to an amount equal to the Class B Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class B-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class B Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, to the Class C Trust Component and, thus, concurrently, to the holders of Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, and to the holders of the Class EC Certificates, in respect of interest, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the aggregate Interest Distribution Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Eleventh, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the Class A-S Trust Component and the Class B Trust Component have been reduced to zero, to the Class C Trust Component and, thus, concurrently, to the holders of the Class C Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class C Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, and to the holders of the Class EC Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Twelfth, to the Class C Trust Component and, thus, concurrently, to the holders of the Class C Certificates, up to an amount equal to the Class C Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through

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Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, and to the holders of the Class EC Certificates, up to an amount equal to the Class C-Exchange Percentage Interest multiplied by the aggregate of unreimbursed Realized Losses previously allocated to the Class C Trust Component, plus interest on that amount at the Pass-Through Rate for such Trust Component compounded monthly from the date the related Realized Loss was allocated to such Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Thirteenth, to the holders of the Class D and Class X-D Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts of those classes;

Fourteenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class D Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Fifteenth, to the holders of the Class D Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the holders of the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Seventeenth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class E Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Eighteenth, to the holders of the Class E Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the holders of the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Twentieth, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D and Class E Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class F Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

Twenty-First, to the holders of the Class F Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-Second, to the holders of the Class G Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of that class;

Twenty-Third, after the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class D, Class E and Class F Certificates and all of the Trust Components have been reduced to zero, to the holders of the Class G Certificates, in reduction of the related Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date, less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the related Certificate Balance is reduced to zero;

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Twenty-Fourth, to the holders of the Class G Certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, plus interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Last, to the holders of the Class R Certificates, in the amount of any remaining portion of the Available Funds for such Distribution Date.

Notwithstanding the foregoing, on each Distribution Date occurring on and after Cross-Over Date, regardless of the allocation of principal payments described in clause Second above, the Principal Distribution Amount for such Distribution Date is required to be distributed pro rata (based on their respective outstanding Certificate Balances), among the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, in reduction of their respective Certificate Balances. The “Cross-Over Date” means the first Distribution Date as of which (without regard to the distribution of the Principal Distribution Amount on such Distribution Date) the Certificate Balances of the Class D, Class E, Class F and Class G Certificates and all of the Trust Components have been reduced to zero as a result of the allocation of Realized Losses to those Certificates.

Reimbursement of previously allocated Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

Pass-Through Rates

The per annum rate at which interest accrues with respect to any Class of Certificates (exclusive of the Class EC and Class R Certificates) or any Trust Component is referred to in this prospectus as its “Pass-Through Rate”.

The Pass-Through Rate with respect to any Class of Principal Balance Certificates (exclusive of the Class EC Certificates) or any Trust Component for any Distribution Date and the related Interest Accrual Period will equal one of the following: (i) a fixed rate per annum; (ii) the WAC Rate for such Distribution Date; (iii) the lesser of a specified Pass-Through Rate and the WAC Rate for such Distribution Date; and (iv) the WAC Rate for such Distribution Date minus a fixed percentage.

The Pass-Through Rate for the Class X-A Certificates for any Distribution Date will equal the weighted average of the Class X Strip Rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date. The Pass-Through Rate for the Class X-B Certificates for any Distribution Date will equal the Class X Strip Rate for the Class B Trust Component for such Distribution Date. The Pass-Through Rate for the Class X-D Certificates for any Distribution Date will equal the Class X Strip Rate for the Class D Certificates for such Distribution Date.

The Class EC Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-S, Class B, and Class C Trust Components represented by the Class EC Certificates. The Pass-Through Rates on the Class A-S, Class B, and Class C Trust Components will at all times be the same as the Pass-Through Rates of the Class A-S, Class B, and Class C Certificates, respectively.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Pass-Through Rates of the Mortgage Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately prior to such Distribution Date.

The “Class X Strip Rate” for any Class of Principal Balance Certificates (exclusive of the Class EC Certificates and the Exchangeable Certificates) or any Trust Component with respect to any Distribution Date will equal the excess, if any, of the WAC Rate for such Distribution Date, over the Pass-Through Rate for such Class of Principal Balance Certificates or such Trust Component, as the case may be, for such Distribution Date.

In general, the “Net Mortgage Pass-Through Rate” will be: (a) with respect to any Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a “30/360 Basis”), for any Distribution Date, the Net Mortgage Rate in effect for such Mortgage Loan during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that Distribution Date; and

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(b) with respect to any Mortgage Loan that accrues interest on an Actual/360 Basis, for any Distribution Date, the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on a 30/360 Basis in order to produce the aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued) in respect of such Mortgage Loan at the related Net Mortgage Rate during the one-month accrual period applicable to the Due Date for such Mortgage Loan that occurs in the same month as that subsequent Distribution Date (exclusive, if applicable, of Excess Interest). However, with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis, when determining: (i) the related Net Mortgage Pass-Through Rate for the Distribution Date in January (except during a leap year) or February of any year subsequent to 2016 (in any event unless that Distribution Date is the final Distribution Date), the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to exclude related Withheld Amounts to be transferred to the Interest Reserve Account in such month; or (ii) the related Net Mortgage Pass-Through Rate for the Distribution Date in March (or in February if the final Distribution Date occurs in such particular month of February) in any year subsequent to 2016, the “aggregate amount of interest actually accrued (or, in the event of a voluntary or involuntary principal prepayment affecting same, that otherwise would have accrued)”, as referred to in clause (b) of the preceding sentence, will be deemed to include related Withheld Amounts to be deposited in the Lower-Tier REMIC Distribution Account for distribution on such Distribution Date. In addition, the Net Mortgage Pass-Through Rate with respect to any Mortgage Loan for any Distribution Date will be determined without regard to: (i) any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer, the Special Servicer, an Outside Servicer or an Outside Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower; (ii) the occurrence and continuation of a default under such Mortgage Loan; (iii) the passage of the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date; and (iv) the related Mortgaged Property becoming an REO Property.

The “Net Mortgage Rate” with respect to any Mortgage Loan is a per annum rate equal to the related Mortgage Rate minus the related Administrative Fee Rate.

The “Mortgage Rate” with respect to any Mortgage Loan or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component will equal (A) the sum of (i) the Interest Accrual Amount with respect to such Class or Trust Component for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such Class or Trust Component for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such Class or Trust Component on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component is equal to interest for the related Interest Accrual Period accrued at the applicable Pass-Through Rate for such Class or Trust Component on the Certificate Balance or Notional Amount, as applicable, for such Class or Trust Component immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Principal Balance Certificates (exclusive of the Class EC Certificates), any Class of Interest-Only Certificates or any Trust Component is the sum of (a) the portion of the Interest Distribution Amount for such Class or Trust Component remaining unpaid as of the close of business on the preceding Distribution Date (if any), and (b) to the extent permitted by applicable law, (i) other than in the case of the Interest-Only Certificates, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such Class or Trust Component for the subject Distribution Date and (ii) in the case of a Class of Interest-Only Certificates, one-month’s interest on that amount remaining unpaid at the WAC Rate for the subject Distribution Date.

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The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(1)	the Scheduled Principal Distribution Amount for that Distribution Date,

(2)	the Unscheduled Principal Distribution Amount for that Distribution Date,

(3)	the Principal Shortfall, if any, for the prior Distribution Date; and,

provided, that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)          Nonrecoverable Advances (including any servicing advance with respect to an Outside Serviced Mortgage Loan under the related Outside Servicing Agreement), together with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and

(B)          Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Mortgage Loans) for a prior Distribution Date are subsequently recovered on the related Mortgage Loan (including an REO Mortgage Loan), such recovery will increase the Principal Distribution Amount for the Distribution Date related to the Collection Period in which such recovery occurs.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of: (a) all Monthly Payments (which do not include balloon payments) with respect to the Mortgage Loans due or deemed due during or, if and to the extent not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date, prior to the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the Master Servicer or the Trustee, as applicable; and (b) all balloon payments with respect to the Mortgage Loans to the extent received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above for the subject Distribution Date and not previously received or advanced and distributable to Certificateholders on a preceding Distribution Date. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received during the periods or by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the Master Servicer or the Trustee, as the case may be, for prior P&I Advances, as described in this prospectus.

The “Unscheduled Principal Distribution Amount” for any Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the Mortgage Loans during the related Collection Period (or, in the case of the Outside Serviced Mortgage Loans, all principal prepayments received during the period that renders them includable in the Available Funds for such Distribution Date); and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and, to the extent of the Issuing Entity’s interest therein, any REO Properties during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan or any interest in REO Property acquired with respect thereto, all such proceeds received during the period that renders them includable in the Available Funds for such Distribution Date), whether in the form of liquidation proceeds, insurance proceeds, condemnation proceeds, net income, rents, and profits from any REO Property or otherwise,

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that were identified and applied by the Master Servicer (and/or, in the case of an Outside Serviced Mortgage Loan, the related Outside Servicer) as recoveries of previously unadvanced principal of the related Mortgage Loan.

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for such Distribution Date exceeds (2) the aggregate amount actually distributed on such Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance (or in the case of a Qualified Substitute Mortgage Loan, the unpaid principal balance of such Mortgage Loan after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received) and, on each Distribution Date, will be reduced by an amount generally equal to all payments and other collections of principal on such Mortgage Loan that are distributable on or advanced for such Distribution Date. With respect to any Serviced Companion Loan as of any date of determination, the Stated Principal Balance will generally equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Serviced Loan Combination as of any date of determination, the Stated Principal Balance of such Loan Combination will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Serviced Loan Combination may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Loan Combination, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans”. If any Mortgage Loan or Loan Combination is paid in full, or if the Mortgage Loan or Loan Combination (or any Mortgaged Property acquired in respect of the Mortgage Loan or Loan Combination) is otherwise liquidated, then, as of the Distribution Date that relates to the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Loan Combination will be zero.

For purposes of calculating Pass-Through Rates and distributions on, and allocations of Realized Losses to, the Certificates, as well as for purposes of calculating the Servicing Fee, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee, and the Asset Representations Reviewer Ongoing Fee payable each month, each REO Property (including any REO Property with respect to an Outside Serviced Mortgage Loan held pursuant to an Outside Servicing Agreement) will be treated as if the related Mortgage Loan (an “REO Mortgage Loan”) and any related Companion Loan(s) (each, an “REO Companion Loan”; and each REO Mortgage Loan and REO Companion Loan, also an “REO Loan”) had remained outstanding and the related loan documents continued in full force and effect; and all references to “Mortgage Loan,” “Mortgage Loans” or “Mortgage Pool” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Mortgage Loan, and all references to “Companion Loan” or “Companion Loans” in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Companion Loan. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan or Companion Loan, as applicable, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan or Companion Loan, as applicable, including any portion of those amounts payable or reimbursable to the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Certificate Administrator or the Trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursements to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor Mortgage Loan or Companion Loan.

With respect to each Serviced Loan Combination, no amounts collected thereon or with respect to any related REO Property that are allocable to any related Companion Loan or REO Companion Loan will be available for amounts due to the Certificateholders or to reimburse the Issuing Entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Loan Combination incurred with respect to such Serviced Loan Combination in accordance with the Pooling and Servicing Agreement.

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Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Loan Combination, the related Co-Lender Agreement) to the contrary, all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, liquidation proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of each Serviced Loan Combination, any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Pool (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees, assumption application fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal and other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and then, allocated to Operating Advisor Consulting Fees);

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Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of any ARD Loan after the related Anticipated Repayment Date, as a recovery of any accrued but unpaid Excess Interest,

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Loan Combination exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Loan Combination in the manner permitted by the REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Loan Combination, exclusive of any amounts payable to the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the related Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances with respect to the related Mortgage Loan and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on the related Mortgage Loan (exclusive of default interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the applicable Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of the related Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on the related Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under the related Mortgage Loan;

Seventh, as a recovery of any default interest and late payment charges then due and owing under the related Mortgage Loan;

Eighth, as a recovery of any Assumption Fees, assumption application fees and Modification Fees then due and owing under the related Mortgage Loan;

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Ninth, as a recovery of any other amounts then due and owing under the related Mortgage Loan other than, if applicable, accrued and unpaid Excess Interest (and, if both Consent Fees and Operating Advisor Consulting Fees are due and owing, first, allocated to Consent Fees and, then, allocated to Operating Advisor Consulting Fees); and

Tenth, if the related Mortgage Loan was an ARD Loan, as a recovery of any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, each yield maintenance charge collected on the Mortgage Loans during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, that accompanied a principal prepayment included in the Available Funds for such Distribution Date) is required to be distributed to Certificateholders (excluding holders of the Class X-D, Class E, Class F, Class G and Class R Certificates) as follows: (a) first such yield maintenance charge will be allocated between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class X-A Certificates and the Class A-S Trust Component (and, correspondingly, the Class A-S and Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and (ii) the group (the “YM Group B” and collectively with the YM Group A, the “YM Groups”) of the Class X-B Certificates, the Class B Trust Component (and, correspondingly, the Class B and Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), the Class C Trust Component (and, correspondingly, the Class C and Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) and the Class D Certificates, pro rata based upon the aggregate amount of principal distributed to the Classes of Regular Certificates (other than the Class X Certificates) and Trust Component(s) (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the Classes of Regular Certificates and the Trust Component(s) in such YM Group, in the following manner: (1) each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and, therefore, the Class EC Certificates and the applicable Class of Exchangeable Certificates, collectively) in such YM Group will entitle the applicable Certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such Class of Regular Certificates or Trust Component on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Regular Certificates (other than the Class X Certificates) and Trust Components (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such Class of Regular Certificates or Trust Component, and (z) the amount of such yield maintenance charge allocated to such YM Group, and (2) the amount of such yield maintenance charge allocated to such YM Group and remaining after such distributions will be distributed to the Class of Class X Certificates in such YM Group. If there is more than one Class of Regular Certificates (exclusive of the Class X Certificates) and/or Trust Component in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such Class(es) and/or Trust Component(s), the aggregate amount of such yield maintenance charges will be allocated among all such Classes of Regular Certificates and/or Trust Components (and, therefore, the Class EC Certificates and the applicable Class(es) of Exchangeable Certificates) up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the prior sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any Mortgage Loan and with respect to any Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates or any Trust Component is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or Trust Component exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. However, if such discount rate is greater than or equal to both of (x) the Mortgage Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero, and if such discount rate is greater than or equal to the

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Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal one.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for Mortgage Loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the Mortgage Loan or, for Mortgage Loans that only have a prepayment premium based on a fixed percentage of the principal balance of the Mortgage Loan, such other discount rate as may be specified in the related Mortgage Loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-D, Class E, Class F, Class G or Class R Certificates. Instead, after the Notional Amounts of the Class X-A and Class X-B Certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Trust Components have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to the Mortgage Loans will be distributed to holders of the Class X-B Certificates.

Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans during the related Collection Period.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that Class of Certificates would be reduced to zero based on a 0% CPR prepayment rate and the Modeling Assumptions. The Assumed Final Distribution Date with respect to each Class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	September 2020
Class A-2	March 2021
Class A-3	January 2026
Class A-4	February 2026
Class A-AB	August 2025
Class X-A	March 2026
Class X-B	March 2026
Class A-S	March 2026
Class B	March 2026
Class EC	March 2026
Class C	March 2026

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated assuming no prepayments of principal (other than the repayment in full of each ARD Loan on its Anticipated Repayment Date). Because the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in April 2049. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Loan Combination in whole or in part, after the related Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and any related Excess Interest and default interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan or Serviced Loan Combination (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Co-Lender Agreement) in whole or in part prior to the related Due Date in any Collection Period and does not pay interest on such prepayment through the end of the one-month accrual period applicable to such Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any related Excess Interest and default interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Companion Loan, will be retained by the Master Servicer as additional servicing compensation.

The Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Mortgage Loan (other than an Outside Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)	the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Outside Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan(s) (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the Special Servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)	the aggregate of (A) that portion of the Master Servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a rate of 0.0025% per annum and (B) all Prepayment Interest Excesses received by the Master Servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Loan Combination is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and net investment earnings on such Prepayment Interest Excesses. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the Master Servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) if the Mortgage Loan is an Outside Serviced Mortgage Loan, (x) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (y) pursuant to applicable law or a court order or otherwise in such circumstances where the Master Servicer is required to accept such principal prepayment in accordance with the Servicing Standard, or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the Master Servicer will pay, without regard to clause (ii) above, the amount of the Prepayment Interest Shortfall with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayment.

Compensating Interest Payments with respect to the Serviced Loan Combinations will be allocated between the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) in accordance with their respective principal amounts, and the Master Servicer will be required to pay the portion of such Compensating Interest Payments allocable to a related Serviced Pari Passu Companion Loan to the holder thereof.

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The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Available Funds for any Distribution Date that are not covered by the Master Servicer’s Compensating Interest Payment for the related Distribution Date or, in the case of an Outside Serviced Mortgage Loan, the portion of any compensating interest payments allocable to such Outside Serviced Mortgage Loan to the extent received from the related Outside Servicer (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Excess Prepayment Interest Shortfall”) will be allocated on that Distribution Date among the respective Classes of the Regular Certificates and the respective Trust Components on a pro rata basis in accordance with the respective Interest Accrual Amounts for those classes and Trust Components for such Distribution Date.

Subordination; Allocation of Realized Losses

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-S, Class B, Class EC, Class C, Class D, Class X-D, Class E, Class F and Class G Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates. The Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, the Class A-S and Class EC Certificates) will likewise be protected by the subordination of the Class B and Class C Trust Components and the Class D, Class X-D, Class E, Class F and Class G Certificates. The Class B Trust Component (and, correspondingly, to the extent evidencing an interest in the Class B Trust Component, the Class B and Class EC Certificates) will likewise be protected by the subordination of the Class C Trust Component and the Class D, Class X-D, Class E, Class F and Class G Certificates. The Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, the Class EC and Class C Certificates) will likewise be protected by the subordination of the Class D, Class X-D, Class E, Class F and Class G Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates or a Trust Component to receive on any Distribution Date the amounts of interest and/or principal distributable with respect to that Class or Trust Component prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates or Trust Components subordinate to that Class or Trust Component (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to Classes of Certificates or Trust Components that are subordinate to more senior Classes or Trust Components, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates or related Trust Components.

On and after the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, pro rata based on Certificate Balance, until their respective Certificate Balances have been reduced to zero (and the schedule for the Class A-AB principal distributions will be disregarded). Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates)), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates by the other Principal Balance Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S Trust Component (and, correspondingly, to the extent evidencing an interest in the Class A-S Trust Component, to the Class A-S Certificates and the Class EC Certificates), the Class B Trust Component (and, correspondingly,

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to the extent evidencing an interest in the Class B Trust Component, to the Class B Certificates and the Class EC Certificates), the Class C Trust Component (and, correspondingly, to the extent evidencing an interest in the Class C Trust Component, to the Class C Certificates and the Class EC Certificates), the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates, in that order, in each case for so long as the subject Certificates are outstanding, will provide a similar, but diminishing benefit to those Certificates (other than the Class G Certificates) as to the relative amount of subordination afforded by the outstanding Classes of Certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Certificate Administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer, the Special Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Mortgage Loans expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, correspondingly, the Exchangeable Certificates and the Class EC Certificates) after giving effect to distributions of principal on that Distribution Date (any such deficit, a “Realized Loss”). The Certificate Administrator will be required to allocate any Realized Losses among the respective Classes of Subordinate Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, correspondingly, the Exchangeable Certificates and the Class EC Certificates) in the following order, until the Certificate Balance of each such class and/or Trust Component is reduced to zero:

first, to the Class G Certificates;

second, to the Class F Certificates;

third, to the Class E Certificates;

fourth, to the Class D Certificates;

fifth, to the Class C Trust Component (and, correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component); and

sixth, to the Class B Trust Component (and, correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component); and

seventh, to the Class A-S Trust Component (and, correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component).

Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates and Trust Components to zero, the Certificate Administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X-A and Class X-B Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to or the Class R Certificates and will not be directly allocated to the Interest-Only Certificates. However, the Notional Amounts of the Classes of Interest-Only Certificates will be reduced if the Certificate Balances of the related Classes of Principal Balance Certificates and/or Trust Components are reduced by such Realized Losses.

In general, Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the Special Servicer or an Outside Special Servicer of any compensation as described in “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the Issuing Entity, including certain reimbursements to the Certificate Administrator or Trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain

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tax-related expenses, payable out of the Issuing Entity, as described under “Material Federal Income Tax Consequences”.

A Class of Offered Certificates or a Trust Component will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero, except that the Class X-B Certificates will be considered outstanding so long as holders of such Certificates are entitled to receive yield maintenance charges and prepayment premiums. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses are required thereafter to be made to a Class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to provide or make available to each Certificateholder of record a Distribution Date statement in the form of Annex D providing all applicable information required under Regulation AB relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the Certificate Administrator will include (to the extent it receives such information from the applicable person) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the Mortgage Loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

Within a reasonable period of time after the end of each calendar year, upon request, the Certificate Administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the related Certificate Balance (if any), and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Distribution Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Certificate Administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Certificate Administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Certificate Administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the Certificate Administrator will provide or make available on its website (www.sf.citidirect.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the Master Servicer, the Certificate Administrator or the Special Servicer, as applicable, substantially in the forms provided in the Pooling and Servicing Agreement (which forms are subject to change) and including substantially the following information:

(1)          the Distribution Date Statement;

(2)          a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)          a CREFC® historical loan modification and corrected loan report;

(4)          a CREFC® advance recovery report;

(5)          a CREFC® total loan report;

(6)          a CREFC® operating statement analysis report;

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(7)          a CREFC® comparative financial status report;

(8)          a CREFC® net operating income adjustment worksheet;

(9)          a CREFC® real estate owned status report;

(10)        a CREFC® servicer watch list;

(11)        a CREFC® loan level reserve and letter of credit report;

(12)        a CREFC® property file;

(13)        a CREFC® financial file;

(14)        a CREFC® loan setup file; and

(15)        a CREFC® loan periodic update file.

The Master Servicer or the Special Servicer, as applicable, may omit any information from these reports that the Master Servicer or the Special Servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator will be responsible for the accuracy or completeness of any information supplied to it by or on behalf of a borrower, a Sponsor or another party to the Pooling and Servicing Agreement or a party to an Outside Servicing Agreement that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the Depositor and the Certificate Administrator.

Before each Distribution Date, the Master Servicer will deliver to the Certificate Administrator by electronic means various CREFC® Reports, including:

(i)	a CREFC® property file;

(ii)	a CREFC® financial file; and

(iii)	a CREFC® loan periodic update file.

In addition, the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) or Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property and REO Property related to a Serviced Mortgage Loan:

(i)      Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending September 30, 2016, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan is on the CREFC® Servicer Watch List). The Master Servicer (with respect to Mortgage Loans that are not Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will deliver to the Certificate Administrator, the Operating Advisor and each holder of a Serviced Companion Loan by electronic means the operating statement analysis upon request.

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(ii)     Within 30 days after receipt by the Special Servicer (with respect to Specially Serviced Loans and REO Properties) or the Master Servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls, commencing within 30 days of receipt of such annual operating statement for the calendar year ending December 31, 2016, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year net operating income and debt service coverage numbers used by the Master Servicer to satisfy its reporting obligation described in clause (7) above. The Special Servicer or the Master Servicer will deliver to the Certificate Administrator, the Operating Advisor and each holder of a related Serviced Companion Loan by electronic means the CREFC® net operating income adjustment worksheet upon request.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the Certificate Administrator reports upon request and pursuant to the provisions of the Pooling and Servicing Agreement. Otherwise, until the time Definitive Certificates are issued to evidence the Certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners. See “Risk Factors—Book-Entry Registration Will Mean You Will Not Be Recognized as a Holder of Record”.

“Privileged Person” includes the Depositor and its designees, the initial purchasers, the underwriters, the Sponsors, the Master Servicer, the Special Servicer, the Excluded Mortgage Loan Special Servicer, the Trustee, the Certificate Administrator, any additional servicer designated by the Master Servicer or the Special Servicer, the Directing Holder (but, in the case of the Controlling Class Representative, only for so long as a Consultation Termination Event does not exist), the Operating Advisor, any affiliate of the Operating Advisor designated by the Operating Advisor, the Asset Representations Reviewer, any affiliate of the Asset Representations Reviewer designated by the Asset Representations Reviewer, any holder of a Companion Loan who provides an Investor Certification (subject to the next sentence and the proviso to this sentence), any other person who provides the Certificate Administrator with an Investor Certification (subject to the next sentence and the proviso to this sentence) and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the Certificate Administrator; provided, that in no event will an Excluded Controlling Class Holder be entitled to Excluded Information with respect to an Excluded Controlling Class Mortgage Loan with respect to which it is a Borrower Party (but this exclusion will not apply to any other Mortgage Loan). In no event will a Borrower Party or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a Borrower Party be considered a Privileged Person; provided that the foregoing will not be applicable to, nor limit, an Excluded Controlling Class Holder’s right to access information with respect to any Mortgage Loan other than Excluded Information with respect to a related Excluded Controlling Class Mortgage Loan.

The Controlling Class Representative, each member of the Controlling Class and the Special Servicer will be considered a Privileged Person with respect to any Mortgage Loans or Serviced Loan Combinations for which it is not then a Borrower Party, and the limitations on access to information set forth in the Pooling and Servicing Agreement will apply only with respect to the related Mortgage Loan for which the applicable party is a Borrower Party and only with respect to the related Excluded Information (or, in the case of the Special Servicer, information in the nature of Excluded Information).

“Investor Certification” means a certificate substantially in the form(s) attached to the Pooling and Servicing Agreement or in the form(s) provided electronically by the Certificate Administrator representing that the person executing the certificate is a Certificateholder, a Certificate Owner or a prospective purchaser of a Certificate (or any investment advisor or manager of the foregoing), the Controlling Class Representative (to the extent the Controlling Class Representative is not a Certificateholder or a Certificate Owner), or a Serviced Companion Loan Holder or its representative, and that (i) for purposes of obtaining certain information and notices (including access to information and notices on the Certificate Administrator’s website), (A) (1) in the case such person is neither the Controlling Class Representative nor a Controlling Class Certificateholder, such person is or is not a Borrower Party or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor or investor in or of a Borrower Party or (2) in the case of the Controlling Class Representative or any Controlling Class Certificateholder, such person is or is not a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan and (B) except in the case of a prospective purchaser of a

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Certificate or a Serviced Companion Loan Holder or its representative, such person has received a copy of this prospectus, and/or (ii) for purposes of exercising Voting Rights (which does not apply to a prospective purchaser of a Certificate or a Serviced Companion Loan Holder or its representative), (A) (1) such person is not a Borrower Party or an agent of any borrower or (2) such person is a Borrower Party as to any identified Excluded Controlling Class Mortgage Loan, (B) such person is or is not the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator or an affiliate of any of the foregoing and (C) such person has received a copy of this prospectus. Notwithstanding any provision to the contrary herein, the Certificate Administrator will not have any obligation to restrict access by the Special Servicer or any Excluded Special Servicer to any information on the Certificate Administrator’s website related to any Excluded Special Servicer Loan.

For the avoidance of doubt if a Borrower Party is the Controlling Class Representative or a Controlling Class Certificateholder, such person (A) will be prohibited from having access to the Excluded Information solely with respect to the related Excluded Controlling Class Mortgage Loan and (B) will not be permitted to exercise voting or control, consultation and/or special servicer appointment rights as a member of the Controlling Class solely with respect to the related Excluded Controlling Class Mortgage Loan.

A “Certificateholder” is the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement (including, solely for the purposes of distributing reports, statements or other information pursuant to the Pooling and Servicing Agreement, beneficial owners of Certificates or potential transferees of Certificates to the extent the person distributing such information has been provided with an appropriate Investor Certification by or on behalf of such beneficial owner or potential transferee), provided, however, that (a) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement (including voting on amendments to the Pooling and Servicing Agreement) that specifically relates to the rights, duties, compensation or termination of, and/or any other matter specifically involving, the Depositor, the Master Servicer, the Special Servicer, any Excluded Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, any Mortgage Loan Seller or any person known to a responsible officer of the Certificate Registrar to be an affiliate of any such party, any Certificate registered in the name of or beneficially owned by such party or any affiliate thereof will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained (provided, that notwithstanding the foregoing, for purposes of exercising any rights it may have solely as a member of the Controlling Class, any Controlling Class Certificate owned by an Excluded Controlling Class Holder will be deemed not to be outstanding as to such holder solely with respect to any related Excluded Controlling Class Mortgage Loan), (b) solely for the purpose of giving any consent, approval or waiver or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate beneficially owned by a Borrower Party will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver or take any such action has been obtained, and (c) if the Master Servicer, the Special Servicer or an affiliate of the Master Servicer or the Special Servicer is a member of the Controlling Class, it will be permitted to act in such capacity and exercise all rights under the Pooling and Servicing Agreement bestowed upon the Controlling Class (other than, with respect to any Excluded Controlling Class Mortgage Loan with respect to which such party is an Excluded Controlling Class Holder, as described above).

A “Certificate Owner” is the beneficial owner of a certificate held in book-entry form.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Certificates (other than the Class R and Class X Certificates) then outstanding for which (a) (1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates as of the date of determination and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (i) the initial Certificate Balance of such Class of Certificates less (ii) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided that for purposes of this definition, the Class A-S Certificates and the Class EC Component A-S will be considered as if they together constitute a single “Class” of Certificates, the Class B Certificates and the Class EC Component B will be considered as if they together constitute a single “Class” of Certificates, the Class C Certificates and the Class EC Component C will be considered as if they together constitute a single “Class” of Certificates, and the Class EC Certificates will be Non-Reduced Certificates only

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with respect to each component thereof that is part of a “Class” of Non-Reduced Certificates determined as described in this proviso.

“NRSRO Certification” means a certification executed by an NRSRO in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the Depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the Depositor’s Rule 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the Pooling and Servicing Agreement, with respect to a Subordinate Companion Loan, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holder of such Subordinate Companion Loan certain other reports, copies and information relating to an AB Loan Combination. In addition, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, is required to provide to the holders of any Pari Passu Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Loan Combination to the extent required under the related Co-Lender Agreement.

Certain information concerning the Mortgage Loans and the Certificates, including the Distribution Date statements, CREFC® Reports and supplemental notices with respect to such Distribution Date statements and CREFC® Reports, may be provided by the Certificate Administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc. and Markit Group Limited, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder that has delivered an appropriate Investor Certification, the Master Servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the Master Servicer; provided, that in connection with such request, the Master Servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the Master Servicer, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the Pooling and Servicing Agreement. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The Certificate Administrator will make available to any Privileged Person via the Certificate Administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreements and the SEC EDGAR filings referred to below):

(A)	the following “deal documents”:

•	this prospectus;

•	the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(B)	the following “SEC EDGAR filings”:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

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(C)	the following documents, which will be made available under a tab or heading designated “periodic reports”:

•	the Distribution Date statements;

•	the CREFC® bond level files;

•	the CREFC® collateral summary files;

•	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(D)	the following documents, which will be made available under a tab or heading designated “additional documents”:

•	the summary of any Final Asset Status Report as provided by the Special Servicer; and

•	any Third Party Reports (or updates of Third Party Reports) delivered to the Certificate Administrator in electronic format;

(E)	the following documents, which will be made available under a tab or heading designated “special notices”:

•	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Event received by the Certificate Administrator or any notice to Certificateholders of the termination of the Master Servicer or the Special Servicer;

•	any notice of resignation or termination of the Master Servicer or Special Servicer;

•	notice of resignation of the Trustee or the Certificate Administrator, and notice of the acceptance of appointment by the successor Trustee or the successor Certificate Administrator, as applicable;

•	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the Special Servicer, the Operating Advisor or the Asset Representations Reviewer; provided, that such request may be made solely by holders of Non-Reduced Certificates as and to the extent specified in the Pooling and Servicing Agreement;

•	any notice to Certificateholders of the Operating Advisor’s recommendation to replace the Special Servicer and the related report prepared by the Operating Advisor in connection with such recommendation;

•	notice of resignation or termination of the Operating Advisor or the Asset Representations Reviewer and notice of the acceptance of appointment by the successor Operating Advisor or the successor Asset Representations Reviewer, as applicable;

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•	notice of the Certificate Administrator’s determination that an Asset Review Trigger has occurred and a copy of any Final Asset Review Report received by the Certificate Administrator;

•	any notice of the termination of a sub-servicer with respect to Mortgage Loans representing 10% or more of the aggregate principal balance of all the Mortgage Loans;

•	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred;

•	any notice of the occurrence of an Operating Advisor Termination Event;

•	any notice of the occurrence of an Asset Reviewer Termination Event;

•	any assessments of compliance delivered to the Certificate Administrator;

•	any Attestation Reports delivered to the Certificate Administrator;

•	any “special notices” requested by a Certificateholder to be posted on the Certificate Administrator’s website described under “—Certificateholder Communication” below; and

•	Proposed Course of Action Notice;

(F)	the “Investor Q&A Forum”; and

(G)	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”.

Notwithstanding the foregoing, if the Controlling Class Representative or any Controlling Class Certificateholder is a Borrower Party with respect to any related Excluded Controlling Class Mortgage Loan (each, an “Excluded Controlling Class Holder” with respect to such Excluded Controlling Class Mortgage Loan only), such Excluded Controlling Class Holder is required to promptly notify each of the Master Servicer, Special Servicer, Operating Advisor, Trustee and Certificate Administrator pursuant to the Pooling and Servicing Agreement and provide a new Investor Certification pursuant to the Pooling and Servicing Agreement and will not be entitled to access any Excluded Information (as defined below) (unless a loan-by-loan segregation is later performed by the Certificate Administrator in which case such access will only be prohibited with respect to the Excluded Controlling Class Loan(s) for which such Excluded Controlling Class Holder is a Borrower Party) made available on the Certificate Administrator’s website for so long as it is an Excluded Controlling Class Holder. The Pooling and Servicing Agreement will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information with respect to any Excluded Controlling Class Mortgage Loans for which it is a Borrower Party. In addition, if the Controlling Class Representative or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the Pooling and Servicing Agreement will prohibit the Controlling Class Representative or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Controlling Class Representative or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the Certificate Administrator’s website, such Controlling Class Representative or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the Pooling and Servicing Agreement.

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“Excluded Information” means, with respect to any Excluded Controlling Class Mortgage Loan, any asset status reports, Final Asset Status Reports (or summaries thereof) and such other information specifically related to such Excluded Controlling Class Mortgage Loan or any related Mortgaged Property as may be specified in the Pooling and Servicing Agreement.

Any reports on Form 10-D filed by the Certificate Administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the Issuing Entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the Depositor and the Mortgage Loan Sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

The Certificate Administrator will be required to post to the 17g-5 Website any Form 15-E received by the Certificate Administrator from any party to the Pooling and Servicing Agreement.

The Certificate Administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the Certificate Administrator. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the Certificate Administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the Certificate Administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the Pooling and Servicing Agreement. The Certificate Administrator will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the Certificate Administrator relating to the Distribution Date statements, (b) the Master Servicer or the Special Servicer relating to servicing reports prepared by that party, the Mortgage Loans (excluding the Outside Serviced Mortgage Loans) or the related Mortgaged Properties or (c) the Operating Advisor relating to annual or other reports prepared by the Operating Advisor or actions by the Special Servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to an Outside Serviced Mortgage Loan, to the applicable party under the related Outside Servicing Agreement. The Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Master Servicer, the Special Servicer or the Operating Advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception) or (vi) that answering the inquiry is otherwise, for any reason, not advisable. In the case of an inquiry relating to an Outside Serviced Mortgage Loan, the Certificate Administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Outside Servicing Agreement; provided, that the Certificate Administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The Certificate Administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. However, no party will post or otherwise disclose any direct communications with the Directing Holder as part of its responses to any inquiries. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the Depositor, the underwriters or any of their respective affiliates. None of the underwriters, Depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the

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Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The Certificate Administrator will make the “Investor Registry” available to any Certificateholder and any Certificate Owner that is a Privileged Person via the Certificate Administrator’s website. Certificateholders and Certificate Owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or Certificate Owner that has also registered, provided, that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s internet website will initially be located at “www.sf.citidirect.com”. Access will be provided by the Certificate Administrator to such persons upon receipt by the Certificate Administrator from such person of an appropriate Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) may also be provided electronically by the Certificate Administrator. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s internet website, the Certificate Administrator may require registration and the acceptance of a disclaimer. The Certificate Administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The Certificate Administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the Certificate Administrator may disclaim responsibility for any information distributed by the Certificate Administrator for which it is not the original source. Assistance in using the Certificate Administrator’s internet website can be obtained by calling the Certificate Administrator’s customer service desk at 1-888-422-2066.

The Certificate Administrator is responsible for the preparation of tax returns on behalf of the Issuing Entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the Issuing Entity.

“17g-5 Information Provider” means the Certificate Administrator.

The Pooling and Servicing Agreement will require the Master Servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or access to the reports available as set forth above, as well as certain other information received by the Master Servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, the Directing Holder (but, in the case of the Controlling Class Representative, only if a Consultation Termination Event does not exist) will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time Definitive Certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the certificate registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the “Voting Rights”) will be allocated among the respective Classes of Certificateholders as follows:

(1) 1% in the aggregate in the case of the respective Classes of the Interest-Only Certificates, allocated pro rata based upon their respective Notional Amounts as of the date of determination, and

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(2) in the case of any Class of Certificates (other than the Class X and Class R Certificates), a percentage equal to the product of 99% and a fraction, the numerator of which is equal to the Certificate Balance of the class, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of the Principal Balance Certificates (or, if with respect to a vote of Non-Reduced Certificates, the Certificate Balances of all Classes of the Non-Reduced Certificates), each determined as of the prior Distribution Date; provided, that in certain circumstances described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”, “—Operating Advisor—Termination of the Operating Advisor Without Cause” and “—The Asset Representations Reviewer—Termination of the Asset Representations Reviewer Without Cause” in this prospectus, Voting Rights will only be exercisable by holders of the Non-Reduced Certificates.

For purposes of such allocations, the Class A-S Certificates and the Class EC Component A-S evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”, the Class B Certificates and the Class EC Component B evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”, and the Class C Certificates and the Class EC Component C evidenced by the Class EC Certificates will be considered as if they together constitute a single “class”. Voting Rights will be allocated to the Class EC Certificates only with respect to each Trust Component that is part of a “Class of Certificates” determined as described in the preceding sentence.

The Voting Rights of any Class of Certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

The Class R Certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial principal balance, and in multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000. However, in connection with an exchange of Class A-S, Class B and Class C Certificates for Class EC Certificates and vice versa, each of the Class A-S, Class B, and Class C Certificates exchanged (whether surrendered or received in such exchange) will be required to be in denominations of at least $10,000 initial principal balance, and the initial principal balance of the Class EC Certificates exchanged will be required to equal the aggregate initial principal balance of the Class A-S, Class B and Class C Certificates being exchanged therefor (i.e., at least $30,000 initial principal balance).

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global Certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Delivery, Form, Transfer and Denomination—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the Pooling and Servicing Agreement responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee) under the same circumstances, and subject to the same conditions, as such report, statement or other information would be provided to a Certificateholder.

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Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of Certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates in global form that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the Trustee, the Certificate Administrator, the certificate registrar, the Operating Advisor, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the Certificates through the

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Certificate Administrator and the Trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “The Pooling and Servicing Agreement—Operating Advisor”, “—The Asset Representations Reviewer”, “—Termination of the Special Servicer Without Cause”, “—Limitation on Liability; Indemnification”, “—Termination; Retirement of Certificates” and “—Qualification, Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of Certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system,

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and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in Certificates of any class held in book-entry form will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Certificates of such class held in book-entry form or ceases to be a clearing agency, and the Certificate Administrator and the Depositor are unable to locate a qualified successor within 90 days of such notice; or (ii) the Trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of the Certificates of such class.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification reflecting the appropriate information to the Trustee or the Certificate Administrator (a “Certifying Certificateholder”), which request is made for the purpose of communicating with other Certificateholders and Certificate Owners with respect to their rights under the Pooling and Servicing Agreement or the Certificates and is required to include a copy of the communication the Certifying Certificateholder proposes to transmit, the certificate registrar is required, within 10 business days after receipt of such request, to furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The Pooling and Servicing Agreement will require that the Certificate Administrator include in any Form 10–D any request received prior to the Distribution Date to which the Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the Pooling and Servicing Agreement. Any Form 10-D containing such disclosure regarding the request to communicate is required to include no more than the name of the Certificateholder or Certificate Owner making the request, the date the request was received, a statement to the effect that Certificate Administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the Pooling and Servicing Agreement, and a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

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Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the Certificate Administrator at the address below:

388 Greenwich Street, 14th Floor
New York, New York 10013
Attention: Global Transaction Services – CGCMT 2016-P3

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a Certificate, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a Certificate, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such Certificate: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the Certificate Administrator that is similar to any of the documents identified in clauses (A) through (C). Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the Certificate Administrator, which will be borne by the Issuing Entity.

The Mortgage Loan Purchase Agreements

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the Depositor will acquire the Mortgage Loans from the Sponsors pursuant to the related Mortgage Loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), between the Depositor and the applicable Sponsor, and will simultaneously transfer the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. Under the related transaction documents, the Depositor will direct each Sponsor to deliver to the Trustee or to a document custodian on behalf of the Trustee, among other things, the following documents with respect to each Mortgage Loan (subject to the following sentence with respect to any Outside Serviced Mortgage Loan, the 600 Broadway Mortgage Loan and the Home Depot - Elk Grove Village Mortgage Loan) sold by the applicable Sponsor and each Serviced Loan Combination (collectively, as to each Mortgage Loan or, if applicable, any related Serviced Loan Combination, the “Mortgage File”): (i)(A) for each Mortgage Loan, the original executed Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage Loan is part of a Serviced Loan Combination, a copy of the executed promissory note for each related Serviced Companion Loan; (ii) the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iii) the original or a copy of any related assignment of leases (if such item is a document separate from the Mortgage) and of any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office; (iv) an original executed assignment of the Mortgage in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the Trustee or in blank and in recordable form (except for missing recording information not yet available if the instrument being assigned has not been returned from the applicable recording office), or a copy of such assignment if the related Sponsor or its designee, rather than the Trustee, is responsible for recording such assignment; (vi) the original assignment of all unrecorded documents relating to the Mortgage Loan (or the related Serviced Loan Combination, if applicable), if not already assigned pursuant to items (iv) or (v) above; (vii) originals or copies of all final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding

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commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) an original or copy of the related ground lease, if any, and any ground lessor estoppel; (x) an original or copy of the related loan agreement, if any; (xi) an original of any guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any; (xii) an original or copy of the related lockbox agreement or cash management agreement, if any; (xiii) an original or copy of the environmental indemnity from the related borrower, if any; (xiv) an original or copy of the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof; (xv) if not already included in the assignment referred to in clause (vi) above, an original assignment of the related security agreement (if such item is a document separate from the related Mortgage) in favor of the Trustee; (xvi) in the case of each Loan Combination, an original or a copy of the related Co-Lender Agreement; (xvii) any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and an original UCC-3 assignment financing statements in favor of the Trustee or a copy of such assignment financing statements; (xviii) an original or copy of any mezzanine loan intercreditor agreement if any; (xix) the original or copy of any related environmental insurance policy; (xx) a copy of any related letter of credit and any related assignment thereof (with the original to be delivered to the Master Servicer); and (xxi) copies of any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof. Notwithstanding anything to the contrary contained in this prospectus, (1) in the case of an Outside Serviced Mortgage Loan, the preceding document delivery requirement will be deemed satisfied by the delivery by the related Sponsor of, with respect to clause (i), executed originals of the related documents and, with respect to clauses (ii) through (xxi) above, a copy of the mortgage file related to the applicable Outside Serviced Companion Loan delivered under the Outside Servicing Agreement, (2) in the case of the 600 Broadway Mortgage Loan, the related Mortgage File will be delivered to the custodian on or prior to the Closing Date and such Mortgage File (other than the documents described in clause (i) of the prior sentence) will be transferred to the custodian related to the securitization of the 600 Broadway Controlling Pari Passu Companion Loan on or about the 600 Broadway Controlling Pari Passu Companion Loan Securitization Date, with a copy of the documents so transferred to be retained by the Trustee or a document custodian on behalf of the Trustee and with the expectation that the assignments referred to in clauses (iv) and (v) of the prior sentence will be recorded in the name of the trustee for that securitization, and (3) in the case of the Home Depot - Elk Grove Village Mortgage Loan, the related Mortgage File will be delivered to the custodian on or prior to the Closing Date and such Mortgage File (other than the documents described in clause (i) of the prior sentence) will be transferred to the custodian related to the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan on or about the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, with a copy of the documents so transferred to be retained by the Trustee or a document custodian on behalf of the Trustee and with the expectation that the assignments referred to in clauses (iv) and (v) of the prior sentence will be recorded in the name of the trustee for that securitization.

As provided in the Pooling and Servicing Agreement, the Trustee, a custodian on its behalf, or another appropriate party as described in the Pooling and Servicing Agreement is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

If, as provided in the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, any document required to be included in the Mortgage File for any Mortgage Loan by the related Sponsor has not been properly executed, is missing, contains information that does not conform in any material respect with the corresponding information set forth in the mortgage loan schedule to be attached to the related Mortgage Loan Purchase Agreement, or does not appear regular on its face (each, a “Document Defect”), and that Document Defect constitutes a Material Document Defect, then the Issuing Entity will have the rights against the applicable Sponsor (and, in the case of Walker & Dunlop Commercial Property Funding I WF, LLC, also against Walker & Dunlop Commercial Property Funding, LLC, as guarantor of the repurchase and substitution obligations of Walker & Dunlop Commercial Property Funding I WF, LLC), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Document Defect” is a Document Defect that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a “qualified mortgage”

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within the meaning of Code Section 860G(a)(3) (but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage) (a “Qualified Mortgage”). Subject to the applicable Sponsor’s right to cure, failure of such Sponsor to deliver the documents referred to in clauses (i), (ii), (viii), (ix), (xx) and (xxi) in the definition of “Mortgage File” above will be deemed a Material Document Defect; provided, however, that no Document Defect (except such a deemed Material Document Defect) will be considered to be a Material Document Defect unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the lender’s rights or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the related Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the related Mortgage Loan or for any immediate significant servicing obligation.

In addition, in order to facilitate Asset Reviews as described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in this prospectus, each Sponsor is required to deliver to the Depositor the Diligence File with respect to each Mortgage Loan sold by it electronically within 60 days after the Closing Date by posting such Diligence File to a designated website, and the Depositor will deliver electronic copies of such Diligence File to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

“Diligence File” means with respect to each Mortgage Loan, if applicable, generally the following documents in electronic format:

(a)          A copy of each of the following documents:

(i)          (A) for each Mortgage Loan, the Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the Trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable Sponsor or another prior holder, together with a copy of the Mortgage Note), and (B) if such Mortgage is part of a Serviced Loan Combination, the executed promissory note for each related Serviced Companion Loan;

(ii)         the Mortgage, together with any intervening assignments of the Mortgage, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iii)        any related assignment of leases (if such item is a document separate from the Mortgage) and any intervening assignments of such assignment of leases, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon or certified by the applicable recorder’s office (if in the possession of the applicable Mortgage Loan Seller);

(iv)        final written modification agreements in those instances in which the terms or provisions of the Mortgage or the Mortgage Note have been modified, in each case (unless the particular item has not been returned from the applicable recording office) with evidence of recording indicated thereon if the instrument being modified is a recordable document;

(v)         the policy or certificate of lender’s title insurance issued in connection with such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)        the related ground lease, if any, and any ground lessor estoppel;

(vii)       the related loan agreement, if any;

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(viii)      the guaranty under such Mortgage Loan (or Serviced Loan Combination, if applicable), if any;

(ix)       the related lockbox agreement or cash management agreement, if any;

(x)        the environmental indemnity from the related borrower, if any;

(xi)       the related escrow agreement and the related security agreement (in each case, if such item is a document separate from the related Mortgage) and, if applicable, any intervening assignments thereof;

(xii)      in the case of a Mortgage Loan that is a part of a Loan Combination, the related Co-Lender Agreement;

(xiii)     any filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements in favor of the originator of such Mortgage Loan (or the related Serviced Loan Combination, if applicable) or in favor of any assignee prior to the Trustee and UCC-3 assignment financing statements in favor of the Trustee (or, in each case, a copy thereof certified to be the copy of such assignment submitted or to be submitted for filing), if in the possession of the applicable Mortgage Loan Seller;

(xiv)     any mezzanine loan intercreditor agreement;

(xv)      any related environmental insurance policy;

(xvi)     any related letter of credit and any related assignment thereof; and

(xvii)    any related franchise agreement, property management agreement or hotel management agreement and related comfort letters and/or estoppel letters, and any related assignment thereof.

(b)          a copy of any engineering reports or property condition reports;

(c)          other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)          for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)          a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)           a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)          a copy of the appraisal for the related Mortgaged Property or Mortgaged Properties;

(h)          for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)           a copy of the applicable mortgage loan seller’s asset summary;

(j)           a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)          a copy of all zoning reports;

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(l)           a copy of financial statements of the related mortgagor;

(m)         a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)          a copy of all UCC searches;

(o)          a copy of all litigation searches;

(p)          a copy of all bankruptcy searches;

(q)          a copy of origination settlement statement;

(r)          a copy of insurance summary report;

(s)         a copy of organizational documents of the related mortgagor and any guarantor;

(t)          a copy of escrow statements related to the escrow account balances as of the Mortgage Loan origination date, if not included in the origination settlement statement;

(u)          the original or a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)          unless already included as part of the environmental reports, a copy of any closure letter (environmental); and

(w)          unless already included as part of the environmental reports, a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties,

in each case, to the extent that the related Originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not received in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of the Mortgage Loan of that structure or type, taking into account whether or not such Mortgage Loan has any additional debt), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related Originator or Sponsor or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The related Sponsor may, without any obligation to do so, include such other documents as part of the Diligence File that such Sponsor believes should be included to enable the Asset Representations Reviewer to perform the Asset Review on a Mortgage Loan; provided that such documents are clearly labeled and identified.

Representations and Warranties

Pursuant to the related Mortgage Loan Purchase Agreement, each Sponsor will make, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth on Annex E-1 to this prospectus, subject to the exceptions set forth on Annex E-2 to this prospectus.

The representations and warranties:

•	do not cover all of the matters that we would review in underwriting a Mortgage Loan;

•	should not be viewed as a substitute for a reunderwriting of the Mortgage Loans; and

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•	in some respects represent an allocation of risk rather than a confirmed description of the Mortgage Loans, although the Sponsors have not made representations and warranties that they know to be untrue, when taking into account the exceptions set forth on Annex E-2 to this prospectus.

If, as provided in the respective Mortgage Loan Purchase Agreements and the Pooling and Servicing Agreement, there exists a breach of any of the above-described representations and warranties made by the applicable Sponsor, and that breach constitutes a Material Breach, then the Issuing Entity will have the rights against the applicable Sponsor (and, if applicable, against any related guarantor(s)), as described under “—Cures, Repurchases and Substitutions” below.

A “Material Breach” is a breach of any of the above-described representations or warranties made by the applicable Sponsor that materially and adversely affects the value of the affected Mortgage Loan (or any related REO Property) or the interests of the Certificateholders in the affected Mortgage Loan (or any related REO Property) or causes any Mortgage Loan to fail to be a Qualified Mortgage.

Cures, Repurchases and Substitutions

A “Material Defect” means, with respect to any Mortgage Loan, a Material Breach or a Material Document Defect with respect to such Mortgage Loan. If a Material Defect exists with respect to any Mortgage Loan, then the applicable Sponsor will be required to remedy that Material Defect, or if such Material Defect cannot be cured within the time periods set forth in the applicable Mortgage Loan Purchase Agreement, then the applicable Sponsor will be required to either:

•	within two years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Repurchase Price of the Mortgage Loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; or

•	to repurchase the affected Mortgage Loan (or any related REO Property) at a price (the “Repurchase Price”) generally equal to the sum of—

(i)	the outstanding principal balance of that Mortgage Loan (or the related REO Mortgage Loan), at the time of purchase, less any Loss of Value Payment available to reduce the outstanding principal balance; plus

(ii)	all accrued and unpaid interest, other than default interest or Excess Interest, due with respect to that Mortgage Loan (or the related REO Mortgage Loan), pursuant to the related Mortgage Loan documents at the related Mortgage Rate through the due date in the Collection Period of purchase; plus

(iii)	all unreimbursed property protection advances relating to that Mortgage Loan (including any property protection advances and accrued interest on those advances that were reimbursed out of general collections on the Mortgage Loans) (or, in the case of an Outside Serviced Mortgage Loan, the pro rata portion of any similar amounts allocable to such Mortgage Loan and payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(iv)	all accrued and unpaid interest accrued on advances made by the Master Servicer, the Special Servicer and/or the Trustee with respect to that Mortgage Loan (or, in the case of an Outside Serviced Mortgage Loan, all such amounts with respect to P&I Advances related to such Outside Serviced Mortgage Loan and, with respect to outstanding Property Advances, the pro rata portion of any similar interest amounts payable with respect thereto pursuant to the related Co-Lender Agreement); plus

(v)	to the extent not otherwise covered by clause (iv) of this bullet, all unpaid Special Servicing Fees and other unpaid additional expenses of the Issuing Entity outstanding or previously incurred related to that Mortgage Loan, including all expenses incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the Material Defect giving rise to the repurchase; provided, however, that such expenses will

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not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote or in exercising rights under the dispute resolution provisions described below under “—Dispute Resolution Provisions”; plus

(vi)	to the extent not otherwise covered by clause (v) of this bullet, any Liquidation Fee if and to the extent payable in accordance with the terms and provisions of the Pooling and Servicing Agreement; plus

(vii)	any Asset Representations Reviewer Asset Review Fee to the extent not previously paid by the related Mortgage Loan Seller.

With respect to the WDCPF Mortgage Loans, Walker & Dunlop Commercial Property Funding, LLC, an indirect parent of Walker & Dunlop Commercial Property Funding I WF, LLC, will guarantee the repurchase obligations of Walker & Dunlop Commercial Property Funding I WF, LLC under the related Mortgage Loan Purchase Agreement in the event Walker & Dunlop Commercial Property Funding I WF, LLC fails to perform its obligations to repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect.

Notwithstanding the foregoing, in lieu of a Sponsor repurchasing, substituting or curing a Material Defect, to the extent that the Sponsor and the Special Servicer (with the consent of the Controlling Class Representative for so long as no Control Termination Event has occurred and is continuing and other than with respect to an Excluded Mortgage Loan), are in any such case able to agree upon a cash payment payable by the Sponsor to the Issuing Entity that would be deemed sufficient to compensate the Issuing Entity for such Material Defect (a “Loss of Value Payment”), the Sponsor may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with the Special Servicer’s reaching an agreement with a Sponsor as to a Loss of Value Payment, the Master Servicer will be required to provide the Special Servicer with the servicing file for such Mortgage Loan as set forth in the Pooling and Servicing Agreement upon the Special Servicer’s request. Upon its making such payment, the Sponsor will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any Material Defect that would cause the applicable Mortgage Loan not to be a Qualified Mortgage.

In addition, each Mortgage Loan Purchase Agreement provides that, with respect to each Outside Serviced Mortgage Loan, if a “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) exists under the related Outside Servicing Agreement with respect to the related Pari Passu Companion Loan that is included in the Outside Securitization established under the related Outside Servicing Agreement, and if such Pari Passu Companion Loan is repurchased from such Outside Securitization as a result of such “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement), then the applicable Sponsor will be required to repurchase such Outside Serviced Mortgage Loan; provided, however, that such repurchase obligation does not apply to any “material document defect” (as such term or any analogous term is defined in the related Outside Servicing Agreement) related to the promissory note for the subject Pari Passu Companion Loan.

A “Qualified Substitute Mortgage Loan” is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted Mortgage Loan; (c) have the same due date as and a grace period no longer than that of the deleted Mortgage Loan; (d) accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the Cut-off Date LTV Ratio for the deleted Mortgage Loan and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal from an Appraiser in accordance with MAI standards; (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; (i) have a then-current debt service coverage ratio at least equal to the greater of (i) the debt service coverage ratio of the deleted Mortgage Loan as of the Closing Date and

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(ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable Sponsor’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date that is three years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted Mortgage Loan; (m) not be substituted for a deleted Mortgage Loan unless the Trustee and the Certificate Administrator have received a prior Rating Agency Confirmation from each Rating Agency (the cost, if any, of obtaining the Rating Agency Confirmation to be paid by the applicable Sponsor); (n) have been approved, so long as a Consultation Termination Event has not occurred and is not continuing, by the Controlling Class Representative; (o) prohibit defeasance within two years of the Closing Date; (p) not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of either Trust REMIC or the imposition of tax on either Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement, as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one Mortgage Loan is substituted for a deleted Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except that the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis; provided that no individual Mortgage Rate (net of the related Administrative Fee Rate) may be lower than the highest fixed Pass-Through Rate (not subject to a cap equal to, or based on, the WAC Rate) of any Class of Principal Balance Certificates or Trust Component having a principal balance then outstanding. When one or more Qualified Substitute Mortgage Loans are substituted for a deleted Mortgage Loan, the applicable Sponsor will be required to certify that the replacement Mortgage Loan(s) meet(s) all of the requirements of the above definition and send the certification to the Certificate Administrator and the Trustee and, prior to the occurrence and continuance of a Consultation Termination Event, to the Controlling Class Representative.

The time period within which the applicable Sponsor must complete that remedy, repurchase or substitution will generally be limited to 90 days following the earlier of the applicable Sponsor’s discovery or receipt of notice of, and receipt of a demand to take action with respect to, the related Material Defect, as the case may be (or, in the case of a Material Defect relating to a Mortgage Loan not being a Qualified Mortgage, 90 days from any party discovering such Material Defect) (such 90-day period, the “Initial Cure Period”). However, if the applicable Sponsor is diligently attempting to correct the problem, then, with limited exception (including if such Material Defect would cause the Mortgage Loan not to be a Qualified Mortgage), it will be entitled to an additional 90 days (any such additional 90-day period, the “Extended Cure Period”) (or more in the case of a Material Document Defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy, repurchase or substitution.

If (x) a Mortgage Loan is to be repurchased or replaced as described above (a “Defective Mortgage Loan”), (y) such Defective Mortgage Loan is part of a Crossed Group and (z) the applicable Document Defect or breach does not constitute a Material Defect as to the other Mortgage Loan(s) that are a part of such Crossed Group (the “Other Crossed Loans”) (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be) will be deemed to constitute a Material Defect as to each such Other Crossed Loan for purposes of the above provisions, and the applicable Sponsor will be obligated to repurchase or replace each such Other Crossed Loan in accordance with the provisions above unless the applicable Sponsor satisfies certain conditions set forth in the related Mortgage Loan Purchase Agreement, including, without limitation, that (i) the applicable Sponsor has delivered an opinion that the repurchase of solely the Defective Mortgage Loan will not cause the Issuing Entity to fail to qualify as one or more REMICs or any portion of the Issuing Entity to fail to qualify as a Grantor Trust, and (ii) if the applicable Sponsor were to repurchase or replace only the Defective Mortgage Loan and not the Other Crossed Loans, (x) the debt service coverage ratio for such Other Crossed Loans (excluding the Defective Mortgage Loan) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (1) 0.10x below the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) set forth in Annex A to this prospectus and (2) the debt service coverage ratio for the Crossed Group (including the Defective Mortgage Loan) for the four preceding calendar quarters preceding the repurchase or replacement, (y) the loan-to-value ratio for the Other Crossed Loans (excluding the Defective Mortgage Loan) is not greater than the greatest of (1) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) set forth in Annex A to this prospectus plus 10%, (2) the loan-to-value ratio, expressed as a whole number percentage (taken to one decimal place), for the Crossed Group (including the Defective Mortgage Loan) at the

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time of repurchase or replacement and (3) 75%; and (z) either the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group will not impair the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group or the related Mortgage Loan documents have been modified in a manner that removes any threat of impairment of the ability to exercise remedies against the primary collateral of the other Mortgage Loan(s) in the Crossed Group as a result of the exercise of remedies against the primary collateral of any Mortgage Loan in the Crossed Group. The Master Servicer or the Special Servicer, as applicable, will be entitled to cause to be delivered, or direct the applicable Sponsor to (in which case the applicable Sponsor is required to) cause to be delivered, to the Master Servicer or the Special Servicer, as applicable, an appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth above has been satisfied, in each case at the expense of the applicable Sponsor if the scope and cost of the appraisal is approved by the applicable Sponsor and, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (such approval not to be unreasonably withheld in each case). With respect to any Defective Mortgage Loan that forms a part of a Crossed Group and as to which the conditions described in the first sentence of this paragraph are satisfied, such that the Issuing Entity will continue to hold the Other Crossed Loans, the applicable Sponsor and the Depositor (as predecessor in interest to the Issuing Entity with respect to the subject Crossed Group) have agreed to forbear from enforcing any remedies against the other’s primary collateral but each is permitted to exercise remedies against the primary collateral securing its respective Mortgage Loan(s). If the exercise of remedies by one such party would impair the ability of the other such party to exercise its remedies with respect to the primary collateral securing the Mortgage Loan(s) held by the other such party, then both parties will forbear from exercising such remedies unless and until the related Mortgage Loan documents can be modified to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing any of the Mortgage Loans that form a Crossed Group will be allocated between such Mortgage Loans in accordance with the related Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding principal balances.

The cure, repurchase and substitution obligations described above or the election by the applicable Sponsor to pay a Loss of Value Payment will constitute the sole remedy available to the Series 2016-P3 certificateholders in connection with any Material Defect. None of the Depositor, the underwriters, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, any other Sponsor or any other person will be obligated to repurchase any affected Mortgage Loan or pay any Loss of Value Payment in connection with a Material Defect if the applicable Sponsor (and, in the case of a WDCPF Mortgage Loan, Walker & Dunlop Commercial Property Funding, LLC, as guarantor of the repurchase and substitution obligations of Walker & Dunlop Commercial Property Funding I WF, LLC) defaults on its obligations to do so. We cannot assure you that the applicable Sponsor (or, in the case of Walker & Dunlop Commercial Property Funding I WF, LLC, the guarantor of its repurchase and substitution obligations) will have sufficient assets to repurchase or substitute a Mortgage Loan if required to do so. See “Risk Factors—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans” and “—Any Loss of Value Payment Made by a Sponsor May Not be Sufficient to Cover All Losses on a Defective Mortgage Loan”.

Dispute Resolution Provisions

Each Sponsor will be subject to the dispute resolution provisions described under “The Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any Mortgage Loan sold to the Depositor by such Sponsor and will be obligated under the related Mortgage Loan Purchase Agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each Sponsor will be obligated to perform its obligations described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review" relating to any Asset Reviews performed by the Asset Representations Reviewer, and such Sponsor will have the rights described under that heading.

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The Pooling and Servicing Agreement

General

The Certificates will be issued pursuant to that certain Pooling and Servicing Agreement, to be dated as of April 1, 2016 (the “Pooling and Servicing Agreement”), by and between the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer.

The servicing of the Serviced Mortgage Loans, the Serviced Companion Loans (as defined below) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe the material provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the Serviced Mortgage Loans, the Serviced Companion Loans and any related REO Properties. The summaries do not purport to be complete and are subject to the provisions of the Pooling and Servicing Agreement.

In connection with the servicing of the Loan Combinations, the following definitions apply:

•	“Serviced Pari Passu Loan Combination” means a Pari Passu Loan Combination that is serviced under the Pooling and Servicing Agreement. Each of (i) the Empire Mall Loan Combination, (ii) the Marriott Midwest Portfolio Loan Combination, (iii) the 600 Broadway Loan Combination, prior to the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, (iv) the 79 Madison Avenue Loan Combination, (v) the GFH Brennan Industrial Portfolio Loan Combination, (vi) the Marriott Monterey Loan Combination, and (vii) the Home Depot - Elk Grove Village Loan Combination prior to the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan, will be a Serviced Pari Passu Loan Combination.

•	“Serviced AB Loan Combination” means an AB Loan Combination that is serviced under the Pooling and Servicing Agreement.

•	“Serviced Loan Combination” means a Serviced Pari Passu Loan Combination or a Serviced AB Loan Combination, as applicable.

•	“Serviced Pari Passu Companion Loan” means a Pari Passu Companion Loan that is part of a Serviced Pari Passu Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Subordinate Companion Loan” means a Subordinate Companion Loan that is part of a Serviced AB Loan Combination (and is therefore serviced under the Pooling and Servicing Agreement).

•	“Serviced Companion Loan” means a Serviced Pari Passu Companion Loan or a Serviced Subordinate Companion Loan, as applicable.

•	“Companion Loan Holder” means the holder of a Companion Loan.

•	“Serviced Pari Passu Companion Loan Holder” means the holder of a Serviced Pari Passu Companion Loan.

•	“Serviced Subordinate Companion Loan Holder” means the holder of a Serviced Subordinate Companion Loan.

•	“Serviced Companion Loan Holder” means a Serviced Pari Passu Companion Loan Holder or a Serviced Subordinate Companion Loan Holder, as applicable.

•	“Serviced Mortgage Loans” means all of the Mortgage Loans included in the Issuing Entity (other than any Outside Serviced Mortgage Loan(s)).

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•	“Serviced Loans” means all of the Serviced Mortgage Loans, together with any Serviced Companion Loans.

•	“Serviced Outside Controlled Loan Combination” means a Serviced Loan Combination if and for so long as the “controlling note” with respect to such Serviced Loan Combination is not included in this securitization transaction (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan). However, a Serviced Outside Controlled Loan Combination may cease to be such if, by virtue of any trigger event contemplated by the related Co-Lender Agreement, the promissory note evidencing the related Split Mortgage Loan becomes the controlling note for such Loan Combination, in which case the discussion in this prospectus regarding “Serviced Outside Controlled Loan Combinations” will thereafter cease to apply to the subject Loan Combination. Because (x) the “controlling note” with respect to the 600 Broadway Loan Combination is not included in this securitization transaction, and (y) the “controlling note” with respect to the Home Depot - Elk Grove Village Loan Combination is not included in this securitization transaction, (i) prior to the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, the 600 Broadway Loan Combination and (ii) prior to the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan, the Home Depot - Elk Grove Village Loan Combination, will each be a “Serviced Outside Controlled Pari Passu Loan Combination”. Each such Loan Combination will cease to be a Serviced Outside Controlled Loan Combination upon becoming an Outside Serviced Loan Combination.

•	“Serviced Outside Controlled Mortgage Loan” means the Mortgage Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Serviced Outside Controlled Companion Loan” means a Companion Loan that is part of a Serviced Outside Controlled Loan Combination.

•	“Outside Controlling Note Holder” means, with respect to any Loan Combination that is, and only for so long as such Loan Combination is, a Serviced Outside Controlled Loan Combination, the holder of the related controlling note (regardless of whether such note evidences a Pari Passu Companion Loan or a Subordinate Companion Loan) or such holder’s designated representative. If a controlling note is included in a securitization trust, the Outside Controlling Note Holder may be a “controlling class representative” (or equivalent party), the majority holder of a particular class, a servicer or another service provider that is designated from time to time under the related pooling and servicing agreement, trust and servicing agreement and/or other comparable agreement (although the right of any such designated party to exercise some or all of such rights may terminate or shift to another designated party upon the occurrence of certain trigger events).

•	“Outside Serviced Companion Loan” means a Companion Loan that is part of an Outside Serviced Loan Combination.

•	“Outside Serviced Loan Combination” means a Loan Combination that is being serviced pursuant to the pooling and servicing agreement, trust and servicing agreement or other comparable agreement governing the securitization of a related Companion Loan. Each of (i) the 600 Broadway Loan Combination, following the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, (ii) the 5 Penn Plaza Loan Combination, (iii) the 225 Liberty Street Loan Combination, (iv) the Heritage Industrial Portfolio Loan Combination, (v) the One Court Square Loan Combination and (vi) the Home Depot - Elk Grove Village Loan Combination, following the securitization of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan, will be an Outside Serviced Loan Combination.

•	“Outside Serviced Mortgage Loan” means the Mortgage Loan that is part of an Outside Serviced Loan Combination.

•	“Outside Servicing Agreement” means the pooling and servicing agreement, trust and servicing agreement or other comparable agreement pursuant to which an Outside Serviced Loan Combination is being serviced. Each of (i) the CGCMT 2016-GC36 Pooling and Servicing Agreement, (ii) the 600 Broadway Pooling and Servicing Agreement, (iii) the 2016-225L Trust and Servicing Agreement, (iv)

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the WFCM 2015-P2 Pooling and Servicing Agreement, (v) the WFCM 2015-NXS3 Pooling and Servicing Agreement and (vi) the Home Depot - Elk Grove Village Pooling and Servicing Agreement, will be an Outside Servicing Agreement.

•	“Outside Securitization” means the securitization with respect to an Outside Serviced Companion Loan.

•	“Outside Servicer”, “Outside Special Servicer ”, “Outside Trustee”, “Outside Certificate Administrator”, “Outside Operating Advisor”, “Outside Depositor” and “Outside Controlling Class Representative” mean the master servicer, special servicer, trustee, certificate administrator, operating advisor, depositor and controlling class representative (or, in each such case, an equivalent party), respectively, under the applicable Outside Servicing Agreement.

See “Description of the Mortgage Pool—The Loan Combinations”.

There are no Serviced Loan Combinations with respect to this securitization transaction that include Subordinate Companion Loans or that are AB Loan Combinations and any discussion in this prospectus that suggests otherwise should be disregarded.

Certain Considerations Regarding the Outside Serviced Loan Combinations

Each Outside Serviced Mortgage Loan and Outside Serviced Companion Loan will be serviced and administered in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement (and all decisions, consents, waivers, approvals and other actions on the part of the holders of such Outside Serviced Mortgage Loan and Outside Serviced Companion Loan(s) will be effected in accordance with the related Outside Servicing Agreement and the related Co-Lender Agreement). Consequently, the servicing provisions set forth in this prospectus and the administration of certain accounts related to the servicing of the Mortgage Loans will generally not be applicable to the Outside Serviced Mortgage Loans, but instead such servicing and administration of each Outside Serviced Mortgage Loan will be governed by the related Outside Servicing Agreement.

The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee have no obligation or authority to supervise any Outside Servicer, any Outside Special Servicer and/or any Outside Trustee under any Outside Servicing Agreement or to make property protection advances with respect to any Outside Serviced Loan Combination or P&I advances with respect to any Outside Serviced Companion Loans or any Serviced Companion Loan. Any obligations of the Master Servicer and the Special Servicer to provide information or remit collections on an Outside Serviced Mortgage Loan are dependent on their receipt of the same from the applicable party under the related Outside Servicing Agreement. Each Outside Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization transaction. For more detailed information, see “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans”.

As used in this prospectus, references to the Mortgage Loans, when discussing servicing activities with respect to the Mortgage Loans, do not include, unless otherwise specifically indicated, the Outside Serviced Mortgage Loans. In certain instances references are made that specifically exclude the Outside Serviced Mortgage Loans from the servicing provisions in this prospectus by indicating actions are taken with respect to the “Serviced Mortgage Loans” or the “Mortgage Loans other than the Outside Serviced Mortgage Loans” or are taken “except with respect to the Outside Serviced Mortgage Loans” or words of similar import. These references and carveouts are intended to highlight particular provisions to draw prospective investors’ attention to the fact that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are not responsible for the particular servicing or administrative activity with respect to the Outside Serviced Mortgage Loans and are not intended to imply that when other servicing actions are described in this prospectus without such specific reference or carveouts, that the Master Servicer, Special Servicer, Certificate Administrator or Trustee are responsible for those duties with respect to the Outside Serviced Mortgage Loans. Servicing of any Outside Serviced Mortgage Loan is handled under the Outside Servicing Agreement. Prospective investors are encouraged to review “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” for a discussion of certain important servicing terms related to the Outside Serviced Mortgage Loans.

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Assignment of the Mortgage Loans

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, together with all payments due on or with respect to the Mortgage Loans, other than principal and interest due on or before the Cut-off Date and principal prepayments received on or before the Cut-off Date, without recourse, to the Trustee for the benefit of the holders of Certificates.

The Certificate Administrator, concurrently with the assignment, will execute and deliver Certificates evidencing the beneficial ownership interests in the related Issuing Entity to or at the direction of the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Pooling and Servicing Agreement (the “Mortgage Loan Schedule”). The Mortgage Loan Schedule will include, among other things, as to each Mortgage Loan, information as to its outstanding principal balance as of the close of business on the Cut-off Date, as well as information respecting the interest rate and the maturity date of each Mortgage Loan.

Pursuant to each Mortgage Loan Purchase Agreement, the applicable Sponsor will be required to deliver to the Certificate Administrator, in its capacity as custodian, the Mortgage File for each of the Mortgage Loans. See “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

In addition, pursuant to each Mortgage Loan Purchase Agreement, the related Sponsor will be required to deliver the Diligence Files for each of its Mortgage Loans to the Depositor by uploading such Diligence Files to the designated website, and the Depositor will thereafter deliver such Diligence Files to the Certificate Administrator for posting to the secure data room. The Depositor will have no responsibility for determining whether any Diligence Files delivered to it are complete and will have no liability to the Issuing Entity or the Certificateholders for the failure of any Sponsor to deliver a Diligence File (or a complete Diligence File) to the Depositor.

Pursuant to the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Sponsors to the Depositor in the Mortgage Loan Purchase Agreements and any rights and remedies that the Depositor has against the Sponsors under the Mortgage Loan Purchase Agreements with respect to any Material Defect. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” and “—Dispute Resolution Provisions".

The Certificate Administrator (in its capacity as custodian), or any other custodian appointed under the Pooling and Servicing Agreement, will hold the Mortgage File for each Mortgage Loan in trust for the benefit of all Certificateholders and the holders of any related Serviced Companion Loans. Pursuant to the Pooling and Servicing Agreement, the Certificate Administrator, in its capacity as custodian, is obligated to review the Mortgage File for each Mortgage Loan within a specified number of days after the execution and delivery of the Pooling and Servicing Agreement. If the Special Servicer determines that a Material Document Defect exists, the Special Servicer will promptly notify, among others, the Depositor, the applicable Sponsor, the Certificate Administrator, the Trustee and the Master Servicer. If the applicable Sponsor cannot cure the Material Document Defect within the time period specified in the Pooling and Servicing Agreement, the applicable Sponsor will be obligated either to replace the affected Mortgage Loan with a substitute Mortgage Loan or Mortgage Loans, or to repurchase the related Mortgage Loan from the Issuing Entity within the time period specified in the Pooling and Servicing Agreement at the Repurchase Price or at its election, subject to specified conditions, make a Loss of Value Payment with respect to the related Mortgage Loan. In the case of Walker & Dunlop Commercial Property Funding I WF, LLC, its indirect parent, Walker & Dunlop Commercial Property Funding, LLC, is guaranteeing its repurchase and substitution obligations under the related Mortgage Loan Purchase Agreement in the event that Walker & Dunlop Commercial Property Funding I WF, LLC fails to perform its obligations to cure, effect a repurchase or substitute a Qualified Substitute Mortgage Loan and pay any substitution shortfall amount in response to a Material Defect. This substitution or purchase obligation (and such guaranty obligations) or the making of a Loss of Value Payment will constitute the sole remedy available to the Certificateholders or the Issuing Entity for a Material Defect. See “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”.

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Servicing of the Mortgage Loans

Each of the Master Servicer and the Special Servicer will be required to service and administer the Serviced Loans (as described below). The Master Servicer and the Special Servicer, as the case may be, will each be required to service and administer the Serviced Loans and each related REO Property for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Serviced Loans and, if applicable, the related Co-Lender Agreement and, to the extent consistent with the foregoing, in accordance with the following (the “Servicing Standard”):

•          the higher of the following standards of care:

1.   with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties; and

2.   with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers comparable mortgage loans and REO properties owned by the Master Servicer or the Special Servicer, as the case may be; and

in either case, exercising reasonable business judgment and acting in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective subject Serviced Loans;

•     with a view to—

1.   the timely recovery of all payments of principal and interest, including balloon payments, under those Serviced Loans; or

2.   in the case of (a) a Specially Serviced Loan or (b) a Mortgage Loan (or Serviced Loan Combination) as to which the related Mortgaged Property is an REO Property, the maximization of recovery on that Mortgage Loan (or Serviced Loan Combination) to the Certificateholders (as if they were one lender) (or, if a Serviced Loan Combination is involved, with a view to the maximization of recovery on such Serviced Loan Combination to the Certificateholders and the related Serviced Companion Loan Holder(s) as if they were one lender (and, with respect to any Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) of principal and interest, including balloon payments, on a present value basis; and

•     without regard to—

1.   any relationship, including as lender on any other debt, that the Master Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, or any affiliate of the underlying borrowers, or any other party to the Pooling and Servicing Agreement;

2.   the ownership of any Certificate (or any Companion Loan or other indebtedness secured by the related Mortgaged Property or any security backed by a Companion Loan) by the Master Servicer or the Special Servicer or any affiliate of the Master Servicer or the Special Servicer, as the case may be;

3.   the obligation, if any, of the Master Servicer to make Advances;

4.   the right of the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates to receive compensation or reimbursement of costs under the Pooling and Servicing Agreement generally or with respect to any particular transaction; and

5.   the ownership, servicing or management for others of any mortgage loan or real property not covered by the Pooling and Servicing Agreement by the Master Servicer or the Special Servicer, as the case may be, or any of their respective affiliates.

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The Servicing Standard will apply with respect to the Outside Serviced Mortgage Loans or related REO Property only to the extent that the Master Servicer or the Special Servicer has any express duties or rights to grant consent with respect thereto pursuant to the Pooling and Servicing Agreement.

In general, the Master Servicer will be responsible for the servicing and administration of each Serviced Mortgage Loan (and Serviced Companion Loan)—

•	which is not a Specially Serviced Loan; or

•	that is a Corrected Loan.

A “Specially Serviced Loan” means any Serviced Loan (including a related REO Mortgage Loan or REO Companion Loan) being serviced under the Pooling and Servicing Agreement for which any of the following events (each, a “Servicing Transfer Event”) has occurred as follows:

(a) the related borrower has failed to make when due any scheduled monthly debt service payment or a balloon payment, which failure continues unremedied (without regard to any grace period):

•	except in the case of a Serviced Loan delinquent in respect of its balloon payment, for 60 days beyond the date that payment was due; or

•	solely in the case of a delinquent balloon payment, (A) 60 days after the date on which that balloon payment was due (except as described in clause B below) or (B) 120 days after the date on which that balloon payment was due, in the case of a Serviced Loan delinquent with respect to the balloon payment as to which the related borrower delivered, within 60 days after maturity, to the Master Servicer or the Special Servicer (and in either such case the Master Servicer or the Special Servicer, as applicable, must promptly deliver a copy thereof to the other such servicer), a written and fully executed or otherwise binding commitment (subject only to customary closing conditions) for refinancing from an acceptable lender reasonably satisfactory in form and substance to the Special Servicer; provided that such Mortgage Loan and any related Companion Loan, as applicable, will become a Specially Serviced Loan immediately (i) if, in the judgment of the Special Servicer in accordance with the Servicing Standard, the related borrower fails to diligently pursue such refinancing, fails to satisfy any condition of such refinancing or fails to pay any Monthly Payment on the related due date (subject to any applicable grace period) at any time before the refinancing; or (ii) the related refinancing commitment is terminated before the refinancing is scheduled to occur); or

(b) there has occurred a default (other than as set forth in clause (a) and other than an Acceptable Insurance Default) that the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing) determines materially impairs the value of the related Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affects the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination), and continues unremedied for the applicable grace period under the terms of the Serviced Loan (or, if no grace period is specified and the default is capable of being cured, for 30 days); provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration of the related Serviced Loan without the application of a grace period under the terms of the Serviced Loan documents; and provided, further, that any default requiring a Property Advance will be deemed to materially and adversely affect the interests of the Certificateholders in the subject Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders and the related Serviced Companion Loan Holder(s) in such Serviced Loan Combination); or

(c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force and not dismissed for a period of 60 days (or a shorter period if the Master Servicer or the Special Servicer (and, in the case of the Special Servicer,

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with the consent of the related Directing Holder, unless a Control Termination Event has occurred and is continuing) determines in accordance with the Servicing Standard that the circumstances warrant that the related Serviced Loan (or REO Mortgage Loan or REO Serviced Companion Loan) be transferred to special servicing); or

(d) the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property; or

(e) the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f) the Master Servicer has received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property; or

(g) the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing) determines that (i) a default (other than an Acceptable Insurance Default) under the Serviced Loan is reasonably foreseeable, (ii) such default would materially impair the value of the corresponding Mortgaged Property as security for the Serviced Loan or otherwise materially adversely affect the interests of Certificateholders in the Serviced Mortgage Loan (or, in the case of a Serviced Loan Combination, the interests of the Certificateholders or the related Serviced Companion Loan Holder(s) in the Serviced Loan Combination), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Serviced Loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the Serviced Loan).

It will be considered an “Acceptable Insurance Default” (and neither the Master Servicer nor the Special Servicer will be required to obtain the below described insurance) if the related Mortgage Loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers damages or losses arising from acts of terrorism and the Special Servicer has determined, in accordance with the Servicing Standard (and, with the consent of the related Directing Holder, unless (if the Controlling Class Representative is the related Directing Holder) a Control Termination Event has occurred and is continuing), that (i) this insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (ii) this insurance is not available at any rate; provided, however, that the related Directing Holder will not have more than 30 days to respond to the Special Servicer’s request for such consent; provided, further, that upon the Special Servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the related Directing Holder, the Special Servicer will not be required to do so. In making this determination, the Special Servicer, to the extent consistent with the Servicing Standard, is entitled to rely on the opinion of an insurance consultant.

A Serviced Loan will cease to be a Specially Serviced Loan and will become a “Corrected Loan” when:

•	with respect to the circumstances described in clause (a) of the definition of Specially Serviced Loan, the related borrower has made three consecutive full and timely scheduled monthly debt service payments under the terms of the Serviced Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer pursuant to the Pooling and Servicing Agreement);

•	with respect to the circumstances described in clauses (c), (d), (e) and (g) of the definition of Specially Serviced Loan, the circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer, but, with respect to any bankruptcy or insolvency proceedings described in clauses (c), (d) and (e), no later than the entry of an order or decree dismissing such proceeding;

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•	with respect to the circumstances described in clause (b) of the definition of Specially Serviced Loan, the default is cured as determined by the Special Servicer in its reasonable, good faith judgment; and

•	with respect to the circumstances described in clause (f) of the definition of Specially Serviced Loan, the proceedings are terminated;

provided that at such time no other circumstance described in clauses (a) through (g) of the definition of “Specially Serviced Loan” exists that would cause the Mortgage Loan to be characterized as a “Specially Serviced Loan.”

If a Servicing Transfer Event exists with respect to the Mortgage Loan or any Companion Loan in a Serviced Loan Combination, it will be considered to exist for the entire Serviced Loan Combination.

The Special Servicer, on the other hand, will be responsible for the servicing and administration of each Serviced Loan as to which a Servicing Transfer Event has occurred and which has not yet become a Corrected Loan, and for the approval of certain matters related to Serviced Loans that are non-Specially Serviced Loans. The Special Servicer may be responsible for conducting or managing certain Mortgage Loan related litigation (including with respect to non-Specially Serviced Loans) as and to the extent set forth in the Pooling and Servicing Agreement. The Special Servicer will also be responsible for the administration of each REO Property acquired by the Issuing Entity.

Despite the foregoing, the Pooling and Servicing Agreement will require the Master Servicer to continue to collect information and prepare all reports to the Certificate Administrator required to be collected or prepared with respect to any Specially Serviced Loans (based on, among other things, certain information provided by the Special Servicer), receive payments on Specially Serviced Loans, maintain escrows and all reserve accounts on Specially Serviced Loans, maintain insurance with respect to the Mortgaged Properties securing the Specially Serviced Loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the Special Servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to Serviced Loans that are not Specially Serviced Loans.

Neither the Master Servicer nor the Special Servicer will have responsibility for the performance by the other of its respective obligations and duties under the Pooling and Servicing Agreement.

The Master Servicer will transfer servicing of a Serviced Loan to the Special Servicer when that Serviced Loan becomes a Specially Serviced Loan. The Special Servicer will return the servicing of that Serviced Loan to the Master Servicer when it becomes a Corrected Loan.

The Special Servicer will be obligated to, among other things, oversee the resolution of Serviced Loans that are Specially Serviced Loans and act as disposition manager of REO Properties (other than any interest in a Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure with respect to an Outside Serviced Loan Combination). Each Outside Servicing Agreement provides or is expected to provide, as applicable, for certain servicing transfer events. Upon the occurrence of a servicing transfer event with respect to an Outside Serviced Loan Combination under the Outside Servicing Agreement, servicing of both the affected Outside Serviced Mortgage Loan and the related Outside Serviced Companion Loan(s) will be transferred to the Outside Special Servicer.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Serviced Mortgage Loan or related Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or proceeds from the sale of a defaulted Mortgage Loan, the highest of (1) the rate determined by the Master Servicer or the Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal).

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Subservicing

The Master Servicer and the Special Servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Serviced Loans to one or more third-party sub-servicers provided that the Master Servicer and the Special Servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement.  Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the Mortgage Loans for the applicable mortgage loan seller. The Master Servicer and the Special Servicer will each be responsible for paying the servicing fees of any sub-servicer or primary servicer retained by it. Notwithstanding any sub-servicing agreement or primary servicing agreement, the Master Servicer or the Special Servicer, as applicable, will remain primarily liable to the Trustee, the Certificate Administrator, the Certificateholders and any Serviced Companion Loan Holder for the servicing and administering of the Serviced Loans in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreement or primary servicing agreement. A sub-servicer may be an affiliate of the Depositor, the Master Servicer or the Special Servicer. Notwithstanding the foregoing, the Special Servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Termination Event, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements. Principal Global Investors, LLC, a Delaware limited liability company, will act as primary servicer and perform most servicing duties of the Master Servicer, other than making Advances, with respect to the PCC Mortgage Loans (other than the Heritage Industrial Portfolio Mortgage Loan), with an aggregate Cut-off Date Balance of approximately $112,967,984, representing approximately 14.7% of the Initial Pool Balance. The Heritage Industrial Portfolio Mortgage Loan (and the Heritage Industrial Portfolio Pari Passu Companion Loan) is being primary serviced by Principal Global Investors, LLC pursuant to a primary servicing agreement entered into in connection with the WFCM 2015-P2 Securitization, dated December 1, 2015 between Wells Fargo Bank, National Association, as master servicer under the WFCM 2015-P2 securitization, and Principal Global Investors, LLC, as primary servicer.

Each sub-servicing agreement between the Master Servicer or Special Servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) such Sub-Servicing Agreement may be assumed by the Trustee, if the Trustee has assumed the duties of the Master Servicer or by any successor Master Servicer without cost or obligation to the assuming party or the Issuing Entity, upon the assumption by such party of the obligations of the Master Servicer pursuant to the Pooling and Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement may be terminated if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the Master Servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the Depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the Depositor is a party to. The Master Servicer or Special Servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions that the Master Servicer would not otherwise be permitted to make pursuant to the Pooling and Servicing Agreement without the consent of the Special Servicer.

Advances

The Master Servicer will be obligated (subject to the limitations described below) to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”), an amount (each such amount, a “P&I Advance”) equal to the total or any portion of the Monthly Payment (exclusive of the related Servicing Fee) due or deemed due (without regard to any grace period) on each Mortgage Loan (including the Outside Serviced Mortgage Loans and REO Mortgage Loans, but not including any Companion Loan) for the Due Date in the related Collection Period, to the extent not received by the Master Servicer as of the close of business on the Determination Date in the same month as (or, in the case of an Outside Serviced Mortgage Loan, as of the close of business on the business day immediately preceding) such Master Servicer Remittance Date. In the event the Monthly Payment has been reduced pursuant to any modification, waiver or amendment of the

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terms of the Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related borrower, the amount required to be advanced will be so reduced. The Master Servicer will not be required or permitted to make an advance for balloon payments, default interest, Excess Interest, prepayment premiums or yield maintenance charges or delinquent monthly debt service payments on the Companion Loans. The amount required to be advanced by the Master Servicer with respect to any Distribution Date in respect of delinquent payments of interest on any Mortgage Loan as to which an Appraisal Reduction Amount exists will equal the product of (i) the amount otherwise required to be advanced by the Master Servicer with respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amount, and (ii) a fraction, the numerator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, reduced by such Appraisal Reduction Amount, and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period. Appraisal Reduction Amounts will not affect advances in respect of delinquent payments of principal.

The Master Servicer will also be obligated (subject to the limitations described below) with respect to each Serviced Loan serviced, and each REO Property administered, under the Pooling and Servicing Agreement, to make cash advances (“Property Advances” and, together with P&I Advances, “Advances”) to pay all customary, reasonable and necessary “out of pocket” costs and expenses (including attorneys’ fees and fees and expenses of real estate brokers) incurred in connection with the servicing and administration of such Serviced Loan if a default is imminent thereunder or a default, delinquency or other unanticipated event has occurred, or in connection with the administration of any such REO Property, including, but not limited to, the cost of the preservation, insurance, restoration, protection and management of a related Mortgaged Property, the cost of delinquent real estate taxes and assessments, ground lease rent payments, condominium assessments, hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage or to maintain a related Mortgaged Property, subject to a non-recoverability determination. The Master Servicer has no obligation to make any Property Advances with regard to any Outside Serviced Mortgage Loan. No Property Advances will be made with regard to a Subordinate Companion Loan if the related Mortgage Loan is no longer held by the Issuing Entity.

The Master Servicer will advance the cost of preparation of any environmental assessments required to be obtained in connection with taking title to any REO Property unless the Master Servicer determines, in accordance with the Servicing Standard, that such Advance would be a Nonrecoverable Advance but the cost of any compliance, containment, clean-up or remediation of an REO Property will be an expense of the Issuing Entity and paid from the Collection Account.

The Pooling and Servicing Agreement will obligate the Trustee to make any P&I Advance that the Master Servicer was obligated, but failed, to make unless the Trustee or the Special Servicer determines such P&I Advance would be a Nonrecoverable Advance.

The Special Servicer is required to request the Master Servicer to make Property Advances with respect to a Specially Serviced Loan or REO Property under the Pooling and Servicing Agreement. The Special Servicer must make the request a specified number of days in advance of when the Property Advance is required to be made under the Pooling and Servicing Agreement. The Master Servicer, in turn, must make the requested Property Advance within a specified number of days following the Master Servicer’s receipt of the request unless the Master Servicer determines such Advance would be a Nonrecoverable Advance. The Special Servicer will have no obligation to make any Property Advance, provided that, in an urgent or emergency situation requiring the making of a Property Advance, a Special Servicer may make such Property Advance, and the Master Servicer will be required to reimburse the Special Servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, provided such Advance is not determined by the Master Servicer, in accordance with the Servicing Standard, to be a Nonrecoverable Advance. Once reimbursed, the Master Servicer will be deemed to have made such Property Advance as of the date made by the Special Servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement. Any Property Advance made by the Special Servicer, but not reimbursed by the Master Servicer, will be reimbursable out of the Collection Account in the same manner as would be Property Advances made by the Master Servicer.

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If the Master Servicer is required under the Pooling and Servicing Agreement to make a Property Advance, but does not do so within 15 days after the Property Advance is required to be made by it, then the Trustee will be required:

•	if a responsible officer of the Trustee has actual knowledge of the failure, to give the Master Servicer notice of its failure; and

•	if the failure continues for three more business days, to make the Property Advance, unless the Trustee determines such Property Advance would be a Nonrecoverable Advance.

The Master Servicer, the Special Servicer and the Trustee, as applicable, will each be entitled to receive interest on Advances at the Prime Rate, compounded annually (the “Advance Rate”), as of each Master Servicer Remittance Date; provided, however, that with respect to any P&I Advance made prior to the expiration of the related grace period, interest on such P&I Advance will accrue only from and after the expiration of such grace period. If the interest on such Advance is not recovered from Modification Fees on the related Mortgage Loan or Penalty Charges on any Mortgage Loan, a shortfall will result which will have the same effect as a liquidation loss on a defaulted Mortgage Loan. The “Prime Rate” is the rate on any day set forth as such in The Wall Street Journal, Eastern edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of such Mortgage Loan or the related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

Each Outside Servicer will (or is expected to) be obligated to make servicing advances with respect to the related Outside Serviced Loan Combination and will (or is expected to) be entitled to reimbursement for such servicing advances with interest at a prime lending rate. In addition, if any such servicing advance is determined to be a nonrecoverable advance under an Outside Servicing Agreement, then the Outside Servicer or the Outside Trustee, as applicable, will (or is expected to) be entitled to reimbursement from general collections on the Mortgage Loans in this securitization transaction for the pro rata portion of such nonrecoverable advances allocable to the related Outside Serviced Mortgage Loan (with interest at a prime lending rate) pursuant to the terms of the related Co-Lender Agreement.

If the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, as applicable, determines that any Advance (together with accrued interest on the Advance) previously made by it (or, in the case of a determination by the Special Servicer, by the Master Servicer or the Trustee) will not be ultimately recoverable out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made (any such Advance, a “Nonrecoverable Advance”), then the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to be reimbursed for such Advance, plus interest on the Advance at the Advance Rate, out of amounts payable on or in respect of all of the Mortgage Loans and REO Properties prior to distributions on the Certificates, which will be deemed to have been reimbursed first out of amounts collected or advanced in respect of principal and then out of all other amounts collected on the Mortgage Loans and REO Properties.

In connection with a determination by the Master Servicer, the Special Servicer or the Trustee as to whether an Advance previously made or to be made constitutes or would constitute a Nonrecoverable Advance:

•	neither the Master Servicer nor the Trustee will be required to make any Advance that the Master Servicer, in accordance with the Servicing Standard, or the Trustee in its good faith business judgment, determines will not be ultimately recoverable (including interest accrued on the Advance) by the Master Servicer or the Trustee, as applicable, out of related late payments, net insurance proceeds, net condemnation proceeds, net liquidation proceeds or other collections with respect to the Mortgage Loan or REO Property, as the case may be, as to which such Advance was made;

•	the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any proposed Advance, if made, would be a Nonrecoverable Advance or that any outstanding Advance is a Nonrecoverable Advance and may deliver to the Master Servicer, the

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Trustee, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder notice of such determination, which determination will be conclusive and binding on the Master Servicer and the Trustee;

•	although the Special Servicer may determine whether an outstanding Advance is a Nonrecoverable Advance, the Special Servicer will have no right to (i) make an affirmative determination that any Property Advance previously made, to be made (or contemplated to be made) by the Master Servicer or the Trustee is, or would be, recoverable or (ii) reverse any other authorized person’s determination or to prohibit any such other authorized person from making a determination, that an Advance constitutes or would constitute a Nonrecoverable Advance; provided that this sentence will not be construed to limit the Special Servicer’s right to make a determination that an Advance to be made (or contemplated to be made) would be or a previously made Advance is a Nonrecoverable Advance, as described in the preceding bullet;

•	any non-recoverability determination by the Master Servicer or the Special Servicer described in this paragraph with respect to the non-recoverability of Advances will be conclusive and binding on the Master Servicer (in the case of such a determination by the Special Servicer) and the Trustee; and

•	notwithstanding the foregoing, the Trustee may conclusively rely upon any determination by the Master Servicer or the Special Servicer that any Advance would be recoverable (unless a non-recoverability determination has been made by the other servicer in accordance with the preceding bullet which is binding on the Trustee), and the Master Servicer may conclusively rely upon any determination by the Special Servicer that any Advance would be recoverable.

Any such judgment or determination with respect to the recoverability of Advances by any of the Trustee, the Master Servicer or the Special Servicer must be made (i) in the case of the Master Servicer or the Special Servicer, in accordance with the Servicing Standard, or (ii) in the case of the Trustee, in accordance with its good faith business judgment, and in any event will be required to be evidenced by an officer’s certificate delivered to, among others, the other such parties, the Controlling Class Representative (prior to the occurrence and continuance of a Control Termination Event) and, in the case of a Property Advance with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder, setting forth such judgment or determination of nonrecoverability and the procedures and considerations of the Master Servicer, the Special Servicer or the Trustee, as applicable, forming the basis of such determination.

With respect to an Outside Serviced Mortgage Loan and the Master Servicer’s and Trustee’s obligation to make P&I Advances, the Master Servicer and the Trustee may make their own independent determination as to the recoverability or the nonrecoverability notwithstanding any determination of the recoverability or the nonrecoverability, as the case may be, by the Outside Servicer or Outside Trustee. In addition, an Outside Servicer or Outside Special Servicer, as applicable, will be entitled to seek recovery from the Issuing Entity of the pro rata share of any non-recoverable servicing advance made with respect to such Outside Serviced Loan Combination, with interest at a prime lending rate.

The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it, including, solely in the case of the Master Servicer or the Trustee, all P&I Advances made with respect to the Outside Serviced Mortgage Loans, equal to the amount of such Advance and interest accrued on the Advance at the Advance Rate (i) from Penalty Charges and Modification Fees on the related Mortgage Loan by the borrower and any other collections on the Mortgage Loan, (ii) from insurance proceeds, condemnation proceeds or Liquidation Proceeds collected on the defaulted Mortgage Loan or the related Mortgaged Property or (iii) upon determining in good faith that such Advance with interest is not recoverable from amounts described in clauses (i) and (ii), from any other amounts from time to time on deposit in the Collection Account.

Notwithstanding anything in this prospectus to the contrary, the Master Servicer may in accordance with the Servicing Standard elect (but is not required) to make a payment (and in the case of a Specially Serviced Loan, at the direction of the Special Servicer will be required to make a payment) from amounts on deposit in the Collection Account that would otherwise be a Property Advance with respect to a Mortgage Loan notwithstanding that the Master Servicer or the Special Servicer has determined that such a Property Advance would, if made, be

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a Nonrecoverable Advance, if making the payment would (x) prevent (i) the related Mortgaged Property from being uninsured or being sold at a tax sale or (ii) any event that would cause a loss of the priority of the lien of the related Mortgage, or the loss of any security for the related Mortgage Loan, or (y) would remediate any adverse environmental condition or circumstance at any of the Mortgaged Properties, if, in each instance, the Special Servicer or the Master Servicer, as applicable, determines in accordance with the Servicing Standard that making the payment is in the best interest of the Certificateholders (and, with respect to any Serviced Loan Combination, the related Serviced Companion Loan Holder) (as a collective whole as if such Certificateholders and/or the related Serviced Companion Loan Holder constituted a single lender) (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan).

Notwithstanding the foregoing, if the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for a Nonrecoverable Advance, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance) for a period not to exceed 12 months in any event; provided that any deferral in excess of six months will be subject to the consent of the Controlling Class Representative (or, in the case of a Property Advance with respect to a Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder) (unless, if the Controlling Class Representative is the consenting party, a Control Termination Event has occurred and is continuing, in which case the Controlling Class Representative must be consulted with unless a Consultation Termination Event has occurred and is continuing). In addition, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections in the Collection Account (net of any amounts used to pay a Nonrecoverable Advance or interest on such Nonrecoverable Advance). The Master Servicer, the Special Servicer or the Trustee will be permitted to recover a Workout-Delayed Reimbursement Amount from general collections in the Collection Account if the Master Servicer, the Special Servicer or the Trustee, as applicable, (a) has determined that such Workout-Delayed Reimbursement Amount would not be recoverable out of collections on the related Mortgage Loan or (b) has determined that such Workout-Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on the Mortgage Loans and the REO Properties.

Any requirement of the Master Servicer or the Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

Any election described above by any party to defer reimbursing itself for any Nonrecoverable Advance (together with interest for that Nonrecoverable Advance) or portion of any Nonrecoverable Advance with respect to any Distribution Date will not be construed to impose on any party any obligation to make the above described election (or any entitlement in favor of any Certificateholder or any other person to an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the person making the election to otherwise be reimbursed for a Nonrecoverable Advance immediately (together with interest on that Nonrecoverable Advance). An election by the Master Servicer, the Special Servicer or the Trustee will not be construed to impose any duty on the other two parties to make an election (or any entitlement in favor of any Certificateholder or any other person to such an election). The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party, or a violation of any fiduciary duty owed by any party to the Certificateholders. The Master Servicer’s, the Special Servicer’s or the Trustee’s decision to defer reimbursement of such Nonrecoverable Advances as set forth above is an accommodation to the Certificateholders and is not to be construed as an obligation on the part of the Master Servicer, the Special Servicer or the Trustee or a right of the Certificateholders.

Accounts

The Master Servicer will be required to deposit amounts collected in respect of the Mortgage Loans into a segregated account (the “Collection Account”) established pursuant to the Pooling and Servicing Agreement. The Master Servicer will also be required to establish and maintain a segregated custodial account (the “Loan

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Combination Custodial Account”) with respect to each Serviced Loan Combination (if any), which may be a sub-account of the Collection Account and deposit amounts collected in respect of such Serviced Loan Combination in the related Loan Combination Custodial Account. The Issuing Entity will only be entitled to amounts on deposit in a Loan Combination Custodial Account to the extent these funds are not otherwise payable to a related Companion Loan Holder or payable or reimbursable to any party to the Pooling and Servicing Agreement. Any amounts in a Loan Combination Custodial Account to which the Issuing Entity is entitled will be transferred on a monthly basis to the Collection Account.

The Certificate Administrator will be required to establish and maintain the following two accounts, which may be sub-accounts of a single account: (i) the “Lower-Tier REMIC Distribution Account”, and (ii) the “Upper-Tier REMIC Distribution Account” (together with the Lower-Tier REMIC Distribution Account, the “Distribution Account”).

With respect to each Distribution Date, on the related Master Servicer Remittance Date, the Master Servicer will be required to disburse from the Collection Account and remit to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, the Available Funds for such Distribution Date and any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator). In addition, the Master Servicer will be required to remit to the Certificate Administrator all P&I Advances for deposit into the Lower-Tier REMIC Distribution Account on the related Master Servicer Remittance Date. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Lower-Tier REMIC Distribution Account, as applicable, as described in this prospectus. On each Distribution Date, the Certificate Administrator will be required to withdraw amounts distributable on such date on the Regular Certificates, the Class R Certificates (other than in respect of the residual interest in the Lower-Tier REMIC) and the Trust Components first, from the Lower-Tier REMIC Distribution Account, and deposit such amounts in the Upper-Tier REMIC Distribution Account for distribution on the Certificates. See “Description of the Certificates—Distributions”.

The Certificate Administrator will also be required to establish and maintain an account (the “Interest Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On each Master Servicer Remittance Date occurring in January (except during a leap year) or February (commencing in 2017) (unless, in either case, the related Distribution Date is the final Distribution Date), the Master Servicer will be required to remit to the Certificate Administrator for deposit, in respect of each Mortgage Loan that accrues interest on an Actual/360 basis, an amount equal to one day’s interest at the related Net Mortgage Rate on the respective Stated Principal Balance, as of the close of business on the Distribution Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent the applicable Monthly Payment or a P&I Advance is made in respect of the Monthly Payment (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On each Master Servicer Remittance Date occurring in March (or February, if such Distribution Date is the final Distribution Date), the Certificate Administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts, if any, from the preceding January (if applicable) and February, and deposit such amount into the Lower-Tier REMIC Distribution Account.

If there are any ARD Loans included in the Issuing Entity, the Certificate Administrator will also be required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. The Excess Interest Distribution Account will be an asset of the Grantor Trust. On the Master Servicer Remittance Date immediately preceding the applicable Distribution Date, the Master Servicer is required to remit to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by the Master Servicer during the related Collection Period. Because there are no ARD Loans in the Issuing Entity, the Certificate Administrator will not establish an Excess Interest Distribution Account.

The Certificate Administrator will also be required to establish and maintain an account (the “Excess Liquidation Proceeds Reserve Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. To the extent that any gains are realized on sales of Mortgaged Properties, such gains will be deposited into the Excess Liquidation Proceeds Reserve Account and applied to all amounts due and payable on the Regular Certificates and the Trust Components and all Realized Losses allocable to such

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Certificates or Trust Components after application of the Available Funds for such Distribution Date. However, holders of the Class R Certificates will be entitled to distributions of amounts on deposit in the Excess Liquidation Proceeds Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses, as determined by the Special Servicer from time to time, or that remain after all distributions with respect to the Regular Certificates on the final Distribution Date.

The Certificate Administrator will also be required to establish and maintain an account (the “Exchangeable Distribution Account”), for the benefit of holders of Exchangeable Certificates and the Class EC Certificates, which may, together with any other Securitization Account(s), be a sub-account of a single account. Amounts distributed with respect to a Trust Component are to be deposited in the Exchangeable Distribution Account and then withdrawn and distributed in the appropriate proportions to the holders of the applicable Class of Exchangeable Certificates and the Class EC Certificates.

Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties and the Loss of Value Reserve Fund.

The Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held in the name of the Certificate Administrator (or the Master Servicer (in the case of the Collection Account and each Loan Combination Custodial Account) or the Special Servicer (in the case of any REO Account and the Loss of Value Reserve Fund)) on behalf of the Trustee for the benefit of the holders of Certificates. Each of the Collection Account, any Loan Combination Custodial Account, any REO Account, the Loss of Value Reserve Fund, the Distribution Account, the Interest Reserve Account, any escrow account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account and the Excess Interest Distribution Account will be held at a depository institution or trust company meeting the requirements of the Pooling and Servicing Agreement or satisfactory to the Rating Agencies.

Amounts on deposit in the Distribution Account, the Exchangeable Distribution Account, the Excess Liquidation Proceeds Reserve Account, the Excess Interest Distribution Account and the Interest Reserve Account will remain uninvested, and such accounts will be non-interest bearing.

Amounts on deposit in the Collection Account, any Loan Combination Custodial Account, the Excess Interest Distribution Account, any REO Account and the Loss of Value Reserve Fund may be invested in certain United States government securities and other high-quality investments meeting the requirements of the Pooling and Servicing Agreement or otherwise satisfactory to the Rating Agencies, and maturing (unless payable on demand) no later than the business day preceding the date on which such funds are required to be withdrawn pursuant to the Pooling and Servicing Agreement. Interest or other income earned on funds in the Collection Account, any Loan Combination Custodial Account and certain other servicing accounts will be paid to the Master Servicer as additional servicing compensation, and interest or other income earned on funds in any REO Account and the Loss of Value Reserve Fund will be payable to the Special Servicer.

If with respect to any Serviced Loan the related Mortgage Loan documents permit the lender to, at its option prior to an event of default under the related Serviced Loan, apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, neither the Master Servicer or the Special Servicer, as applicable, may apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account. Such amount may be used, if permitted under the Serviced Loan documents, to defease the loan, or may be used to prepay the Serviced Loan upon a subsequent default.

Withdrawals from the Collection Account

The Master Servicer may make withdrawals from the Collection Account (exclusive of any Loan Combination Custodial Account that may be a subaccount thereof) for the following purposes, to the extent permitted, as well as any other purpose described in this prospectus (the order set forth below not constituting an order of priority for such withdrawals): (i) to remit on or before each Master Servicer Remittance Date (A) to the Certificate Administrator for deposit into the Lower-Tier REMIC Distribution Account an amount equal to the sum of (I) the Available Funds for the related Distribution Date (to the extent on deposit in the Collection Account) and (ii) any prepayment premiums or yield maintenance charges collected during the related Collection Period (or, in the case

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of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), (B) to the Certificate Administrator, as compensation for it and the Trustee, the Trustee/Certificate Administrator Fee for the related Distribution Date, (C) to the Certificate Administrator for deposit into the Excess Liquidation Proceeds Reserve Account an amount equal to the excess Liquidation Proceeds received during the related Collection Period (or, in the case of an Outside Serviced Mortgage Loan, received by the Master Servicer as of the close of business on the business day immediately preceding the applicable Master Servicer Remittance Date and not previously so remitted to the Certificate Administrator), if any,(D) to the Certificate Administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection Period, if any, and (E) if such Master Servicer Remittance Date occurs in January (except during a leap year) or February (unless, in either case, the related Distribution Date is the final Distribution Date), to the Certificate Administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts,” (ii) to pay or reimburse the Master Servicer, the Special Servicer and the Trustee, as applicable, pursuant to the terms of the Pooling and Servicing Agreement for Advances made by any of them and interest on Advances (the Master Servicer’s, the Special Servicer’s or the Trustee’s right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”), (iii) to pay on or before each Master Servicer Remittance Date (x) to the Master Servicer as compensation, the aggregate unpaid Servicing Fee earned with respect to the Mortgage Loans through the end of the most recently ended Interest Accrual Period, and (y) to the Special Servicer as compensation, unpaid special servicing compensation earned with respect to the Mortgage Loans through the immediately preceding Determination Date (or, in the case of Special Servicing Fees, accrued with respect to the Mortgage Loans that are Specially Serviced Loans through the end of the most recently ended Interest Accrual Period), (iv) to pay to the Operating Advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) and the Operating Advisor Fee, (v) to pay to the Asset Representations Reviewer the Asset Representations Reviewer Ongoing Fee and any unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be payable by the Issuing Entity), (vi) to pay on or before each Distribution Date to any person with respect to each related Mortgage Loan or REO Property that has previously been purchased or repurchased by such person pursuant to the Pooling and Servicing Agreement, a Mortgage Loan Purchase Agreement, a Co-Lender Agreement (if applicable) or a mezzanine intercreditor agreement, all amounts received on such Mortgage Loan or REO Property during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, (vii) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor, the Asset Representations Reviewer, and/or the Depositor for unpaid compensation (in the case of the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor), unpaid additional expenses of the Issuing Entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Issuing Entity under the Pooling and Servicing Agreement, (viii) to pay to the Certificate Administrator amounts reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on either Trust REMIC, (ix) to pay the CREFC® Intellectual Property Royalty License Fee, (x) to make such payments and reimbursements out of funds transferred to the Collection Account from the Loss of Value Reserve Fund as described under “—Application of Loss of Value Payments” below, (xi) to withdraw any amount deposited into the Collection Account that was not required to be deposited in the Collection Account, and (xii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Issuing Entity. However, certain of the foregoing withdrawals of items specifically related to a Serviced Loan Combination or related REO Property will first be made out of the related Loan Combination Custodial Account and will be made out of the Collection Account only if and to the extent that amounts in the related Loan Combination Custodial Account are insufficient or, based on the related Co-Lender Agreement, unavailable to make the relevant payment or reimbursement. If the Master Servicer makes any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan Holder’s share of any cost, expense, indemnity, Property Advance or interest on such Property Advance, or fee with respect to a Serviced Loan Combination (taking into account the subordinate nature of any related Subordinate Companion Loan), then the Master Servicer (with respect to non-Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Co-Lender Agreement, from such Serviced Companion Loan Holder. The Master Servicer will also be entitled to make withdrawals from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to, and/or the securitization trust created under, any Outside Servicing Agreement pursuant to the related Co-Lender Agreement.

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If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Serviced Pari Passu Loan Combination, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Serviced Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Pari Passu Companion Loan. Likewise, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee and the Asset Representations Reviewer Ongoing Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination and any other amounts payable to the Operating Advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Serviced Companion Loan.

Application of Loss of Value Payments

If any Loss of Value Payments are deposited into the Loss of Value Reserve Fund with respect to any Mortgage Loan or any related REO Property, then upon direction from the Master Servicer, the Special Servicer will be required to transfer such Loss of Value Payments (up to the remaining portion of such Loss of Value Payments) from the Loss of Value Reserve Fund to the Master Servicer for deposit into the Collection Account for the following purposes:

(i)          to reimburse the Master Servicer, the Special Servicer or the Trustee, in accordance with the terms of the Pooling and Servicing Agreement, for any Nonrecoverable Advance made by such party with respect to such Mortgage Loan or any related REO Property (together with interest on such Advance);

(ii)         to pay, or to reimburse the Issuing Entity for the prior payment of, any expense relating to such Mortgage Loan or any related REO Property that constitutes or, if not paid out of such Loss of Value Payments, would constitute an additional expense of the Issuing Entity, and to pay, in accordance with the terms of the Pooling and Servicing Agreement, any unpaid Liquidation Fee due and owing to the Special Servicer with respect to such Mortgage Loan or any related REO Property;

(iii)        to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property (as calculated without regard to the application of such Loss of Value Payments), incurred with respect to such Mortgage Loan or any related successor REO Mortgage Loan;

(iv)        following the liquidation of such Mortgage Loan or any related REO Property and any related transfers from the Loss of Value Reserve Fund with respect to the items contemplated by the immediately preceding clauses (i) to (iii) above as to such Mortgage Loan, to cover the items contemplated by the immediately preceding clauses (i) to (iii) in respect of any other Mortgage Loan or REO Mortgage Loan; and

(v)         on the final Distribution Date after all distributions have been made as set forth in clauses (i) through (iv) above, to each Sponsor, its pro rata share, based on the amount that it contributed, net of any amount contributed by such Sponsor that was used pursuant to clauses (i) to (iii) above to offset any portion of Realized Losses that are attributable to such Mortgage Loan or related REO Property, additional expenses of the Issuing Entity or any Nonrecoverable Advances incurred with respect to the Mortgage Loan related to such contribution.

Servicing and Other Compensation and Payment of Expenses

Master Servicing Compensation

The fee of the Master Servicer (the “Servicing Fee”) will be payable monthly from amounts received in respect of the related Mortgage Loan (including any Mortgage Loan that is a Specially Serviced Loan and any Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan. With respect to each such Mortgage Loan (including each Mortgage Loan that is a Specially Serviced Loan and each Outside Serviced Mortgage Loan) or any successor REO Mortgage Loan, the Servicing Fee will: (a) accrue on the related Stated Principal Balance at a fixed annual rate (the “Servicing Fee Rate”), which, together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan; (b) be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Mortgage Loan, and (c) be prorated for partial periods. The Servicing Fee includes (i) all amounts required to be

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paid to any primary servicer or subservicer, and (ii) (a) with respect to the 600 Broadway Mortgage Loan while it is an Outside Serviced Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the 600 Broadway Servicer, (b) with respect to the 5 Penn Plaza Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the CGCMT 2016-GC36 Servicer, (c) with respect to the 225 Liberty Street Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the 2016-225L Servicer, (d) with respect to the Heritage Industrial Portfolio Mortgage Loan, the 0.0200% per annum servicing fee required to be paid to the WFCM 2015-P2 Servicer, (e) with respect to the One Court Square Mortgage Loan, the 0.0025% per annum servicing fee required to be paid to the WFCM 2015-NXS3 Servicer and (f) with respect to the Home Depot - Elk Grove Village Mortgage Loan while it is an Outside Serviced Mortgage Loan, the servicing fee required to be paid to the Home Depot - Elk Grove Village Servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement. A servicing fee will also be payable to the Master Servicer monthly from amounts received in respect of any related Serviced Companion Loan (including any Specially Serviced Loan) or any successor REO Companion Loan and will: (a) accrue on the related outstanding principal balance at a fixed annual rate; (b) be calculated on the same basis as interest is calculated on the related Serviced Companion Loan, and (c) be prorated for partial periods

With respect to any Distribution Date, the Master Servicer will be entitled to retain any Prepayment Interest Excesses received on the Serviced Loans to the extent not needed to make Compensating Interest Payments. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation (a) a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan, (b) 100% of any assumption application fees with respect to each Serviced Loan that is not a Specially Serviced Loan, any defeasance fee received in connection with the defeasance of a Serviced Loan, and (c) 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and any Loan Combination Custodial Account in certain investments permitted under the terms of the Pooling and Servicing Agreement, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers. The Master Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Although the Master Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer with an economic disincentive to comply with this standard.

The Master Servicer will be entitled to designate a portion of the Servicing Fee accrued on the Mortgage Loans and the Serviced Companion Loans at a specified rate per annum, the right to which portion will be transferable by the Master Servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the Master Servicer or any termination of the Master Servicer for cause, in each case to the extent reasonably necessary for the Trustee to appoint a successor Master Servicer that satisfies the requirements of the Pooling and Servicing Agreement.

“Consent Fees” means, with respect to any Serviced Loan, any and all fees actually paid by a borrower with respect to any consent or approval required pursuant to the terms of the Serviced Loan documents that does not involve a modification evidenced by a signed writing, assumption, extension, waiver or amendment of the terms of the Serviced Loan documents.

“Excess Modification Fees” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the sum of (A) the excess of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including, without limitation, interest on unreimbursed Advances with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but excluding (1) Special Servicing Fees, Workout Fees and

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Liquidation Fees and (2) Borrower Delayed Reimbursements) outstanding or previously incurred on behalf of the Issuing Entity with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Modification Fees (which additional expenses will be reimbursed from such Modification Fees) and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower as Penalty Charges, specific reimbursements or otherwise. All Excess Modification Fees earned by the Special Servicer will be required to offset any future Workout Fees or Liquidation Fees payable with respect to the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) or REO Property; provided that if the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceases being a Corrected Loan, and is subject to a subsequent modification, any Excess Modification Fees earned by the Special Servicer prior to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceasing to be a Corrected Loan will no longer be offset against future Liquidation Fees and Workout Fees unless such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) ceased to be a Corrected Loan within 18 months of it becoming a modified Mortgage Loan (or a modified Loan Combination, if applicable). In such case, the Special Servicer will be entitled to a Liquidation Fee or Workout Fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the Specially Serviced Loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any Excess Modification Fees earned and paid to the Special Servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such Liquidation Fee or Workout Fee to the extent described above. Within any prior 12-month period, all Excess Modification Fees earned by the Master Servicer or the Special Servicer (after taking into account any offset described above applied during such 12- month period) with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) after giving effect to such transaction and (ii) $25,000.

“Borrower Delayed Reimbursements” means any unpaid or unreimbursed additional expenses (including, without limitation, Advances and interest on Advances) that the related borrower is required pursuant to a written modification agreement to pay in the future to the Issuing Entity in its capacity as owner of the related Mortgage Loan.

“Modification Fees” means, with respect to any Serviced Loan, any and all fees collected from the related borrower with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of the Serviced Loan documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all Assumption Fees, assumption application fees, Consent Fees and defeasance fees).

“Penalty Charges” means, with respect to any Mortgage Loan (or Serviced Loan Combination, if applicable) (or successor REO Mortgage Loan or successor REO Companion Loan), any amounts actually collected thereon from the borrower that represent default charges, penalty charges, late fees and default interest (in the case of any Split Mortgage Loan or Serviced Companion Loan, to the extent allocable thereto pursuant to the related Co-Lender Agreement, and, in the case of a Serviced Companion Loan, to the extent not payable to the Serviced Companion Loan Holder, and, in the case of an Outside Serviced Mortgage Loan, to the extent remitted by the Outside Servicer to the Master Servicer).

“Ancillary Fees” means, with respect to any Serviced Loan, any and all demand fees, beneficiary statement charges, fees for insufficient or returned checks and other usual and customary charges and fees (other than Modification Fees, Consent Fees, Penalty Charges, defeasance fees, Assumption Fees and assumption application fees) actually received from the borrower.

“Excess Penalty Charges” means, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and any Collection Period, the sum of (A) the excess of (i) any and all Penalty Charges collected in respect of such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) during such Collection Period, over (ii) all unpaid or unreimbursed Advances and additional expenses of the Issuing Entity (including without limitation Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower, but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the Issuing Entity (and, if applicable, the related Serviced Companion Loan Holder) with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) and reimbursed from such Penalty Charges (which Advances and additional expenses will be reimbursed from such Penalty Charges) and (B) Advances and  expenses previously paid or reimbursed from

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Penalty Charges as described in the immediately preceding clause (A), which Advances and expenses have been recovered from the related borrower or otherwise.

“Assumption Fees” means, with respect to any Serviced Loan, any and all assumption fees with respect to a transfer of a related Mortgaged Property or interests in a related borrower (excluding assumption application fees).

An Outside Servicer will be entitled to receive servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which servicing compensation will be similar, but not necessarily identical, to that payable to the Master Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement (except that the applicable primary servicing fee rate under the related Outside Servicing Agreement will be as indicated above under this “—Servicing and Other Compensation and Payment of Expenses—Master Servicing Compensation” heading, and below in the footnotes to the table under the “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” heading, and in each case such applicable primary servicing fee rate is included in the related Servicing Fee Rate presented in this prospectus).

Special Servicing Compensation

The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Property serviced and administered under the Pooling and Servicing Agreement at the applicable Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of the related Specially Serviced Loan on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as interest is calculated on the related Specially Serviced Loan and will be prorated for partial periods, and will be payable monthly from general collections on all the Mortgage Loans and any REO Properties.

“Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, that would be less than $3,500 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Property will be such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Specially Serviced Loan or REO Property.

The “Workout Fee” will generally be payable with respect to each Corrected Loan serviced and administered under the Pooling and Servicing Agreement, and will be calculated by application of the applicable Workout Fee Rate to each collection of interest (excluding default interest and Excess Interest) and principal received on that Corrected Loan, for so long as it remains a Corrected Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any such Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (g) of the definition of Specially Serviced Loan (and no other clause of that definition) and no event of default actually occurs, unless the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related collection of interest and principal is received within 90 days following the related maturity date in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), the Special Servicer will not be entitled to collect a Workout Fee from the related collection of interest and principal received in respect of the related Serviced Mortgage Loan (or Serviced Loan Combination, if applicable), but may collect and retain appropriate fees from the related borrower in connection with such workout to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan under the Pooling and Servicing Agreement will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as described in the definition of Excess Modification Fees, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

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The Workout Fee with respect to any Corrected Loan serviced and administered under the Pooling and Servicing Agreement, will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) again becomes a Corrected Loan.

The “Workout Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on the subject Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (other than default interest and Excess Interest) on such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) from the date such Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Corrected Loan through and including the then-related maturity date.

If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on the Serviced Mortgage Loans (or Serviced Loan Combinations, if applicable) that were Corrected Loans at the time of the resignation or termination or for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Loan solely because the borrower had not had sufficient time to make three consecutive full and timely Monthly Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such three consecutive timely Monthly Payments, but such fee will cease to be payable in each case if the Corrected Loan again becomes a Specially Serviced Loan. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

A “Liquidation Fee” will be payable with respect to each Specially Serviced Loan serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) repurchased or substituted for, or with respect to which a Loss of Value Payment is made, by a Sponsor, and with respect to any Specially Serviced Loan or any REO Property serviced and administered under the Pooling and Servicing Agreement, as to which the Special Servicer receives any Liquidation Proceeds, insurance proceeds or condemnation proceeds. The Liquidation Fee for each such Serviced Mortgage Loan, Specially Serviced Loan or REO Property serviced and administered under the Pooling and Servicing Agreement, will be payable from, and will be calculated by application of the Liquidation Fee Rate, to the related payment or proceeds; provided that the Liquidation Fee with respect to any such Specially Serviced Loan or REO Property will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the Specially Serviced Loan or REO Property as described in the definition of “Excess Modification Fees” but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, further, that if a Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) becomes a Specially Serviced Loan under the Pooling and Servicing Agreement only because of an event described in the second bullet of clause (a) of the definition of Specially Serviced Loan as a result of a payment default at maturity and the related proceeds or payment are received within 90 days following the related default in connection with the full and final payoff or refinancing of the related Serviced Mortgage Loan or Serviced Loan Combination, if applicable, the Special Servicer will not be entitled to collect a Liquidation Fee from the related proceeds or payments received in respect of the related Serviced Mortgage Loan or Serviced Loan Combination, but may collect and retain a Liquidation Fee or similar fees from the related borrower in connection with such liquidation to the extent provided for in, or not prohibited by, the related Mortgage Loan documents; provided, however, that, except as contemplated by each of the immediately preceding provisos and the second following paragraph, no Liquidation Fee will be less than $25,000.

The “Liquidation Fee Rate” under the Pooling and Servicing Agreement will be a rate equal to the lesser of (a) such rate as would result in a Liquidation Fee of $1,000,000 and (b) 1.0%.

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Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with: (i) the repurchase of, or substitution for, or payment of any Loss of Value Payment with respect to, any Mortgage Loan by the applicable Sponsor for a Material Defect within the Initial Cure Period or, if applicable, within the Extended Cure Period, (ii) the purchase of any Specially Serviced Loan or REO Property by a mezzanine loan holder, if any (based on a purchase option set forth under the related intercreditor agreement), or the holder of a Subordinate Companion Loan , if any (based on a purchase option set forth under the related Co-Lender Agreement or the Pooling and Servicing Agreement), in each case within 90 days of the date that the first purchase option related to the subject Servicing Transfer Event first becomes exercisable; or (iii) the purchase or other acquisition of all of the Mortgage Loans and REO Properties (or the Issuing Entity’s interest therein) in connection with an optional termination of the Issuing Entity. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a Mortgage Loan.

“Liquidation Proceeds” means the amount (other than insurance proceeds and condemnation proceeds) received in connection with (i) a liquidation of a Mortgage Loan, Serviced Companion Loan, Mortgaged Property, REO Property or interest in a Mortgage Loan, Serviced Companion Loan, Mortgaged Property or REO Property or (ii) the transfer of any Loss of Value Payments from the Loss of Value Reserve Fund to the Collection Account in accordance with the Pooling and Servicing Agreement (provided that for the purpose of determining the amount of the Liquidation Fee (if any) payable to the Special Servicer in connection with such Loss of Value Payment, the full amount of such Loss of Value Payment will be deemed to constitute “Liquidation Proceeds” from which the Liquidation Fee (if any) is payable as of such time such Loss of Value Payment is made by the applicable Sponsor).

“Defaulted Mortgage Loan” means a Serviced Loan (i) that is delinquent at least 60 days in respect of its Monthly Payments or delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the Master Servicer or the Special Servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Special Servicer will also be entitled to retain, as additional servicing compensation: (a) a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to each Serviced Loan; (b) 100% of any assumption application fees with respect to Specially Serviced Loans; and (c) any interest or other income earned on deposits in the REO Accounts and the reserve account established to hold any Loss of Value Payments that may be made by a Sponsor (or, if applicable, any related guarantor(s)) in connection with a Material Defect. The Special Servicer will be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Although the Special Servicer is required to service and administer the Serviced Loans in accordance with the Servicing Standard and, accordingly, without regard to its rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Special Servicer with an economic disincentive to comply with this standard.

With respect to each Collection Period, the Special Servicer will be required to deliver or cause to be delivered to the Master Servicer within one business day following the related Determination Date, and the Master Servicer will deliver, to the extent it has received such information, to the Certificate Administrator, without charge and within one business day prior to the related Distribution Date, a report that discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period; provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees or rebates) from any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan or Serviced Companion Loan and any purchaser

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of any Serviced Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to the Permitted Special Servicer/Affiliate Fees or the fees received by any person acting as an Outside Servicer or an Outside Special Servicer as expressly provided for under the Outside Servicing Agreement, or as master servicer or special servicer as expressly provided for under the pooling and servicing agreement governing the securitization of a Serviced Companion Loan.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees and rebates received or retained by the Special Servicer or any of its affiliates that is paid by any person or entity (including, without limitation, the Issuing Entity, any borrower, any property manager, any guarantor or indemnitor in respect of a Serviced Loan and any purchaser of any Serviced Loan or REO Property (or interest in an REO Property related to any Serviced Loan Combinations, if applicable)) in connection with the disposition, workout or foreclosure of any Serviced Loan, the management or disposition of any REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any special servicing compensation which is payable to the Special Servicer under the Pooling and Servicing Agreement, and (2) any Permitted Special Servicer/Affiliate Fees.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance and/or other insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Serviced Loan or REO Property, in each case, in accordance with the Pooling and Servicing Agreement.

An Outside Special Servicer will be entitled to receive special servicing compensation with respect to the related Outside Serviced Loan Combination pursuant to the terms of the Outside Servicing Agreement, which special servicing compensation will be similar, but not necessarily identical, to that payable to the Special Servicer with respect to a Serviced Loan Combination under the Pooling and Servicing Agreement.

Trustee / Certificate Administrator Compensation

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator will be entitled to receive a monthly fee (the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of the Mortgage Loans and, as to each Mortgage Loan, will accrue at 0.0055% per annum (the “Trustee/Certificate Administrator Fee Rate”). The Trustee/Certificate Administrator Fee will be paid monthly to the Certificate Administrator and the Certificate Administrator will pay the Trustee its portion of the Trustee/Certificate Administrator Fee in accordance with the Pooling and Servicing Agreement. The Trustee/Certificate Administrator Fee will accrue on the Stated Principal Balance of each Mortgage Loan and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or a 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received in respect of the Mortgage Loans (including any Outside Serviced Mortgage Loan)and will accrue at the applicable Operating Advisor Fee Rate with respect to each Mortgage Loan (including any Outside Serviced Mortgage Loan) on the Stated Principal Balance of the Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” with respect to each Interest Accrual Period is a rate equal to: (i) 0.0018% per annum with respect to each Mortgage Loan (other than the Empire Mall Mortgage Loan, the Marriott Midwest Portfolio Mortgage Loan, the 79 Madison Avenue Mortgage Loan, the GFH Brennan Industrial Portfolio Mortgage Loan and the Marriott Monterey Mortgage Loan; (ii) 0.0033% per annum with respect to the Empire Mall Mortgage Loan; (iii) 0.0036% per annum with respect to the Marriott Midwest Portfolio Mortgage Loan; (iv) 0.0040% per annum with respect to the 79 Madison Avenue Mortgage Loan; (v) 0.0043% per annum with respect to the GFH Brennan Industrial Portfolio Mortgage Loan; and (vi) 0.0047% per annum with respect to the Marriott Monterey Mortgage Loan.

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An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable); provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related Mortgage Loan documents. The Master Servicer or the Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but may in no event take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

The Operating Advisor Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above.

CREFC® Intellectual Property Royalty License Fee

The CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis. The “CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan (including any REO Mortgage Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided, that such amounts will be computed for the same period and on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Issuing Entity pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.0005% per annum.

The “Administrative Fee Rate” is the per annum rate set forth on Annex A to this prospectus as the “Administrative Fee Rate”, which is equal to the sum of the Servicing Fee Rate, the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate.

Asset Representations Reviewer Compensation

The Asset Representations Reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date to be paid by the Sponsors. The Asset Representations Reviewer will also be paid an ongoing fee (the “Asset Representations Reviewer Ongoing Fee”), which will be payable monthly from amounts received in respect of each Mortgage Loan (including any Outside Serviced Mortgage Loan), and for any Distribution Date will be equal to the amount accrued during the related Interest Accrual Period at 0.00032% per annum (the “Asset Representations Reviewer Ongoing Fee Rate”) on the Stated Principal Balance of the Mortgage Loan as of the close of business on the Distribution Date in such interest Accrual Period and will be calculated on the same interest accrual basis (e.g., an Actual/360 Basis or 30/360 Basis) as the related Mortgage Loan and prorated for any partial periods.

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In connection with each Asset Review with respect to each Delinquent Loan, the Asset Representations Reviewer will be entitled to a fee (the “Asset Representations Reviewer Asset Review Fee”) that is equal the sum of: (i) $12,500 multiplied by the number of Delinquent Loans subject to any Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, taking into account the Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year in which the related Asset Review Notice is given.

If paid by the Issuing Entity as described below, the Asset Representations Reviewer Asset Review Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates as described in “—Withdrawals from the Collection Account” above. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount within 90 days of written request by the Asset Representations Reviewer, such fee will be paid by the Issuing Entity following delivery by the Asset Representations Reviewer of evidence reasonably satisfactory to the Master Servicer or the Special Servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the Issuing Entity to the Asset Representations Reviewer, such fee will remain an obligation of the related Mortgage Loan Seller and the Special Servicer will be required to pursue remedies against such Mortgage Loan Seller or its insolvency estate to recover any such amounts to the extent paid by the Issuing Entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Repurchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related Mortgage Loan Seller, and such portion of the Repurchase Price received will be used to reimburse the Issuing Entity for any such fees paid to the Asset Representations Reviewer pursuant to the terms of the Pooling and Servicing Agreement.

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Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount(1)	Frequency	Source of Funds

Servicing Fee(2)(3) and Sub-Servicing Fee / Master Servicer / Outside Servicer	with respect to each Mortgage Loan (including an REO Mortgage Loan and including an Outside Serviced Mortgage Loan), will accrue on the related Stated Principal Balance at a rate (which rate includes any sub-servicing fee rate and the primary servicing fee rate payable to the Outside Servicer with respect to an Outside Serviced Mortgage Loan), which together with the CREFC® Intellectual Property Royalty License Fee Rate, the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the Asset Representations Reviewer Ongoing Fee Rate, is equal to the per annum rate set forth on Annex A to this prospectus as the Administrative Fee Rate with respect to such Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	interest collections

Additional Servicing Compensation(3)(4) / Master Servicer	– a specified percentage (which may be either 50% or 100% for performing Serviced Loans, and 0% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees(10), Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(5)	from time to time	the related fee/ investment income

–    100% of assumption application fees on the Serviced Mortgage Loans that are not Specially Serviced Loans and any fee actually paid by a borrower in connection with the defeasance of a Serviced Mortgage Loan from time to time

	– 100% of fees for insufficient or returned checks actually received from borrowers on all Serviced Loans	from time to time

	– all investment income earned on amounts on deposit in the collection account, loan combination custodial account(s) and certain reserve accounts	monthly

Special Servicing Fee(3)(6) / Special Servicer	with respect to any Serviced Mortgage Loan that is a Specially Serviced Loan or REO Mortgage Loan, will accrue on the related Stated Principal Balance at a rate equal to 0.25% per annum (or, if 0.25% per annum would result in a Special Servicing Fee with respect to such Specially Serviced Mortgage Loan that would be less than $3,500 in any given month, then at such higher per annum rate as would result in a Special Servicing Fee equal to $3,500 for such month with respect to such Mortgage Loan) (calculated on the related Stated Principal Balance and same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

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Type/Recipient	Amount(1)	Frequency	Source of Funds

Workout Fee(3)(7) / Special Servicer	with some limited exceptions, an amount equal to the Workout Fee Rate applied to each payment or other collection of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan that became a Corrected Loan under the Pooling and Servicing Agreement, which Workout Fee Rate will equal the lesser of (a) 1.0% and (b) such lower rate as would result in a Workout Fee of $1,000,000, when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) with respect to the subject Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan, through and including the then-related maturity date; provided that, if the rate in clause (a) above would result in a Workout Fee that would be less than $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on any Serviced Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date, then the Workout Fee Rate will be a rate equal to such higher rate as would result in a Workout Fee equal to $25,000 when applied to each expected payment of principal and interest (excluding default interest and Excess Interest) on such Mortgage Loan from the date such Mortgage Loan becomes a Corrected Loan through and including the then-related maturity date); and provided, further, that no Workout Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	monthly	the related collections of principal and interest

Liquidation Fee(3)(8) / Special Servicer	with some limited exceptions, an amount generally equal to 1.0% of each recovery by the Special Servicer of Liquidation Proceeds, insurance proceeds, condemnation proceeds and/or other payments, with respect to each Serviced Mortgage Loan repurchased or substituted by a Sponsor, each Specially Serviced Loan and each REO Property; provided, however, that, the Liquidation Fee payable under the Pooling and Servicing Agreement with respect to any such Mortgage Loan will generally not be more than $1,000,000 or, with limited exception, less than $25,000; and provided, further, that no Liquidation Fee will be payable to the Special Servicer under the Pooling and Servicing Agreement with respect to any Outside Serviced Mortgage Loan.	upon receipt of such proceeds and payments	the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and borrower payments

Additional Special Servicing Compensation(3)(4) / Special Servicer	– a specified percentage (which may be either 0% or 50% for performing Serviced Loans, and 100% for Specially Serviced Loans) of Excess Modification Fees, Excess Penalty Charges, Consent Fees, review fees(10), Ancillary Fees (other than fees for insufficient or returned checks), extension fees and Assumption Fees with respect to the Serviced Mortgage Loans(5)	from time to time	the related fee/ investment income

	– 100% of assumption application fees on Specially Serviced Loans (other than any Outside Serviced Mortgage Loan)	from time to time

	– all investment income received on funds in any REO account	from time to time

Trustee/Certificate Administrator Fee / Trustee/Certificate Administrator	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.0055% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for partial periods)	monthly	general collections

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Type/Recipient	Amount(1)	Frequency	Source of Funds

Operating Advisor Fee / Operating Advisor	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to (i) 0.0018% (other than the Empire Mall Mortgage Loan, the Marriott Midwest Portfolio Mortgage Loan, the 79 Madison Avenue Mortgage Loan, the GFH Brennan Industrial Portfolio Mortgage Loan and the Marriott Monterey Mortgage Loan); (ii) 0.0033% with respect to the Empire Mall Mortgage Loan; (iii) 0.0036% with respect to the Marriott Midwest Portfolio Mortgage Loan; (iv) 0.0040% with respect to the 79 Madison Avenue Mortgage Loan; (v) 0.0043% with respect to the GFH Brennan Industrial Portfolio Mortgage Loan; and (vi) 0.0047% with respect to the Marriott Monterey Mortgage Loan, on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Operating Advisor Consulting Fee / Operating Advisor	a fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $12,000 or such lesser amount as the related borrower agrees to pay with respect to any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable)	from time to time	to the extent paid by related borrower with respect to any Major Decision for which the Operating Advisor has consultation rights

Asset Representations Reviewer Ongoing Fee / Asset Representations Reviewer	with respect to each Mortgage Loan (including an REO Mortgage Loan), will accrue at a per annum rate equal to 0.00032% on the Stated Principal Balance of the related Mortgage Loan (calculated on the same basis as interest is calculated on the related Mortgage Loan and prorated for any partial periods)	monthly	general collections

Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000	at closing	payable by the Mortgage Loan Sellers

Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	(i) $12,500 multiplied by the number of Delinquent Loans subject to an Asset Review (for purposes of this paragraph, the “Subject Loans”), plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers taking into account the Consumer Price Index for All Urban Consumers	in connection with each Asset Review with respect to a Delinquent Loan.	payable by the related Mortgage Loan Seller; provided, however, that if the related Mortgage Loan Seller is insolvent or fails to pay such amount, such fee will be paid by the Issuing Entity out of general collections

Property Advances(3)(9) / Master Servicer, Special Servicer and Trustee	to the extent of funds available, the amount of any Property Advances	from time to time	collections on the related loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

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Type/Recipient	Amount(1)	Frequency	Source of Funds

Interest on Property Advances(3)(9) / Master Servicer, Special Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections

P&I Advances / Master Servicer and Trustee	to the extent of funds available, the amount of any P&I Advances	from time to time	collections on the related loan, or if not recoverable or in the case of Workout-Delayed Reimbursement Amounts, from general collections

Interest on P&I Advances / Master Servicer and Trustee	at Prime Rate	when advance is reimbursed	first from default interest/late payment fees and modification fees collected on the related loan, then from general collections

Indemnification Expenses(9) / Depositor, Certificate Administrator, paying agent, custodian, Certificate Registrar, Trustee, Operating Advisor, Asset Representations Reviewer, Master Servicer and Special Servicer	amounts and expenses for which the Depositor, the Certificate Administrator, the paying agent, the custodian, the Certificate Registrar, the Trustee, the Operating Advisor, the Asset Representations Reviewer, the Master Servicer (for itself or on behalf of certain indemnified sub-servicers) and the Special Servicer are entitled to indemnification.	from time to time	general collections

(1)	The above chart generally does not include amounts payable to the Master Servicer, the Special Servicer, any Outside Servicer, or any Outside Special Servicer with respect to the Companion Loans.

(2)	With respect to the Outside Serviced Mortgage Loans, the related Outside Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate equal to (a) 0.0025% per annum with respect to the 600 Broadway Mortgage Loan while it is an Outside Serviced Mortgage Loan, (b) 0.0025% per annum with respect to the 5 Penn Plaza Mortgage Loan, (c) 0.0025% per annum with respect to the 225 Liberty Street Mortgage Loan, (d) 0.0200% per annum with respect to the Heritage Industrial Portfolio Mortgage Loan, (e) 0.0025% per annum with respect to the One Court Square Mortgage Loan, and (f) the per annum rate set forth in the related Outside Servicing Agreement with respect to the Home Depot - Elk Grove Village Mortgage Loan while it is an Outside Serviced Mortgage Loan.

(3)	With respect to each of the 600 Broadway Loan Combination and the Home Depot - Elk Grove Village Loan Combination, the Master Servicer and the Special Servicer will generally be entitled to payment/reimbursement of the subject fees and expenses for so long as the related Loan Combination is serviced under the Pooling and Servicing Agreement. For each of the 600 Broadway Loan Combination and the Home Depot - Elk Grove Village Loan Combination, on and after the 600 Broadway Controlling Pari Passu Companion Loan Securitization Date and the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date, respectively, the related Outside Servicer and the related Outside Special Servicer, under the related Outside Servicing Agreement is expected to be generally entitled to fees and expenses substantially similar to the foregoing. However, neither the parties to each such Outside Servicing Agreement nor the amounts of such items have been determined.

(4)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer and/or Outside Special Servicer, as applicable, will be entitled to receive fees with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. The rights to compensation for such parties will be governed by the applicable Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

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(5)	Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement with respect to performing Serviced Loans. The allocations between each Outside Servicer and each Outside Special Servicer pursuant to the related Outside Servicing Agreement may be different.

(6)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a special servicing fee accruing at a rate equal to (a) with respect to the 600 Broadway Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the 600 Broadway Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 0.25% per annum), (b) with respect to the 5 Penn Plaza Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, (c) with respect to the 225 Liberty Street Mortgage Loan, 0.25% per annum, (d) with respect to the Heritage Industrial Portfolio Mortgage Loan, the greater of 0.25% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, (e) with respect to the One Court Square Mortgage Loan, the greater of 0.15% per annum or such rate as would result in a special servicing fee of $3,500 for the related month, and (f) with respect to the Home Depot - Elk Grove Village Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the Home Depot - Elk Grove Village Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 0.25% per annum).

(7)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a workout fee calculated at a rate equal to (a) with respect to the 600 Broadway Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the 600 Broadway Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 1.0%), (b) with respect to the 5 Penn Plaza Mortgage Loan, the lesser of 1.0% and such rate as would result in a workout fee of $1,000,000, provided that no workout fee will be less than $25,000, (c) with respect to the 225 Liberty Street Mortgage Loan, 0.50%, (d) with respect to the Heritage Industrial Portfolio Mortgage Loan, 1.0%, provided that (i) if the Outside Special Servicer receives workout fees with respect to a corrected Outside Serviced Loan Combination, any workout fees in excess of such amount will be reduced by the excess modification fee amount and (ii) if the workout fee is less than $25,000, then the Outside Special Servicer will be entitled to an amount from the final payment of the corrected Outside Serviced Loan Combination that would result in total workout fees equal to $25,000, (e) with respect to the One Court Square Mortgage Loan, 0.50%, and (f) with respect to the Home Depot - Elk Grove Village Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the Home Depot - Elk Grove Village Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 1.0%).

(8)	With respect to the Outside Serviced Mortgage Loans, the related Outside Special Servicer will be entitled to a liquidation fee calculated at a rate equal to (a) with respect to the 600 Broadway Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the 600 Broadway Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 1.0%), (b) with respect to the 5 Penn Plaza Mortgage Loan, the lesser of 1.0% and such rate as would result in a liquidation fee of $1,000,000, provided that, except as provided under the CGCMT 2016-GC36 Pooling and Servicing Agreement, no liquidation fee will be less than $25,000, (c) with respect to the 225 Liberty Street Mortgage Loan, 0.50%, (d) with respect to the Heritage Industrial Portfolio Mortgage Loan, 1.0%, provided that if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, (e) with respect to the One Court Square Mortgage Loan, (y) 0.50% or (z) if such rate set forth in clause (y) would result in an aggregate liquidation fee less than $25,000, then the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000, and (f) with respect to the Home Depot - Elk Grove Village Mortgage Loan while it is an Outside Serviced Mortgage Loan, the rate to be specified in the Home Depot - Elk Grove Village Pooling and Servicing Agreement (which, pursuant to the related Co-Lender Agreement, will be no greater than 1.0%).

(9)	In general, with respect to each Outside Serviced Mortgage Loan, we anticipate that the related Outside Servicer, Outside Special Servicer, Outside Operating Advisor (if any), Outside Certificate Administrator and Outside Trustee will be entitled to receive reimbursement and/or indemnification with respect to such Outside Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—The Loan Combinations” and “The Pooling and Servicing Agreement—Certain Considerations Regarding the Outside Serviced Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus.

(10)	The Master Servicer and the Special Servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are permitted under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Application of Penalty Charges and Modification Fees

On or prior to the second business day before each Master Servicer Remittance Date, the Master Servicer is required to apply all Penalty Charges and Modification Fees received by it with respect to a Mortgage Loan (including each Outside Serviced Mortgage Loan, to the extent allocable to such Outside Serviced Mortgage Loan pursuant to the related Co-Lender Agreement and remitted to the Master Servicer by the Outside Servicer) or Serviced Loan Combination (subject to the allocation of Penalty Charges under the related Co-Lender Agreement) during the related one-month period ending on the related Determination Date, as follows:

first, to the extent of all Penalty Charges and Modification Fees (in such order), to pay or reimburse the Master Servicer, the Special Servicer and/or the Trustee, as applicable, for all outstanding Advances (including unreimbursed Advances that have been determined to be Nonrecoverable Advances), the related interest on Advances and other outstanding additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) other than Borrower Delayed Reimbursements, in each case, with respect to such Mortgage Loan or Serviced Loan Combination;

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second, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all Advances (and related interest on Advances) with respect to such Mortgage Loan or Serviced Loan Combination previously determined to be Nonrecoverable Advances and previously reimbursed to the Master Servicer, the Special Servicer and/or the Trustee, as applicable, from amounts on deposit in the Collection Account (and such amounts will be retained or deposited in the Collection Account as recoveries of such Nonrecoverable Advances and related interest on Nonrecoverable Advances) other than Borrower Delayed Reimbursements;

third, to the extent of all remaining Penalty Charges and Modification Fees (in such order), as a reimbursement to the Issuing Entity of all other additional expenses of the Issuing Entity (exclusive of Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to such Mortgage Loan or Serviced Loan Combination previously paid from the Collection Account or Loan Combination Custodial Account (and such amounts will be retained or deposited in the Collection Account or Loan Combination Custodial Account, as applicable, as recoveries of such additional expenses of the Issuing Entity) other than Borrower Delayed Reimbursements; and

fourth, to the extent of any remaining Penalty Charges and any remaining Modification Fees, to the Master Servicer or the Special Servicer, as applicable, as compensation.

Notwithstanding the foregoing, Penalty Charges collected on any Loan Combination are allocable in accordance with the related Co-Lender Agreement as described under “Description of the Mortgage Pool—The Loan Combinations” above.

Enforcement of Due-On-Sale and Due-On-Encumbrance Clauses

Due-On-Sale

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations”, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any Serviced Loan may have under a due-on-sale clause (which will include, without limitation, sale or transfers of Mortgaged Properties, in full or in part, or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owner, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any Serviced Loans that are non-Specially Serviced Loans, the Master Servicer or, in the case of Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard, will be required, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage Loan documents on transfers of the related Mortgaged Property and on transfers of interests in the related borrower, unless following its receipt of a request of a waiver or consent in respect of a due-on-sale provision the Master Servicer (with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-sale clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 5% of the principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $35 million or less, and (C) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Serviced Mortgage Loan has a principal balance less than $10,000,000).

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Due-On-Encumbrance

Subject to the discussion under “—Directing Holder” and “—Operating Advisor” below and “Description of the Mortgage Pool—The Loan Combinations”, the Master Servicer (with respect to Serviced Loans that are non-Specially Serviced Loans, and with the Special Servicer’s consent) and the Special Servicer (with respect to Specially Serviced Loans) will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any such Serviced Loan may have under a due-on-encumbrance clause (which will include, without limitation, any mezzanine/subordinate financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners, to the extent prohibited under the related Mortgage Loan documents) to accelerate payment of that Serviced Loan. With respect to any Serviced Loans that are non-Specially Serviced Loans, the Master Servicer or, in the case of Specially Serviced Loans, the Special Servicer, each in a manner consistent with the Servicing Standard, will be required, to the extent permitted by applicable law, to enforce the restrictions contained in the related Mortgage Loan documents on further encumbrances of the related Mortgaged Property and on further encumbrances of interests in the related borrower, unless following its receipt of a request of a waiver or consent in respect of a due-on-encumbrance provision the Master Servicer (with the written consent of the Special Servicer) or the Special Servicer, as applicable, has determined (subject to the discussion under “—Directing Holder” below and “Description of the Mortgage Pool—The Loan Combinations”), consistent with the Servicing Standard, that the waiver of such restrictions or granting of consent would be in accordance with the Servicing Standard. However, neither the Master Servicer nor the Special Servicer may waive the rights of the lender or grant its consent under any due-on-encumbrance clause, unless—

•	the Master Servicer or the Special Servicer, as applicable, has received a Rating Agency Confirmation, or

•	such Serviced Mortgage Loan (or the Serviced Mortgage Loan related to the Serviced Loan Combination) (A) represents less than 2% of the aggregate principal balance of all of the Mortgage Loans in the Issuing Entity, (B) has a principal balance that is $20 million or less, (C) has a loan-to-value ratio equal to or less than 85% (including any existing and proposed debt), (D) has a debt service coverage ratio equal to or greater than 1.20x (in each case, determined based upon the aggregate of the principal balance of the Serviced Mortgage Loan, any related Serviced Companion Loan (if applicable) and the principal amount of the proposed additional lien) and (E) is not one of the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the pool based on principal balance (although no such Rating Agency Confirmation will be required if such Mortgage Loan has a principal balance less than $10,000,000).

Notwithstanding the foregoing, without any other approval or consent, the Master Servicer (for non-Specially Serviced Loans) or the Special Servicer (for Specially Serviced Loans) may grant and process a borrower’s request for consent to subject the related Mortgaged Property to an immaterial easement, right of way or similar agreement for utilities, access, parking, public improvements or another purpose and may consent to subordination of the related Mortgage Loan to such easement, right of way or similar agreement.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur with respect to a Serviced Loan on the earliest of:

•	the date on which a modification of the Serviced Loan that, among other things, reduces the amount of Monthly Payments on a Serviced Loan, or changes any other material economic term of the Serviced Loan or impairs the security of the Serviced Loan, becomes effective as a result of a modification of the related Serviced Loan following the occurrence of a Servicing Transfer Event;

•	the date on which the Serviced Loan is 60 days or more delinquent in respect of any scheduled monthly debt service payment (other than a balloon payment);

•	solely in the case of a delinquent balloon payment, (A) the date occurring 60 days beyond the date on which that balloon payment was due (except as described in the immediately following clause (B) or (B) if the related borrower has delivered to the Master Servicer or the Special Servicer (and in either

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such case the Master Servicer or the Special Servicer, as applicable, shall promptly deliver a copy thereof to the other such servicer), a refinancing commitment acceptable to the Special Servicer prior to the date 60 days after maturity, the date occurring 120 days after the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due during which the refinancing is scheduled to occur);

•	the date on which the related Mortgaged Property became an REO Property;

•	the 60th day after a receiver or similar official is appointed (and continues in that capacity) in respect of the related Mortgaged Property;

•	the 60th day after the date the related borrower is subject to a bankruptcy, insolvency or similar proceedings (if not dismissed within those 60 days); or

•	the date on which the Serviced Loan remains outstanding five years following any extension of its maturity date pursuant to the Pooling and Servicing Agreement.

If an Appraisal Reduction Event occurs with respect to any Serviced Mortgage Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Companion Loan(s).  If an Appraisal Reduction Event occurs with respect to any Serviced Companion Loan that is part of a Serviced Loan Combination, then an Appraisal Reduction Event will be deemed to have occurred with respect to the related Serviced Mortgage Loan and any other Serviced Companion Loan(s) included as part of that Serviced Loan Combination.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates) has been reduced to zero.

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer is required to use reasonable efforts to obtain an appraisal of the related Mortgaged Property from an Appraiser in accordance with Member of the Appraisal Institute (“MAI”) standards. No new appraisal will be required if an appraisal from an Appraiser in accordance with MAI standards was obtained within the prior nine months unless the Special Servicer determines in accordance with the Servicing Standard that such earlier appraisal is materially inaccurate. The cost of the appraisal will be advanced by the Master Servicer and will be reimbursed to the Master Servicer as a Property Advance.

On the first Determination Date occurring on or after the receipt of the appraisal, the Special Servicer will be required to calculate the Appraisal Reduction Amount, if any, taking into account the results of such appraisal and such information, if any, reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount. In the event that the Special Servicer has not received any required appraisal within 120 days after the event described in the applicable clause of the definition of “Appraisal Reduction Event” (without regard to the time periods set forth in the definition), then, solely for purposes of determining the amounts of the P&I Advances, the amount of the Appraisal Reduction Amount for or allocable to the related Serviced Mortgage Loan will be deemed to be an amount equal to 25% of the current Stated Principal Balance of such related Serviced Mortgage Loan until the appraisal is received. The Master Servicer will provide (via electronic delivery) the Special Servicer with information in its possession that is reasonably required to calculate or recalculate any Appraisal Reduction Amount pursuant to the definition thereof using reasonable efforts to deliver such information within four business days of the Special Servicer’s reasonable written request (which request is required to be made within the period, if any, specified in the Pooling and Servicing Agreement). None of the Master Servicer, the Trustee or the Certificate Administrator will calculate or verify Appraisal Reduction Amounts.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan (or Serviced Loan Combination, if applicable) as to which any Appraisal Reduction Event has occurred and the Appraisal Reduction Amount is required to be calculated will generally be equal to (subject to the discussion in the prior paragraph) the excess of (a) the Stated Principal Balance of that Serviced Mortgage Loan (or Serviced Loan Combination) as of the last day of the related Collection Period over (b) the excess of (i) the sum of (A) 90% of the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by the appraisal,

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minus such downward adjustments as the Special Servicer, in accordance with the Servicing Standard, may make (without implying any obligation to do so) based upon the Special Servicer’s review of the appraisal and such other information as the Special Servicer may deem appropriate and (B) all escrows, letters of credit and reserves in respect of such Serviced Mortgage Loan (or Serviced Loan Combination) as of the date of calculation over (ii) the sum as of the Due Date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that Serviced Mortgage Loan (or Serviced Loan Combination) at a per annum rate equal to the Mortgage Rate (and, with respect to a Serviced Loan Combination, interest on the related Serviced Companion Loan(s) at the related Mortgage Rate), (B) all unreimbursed Advances and interest on those Advances at the Advance Rate in respect of that Serviced Mortgage Loan (or Serviced Loan Combination) and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the Serviced Mortgage Loan (or Serviced Loan Combination) (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or Trustee, as applicable, and/or for which funds have not been escrowed). The Master Servicer and the Certificate Administrator will be entitled to conclusively rely on the Special Servicer’s calculation or determination of any Appraisal Reduction Amount. Any Appraisal Reduction Amount with respect to a Serviced Loan Combination will be allocated, first, to any related Serviced Subordinate Companion Loan (up to the outstanding principal balance thereof), and then, to the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan. In the case of an Outside Serviced Loan Combination, pursuant to the Outside Servicing Agreement, certain events will require the calculation of an “appraisal reduction amount”, which will be allocated to the subject Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) on a pro rata and pari passu basis in accordance with the respective outstanding principal balances of such Outside Serviced Mortgage Loan and its Outside Serviced Companion Loan(s) (with any such allocation to such Outside Serviced Mortgage Loan to constitute an “Appraisal Reduction Amount” for purposes of this prospectus). For the avoidance of doubt, the Outside Special Servicer (and not the Special Servicer) will be required to calculate any “appraisal reduction amount” related to an Outside Serviced Loan Combination.

An “Appraiser” is an independent nationally recognized professional commercial real estate appraiser who (i) is a member in good standing of the Appraisal Institute, (ii) if the state in which the related Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state and (iii) has a minimum of five years’ experience in the related property type and market.

As a result of calculating one or more Appraisal Reduction Amounts, the amount of any required P&I Advance will be reduced, which will generally have the effect of reducing the amount of interest available to the most subordinate Class of Regular Certificates or Trust Component then outstanding (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then, pro rata based on interest entitlements, to the Class D and Class X-D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A and Class X-B Certificates). See “The Pooling and Servicing Agreement—Advances” in this prospectus.

With respect to each Serviced Loan as to which an Appraisal Reduction Event has occurred (unless the Serviced Loan has become a Corrected Loan (if a Servicing Transfer Event had occurred with respect to the related Serviced Loan) and has remained current for three consecutive Monthly Payments, and no other Appraisal Reduction Event has occurred with respect to the Serviced Loan during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Property Advance. Based upon the appraisal, the Special Servicer is required to redetermine the amount of the Appraisal Reduction Amount with respect to the Serviced Mortgage Loan (or Serviced Loan Combination).

Any Serviced Loan previously subject to an Appraisal Reduction Amount which ceases to be a Specially Serviced Loan (if applicable), which becomes current and remains current for three consecutive Monthly

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Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction Amount. An Outside Serviced Mortgage Loan will cease to be subject to an appraisal reduction amount upon the occurrence of certain events specified in the Outside Servicing Agreement.

For purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event, Appraisal Reduction Amounts will be allocated to each Class of Regular Certificates (other than the Class X Certificates) and each Trust Component (and correspondingly to the Class EC Certificates and the applicable Class of Exchangeable Certificates) in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then to the Class A-S Trust Component (and correspondingly, to the Class A-S Certificates and the Class EC Certificates, pro rata based on their respective percentage interests in the Class A-S Trust Component), and then, pro rata based on Certificate Balance, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-AB Certificates).

With respect to any Appraisal Reduction Amount calculated for purposes of determining which Certificates are the Non-Reduced Certificates, which Class of Control Eligible Certificates is the Controlling Class or whether a Control Termination Event has occurred, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The Special Servicer will be required to promptly notify the Certificate Administrator of any such Appraisal Reduction Amount, and the Certificate Administrator will be required to promptly post notice of such Appraisal Reduction Amount to its internet website.

The holders of Certificates representing the majority of the Certificate Balance of the most senior Class of Control Eligible Certificates whose Certificate Balance is notionally reduced to less than 25% of the initial Certificate Balance of that Class as a result of an allocation of an Appraisal Reduction Amount in respect of such Class (such Class, an “Appraised-Out Class”) will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination and, at their sole expense, obtain a second appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The Requesting Holders will be required to cause the appraisal to be prepared on an “as-is” basis by an Appraiser in accordance with MAI standards, and the appraisal must be reasonably acceptable to the Special Servicer in accordance with the Servicing Standard. The Requesting Holders will be required to provide the Special Servicer with notice of their intent to challenge the Special Servicer’s Appraisal Reduction Amount determination within 10 days of the Requesting Holders’ receipt of written notice of the Appraisal Reduction Amount.

An Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until 10 days following its receipt of written notice of the Appraisal Reduction Amount unless the Requesting Holders provide written notice of their intent to challenge such Appraisal Reduction Amount to the Special Servicer and the Certificate Administrator within such ten-day period as described above. If the Requesting Holders provide this notice, then the Appraised-Out Class will be entitled to continue to exercise the rights of the Controlling Class until the earliest of (i) 120 days following the related Appraisal Reduction Event unless the Requesting Holders provide the second appraisal within such 120-day period, (ii) the determination by the Special Servicer (described below) that a recalculation of the Appraisal Reduction Amount is not warranted or that such recalculation does not result in the Appraised-Out Class remaining the Controlling Class and (iii) the occurrence of a Consultation Termination Event. After the Appraised-Out Class is no longer entitled to exercise the rights of the Controlling Class, the rights of the Controlling Class will be exercised by the Class of Control Eligible Certificates immediately senior to such Appraised-Out Class, if any, unless a recalculation results in the reinstatement of the Appraised-Out Class as the Controlling Class.

In addition, the holders of Certificates representing the majority of the Certificate Balance of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Serviced Loan for which an Appraisal Reduction Event has occurred if an event has occurred at or with regard to the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the Special Servicer is required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of such holders’ written request and is required to ensure that

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such appraisal is prepared on an “as-is” basis by an Appraiser in accordance with MAI standards; provided that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at or with regard to the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the appraised value of the related Mortgaged Property or Mortgaged Properties.

Upon receipt of an appraisal provided by, or requested by, holders of an Appraised-Out Class as described above and any other information reasonably requested by the Special Servicer from the Master Servicer reasonably required to calculate or recalculate the Appraisal Reduction Amount the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The Special Servicer will be required to promptly notify the Certificate Administrator of any such determination and recalculation in its monthly reporting, and the Certificate Administrator will be required to promptly post that reporting to the Certificate Administrator’s website.

Appraisals that are permitted to be presented by, or obtained by the Special Servicer at the request of, holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

Inspections

The Master Servicer (or with respect to any Specially Serviced Loan, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing the Outside Serviced Mortgage Loans) at such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of $2,000,000 or more and at least once every other calendar year with respect to Serviced Mortgage Loans with an outstanding principal balance of less than $2,000,000, in each case commencing in 2017; provided that the Master Servicer is not required to inspect any Mortgaged Property that has been inspected by the Special Servicer during the preceding 12 months. The Special Servicer is required to inspect the Mortgaged Property securing each Serviced Loan that becomes a Specially Serviced Loan as soon as practicable after it becomes a Specially Serviced Loan and thereafter at least once every calendar year until such condition ceases to exist. The cost of any such inspection is required to be borne by the Master Servicer unless the related Serviced Loan is a Specially Serviced Loan, in which case the Master Servicer will be required to reimburse the Special Servicer for such cost as a Property Advance (or as an expense of the Issuing Entity if the Property Advance would be a Nonrecoverable Advance) and any out-of-pocket costs will be borne by the Issuing Entity.

Copies of the inspection reports referred to above that are delivered to the Certificate Administrator will be posted to the Certificate Administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Evidence as to Compliance

Each of the Master Servicer, the Special Servicer (regardless of whether it has commenced special servicing of any Mortgage Loan) and the Certificate Administrator are required under the Pooling and Servicing Agreement to deliver (and each of the Master Servicer and the Certificate Administrator is required to cause (or, in the case of a sub-servicer retained at the request of a Sponsor, use commercially reasonable efforts to cause) any affiliated sub-servicer, or any of its other sub-servicers that is servicing at least 10% of the Mortgage Loans by balance, to deliver) annually to, among others, the Certificate Administrator and the Operating Advisor (only in the case of an officer’s certificate furnished by the Special Servicer and after the occurrence and during the continuance of a Control Termination Event) and the Depositor on or before the date specified in the Pooling and Servicing Agreement, a certificate of an authorized officer of such party stating, among other things, that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of

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performance under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement (or the related sub-servicing agreement in the case of a sub-servicer, as applicable) in all material respects throughout the preceding calendar year or portion of the preceding year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to such officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, the Master Servicer, the Special Servicer (regardless of whether the Special Servicer has commenced special servicing of any Mortgage Loan), the Certificate Administrator and the Operating Advisor are each (at its own expense) required to furnish (and each of the preceding parties, as applicable, is required to cause (or, in the case of a Servicing Function Participant retained at the request of a Sponsor, to use commercially reasonable efforts to cause) each Servicing Function Participant retained by it to furnish), annually, to, among others, the Certificate Administrator, the Trustee, the Operating Advisor (in the case of the Special Servicer only and only after the occurrence and during the continuance of a Control Termination Event) and the Depositor, a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of each such failure; and

•	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the preceding calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

For the avoidance of doubt, the Trustee shall have no obligation or duty to determine whether any Assessment of Compliance provided by the Master Servicer, the Special Servicer or any other Servicing Function Participant is in form and substance in compliance with the requirements of Regulation AB.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125 under the Securities Act of 1933, as amended (the “Securities Act”), as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

A “Servicing Function Participant” is any person or entity, other than the Certificate Administrator, the Operating Advisor, the Master Servicer, the Special Servicer and the Trustee, that is performing activities with respect to the Issuing Entity that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless those activities relate to 5% or less of the Mortgage Loans by balance.

Limitation on Liability; Indemnification

The Pooling and Servicing Agreement will provide that none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, or any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or

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the Asset Representations Reviewer will be under any liability to the Issuing Entity, the holders of the Certificates, a Companion Loan Holder, or any other person for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. However, none of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer or any such person will be protected against any liability which would otherwise be imposed by reason of (i) any breach of warranty or representation by such party in the Pooling and Servicing Agreement, or (ii) any willful misconduct, bad faith, fraud or negligence by such party in the performance of its respective obligations and duties under the Pooling and Servicing Agreement or by reason of negligent disregard by such party of its respective obligations or duties under the Pooling and Servicing Agreement. In addition, each of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as applicable, will indemnify the Issuing Entity against any and all loss, liability or reasonable expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the respective duties of the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer, as the case may be, or by reason of negligent disregard of such person’s obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer and any director, member, manager, officer, employee or agent of the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor or the Asset Representations Reviewer will be entitled to indemnification by the Issuing Entity for any loss, liability, penalty, fine, forfeiture, claim, judgment or expense incurred in connection with, or relating to, the Pooling and Servicing Agreement or the Certificates, other than any such loss, liability, penalty, fine, forfeiture, claim, judgment or expense: (i) specifically required to be borne by the party seeking indemnification, without right of reimbursement pursuant to the terms of the Pooling and Servicing Agreement; (ii) which constitutes an Advance that is otherwise reimbursable under the Pooling and Servicing Agreement; (iii) resulting from any breach on the part of that party of a representation or warranty made in the Pooling and Servicing Agreement; or (iv) incurred by reason of any willful misconduct, bad faith, fraud or negligence on the part of that party in the performance of its obligations or duties under the Pooling and Servicing Agreement or negligent disregard of such obligations or duties.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability for which reimbursement is not reasonably assured, provided that neither the Operating Advisor nor the Asset Representations Reviewer may prosecute on behalf of the Trust or in the interests of the Certificateholders any legal action related to its duties under the Pooling and Servicing Agreement under any circumstances. The Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates under the Pooling and Servicing Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting from such action will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator and the Trustee will be entitled to be reimbursed for those amounts from the Collection Account.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed and indemnified by the Issuing Entity to the extent not recoverable from the Master Servicer or the Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires that the Master Servicer and the Special Servicer each obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or a combination of fidelity bond and insurance coverage insuring against loss occasioned by fraud, theft or other

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intentional misconduct of the officers and employees of the Master Servicer or the Special Servicer, as the case may be. In addition, the Pooling and Servicing Agreement requires that the Master Servicer and Special Servicer each keep in force during the term of the Pooling and Servicing Agreement insurance coverage against loss occasioned by the errors and omissions of their respective officers and employees in connection with their respective obligations under the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to self-insure against the losses discussed above in this paragraph, so long as certain rating criteria set forth in the Pooling and Servicing Agreement are met with respect to that entity or its parent.

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity will be required to indemnify each of the Trustee and the Certificate Administrator (including in any other capacities in which it acts under the Pooling and Servicing Agreement) and certain related persons against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the indemnified party may sustain in connection with the Pooling and Servicing Agreement (including, without limitation, reasonable fees and disbursements of counsel and of all persons not regularly in its employ incurred by the indemnified party in any action or proceeding between the Issuing Entity and the indemnified party, or between the indemnified party and any third party or otherwise) arising in respect of the Pooling and Servicing Agreement or the Certificates, other than those resulting from the negligence, fraud, bad faith or willful misconduct, or the negligent disregard of obligations and duties under the Pooling and Servicing Agreement, of the Trustee or Certificate Administrator, as applicable. Pursuant to the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will be required to indemnify the Issuing Entity against any loss, liability or reasonable expense (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Issuing Entity as a result of any willful misconduct, bad faith, fraud or negligence in the performance of the obligations or duties of the Trustee or Certificate Administrator, as the case may be, or by reason of negligent disregard of the such party’s obligations or duties under the Pooling and Servicing Agreement. Except in the event of the Trustee’s or Certificate Administrator’s, as applicable, willful misconduct, bad faith or fraud, in no event will the Trustee or Certificate Administrator, as applicable, be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee or Certificate Administrator, as applicable, has been advised of the likelihood of such loss or damage and regardless of the form of action. Neither the Trustee nor the Certificate Administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 25% of the Percentage Interests (or such other percentage as specified in the Pooling and Servicing Agreement for such action) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Certificate Administrator, as applicable, or exercising any trust or power conferred upon the Trustee or the Certificate Administrator, as applicable, under the Pooling and Servicing Agreement. Neither the Trustee or Certificate Administrator, as applicable, will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers if, in such party’s opinion, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Neither the Trustee nor the Certificate Administrator will be accountable for the use or application by the Depositor of any Certificates issued to it or of the proceeds of the sale of such Certificates, or for the use of or application of any funds paid to the Depositor, the Master Servicer or the Special Servicer in respect of the Mortgage Loans, or for investment of such amounts (except for any investment of such amounts in investments issued by the Certificate Administrator in its commercial capacity), nor will the Trustee or the Certificate Administrator be required to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer (except, in the case of the Trustee, for advancing obligations as described in this prospectus), the Special Servicer, the Trustee, the Operating Advisor or the Asset Representations Reviewer under the Pooling and Servicing Agreement, unless, in the case of the Trustee, it is acting as the successor to, and is vested with the rights, duties, powers and privileges of, the Master Servicer, the Special Servicer or the Certificate Administrator in accordance with the terms of the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement provides that neither the Trustee nor the Certificate Administrator will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred on it, by the Pooling and Servicing Agreement. Furthermore, neither the Trustee nor the Certificate Administrator will be liable for an error in judgment, unless the Trustee or Certificate Administrator was negligent in ascertaining the pertinent facts.

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Each of the Trustee and the Certificate Administrator may execute any of the trusts or powers under the Pooling and Servicing Agreement or perform any duties thereunder either directly or by or through agents or attorneys but will not be relieved of its obligations hereunder.

The Trustee or the Certificate Administrator, as applicable, will have notice of an event only when one of certain designated officers of the Trustee or the Certificate Administrator, as applicable, has received written notice or obtains actual knowledge of such event.

Neither the Trustee nor the Certificate Administrator will be responsible for delays or failures in performance resulting from acts beyond its control (such acts to include but are not limited to acts of God, strikes, lockouts, riots and acts of war).

Pursuant to the Pooling and Servicing Agreement, the Trustee and Certificate Administrator may rely upon and will be protected in acting or refraining from acting upon any resolution, officer’s certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. In addition, the Trustee and Certificate Administrator may consult with counsel and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance therewith. The Trustee and Certificate Administrator will not be under any obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement, or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation under or in relation to the Pooling and Servicing Agreement, at the request, order or direction of any of the Certificateholders, unless those Certificateholders have offered the Trustee or Certificate Administrator, as applicable, reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result. The Trustee and Certificate Administrator will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it. The protections, immunities and indemnities afforded to the Certificate Administrator will also be available to it in its capacity as, and to any other person or entity appointed by it to act as, authenticating agent, certificate registrar, paying agent, and custodian.

The Pooling and Servicing Agreement provides that, with respect to each Outside Serviced Mortgage Loan, each of (a) (as and to the same extent the Outside Securitization established under the related Outside Servicing Agreement is required to indemnify each of the following parties in respect of other mortgage loans in such Outside Securitization pursuant to the terms of the related Outside Servicing Agreement) the Outside Servicer, the Outside Special Servicer, the Outside Trustee, the Outside Certificate Administrator, the Outside Operating Advisor and the Outside Depositor under the related Outside Servicing Agreement (and any director, officer, employee or agent of any of the foregoing, to the extent such parties are identified as indemnified parties in the related Outside Servicing Agreement in respect of other mortgage loans included in such Outside Securitization) and (b) the Outside Securitization (such parties in clause (a) and the Outside Securitization collectively, the “Pari Passu Indemnified Parties”) shall be entitled to be indemnified against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the servicing and administration of such Outside Serviced Mortgage Loan and the related Mortgaged Property (or, with respect to the Outside Operating Advisor, incurred in connection with the provision of services for such Outside Serviced Mortgage Loan) under the Outside Servicing Agreement (collectively, the “Pari Passu Indemnified Items”) to the extent of the Issuing Entity’s pro rata share of such Pari Passu Indemnified Items, and to the extent amounts on deposit in the related “loan combination custodial account” maintained pursuant to the related Outside Servicing Agreement that are allocated to such Outside Serviced Mortgage Loan are insufficient for reimbursement of such amounts, such Indemnified Party shall be entitled to be reimbursed by the Issuing Entity (including out of general collections in the Collection Account) for the Issuing Entity’s pro rata share of the insufficiency.

In addition, the Co-Lender Agreement executed with respect to each Outside Serviced Loan Combination provides that this securitization transaction is obligated to promptly reimburse the Outside Servicer, the Outside Special Servicer, the Outside Trustee, and the Outside Certificate Administrator under the related Outside Servicing Agreement and/or the Outside Securitization established under the related Outside Servicing Agreement, as applicable, for the Issuing Entity’s pro rata share of any fees, costs or expenses incurred in connection with the servicing and administration of such Outside Serviced Loan Combination as to which such

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Outside Securitization or any of the parties thereto are entitled to be reimbursed pursuant to the terms of the Outside Servicing Agreement. Reimbursement of such pro rata share will be made out of general collections in the Issuing Entity’s Collection Account, to the extent reimbursement out of collections on the applicable Outside Serviced Mortgage Loan are insufficient therefor.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)           (i) any failure by the Master Servicer to make a required deposit to the Collection Account or any Loan Combination Custodial Account or make a required remittance to any Serviced Companion Loan Holder, on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day or (ii) any failure by the Master Servicer to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m., New York City time, on the relevant Distribution Date;

(b)          any failure by the Special Servicer to deposit into any REO Account within two business days after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Collection Account or any Loan Combination Custodial Account such remittance required to be made by the Special Servicer within one business day after such remittance is required to be made, under the Pooling and Servicing Agreement;

(c)          any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (10 days in the case of the Master Servicer’s failure to make a Property Advance or 20 days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement or such shorter period (not less than two business days) as may be required to avoid the commencement of foreclosure proceedings for unpaid real estate taxes or the lapse of insurance, as applicable) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing, as to that Class, not less than 25% of the Voting Rights allocable thereto (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose), or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(d)          any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement, which materially and adversely affects the interests of any Class of Certificateholders or a Serviced Companion Loan Holder, as applicable, and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, has been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Certificate Administrator or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee by the holders of Certificates entitled to not less than 25% of the Voting Rights, or, if affected thereby, by the Serviced Companion Loan Holder; provided, however, if that breach is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 60 days (provided that the Master Servicer, or the Special Servicer, as applicable, has commenced to cure such failure within the initial 30-day period and has certified that it has diligently pursued, and is continuing to pursue, a full cure);

(e)          certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

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(f)          either of Moody’s Investors Service, Inc. (“Moody’s”) or Kroll Bond Rating Agency, Inc. (“KBRA”) (or, in the case of Serviced Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates or Serviced Companion Loan Securities, or (ii) placed one or more Classes of Certificates or Serviced Companion Loan Securities on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), publicly citing servicing concerns with the Master Servicer or the Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such Rating Agency (or, in the case of Serviced Companion Loan Securities, such Companion Loan Rating Agency) within 60 days of such event);

(g)          the Master Servicer ceases to have a commercial master servicer rating of at least “CMS3” from Fitch Ratings, Inc. (“Fitch”) and that rating is not reinstated within 60 days or the Special Servicer ceases to have a commercial special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 60 days, as the case may be; or

(h)          the Master Servicer or the Special Servicer, as applicable, or any primary servicer or sub-servicer appointed by the Master Servicer or the Special Servicer, as applicable, after the Closing Date (but excluding any primary servicer or sub-servicer which the Master Servicer has been instructed to retain by the Depositor or a Sponsor), (i) fails to deliver the items required by the Pooling and Servicing Agreement after any applicable notice and cure period to enable the Certificate Administrator or Depositor to comply with the Issuing Entity’s reporting obligations under the Exchange Act or (ii) for so long as the trust created pursuant to the securitization of a Serviced Companion Loan is subject to the reporting requirements of Regulation AB or the Exchange Act, fails to deliver any Exchange Act reporting items required to be delivered by such servicer pursuant to the Pooling and Servicing Agreement at the times required under the Pooling and Servicing Agreement after any applicable notice and cure periods (and any primary servicer or sub-servicer that defaults in accordance with this clause may be terminated at the direction of the Depositor).

“Serviced Companion Loan Securities” mean any commercial mortgage-backed securities that evidence an interest in or are secured by the assets of an Issuing Entity, which assets include a Serviced Companion Loan (or a portion of or interest in a Serviced Companion Loan).

“Companion Loan Rating Agency” means, with respect to any Serviced Companion Loan, any rating agency that was engaged by a participant in the securitization of such Serviced Companion Loan to assign a rating to the related Serviced Companion Loan Securities.

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer is continuing and has not been remedied, then either (i) the Trustee may or (ii) upon the written direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates (or, solely in the case of a Serviced Loan Combination only, subject to the discussion below, upon the written direction of the affected Serviced Companion Loan Holder) to the Trustee, the Trustee will be required to, terminate all of the rights and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer under the Pooling and Servicing Agreement and in and to the Issuing Entity (except in its capacity as a Certificateholder). Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer will continue to be entitled to any rights that accrued prior to the date of such termination (including the right to receive all accrued and unpaid servicing and special servicing compensation through the date of termination plus reimbursement for all Advances and interest on such Advances as provided in the Pooling and Servicing Agreement).

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, as the case may be, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled (unless previously earned by the Master Servicer or the Special Servicer, as the case may be). If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the Rating Agencies do not provide a Rating Agency Confirmation with respect to the Trustee so acting, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution to act as successor to the

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Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided a Rating Agency Confirmation must be obtained regarding appointment of the proposed successor at the expense of the terminated Master Servicer or Special Servicer, as applicable, or, if the expense is not so recovered, at the expense of the Issuing Entity; provided, further, that, the related Outside Controlling Note Holder will have the right to approve a successor Special Servicer with respect to any Serviced Outside Controlled Loan Combination, and prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative will have the right to approve a successor Special Servicer with respect to the other Serviced Loans. Pending such appointment, the Trustee is obligated to act in such capacity in accordance with the Pooling and Servicing Agreement. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, however, that the servicing compensation may not be in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable, unless no successor can be obtained to perform the obligations for that compensation; and provided, further, that, for so long as no Consultation Termination Event has occurred and is continuing, the Trustee will be required to consult with the Controlling Class Representative (and, if a Serviced Outside Controlled Loan Combination is affected, the Trustee will be required to consult with the related Outside Controlling Note Holder) prior to the appointment of a successor Master Servicer or Special Servicer at a servicing compensation in excess of that permitted to the terminated Master Servicer or Special Servicer, as applicable. Any compensation in excess of that payable to the predecessor Master Servicer or the Special Servicer may result in Realized Losses or other shortfalls on the Certificates.

The Trustee or any other successor Master Servicer assuming the obligations of the Master Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer would have been entitled after the date of the assumption of the Master Servicer’s obligations. If no successor Master Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer will be treated as Realized Losses.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the Master Servicer affects a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of the related Serviced Companion Loan Securities, and if the Master Servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the Master Servicer affects only a Serviced Companion Loan, the related Serviced Companion Loan Holder or the rating on a class of related Serviced Companion Loan Securities, then the Master Servicer may not be terminated by or at the direction of the related Serviced Companion Loan Holder or the holders of any Certificates, but upon the written direction of the related Serviced Companion Loan Holder, the Master Servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Loan Combination. Also, notwithstanding the foregoing, if a Servicer Termination Event described in clauses (a), (b), (c), (d), (f) or (g) under “—Servicer Termination Events” on the part of the Special Servicer affects only a Serviced Companion Loan, a Serviced Companion Loan Holder or a rating on any Serviced Companion Loan Securities, then it will not be a Servicer Termination Event with respect to the Mortgage Pool as a whole, but the related Serviced Companion Loan Holder may terminate the Special Servicer with respect to the related Serviced Loan Combination.

Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the Servicer Termination Events described in clause (f) or (g) under “—Servicer Termination Events” above, the Master Servicer will have the right for a period of 45 days (during which time it will continue to serve as Master Servicer), at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a Master Servicer as to which the Rating Agencies have provided a Rating Agency Confirmation.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance of the default, and unless also the holders of at least 25% of the Voting Rights of any Class affected thereby (considering each of the Class A-S, Class B and Class C Certificates together with the Class EC Component of the same alphabetical designation as a single “Class” for such purpose) have made written request of the Trustee (with a copy to the Certificate Administrator) to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred in connection with such proceeding, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has neglected or refused to institute such proceeding.

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The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred in connection with such action.

In addition, the Depositor may terminate each of the Master Servicer and the Special Servicer upon five business days’ notice if the Master Servicer or the Special Servicer, as the case may be, fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Waivers of Servicer Termination Events

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates (and, if such Servicer Termination Event is on the part of a Special Servicer with respect to a Serviced Loan Combination only, by the related Serviced Companion Loan Holder). Notwithstanding the foregoing, (1) a Servicer Termination Event under clause (a) or (b) under “—Servicer Termination Events” above may be waived only with the consent of all of the Certificateholders of the affected Classes (considering each of the Class A-S, Class B and Class C Certificates together with the Class EC Component of the same alphabetical designation as a single “Class” for such purpose), and (2) a Servicer Termination Event under clause (h) under “—Servicer Termination Events” above may be waived only with the consent of the Depositor, together with (in the case of each of clauses (1) and (2) of this sentence) the consent of any Serviced Companion Loan Holder affected by such Servicer Termination Event. If a Servicer Termination Event on the part of the Master Servicer is waived in connection with a Serviced Loan Combination, the related Serviced Companion Loan Holder may require that the Master Servicer appoint a sub-servicer to service the related Serviced Loan Combination, which sub-servicer is the subject of a Rating Agency Confirmation.

Termination of the Special Servicer Without Cause

The Special Servicer may be removed, and a successor Special Servicer appointed, at any time, as follows:

(a)          if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed and replaced at any time with or without cause with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan) at the direction of the Controlling Class Representative upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including the delivery of a Rating Agency Confirmation);

(b)          if a Control Termination Event has occurred and is continuing, the Special Servicer may be removed, with respect to the Serviced Loans (excluding any Serviced Outside Controlled Loan Combination), in accordance with the procedures set forth below, at the written direction of (a) holders of Certificates (other than Class R Certificates) evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose); and

(c)          the Special Servicer may be removed and replaced at any time with or without cause solely with respect to a Serviced Outside Controlled Loan Combination at the direction of the related Outside Controlling Note Holder, upon satisfaction of certain conditions specified in the Pooling and Servicing Agreement (including delivery of a Rating Agency Confirmation) and the related Co-Lender Agreement.

Notwithstanding the foregoing, if the Special Servicer is a Borrower Party with respect to any Mortgage Loan or Loan Combination (any such Mortgage Loan or Loan Combination, an “Excluded Special Servicer Mortgage Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Mortgage Loan. Prior to the occurrence and continuance of a Control Termination Event, if the Excluded Special Servicer Mortgage Loan is not also an Excluded Mortgage Loan, the Controlling Class Representative will be entitled to appoint (and replace with or without cause) a successor Special Servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (the “Excluded Mortgage Loan Special Servicer”) for the related Excluded Special Servicer Mortgage Loan. If an Excluded Special Servicer Mortgage Loan is also an Excluded Mortgage Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the

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Excluded Mortgage Loan Special Servicer for the related Excluded Special Servicer Mortgage Loan in accordance with the terms of the Pooling and Servicing Agreement. If a Control Termination Event has occurred and is continuing, neither the Controlling Class Representative nor any other Controlling Class Certificateholder will be entitled to remove or replace the Excluded Mortgage Loan Special Servicer with respect to any Excluded Special Servicer Mortgage Loan. If a Control Termination Event has occurred and is continuing and prior to the occurrence of a Consultation Termination Event, the largest Controlling Class Certificateholder that is not an Excluded Controlling Class Holder will have the right to appoint the Excluded Mortgage Loan Special Servicer. If neither the Controlling Class Representative nor any Controlling Class Certificateholder is entitled to appoint a replacement special servicer for an Excluded Special Servicer Mortgage Loan, a replacement special servicer will be appointed in the manner described below and as specified in the Pooling and Servicing Agreement.

If a Consultation Termination Event has occurred and is continuing, upon resignation of the Special Servicer with respect to an Excluded Special Servicer Mortgage Loan, at the expense of the Issuing Entity, the Certificate Administrator will be required to promptly provide written notice of such resignation to all Certificateholders by posting such notice on its internet website and the Excluded Mortgage Loan Special Servicer will be appointed upon the written direction of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 20% of the Voting Rights of the Certificates exercise their right to vote). If such Excluded Mortgage Loan Special Servicer has not been appointed pursuant to the preceding sentence within 30 days after the Special Servicer has provided its written notice of resignation, the Certificate Administrator will provide written notice to the resigning Special Servicer that such Excluded Mortgage Loan Special Servicer has not been appointed and such resigning Special Servicer will appoint such Excluded Mortgage Loan Special Servicer.

If at any time the Special Servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Mortgage Loan Special Servicer will be required to resign, (2) the related Mortgage Loan or Loan Combination, as the case may be, will no longer be an Excluded Special Servicer Mortgage Loan, (3) the original Special Servicer will become the special servicer again for such Mortgage Loan or Loan Combination, as the case may be, and (4) the original Special Servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Loan Combination, as the case may be, earned during such time on and after such Mortgage Loan or Loan Combination, as the case may be, is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Mortgage Loan Special Servicer will be required to perform all of the obligations of the Special Servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan.

The procedures for removing a Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of the Certificates (other than Class R Certificates) requesting a vote to terminate and replace the Special Servicer (with respect to all of the Serviced Loans other than any Serviced Outside Controlled Loan Combination) with a proposed successor Special Servicer, (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and the Trustee of a Rating Agency Confirmation addressing the removal and replacement of the Special Servicer (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website and by mailing at their addresses appearing in the certificate register. Upon the written direction of (a) holders of Certificates (other than the Class R Certificates) evidencing at least 75% of a Certificateholder Quorum or (b) holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans and appoint the proposed successor Special Servicer; provided that if that written direction is not provided within 180 days of the initial request for a vote to so terminate and replace the Special Servicer, then that written direction will have no force and effect. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices

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are posted on the website. Any such appointment of a successor Special Servicer with respect to the Serviced Loans (other than any Serviced Outside Controlled Loan Combination) based on a Certificateholder vote will be subject to the receipt of a Rating Agency Confirmation. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer with respect to the Serviced Loans; provided, that the Operating Advisor may recommend the replacement of the Special Servicer with respect to a Serviced Outside Controlled Loan Combination only if the related Outside Controlling Note Holder so consents. In any such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a replacement Special Servicer meeting the applicable requirements of the Pooling and Servicing Agreement, which recommended special servicer has agreed to succeed the then-current Special Servicer with respect to the applicable Serviced Loans if appointed in accordance with the Pooling and Servicing Agreement. The Certificate Administrator will be required to promptly post a copy of such recommendation on its internet website and by mail send notice to all Certificateholders, asking them to indicate whether they wish to remove the Special Servicer. Upon the written direction (as evidenced by votes cast) of holders of Non-Reduced Certificates evidencing more than 50% of the Voting Rights of each Class of Non-Reduced Certificates (considering each Class of the Class A-S, Class B and Class C Certificates together with the Class EC Component with the same alphabetical designation as a single “Class” for such purpose) within 180 days of the initial request for a vote, and receipt by the Certificate Administrator of a Rating Agency Confirmation from each Rating Agency, the Trustee will terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement with respect to the applicable Serviced Loans, and appoint the recommended successor Special Servicer. If such written direction of the holders of the required Non-Reduced Certificates is not provided within 180 days of the request for a vote on the removal of the Special Servicer, the recommendation of the Operating Advisor to so remove and replace the Special Servicer will lapse and be of no force and effect. The reasonable fees and out-of-pocket costs and expenses associated with obtaining the Rating Agency Confirmation described above and administering the vote on removal of the Special Servicer will be an additional expense of the Issuing Entity.

In addition, the Depositor may terminate the Special Servicer upon five business days’ notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

In no event may a successor Special Servicer be a current or former Operating Advisor or Asset Representations Reviewer or any affiliate of such current or former Operating Advisor or Asset Representations Reviewer.

“Certificateholder Quorum” means the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates) of all Certificates (other than the Class R Certificates), on an aggregate basis.

Resignation of the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer and the Special Servicer may resign, assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. The resigning Master Servicer or Special Servicer, as applicable, must pay all costs and expenses associated with the transfer of its duties after resignation. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer, as the case may be, may not otherwise resign from its obligations and duties as Master Servicer or Special Servicer, as the case may be, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel to that effect delivered to the Trustee and the Certificate Administrator. No such resignation may become effective until the Trustee (solely with respect to the Master Servicer or the Special Servicer) or a successor Master Servicer or Special Servicer has assumed the obligations of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer or Special Servicer assuming the obligations of

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the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled after the date of assumption of such obligations (other than certain Workout Fees which the prior Special Servicer will be entitled to retain and other than the excess servicing portion of the Servicing Fee which, subject to reduction in order to retain a successor, may be retained or transferred by the initial Master Servicer). If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer will result in shortfalls in distributions on the Certificates.

The Operating Advisor may resign from its duties and obligations under the Pooling and Servicing Agreement upon 30 days prior written notice to the parties to the Pooling and Servicing Agreement and the Controlling Class Representative; provided that certain conditions are satisfied including obtaining a Rating Agency Confirmation. No such resignation may become effective until a successor entity has assumed the obligations of the Operating Advisor under the Pooling and Servicing Agreement. The successor entity assuming the obligations of the Operating Advisor under the Pooling and Servicing Agreement will be entitled to the compensation to which the Operating Advisor would have been entitled after the date of assumption of such obligations. If no successor Operating Advisor has been appointed and accepted such appointment within 60 days after the resigning Operating Advisor’s giving of notice of resignation, the resigning Operating Advisor may petition any court of competent jurisdiction for appointment of a successor. The resigning Operating Advisor must pay all costs and expenses associated with its resignation and the transfer of its duties. If no successor Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Operating Advisor will result in shortfalls in distributions on the Certificates.

In addition, in the event there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class R Certificates and, solely for purposes of receiving prepayment premiums and yield maintenance charges, the Class X-B Certificates, then all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the Operating Advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Master Servicer or Special Servicer.

Qualification, Resignation and Removal of the Trustee and the Certificate Administrator

The Trustee is required to maintain a rating on its unsecured long term debt of at least (A) “A” by Fitch Ratings, Inc., and (B) “A1” by Moody’s (or “A2” by Moody’s if the Trustee has a short term debt rating of at least “P-1” from Moody’s; provided, that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it has a rating on its long-term unsecured debt of at least “Baa2” by Moody’s and “A-” by Fitch, (b) it has a rating on its short-term debt obligations of at least “P-2” by Moody’s and “F1” by Fitch, and (c) the master servicer has a rating on its long-term senior unsecured debt of at least “A2” by Moody’s and “A+” by Fitch (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation). In addition, the Trustee is required to satisfy the requirements for a Trustee contemplated by clause (a)(4)(i) of Rule 3a-7 under the Investment Company Act. The Certificate Administrator is required to maintain a rating on its unsecured long term debt of at least (A) “BBB+” by Fitch Ratings, Inc., and (B) “Baa2” by Moody’s Investors Service, Inc. (or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation).

Each of the Trustee and the Certificate Administrator may resign at any time by giving written notice to, among others, the other parties to the Pooling and Servicing Agreement. However, no such resignation will be effective until a successor has been appointed. Upon such notice, the Master Servicer will appoint a successor Trustee or Certificate Administrator, as applicable. If no successor has been appointed and accepted such appointment within 90 days after the giving of such notice of resignation, the resigning Trustee or Certificate Administrator, as applicable, may petition any court of competent jurisdiction for appointment of a successor, and such petition will be an expense of the issuing entity.

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The Depositor may remove the Trustee or Certificate Administrator, as applicable (and appoint a successor) if, among other things, the Trustee or Certificate Administrator, as applicable, ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or Certificate Administrator, as applicable, becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or Certificate Administrator, as applicable, or its respective property is appointed or any public officer takes charge or control of the Trustee or Certificate Administrator, as applicable, or of its property. The holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates may remove the Trustee or Certificate Administrator, as applicable, and appoint a successor, upon prior written notice to, among others, the Depositor, the Master Servicer, the Certificate Administrator and the Trustee.

Any resignation or removal of the Trustee or Certificate Administrator, as applicable, and appointment of a successor will not become effective until (i) acceptance by the successor Trustee or Certificate Administrator, as applicable, of the appointment, and (ii) the resigning Trustee or Certificate Administrator, as applicable, files any required Form 8-K.

Notwithstanding the foregoing, upon any resignation or termination of the Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, the Trustee or Certificate Administrator, as applicable, will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus (in the case of the Trustee) reimbursement for all Advances made by it and interest on those Advances as provided in the Pooling and Servicing Agreement. The Trustee or Certificate Administrator, as applicable, will be required to bear all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with any removal or resignation of such entity as and to the extent required under the Pooling and Servicing Agreement; provided that if the Trustee or Certificate Administrator, as applicable, is terminated without cause by the holders of Certificates evidencing more than 50% of the aggregate Voting Rights allocated to all of the Certificates as provided in the second preceding paragraph, then such holders will be required to pay all the reasonable costs and expenses of the Trustee or Certificate Administrator, as applicable, necessary to effect the transfer of the rights and obligations (including custody of the Mortgage Loan files) of the Trustee or Certificate Administrator, as applicable, to a successor. Any successor Trustee or Certificate Administrator, as applicable, must have a combined capital and surplus of at least $50,000,000, and the ratings on its unsecured long term debt set forth above.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity, the assets thereof or any property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities to act (at the expense of (i) the Trustee, if the need to appoint such co-Trustee(s) arises from any change in the identity, organization, status, power, conflicts, internal policy or other development with respect to the Trustee, and/or (ii) the Issuing Entity, if the need to appoint such co-Trustee(s) arises from a change in applicable law or the identity, status or power of the Issuing Entity; provided, however, that in the event the need to appoint such co-Trustee(s) arises from a combination of or none of the events described in clause (i) and clause (ii), the expense will be split evenly between the Trustee and the Issuing Entity) as co-Trustee or co-Trustees, jointly with the Trustee, or separate Trustee or separate Trustees, of all or any part of the Issuing Entity, and to vest in such co-Trustee or separate Trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. The appointment of a co-Trustee or separate Trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement except as required by applicable law.

The Certificate Administrator is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. If no Servicer Termination Event has occurred, and after the curing or waiver of all Servicer Termination Events which may have occurred, the Trustee is required to perform only those duties described in this prospectus or otherwise specifically required under the Pooling and Servicing Agreement. Upon receipt of the various Certificates, reports or other instruments required to be furnished to it, the Trustee or the Certificate Administrator, as applicable, is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

The Depositor may terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

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The Pooling and Servicing Agreement will prohibit the appointment of the Asset Representations Reviewer or one of its affiliates as successor to the Trustee or Certificate Administrator.

Amendment

The Pooling and Servicing Agreement may be amended without the consent of any of the holders of Certificates:

(a)          to cure any ambiguity to the extent that it does not adversely affect any holders of Certificates;

(b)          to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or with the description of the provisions in this prospectus, or to correct any error;

(c)          to change the timing and/or nature of deposits in the Collection Account, the Excess Liquidation Proceeds Reserve Account, the Exchangeable Distribution Account, the Excess Interest Distribution Account, the Distribution Account or any REO Account; provided that (A) the Master Servicer Remittance Date may in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment);

(d)          to modify, eliminate or add to any of its provisions (i) to the extent necessary to maintain the qualification of either Trust REMIC as a REMIC or the Grantor Trust as a grantor trust or to avoid or minimize the risk of imposition of any tax on the Issuing Entity; provided that the Trustee and the Certificate Administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates, (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Class R Certificates; provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Class R Certificates to a non-permitted transferee, or (iii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations;

(e)          to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change; provided that the amendment will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel;

(f)          to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by any Rating Agency; provided that such amendment will not adversely affect in any material respect the interests of any Certificateholder; and

(g)          to modify the procedures in the Pooling and Servicing Agreement relating to Rule 17g-5 under the Exchange Act (“Rule 17g-5”); provided that such modification does not increase the obligations of the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer without such party’s consent (which consent may not be withheld unless the modification would materially adversely affect that party or materially increase that party’s obligations under the Pooling and Servicing Agreement); provided, further, that notice of such modification is provided to all parties to the Pooling and Servicing Agreement.

Notwithstanding the foregoing, no such amendment to the Pooling and Servicing Agreement contemplated by the first paragraph under this section entitled “—Amendment” will be permitted if the amendment would (i) reduce the consent or consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Controlling Class Representative without the consent of the Controlling Class Representative, (ii) reduce the consultation rights or the right to receive information under the Pooling and Servicing Agreement of the Operating Advisor without the consent of the Operating Advisor, (iii) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the affected Sponsor, (iv) change in any manner the obligations or rights of any underwriter or initial purchaser of Certificates without the consent of the related

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underwriter or initial purchaser of Certificates, or (v) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates evidencing not less than 66⅔% of the aggregate Percentage Interests of each Class affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the Serviced Loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a Serviced Companion Loan Holder without its consent, (2) reduce the percentage of Certificates of any Class the holders of which are required to consent to the amendment without the consent of the holders of all Certificates of that Class then outstanding, (3) change in any manner the obligations or rights of any Sponsor under the applicable Mortgage Loan Purchase Agreement or the Pooling and Servicing Agreement without the consent of the related Sponsor, (4) change the definition of “Servicing Standard” without either (a) the consent of 100% of the Certificateholders or (b) a Rating Agency Confirmation, (5) without the consent of 100% of the Certificateholders of the Class or Classes of Certificates adversely affected thereby, change (a) the percentages of Voting Rights of Certificateholders which are required to consent to any action or inaction under the Pooling and Servicing Agreement, (b) the right of the Certificateholders to remove the Special Servicer or (c) the right of the Certificateholders to terminate the Operating Advisor, (6) adversely affect the Controlling Class Representative without the consent of 100% of the Controlling Class Certificateholders, (7) change in any manner the obligations or rights of any underwriter without the consent of the affected underwriter, or (8) adversely affect any Serviced Companion Loan Holder in its capacity as such without its consent.

Notwithstanding the foregoing, the Pooling and Servicing Agreement may not be amended without the Master Servicer, the Special Servicer, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian) and/or the Certificate Administrator (in each case, only if requested by such party) having first received an opinion of counsel, at the expense of the person requesting the amendment (or, if the amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a) or clause (b) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity), to the effect that the amendment will not result in the imposition of a tax on any portion of the Issuing Entity (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property pursuant to Code Section 860G(c)) or cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes. The party requesting an amendment to the Pooling and Servicing Agreement will be required to give each Rating Agency prior written notice of such amendment.

Certain amendments to the Pooling and Servicing Agreement may require the delivery of certain opinions of counsel at the expense of the Issuing Entity. In addition, prior to the execution of any amendment to the Pooling and Servicing Agreement, the Trustee, the Custodian (if the Certificate Administrator is then acting as Custodian), the Certificate Administrator, the Special Servicer and the Master Servicer may request and will be entitled to rely conclusively upon an opinion of counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee or the Certificate Administrator for any purpose described in clause (a), (b), (c) or (e) (which does not modify or otherwise relate solely to the obligations, duties or rights of the Trustee or the Certificate Administrator, as applicable) of the first paragraph of this section entitled “—Amendment”, then at the expense of the Issuing Entity) stating that the execution of such amendment is authorized or permitted by the Pooling and Servicing Agreement, and that all conditions precedent to such amendment are satisfied.

Realization Upon Mortgage Loans

Specially Serviced Loans; Appraisals

Promptly upon the occurrence of an Appraisal Reduction Event with respect to a Serviced Loan, the Special Servicer will be required to use reasonable efforts to obtain an appraisal of the Mortgaged Property or REO Property, as the case may be, from an Appraiser in accordance with MAI standards (an “Updated Appraisal”). However, the Special Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal from an Appraiser in accordance with MAI standards which is less than

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nine months old, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any Updated Appraisal will be advanced by, and reimbursable to, the Master Servicer as a Property Advance or will be an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance to the extent provided in the Pooling and Servicing Agreement.

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

In connection with any foreclosure, enforcement of the related Mortgage Loan documents, or other acquisition, the cost and expenses of any such proceeding will be a Property Advance or an expense of the Issuing Entity and paid out of the Collection Account if determined to be a Nonrecoverable Advance.

If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer will not be required to pursue a deficiency judgment against the related borrower, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers’ certificate delivered to the Trustee, the Certificate Administrator, any related Outside Controlling Note Holder and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative.

Notwithstanding anything in this prospectus to the contrary, the Pooling and Servicing Agreement will provide that the Special Servicer will not, on behalf of the Issuing Entity or a related Serviced Companion Loan Holder, obtain title to a Mortgaged Property as a result of foreclosure or by deed-in-lieu of foreclosure or otherwise, and will not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, the Certificate Administrator, the Issuing Entity or the holders of Certificates or a related Serviced Companion Loan Holder would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of, such Mortgaged Property within the meaning of the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder (as a collective whole) to take such actions as are necessary to bring such Mortgaged Property in compliance with applicable environmental laws and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Issuing Entity and any related Serviced Companion Loan Holder (as a collective whole as if the Issuing Entity and, if applicable, such Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)) to take such actions with respect to the affected Mortgaged Property as could be required by such law or regulation. If appropriate, the Special Servicer may establish a single member limited liability company with the Issuing Entity and, if applicable, a related Serviced Companion Loan Holder, as the sole owner to hold title to the Mortgaged Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale is required to be issued to the Trustee, to a co-trustee or to its nominee or a separate trustee or co-trustee on behalf of the Trustee, on behalf of holders of Certificates and, if applicable, the related Serviced Companion Loan Holder. Notwithstanding any such acquisition of title and cancellation of the related Serviced Loan, the related Serviced Mortgage Loan will generally be considered to be an REO Mortgage Loan held in the Issuing Entity until such time as the related REO Property is sold by the Issuing Entity.

If title to any Mortgaged Property is acquired by the Issuing Entity (directly or through a single member limited liability company established for that purpose), the Special Servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or does not deny) an extension of time to sell the property or (2) the Special Servicer, the Certificate Administrator and the Trustee receive an opinion of independent counsel to the effect that the holding of the

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property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on either Trust REMIC or cause either Trust REMIC to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the Issuing Entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the Issuing Entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the Issuing Entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, neither Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Issuing Entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC, at the highest marginal federal corporate rate and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and any related Companion Loan Holders, as a collective whole, could reasonably be expected to be greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the Issuing Entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See “Material Federal Income Tax Consequences—Taxes That May Be Imposed on a REMIC—Net Income from Foreclosure Property”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Property Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the Issuing Entity) incurred with respect to the Mortgage Loan, the Issuing Entity will realize a loss in the amount of the shortfall. The Trustee, the Certificate Administrator, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan or Serviced Loan Combination, prior to the distribution of those Liquidation Proceeds to Certificateholders or Serviced Companion Loan Holders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan or Serviced Loan Combination, certain unreimbursed expenses incurred with respect to the Mortgage Loan or Serviced Loan Combination and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan or Serviced Loan Combination. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or Trustee on these Advances.

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Sale of Defaulted Mortgage Loans and REO Properties

Promptly upon a Serviced Loan becoming a Defaulted Mortgage Loan and if the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder (as a collective whole as if such Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder, constituted a single lender) to attempt to sell such Serviced Loan, the Special Servicer will be required to use reasonable efforts to solicit offers for the Defaulted Mortgage Loan on behalf of the Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder in such manner as will be reasonably likely to realize a fair price. The Special Servicer will generally be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to notify, among others, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), any related Outside Controlling Note Holder and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account, among other factors (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior nine months), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy. The cost of any appraisal obtained to determine whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan will be covered by, and will be reimbursable as, a Property Advance.

If the offeror is an Interested Person (provided that the Trustee may not be an offeror), then the Trustee will be required to determine whether the cash offer constitutes a fair price. However, no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least five years’ experience in valuing or investing in loans similar to the subject Serviced Loan and that has been selected with reasonable care by the Trustee to determine if such cash offer constitutes a fair price for such Serviced Loan; provided, that the Trustee may not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the Trustee. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by the Interested Person. The Trustee will be entitled to rely conclusively upon the determination of the independent third party expert designated by it as described above.

The Repurchase Price will be deemed a fair price in all events.

With respect to any Serviced Pari Passu Loan Combination (other than any such Loan Combination that is a Serviced Outside Controlled Loan Combination), pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell each related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder and/or the holder of any related Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of each related Serviced Pari Passu Companion Loan Holder (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to such related Serviced Pari Passu Companion Loan Holder: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package

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(together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by such related Serviced Pari Passu Companion Loan Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that a related Serviced Pari Passu Companion Loan Holder may waive as to itself any of the delivery or timing requirements set forth in this sentence. The Controlling Class Representative and each related Serviced Pari Passu Companion Loan Holder will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower. See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced Pari Passu Loan Combination that is a Serviced Outside Controlled Loan Combination, pursuant to the terms of the related Co-Lender Agreement, if such Serviced Pari Passu Loan Combination becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell the related Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be required to sell the related Serviced Pari Passu Companion Loan together with such Serviced Mortgage Loan as a single whole loan in accordance with the terms of the Pooling and Servicing Agreement, and subject to any rights of the related Directing Holder, the Controlling Class Representative and/or the holder of any related non-controlling Serviced Pari Passu Companion Loan under the Pooling and Servicing Agreement or under the related Co-Lender Agreement. Notwithstanding the foregoing, the Special Servicer will not be permitted to sell any such Serviced Pari Passu Loan Combination if it becomes a Defaulted Mortgage Loan without the written consent of the Controlling Class Representative (unless a Consultation Termination Event exists), the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan (provided that such consent is not required if the consenting party is the borrower or an affiliate of the borrower) unless the Special Servicer has delivered to the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan: (a) at least 15 business days’ prior written notice of any decision to attempt to sell such Serviced Pari Passu Loan Combination; (b) at least ten days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the Special Servicer in connection with any such proposed sale; (c) at least ten days prior to the proposed sale date, a copy of the most recent appraisal for the subject Serviced Pari Passu Loan Combination, and any documents in the servicing file reasonably requested by the Controlling Class Representative and the related Outside Controlling Note Holder that are material to the price of the subject Serviced Pari Passu Loan Combination; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the Master Servicer or the Special Servicer in connection with the proposed sale; provided, that the Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan may each waive as to itself any of the delivery or timing requirements set forth in this sentence.  The Controlling Class Representative, the related Outside Controlling Note Holder and the holder of each related non-controlling Serviced Pari Passu Companion Loan will be permitted to submit an offer at any sale of the subject Serviced Pari Passu Loan Combination unless such person is the borrower or an agent or affiliate of the borrower.  See “Description of the Mortgage Pool—The Loan Combinations” above in this prospectus.

With respect to any Serviced AB Loan Combination, pursuant to the terms of the Pooling and Servicing Agreement, if the related Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the Special Servicer determines to sell such Serviced Mortgage Loan in accordance with the discussion in this “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” section, then the Special Servicer will be permitted to sell the related Serviced Subordinate Companion Loan together with such Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan as a single whole loan, provided that the Special Servicer has received prior written consent from the holder of such Subordinate Companion Loan.

If an Outside Serviced Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan and the Outside Special Servicer elects to sell any promissory note evidencing a portion of the related Outside Serviced Loan Combination, the Outside Special Servicer will be required to sell such Outside Serviced Mortgage Loan,

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together with the related Companion Loan(s), as a single whole loan, pursuant to the Outside Servicing Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The 600 Broadway Loan Combination—Sale of Defaulted Loan Combination”, “—The 5 Penn Plaza Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The 225 Liberty Street Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The Heritage Industrial Portfolio Loan Combination—Sale of Defaulted Loan Combination”, “—The Loan Combinations—The One Court Square Loan Combination—Sale of Defaulted Loan Combination” and “—The Loan Combinations—The Home Depot - Elk Grove Village Loan Combination—Sale of Defaulted Loan Combination”.

The Special Servicer is required to use reasonable efforts to solicit offers for each REO Property related to a Serviced Mortgage Loan on behalf of the Certificateholders and any related Serviced Companion Loan Holder, if applicable, and to sell each such REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for a Defaulted Mortgage Loan if the Special Servicer determines (in consultation with the Controlling Class Representative (unless a Consultation Termination Event exists or a Serviced Outside Controlled Loan Combination is involved) and any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Pari Passu Loan Combination, the related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Pari Passu Companion Loan Holder(s) constituted a single lender).

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer for an REO Property if the Special Servicer determines (in consultation with the related Directing Holder (unless, if the Controlling Class Representative is the related Directing Holder, a Consultation Termination Event exists)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of an REO Property related to a Serviced Loan Combination, the related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)), and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of an REO Property related to a Serviced Loan Combination, any related Serviced Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, any related Serviced Companion Loan Holder(s) constituted a single lender (and, in the case of a Serviced AB Loan Combination, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan)).

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, the Trustee, the Asset Representations Reviewer, the Controlling Class Representative, any Sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities, and, with respect to a Defaulted Mortgage Loan that constitutes a Serviced Loan Combination, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of the related Serviced Companion Loan, the related Serviced Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

Modifications, Waivers and Amendments

The Pooling and Servicing Agreement will permit (a) with respect to any Serviced Loan that is a non-Specially Serviced Loan, the Master Servicer (subject to the Special Servicer’s consent except as provided in the Pooling and Servicing Agreement), or (b) with respect to any Specially Serviced Loan, the Special Servicer, in each case subject to the consultation rights of the Operating Advisor and the consent and/or consultation rights of

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the related Directing Holder (if any) and, to the extent required in accordance with the related Co-Lender Agreement, any related Serviced Companion Loan Holder or its representative, to modify, waive or amend any term of any Serviced Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Serviced Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause either Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust or (B) result in the imposition of a tax upon either Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage, or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Serviced Mortgage Loan documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or require the related borrower to provide such calculation to the Master Servicer or the Special Servicer, as applicable) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Serviced Mortgage Loan, then, unless then permitted by the REMIC provisions of the Code, such calculation shall exclude the value of personal property and going concern value, if any. In order to meet the foregoing requirements, in the case of a release of real property collateral securing a Mortgage Loan, the Master Servicer or Special Servicer, as applicable, will be required to observe the REMIC requirements of the Code with respect to a required payment of principal if the related loan-to-value ratio immediately after the release exceeds 125% with respect to the related property.

No modification, waiver or amendment of any Co-Lender Agreement related to a Serviced Loan or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the rights, duties and obligations of the Special Servicer will be permitted without the prior written consent of the Special Servicer.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Serviced Loan that is not a Specially Serviced Loan (other than as provided in the Pooling and Servicing Agreement), and the Special Servicer will also be required to obtain the consent of the related Directing Holder to the extent described below under “—Directing Holder”. The Special Servicer is also required to obtain the consent of the related Directing Holder in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described below under “—Directing Holder”.

When the Special Servicer’s consent is required, the Master Servicer is required to promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s written recommendation and analysis and any and all information in the Master Servicer’s possession or reasonably available to it that the Special Servicer or the related Directing Holder may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given if the Special Servicer does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement. With respect to all applicable Specially Serviced Loan(s) and non-Specially Serviced Loan(s), the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer that constitutes a Major Decision, and prior to itself taking any such action that constitutes a Major Decision, the written consent of the related Controlling Note Holder (to the extent set forth in the related Co-Lender Agreement if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s) are involved and a Control Termination Event does not exist), as applicable, which consent will be deemed given if such related Directing Holder does not respond to a request for consent within the time periods set forth in the Pooling and Servicing Agreement.

With respect to all non-Specially Serviced Loans, and subject to the rights of the Special Servicer and the related Directing Holder (as described below under “—Directing Holder”), the Master Servicer, without the consent of the Special Servicer, will be responsible for certain consents and waivers as provided in the Pooling and Servicing Agreement.

In no event, however, will the Special Servicer be permitted to (i) extend the maturity date of a Serviced Loan beyond a date that is three years prior to the Rated Final Distribution Date, or (ii) if the Serviced Loan is secured

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by a ground lease, extend the maturity date of such Serviced Loan beyond a date which is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent and/or consultation rights of the related Serviced Companion Loan Holder as described under “Description of the Mortgage Pool—The Loan Combinations”.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Depositor, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event), the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the 17g-5 information provider, in writing, of any modification, waiver or amendment of any term of any Serviced Loan and the date of the modification and deliver a copy to the Trustee, any related Serviced Companion Loan Holder, any related Outside Controlling Note Holder, the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event), and the original to the Trustee or other custodian under the Pooling and Servicing Agreement (the “Custodian”) of the recorded agreement relating to such modification, waiver or amendment within 15 business days following the execution and recordation of the modification, waiver or amendment.

Any Modification Fees paid by any borrower to the Master Servicer or the Special Servicer with respect to a modification, consent, extension, waiver or amendment of any term of a Serviced Loan (in the case of a Serviced Loan Combination, if applicable, subject to any related Co-Lender Agreement) will be applied as described under “The Pooling and Servicing Agreement—Application of Penalty Charges and Modification Fees”.

The Master Servicer and the Special Servicer, as applicable, will be required, no less often than on a monthly basis, to make a knowledgeable servicing officer available via telephone to verbally answer questions from any related Serviced Companion Loan Holder, the Operating Advisor (after the occurrence and during the continuance of a Control Termination Event) and the Controlling Class Representative (prior to the occurrence and continuance of a Consultation Termination Event) regarding the performance and servicing of the applicable Serviced Mortgage Loans and/or REO Properties for which such Master Servicer or Special Servicer, as applicable, is responsible.

With respect to an Outside Serviced Mortgage Loan, any modifications, waivers and amendments will be effected by the Outside Special Servicer or the Outside Servicer, as applicable, in accordance with the terms of the related Outside Servicing Agreement and the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations” and “—Servicing of the Outside Serviced Mortgage Loans” in this prospectus. Any consent rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan with respect to modifications, waivers and amendments or certain other major decisions under the Outside Servicing Agreement, will be exercised by the Master Servicer or Special Servicer, depending on whether that Outside Serviced Mortgage Loan is then being specially serviced and depending on whether the action would be an action for which the Master Servicer would not require the Special Servicer’s consent as provided in the Pooling and Servicing Agreement, with, in the case of a matter that would be a Major Decision, the consent of the Controlling Class Representative unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan. Any consultation rights entitled to be exercised by the holder of such Outside Serviced Mortgage Loan will be exercised by the Controlling Class Representative (unless a Consultation Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan).

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Directing Holder

General

The related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s), except for Excluded Mortgage Loan(s), are involved and a Control Termination Event does not exist), as applicable, will be entitled to advise (1) the Special Servicer, with respect to the applicable Serviced Loan(s) that are Specially Serviced Loan(s) and (2) the Special Servicer, with respect to the applicable Serviced Loan(s) that are not Specially Serviced Loan(s), as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, in each case as described below.

The provisions summarized below with respect to the Controlling Class Representative will be subject to the right of certain Controlling Class Certificateholders to “opt-out” of its Controlling Class Certificateholder rights under certain circumstances described in this prospectus, as provided for in the Pooling and Servicing Agreement.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event exists, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the related Directing Holder has objected in writing within 10 business days (or in the case of a determination of an Acceptable Insurance Default, 20 days (or, in the case of a Serviced Outside Controlled Loan Combination, such other period contemplated by the related Co-Lender Agreement)) after receipt of the written recommendation and analysis from the Special Servicer (provided that (i) if such written objection has not been received by the Special Servicer within the 10 business days or, if applicable, 20-day period (or, in the case of a Serviced Outside Controlled Loan Combination, such other period contemplated by the related Co-Lender Agreement), the related Directing Holder will be deemed to have approved such action and (ii) the consent of the Controlling Class Representative will not be required in connection with a Major Decision with respect to an Excluded Mortgage Loan) (each of the following, a “Major Decision”):

(A)      any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Serviced Loans as come into and continue in default;

(B)      any modification, consent to a modification or waiver of any monetary term (other than Penalty Charges which the Master Servicer or the Special Servicer, as applicable, is permitted to waive pursuant to the Pooling and Servicing Agreement) or material non-monetary term (including, without limitation, (i) a modification of the type of defeasance collateral required under the related Mortgage Loan documents such that defeasance collateral other than direct, noncallable obligations of the United States of America would be permitted, (ii) a modification that would permit a principal prepayment instead of defeasance if the related Mortgage Loan documents do not otherwise permit such principal prepayment, (iii) waiver of a mortgage loan event of default in connection with a defeasance and (iv) a modification with respect to the timing of payments and acceptance of discounted payoffs but excluding waiver of Penalty Charges) of a Serviced Loan or any extension of the maturity date or Anticipated Repayment Date, as applicable, of such Serviced Loan;

(C)      any sale of a Serviced Mortgage Loan that is a Defaulted Mortgage Loan (and any related Serviced Pari Passu Companion Loan) or an REO Property (other than in connection with (i) the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” and (ii) the repurchase of, or substitution for, any Mortgage Loan by the applicable Sponsor for a Material Defect as described under “The Mortgage Loan Purchase Agreements—Cures, Repurchases and Substitutions”) for less than the applicable Repurchase Price;

(D)      any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(E)      any release of collateral or any acceptance of substitute or additional collateral for a Serviced Loan or any consent to either of the foregoing, other than (A) immaterial condemnation actions and other similar takings, (B) grants of easements or rights of way that do not materially affect the use or value of a

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Mortgaged Property or the borrower’s ability to make any payments with respect to a Serviced Loan, (C) releases of non-material non-income producing parcels of a Mortgaged Property, (D) releases of collateral securing any Mortgage Loan in connection with a defeasance of such collateral or (E) if otherwise permitted pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(F)      any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or, if lender consent is required, any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement or related to an immaterial easement, right of way or similar agreement;

(G)      approving (x) a change of the property manager at the request of the related borrower if (i) the successor property manager is affiliated with the borrower or is not a nationally or regionally recognized manager of similar properties, or (ii) the subject Serviced Mortgage Loan has an outstanding principal balance in excess of the lesser of $2,500,000 or 2% of the then aggregate principal balance of the Mortgage Loans, or (y) any franchise changes;

(H)      releases of any escrow accounts, reserve accounts or letters of credit, in each case, held as performance or “earn-out” escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Loan and for which there is no lender discretion;

(I)        any acceptance of an assumption agreement or any other agreement permitting transfers of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Loan other than pursuant to the specific terms of such Serviced Loan and for which there is no lender discretion;

(J)       the determination of the Special Servicer pursuant to clause (b) or clause (g) of the definition of “Servicing Transfer Event”;

(K)      following a default or an event of default with respect to a Serviced Loan, any acceleration of a Serviced Loan, or initiation of judicial, bankruptcy or similar proceedings under the related Serviced Loan documents or with respect to the related borrower or Mortgaged Property;

(L)       any modification, waiver or amendment of an intercreditor agreement, Co-Lender Agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a Serviced Loan, or an action to enforce rights with respect thereto;

(M)      any determination of an Acceptable Insurance Default;

(N)       any proposed modification or waiver of any material provision in the related Mortgage Loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(O)       any approval of any casualty insurance settlements or condemnation settlements, and any determination to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property to the extent that the lender has discretion under the terms of the Mortgage Loan documents;

(P)       consents involving leasing activities (to the extent lender approval is required under the related Mortgage Loan documents) if (a) such lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the lesser of (i) 20% of leasable space or (ii) 20,000 square feet, (b) such lease involves a tenant or space specifically identified by name or space location in the related Mortgage Loan documents as requiring the consent of the lender for the associated activity, (c) such transaction is not a routine leasing matter for a customary lease of space for parking, office, retail, warehouse, industrial and/or manufacturing purposes or (d) such transaction relates to a Specially Serviced Loan;

(Q)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower;

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(R)       approving any waiver regarding the receipt of financial statements (other than immaterial timing waivers pursuant to which such financial statements are delivered no less often than quarterly and within 60 days after the end of the calendar quarter); and

(S)       approving consents with respect to rights-of-way easements that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make payments with respect to the related Mortgage Loans;

provided, however, that in the event that the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (and, with respect to any Serviced Loan Combination, the Serviced Companion Loan Holder(s)) (as a collective whole as if such Certificateholders and, if applicable, the Serviced Companion Loan Holder(s) constituted a single lender (and, with respect to a Serviced AB Loan Combination, taking into account the subordinate nature of the related Subordinate Companion Loan)), the Master Servicer or the Special Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s (or, if applicable, the Special Servicer’s) response. For the avoidance of doubt, any modification, waiver, consent or amendment by the Master Servicer or the Special Servicer that is set forth above as a Major Decision will constitute a Major Decision regardless of the fact that such action is being taken in connection with a defeasance.

Notwithstanding the foregoing, if the Controlling Class Representative is the related Directing Holder, the Special Servicer is not required to obtain the consent of the Controlling Class Representative for any Major Decision following the occurrence and during the continuance of a Control Termination Event; provided, however, that after the occurrence and during the continuance of a Control Termination Event, the Special Servicer will be required to consult with the Controlling Class Representative (until the occurrence and continuance of a Consultation Termination Event) and the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Controlling Class Representative and the Operating Advisor, but only to the extent that consultation with, or consent of, the Controlling Class Representative would have been required prior to the occurrence and continuance of such Control Termination Event; provided that such consultation is not binding on the Special Servicer. Notwithstanding the foregoing, the Controlling Class Representative shall have no consent or consultation rights with respect to Major Decisions with respect to any Excluded Mortgage Loan under the Pooling and Servicing Agreement.

In addition, each of (x) the Controlling Class Representative (with respect to each Serviced Loan other than (i) a Serviced Outside Controlled Loan Combination and (ii) an Excluded Mortgage Loan, provided that a Control Termination Event does not exist) and (y) the related Outside Controlling Note Holder (with respect to a Serviced Outside Controlled Loan Combination) may direct the Special Servicer to take, or to refrain from taking, such other actions with respect to any Serviced Loan, as such party may reasonably deem advisable. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer will be required to take or refrain from taking any action pursuant to instructions or objections from any such party that would cause it to violate applicable law, the related Serviced Loan documents, any related Co-Lender Agreement or intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC provisions of the Code.

The “Directing Holder” will be: (a) with respect to all of the Serviced Loans other than a Serviced Outside Controlled Loan Combination and any Excluded Mortgage Loan, the Controlling Class Representative; and (b) with respect to any Serviced Outside Controlled Loan Combination, the related Outside Controlling Note Holder.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or other representative) selected by at least a majority of the Controlling Class Certificateholders, by Certificate Balance, as identified by notice to the Certificate Administrator by the applicable Controlling Class Certificateholders from time to time, with notice of such selection delivered to the Special Servicer, the Master Servicer, the Operating Advisor, and the Trustee; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a notice from the Controlling Class Certificateholders that own Certificates representing more than 50% of the Certificate Balance of the Controlling Class, that a Controlling Class Representative is no longer designated, the Controlling Class Representative will be the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as identified to the Certificate Administrator pursuant to the procedures set forth in the Pooling and Servicing Agreement. The initial Controlling Class Representative is expected to be Raith Capital Partners, LLC or an affiliate. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an Excluded Mortgage Loan.

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Once a Controlling Class Representative has been selected, each of the Master Servicer, the Special Servicer, the Operating Advisor, the Depositor, the Certificate Administrator, the Asset Representations Reviewer, the Trustee and each other Certificateholder (or beneficial owner of Certificates, if applicable) will be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Balance, or such Controlling Class Representative has notified the Certificate Administrator, the Master Servicer and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon receipt of written notice of, or other knowledge of, the resignation of a Controlling Class Representative, the Certificate Administrator will be required to request the Certificateholders of the Controlling Class to select a new Controlling Class Representative. Upon receipt of notice of a change in Controlling Class Representative, the Certificate Administrator will be required to promptly forward notice thereof to each other party to the Pooling and Servicing Agreement.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, at least equal to 25% of the initial Certificate Balance of that Class or, if no Class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates; provided, however, that (at any time that the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components has been reduced to zero without regard to the allocation of Appraisal Reduction Amounts) (a) in the case of any Class of Control Eligible Certificates to which the designation of “Controlling Class” would otherwise shift by operation of this definition, where the Certificate Balance of such Class of Control Eligible Certificates has been reduced to zero (without regard to the allocation of Appraisal Reduction Amounts) prior to such shift, then designation of “Controlling Class” shall not shift and shall remain with the Class of Control Eligible Certificates currently designated as the Controlling Class, and (b) in the case of any Class of Control Eligible Certificates which is then designated the “Controlling Class”, if the Certificate Balance of such Class of Control Eligible Certificates is reduced to zero (without regard to the allocation of Appraisal Reduction Amounts), then the designation of “Controlling Class” shall shift to the Class of Control Eligible Certificates that is the most subordinate and that also has a remaining Certificate Balance. The Controlling Class as of the Closing Date will be the Class G Certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G Certificates.

A “Control Termination Event” will either (a) occur when none of the Classes of Class E, Class F and Class G Certificates has an outstanding Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts then allocable to such Class) that is at least equal to 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the aggregate Certificate Balance of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will either (a) occur when none of the Classes of Class E, Class F and Class G Certificates has an outstanding Certificate Balance, without regard to the allocation of any Appraisal Reduction Amounts, that is equal to or greater than 25% of the initial Certificate Balance of that Class of Certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the aggregate Certificate Balance of each Class of Certificates (other than the Control Eligible Certificates) (without regard to the allocation of Appraisal Reduction Amounts) has been reduced to zero. With respect to Excluded Mortgage Loans, a Consultation Termination Event will be deemed to exist.

An “Excluded Mortgage Loan” is a Mortgage Loan or Loan Combination with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by Certificate Balance) is (or are) a Borrower Party.

An “Excluded Controlling Class Mortgage Loan” is a Mortgage Loan with respect to which the Controlling Class Representative or any Controlling Class Certificateholder, as applicable, is a Borrower Party.

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A “Borrower Party” means either (i) a borrower, a mortgagor or a manager of a Mortgaged Property or any affiliate of any of the foregoing, or (ii) a holder or beneficial owner of any Accelerated Mezzanine Loan or any affiliate of any of the foregoing. Solely for the purposes of the definition of “Borrower Party”, the term “affiliate” means, with respect to any specified person, (i) any other person controlling or controlled by or under common control with such specified person or (ii) any other person that owns, directly or indirectly, 25% or more of the ownership interests in such specified person.

“Accelerated Mezzanine Loan” means, with respect to any Mortgage Loan, a mezzanine loan (secured by a pledge of the direct (or indirect) equity interests in a borrower under a mortgage loan or loan combination) related to such Mortgage Loan if such mezzanine loan either (i) has been accelerated, or (ii) is the subject of foreclosure proceedings against the related collateral for such mezzanine loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain consultation rights under the Pooling and Servicing Agreement with respect to certain Major Decisions and other matters with respect to the applicable Serviced Loan(s); provided, however, that the Controlling Class Representative will not be permitted to consult with respect to any Serviced AB Loan Combination while any related Subordinate Companion Loan Holder is the related Outside Controlling Note Holder.

In addition, unless a Consultation Termination Event exists, the Controlling Class Representative, except with respect to any Loan Combination that includes an Excluded Mortgage Loan, will have non-binding consultation rights with respect to (i) certain Major Decisions and other matters relating to any Serviced Outside Controlled Loan Combination and (ii) certain servicing decisions and other matters relating to any Outside Serviced Loan Combination, in each case if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement.

After the occurrence and during the continuance of a Consultation Termination Event, the Controlling Class Representative will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as a Directing Holder. However, the Controlling Class Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement (other than with respect to Excluded Mortgage Loans).

If, with respect to any Serviced Outside Controlled Loan Combination, the related controlling note is included in a separate securitization trust, the pooling and servicing agreement, trust and servicing agreement and/or comparable agreement for the relevant securitization may impose limitations on the exercise of rights associated with that related controlling note. For example, any “controlling class representative” (or equivalent entity) for such other securitization may lose consent and consultation rights in a manner similar to that described in the prior three paragraphs with respect to the Controlling Class Representative.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from a Directing Holder, or due to any failure to approve an action by any such party, or due to an objection by any such party that would cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Co-Lender Agreement or intercreditor agreement or the REMIC provisions of the Code.

The Controlling Class Representative or an Outside Controlling Note Holder, as applicable, has certain rights to remove and replace the Special Servicer with respect to the related Serviced Loan(s) as described under “The Pooling and Servicing Agreement—Termination of the Special Servicer Without Cause”.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is hereby deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Administrator and to notify the Certificate Administrator of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of the Controlling Class Representative or the resignation or removal of the Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial

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ownership interest in a Control Eligible Certificate) to notify the Certificate Administrator when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Administrator will be required to notify the Special Servicer, the Master Servicer, the Operating Advisor and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate. In addition, upon the request of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee, as applicable, the Certificate Administrator will be required to provide the identity of the then-current Controlling Class and a list of the Certificateholders (or beneficial owners, if applicable, at the expense of the Issuing Entity if such expense arises in connection with an event as to which the Controlling Class Representative or the Controlling Class has consent or consultation rights pursuant to the Pooling and Servicing Agreement or in connection with a request made by the Operating Advisor in connection with its obligation under the Pooling and Servicing Agreement to deliver a copy of the Operating Advisor’s annual report to the Controlling Class Representative, and otherwise at the expense of the requesting party) of the Controlling Class to such requesting party, and each of the Master Servicer, Special Servicer, Operating Advisor and the Trustee shall be entitled to rely on such the information so provided by the Certificate Administrator.

In the event of a change in the Controlling Class, the Certificate Administrator will be required to promptly contact the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or, if applicable, any successor Controlling Class Representative or Controlling Class Certificateholder(s), and determine whether such entity is the holder (or beneficial owner) of at least a majority of the Controlling Class (in effect after such change in Controlling Class) by Certificate Balance. If at any time that the current holder of the Controlling Class (or its designee) or (if known to the Certificate Administrator) one of its affiliates, or any successor Controlling Class Representative or Controlling Class Certificateholder(s) is no longer the holder (or beneficial owner) of at least a majority of the Controlling Class by Certificate Balance and the Certificate Administrator has neither (i) received notice of the then-current Controlling Class Certificateholders of at least a majority of the Controlling Class by Certificate Balance nor (ii) received notice of a replacement Controlling Class Representative pursuant to the Pooling and Servicing Agreement, then a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and will be deemed to continue until such time as the Certificate Administrator receives either such notice.

Notwithstanding anything to the contrary described in this prospectus, at any time when the Class E Certificates are the Controlling Class Certificates, the holder of more than 50% of the Controlling Class Certificates (by Certificate Balance) may waive its right to act as or appoint a Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative set forth in the Pooling and Servicing Agreement, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such holder and the Class E Certificates until such time as either (x) the Class E Certificates are no longer the Controlling Class of Certificates or (y) that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect economic interest in the Class E Certificates. Following any such transfer, or if the Class E Certificates are no longer the Controlling Class of Certificates, the successor holder of more than 50% of the Controlling Class of Certificates (by Certificate Balance) will again have the rights of a Controlling Class Representative as described in this prospectus without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Serviced Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates that had not also become a Corrected Loan prior to such acquisition until such Serviced Mortgage Loan becomes a Corrected Loan.

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Whenever such an “opt-out” by a Controlling Class Certificateholder is in effect:

•	a Control Termination Event and a Consultation Termination Event will be deemed to have occurred and be continuing; and

•	the rights of the holder of more than 50% of the Class E Certificates (by Certificate Balance), if the Class E Certificates are the Controlling Class of Certificates, to act as or appoint a Controlling Class Representative and the rights of a Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect).

With respect to an Outside Serviced Mortgage Loan, any consent or approvals on actions to be taken by the Outside Special Servicer or the Outside Servicer are governed by the terms of the Outside Servicing Agreement and the related Co-Lender Agreement, as described under “Description of the Mortgage Pool—The Loan Combinations” and “—The Loan Combinations—Servicing of the Outside Serviced Mortgage Loans”.

Limitation on Liability of the Directing Holder

The Directing Holder will not be liable to the Issuing Entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Controlling Class Representative will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that a Directing Holder:

(a)       may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates;

(b)       may act solely in its own interests (or, in the case of the Controlling Class Representative, in the interests of the holders of the Controlling Class);

(c)       does not have any liability or duties to the holders of any Class of Certificates (other than, in the case of the Controlling Class Representative, the Controlling Class);

(d)       may take actions that favor its own interests (or, in the case of the Controlling Class Representative, the interests of the holders of the Controlling Class) over the interests of the holders of one or more Classes of Certificates; and

(e)       will have no liability whatsoever (other than, in the case of the Controlling Class Representative, to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and that no Certificateholder may take any action whatsoever against any Directing Holder or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal of any Directing Holder for having so acted.

Under circumstances where it is authorized or required to do so by the Pooling and Servicing Agreement, the taking, or refraining from taking, of any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of a Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement, or any related Co-Lender Agreement or intercreditor agreement, will not result in any liability on the part of the Master Servicer or the Special Servicer.

Operating Advisor

General Obligations

After the occurrence and during the continuance of a Control Termination Event, subject to the restrictions and limitations described in this prospectus, the Operating Advisor will generally review the Special Servicer’s operational practices in respect of the applicable Specially Serviced Loan(s) to formulate an opinion as to whether

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or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of such Specially Serviced Loans, each in accordance with the Operating Advisor Standard. In addition, after the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will consult with the Special Servicer in accordance with the Operating Advisor Standard with regard to certain matters with respect to the servicing of the applicable Specially Serviced Loan(s) to the extent described in this prospectus and set forth in the Pooling and Servicing Agreement; provided that the Operating Advisor may consult regarding a Serviced Outside Controlled Loan Combination only if and to the extent that the holder of the related Split Mortgage Loan is granted consultation rights under the related Co-Lender Agreement. The Operating Advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and will have no fiduciary duty to any party. The Operating Advisor’s duties will be limited to its specific obligations under the Pooling and Servicing Agreement, and the Operating Advisor will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor is not a servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional input relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the Special Servicer related to any specific applicable Specially Serviced Loan is only to provide background information to the Operating Advisor and to allow more meaningful interaction with the Special Servicer.

Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. See “Risk Factors—Your Lack of Control Over the Issuing Entity and Servicing of the Mortgage Loans Can Create Risks”.

Following the occurrence and during the continuation of a Control Termination Event, the Operating Advisor will have certain consultation rights with respect to Major Decisions with respect to the applicable Serviced Loan(s) as described under “—Directing Holder” above and “—Asset Status Reports” below and “Description of the Mortgage Pool—The Loan Combinations”.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor is required to promptly review (i) all information available to Privileged Persons on the Certificate Administrator’s website with respect to the Special Servicer, assets on the CREFC® servicer watch list and the applicable Specially Serviced Loan(s) and (ii) each related Final Asset Status Report. Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor’s obligations will be limited to the review described in the immediately preceding sentence and generally will not involve an assessment of specific actions of the Special Servicer and, in any event, will be subject to limitations described in this prospectus or set forth in the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the Special Servicer may perform with respect to such Serviced Mortgage Loan under the Pooling and Servicing Agreement.

Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will deliver to the Operating Advisor each related Final Asset Status Report. Subject to the Privileged Information Exception, the Operating Advisor will be obligated to keep confidential any Privileged Information received from the Special Servicer, the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) in connection with the related Directing Holder’s or such related Serviced Companion Loan Holder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the Mortgage Loans.

The Operating Advisor is required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged

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Information or (2) pursuant to a Privileged Information Exception. Notwithstanding the foregoing, the Operating Advisor, solely to the extent required in connection with its duties under the Pooling and Servicing Agreement, will be permitted to share Privileged Information with its affiliates and any subcontractors of the Operating Advisor that agree in writing to be bound by the same confidentiality provisions applicable to the Operating Advisor. Each party to the Pooling and Servicing Agreement that receives Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) and, unless a Consultation Termination Event has occurred and is continuing, the Controlling Class Representative other than pursuant to a Privileged Information Exception.

In addition, prior to the occurrence and continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount with respect to, and net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of, a Specially Serviced Loan to the Operating Advisor after they have been finalized. The Operating Advisor will review such calculations but may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations; provided, however, if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the related Directing Holder of such error.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders (as a collective whole as if such Certificateholders (and, with respect to any Serviced Pari Passu Loan Combination, any related Serviced Pari Passu Companion Loan Holder(s)) constituted a single lender), and not any particular Class of those Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the Operating Advisor or any of its affiliates may have with any of the underlying borrowers, any Sponsor, any Mortgage Loan Seller, the Depositor, the Master Servicer, the Special Servicer, the Asset Representations Reviewer, the Directing Holder, or any of their respective affiliates.

“Privileged Information” means (i) any correspondence or other communications between the related Directing Holder (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder or its representative) and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of such Directing Holder under the Pooling and Servicing Agreement and/or any related Serviced Companion Loan Holder (or its representative) under the related Co-Lender Agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined (and has identified as privileged or confidential information) could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) any information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator, any affected Serviced Companion Loan Holder, the Trustee and the Asset Representations Reviewer, as evidenced by an opinion of counsel (which will be an additional expense of the Issuing Entity) delivered to each of the Master Servicer, the Special Servicer, the applicable Directing Holder, the Operating Advisor, the Certificate Administrator, the Trustee and the Asset Representations Reviewer), required by law, rule, regulation, order, judgment or decree to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related asset status report, together with such other data or supporting information provided by the Special Servicer to the Operating Advisor or the related Directing Holder or any related Serviced Companion Loan Holder (or its representative), in each case, which does not include any communications (other than the related asset status report) between the Special Servicer and the related Directing Holder and/or related Serviced Companion Loan Holder (or its representative) with respect to such Specially Serviced Loan; provided that no asset status report will be

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considered to be a Final Asset Status Report unless any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or, prior to the occurrence and continuance of a Control Termination Event, the Controlling Class Representative (if any other Serviced Loan(s) (other than any Excluded Mortgage Loan) are involved), as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the asset status report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Termination Event, the Special Servicer will forward any Appraisal Reduction Amount and net present value calculations with respect to a Specially Serviced Loan to the Operating Advisor and the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any such Appraisal Reduction Amount or net present value calculations used in the Special Servicer’s determination of the course of action to be taken in connection with the workout or liquidation of such Specially Serviced Loan prior to utilization by the Special Servicer. The Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor. The Operating Advisor will recalculate and verify the accuracy of those calculations and, in the event the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement. In the event the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will promptly notify the Certificate Administrator and the Certificate Administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. In addition, in no event will the Operating Advisor have the power to compel any transaction party to take or refrain from taking any action. It is possible that the lack of access to Privileged Information may limit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement and, in any such case, the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

Annual Report

Following the occurrence and during the continuance of a Control Termination Event, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report and other information (other than any communications between the related Directing Holder or any related Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor will (if any applicable Serviced Mortgage Loan(s) were Specially Serviced Loan(s) during, and a Control Termination Event existed as of the end of, the prior calendar year) prepare an annual report to be provided to the Depositor, the 17g-5 Information Provider (who is required to promptly post such annual report on the Rule 17g-5 website), the Trustee and the Certificate Administrator (and made available through the Certificate Administrator’s website) within 120 days of the end of the prior calendar year and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and/or liquidation of such Specially Serviced Loan(s) during the prior calendar year. No annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year no asset status report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In addition, in the event the Special Servicer is replaced, the Operating Advisor’s annual report will only relate to the entity that was acting as Special Servicer as of December 31 of the prior calendar year and is continuing in such capacity through the date of such annual report. Only as used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and/or liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, asset status report

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and other information (other than any communications between the related Directing Holder or a Serviced Companion Loan Holder (or its representative) and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

The Operating Advisor will be required to deliver any annual report produced by the Operating Advisor (at least 10 calendar days prior to its delivery to the Depositor, the Trustee and the Certificate Administrator) to (a) the Special Servicer, (b) the Controlling Class Representative (if a Serviced Loan other than a Serviced Outside Controlled Loan Combination is addressed and a Consultation Termination Event does not exist); and (c) the related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is addressed). The Operating Advisor may, but will not be obligated to, revise the annual report based on any comments received from the Special Servicer or the Controlling Class Representative.

Following the occurrence and during the continuance of a Control Termination Event, in each annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of the applicable Specially Serviced Loan(s) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements described in this prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

At any time after the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer with respect to the Serviced Loan(s) in the manner described under “—Termination of the Special Servicer Without Cause” above, subject to any related Outside Controlling Note Holder’s right to consent, as described under “—Termination of the Special Servicer Without Cause”.

Operating Advisor Termination Events

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by the Trustee or to the Operating Advisor and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights of all then outstanding Certificates; provided, however, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of

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assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Operating Advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website, unless the Certificate Administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Non-Reduced Certificates, will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns (excluding circumstances where no successor Operating Advisor is required to be appointed) or (ii) the Trustee delivers such written notice of termination to the Operating Advisor, the Trustee will appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Special Servicer and the Operating Advisor within one business day of such appointment. Except as described below under “—Operating Advisor—Termination of the Operating Advisor Without Cause,” the appointment of a successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor to the Operating Advisor, the Trustee will be required to, as soon as possible, give written notice of the termination and appointment to the Special Servicer, the Master Servicer, the Certificate Administrator, the Certificateholders, the Depositor, any related Outside Controlling Note Holder and, if a Consultation Termination Event does not exist, the Controlling Class Representative. Notwithstanding the foregoing, if the Trustee is unable to find a successor Operating Advisor within 30 days of the termination of the Operating Advisor, the Depositor will be permitted to find a replacement. Unless and until a replacement Operating Advisor is appointed, no party will act as the Operating Advisor and the provisions in the Pooling and Servicing Agreement relating to consultation with respect to the Operating Advisor will not be applicable until a replacement Operating Advisor is appointed under the Pooling and Servicing Agreement.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar Credit Ratings, LLC, but has not been the special servicer or operating advisor on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. and/or Morningstar Credit Ratings, LLC has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor, as applicable, as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates, and (iv) that has not been

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paid any fees, compensation or other remuneration by any Special Servicer or successor Special Servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor Special Servicer to become the special servicer.

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Non-Reduced Certificates evidencing not less than 15% of the Voting Rights of the Non-Reduced Certificates requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide written notice to all Certificateholders and the Operating Advisor of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Operating Advisor. Upon the written direction of holders of more than 50% of the Voting Rights of the Non-Reduced Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Non-Reduced Certificates exercise their right to vote), the Trustee will terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Operating Advisor, and the proposed successor Operating Advisor will be appointed. The Certificate Administrator will include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In the event that the Operating Advisor resigns or is terminated, it will remain entitled to receive all amounts accrued and owing to it under the Pooling and Servicing Agreement as described under “—Servicing and Other Compensation and Payment of Expenses” and any rights to indemnification arising out of events occurring prior to such resignation or termination.

Asset Status Reports

The Special Servicer will be required to prepare an asset status report that is consistent with the Servicing Standard upon the earlier of (x) within 60 days after the occurrence of a Servicing Transfer Event and (y) prior to taking action with respect to any Major Decision (or making a determination not to take action with respect to a Major Decision) with respect to a Specially Serviced Loan.

Each asset status report will be (i) delivered to the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only prior to the occurrence and continuance of a Consultation Termination Event and only if it does not relate to an Excluded Mortgage Loan), the Operating Advisor (but only after the occurrence and during the continuance of a Control Termination Event), the Certificate Administrator (and, in the case of any Serviced Loan Combinations, the Serviced Companion Loan Holder) and (ii) made available to the Rating Agencies. If any related Outside Controlling Note Holder (if a Serviced Outside Controlled Loan Combination is involved) or the Controlling Class Representative (if any other Serviced Loan(s), except for Excluded Mortgage Loans, are involved and a Control Termination Event does not exist), as applicable, does not disapprove of a related asset status report within 10 business days of receipt, the related Directing Holder will be deemed to have approved such asset status report and the Special Servicer will implement the recommended action as outlined in such asset status report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the applicable Mortgage Loan documents. In addition, the related Directing Holder may object to any asset status report within 10 business days of receipt (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist); provided, however, that, if the Special Servicer determines that emergency action is necessary to protect the related Mortgaged Property or the interests of the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder), or if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the Special Servicer may take actions with respect to the related Mortgaged Property before the expiration of the 10 business day period if the Special Servicer determines in accordance with the Servicing Standard that failure to take such actions before the expiration of the 10 business day period would materially and adversely affect the interest of the

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Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)), and the Special Servicer has made a reasonable effort to contact the related Directing Holder (during the period that such Directing Holder has approval rights). The foregoing will not relieve the Special Servicer of its duties to comply with the Servicing Standard.

If the related Directing Holder disapproves such asset status report within 10 business days of receipt (and, if the Controlling Class Representative is the related Directing Holder, a Control Termination Event does not exist) and the Special Servicer has not made the affirmative determination described below, the Special Servicer will revise such asset status report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such asset status report until the related Directing Holder fails to disapprove such revised asset status report as described above (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist) or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and, in the case of any Serviced Loan Combinations, the related Serviced Companion Loan Holder(s)). If the related Directing Holder does not approve an asset status report within 60 business days from the first submission of an asset status report, the Special Servicer is required to take such action as directed by the related Directing Holder (but, if the Controlling Class Representative is the related Directing Holder, only if a Control Termination Event does not exist), provided such action does not violate the Servicing Standard.

After the occurrence and during the continuance of a Control Termination Event, each of the Operating Advisor and (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report. After the occurrence and during continuance of a Control Termination Event, the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by (a) the Operating Advisor, or (b) (prior to the occurrence and continuance of a Consultation Termination Event) the Controlling Class Representative. With respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative), will be entitled to consult on a non-binding basis with the Special Servicer and propose alternative courses of action in respect of any asset status report; provided that, in the case of a Serviced Outside Controlled Loan Combination, a related Serviced Pari Passu Companion Loan Holder (or its representative) may be the related Outside Controlling Note Holder. The Special Servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor (during the continuance of a Control Termination Event) and, with respect to a Serviced Loan Combination, if and when so provided in the related Co-Lender Agreement, any related Serviced Pari Passu Companion Loan Holder (or its representative) (and, during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Controlling Class Representative), but the Special Servicer will be under no obligation to revise such asset status report based on the input or comments of the Operating Advisor or (during the continuance of a Control Termination Event) the Controlling Class Representative.

The asset status report is not intended to replace or satisfy any specific consent or approval right which the related Directing Holder may have.

Notwithstanding the foregoing, the Controlling Class Representative will not have any approval or consultation rights with respect to an asset status report that relates to an Excluded Mortgage Loan. Also, notwithstanding the foregoing, the Special Servicer will not be permitted to follow any advice, direction or consultation provided by the Operating Advisor or the related Directing Holder or, with respect to the Serviced Loan Combinations, the Serviced Companion Loan Holder (or its representative), that would require or cause the Special Servicer to violate any applicable law, be inconsistent with the Servicing Standard, require or cause the Special Servicer to violate provisions of the Pooling and Servicing Agreement, require or cause the Special Servicer to violate the terms of any Serviced Mortgage Loan or Serviced Loan Combination, expose any Certificateholder or any party to the Pooling and Servicing Agreement or their affiliates officers, directors or agents to any claim, suit or liability, cause either Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes, result in the imposition of “prohibited transaction” or “prohibited contribution” tax under the REMIC provisions of the Code, or materially expand the scope of the Special Servicer’s responsibilities under the Pooling and Servicing Agreement or any Co-Lender Agreement.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® Delinquent Loan Status Report and/or the CREFC® Loan Periodic Update File delivered by the Master Servicer for such Distribution Date, the Certificate Administrator will be required to determine if an Asset Review Trigger has occurred during the related Collection Period. If an Asset Review Trigger is determined to have occurred, the Certificate Administrator will be required to promptly provide notice to the Asset Representations Reviewer, the Master Servicer, the Special Servicer and all Certificateholders by (i) posting a notice of its determination on its internet website and (ii) including in the Distribution Report on Form 10-D relating to the Collection Period in which the Asset Review Trigger occurred notice of its determination together with a description of the events that caused the Asset Review Trigger to occur. On each Distribution Date after providing such notice to Certificateholders, the Certificate Administrator, based on information provided to it by the Master Servicer and/or the Special Servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within two (2) business days of such determination to the Master Servicer, the Special Servicer, the Operating Advisor and the Asset Representations Reviewer. An “Asset Review Trigger” will occur when, as of the end of the applicable Collection Period, either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity are Delinquent Loans, or (2) at least 15 Mortgage Loans are Delinquent Loans and the aggregate outstanding principal balance of such Delinquent Loans constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Mortgage Loans) held by the Issuing Entity.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In particular, this pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represents a significant percentage, by outstanding principal balance, of the Mortgage Pool. We believe it would not be appropriate for the delinquency of two (2) large Mortgage Loans to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. As a result, the percentage based on outstanding principal balance in clause (1) of the definition of Asset Review Trigger was set to exceed the portion of the aggregate outstanding balance of the Mortgage Pool represented by the two (2) largest Mortgage Loans in the pool as of the Closing Date. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if a specified number of Mortgage Loans (15) are Delinquent Loans so long as those Mortgage Loans represent at least 20.0% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to 74 prior pools of commercial mortgage loans for which CGMRC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006, the highest percentage of mortgage loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2010 and February 29 2016 was 36.1%; however, the average of the highest delinquency percentages for those 73 reviewed transactions (taking into account all reporting periods between January 1, 2010 and February 29, 2016 for each such transaction) based on the aggregate outstanding principal balance of delinquent mortgage loans in the identified reporting periods was 5.5%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Monthly Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

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Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the aggregate Voting Rights deliver to the Certificate Administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the Certificate Administrator will be required to promptly provide written notice of such direction to all Certificateholders, and to conduct a solicitation of votes of Certificateholders regarding whether to authorize an Asset Review. In the event there is an affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the Certificate Administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the Pooling and Servicing Agreement, the underwriters, the Mortgage Loan Sellers, the Directing Holder and the Certificateholders (such notice to Certificateholders to be effected by posting such notice its internet website). In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has received an Asset Review Vote Election within 90 days after the filing of a Form 10-D reporting the occurrence of the events described in clauses (A) and (B) above, and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) of this sentence. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the Certificate Administrator in connection with administering such vote will be paid as an expense of the Issuing Entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of Certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the Certificate Administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”) with respect to a Delinquent Mortgage Loan, the Custodian (with respect to clauses (i) – (v) below for non-Specially Serviced Loans), the Master Servicer (with respect to clause (vi) below for Mortgage Loans that are non-Specially Serviced Loans) and the Special Servicer (with respect to Mortgage Loans that are Specially Serviced Loans) will be required to promptly (but (except with respect to clause (vi)) in no event later than 10 business days after receipt of such notice from the Certificate Administrator) provide the following materials for such Delinquent Loan, in each case to the extent in such party’s possession, to the Asset Representations Reviewer (collectively, with the Diligence Files posted to the secure data room by the Certificate Administrator, copies of all Asset Status Reports and Final Asset Status Reports related to each such Delinquent Loan, a copy of this prospectus, a copy of each related Mortgage Loan Purchase Agreement and a copy of the Pooling and Servicing Agreement, the “Review Materials”):

(i)	a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)	a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)	a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)	a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)	a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

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(vi)	any other related documents that are reasonably required to be delivered by the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans) to the Asset Representations Reviewer as described below.

Notwithstanding the forgoing, the Mortgage Loan Seller shall not be required to deliver any information that is proprietary to the Mortgage Loan Seller or any draft documents, privileged or internal communications, credit underwriting or due diligence analysis.

The Asset Representations Reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the Pooling and Servicing Agreement or the related Mortgage Loan Seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the Asset Representations Reviewer) and is determined by the Asset Representations Reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the Asset Representations Reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable Mortgage Loan Seller with respect to such Delinquent Loan. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the Asset Representations Reviewer of its duties under the Pooling and Servicing Agreement in good faith subject to the express terms of the Pooling and Servicing Agreement. Except as otherwise expressly set forth in the Pooling and Servicing Agreement, all determinations or assumptions made by the Asset Representations Reviewer in connection with an Asset Review are required to be made in the Asset Representations Reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the Asset Representations Reviewer’s review, and the Asset Representations Reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The Asset Representations Reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

In connection with an Asset Review, the Asset Representations Reviewer will be required to comply with the following procedures with respect to each Delinquent Loan:

(a) Within 10 business days after the date on which the Review Materials identified in clauses (i) through (v) of the definition have been received by the Asset Representations Reviewer with respect to such Delinquent Loan or in any event within 15 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, in the event that the Asset Representations Reviewer reasonably determines that any Review Materials made available or delivered to the Asset Representations Reviewer are missing any documents required to complete any Test for such Delinquent Loan, the Asset Representations Reviewer will be required to promptly notify the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and request that the Master Servicer or the Special Servicer, as applicable, promptly (but in no event later than 10 business days after receipt of notification from the Asset Representations Reviewer) deliver to the Asset Representations Reviewer such missing documents in its possession. In the event any missing documents are not provided by the Master Servicer or the Special Servicer, as applicable, within such 10-business day period, the Asset Representations Reviewer will be

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required to request such documents from the related Mortgage Loan Seller. The Mortgage Loan Seller will be required under the related Mortgage Loan Purchase Agreement, in accordance with its terms, to deliver any such missing documents only to the extent such documents is in the possession of the Mortgage Loan Seller.

(b) Following the events in clause (a) above, and within 45 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, the Asset Representations Reviewer is required to prepare a preliminary report with respect to such Delinquent Loan setting forth (i) the preliminary results of the application of the Tests, (ii) if applicable, whether the Review Materials for such Delinquent Loan are insufficient to complete any Test, (iii) a list of any applicable missing documents together with the reasons why such missing documents are necessary to complete any Test, and (iv) (if the Asset Representations Reviewer has so concluded) whether the absence of such documents will be deemed to be a failure of such Test (collectively, the “Preliminary Asset Review Report”). The Asset Representations Reviewer will provide each Preliminary Asset Review Report to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), who will promptly, but in no event later within 10 business days of receipt thereof, provide the Preliminary Asset Review Report to the applicable Mortgage Loan Seller. If the Preliminary Asset Review Report indicates that any of the representations and warranties fails or is deemed to fail any Test, the applicable Mortgage Loan Seller will have 90 days from receipt of the Preliminary Asset Review Report (the “Cure/Contest Period”) to remedy or otherwise refute the failure. The Mortgage Loan Seller will be required to provide any documents or any explanations to support a conclusion that a subject representation and warranty has not failed a Test to the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans), and the Master Servicer and the Special Servicer, as applicable, will be required to promptly, but in no event later than 10 business days after receipt from the related Mortgage Loan Seller, deliver to the Asset Representations Reviewer any such documents or explanations given to support a claim that the representation and warranty has not failed a Test or a claim that any missing documents in the Review Materials are not required to complete a Test.

(c) Within the later of (x) 60 days after the date on which access to the secure data room is provided to the Asset Representations Reviewer by the Certificate Administrator, and (y) 10 business days after the expiration of the Cure/Contest Period, the Asset Representations Reviewer will be required to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the Asset Representations Reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review, together with a statement that the Asset Representations Reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”), to each party to the Pooling and Servicing Agreement, the related Mortgage Loan Seller and the Controlling Class Representative (if such the Delinquent Loan is not an Excluded Mortgage Loan), and (ii) a summary of the Asset Representations Reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the Trustee and Certificate Administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the Pooling and Servicing Agreement and the applicable Mortgage Loan Seller(s), if the Asset Representations Reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Delinquent Loans and/or the Mortgaged Property or Mortgaged Properties. In addition, in the event that the Asset Representations Reviewer does not receive any documentation that it requested from the Master Servicer (with respect to non-Specially Serviced Loans), the Special Servicer (with respect to Specially Serviced Loans) or the applicable Mortgage Loan Seller in sufficient time to allow the Asset Representations Reviewer to complete its Asset Review and deliver an Asset Review Report, the Asset Representations Reviewer will be required to prepare the Asset Review Report solely based on the documents received by the Asset Representations Reviewer with respect to the related Delinquent Loan, and the Asset Representations Reviewer will have no responsibility to independently obtain any such documents from any party to the Pooling and Servicing Agreement or otherwise.

The Pooling and Servicing Agreement will require that the Certificate Administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the Collection Period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the Certificate Administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the Asset Representations Reviewer.

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In no event will the Asset Representations Reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the Issuing Entity should enforce any rights it may have against the applicable Mortgage Loan Seller, which, in each such case, will be the responsibility of the Special Servicer. See “—Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement” below.

Eligibility of Asset Representations Reviewer

The Asset Representations Reviewer will be required to represent and warrant in the Pooling and Servicing Agreement that it is an Eligible Asset Representations Reviewer. The Asset Representations Reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the Asset Representations Reviewer ceases to be an Eligible Asset Representations Reviewer, the Asset Representations Reviewer is required to immediately notify the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Certificate Administrator and the Directing Holder of such disqualification and if an Asset Representations Reviewer Termination Event occurs as a result, immediately resign under the Pooling and Servicing Agreement as described under the “—The Asset Representations Reviewer—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. or Morningstar Credit Ratings, LLC and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s, Fitch, KBRA, Standard & Poor’s Ratings Services, DBRS, Inc. or Morningstar Credit Ratings, LLC has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or Asset Representations Reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the Asset Representations Reviewer set forth in the Pooling and Servicing Agreement, (iii) is not (and is not affiliated with) any Sponsor, any Mortgage Loan Seller, any originator, the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator, the Trustee, the Directing Holder or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any Sponsor, any Mortgage Loan Seller, any underwriter, or the Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as Asset Representations Reviewer (or as Operating Advisor, if applicable) and except as otherwise set forth in the Pooling and Servicing Agreement.

Other Obligations of Asset Representations Reviewer

The Asset Representations Reviewer and its affiliates are required to keep confidential any Privileged Information received from any party to the Pooling and Servicing Agreement or any Sponsor under the Pooling and Servicing Agreement (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the Pooling and Servicing Agreement in an Asset Review Report or otherwise, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that receives such Privileged Information from the Asset Representations Reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer other than pursuant to a Privileged Information Exception.

Neither the Asset Representations Reviewer nor any of its affiliates may make any investment in any Class of Certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the Asset Representations Reviewer or (ii) investments by an affiliate of the Asset Representations Reviewer if the Asset Representations Reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the Asset Representations Reviewer under the Pooling and Servicing Agreement from personnel involved in such affiliate’s investment activities and

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(B) prevent such affiliate and its personnel from gaining access to information regarding the Issuing Entity and the Asset Representations Reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The Asset Representations Reviewer may delegate its duties to agents or subcontractors in accordance with the Pooling and Servicing Agreement, however, the Asset Representations Reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the Pooling and Servicing Agreement without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the Asset Representations Reviewer alone were performing its obligations under the Pooling and Servicing Agreement.

Asset Representations Reviewer Termination Events

The following constitute Asset Representations Reviewer termination events under the Pooling and Servicing Agreement (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	any failure by the Asset Representations Reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Asset Representations Reviewer by the Trustee or to the Asset Representations Reviewer and the Trustee by the holders of Certificates evidencing at least 25% of the Voting Rights;

•	any failure by the Asset Representations Reviewer to perform its obligations set forth in the Pooling and Servicing Agreement in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure is given to the Asset Representations Reviewer by any party to the Pooling and Servicing Agreement;

•	any failure by the Asset Representations Reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days;

•	a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the Asset Representations Reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

•	the Asset Representations Reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Asset Representations Reviewer or of or relating to all or substantially all of its property; or

•	the Asset Representations Reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the Certificate Administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

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Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the Trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the Asset Representations Reviewer. The Asset Representations Reviewer is required to bear all reasonable costs and expenses of each other party to the Pooling and Servicing Agreement in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice of such request to all Certificateholders and the Asset Representations Reviewer by posting such notice on its internet website, and by mailing such notice to all Certificateholders (at the addresses set forth in the certificate register) and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will be required to terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed.

In the event that holders of the Certificates entitled to at least 75% of a Certificateholder Quorum elect to remove the Asset Representations Reviewer without cause and appoint a successor, the successor Asset Representations Reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The Asset Representations Reviewer may at any time resign by giving written notice to the other parties to the Pooling and Servicing Agreement. In addition, the Asset Representations Reviewer will at all times be an Eligible Asset Representations Reviewer, and will be required to resign if it fails to be an Eligible Asset Representations Reviewer (and such failure results in an Asset Representations Reviewer Termination Event) by giving written notice to the other parties. Upon such notice of resignation, the Depositor will be required to promptly appoint a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. No resignation of the Asset Representations Reviewer will be effective until a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor Asset Representations Reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning Asset Representations Reviewer may petition any court of competent jurisdiction for the appointment of a successor Asset Representations Reviewer that is an Eligible Asset Representations Reviewer. The resigning Asset Representations Reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the Asset Representations Reviewer, and the Asset Representations Reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

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Repurchase Requests; Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement

In the event that an Initial Requesting Certificateholder delivers a written request to a party to the Pooling and Servicing Agreement that a Mortgage Loan be repurchased by the applicable Mortgage Loan Seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the Enforcing Servicer, and the Enforcing Servicer will be required to promptly forward that Certificateholder Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan.

In the event that any of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Operating Advisor (solely in its capacity as Operating Advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or has knowledge of a Material Defect with respect to a Mortgage Loan, then such party will be required to deliver prompt written notice of such Material Defect, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “Pooling and Servicing Agreement Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a Pooling and Servicing Agreement Party Repurchase Request, a “Repurchase Request”), to the Enforcing Servicer and the Enforcing Servicer will be required to promptly forward such Pooling and Servicing Agreement Party Repurchase Request to the applicable Mortgage Loan Seller and each other party to the Pooling and Servicing Agreement.

“Enforcing Servicer” means the Special Servicer. In such capacity, the Special Servicer will be required to consult with the Controlling Class Representative (for so long as no Consultation Termination Event has occurred).

Subject to the provisions described below under “—Dispute Resolution Provisions”, the Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the Issuing Entity against the related Mortgage Loan Seller with respect to each Repurchase Request. However, if a Resolution Failure occurs with respect to a Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply. In connection with a Repurchase Request, the “Enforcing Party” will be (i) in the event one or more Requesting Certificateholders has delivered a Final Dispute Resolution Election Notice with respect thereto pursuant to the terms of the Pooling and Servicing Agreement, with respect to the mediation or arbitration that arises out of such Final Dispute Resolution Election Notice, such Requesting Certificateholders, or (ii) in all other cases, the Enforcing Servicer.

The Enforcing Servicer will be required to enforce the obligations of the Mortgage Loan Sellers under the Mortgage Loan Purchase Agreements pursuant to the terms of the Pooling and Servicing Agreement and the Mortgage Loan Purchase Agreements. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable Mortgage Loan Purchase Agreement relating to the dispute resolutions as described under “—Dispute Resolution Provisions” below, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as Enforcing Servicer would require were it, in its individual capacity, the owner of the affected Mortgage Loan, and in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable Mortgage Loan Seller under the Mortgage Loan Purchase Agreement with respect to such Material Defect as discussed in the preceding paragraph, subject to the terms of the Mortgage Loan Purchase Agreement. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the Enforcing Servicer with respect to the enforcement of the obligations of a Mortgage Loan Seller under the applicable Mortgage Loan Purchase Agreement will be deemed to be Servicing Advances,

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to the extent not recovered from the Mortgage Loan Seller or the Requesting Certificateholder. See “The Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the Mortgage Loan Seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below in this “—Resolution of a Repurchase Request” section will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related Mortgage Loan Seller in a commercially reasonable manner. “Resolved” means, with respect to a Repurchase Request, that (i) the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related Mortgage Loan Purchase Agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related Mortgage Loan Purchase Agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement has been entered into between the Enforcing Servicer, on behalf of the Issuing Entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related Mortgage Loan Purchase Agreement, or (vi) the related Mortgage Loan is no longer property of the Issuing Entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement. The fact that a Repurchase Request has been Resolved pursuant to clause (vi) above will not preclude the Enforcing Servicer from exercising any of its rights related to a Material Defect in the manner and timing otherwise set forth in the Pooling and Servicing Agreement, in the related Mortgage Loan Purchase Agreement or as provided by law.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the Pooling and Servicing Agreement), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the Certificate Administrator who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the Certificate Administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable Mortgage Loan Seller with respect to the Repurchase Request, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but a Requesting Certificateholder does not agree with the course of action selected by the Enforcing Servicer, and, in the case of clause (a) or (b), a Requesting Certificateholder wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, then a Requesting Certificateholder may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice was posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any Certificateholder may deliver, within 30 days from the Dispute Resolution Cut-off Date, a written notice (a “Consultation Election Notice”) requesting the right to participate in any Dispute Resolution Consultation (as defined below) that is conducted by the Enforcing Servicer following the Enforcing Servicer’s receipt of a Preliminary Dispute Resolution Election Notice as provided below.

A “Requesting Certificateholder” means (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner that, in each case, is exercising its rights under this “—Dispute Resolution” section to refer a matter involving a Repurchase Request to either mediation or arbitration. A “Consultation Requesting Certificateholder” means any Certificateholder that timely delivers a Consultation Election Notice.

If no Requesting Certificateholder delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, then no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

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Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from a Requesting Certificateholder, the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request, and with each Consultation Requesting Certificateholder (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder and such Consultation Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder or a Consultation Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then no Certificateholder or Certificate Owner will have any further right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action, including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller, subject to any consent or consultation rights of the Directing Holder.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration (including whether to refer the matter to mediation (including non-binding arbitration) or arbitration). If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the Pooling and Servicing Agreement within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the Pooling and Servicing Agreement and related Mortgage Loan Purchase Agreement; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder or the Enforcing Servicer to the extent there is a material change from the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was delivered to the Enforcing Servicer, and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the Issuing Entity’s rights against the related Mortgage Loan Seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will be the sole party entitled to enforce the Issuing Entity’s rights against the related Mortgage Loan Seller, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the Issuing Entity, will remain a party to any proceedings against the related Mortgage Loan Seller as further described below. For the avoidance of doubt, the Depositor, the Mortgage Loan Sellers and any of their respective affiliates will not be entitled to be a Requesting Certificateholder.

The Requesting Certificateholders are entitled to elect either mediation or arbitration with respect to a Repurchase Request in their sole discretion; provided, however, no Requesting Certificateholder may elect to then utilize the alternative method in the event that the initial method is unsuccessful, and no other

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Certificateholder or Certificate Owner may elect either arbitration or mediation in the event a mediation or arbitration is undertaken with respect to such Repurchase Request.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the applicable Mortgage Loan Seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the Mortgage Loan Purchase Agreement and Pooling and Servicing Agreement, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the Pooling and Servicing Agreement to contain an acknowledgment that the Issuing Entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Holder (provided that if the Controlling Class Representative is the Directing Holder, no Consultation Termination Event has occurred and is continuing and an Excluded Mortgage Loan is not involved), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the Issuing Entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the Issuing Entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The Issuing Entity (or the Enforcing Servicer or the trustee, acting on its behalf), the Depositor or any Mortgage Loan Seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or to participate in such mediation or arbitration affect in any manner the ability of the Special Servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Holder.

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Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration will be reimbursable as trust fund expenses.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents or other provisions of the Pooling and Servicing Agreement, if any action under the Serviced Mortgage Loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmation has made a request to any Rating Agency for such Rating Agency Confirmation and if, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, any Rating Agency has not granted such request, rejected such request or provided a Rating Agency Declination (as defined below), then (i) such Requesting Party will be required to promptly request the related Rating Agency Confirmation again and (ii) if there is no response to such second Rating Agency Confirmation request from the applicable Rating Agency within five business days of such second request, whether in the form of granting or rejecting such Rating Agency Confirmation request or providing a Rating Agency Declination, then:

(x)        with respect to any condition in any Serviced Mortgage Loan document requiring a Rating Agency Confirmation or any other matter under the Pooling and Servicing Agreement relating to the servicing of the Serviced Mortgage Loans (other than as set forth in clause (y) or (z) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable) will be required to determine (with the consent of the related Directing Holder, unless, in the case of the Controlling Class Representative, a Control Termination Event has occurred and is continuing (but in each case only in the case of actions that would otherwise be Major Decisions), which consent shall be pursued by the Special Servicer and deemed given if the related Directing Holder does not respond within seven Business Days of receipt of a request from the Special Servicer to consent to the Requesting Party’s determination), in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in accordance with the Servicing Standard, and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) makes such determination, then the requirement for a Rating Agency Confirmation will not apply (provided, however, with respect to defeasance, release or substitution of any collateral relating to any Serviced Mortgage Loan, any applicable Rating Agency Confirmation requirement in the Serviced Mortgage Loan documents will not apply, even without the determination referred to in this clause (x) by the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable); provided, that the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, will in any event review the other conditions required under the related Serviced Mortgage Loan documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a Rating Agency Confirmation) have been satisfied);

(y)        with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be considered satisfied if:

(1)	(a) the applicable replacement master servicer or special servicer, as applicable, has confirmed in writing that it was appointed to act as the master servicer or special servicer, as applicable, on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of securities and one or more of such classes of securities are still outstanding and rated by Moody’s and (b) Moody’s has not cited servicing concerns of the applicable replacement master servicer or special servicer, as applicable, as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency;

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(2)	the applicable replacement master servicer has a master servicer rating of at least “CMS3” from Fitch or the applicable replacement special servicer has a special servicer rating of at least “CSS3” from Fitch, if Fitch is the non-responding Rating Agency; and

(3)	KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency, as applicable; and

(z)        with respect to a replacement or successor of the Operating Advisor, such condition will be deemed to be waived with respect to any non-responding Rating Agency so long as such Rating Agency has not cited concerns regarding the replacement operating advisor as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction with respect to which the replacement operating advisor acts as trust advisor or operating advisor prior to the time of determination.

For all other matters or actions (a) not specifically discussed above in clauses (x), (y), or (z) above, and (b) that are not the subject of a Rating Agency Declination, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

“Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates (if then rated by the Rating Agency); provided that upon receipt of a written waiver or acknowledgment from any applicable Rating Agency indicating its decision not to review or declining to review the matter for which the Rating Agency Confirmation is sought (such written notice, a “Rating Agency Declination”), the requirement to receive a Rating Agency Confirmation from the applicable Rating Agency with respect to such matter will not apply.

In addition, the Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Serviced Mortgage Loan documents, the other provisions of the Pooling and Servicing Agreement or the related Co-Lender Agreement, with respect to any Serviced Companion Loan Securities, if any action relating to the servicing and administration of the related Serviced Loan or any related REO Property requires delivery of a Rating Agency Confirmation as a condition precedent to such action pursuant to the Pooling and Servicing Agreement, then such action will also require delivery of a rating agency confirmation as a condition precedent to such action from each rating agency that was or will be engaged by a party to the securitization of the Serviced Companion Loan to assign a rating to such Serviced Companion Loan Securities. The requirement to obtain a rating agency confirmation with respect to any Serviced Companion Loan Securities will be subject to, and will be permitted to be waived by the Master Servicer and the Special Servicer on, and will be deemed not to apply on, the same terms and conditions applicable to obtaining Rating Agency Confirmations, as described above and in the Pooling and Servicing Agreement.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Certificate Administrator and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property, (2) the voluntary exchange of all the then outstanding Certificates (other than the Class R certificates) as described below under “—Optional Termination; Optional Mortgage Loan Purchase” or (3) the purchase or other liquidation of all of the assets of the Issuing Entity as described under “—Optional Termination; Optional Mortgage Loan Purchase” below. Written notice of termination of the Pooling and Servicing Agreement will be given by the Certificate Administrator to each Certificateholder, each Rating Agency and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), and the final

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distribution will be made only upon surrender and cancellation of the applicable Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

Optional Termination; Optional Mortgage Loan Purchase

The holders of the Controlling Class representing greater than 50% of the Certificate Balance of the Controlling Class, and if the Controlling Class does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer and, if none of the Controlling Class Certificateholders, the Special Servicer or the Master Servicer exercises its option, the holders of the Class R Certificates, representing greater than a 50% Percentage Interest of the Class R Certificates, will have the option to purchase all of the Mortgage Loans (in the case of any Serviced Loan Combinations, subject to certain rights of the related Serviced Companion Loan Holder provided for in the related Co-Lender Agreement) and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to (i) the sum of (A) the aggregate Repurchase Price (excluding the amount described in clause (vi) of the definition of “Repurchase Price”) of all the Mortgage Loans (exclusive of REO Mortgage Loans) included in the Issuing Entity, (B) the appraised value of the Issuing Entity’s portion of each REO Property, if any, included in the Issuing Entity, as determined by the Special Servicer (such appraisals in clause (i)(B) to be obtained by the Special Servicer and prepared by an Appraiser in accordance with MAI standards) and (C) the reasonable out-of-pocket expenses of the Master Servicer (unless the Master Servicer is the purchaser of such Mortgage Loans), the Special Servicer (unless the Special Servicer is the purchaser of such Mortgage Loans), the Trustee and the Certificate Administrator, as applicable, with respect to such termination, minus (ii) solely in the case where the Master Servicer or the Special Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, if any, made by the purchasing Master Servicer or Special Servicer, together with any interest accrued and payable to the purchasing Master Servicer or Special Servicer, as applicable, in respect of such Advances and any unpaid Servicing Fees or Special Servicing Fees, as applicable, remaining outstanding (which items will be deemed to have been paid or reimbursed to the purchasing Master Servicer or Special Servicer, as applicable, in connection with such purchase). We cannot assure you that payment of the Certificate Balance, if any, of each outstanding Class of Certificates plus accrued interest would be made in full in the event of such a termination of the Issuing Entity.

The Issuing Entity may also be terminated upon the exchange of all then outstanding Certificates (excluding the Class R Certificates) for the Mortgage Loans and each REO Property (or interests in the Mortgage Loans and each REO Property) remaining in the Issuing Entity at any time the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class D Certificates and the Class A-S, Class B and Class C Trust Components (and, correspondingly, the Class A-S, Class B, Class EC and Class C Certificates) and the Notional Amounts of the Class X-A, Class X-B and Class X-D Certificates have been reduced to zero and the Master Servicer is paid a fee specified in the Pooling and Servicing Agreement, but all the holders of such Classes of outstanding Regular Certificates would have to voluntarily participate in such exchange.

Servicing of the Outside Serviced Mortgage Loans

General

Each Outside Serviced Mortgage Loan, and any related REO Property, will be serviced under the applicable Outside Servicing Agreement. Accordingly, the applicable Outside Servicer will generally make servicing advances and remit collections on the respective Outside Serviced Mortgage Loan to or on behalf of the Issuing Entity. However, the Master Servicer will generally be obligated to compile reports that include information on the Outside Serviced Mortgage Loans, and make P&I Advances with respect to the Outside Serviced Mortgage Loans, subject to their non-recoverability determination. The servicing arrangements under the Outside Servicing Agreements differ (or, in the case of each of the 600 Broadway Loan Combination and the Home Depot - Elk Grove Village Loan Combination, will likely differ) in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

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In addition, pursuant to the Pooling and Servicing Agreement, except as expressly addressed in the Pooling and Servicing Agreement, with respect to each Outside Serviced Mortgage Loan:

•	The Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator and the Trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise the applicable Outside Servicer, the applicable Outside Special Servicer, the applicable Outside Trustee or any other party to the applicable Outside Servicing Agreement or (b) make Property Advances with respect to such Outside Serviced Mortgage Loan. The obligation of the Master Servicer and the Special Servicer to provide information to the Trustee or any other person with respect to the Outside Serviced Mortgage Loans is dependent on their receipt of the corresponding information from the applicable Outside Servicer or the applicable Outside Special Servicer.

•	If a party to the applicable Outside Servicing Agreement requests the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian to consent to, or consult with respect to, a modification, waiver or amendment of, or other loan-level action related to, the applicable Outside Serviced Mortgage Loan (except a modification, waiver or amendment of the applicable Outside Servicing Agreement or the related Co-Lender Agreement), then the party that receives such request will be required to promptly deliver a copy of such request to the Master Servicer and the Special Servicer, and the Master Servicer (if such Outside Serviced Mortgage Loan is not part of a “specially serviced loan” under the applicable Outside Servicing Agreement and only to the extent that the action would be considered an action for which the Master Servicer would not require the Special Servicer’s consent as provided in the Pooling and Servicing Agreement) or the Special Servicer (if such Outside Serviced Mortgage Loan is part of a “specially serviced loan” under the applicable Outside Servicing Agreement or if the action would not be considered an action for which the Master Servicer would not require the Special Servicer’s consent as provided in the Pooling and Servicing Agreement) will be required to exercise such right of consent, with, in the case of a matter that would be a Major Decision, the consent of the Controlling Class Representative unless a Control Termination Event exists or such Outside Serviced Mortgage Loan is an Excluded Mortgage Loan; provided, that if the applicable Outside Serviced Mortgage Loan were serviced under the Pooling and Servicing Agreement and such action would not be permitted without Rating Agency Confirmation, then the Master Servicer or Special Servicer, as applicable, will not be permitted to exercise such consent right without first having obtained such Rating Agency Confirmation (payable at the expense of the party requesting such consent or approval if such requesting party is a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account).

•	If the Trustee receives a request (and, if the Master Servicer, the Special Servicer or the Certificate Administrator receives such request, such party will be required to promptly forward such request to the Trustee) from any party to the applicable Outside Servicing Agreement for consent to or approval of a modification, waiver or amendment of the applicable Outside Servicing Agreement and/or the related Co-Lender Agreement, or the adoption of any servicing agreement that is the successor to and/or in replacement of the applicable Outside Servicing Agreement in effect as of the Closing Date or a change in servicer under the applicable Outside Servicing Agreement, then the Trustee will grant such consent or approval if (a) the Trustee has received a prior Rating Agency Confirmation from each Rating Agency (payable at the expense of the party making such request for consent or approval to the Trustee, if a Certificateholder or a party to the Pooling and Servicing Agreement, and otherwise from the Collection Account) with respect to such consent or approval, and (b) unless a Control Termination Event has occurred and is continuing, the Trustee has obtained the consent of the Controlling Class Representative prior to granting any such consent.

•	If the Trustee, Certificate Administrator or Custodian receives notice of a termination event under the applicable Outside Servicing Agreement, then the Trustee, Certificate Administrator or Custodian, as applicable, will be required to notify the Master Servicer, and the Master Servicer will be required to act in accordance with the instructions of (prior to the occurrence of a Control Termination Event) the Controlling Class Representative in accordance with the applicable Outside Servicing Agreement with respect to such termination event (provided that the Master Servicer will only be required to comply with such instructions if such instructions are in accordance with the

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applicable Outside Servicing Agreement and not inconsistent with the Pooling and Servicing Agreement); provided that, if such instructions are not provided within the time period specified in the Pooling and Servicing Agreement or if a Control Termination Event exists or if the Master Servicer is not permitted by the applicable Outside Servicing Agreement to follow such instructions, then the Master Servicer will be required to take such action or inaction (to the extent permitted by the applicable Outside Servicing Agreement), as directed by Certificateholders evidencing at least 25% of the aggregate of all Voting Rights within a reasonable period of time that does not exceed such response time as is afforded under the applicable Outside Servicing Agreement. Subject to the foregoing, during the continuation of any termination event with respect to the related Outside Servicer or Outside Special Servicer under the applicable Outside Servicing Agreement, each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have the right (but not the obligation) to take all actions to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Trust (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). The reasonable costs and expenses incurred by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee in connection with such enforcement will be paid by the Master Servicer out of the Collection Account.

•	Each of the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be required to reasonably cooperate with the Master Servicer, the Special Servicer or the Controlling Class Representative (if no Control Termination Event Exists), as applicable, to facilitate the exercise by such party of any consent or approval rights set forth in the Pooling and Servicing Agreement; provided, however, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will have no right or obligation to exercise any consent or consultation rights or obtain a Rating Agency Confirmation on behalf of the Controlling Class Representative.

Servicing of the 600 Broadway Mortgage Loan

It is anticipated that the 600 Broadway Mortgage Loan and any related REO Property will initially be serviced under the Pooling and Servicing Agreement until the 600 Broadway Companion Loan Securitization Date, after which the 600 Broadway Mortgage Loan will be serviced under the 600 Broadway Pooling and Servicing Agreement. On and after the 600 Broadway Companion Loan Securitization Date, the 600 Broadway Servicer will make property protection advances and remit collections on the 600 Broadway Mortgage Loan to or on behalf of the Issuing Entity. However, no party to the 600 Broadway Pooling and Servicing Agreement will be required to make P&I Advances with respect to the 600 Broadway Mortgage Loan. It is expected that the servicing arrangements under the 600 Broadway Pooling and Servicing Agreement with respect to the 600 Broadway Loan Combination will be similar but may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement with respect to Serviced Loan Combinations.

In that regard:

•	It is expected that, pursuant to the 600 Broadway Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 600 Broadway Mortgage Loan will be similar to, but not necessarily the same as, the corresponding fees payable under the Pooling and Servicing Agreement and will be similarly payable as described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	It is expected that the master servicer under the 600 Broadway Pooling and Servicing Agreement (the “600 Broadway Servicer”) will be obligated to make the equivalent of Property Advances with respect to the 600 Broadway Loan Combination. It is expected that, pursuant to the terms of the 600 Broadway Pooling and Servicing Agreement, the 600 Broadway Servicer will be entitled to reimbursement of any such property protection advance with respect to the 600 Broadway Loan Combination (with interest thereon at a prime rate), first, from amounts that would have been allocable to the 600 Broadway Mortgage Loan and the 600 Broadway Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the property protection advance is nonrecoverable, from general collections on all of the mortgage loans included in the securitization of the 600 Broadway Controlling Pari Passu Companion Loan

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(in which case the 600 Broadway Servicer will be required to seek reimbursement from the Issuing Entity (as holder of the 600 Broadway Mortgage Loan) for the Issuing Entity’s pro rata share).

•	The 600 Broadway Servicer will earn a primary servicing fee with respect to the 600 Broadway Mortgage Loan (while it is an Outside Serviced Mortgage Loan) that is to be calculated at 0.0025% per annum.

•	Items with respect to the 600 Broadway Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation of the Master Servicer and the Special Servicer, may be allocated pursuant to the 600 Broadway Pooling and Servicing Agreement between the 600 Broadway Servicer and the 600 Broadway Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	It is expected that the special servicer under the 600 Broadway Pooling and Servicing Agreement (the “600 Broadway Special Servicer”) will be required to take actions with respect to the 600 Broadway Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are generally expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the 600 Broadway Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information pursuant to the 600 Broadway Pooling and Servicing Agreement are expected to be generally similar to those of the Pooling and Servicing Agreement.

•	The requirement of the 600 Broadway Servicer to make the equivalent of Compensating Interest Payments in respect of the 600 Broadway Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement as described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus.

•	The 600 Broadway Servicer and the 600 Broadway Special Servicer under the 600 Broadway Pooling and Servicing Agreement (a) are expected to have rights related to resignation generally similar to those of the Master Servicer and the Special Servicer and (b) are expected to be subject to servicer termination events generally similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the 600 Broadway Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges are expected to be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the 600 Broadway Mortgage Loan.

•	Penalty Charges with respect to the 600 Broadway Loan Combination will be allocated in accordance with the 600 Broadway Co-Lender Agreement.

•	The rating agencies rating the securities issued under the 600 Broadway Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the 600 Broadway Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting “major decisions” under the 600 Broadway Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent may correspondingly differ.

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•	The liability of the parties to the 600 Broadway Pooling and Servicing Agreement is expected to be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the 600 Broadway Loan Combination are expected to be maintained under the 600 Broadway Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The 600 Broadway Pooling and Servicing Agreement may differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Special Servicer or the 600 Broadway Special Servicer, as the case may be, may be removed at any time, with or without cause, by the holder of the 600 Broadway Controlling Pari Passu Companion Loan (which, prior to the securitization of the 600 Broadway Controlling Companion Loan, is German American Capital Corporation, and which, following the securitization of the 600 Broadway Controlling Pari Passu Companion Loan, is expected to be the outside controlling class representative or other designated party under the 600 Broadway Pooling and Servicing Agreement) pursuant to the terms of the 600 Broadway Co-Lender Agreement and, following the 600 Broadway Pari Passu Companion Loan Securitization Date, the 600 Broadway Pooling and Servicing Agreement. It is expected that the rights to remove the 600 Broadway Special Servicer under the 600 Broadway Pooling and Servicing Agreement will be generally similar, but not necessarily identical, to those rights held by the Controlling Class Representative (or, following a Control Termination Event, the Certificateholders) under the Pooling and Servicing Agreement.

The 600 Broadway Servicer and the 600 Broadway Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the 600 Broadway Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The 600 Broadway Loan Combination” in this prospectus.

Servicing of the 5 Penn Plaza Mortgage Loan

The 5 Penn Plaza Mortgage Loan and any related REO Property are being serviced under the CGCMT 2016-GC36 Pooling and Servicing Agreement.

The servicing arrangements under the CGCMT 2016-GC36 Pooling and Servicing Agreement with respect to the 5 Penn Plaza Loan Combination are expected to be generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement with respect to Serviced Loan Combinations. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the CGCMT 2016-GC36 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the CGCMT 2016-GC36 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the 5 Penn Plaza Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” in this prospectus.

•	The CGCMT 2016-GC36 Servicer will earn a primary servicing fee with respect to the 5 Penn Plaza Mortgage Loan that is to be calculated at 0.0025% per annum.

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•	No party to the CGCMT 2016-GC36 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the 5 Penn Plaza Mortgage Loan.

•	The CGCMT 2016-GC36 Servicer is obligated to make property protection advances with respect to the 5 Penn Plaza Loan Combination. If the CGCMT 2016-GC36 Servicer determines that a property protection advance it made with respect to the 5 Penn Plaza Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed (with interest at the prime rate), first from collections on, and proceeds of, the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Issuing Entity, from general collections of the CGCMT 2016-GC36 issuing entity and from general collections of any issuing entity related to the securitization of a 5 Penn Plaza Pari Passu Companion Loan not included in the CGCMT 2016-GC36 Securitization, on a pro rata basis (based on the outstanding principal balances of the 5 Penn Plaza Mortgage Loan and the 5 Penn Plaza Pari Passu Companion Loans).

•	Items with respect to the 5 Penn Plaza Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the CGCMT 2016-GC36 Master Servicer and the CGCMT 2016-GC36 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The CGCMT 2016-GC36 Special Servicer will be required to take actions with respect to the 5 Penn Plaza Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the 5 Penn Plaza Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the CGCMT 2016-GC36 Servicer to make compensating interest payments in respect of the 5 Penn Plaza Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The CGCMT 2016-GC36 Servicer and CGCMT 2016-GC36 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the 5 Penn Plaza Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the 5 Penn Plaza Mortgage Loan.

•	The equivalent of Penalty Charges with respect to the 5 Penn Plaza Loan Combination will be allocated in accordance with the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The 5 Penn Plaza Loan Combination—Application of Penalty Charges” in this prospectus.

•	The specific types of actions constituting major decisions under the CGCMT 2016-GC36 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

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•	The liability of the parties to the CGCMT 2016-GC36 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the 5 Penn Plaza Loan Combination will be maintained under the CGCMT 2016-GC36 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The CGCMT 2016-GC36 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The CGCMT 2016-GC36 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The 5 Penn Plaza Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The CGCMT 2016-GC36 Depositor, the CGCMT 2016-GC36 Master Servicer, the CGCMT 2016-GC36 Special Servicer, the CGCMT 2016-GC36 Certificate Administrator, the CGCMT 2016-GC36 Trustee, the CGCMT 2016-GC36 Operating Advisor, the CGCMT 2016-GC36 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The 5 Penn Plaza Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the CGCMT 2016-GC36 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the 225 Liberty Street Mortgage Loan

The 225 Liberty Street Mortgage Loan and any related REO Property are being serviced under the 2016-225L Trust and Servicing Agreement by the 2016-225L Servicer and the 2016-225L Special Servicer. It is expected that the servicing arrangements under the 2016-225L Trust and Servicing Agreement will differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the 2016-225L Trust and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the 2016-225L Trust and Servicing Agreement, the special servicing fee, the workout fee and the liquidation fee with respect to the 225 Liberty Street Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” in this prospectus. All liquidation fees and workout fees in respect of the 225 Liberty Street Loan Combination will be offset by any modification fees collected or earned by the 2016-225L Special Servicer within the prior 24 months in connection with any modification, restructure, extension, waiver, amendment or work-out of the 225 Liberty Street Loan Combination, but only to the extent those fees have not previously been deducted from a workout fee or liquidation fee.

•	The 2016-225L Servicer will earn a primary servicing fee with respect to the 225 Liberty Street Mortgage Loan that is to be calculated at 0.0025%.

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•	No party to the 2016-225L Trust and Servicing Agreement will be required to make P&I Advances with respect to the 225 Liberty Street Mortgage Loan.

•	The 2016-225L Servicer will be obligated to make property protection advances with respect to the 225 Liberty Street Loan Combination. Pursuant to the terms of the 2016-225L Trust and Servicing Agreement and the 225 Liberty Street Co-Lender Agreement, the 2016-225L Servicer will be entitled to reimbursement of any such property protection advance with respect to the 225 Liberty Street Loan Combination (with interest thereon at the prime rate), first, from amounts that would have been allocable to the 225 Liberty Street Subordinate Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), second, from amounts that would have been allocable to the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, pro rata, from general collections on the Mortgage Loans and from general collections on any other mortgage loans held by a securitization trust holding a 225 Liberty Street Pari Passu Companion Loan not included in the 2016-225L transaction (based on the outstanding principal balances of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Companion Loans).

•	Items with respect to the 225 Liberty Street Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the 2016-225L Servicer and the 2016-225L Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The 2016-225L Special Servicer will be required to take actions with respect to the 225 Liberty Street Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are generally expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus. However, during a control period or consultation period under the 2016-225L Trust and Servicing Agreement, if the 2016-225L Special Servicer determines to sell the 225 Liberty Street Loan Combination as a single mortgage loan for a purchase price less than the sum of the outstanding principal balance thereof plus accrued interest thereon and unreimbursed advances with respect thereto, the controlling class representative under the 2016-225L Trust and Servicing Agreement will have a right of first refusal to buy the 225 Liberty Street Loan Combination at the purchase price proposed therefor.

•	Appraisal reduction amounts with respect to the 225 Liberty Street Loan Combination will be allocated first, to the 225 Liberty Street Subordinate Companion Loans, on a pro rata and pari passu basis (in accordance with the outstanding principal balance of such notes) up to the aggregate principal balance of such notes, with any remainder being allocated to the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Pari Passu Companion Loans, on a pro rata and pari passu basis (in accordance with the outstanding principal balances of such notes).

•	With respect to the 225 Liberty Street Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information pursuant to the 2016-225L Trust and Servicing Agreement are expected to be generally similar to those of the Pooling and Servicing Agreement.

•	The 2016-225L Servicer’s obligation to make the equivalent of Compensating Interest Payments in respect of the 225 Liberty Street Mortgage Loan, without any right of reimbursement, will only apply if a prepayment interest shortfall occurs as a result of the 2016-225L Servicer allowing the borrower to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (w) subsequent to a mortgage loan event of default, (x) pursuant to applicable law or a court order, (y) in connection with the receipt of insurance proceeds or condemnation proceeds, or (z) at the request or with the consent of the 2016-225L Special Servicer).

•	The 2016-225L Servicer and the 2016-225L Special Servicer under the 2016-225L Trust and Servicing Agreement (a) have rights related to resignation generally similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events generally similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

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•	No items with respect to the 225 Liberty Street Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the 225 Liberty Street Mortgage Loan.

•	The equivalent of Penalty Charges with respect to the 225 Liberty Street Loan Combination will be allocated in accordance with the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The 225 Liberty Street Loan Combination—Application of Penalty Charges” in this prospectus.

•	The rating agencies rating the securities issued under the 2016-225L Trust and Servicing Agreement vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the 2016-225L Trust and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the 2016-225L Trust and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	Collections on the 225 Liberty Street Loan Combination will be maintained under the 2016-225L Trust and Servicing Agreement in a manner similar, but not identical, to collections on the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two servicing agreements.

•	The 2016-225L Trust and Servicing Agreement is expected to differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, eligibility requirements for service providers and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The 2016-225L Trust and Servicing Agreement does not provide for an operating advisor or similar entity.

•	The 2016-225L Trust and Servicing Agreement does not provide for an asset representations reviewer or any asset representations review similar to that described under “—The Asset Representations Reviewer”.

•	The 2016-225L Trust and Servicing Agreement does not require delivery of the equivalent of a Diligence File as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

•	The 2016-225L Trust and Servicing Agreement does not provide for a process for enforcement of loan seller obligations by 2016-225L certificateholders similar to that described under “—Repurchase Requests, Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement.”

•	The 2016-225L Trust and Servicing Agreement does not provide for dispute resolution provisions similar to those described under “—Dispute Resolution Provisions”.

•	The 2016-225L Trust and Servicing Agreement provides for appointment of a controlling class representative, however, as of the date of this prospectus, no controlling class representative has been appointed under the 2016-225L Trust and Servicing Agreement.

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The 2016-225L Special Servicer may be removed as described above under “Description of the Mortgage Pool—The Loan Combinations—The 225 Liberty Street Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The 2016-225L Depositor, the 2016-225L Servicer, the 2016-225L Special Servicer, the 2016-225L Certificate Administrator and the 2016-225L Trustee and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The 225 Liberty Street Loan Combination” in this prospectus.

Servicing of the Heritage Industrial Portfolio Mortgage Loan

The Heritage Industrial Portfolio Mortgage Loan and any related REO Property is being serviced under the WFCM 2015-P2 Pooling and Servicing Agreement.

The servicing arrangements under the WFCM 2015-P2 Pooling and Servicing Agreement with respect to the Heritage Industrial Portfolio Loan Combination are expected to be generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement with respect to the Serviced Loan Combinations. In that regard, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in expected servicing provisions between the WFCM 2015-P2 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	Pursuant to the WFCM 2015-P2 Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Heritage Industrial Portfolio Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “—Servicing and Other Compensation and Payment of Expenses—Fees and Expenses” in this prospectus.

•	The WFCM 2015-P2 Servicer will earn a primary servicing fee with respect to the Heritage Industrial Portfolio Mortgage Loan that is to be calculated at 0.0200% per annum.

•	No party to the WFCM 2015-P2 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Heritage Industrial Portfolio Mortgage Loan.

•	The WFCM 2015-P2 Servicer is obligated to make property protection advances with respect to the Heritage Industrial Portfolio Loan Combination. If the WFCM 2015-P2 Servicer determines that a property protection advance it made with respect to the Heritage Industrial Portfolio Loan Combination or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed (with interest at the prime rate), first from collections on, and proceeds of, the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections of the Issuing Entity and from general collections of the WFCM 2015-P2 issuing entity, on a pro rata basis (based on the outstanding principal balances of the Heritage Industrial Portfolio Mortgage Loan and the Heritage Industrial Portfolio Pari Passu Companion Loan).

•	Items with respect to the Heritage Industrial Portfolio Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the WFCM 2015-P2 Master Servicer and the WFCM 2015-P2 Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	The WFCM 2015-P2 Special Servicer will be required to take actions with respect to the Heritage Industrial Portfolio Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are substantially similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

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•	With respect to the Heritage Industrial Portfolio Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

•	The requirement of the WFCM 2015-P2 Servicer to make compensating interest payments in respect of the Heritage Industrial Portfolio Mortgage Loan is similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement.

•	The WFCM 2015-P2 Servicer and WFCM 2015-P2 Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the Heritage Industrial Portfolio Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Heritage Industrial Portfolio Mortgage Loan.

•	The equivalent of Penalty Charges with respect to the Heritage Industrial Portfolio Loan Combination will be allocated in accordance with the related Co-Lender Agreement. See “Description of the Mortgage Pool—The Loan Combinations—The Heritage Industrial Portfolio Loan Combination—Application of Penalty Charges” in this prospectus.

•	The specific types of actions constituting major decisions under the WFCM 2015-P2 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the WFCM 2015-P2 Pooling and Servicing Agreement will be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the Heritage Industrial Portfolio Loan Combination will be maintained under the WFCM 2015-P2 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The WFCM 2015-P2 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The WFCM 2015-P2 Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The Heritage Industrial Portfolio Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The WFCM 2015-P2 Depositor, the WFCM 2015-P2 Servicer, the WFCM 2015-P2 Special Servicer, the WFCM 2015-P2 Certificate Administrator, the WFCM 2015-P2 Trustee, the WFCM 2015-P2 Operating Advisor, the WFCM 2015-P2 Asset Representations Reviewer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

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See also “Description of the Mortgage Pool—The Loan Combinations—The Heritage Industrial Portfolio Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the WFCM 2015-P2 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the One Court Square Mortgage Loan

The One Court Square Mortgage Loan and any related REO Property is being serviced under the WFCM 2015-NXS3 Pooling and Servicing Agreement.

The servicing arrangements under the WFCM 2015-NXS3 Pooling and Servicing Agreement with respect to the One Court Square Loan Combination are generally similar to, but differ in certain respects from, the servicing arrangements under the Pooling and Servicing Agreement with respect to Serviced Loan Combinations. In that regard, in the case of the WFCM 2015-NXS3 Pooling and Servicing Agreement, the following are considerations relating to servicing, including the identification of some (but not all) of the differences in servicing provisions between the WFCM 2015-NXS3 Pooling and Servicing Agreement and the Pooling and Servicing Agreement:

•	The WFCM 2015-NXS3 Servicer will earn a primary servicing fee with respect to the One Court Square Mortgage Loan that is to be calculated at 0.0025% per annum.

•	The One Court Square Special Servicer will earn a special servicing fee accruing at a rate equal to the greater of 0.15% per annum or such rate as would result in a special servicing fee of $3,500 for the related month.

•	The One Court Square Special Servicer will be entitled to a workout fee accruing at a rate equal to 0.50%.

•	The One Court Square Special Servicer will be entitled to a liquidation fee accruing at a rate equal to (a) 0.50% or (b) if such rate set forth in clause (a) would result in an aggregate liquidation fee less than $25,000, then the lesser of (i) 3.00% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000.

•	No party to the WFCM 2015-NXS3 Pooling and Servicing Agreement will be required to make P&I Advances with respect to the One Court Square Mortgage Loan.

•	The WFCM 2015-NXS3 Servicer is obligated to make property protection advances with respect to the One Court Square Loan Combination. The WFCM 2015-NXS3 Servicer and the related trustee, as applicable, will be entitled to reimbursement for such property protection advance (with interest thereon at a prime rate), first from the collection account established with respect to the One Court Square Loan Combination and then, if such advance is a non-recoverable advance, if such funds on deposit in such collection account are insufficient, from general collections of the WFCM 2015-NXS3 issuing entity, as provided in the WFCM 2015-NXS3 Pooling and Servicing Agreement (in which case the WFCM 2015-NXS3 Servicer will be required to seek reimbursement from the Issuing Entity (as holder of the One Court Square Mortgage Loan) for the Issuing Entity’s pro rata share).

•	The One Court Square Special Servicer will be required to take actions with respect to the One Court Square Mortgage Loan if such Mortgage Loan becomes the equivalent of a Defaulted Mortgage Loan, which actions are similar, but not necessarily identical, to the actions described under “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the One Court Square Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information in the WFCM 2015-NXS3 Pooling and Servicing Agreement are substantially similar to those of the Pooling and Servicing Agreement.

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•	The WFCM 2015-NXS3 Servicer is not required to make compensating interest payments in respect of the One Court Square Mortgage Loan.

•	The WFCM 2015-NXS3 Servicer and One Court Square Special Servicer (a) have rights related to resignation substantially similar to those of the Master Servicer and the Special Servicer and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	Penalty Charges with respect to the One Court Square Loan Combination will be allocated in accordance with the One Court Square Co-Lender Agreement and the WFCM 2015-NXS3 Pooling and Servicing Agreement.

•	The rating agencies rating the securities issued under the WFCM 2015-NXS3 Pooling and Servicing Agreement vary from the Rating Agencies rating the Certificates, which causes servicing arrangements (including, but not limited to, servicer termination events) to be different under the WFCM 2015-NXS3 Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The WFCM 2015-NXS3 Pooling and Servicing Agreement does not provide for an asset representations reviewer and does not provide for any asset representations review similar to that described under “The Pooling and Servicing Agreement—The Asset Representations Reviewer”.

•	The One Court Square Loan Combination will be serviced pursuant to the WFCM 2015-NXS3 Pooling and Servicing Agreement and the One Court Square Controlling Note Holder will be entitled to exercise rights and powers over material servicing actions.

•	The specific types of actions constituting material actions under the WFCM 2015-NXS3 Pooling and Servicing Agreement differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable One Court Square Controlling Note Holder will be permitted to consent will correspondingly differ.

•	The liability of the parties to the WFCM 2015-NXS3 Pooling and Servicing Agreement is limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

•	Collections on the One Court Square Loan Combination are maintained under the WFCM 2015-NXS3 Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The WFCM 2015-NXS3 Pooling and Servicing Agreement differs from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers, certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

•	The WFCM 2015-NXS3 Pooling and Servicing Agreement does not require delivery of the equivalent of a Diligence File as described under “The Mortgage Loan Purchase Agreements—Sale of Mortgage Loans; Mortgage File Delivery”.

•	The WFCM 2015-NXS3 Pooling and Servicing Agreement does not provide for a process for enforcement of loan seller obligations by WFCM 2015-NXS3 certificateholders similar to that described under “—Repurchase Requests, Enforcement of Mortgage Loan Seller’s Obligations Under the Mortgage Loan Purchase Agreement”.

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•	The WFCM 2015-NXS3 Pooling and Servicing Agreement does not provide for dispute resolution provisions similar to those described under “—Dispute Resolution Provisions”.

The One Court Square Special Servicer may be removed as described under “Description of the Mortgage Pool—The Loan Combinations—The One Court Square Loan Combination—Special Servicer Appointment Rights” in this prospectus.

The WFCM 2015-NXS3 Servicer, the One Court Square Special Servicer, the WFCM 2015-NXS3 Trustee and various related persons and entities are entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The One Court Square Loan Combination” in this prospectus.

Prospective investors are encouraged to review the full provisions of the WFCM 2015-NXS3 Pooling and Servicing Agreement, which is available online at www.sec.gov or by requesting a copy from the underwriters.

Servicing of the Home Depot - Elk Grove Village Mortgage Loan

It is anticipated that the Home Depot - Elk Grove Village Mortgage Loan and any related REO Property will initially be serviced under the Pooling and Servicing Agreement until the Home Depot - Elk Grove Village Pari Passu Companion Loan Securitization Date, after which the Home Depot - Elk Grove Village Mortgage Loan will be serviced under the Home Depot - Elk Grove Village Pooling and Servicing Agreement. On and after the Home Depot - Elk Grove Village Pari Passu Companion Loan Securitization Date, the Home Depot - Elk Grove Village Servicer will make property protection advances and remit collections on the Home Depot - Elk Grove Village Mortgage Loan to or on behalf of the Issuing Entity. However, no party to the Home Depot - Elk Grove Village Pooling and Servicing Agreement will be required to make P&I Advances with respect to the Home Depot - Elk Grove Village Mortgage Loan. It is expected that the servicing arrangements under the Home Depot - Elk Grove Village Pooling and Servicing Agreement will be similar but may differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement.

In that regard:

•	It is expected that, pursuant to the Home Depot - Elk Grove Village Pooling and Servicing Agreement, the liquidation fee, the special servicing fee and the workout fee with respect to the Home Depot - Elk Grove Village Mortgage Loan will be similar to the corresponding fees payable under the Pooling and Servicing Agreement and will be payable in the amounts described under “The Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation” in this prospectus.

•	It is expected that the master servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement (the “Home Depot - Elk Grove Village Servicer”) will be obligated to make the equivalent of Property Advances with respect to the Home Depot - Elk Grove Village Loan Combination. It is expected that, pursuant to the terms of the Home Depot - Elk Grove Village Pooling and Servicing Agreement, the Home Depot - Elk Grove Village Servicer will be entitled to reimbursement of any such property protection advance with respect to the Home Depot - Elk Grove Village Loan Combination (with interest thereon at a prime rate), first, from amounts that would have been allocable to the Home Depot - Elk Grove Village Mortgage Loan and the Home Depot - Elk Grove Village Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the property protection advance is nonrecoverable, from general collections on all of the mortgage loans included in the securitization of the Home Depot - Elk Grove Village Pari Passu Companion Loan (in which case the Outside Servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement will be required to seek reimbursement from the Issuing Entity (as holder of the Home Depot - Elk Grove Village Mortgage Loan) for the Issuing Entity’s pro rata share).

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•	Items with respect to the Home Depot - Elk Grove Village Loan Combination that are the equivalent of Ancillary Fees, Penalty Charges, Assumption Fees and/or Modification Fees and that are allocated as additional servicing compensation, may be allocated between the Home Depot - Elk Grove Village Servicer and the Home Depot - Elk Grove Village Special Servicer in proportions that are different from the proportions allocated between the Master Servicer and the Special Servicer in the case of Mortgage Loans serviced under the Pooling and Servicing Agreement.

•	It is expected that the special servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement (the “Home Depot - Elk Grove Village Special Servicer”) will be required to take actions with respect to the Home Depot - Elk Grove Village Mortgage Loan if it becomes the equivalent of a Defaulted Mortgage Loan, which actions are generally expected to be similar to the actions described under “—Realization Upon Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in this prospectus.

•	With respect to the Home Depot - Elk Grove Village Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information pursuant to the Home Depot - Elk Grove Village Pooling and Servicing Agreement are expected to be generally similar to those of the Pooling and Servicing Agreement.

•	The requirement of the Home Depot - Elk Grove Village Servicer to make the equivalent of Compensating Interest Payments in respect of the Home Depot - Elk Grove Village Mortgage Loan is expected to be similar to the requirement of the Master Servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the Pooling and Servicing Agreement as described under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this prospectus.

•	The Home Depot - Elk Grove Village Servicer and the Home Depot - Elk Grove Village Special Servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement (a) are expected to have rights related to resignation generally similar to those of the Master Servicer and the Special Servicer and (b) are expected to be subject to servicer termination events generally similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

•	No items with respect to the Home Depot - Elk Grove Village Loan Combination that are the equivalent of Ancillary Fees, Assumption Fees, Modification Fees and/or Penalty Charges will be allocated to the Master Servicer or the Special Servicer as additional servicing compensation or otherwise applied in accordance with the Pooling and Servicing Agreement except to the extent that such items are received by the Issuing Entity with respect to the Home Depot - Elk Grove Village Mortgage Loan.

•	Penalty Charges with respect to the Home Depot - Elk Grove Village Loan Combination will be allocated in accordance with the related Co-Lender Agreement.

•	The rating agencies rating the securities issued under the Home Depot - Elk Grove Village Pooling and Servicing Agreement may vary from the rating agencies rating the Certificates, which may cause servicing arrangements (including, but not limited to, servicer termination events) to be different under the Home Depot - Elk Grove Village Pooling and Servicing Agreement than under the Pooling and Servicing Agreement.

•	The specific types of actions constituting major decisions under the Home Depot - Elk Grove Village Pooling and Servicing Agreement may differ in certain respects from those actions that constitute Major Decisions under the Pooling and Servicing Agreement, and therefore the specific types of servicer actions with respect to which the applicable outside controlling class representative will be permitted to consent will correspondingly differ.

•	The liability of the parties to the Home Depot - Elk Grove Village Pooling and Servicing Agreement is expected to be limited in a manner similar, but not necessarily identical, to the liability of the parties to the Pooling and Servicing Agreement.

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•	Collections on the Home Depot - Elk Grove Village Loan Combination are expected to be maintained under the Home Depot - Elk Grove Village Pooling and Servicing Agreement in a manner similar, but not necessarily identical, to collections on the Serviced Mortgage Loans and the Serviced Loan Combinations under the Pooling and Servicing Agreement, provided that rating requirements for accounts and permitted investments may vary under those two pooling and servicing agreements.

•	The Home Depot - Elk Grove Village Pooling and Servicing Agreement may differ from the Pooling and Servicing Agreement in certain respects relating to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The Special Servicer or Home Depot - Elk Grove Village Special Servicer, as the case may be, may be removed, with respect to the Home Depot - Elk Grove Village Loan Combination at any time, with or without cause, by the holder of the Home Depot - Elk Grove Village Pari Passu Companion Loan (which, prior to the securitization of the Home Depot - Elk Grove Village Controlling Companion Loan, is Société Générale, and which, following the securitization of the Home Depot - Elk Grove Village Pari Passu Companion Loan, is expected to be the outside controlling class representative under the Home Depot - Elk Grove Village Pooling and Servicing Agreement) pursuant to the terms of the Co-Lender Agreement and the Pooling and Servicing Agreement or the Home Depot - Elk Grove Village Pooling and Servicing Agreement. It is expected that the rights to remove the Home Depot - Elk Grove Village Special Servicer under the Home Depot - Elk Grove Village Pooling and Servicing Agreement will be generally similar to those rights held by the Controlling Class Representative under the Pooling and Servicing Agreement.

The Home Depot - Elk Grove Village Servicer and the Home Depot - Elk Grove Village Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for the Issuing Entity’s pro rata share of certain losses and liabilities incurred by such party in accordance with the terms and conditions of the related Co-Lender Agreement.

See also “Description of the Mortgage Pool—The Loan Combinations—The Home Depot - Elk Grove Village Loan Combination” in this prospectus.

Use of Proceeds

The Depositor expects to receive from this offering approximately [__]% of the aggregate principal balance of the Offered Certificates, plus accrued interest from April 1, 2016, before deducting expenses payable by the Depositor. Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the Depositor to pay the purchase price for the Mortgage Loans and to pay certain other related expenses.

Yield, Prepayment and Maturity Considerations

Yield

The yield to maturity on the Offered Certificates will depend upon the price paid by the related investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, the extent to which prepayment premiums and yield maintenance charges allocated to the related Class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the related Class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

The rate of distributions in reduction of (or otherwise resulting in the reduction of) the Certificate Balance or Notional Amount of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of

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borrower defaults and the severity of losses occurring upon a default. While voluntary prepayments of the Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a Mortgaged Property is lost due to casualty or condemnation. Certain of the Mortgage Loans require prepayment in connection with an economic holdback or earnout if the related borrower does not satisfy certain criteria set forth in the related Mortgage Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Voluntary Prepayments” for a discussion of prepayment restrictions. In addition, such distributions in reduction of Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates (or that otherwise result in the reduction of the respective Notional Amounts of the Offered Certificates that are Interest-Only Certificates) may result from repurchases of, or substitutions for, Mortgage Loans made by the Mortgage Loan Sellers due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “The Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “The Pooling and Servicing Agreement—Termination; Retirement of Certificates”, the exercise of purchase options by the holder of a subordinate companion loan or mezzanine loan, if any, or the sale or other liquidation of a defaulted Mortgage Loan. To the extent a Mortgage Loan requires payment of a prepayment premium or yield maintenance charge in connection with a voluntary prepayment, any such prepayment premium or yield maintenance charge generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

The Certificate Balance or Notional Amount of any Class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have accrued on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution to applicable Certificateholders in reduction of the Certificate Balances of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates). Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted payoff, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the Master Servicer, Special Servicer or Trustee of a Nonrecoverable Advance or the incurrence of certain unanticipated or default-related costs and expenses (including interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees and any comparable items with respect to the Outside Serviced Mortgage Loans). Any reduction of the Certificate Balance of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or a Trust Component (and, therefore, the applicable Class of Exchangeable Certificates and the Class EC Certificates) as a result of the application of Realized Losses may also reduce the Notional Amount of a Class of Interest-Only Certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and the Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Certificateholders are not entitled to receive distributions of Monthly Payments when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

The rate of payments (including voluntary and involuntary prepayments) on the Mortgage Loans will be influenced by a variety of economic, geographic, social and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their Mortgage Loans. The terms of the Mortgage Loans (in particular, amortization terms, the term of any prepayment lock-out period, the extent to which prepayment premiums or yield maintenance charges are due with respect to any principal prepayments, the right of the mortgagee to apply condemnation and casualty proceeds or reserve funds to prepay the Mortgage Loan, the extent to which a partial principal prepayment is required in connection with the release of a portion of the real estate collateral for a Mortgage Loan, and the availability of certain rights to defease all or a portion of the Mortgage Loan) may affect the rate of principal payments on Mortgage Loans, and consequently, the yields to maturity of the respective Classes of Offered Certificates. For example, certain Mortgage Loans may permit prepayment of the Mortgage Loan without a lockout period. See “Description of the Mortgage Pool—Certain

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Terms of the Mortgage Loans—Voluntary Prepayments” and Annex A for a description of prepayment lock-out periods, prepayment premiums and yield maintenance charges.

Principal prepayments on the Mortgage Loans could also affect the yield on any Class of Offered Certificates with (or the yield on the Class EC Certificates if any Trust Component has) a Pass-Through Rate that is limited by, based upon or equal to the WAC Rate. The Pass-Through Rates on those Classes of Offered Certificates and Trust Components may be adversely affected as a result of a decrease in the WAC Rate even if principal prepayments do not occur.

With respect to the Class A-AB Certificates, the extent to which the Class A-AB Scheduled Principal Balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, and Class A-4 Certificates remain outstanding. In particular, once such other Classes of Offered Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB Certificates is reduced to zero. As such, the Class A-AB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates were outstanding.

Any changes in the weighted average lives of your Certificates may adversely affect your yield. The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on such investor’s yield to maturity. As a result, the effect on such investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

In addition, the rate and timing of delinquencies, defaults, the application of liquidation proceeds and other involuntary payments such as condemnation proceeds or insurance proceeds, losses and other shortfalls on Mortgage Loans will affect distributions on the Offered Certificates and their timing. See “Risk Factors—Your Yield May Be Affected by Defaults, Prepayments and Other Factors”. In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your Offered Certificates.

In addition, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of general collections on the Mortgage Loans included in the Issuing Entity for any advance that it has determined is not recoverable out of collections on the related Mortgage Loan, then to the extent that this reimbursement is made from collections of principal on the Mortgage Loans in the Issuing Entity, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) and Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) and will result in a reduction of the Certificate Balance of a Class of Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or Trust Component (and, therefore, the applicable Class of Exchangeable Certificates and the Class EC Certificates). See “Description of the Certificates—Distributions”. Likewise, if the Master Servicer, the Special Servicer or the Trustee is reimbursed out of principal collections on the Mortgage Loans for any Workout-Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the Principal Balance Certificates (exclusive of the Exchangeable Certificates and the Class EC Certificates) or Trust Components (and, therefore, the Exchangeable Certificates and the Class EC Certificates) on that Distribution Date. This reimbursement would have the effect of reducing current payments of principal on the Offered Certificates that are Principal Balance Certificates and extending the weighted average lives of the respective Classes of those Offered Certificates. See “Description of the Certificates—Distributions”.

If you own Offered Certificates that are Principal Balance Certificates, then prepayments resulting in a shortening of the weighted average lives of your Certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payments of principal on your Certificates at a rate comparable to the effective yield anticipated by you in making your investment in the Offered Certificates, while delays and extensions resulting in a lengthening of the weighted average lives may occur at a time of high interest rates

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when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor’s own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

In general, with respect to any Class of Offered Certificates that is purchased at a premium, if principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Offered Certificates is purchased at a discount and principal distributions occur at a rate slower than that assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase.

An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest such amounts distributed to it may be lower than the applicable Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore, of amounts distributable in reduction of the Certificate Balances of the Offered Certificates that are Principal Balance Certificates may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in any Offered Certificates that are Principal Balance Certificates for reinvestment at such high prevailing interest rates may be relatively small.

The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and applicable purchase prices because while interest will accrue during each Interest Accrual Period, the distribution of such interest will not be made until the Distribution Date immediately following such Interest Accrual Period, and principal paid on any Distribution Date will not bear interest during the period from the end of such Interest Accrual Period to the Distribution Date that follows.

In addition, although the related borrower under any ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that such borrower will be able to prepay such ARD Loan on its Anticipated Repayment Date. The failure of the related borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to such borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Issuing Entity’s right to apply excess cash flow to principal in accordance with the terms of the related ARD Loan documents.

Yield on the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the Class A-1, Class A-2. Class A-3, Class A-4 and Class A-AB Certificates and the Class A-S Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. The yield to maturity of the Class X-B Certificates will be highly sensitive to the rate and timing of reductions made to the Certificate Balance of the Class B Trust Component, including by reason of prepayments and principal losses on the Mortgage Loans and other factors described above. Investors in the Class X-A and Class X-B Certificates should fully consider the associated risks, including

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the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination of the Issuing Entity by any party entitled to effect such termination would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X-A and/or Class X-B Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in the Class X-A and/or Class X-B Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase”.

Weighted Average Life of the Offered Certificates

Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (or, in the case of an interest-only security, each dollar of its notional amount is reduced to zero). The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal payments (including scheduled payments, principal prepayments and payments made pursuant to any applicable policies of insurance) on the Mortgage Loans are made and applied to pay principal (or, in the case of a Class X-A or Class X-B Certificate, reduce the notional amount) of such Offered Certificate. The Principal Distribution Amount for each Distribution Date will be distributable as described in “Description of the Certificates—Distributions—Priority of Distributions”. Principal payments on the Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term prepayment includes prepayments, partial prepayments and liquidations due to a default or other dispositions of the Mortgage Loans).

Calculations reflected in the following tables assume that the Mortgage Loans have the characteristics shown on Annex A to this prospectus (together with the footnotes thereto), and are based on the following additional assumptions (“Modeling Assumptions”): (i) each Mortgage Loan is assumed to prepay at the indicated level of constant prepayment rate (“CPR”), in accordance with a prepayment scenario in which prepayments occur after expiration of any applicable lock-out period, defeasance period and/or period during which voluntary prepayments must be accompanied by a yield maintenance charge or a fixed prepayment premium, (ii) there are no delinquencies, (iii) scheduled interest and principal payments, including balloon payments, on the Mortgage Loans are timely received on their respective Due Dates, (iv) no prepayment premiums or yield maintenance charges are collected, (v) no party exercises its right of optional termination of the issuing entity described in this prospectus, (vi) no Mortgage Loan is required to be repurchased from the Issuing Entity, (vii) the Administrative Fee Rate is the respective rate set forth on Annex A to this prospectus as the “Administrative Fee Rate” with respect to such Mortgage Loan, (viii) there are no Excess Prepayment Interest Shortfalls, other shortfalls unrelated to defaults or Appraisal Reduction Amounts allocated to any Class of Certificates, (ix) distributions on the Certificates are made on the fifteenth day (each assumed to be a business day) of each month, commencing in May 2016, (x) the Certificates will be issued on April 13, 2016, (xi) the Pass-Through Rate with respect to each Class of Offered Certificates (exclusive of the Class EC Certificates) and Trust Component is as described under “Description of the Certificates—Distributions—Pass-Through Rates”, (xii) the ARD Loans (if any) prepay in full on their respective Anticipated Repayment Dates, (xiii) all prepayments are assumed to be voluntary prepayments and will not include liquidation proceeds, condemnation proceeds, insurance proceeds, proceeds from the purchase of a Mortgage Loan from the Issuing Entity or any prepayment that is accepted by the Master Servicer or the Special Servicer pursuant to a workout, settlement or loan modification, (xiv) with respect to any Mortgage Loans that require prepayment in connection with an economic holdback or earnout, the related borrower will satisfy certain criteria set forth in the related Mortgage Loan documents and the related holdback or earnout will not be used to prepay the Mortgage Loan, (xv) the Exchangeable Certificates and the Class EC Certificates are, in the case of each Class thereof, issued at its respective maximum initial Certificate Balance, (xvi) the initial Certificate Balances or Notional Amounts of the respective Classes of Certificates and Trust Components (or, in the case of the respective Classes of Exchangeable Certificates and the Class EC Certificates, the maximum Certificate Balances of such Certificates) are as set forth in the table (together with the footnotes thereto) under “Certificate Summary”, and (xvii) no Exchangeable Certificates and Class EC Certificates have been exchanged, except with respect to the decrement tables and price/yield tables below and the Assumed Final Distribution Dates relating to the respective Classes of Exchangeable Certificates and the Class EC Certificates, in which case we assume that the maximum Certificate Balance of each Class of those Certificates was issued on the Closing Date.

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The following tables indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A and Class X-B Certificates) that would be outstanding after each of the dates shown under each of the indicated prepayment assumptions and the corresponding weighted average life, first principal payment date and last principal payment date of each such Class of Offered Certificates. The tables have been prepared on the basis of, among others, the Modeling Assumptions. To the extent that the Mortgage Loans or the Certificates have characteristics that differ from those assumed in preparing the tables, the respective Classes of the Offered Certificates that are Principal Balance Certificates may mature earlier or later than indicated by the tables. The Mortgage Loans will not prepay at any constant rate, and it is highly unlikely that the Mortgage Loans will prepay in a manner consistent with the assumptions described in this prospectus. For this reason and because the timing of principal payments is critical to determining weighted average lives, the weighted average lives of the applicable Offered Certificates are likely to differ from those shown in the tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR or prepayment scenario over any given time period or over the entire life of the Offered Certificates. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and shorten or extend the weighted average lives) shown in the following tables. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Percentages of the Initial Certificate Balance of
the Class A-1 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	88%	88%	88%	88%	88%
April 2018	74%	74%	74%	74%	74%
April 2019	48%	48%	48%	48%	48%
April 2020	12%	12%	12%	12%	12%
April 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	2.76	2.75	2.75	2.75	2.75
First Principal Payment Date	May 2016	May 2016	May 2016	May 2016	May 2016
Last Principal Payment Date	September 2020	June 2020	June 2020	June 2020	June 2020

Percentages of the Initial Certificate Balance of
the Class A-2 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance
or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	4.71	4.70	4.69	4.66	4.47
First Principal Payment Date	September 2020	June 2020	June 2020	June 2020	June 2020
Last Principal Payment Date	March 2021	March 2021	March 2021	March 2021	March 2021

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Percentages of the Initial Certificate Balance of
the Class A-3 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.63	9.59	9.53	9.48	9.26
First Principal Payment Date	August 2025	May 2025	May 2025	May 2025	May 2025
Last Principal Payment Date	January 2026	January 2026	January 2026	December 2025	September 2025

Percentages of the Initial Certificate Balance of
the Class A-4 Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.79	9.79	9.78	9.75	9.54
First Principal Payment Date	January 2026	January 2026	January 2026	December 2025	September 2025
Last Principal Payment Date	February 2026	February 2026	February 2026	February 2026	November 2025

Percentages of the Initial Certificate Balance of
the Class A-AB Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	98%	98%	98%	98%	98%
April 2022	77%	77%	77%	77%	77%
April 2023	55%	55%	55%	55%	55%
April 2024	31%	31%	31%	31%	31%
April 2025	6%	6%	6%	6%	6%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	7.21	7.21	7.21	7.21	7.21
First Principal Payment Date	March 2021	March 2021	March 2021	March 2021	March 2021
Last Principal Payment Date	August 2025	August 2025	August 2025	August 2025	August 2025

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Percentages of the Initial Certificate Balance of
the Class A-S Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.90	9.88	9.84	9.84	9.61
First Principal Payment Date	February 2026	February 2026	February 2026	February 2026	November 2025
Last Principal Payment Date	March 2026	March 2026	March 2026	February 2026	December 2025

Percentages of the Initial Certificate Balance of
the Class B Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.88	9.67
First Principal Payment Date	March 2026	March 2026	March 2026	February 2026	December 2025
Last Principal Payment Date	March 2026	March 2026	March 2026	March 2026	December 2025

Percentages of the Initial Certificate Balance of
the Class EC Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.91	9.91	9.90	9.88	9.65
First Principal Payment Date	February 2026	February 2026	February 2026	February 2026	November 2025
Last Principal Payment Date	March 2026	March 2026	March 2026	March 2026	January 2026

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Percentages of the Initial Certificate Balance of
the Class C Certificates at the Specified CPRs
0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR

	Prepayment Assumption (CPR)
Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022	100%	100%	100%	100%	100%
April 2023	100%	100%	100%	100%	100%
April 2024	100%	100%	100%	100%	100%
April 2025	100%	100%	100%	100%	100%
April 2026 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (in years)	9.92	9.92	9.92	9.92	9.68
First Principal Payment Date	March 2026	March 2026	March 2026	March 2026	December 2025
Last Principal Payment Date	March 2026	March 2026	March 2026	March 2026	January 2026

Price/Yield Tables

The tables set forth below show the corporate bond equivalent (“CBE”) yield with respect to each Class of Offered Certificates under the Modeling Assumptions. Purchase prices set forth below for each Class of Offered Certificates are expressed in 32nds and interpreted as a percentage (i.e., 100-12 is 100-12/32%) of the initial Certificate Balance or Notional Amount, as applicable, of such Class of Offered Certificates, before adding accrued interest.

The yields set forth in the following tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as described in the Modeling Assumptions, from and including the first day of the applicable Interest Accrual Period for the initial Distribution Date to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of the respective Classes of Offered Certificates that are Principal Balance Certificates and consequently does not purport to reflect the return on any investment in such Classes of Offered Certificates when such reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE) for the Class A-1 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class A-2 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-3 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class A-4 Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

477

Pre-Tax Yield to Maturity (CBE) for the Class A-AB Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class X-B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

478

Pre-Tax Yield to Maturity (CBE) for the Class A-S Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class B Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity (CBE) for the Class EC Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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Pre-Tax Yield to Maturity (CBE) for the Class C Certificates at the Specified CPRs

0% CPR during lockout, defeasance and/or yield maintenance or fixed prepayment premiums - otherwise at indicated CPR
Assumed Price (32nds)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

We cannot assure you that the Mortgage Loans will prepay at any particular rate. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding tables at the various percentages of CPR and under the various prepayment scenarios specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios.

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Material Federal Income Tax Consequences

General

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, tax-exempt investors, investors whose functional currency is not the U.S. dollar, U.S. expatriates and investors that hold the Offered Certificates as part of a “straddle,” integrated transaction or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury. Investors are encouraged to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

Two (2) separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the Issuing Entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). In addition, the One Court Square REMIC was formed on October 13, 2015, by Natixis Real Estate Capital LLC with respect to part of the One Court Square Loan Combination, which REMIC issued three pro rata and pari passu regular interests (the One Court Square REMIC A-1 Regular Interest, the One Court Square REMIC A-2 Regular Interest and the One Court Square REMIC A-3 Regular Interest) and a single residual interest. The Lower-Tier REMIC will hold the Mortgage Loans (including a 21.0526% ownership interest in the One Court Square REMIC A-2 Regular Interest and a 22.2222% ownership interest in the One Court Square REMIC A-3 Regular Interest, which are represented by the One Court Square Promissory Note A-5, which will be included in the Issuing Entity, and will constitute a Mortgage Loan for purposes of the discussion herein) and certain other assets and will issue (i) one or more uncertificated classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class X-A, Class X-B, Class D, Class X-D, Class E, Class F and Class G Certificates and each Trust Component, each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) a residual interest represented by the Class R Certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement, each Outside Servicing Agreement and each Co-Lender Agreement without waiver, (iii) continued qualification of each REMIC formed under each Outside Servicing Agreement, and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, for federal income tax purposes (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will qualify as a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will qualify as a “regular interest” in the Upper-Tier REMIC and (d) the Class R Certificates will represent ownership of the sole class of “residual interests” in each Trust REMIC, in each case within the meaning of the REMIC provisions of the Code. However, qualification as a REMIC requires ongoing compliance with certain conditions. See “—Qualification as a REMIC” below.

In addition, in the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the Depositor, (i) the portions of the Issuing Entity consisting of the Trust Components and the Exchangeable Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, and (ii) the Class EC Certificates and each Class of Exchangeable Certificates will represent undivided beneficial interests in their respective Percentage Interests of the related Trust Component or Trust Components and related amounts in the Exchangeable Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which

481

requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The Pooling and Servicing Agreement will provide that no legal or beneficial interest in the Class R Certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Certificates are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on its startup day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the REMIC’s startup day. Qualified mortgages include (i) mortgage loans or split note interests in mortgage loans, such as the Mortgage Loans (other than the One Court Square Mortgage Loan); provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security)(reduced by (1) the amount of any lien on the real property security that is senior to the mortgage loan and (2) a proportionate amount of any lien on the real property security that is in parity with the mortgage loan) is at least 80% of the aggregate principal balance of such mortgage loan either at origination or as of the REMIC’s startup day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the mortgage loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the mortgage loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC and the One Court Square Mortgage Loan that will be held by the Lower-Tier REMIC. If a mortgage loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the startup day of the REMIC, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the REMIC acquires such property, with one extension that may be granted by the Internal Revenue Service (“IRS”).

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not greater than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular

482

interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the REMIC’s startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the REMIC’s startup day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R Certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Except as provided below, Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Issuing Entity would be so treated. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. If at all times 95% or more of the assets of the Issuing Entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. It is unclear, however, whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the Mortgage Loans, or whether these assets otherwise would receive the same treatment as the Mortgage Loans for purposes of the above-referenced sections of the Code. Offered Certificates held by a domestic building and loan association will be treated as assets described in Code Section 7701(a)(19)(C)(xi) to the extent that the Mortgage Loans are treated as “loans . . . secured by an interest in real property which is . . . residential real property” or “loans secured by an interest in educational, health, or welfare institutions or facilities, including structures designed or used primarily for residential purposes for students, residents, and persons under care, employees, or members of the staff of such institutions or facilities” within the meaning of Code Section 7701(a)(19)(C) (such as certain multifamily dwellings, but not other commercial properties), and otherwise will not qualify for this treatment. Certificateholders should consult their own tax advisors regarding the extent to which their Offered Certificates will qualify for this treatment. In addition, Mortgage Loans that have been defeased with government securities will not qualify for the foregoing treatments. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC.

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Taxation of the Regular Interests

General

Each class of Regular Interests (whether held directly or indirectly) will represent one or more regular interests in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments issued by the Upper-Tier REMIC, and not ownership interests in the Trust REMICs or their assets, for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders. For purposes of the following discussion, the treatment described below applies to a Class EC Certificateholder’s interest in the Trust Components and also applies to a Class A-S, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of Class EC and Exchangeable Certificates” below.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Conference Committee Report to the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the Certificate Administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided, however, that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Regular Interests for which there is no substantial sale for cash as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments to be made on the Regular Interest other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Regular Interests (other than the Class X-A and Class X-B Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based on the foregoing, it is anticipated that the Class   Certificates and Class   Trust Component will be issued with original issue discount for federal income tax purposes.

It is anticipated that the Certificate Administrator will treat the Class X-A and Class X-B Certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount

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in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B Certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided, that it is assumed that any ARD Loan will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Yield, Prepayment and Maturity Considerations—Weighted Average Life of the Offered Certificates”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class Certificates and Class Trust Component will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only Certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B Certificates.

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Acquisition Premium

A purchaser of a Regular Interest at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of the cost over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of the Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be de minimis if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down for partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

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Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Taxation of the Regular Interests—Election to Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Taxation of the Regular Interests—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class   Certificates and Class   Trust Component will be issued at a premium for federal income tax purposes.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) ”interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of such Regular Interests becoming wholly or partially worthless, and that, in general, holders of Regular Interests that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless (i.e., when the principal balance thereof has been reduced to zero). Such non-corporate holders of Regular Interests may be allowed a bad debt deduction at such time as the principal balance of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such

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holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. Notwithstanding the foregoing, it is not clear whether holders of interest-only Regular Interests, such as the Class X-A and Class X-B Certificates, will be allowed any deductions under Code Section 166 for bad debt losses. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Prepayment Premiums and Yield Maintenance Charges

Prepayment premiums and yield maintenance charges actually collected on the Mortgage Loans will be distributed among the holders of the respective Classes of Certificates as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of prepayment premiums or yield maintenance charges so allocated should be taxed to holders of Offered Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums and yield maintenance charges will be treated as giving rise to any income to holders of Offered Certificates prior to the Master Servicer’s actual receipt of a prepayment premium or yield maintenance charge. Prepayment premiums and yield maintenance charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a certificate. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

In addition to the recognition of gain or loss on actual sales, Code Section 1259 requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that entitle the holder to a specified principal amount, pay interest at a fixed or variable rate, and are not convertible into the stock of the issuer or a related party, cannot be the subject of a constructive sale for this purpose. Because most Regular Interests meet this exception, Code Section 1259 will not apply to most Regular Interests. However, Regular Interests that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously

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treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Class EC and Exchangeable Certificates

The portion of the Issuing Entity consisting of the Trust Components and the Exchangeable Distribution Account will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC Certificates and each Class of Exchangeable Certificates will evidence undivided beneficial ownership of all or a portion of the related Trust Component or Trust Components. The holder of a Class EC Certificate generally must account separately for its interest in each Trust Component as a separate Regular Interest. See “—Taxation of the Regular Interests” above. A purchaser of a Class EC Certificate must allocate its basis in such certificate among the Trust Components represented by such certificate in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of a Class EC Certificate, the holder must allocate the amount received on the sale among the Trust Components represented by such Certificate in accordance with their relative fair market values as of the time of sale.

The exchange of the requisite proportions of the Class A-S, Class B and Class C Certificates for the Class EC Certificates, and the exchange of the Class EC Certificates for the requisite proportions of the Class A-S, Class B and Class C Certificates will not be taxable.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to original issue discount, unless an exception applies. Under this rule, if a Class EC Certificate represents beneficial ownership of two or more Trust Components, those Trust Components could be treated as a single debt instrument for original issue discount purposes. In addition, if the two or more Trust Components underlying a Class EC Certificate were aggregated for original issue discount purposes and a beneficial owner of such certificate were to (i) exchange that certificate for separate Exchangeable Certificates, (ii) sell one of those separate Exchangeable Certificates and (iii) retain one or more of the remaining separate Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of a Class EC Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the certificate between the separate Exchangeable Certificates sold and the separate Exchangeable Certificates retained in proportion to the relative fair market values of the related Trust Component or Trust Components as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the separate Exchangeable Certificates sold using its basis allocable to the related Trust Component or Trust Components. Also, the beneficial owner then must treat the Trust Component or Trust Components relating to the separate Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to that Trust Component or Trust Components. Accordingly, the beneficial owner must accrue interest and original issue discount with respect to the separate Exchangeable Certificates retained based on the beneficial owner’s basis in the related Trust Component or Trust Components.

As a result, when compared to treating each Trust Component underlying a Class EC Certificate as a separate debt instrument, aggregating the Trust Components underlying a Class EC Certificate could affect the timing and character of income recognized by a beneficial owner of a Class EC Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of a Class EC Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Certificate Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Class EC Certificates and due to the Certificate Administrator’s lack of information necessary to report computations that might be required by Code Section 1286, the Certificate Administrator will treat each Trust

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Component underlying a Class EC Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more Trust Components underlying a Class EC Certificate were aggregated, the timing of accruals of original issue discount applicable to a Class EC Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the Trust Components underlying the Class EC Certificates should be aggregated for original issue discount purposes.

Prospective beneficial owners of Class EC Certificates and/or Exchangeable Certificates should consult their own tax advisors as to the appropriate method of accounting for their interest in those Certificates.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R Certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of a REMIC’s startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the REMIC’s startup day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the highest corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

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The Special Servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons”). These new audit rules are scheduled to become effective for taxable years beginning with 2018 and will apply to both new and existing REMICs.

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders to a greater degree than a tax matters person’s actions under the current rules and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year and otherwise may have to take the adjustment into account in different and potentially less advantageous ways than under current rules.

The parties responsible for the tax administration of the Trust REMICs described herein will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that a Trust REMIC’s residual interest holders, to the fullest extent possible, rather than the Trust REMIC itself, will be liable for any taxes arising from audit adjustments to the Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. The new rules are complex and likely will be clarified and possibly revised before going into effect. Residual interest holders should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Tax Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Tax Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the Certificate Administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Tax Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Tax Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Tax Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Tax Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Tax Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A

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“non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Tax Person. In the latter case, such Non-U.S. Tax Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Tax Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

The term “U.S. Tax Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Tax Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Tax Persons). The term “Non-U.S. Tax Person” means a person other than a U.S. Tax Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The Certificate Administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the Certificate Administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their Certificates.

Backup Withholding

Distributions made on the Certificates, and proceeds from the sale of the Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Tax Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Tax Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Tax Person and stating that the beneficial owner is not a U.S. Tax Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the Certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their Certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their Certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. Holders are urged to consult their own tax advisors with respect to this and other reporting obligations with respect to their Certificates.

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3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the Certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

The Certificate Administrator will be required to file IRS Form 1099 (or any successor form) with the IRS with respect to holders of Class EC Certificates and Exchangeable Certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such Certificates through a middleman, to report the Issuing Entity’s gross income and, in certain circumstances, unless the Certificate Administrator reports under the safe harbor as described in the last sentence of this paragraph, if any assets of the Issuing Entity were disposed of or Certificates are sold in secondary market sales, the portion of the gross proceeds relating to the assets of the Issuing Entity that are attributable to such holder. The same requirements would be imposed on middlemen holding such Certificates on behalf of the related holders. Under certain circumstances, the Certificate Administrator may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury regulations Section 1.671-5. The Certificate Administrator will also be required to make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the related Treasury regulations and (ii) certificateholders who do not hold their Certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

Tax Return Disclosure and Investor List Requirements

Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a “reportable transaction.” Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based upon any of several indicia, one or more of which may be present with respect to an investment in the Certificates. There are significant penalties for failure to comply with these disclosure requirements. Investors in Certificates are encouraged to consult their own

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tax advisors concerning any possible disclosure obligation with respect to their investment, and should be aware that we and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as we and they determine apply to us and them with respect to the transaction.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State, Local and Other Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” above, purchasers of Certificates should consider the state, local and other tax consequences of the acquisition, ownership, and disposition of the Certificates. State, local and other tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the tax laws of any state, locality or foreign jurisdiction.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. No assurance can be given that holders of Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

Holders are urged to consult their own tax advisors with respect to the various state and local, and any other, tax consequences of an investment in the Certificates.

ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, “ERISA Plans” include corporate pension and profit sharing plans that are subject to Title I of ERISA as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing documents.

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Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a “party in interest” within the meaning of Section 3(14) of ERISA (a “Party in Interest”) with respect to that ERISA Plan, unless a statutory or administrative exemption applies. Section 4975 of the Internal Revenue Code contains similar prohibitions applicable to transactions involving the assets of a “plan” subject to Section 4975 of the Internal Revenue Code and “disqualified persons” with respect to such plan. For ease of reference, the term “Party in Interest” should be read to include such “disqualified persons” under Section 4975 of the Code. For purposes of this discussion, Plans include ERISA Plans as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code, including entities, funds or accounts deemed to hold “plan assets” thereof.

The types of transactions between Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, an individual retirement account involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

An investor who is—

•	a fiduciary of a Plan, or

•	any other person investing “plan assets” of any Plan,

is encouraged to carefully review with their legal advisors whether the purchase or holding of an Offered Certificate would be a “prohibited transaction” or would otherwise be impermissible under ERISA or Section 4975 of the Code as discussed in this prospectus.

If a Plan acquires an Offered Certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See “—Plan Asset Regulations” below. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the plan asset regulations under U.S. Department of Labor Reg. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered “plan assets” if less than 25% of the value of each class of equity interests is held by “benefit plan investors,” which include Plans and entities whose underlying assets include plan assets by reason of a Plan’s investment in such entity, but this exception will be tested immediately after each acquisition of an Offered Certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the Offered Certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each Class of the Offered Certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and Section 4975 of the Code will not apply to transactions involving the Issuing Entity’s underlying assets. However, if any of the managers or co-managers, the mortgagors, the Trustee, the servicers or other parties providing services to the Issuing Entity is a party in interest or a disqualified person with respect to the Plan, the acquisition or holding of Offered Certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

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Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the underlying mortgage assets and other assets of the trust to be deemed assets of that Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include employee benefit plans subject to Part 4 of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons (other than benefit plan investors):

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by an underwriter, by the Trustee, the Master Servicer, the Special Servicer or any other party with discretionary authority over the trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that Plan, or

•	provides investment advice with respect to the assets of that Plan for a fee.

If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Trustee, Master Servicer or Special Servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a Mortgage Loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of Offered Certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

The Plan Asset Regulations provide that where a Plan purchases a “guaranteed governmental mortgage pool certificate,” the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” some Certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through Certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool Certificates” within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the Trustee, Master Servicer or Special Servicer or any underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

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If you are the fiduciary of a Plan, you are encouraged consult your counsel and review the ERISA discussion in this prospectus before purchasing any Offered Certificates.

Prohibited Transaction Exemptions

If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the Offered Certificates on behalf of, or with assets of, a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

•	Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

•	Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

•	Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a “qualified professional asset manager;”

•	Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

•	Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an “in-house asset manager.”

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any Class of Offered Certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

Underwriter Exemption

The U.S. Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.

The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Citigroup Global Markets Inc., Prohibited Transaction Exemption (“PTE”) 91-23 (April 18, 1991), as amended by PTE 2013-08 (July 9, 2013) (the “Underwriter Exemption”). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the mortgage pool, and

•	the purchase, sale and holding of mortgage pass-through Certificates, such as the Offered Certificates, that are underwritten by an underwriter under the Underwriter Exemption.

The Underwriter Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of an Offered Certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements in the Underwriter Exemption (“Exemption Rating Agency”);

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•	third, the Trustee cannot be an affiliate of any other member of the Restricted Group (other than an underwriter);

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the relevant Class of Certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of Mortgage Loans to the Issuing Entity must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition to the issuance of the Offered Certificates that they receive the ratings as required by the Underwriter Exemption, and we believe that each of the Ratings Agencies meets the requirements to be an Exemption Rating Agency; consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. In addition, the third general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. We believe that the fourth general condition will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth conditions set forth above will be satisfied with respect to such Certificates. A fiduciary of a Plan contemplating purchasing any of the Offered Certificates in the secondary market must make its own determination that at the time of such acquisition, such Certificates continue to satisfy the second general condition set forth above.

“Restricted Group” means, collectively, the following persons and entities: the Trustee; the underwriters; the Depositor; the Master Servicer; the Special Servicer; any sub-servicers; the Sponsors; each borrower, if any, with respect to Mortgage Loans constituting more than 5% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the Offered Certificates; and any and all affiliates of any of the aforementioned persons.

In order to meet the requirements to be an Exemption Rating Agency, the credit rating agency:

1.	Must be recognized by the SEC as a NRSRO,

2.	Must have indicated on its most recently filed SEC Form NRSRO that it rates “issuers of asset-backed securities,” and

3.	Must have had, within the 12 months prior to the initial issuance of the securities, at least 3 ”qualified ratings engagements” which are defined as (A) a rating engagement requested by an issuer or underwriter in connection with the initial offering of the securities, (B) which is made public to investors generally and (C) for which the rating agency is compensated, and (D) which involves the offering of securities of the type that would be granted relief under the Exemption.

The Underwriter Exemption also requires that the Issuing Entity meet the following requirements:

•	the trust fund must consist solely of assets of the type that have been included in other investment pools;

•	Certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories by at least one Exemption Rating Agency; and

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•	Certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an Offered Certificate.

The Depositor expects that the conditions to the applicability of the Underwriter Exemption described above generally will be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase Offered Certificates.

Under the Underwriter Exemption, the loan-to-value ratio of any underlying Mortgage Loan held in the trust may not exceed 100% at the date of initial issuance of the Offered Certificates, based on the outstanding principal balance of the Mortgage Loan and the fair market value of the mortgaged property as of the Closing Date. It is possible that, if the fair market value of any of the Mortgage Loans has declined since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other Mortgage Loans.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an Offered Certificate acquired by a Plan upon initial issuance from us when we are, or a Mortgage Loan Seller, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any provider of credit support, underwriter or borrower is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an Offered Certificate by a Plan, and

•	the continued holding of an Offered Certificate by a Plan.

However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

If the specific conditions of the Underwriter Exemption set forth below are also satisfied, the Underwriter Exemption may provide an additional exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of securities between the Issuing Entity or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the securities is: (1) a borrower with respect to 5% or less of the fair market value of the Issuing Entity’s assets or (2) an affiliate of such a person, provided that: (a) the Plan is not sponsored by a member of the Restricted Group; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of the outstanding securities of such class; (c) after the Plan’s acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in securities of the Issuing Entity containing assets which are sold or serviced by the same entity; and (d) in the case of initial issuance (but not secondary market transactions), at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interests in the Issuing Entity are acquired by persons independent of the Restricted Group;

•	the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan or with Plan assets provided that the conditions in clauses (2)(a), (b) and (c) of the prior bullet are met; and

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•	the continued holding of Offered Certificates acquired by a Plan or with Plan assets in an initial issuance or secondary market transaction meeting the foregoing requirements.

We cannot assure you that all of the conditions for this additional exemption will be met. In particular, during periods of adverse conditions in the market for CMBS, there is an increased likelihood that (i) 50% or more of one or more Classes of Offered Certificates will be sold in the initial issuance to members of the Restricted Group and (ii) 50% or more of the aggregate interest in the Issuing Entity will be acquired by members of the Restricted Group. Plans with respect to which a borrower or an affiliate of a borrower has investment discretion are advised to consult with counsel before acquiring any Offered Certificates.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust fund.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code, by reason of Sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a party in interest or a disqualified person with respect to an investing plan by virtue of—

•	providing services to the Plan,

•	having a specified relationship to this person, or

•	solely as a result of the Plan’s ownership of Offered Certificates.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

Exempt Plans

A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the fiduciary or prohibited transaction provisions of ERISA or the Code (“Similar Law”). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Insurance Company General Accounts

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating

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the investment of general account assets in Offered Certificates, you are encouraged consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Ineligible Purchasers

Even if an exemption is otherwise available, Certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by an underwriter, the Depositor, the Trustee, the trust, the Master Servicer, the Special Servicer or any of their respective affiliates. Offered Certificates generally may not be purchased with the assets of a Plan if the Depositor, the Trustee, the trust fund, a Master Servicer, the Special Servicer, a Mortgage Loan Seller, or any of their respective affiliates or any employees thereof: (a) has investment discretion with respect to the investment of such Plan assets; or (b) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party with the discretion, authority or responsibility is described in clause (a) or (b) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a “prohibited transaction” under ERISA and the Internal Revenue Code.

Further Warnings

The fiduciary of a Plan should consider that the rating of a security may change. If the rating of an Offered Certificate declines below the lowest permitted rating, the Offered Certificate will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had a permitted investment grade rating would not be required by the Underwriter Exemption to dispose of the Offered Certificate). If the Offered Certificate meets the requirements of the Underwriter Exemption, other than those relating to rating, such Offered Certificate may be eligible to be purchased by an insurance company general account pursuant to Sections I and III of Prohibited Transaction Class Exemption (or PTCE) 95-60.

Each beneficial owner of an Offered Certificate or any interest therein will be deemed to have represented, by virtue of its acquisition or holding of such Offered Certificate or interest therein, that either (i) it is not a Plan or an entity using assets of a Plan, (ii) it has acquired and is holding the Offered Certificates in reliance on the Underwriter Exemption, and that it understands that there are certain conditions to the availability of the Underwriter Exemption, including that the Offered Certificates must be rated, at the time of purchase, not lower than BBB- by an Exemption Rating Agency and that such Offered Certificate is so rated or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60 and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate on behalf of that Plan is encouraged to consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment, in particular the fiduciary of a Plan should consider whether the purchase of an Offered Certificate satisfies the ERISA restrictions concerning prudence and diversification of the investment of the assets of that Plan.

The sale of Offered Certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

Consultation with Counsel

If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase Offered Certificates on behalf of or with assets of that Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

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•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See “Material Federal Income Tax Consequences”.

Legal Investment

No Class of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretative uncertainties. Except as may be specified above with regard to the status of the Offered Certificates as “mortgage related securities” or not as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of any Class of Offered Certificates for legal investment, financial institution regulatory or other purposes or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions.

Further, any rating of a Class of Offered Certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by any nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”) engaged to rate that Class or issuing an unsolicited rating, and whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class of Certificates. These uncertainties (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent: (a) the Offered Certificates of any Class constitute legal investments or are subject to investment, capital or other regulatory restrictions; and (b) if applicable, SMMEA has been overridden in any jurisdiction relevant to you.

The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act. The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The

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Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013, with conformance required by July 21, 2015 (or by July 21, 2016 in respect of investments in and relationships with covered funds that were in place prior to December 31, 2013, with the possibility of a further one-year extension). Although prior to the deadlines for conformance, banking entities were or are required to make good-faith efforts to conform their activities and investments to the Volcker Rule, the general effects of the Volcker Rule remain uncertain. Any prospective investor in the Offered Certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

Certain Legal Aspects of the Mortgage Loans

The following discussion contains general summaries of select legal aspects of Mortgage Loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans underlying the Offered Certificates is situated.

New York. Sixteen (16) of the Mortgaged Properties, representing security for approximately 37.9% of the Initial Pool Balance are located in New York.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

General

Each Mortgage Loan underlying the Offered Certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the Trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the Trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land Trustee under a land trust agreement for the benefit of the borrower. At origination of a Mortgage Loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land Trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the Trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The Mortgage Loans underlying your Offered Certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser

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default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a Mortgage Loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in the trust even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See “—Bankruptcy Issues” below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a Mortgage Loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.

The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

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2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its Mortgage Loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial Trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the Trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the Trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the Trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.

A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and

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(2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a Mortgage Loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior Mortgage Loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.

The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of

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redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a Trustee’s sale under a deed of trust.

One Action and Security First Rules.

Some states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term “judicial action” broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property Mortgage Loan is secured by real properties located in multiple states, the Special Servicer may be required to foreclose first on properties located in states where such “one action” and/or “security first” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with “one action” rules might be precluded because of a prior first action, even if such first action occurred in a state without “one action” rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a “one action” or “security first” jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

Anti-Deficiency Legislation.

Some or all of the Mortgage Loans underlying the Offered Certificates are nonrecourse loans. Recourse in the case of a default on a non-recourse Mortgage Loan will generally be limited to the underlying real property and any other assets that were pledged to secure the Mortgage Loan. However, even if a Mortgage Loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale pursuant to the “power of sale” under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might otherwise result from below-market bids at the foreclosure sale. In some states, exceptions to the anti-deficiency statues are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

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Leasehold Considerations.

Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold Mortgage Loans are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some Mortgage Loans underlying the Offered Certificates, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Some or all of the Mortgage Loans underlying the Offered Certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with Mortgage Loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

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Bankruptcy Issues

Automatic Stay.

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Modification of Lender’s Rights.

Under the Bankruptcy Code, the amount and terms of a Mortgage Loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), depending on the particular facts and circumstances of the specific case.

A Trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide the borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a Mortgage Loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens and mechanics liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagees have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors. Federal bankruptcy law also may interfere with the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to enforce lockbox requirements.

Leases and Rents.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or

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modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of the Master Servicer or Special Servicer, as applicable, for one of our trusts to exercise certain contractual remedies with respect to any related leases. In addition, a lender may be stayed from enforcing the assignment under the Bankruptcy Code, and the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. Rents and leases may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected or (v) to the extent the court determines, based on the equities of the case, that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income. The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel, motel and other lodging property revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in post petition leases and rents. Unless a court orders otherwise, however, rents and other revenues from the related lodging property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in such mortgaged property and the cash collateral is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally, upon the commencement of the bankruptcy case, would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, recent amendments to the Bankruptcy Code provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

Lease Assumption or Rejection by Tenant.

A borrower’s ability to make payment on a Mortgage Loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

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In addition, the Bankruptcy Code generally provides that a Trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the Trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the unpaid rent due under the lease, without acceleration, for the period prior to the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises, plus

•	the rent reserved by the lease, without acceleration, for the greater of one year and 15%, not to exceed three years, of the term of the lease following the filing of the bankruptcy petition or any earlier repossession by the landlord, or surrender by the tenant, of the leased premises.

Lease Rejection by Lessor – Tenant’s Right.

If a Trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date. To the extent that the contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

Ground Lessee or Ground Lessor.

Bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the

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debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

Single-Purpose Entity Covenants and Substantive Consolidation.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 1999), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required

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to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

Sales Free and Clear of Liens.

Under Sections 363(b) and (f) of the Bankruptcy Code, a Trustee, or a borrower as debtor in possession, may, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Post-Petition Credit.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan ultimately did not include these subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of a Sponsor of a borrower, such Sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Avoidance Actions.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower under a Mortgage Loan or to avoid the granting of the liens in the transaction in the first instance, or any replacement liens that arise by operation of law or the security agreement. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on a Mortgage Loan) as an actual or constructive fraudulent conveyance under state or federal law.

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Generally, under federal law and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance if it was made with actual intent to hinder, delay or defraud creditors, as evidenced by certain “badges” of fraud. It also will be subject to avoidance under certain circumstances as a constructive fraudulent transfer if the transferor did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the transferor constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the transferor’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, cross-collateralization arrangements could be challenged as fraudulent transfers by creditors of a borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower as a debtor in possession or its bankruptcy Trustee. Among other things, a legal challenge to the granting of liens may focus on the benefits realized by the borrower from the Mortgage Loan proceeds, in addition to the overall cross-collateralization. A lien or other property transfer granted by a borrower to secure repayment of a loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property.

Management Agreements.

It is likely that any management agreement relating to the mortgaged properties constitutes an “executory contract” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an executory contract of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such contract to such effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of the related borrower (or the Trustee as its assignee) to exercise certain contractual remedies with respect to a management agreement relating to any such mortgaged property. In addition, the Bankruptcy Code provides that a Trustee in bankruptcy or debtor-in-possession may, subject to approval of the court, (a) assume an executory contract and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of the related property manager, if the related management agreement(s) were to be assumed, the Trustee in bankruptcy on behalf of such property manager, or such property manager as debtor-in-possession, or the assignee, if applicable, must cure any defaults under such agreement(s), compensate the borrower for its losses and provide the borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the related borrower may be forced to continue under a management agreement with a manager that is a poor credit risk or an unfamiliar manager if a management agreement was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If a management agreement is rejected, such rejection generally constitutes a breach of the executory contract immediately before the date of the filing of the petition. As a consequence, the related borrower generally would have only an unsecured claim against the related property manager for damages resulting from such breach, which could adversely affect the security for the Offered Certificates.

Certain of the Borrowers May Be Partnerships.

The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and

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that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s Mortgage Loan.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the Master Servicer or Special Servicer to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the borrower or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member. Borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General.

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Environmental Assessments.

Environmental reports are generally prepared for mortgaged properties that will be included in the mortgage pool. At the time the Mortgage Loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged properties was conducted.

Superlien Laws.

Under the laws of certain states, failure to perform any investigative and/or remedial action required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the human health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material or hazardous substance, or (iii) may give rise to any environmental claim or demand (each condition or circumstance, an “Environmental Condition”), may give rise to a lien on the property to ensure the reimbursement of investigative and/or remedial costs incurred by the federal or state government. In

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several states, the lien has priority over the lien of an existing mortgage against the property. In any case, the value of a mortgaged property as collateral for a Mortgage Loan could be adversely affected by the existence of an Environmental Condition.

CERCLA.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks, except heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an “owner” or “operator” so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

Other Federal and State Laws.

Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

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Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known information in their possession regarding the presence of lead-based paint or lead-based paint-related hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the trust and occasion a loss to the certificateholders. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the related loan documents. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower trustor (see “—Foreclosure—Anti-Deficiency Legislation” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer acting on behalf of the Issuing Entity, may not acquire title to, or possession of, a Mortgaged Property, take over its operation or take any other action that might subject the Issuing Entity to liability under CERCLA or comparable laws unless the Master Servicer or Special Servicer has previously determined, based upon a Phase I environmental site assessment (as described below) or other specified environmental assessment prepared by a person who regularly conducts the environmental assessments, that the mortgaged property is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Issuing Entity to take any actions as are necessary to bring the Mortgaged Property into compliance with those laws or as may be required under the laws. A Phase I environmental site assessment generally involves identification of

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recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) and/or historic recognized environmental conditions (as defined in Guideline E1527-00 of the American Society for Testing and Materials Guidelines) based on records review, site reconnaissance and interviews, but does not involve a more intrusive investigation such as sampling or testing of materials. This requirement is intended to preclude enforcement of the security for the related Mortgage Loan until a satisfactory environmental assessment is obtained or any legally required remedial action is taken, reducing the likelihood that the Issuing Entity will become liable for any Environmental Condition affecting a mortgaged property, but making it more difficult to realize on the security for the Mortgage Loan. However, we cannot assure you that any environmental assessment obtained by the Master Servicer or the Special Servicer will detect all possible Environmental Conditions or that the other requirements of the Pooling and Servicing Agreement, even if fully observed by the Master Servicer and the Special Servicer will in fact insulate the Issuing Entity from liability for Environmental Conditions.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-On-Sale and Due-On-Encumbrance Provisions

Some or all of the Mortgage Loans underlying the Offered Certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

The Pooling and Servicing Agreement provides that if any Mortgage Loan contains a provision in the nature of a “due on sale” clause, which by its terms provides that: (i) the Mortgage Loan shall (or may at the mortgagee’s option) become due and payable upon the sale or other transfer of an interest in the related mortgaged property; or (ii) the Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any sale or other transfer, then, for so long as the Mortgage Loan is included in the Issuing Entity, the Master Servicer or Special Servicer, on behalf of the Trustee, shall take actions as it deems to be in the best interest of the certificateholders in accordance with the servicing standard set forth in the Pooling and Servicing Agreement, and may waive or enforce any due on sale clause contained in the related Mortgage Loan, in each case subject to any consent rights of the Special Servicer (in the case of an action by the Master Servicer) and the controlling class representative.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Junior Liens; Rights of Holders of Senior Liens

The trust may include Mortgage Loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

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•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior Mortgage Loan.

Subordinate Financing

Some Mortgage Loans underlying Offered Certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states. Some state statutory provisions may also treat certain prepayment premiums, fees and charges as usurious if in excess of statutory limits. See “—Applicability of Usury Laws” below.

Further, some of the Mortgage Loans underlying the Offered Certificates may not require the payment of specified fees as a condition to prepayment or these requirements have expired, and to the extent some Mortgage Loans do require these fees, these fees may not necessarily deter borrowers from prepaying their Mortgage Loans.

Applicability of Usury Laws

State and federal usury laws limit the interest that lenders are entitled to receive on a Mortgage Loan. In determining whether a given transaction is usurious, courts may include charges in the form of “points” and “fees” as “interest”, but may exclude payments in the form of “reimbursement of foreclosure expenses” or other charges found to be distinct from “interest”. If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the loan is generally found usurious regardless of the form employed or the degree of overcharge. Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to various types of residential, including multifamily, first Mortgage Loans originated by particular lenders after March 31, 1980. Title V authorized any

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state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower’s Mortgage Loan, including a borrower who was in reserve status and is called to active duty after origination of the Mortgage Loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related Mortgage Loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on an affected Mortgage Loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of the Certificates, and would not be covered by advances or any form of credit support provided in connection with the Certificates. In addition, the Relief Act imposes limitations that would impair the ability of a Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

In addition, pursuant to the laws of various states, under certain circumstances, payments on Mortgage Loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the Master Servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the Mortgage Loans that would be borne by certificateholders.

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Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Offered Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. It is the policy of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator to comply with the Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure. Failure to honor any request by the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee or the Certificate Administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Offered Certificates. In addition, each of the Depositor, the Issuing Entity, the underwriters, the Master Servicer, the Special Servicer, the Trustee and the Certificate Administrator intends to comply with the U.S. Bank Secrecy Act, the USA Patriot Act and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses are subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized by and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money-laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the USA Patriot Act and the regulations issued pursuant to the USA Patriot Act, as well as the narcotic drug laws. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of Mortgage Loans.

A lender may avoid forfeiture of its interest in the property if it establishes that—

•	its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or

•	the lender, at the time of execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.”

However, there is no assurance that such defense will be successful.

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Ratings

It is a condition to the issuance of each Class of Offered Certificates that it receives an investment grade credit rating from one or more NRSROs engaged by the Depositor to rate the Offered Certificates (each such NRSRO engaged by the Depositor to rate the Offered Certificates, a “Rating Agency” and, collectively, the “Rating Agencies”). Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

We are not obligated to maintain any particular rating with respect to any Class of Offered Certificates. Changes affecting the Mortgage Loans, the Mortgaged Properties, the Sponsors, the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer, the Special Servicer, any Outside Servicer, any Outside Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through Certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the Certificates in question on each distribution date and, except in the case of interest-only Certificates, the ultimate payment in full of the certificate balance of each Class of Certificates in question on a date that is not later than the rated final distribution date with respect to such Class of Certificates. A rating takes into consideration, among other things, the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates in question, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments required under the Certificates in question. A securities rating on mortgage pass-through Certificates does not, however, represent any assessment of or constitute a statement regarding—

•	whether the price paid for those Certificates is fair;

•	whether those Certificates are a suitable investment for any particular investor;

•	the tax attributes of those Certificates or of the trust;

•	the yield to maturity or, if they have principal balances, the average life of those Certificates;

•	the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) of principal on the underlying Mortgage Loans;

•	the degree to which the amount or frequency of prepayments on the underlying Mortgage Loans might differ from those originally anticipated;

•	the allocation of prepayment interest shortfalls or whether any compensating interest payments will be made;

•	whether or to what extent the interest payable on those Certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying Mortgage Loans;

•	the likelihood or frequency of yield maintenance charges, assumption fees or penalty charges; or

•	if those Certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those Certificates.

See “Risk Factors—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”.

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In addition, a securities rating on mortgage pass-through Certificates does not represent an assessment of the yield to maturity that investors may experience or the possibility that the holders of interest-only Certificates might not fully recover their initial investments in the event of delinquencies or defaults or rapid prepayments on the underlying Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such Certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such Certificates. The Notional Amount of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class A-1, Class A-2, Class A-3, Class A-4 and/or Class A-AB Certificates and/or the Class A-S Trust Component. The Notional Amount of the Class X-B Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary, to the Class B Trust Component. The securities ratings do not address the timing or magnitude of reductions of such Notional Amounts, but only the obligation to distribute interest timely on each such Notional Amount as so reduced from time to time. Therefore, the securities ratings of the Class X-A and Class X-B Certificates should be evaluated independently from similar ratings on other types of securities.

NRSROs that were not engaged by the Depositor to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates, relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the Rating Agencies. The issuance of unsolicited ratings by any NRSRO on a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that Class.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to five NRSROs, including the Rating Agencies. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates and not the other NRSROs, due in part to their initial subordination levels for the various Classes of the Certificates. In the case of one of the Rating Agencies, the Depositor has requested ratings for only certain Classes of the Offered Certificates, due in part to the initial subordination levels provided by such Rating Agency for the various Classes of the Offered Certificates. Had the Depositor selected alternative NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. Had the Depositor requested each of the Rating Agencies to rate all Classes of the Offered Certificates, we cannot assure you as to the ratings that any such engaged NRSRO would have ultimately assigned to the Classes of Offered Certificates that it did not rate.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO or is no longer qualified to rate the Offered Certificates, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Certain actions provided for in the loan agreements require, as a condition to taking such action, that a Rating Agency Confirmation be obtained from each Rating Agency. In certain circumstances, this condition may be deemed to have been met or waived without such a Rating Agency Confirmation being obtained. See the definition of “Rating Agency Confirmation” in this prospectus. In the event such an action is taken without a Rating Agency Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Offered Certificates will constitute an acknowledgment and agreement with the procedures relating to Rating Agency Confirmations described under the definition of “Rating Agency Confirmation” in this prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

Pursuant to agreements between Depositor and each Rating Agency, the Rating Agencies will provide ongoing ratings surveillance with respect to the Offered Certificates for as long as they remain issued and outstanding. The Depositor is responsible for the fees paid to the Rating Agencies to rate and to provide ongoing rating surveillance with respect to the Offered Certificates.

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Plan of Distribution (Underwriter Conflicts of Interest)

Citigroup Global Markets Inc., SG Americas Securities, LLC, Drexel Hamilton, LLC and the Depositor have entered into an underwriting agreement with respect to the Offered Certificates (the “Underwriting Agreement”), pursuant to which the Depositor has agreed to sell to the underwriters, and the underwriters have severally but not jointly agreed to purchase from the Depositor, the respective Certificate Balance or Notional Amount, as applicable, of each Class of Offered Certificates set forth below. In connection with the offering contemplated by this prospectus, Citigroup Global Markets Inc. and SG Americas Securities, LLC are acting as co-lead managers and joint bookrunners with respect to approximately 78.6% and 21.4%, respectively, of the total principal balance of the Offered Certificates, and Drexel Hamilton, LLC is acting as a co-manager.

Class	Citigroup Global Markets Inc.	SG Americas Securities, LLC	Drexel Hamilton, LLC

Class A-1	$10,701,597	$2,912,403	$0
Class A-2	$77,134,979	$20,992,021	$0
Class A-3	$137,562,764	$37,437,236	$0
Class A-4	$174,306,171	$47,436,829	$0
Class A-AB	$24,522,331	$6,673,669	$0
Class X-A	$456,044,931	$124,111,069	$0
Class X-B	$33,332,637	$9,071,363	$0
Class A-S	$31,817,088	$8,658,912	$0
Class B	$33,332,637	$9,071,363	$0
Class EC	$95,451,265	$25,976,735	$0
Class C	$30,301,540	$8,246,460	$0

The Depositor estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $[_______].

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The Depositor and the Sponsors have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. The parties to the Pooling and Servicing Agreement have also severally agreed to indemnify the underwriters, and the underwriters, severally and not jointly, have agreed to indemnify the Depositor and controlling persons of the Depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed to contribute to payments required to be made in respect of these liabilities.

The Depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate principal balance of the Offered Certificates, plus accrued interest on the Offered Certificates from April 1, 2016, before deducting expenses payable by the Depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the Depositor in the form of underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The Offered Certificates are a new issue of securities with no established trading market. Although the Depositor has been advised by the underwriters that they intend to make a market in the Offered Certificates, they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Certificates. Further, we cannot assure you that a secondary market for the Offered Certificates will develop or, if

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it does develop, that it will continue. See “Risk Factors—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, which will include information as to the outstanding principal balance or notional amount, as applicable, of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus, we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Citigroup Global Markets Inc., one of the underwriters, is an affiliate of the Depositor, CGMRC (a Sponsor, an Originator and the current holder of the 79 Madison Avenue Pari Passu Companion Loan and one of the 5 Penn Plaza Pari Passu Companion Loans) and Citibank, N.A., the Certificate Administrator. SG Americas Securities, LLC, one of the underwriters, is an affiliate of Société Générale (a Sponsor, an Originator and the current holder of the Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan and the GFH Brennan Industrial Portfolio Pari Passu Companion Loan). See “Risk Factors—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned with Your Interests” and “—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests” in this prospectus.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Citigroup Global Markets Inc., one of the underwriters and one of the co-lead managers and joint bookrunners for this offering, and SG Americas Securities, LLC, one of the underwriters and one of the co-lead managers and joint bookrunners for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the Depositor of the purchase price for the Offered Certificates and (i) the payment by the Depositor to CGMRC, an affiliate of Citigroup Global Markets Inc., in its capacity as a Sponsor, of the purchase price for the CGMRC Mortgage Loans, and (ii) the payment by the Depositor to Société Générale, an affiliate of SG Americas Securities, LLC, in its capacity as a Sponsor, of the purchase price for the Société Générale Mortgage Loans. See “Transaction Parties—The Sponsors and the Mortgage Loan Sellers”.

As a result of the circumstances described above, Citigroup Global Markets Inc. and SG Americas Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Interests and Incentives of the Underwriter Entities May Not Be Aligned with Your Interests.”

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if an Outside Servicing Agreement is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Outside Servicing Agreement will be deemed to be incorporated by reference into this prospectus.

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 390 Greenwich Street, 7th Floor, New York, New York 10013, or by telephone at (212) 816-6000.

527

Where You Can Find More Information

 The Depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-207132) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC.  This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of this prospectus through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The Depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the Issuing Entity on Forms 10-D, 10-K and 8-K will also be made available on the website of the Certificate Administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The Issuing Entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the Issuing Entity are included in this prospectus.

The Depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the Depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Mayer Brown LLP, Charlotte, North Carolina.

528

Index of Certain Defined Terms

17g-5 Information Provider	355
1986 Act	483
2010 PD Amending Directive	12
2015 Budget Act	491
2016-225L Certificate Administrator	235
2016-225L Controlling Class Representative	239
2016-225L Depositor	235
2016-225L Securitization	212
2016-225L Servicer	235
2016-225L Special Servicer	235
2016-225L Trust and Servicing Agreement	213, 235
2016-225L Trustee	235
225 Liberty Street Co-Lender Agreement	235
225 Liberty Street Companion Loan Holder	213
225 Liberty Street Companion Loans	212
225 Liberty Street Loan Combination	212
225 Liberty Street Loan Combination Controlling Note Holder	239
225 Liberty Street Mortgage Loan	212
225 Liberty Street Pari Passu Companion Loan	212
225 Liberty Street Pari Passu Companion Loan Holder	213
225 Liberty Street Pari Passu Companion Loans	212
225 Liberty Street Subordinate Companion Loan Holder	213
225 Liberty Street Subordinate Companion Loans	212
30/360 Basis	336
5 Penn Plaza Loan Combination	212
5 Penn Plaza Mortgage Loan	212
5 Penn Plaza Pari Passu Companion Loan	212
5 Penn Plaza Pari Passu Companion Loans	212
600 Broadway Certificateholders	223
600 Broadway Companion Loan Securitization Date	223
600 Broadway Controlling Class Representative	224
600 Broadway Controlling Pari Passu Companion Loan	211
600 Broadway Directing Holder	224
600 Broadway Loan Combination	211
600 Broadway Mortgage Loan	211
600 Broadway Pari Passu Companion Loan	211
600 Broadway Pari Passu Companion Loans	211
600 Broadway Pooling and Servicing Agreement	212
600 Broadway Servicer	455
600 Broadway Special Servicer	456
79 Madison Avenue Loan Combination	212
79 Madison Avenue Mortgage Loan	212
79 Madison Avenue Pari Passu Companion Loan	212
AB Loan Combination	154
Accelerated Mezzanine Loan	430
Acceptable Insurance Default	375
Accredited Investor	14
Actual/360 Basis	197
Additional TIF Note	196
Administrative Fee Rate	392
ADR	157
Advance Rate	379
Advances	378
Affected Investor	72
Affirmative Asset Review Vote	441
AIFMD	72
Allocated Cut-off Date Loan Amount	157
ALTA	291
Ancillary Fees	387
Annual Debt Service	157
Anticipated Repayment Date	197
Appraisal Date	158
Appraisal Reduction Amount	401
Appraisal Reduction Event	400
Appraised Value	157
Appraised-Out Class	403
Appraiser	402
ARD	158
ARD Loan	197
Assessment of Compliance	405
Asset Representations Reviewer	321
Asset Representations Reviewer Asset Review Fee	393
Asset Representations Reviewer Ongoing Fee	392
Asset Representations Reviewer Ongoing Fee Rate	392
Asset Representations Reviewer Termination Event	445
Asset Representations Reviewer Upfront Fee	392
Asset Review	442
Asset Review Notice	441
Asset Review Quorum	441
Asset Review Report	443
Asset Review Report Summary	443
Asset Review Standard	442
Asset Review Trigger	440
Asset Review Vote Election	441
Assumed Final Distribution Date	343
Assumption Fees	388
Attestation Report	405
Authority	196
Available Funds	331
Available Tax Increment	196
Balloon Balance	158
Balloon Mortgage Loans	197
Bankruptcy Code	75
Base Interest Fraction	342
BCBS	73
Beds	163
BNY Mellon	155, 275
BNY Mellon Data Tape	276
BNY Mellon Deal Team	275
BNY Mellon Mortgage Loan	155

529

BNY Member	275, 276
Borrower Delayed Reimbursements	387
Borrower Party	430
B-Piece Buyer	141
BRRD	73
CBE	476
CDI 202.01	74
Certificate Administrator	308
Certificate Balance	327
Certificate Owner	350
Certificate Summary	10
Certificateholder	350
Certificateholder Quorum	414
Certificateholder Repurchase Request	447
Certificates	326
Certifying Certificateholder	359
CFCRE 2016-C3 Securitization	211
CGCMT 2016-GC36 Asset Representations Reviewer	230
CGCMT 2016-GC36 Certificate Administrator	230
CGCMT 2016-GC36 Controlling Class Representative	232
CGCMT 2016-GC36 Master Servicer	230
CGCMT 2016-GC36 Operating Advisor	230
CGCMT 2016-GC36 Pooling and Servicing Agreement	212
CGCMT 2016-GC36 Securitization	212
CGCMT 2016-GC36 Special Servicer	230
CGCMT 2016-GC36 Trustee	230
CGMRC	155, 260
CGMRC Data File	261
CGMRC Mortgage Loans	155
CGMRC Securitization Database	261
C-III AM	315
Citibank	308
Class	326
Class A-AB Scheduled Principal Balance	333
Class A-S Percentage Interest	328
Class A-S Trust Component	328
Class A-S-Exchange Percentage Interest	328
Class B Percentage Interest	328
Class B Trust Component	328
Class B-Exchange Percentage Interest	328
Class C Percentage Interest	328
Class C Trust Component	328
Class C-Exchange Percentage Interest	328
Class EC Component	328
Class EC Component A-S	328
Class EC Component B	328
Class EC Component C	329
Class X Certificates	326
Class X Strip Rate	336
Clearstream	356
Clearstream Participants	358
Closing Date	156, 326
CMBS	71, 260, 275
Code	59, 481
Co-Lender Agreement	216
Collection Account	381
Collection Period	332
Collective Investment Scheme	11
Communication Request	360
Companion Loan	154
Companion Loan Holder	369
Companion Loan Rating Agency	410
Compensating Interest Payment	344
Consent Fees	386
Consultation Election Notice	448
Consultation Requesting Certificateholder	448
Consultation Termination Event	429
Control Eligible Certificates	404, 429
Control Termination Event	429
Controlling Class	429
Controlling Class Certificateholder	429
Controlling Class Representative	428
Controlling Note Holder	216
Coolsprings Mall	190
Corrected Loan	375
CPR	472
CREFC®	347
CREFC® Intellectual Property Royalty License Fee	392
CREFC® Intellectual Property Royalty License Fee Rate	392
CREFC® Reports	347
Crossed Group	158
Cross-Over Date	336
CRR	72
Cure/Contest Period	443
Custodian	308, 425
Cut-off Date	154
Cut-off Date Balance	154
Cut-off Date DSCR	160
Cut-off Date Loan-to-Value Ratio	159
Cut-off Date LTV Ratio	159
Dearborn Indenture	190
Debt Service Coverage Ratio	160
Debt Yield on Underwritten NCF	159
Debt Yield on Underwritten Net Cash Flow	159
Debt Yield on Underwritten Net Operating Income	160
Debt Yield on Underwritten NOI	160
Declaration	191
Defaulted Mortgage Loan	390
Defeasance	9
Defeasance Deposit	202
Defeasance Loans	201
Defeasance Lock Out Period	201
Defeasance Option	201
Defective Mortgage Loan	367
Definitive Certificate	356
Delinquent Loan	440
Depositaries	357
Depositor	156, 305
Determination Date	330
Diligence File	362
Directing Holder	428
Disclosable Special Servicer Fees	391

530

Dispute Resolution Consultation	449
Dispute Resolution Cut-off Date	448
Distribution Account	382
Distribution Date	330
Document Defect	361
Dodd-Frank Act	73
DSCR	160
DTC	356
DTC Participants	357
DTC Rules	358
Due Date	197, 332
Due Diligence Questionnaire	262
Due Diligence Requirement	72
Due Period	332
EDGAR	528
EEA	72
Eligible Asset Representations Reviewer	444
Eligible Operating Advisor	437
Empire Mall Co-Lender Agreement	217
Empire Mall Directing Holder	217
Empire Mall Loan Combination	211
Empire Mall Mortgage Loan	211
Empire Mall Pari Passu Companion Loan	211
Empire Mall Pari Passu Companion Loans	211
Enforcing Party	447
Enforcing Servicer	447
Environmental Condition	517, 12
ERISA	494
ESA	175, 291, 12
Euroclear	356
Euroclear Operator	358
Euroclear Participants	358
Excess Interest	197
Excess Interest Distribution Account	382
Excess Liquidation Proceeds Reserve Account	382
Excess Modification Fees	386
Excess Penalty Charges	387
Excess Prepayment Interest Shortfall	345
Exchange Act	259
Exchange Date	330
Exchangeable Certificates	326
Exchangeable Distribution Account	383
Exchangeable Proportion	329
Excluded Controlling Class Holder	353
Excluded Controlling Class Mortgage Loan	429
Excluded Information	354
Excluded Mortgage Loan	429
Excluded Mortgage Loan Special Servicer	412
Excluded Special Servicer Mortgage Loan	412
Exemption Rating Agency	497
Extended Cure Period	367
FATCA	492
FDIA	126
FDIC	126, 309
FDIC Safe Harbor	127
FETL	15
FIEL	15
Final Asset Status Report	434
Final Dispute Resolution Election Notice	449
Financial Promotion Order	11
FIRREA	298
Fitch	410
Form 8-K	259
FPO Persons	11
FSCMA	15
FSMA	11
Gatehouse	173
Germantown Town Center Release Parcel	206
GFH Brennan Industrial Portfolio Co-Lender Agreement	249
GFH Brennan Industrial Portfolio Loan Combination	214
GFH Brennan Industrial Portfolio Mortgage Loan	214
GFH Brennan Industrial Portfolio Non-Controlling Note Holder	250
GFH Brennan Industrial Portfolio Pari Passu Companion Loan	214
Grantor	190
Grantor Trust	481
Ground Lease	10
Hard Lockbox	160
Heritage Industrial Portfolio Loan Combination	213
Heritage Industrial Portfolio Mortgage Loan	213
Heritage Industrial Portfolio Pari Passu Companion Loan	213
High Net Worth Companies, Unincorporated Associations, Etc.	11
Home Depot	187
Home Depot - Elk Grove Village Co-Lender Agreement	255
Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan	214
Home Depot - Elk Grove Village Controlling Pari Passu Companion Loan Securitization Date	214
Home Depot - Elk Grove Village Directing Holder	256
Home Depot - Elk Grove Village Loan Combination	214
Home Depot - Elk Grove Village Mortgage Loan	214
Home Depot - Elk Grove Village Pari Passu Companion Loan	214
Home Depot - Elk Grove Village Pooling and Servicing Agreement	214
Home Depot - Elk Grove Village Servicer	466
Home Depot - Elk Grove Village Special Servicer	467
Indirect Participants	357
Initial Cure Period	367
Initial Pool Balance	154
Initial Rate	197
Initial Requesting Certificateholder	447
In-Place Cash Management	160
Institutional Investor	14
Insurance Rating Requirements	4

531

Interest Accrual Amount	337
Interest Accrual Period	338
Interest Distribution Amount	337
Interest Only Mortgage Loans	197
Interest Reserve Account	382
Interest Shortfall	337
Interested Person	423
Interest-Only Certificates	326
Intermediary	492
Investment Company Act	1
Investor Certification	349
IRS	482
Issuing Entity	154
Jacobson Warehouse Company Release Parcel	205
JCPenney	188
Joint Ventures	188
KBRA	410
Key Money	167
Largest Tenant	160
Largest Tenant Lease Expiration	160
Lender Liability Act	518
Lessee Entity	173
Lessor Entity	173
Liquidation Fee	389
Liquidation Fee Rate	389
Liquidation Proceeds	390
Loan Combination	154
Loan Combination Custodial Account	382
Loan Per Unit	160
Loss of Value Payment	366
Lower-Tier Regular Interests	481
Lower-Tier REMIC	481
Lower-Tier REMIC Distribution Account	382
LTV Ratio at Maturity	160
LUST	176
Macquarie	271
MAI	401, 13
Major Decision	426
Marriott Midwest Portfolio Loan Combination	211
Marriott Midwest Portfolio Mortgage Loan	211
Marriott Midwest Portfolio Pari Passu Companion Loan	211
Marriott Monterey Co-Lender Agreement	252
Marriott Monterey Directing Holder	253
Marriott Monterey Loan Combination	214
Marriott Monterey Mortgage Loan	214
Marriott Monterey Non-Directing Holder	253
Marriott Monterey Pari Passu Companion Loan	214
MAS	13
Master Servicer	310
Master Servicer Remittance Date	377
Material Breach	365
Material Defect	365
Material Document Defect	361
Maturity Date Loan-to-Value Ratio	160
Maturity Date LTV Ratio	160
MGL	271
Modeling Assumptions	472
Modification Fees	387
Monthly Payment	332
Moody’s	410
Mortgage	154
Mortgage File	360
Mortgage Loan Purchase Agreement	360
Mortgage Loan Schedule	372
Mortgage Loan Sellers	155
Mortgage Loans	154
Mortgage Note	154
Mortgage Pool	154
Mortgage Rate	337
Mortgaged Property	154
Mortgagee	13
Most Recent NOI	161
Natixis	265
Net Cash Flow	162
Net Mortgage Pass-Through Rate	336
Net Mortgage Rate	337
Non-Offered Certificates	326
Non-Qualified Intermediary	492
Nonrecoverable Advance	379
Non-Reduced Certificates	350
Non-U.S. Tax Person	492
Notional Amount	329
NREC	155, 265
NREC Data Tape	266
NREC Deal Team	266
NREC Mortgage Loans	155, 266
NRSRO	349, 502
NRSRO Certification	351
Occupancy	161
Occupancy Date	162
Offered Certificates	326
Office Depot	188
OID Regulations	484
OLA	127
One Court Square Co-Lender Agreement	246
One Court Square Controlling Note Holder	247
One Court Square Loan Combination	213
One Court Square Mortgage Loan	213
One Court Square Non-Controlling Note Holders	247
One Court Square Noteholders	246
One Court Square Pari Passu Companion Loan	213
One Court Square Pari Passu Companion Loans	213
One Court Square Promissory Note A-1	245
One Court Square Promissory Note A-2	245
One Court Square Promissory Note A-3	245
One Court Square Promissory Note A-4	245
One Court Square Promissory Note A-5	245
One Court Square Promissory Notes	245
One Court Square REMIC	60
One Court Square REMIC A-1 Regular Interest	60, 213

532

One Court Square REMIC A-2 Regular Interest	213
One Court Square REMIC A-3 Regular Interest	60, 213
One Court Square REMIC Regular Interest	156
One Court Square REMIC Regular Interests	156
One Court Square Special Servicer	246
Operating Advisor	321
Operating Advisor Consulting Fee	392
Operating Advisor Fee	391
Operating Advisor Fee Rate	391
Operating Advisor Standard	434
Operating Advisor Termination Event	436
Original Balance	162
Originators	156, 281
Other Crossed Loans	367
Outside Certificate Administrator	371
Outside Controlling Class Representative	371
Outside Controlling Note Holder	370
Outside Depositor	371
Outside Operating Advisor	371
Outside Securitization	371
Outside Serviced Companion Loan	370
Outside Serviced Loan Combination	370
Outside Serviced Mortgage Loan	370
Outside Servicer	371
Outside Servicing Agreement	370
Outside Special Servicer	371
Outside Trustee	371
P&I Advance	377
Pads	163
Parcel B Declaration	190
Pari Passu Companion Loan	154
Pari Passu Indemnified Items	408
Pari Passu Indemnified Parties	408
Pari Passu Loan Combination	154
Park Bridge Financial	321
Park Bridge Lender Services	321
Participants	356
Party in Interest	495
Pass-Through Rate	336
PCC Data Tape	273
PCC Deal Team	272
PCC Mortgage Loans	155, 271
PCIS Persons	11
PCO	194
PCR	284, 291
Penalty Charges	387
Percentage Interest	330
Permitted Encumbrances	2
Permitted Investments	331
Permitted Special Servicer/Affiliate Fees	391
PGI	317
PGI Primary Servicing Agreement	319
PGI Primary Servicing Agreements	319
PILOT	118
PIPs	117
Plan Asset Regulations	495
PML	294
Pooling and Servicing Agreement	369
Pooling and Servicing Agreement Party Repurchase Request	447
PRC	13
Preliminary Asset Review Report	443
Preliminary Dispute Resolution Election Notice	448
Prepayment Assumption	485
Prepayment Interest Excess	344
Prepayment Interest Shortfall	344
Prepayment Penalty Description	162
Prepayment Provision	162
Prime Rate	379
Principal	271
Principal Balance Certificates	326
Principal Commercial Capital	155, 271
Principal Distribution Amount	338
Principal Shortfall	339
Prior Gainesville CMBS Loan	178
Prior Jacobson CMBS Loan	178
Privileged Information	434
Privileged Information Exception	434
Privileged Person	349
Professional Investors	13
Prohibited Prepayment	344
Promotion of Collective Investment Schemes Exemptions Order	11
Property Advances	378
Proposed Course of Action Notice	448
Prospectus	13
Prospectus Directive	12
PTE	497
Qualification Criteria	274, 277, 280
Qualified Intermediary	492
Qualified Investor	12
Qualified Investors	12
Qualified Mortgage	362
Qualified Substitute Mortgage Loan	366
Rated Final Distribution Date	344
Rating Agencies	524
Rating Agency	524
Rating Agency Confirmation	452
Rating Agency Declination	452
RCRA	518
Realized Loss	346
REC	175
Recognized Collective Investment Scheme	11
Record Date	330
Registration Statement	528
Regular Certificates	326
Regular Interestholder	484
Regular Interests	481
Regulation AB	405
Related Group	162
Related Master Servicer	319
Related Pooling and Servicing Agreement	319
Related TIF Notes	196
Release Date	202
Release Parcel	203
relevant institutions	73

533

Relevant Member State	12
Relevant Person	14
Relevant Persons	11
REMIC	481
REMIC LTV Test	152
REMIC Regulations	481
REO Account	383
REO Companion Loan	339
REO Loan	339
REO Mortgage Loan	339
REO Property	326
Repurchase Price	365
Repurchase Request	447
Requesting Certificateholder	448
Requesting Holders	403
Requesting Investor	360
Requesting Party	451
Requirements	523
Residual Certificates	326
Resolution Authorities	73
Resolution Failure	448
Resolved	448
Restricted Group	498
Restricted Party	434
Retention Requirement	72
Review Materials	441
Revised Rate	197
RevPAR	162
Risk Factors	10
RMBS	309
Rooms	163
Rule 17g-5	351, 417
S&P	317
Scheduled Principal Distribution Amount	338
Sears	188
SEC	259
Securities Act	405
Securitization Accounts	326
SEL	294, 5
Senior Certificates	326
Seritage	188
Serviced AB Loan Combination	369
Serviced Companion Loan	369
Serviced Companion Loan Holder	369
Serviced Companion Loan Securities	136, 410
Serviced Loan Combination	369
Serviced Loans	370
Serviced Mortgage Loans	369
Serviced Outside Controlled Companion Loan	370
Serviced Outside Controlled Loan Combination	370
Serviced Outside Controlled Mortgage Loan	370
Serviced Pari Passu Companion Loan	369
Serviced Pari Passu Companion Loan Holder	369
Serviced Pari Passu Loan Combination	369
Serviced Subordinate Companion Loan	369
Serviced Subordinate Companion Loan Holder	369
Servicer Termination Events	409
Servicing Fee	385
Servicing Fee Rate	385
Servicing Function Participant	405
Servicing Standard	373
Servicing Transfer Event	374
SFA	13
Similar Law	500
Similar Requirements	72
Single-Purpose Entity	9
SMMEA	502
Société Générale	155, 268
Société Générale Data Tape	269
Société Générale Deal Team	269
Société Générale Mortgage Loans	155, 288
Soft Lockbox	162
Soft Springing Lockbox	162
Solvency II	72
Special Servicer	315
Special Servicing Fee	388
Special Servicing Fee Rate	388
Specially Serviced Loan	374
Split Mortgage Loan	154
Sponsors	156, 260
SpringHill Suites Minneapolis West Property	195
Springing Cash Management	162
Springing Lockbox	162
SRB	73
SSM	73
Standard Qualifications	1
Staples	188
Startup Day	482
Stated Principal Balance	339
Structured Product	13
Subject Loans	393
Subordinate Certificates	326
Subordinate Companion Loan	154
Sub-Servicing Agreement	377
Summary	10
Supplement	190
Tax Matters Persons	491
TCO	194
Terms and Conditions	358
Terrorism Cap Amount	9
Tests	442
The Round Release Parcel	205
Third Party Report	157
TIA	74
TIC	297
TIF	196
TIF Note	196
TIF Notes	196
Title Exception	2
Title Policy	2
Title V	521
TownePlace Suites Minneapolis West Property	195
Trailing 12 NOI	161
Tranche Percentage Interest	329
TRIA	8
TRIPRA	125

534

Trust Component	328
Trust REMICs	481
Trustee	307
Trustee/Certificate Administrator Fee	391
Trustee/Certificate Administrator Fee Rate	391
U.S. Tax Person	492
UDSCR Threshold	204
Underwriter Entities	133
Underwriter Exemption	497
Underwriting Agreement	526
Underwritten EGI	163
Underwritten Expenses	162
Underwritten NCF	162
Underwritten NCF DSCR	160
Underwritten Net Cash Flow	162
Underwritten Net Operating Income	163
Underwritten NOI	163
Underwritten Revenues	163
Units	163
Unscheduled Principal Distribution Amount	338
Unsolicited Information	442
Updated Appraisal	418
Upper-Tier REMIC	481
Upper-Tier REMIC Distribution Account	382
UST	176
UW NCF DSCR	160
Volcker Rule	73
Voting Rights	355
WAC Rate	336
Wachovia	310
Wal-Mart	189
WDCPF	278
WDCPF I CS	155, 278
WDCPF I WF	155, 278
WDCPF I WF Data Tape	279
WDCPF Mortgage Loans	155, 278
WDCPF Originator	301
WDCPF Review Team	279
Weighted Average Mortgage Rate	163
Wells Fargo	310
WFCM 2015-NXS3 Pooling and Servicing Agreement	213, 246
WFCM 2015-NXS3 Securitization	213
WFCM 2015-NXS3 Servicer	246
WFCM 2015-NXS3 Trustee	246
WFCM 2015-NXS4 Securitization	213
WFCM 2015-P2 Asset Representations Reviewer	241
WFCM 2015-P2 Certificate Administrator	242
WFCM 2015-P2 Controlling Class Representative	243
WFCM 2015-P2 Master Servicer	241
WFCM 2015-P2 Operating Advisor	241
WFCM 2015-P2 Pooling and Servicing Agreement	213
WFCM 2015-P2 Securitization	211
WFCM 2015-P2 Special Servicer	241
WFCM 2015-P2 Trustee	242
WFCM 2016-NXS5 Securitization	213
Withheld Amounts	382
Workout Fee	388
Workout Fee Rate	389
Workout-Delayed Reimbursement Amount	381
WTNA	307
YM Group A	342
YM Group B	342
YM Groups	342
Zoning Regulations	7

535

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ANNEX A

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

(THIS PAGE INTENTIONALLY LEFT BLANK)

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
1	Loan	8	SG	SG	Empire Mall	NAP	NAP	5000 Empire Mall	Sioux Falls	South Dakota	57106	Retail	Regional Mall
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	NAP	NAP
2.01	Property				TownePlace Suites Detroit Dearborn			6101, 6121 & 6141 Mercury Drive	Dearborn	Michigan	48126	Hospitality	Limited Service
2.02	Property				SpringHill Suites Minneapolis West			5901 Wayzata Boulevard	St. Louis Park	Minnesota	55416	Hospitality	Limited Service
2.03	Property				SpringHill Suites Eden Prairie			11552 Leona Road	Eden Prairie	Minnesota	55344	Hospitality	Limited Service
2.04	Property				TownePlace Suites Milwaukee Brookfield			600, 640 & 650 North Calhoun Road	Brookfield	Wisconsin	53005	Hospitality	Limited Service
2.05	Property				TownePlace Suites Detroit Sterling Heights			14800 & 14880 Lakeside Circle	Sterling Heights	Michigan	48313	Hospitality	Limited Service
2.06	Property				TownePlace Suites Minneapolis West			1400 & 1450 Zarthan Avenue South	St. Louis Park	Minnesota	55416	Hospitality	Limited Service
2.07	Property				TownePlace Suites Eden Prairie			11576 and 11588 Leona Road	Eden Prairie	Minnesota	55344	Hospitality	Limited Service
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport			3635 Crestridge Drive	Eagan	Minnesota	55122	Hospitality	Limited Service
2.09	Property				TownePlace Suites Detroit Livonia			17350 and 17450 Fox Drive	Livonia	Michigan	48152	Hospitality	Limited Service
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport			3615 Crestridge Drive	Eagan	Minnesota	55122	Hospitality	Limited Service
3	Loan		Natixis	Natixis	Nyack College NYC	NAP	NAP	17 Battery Place North	New York	New York	10004	Office	CBD
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	NAP	NAP	600 Broadway	New York	New York	10012	Retail	Anchored
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	NAP	NAP	79 Madison Avenue	New York	New York	10016	Office	CBD
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	NAP	NAP	5 Penn Plaza	New York	New York	10001	Office	CBD
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	NAP	NAP	225 Liberty Street	New York	New York	10281	Office	CBD
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	NAP	NAP
8.01	Property				2294 Molly Pitcher Highway			2294 Molly Pitcher Highway	Chambersburg	Pennsylvania	17202	Industrial	Warehouse
8.02	Property				1001 & 1011 Air Park Drive			1001 & 1011 Air Park Drive	Middletown	Pennsylvania	17057	Industrial	Warehouse
8.03	Property				4472 Steelway Boulevard North			4472 Steelway Boulevard North	Clay	New York	13090	Industrial	Warehouse
8.04	Property				3530 East Pike Road			3530 East Pike Road	Zanesville	Ohio	43701	Industrial	Warehouse
8.05	Property				22 Northeastern Industrial Park			22 Northeastern Industrial Park	Guilderland	New York	12085	Industrial	Warehouse
8.06	Property				8 Northeastern Industrial Park			8 Northeastern Industrial Park	Guilderland	New York	12085	Industrial	Warehouse
8.07	Property				4 & 8 Marway Circle			4 & 8 Marway Circle	Gates	New York	14624	Industrial	Warehouse
8.08	Property				4500 & 4510 Steelway Boulevard South			4500 & 4510 Steelway Boulevard South	Clay	New York	13090	Industrial	Warehouse
8.09	Property				4474 Steelway Boulevard North			4474 Steelway Boulevard North	Clay	New York	13090	Industrial	Warehouse
8.10	Property				21 Northeastern Industrial Park			21 Northeastern Industrial Park	Guilderland	New York	12085	Industrial	Warehouse
8.11	Property				16725 Square Drive			16725 Square Drive	Marysville	Ohio	43040	Industrial	Warehouse
8.12	Property				5 Marway Circle			5 Marway Circle	Gates	New York	14624	Industrial	Flex
9	Loan	28	Natixis	Natixis	One Court Square	NAP	NAP	1 Court Square	Long Island City	New York	11101	Office	CBD
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	NAP	NAP
10.01	Property				Cumberland			5501-5523 North Cumberland Avenue	Chicago	Illinois	60656	Office	Suburban
10.02	Property				UMIP Jefferson Hwy			8401 Jefferson Highway	Maple Grove	Minnesota	55369	Industrial	Manufacturing
10.03	Property				UMIP W 27th Street			7309 West 27th Street	St. Louis Park	Minnesota	55426	Industrial	Manufacturing
10.04	Property				Main			6709 Main Street	Union	Illinois	60180	Industrial	Warehouse/Manufacturing
10.05	Property				Trolley Industrial			22701 Trolley Industrial Drive	Taylor	Michigan	48180	Industrial	Warehouse
10.06	Property				UMIP N 107th Street			9160 North 107th Street	Milwaukee	Wisconsin	53224	Industrial	Warehouse
10.07	Property				Addison			11440 Addison Avenue	Franklin Park	Illinois	60131	Industrial	Warehouse/Manufacturing
10.08	Property				Pagemill			11477 Pagemill Road	Dallas	Texas	75243	Industrial	Warehouse
10.09	Property				UMIP Xeon Street			11385 Xeon Street Northwest	Coon Rapids	Minnesota	55448	Industrial	Warehouse
10.10	Property				8402-8440 Jackson			8400-8440 East 33rd Street	Indianapolis	Indiana	46226	Industrial	Flex
10.11	Property				Jackson Pagosa			3316-3346 North Pagosa Court	Indianapolis	Indiana	46226	Industrial	Flex
10.12	Property				8520-8630 Jackson			8520-8630 East 33rd Street	Indianapolis	Indiana	46226	Industrial	Flex
10.13	Property				Common			16000 Common Road	Roseville	Michigan	48066	Industrial	Manufacturing
10.14	Property				8710-8768 Jackson			8710-8768 East 33rd Street	Indianapolis	Indiana	46226	Industrial	Flex
10.15	Property				Dolton			2150 Dolton Road	Calumet City	Illinois	60409	Industrial	Warehouse/Manufacturing

A-1

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Related Group	Crossed Group	Address	City	State	Zip Code	General Property Type	Detailed Property Type
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	NAP	NAP	350 Calle Principal	Monterey	California	93940	Hospitality	Full Service
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	NAP	NAP	18525 36th Avenue South	SeaTac	Washington	98188	Hospitality	Full Service
13	Loan	33	PCC	PCC	Gainesville Business Center	NAP	NAP	7360, 7378, 7380, 7380R, 7386, 7394, 7397R, 7412, & 7412B Gallerher Road, 14205, 14209, 14215, 14235, 14241 & 14251 John Marshall Highway	Gainesville	Virginia	20155	Industrial	Warehouse
14	Loan	34, 35, 36	SG	SG	The Round	NAP	NAP	4145 Southwest Watson Avenue, 12600 Southwest Crescent Street and 12655 Southwest Milikan Way	Beaverton	Oregon	97005	Mixed Use	Office/Retail
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	NAP	NAP	19945 Century Boulevard	Germantown	Maryland	20874	Land	Retail
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	NAP	NAP	1675 Northeast 51st Avenue and 3811 & 3901 Dixon Street	Des Moines	Iowa	50313	Industrial	Warehouse
17	Loan		SG	SG	TownePlace Suites Cool Springs	NAP	NAP	7153 South Springs Drive	Franklin	Tennessee	37067	Hospitality	Extended Stay
18	Loan		WDCPF	WDCPF	Casas De Soledad	NAP	NAP	3901 Sonoma Springs Avenue	Las Cruces	New Mexico	88011	Multifamily	Garden
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	NAP	NAP	20 Newton Road	Aberdeen	Maryland	21001	Hospitality	Extended Stay
20	Loan	41	PCC	PCC	North Broadway Plaza	NAP	NAP	1822, 1830, 1832 & 1870 North Broadway	Santa Maria	California	93454	Retail	Anchored
21	Loan		CGMRC	CGMRC	725 8th Avenue	NAP	NAP	725 Eighth Avenue	New York	New York	10036	Retail	Single Tenant Retail
22	Loan		Natixis	Natixis	Civic Commerce Center	NAP	NAP	16021-16031 Arrow Highway	Irwindale	California	91706	Industrial	Flex
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	NAP	NAP	3041-3135 Mechanicsville Turnpike	Richmond	Virginia	23223	Retail	Anchored
24	Loan		PCC	PCC	60 Bay Street	NAP	NAP	47-55 Central Avenue a/k/a 58-60 Bay Street	Staten Island	New York	10301	Office	CBD
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	NAP	NAP	600 Meacham Road	Elk Grove	Illinois	60007	Retail	Anchored
26	Loan		Natixis	Natixis	South Beach Portfolio	NAP	NAP
26.01	Property				Courtyard at Jefferson			1536 Jefferson Avenue	Miami Beach	Florida	33139	Other	Short-term Rentals
26.02	Property				L’Etoile			1534 Euclid Avenue	Miami Beach	Florida	33139	Other	Short-term Rentals
26.03	Property				Hispaniola House			1440 Pennsylvania Avenue	Miami Beach	Florida	33139	Other	Short-term Rentals
26.04	Property				Casa Gaby			1032 Michigan Avenue	Miami Beach	Florida	33139	Other	Short-term Rentals
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	Group 1	NAP	94-299 Farrington Highway	Waipahu	Hawaii	96797	Self Storage	Self Storage
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	NAP	NAP	9055-9095 State Highway 119	Alabaster	Alabama	35007	Retail	Anchored
29	Loan		SG	SG	Hampton Inn Branson Hills	NAP	NAP	200 South Payne Stewart Drive	Branson	Missouri	65616	Hospitality	Limited Service
30	Loan		Natixis	Natixis	Lambertville House Hotel	NAP	NAP	32 Bridge Street	Lambertville	New Jersey	08530	Hospitality	Limited Service
31	Loan		SG	SG	Largo Landing	NAP	NAP	13100 Seminole Boulevard	Largo	Florida	33778	Retail	Shadow Anchored
32	Loan		SG	SG	Shady Glen	NAP	NAP	202 Shady Way	Bluffton	South Carolina	29910	Manufactured Housing	Manufactured Housing
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	NAP	NAP	915 South Falkenburg Road	Tampa	Florida	33619	Hospitality	Limited Service
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	NAP	NAP	40 Cindy Lane	Ocean Township	New Jersey	07712	Self Storage	Self Storage
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	NAP	NAP
35.01	Property	49			Hamilton Shopping Center			873-897 South Hamilton Road	Whitehall	Ohio	43213	Retail	Shadow Anchored
35.02	Property				Brice & Main Center			1286-1314 Brice Road	Reynoldsburg	Ohio	43068	Retail	Shadow Anchored
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	NAP	NAP	8039 Vincent Road	Denham Springs	Louisiana	70726	Self Storage	Self Storage
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	Group 1	NAP	10461 East Apache Trail	Apache Junction	Arizona	85120	Self Storage	Self Storage

A-2

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)
1	Loan	8	SG	SG	Empire Mall	1974	2013	1,124,451	sf	168.97	Fee & Leasehold	65,000,000	65,000,000	65,000,000
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio			1,103	Rooms	74,796.01		55,000,000	55,000,000	55,000,000
2.01	Property				TownePlace Suites Detroit Dearborn	2001	2014	148	Rooms		Fee Simple			10,573,831
2.02	Property				SpringHill Suites Minneapolis West	2002	2016	126	Rooms		Fee Simple			7,357,456
2.03	Property				SpringHill Suites Eden Prairie	2001	2016	119	Rooms		Fee Simple			5,910,088
2.04	Property				TownePlace Suites Milwaukee Brookfield	1998	2014	112	Rooms		Fee Simple			5,588,450
2.05	Property				TownePlace Suites Detroit Sterling Heights	2001	2016	95	Rooms		Fee Simple			4,945,175
2.06	Property				TownePlace Suites Minneapolis West	2001	2016	106	Rooms		Fee Simple			4,744,152
2.07	Property				TownePlace Suites Eden Prairie	1998	2016	103	Rooms		Fee Simple			4,583,333
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	1997	2016	105	Rooms		Fee Simple			4,181,287
2.09	Property				TownePlace Suites Detroit Livonia	2000	2016	95	Rooms		Fee Simple			4,141,082
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	1999	2016	94	Rooms		Fee Simple			2,975,146
3	Loan		Natixis	Natixis	Nyack College NYC	1972	1995, 2016	166,385	sf	330.56	Fee Simple	55,000,000	55,000,000	55,000,000
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	1900	2008	77,280	sf	1,552.80	Fee Simple	50,000,000	50,000,000	50,000,000
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	1925	2015	274,084	sf	310.12	Fee Simple	45,000,000	45,000,000	45,000,000
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	1917	2016	650,329	sf	399.80	Fee Simple	42,000,000	42,000,000	42,000,000
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	1987	2015	2,427,515	sf	189.08	Leasehold	40,500,000	40,500,000	40,500,000
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio			2,578,919	sf	31.55		40,375,000	40,375,000	40,375,000
8.01	Property				2294 Molly Pitcher Highway	1960	1991	621,400	sf		Fee Simple			13,991,705
8.02	Property				1001 & 1011 Air Park Drive	1991	NAP	286,203	sf		Fee Simple			7,144,700
8.03	Property				4472 Steelway Boulevard North	1977	NAP	378,500	sf		Fee Simple			3,349,078
8.04	Property				3530 East Pike Road	1991	NAP	300,000	sf		Fee Simple			3,189,067
8.05	Property				22 Northeastern Industrial Park	1989	NAP	104,000	sf		Fee Simple			2,158,295
8.06	Property				8 Northeastern Industrial Park	1953	NAP	199,045	sf		Fee Simple			2,121,083
8.07	Property				4 & 8 Marway Circle	1980	NAP	124,696	sf		Fee Simple			1,897,811
8.08	Property				4500 & 4510 Steelway Boulevard South	1970	NAP	123,000	sf		Fee Simple			1,525,691
8.09	Property				4474 Steelway Boulevard North	1977	NAP	160,000	sf		Fee Simple			1,451,267
8.10	Property				21 Northeastern Industrial Park	1987	NAP	100,065	sf		Fee Simple			1,451,267
8.11	Property				16725 Square Drive	1987	NAP	130,735	sf		Fee Simple			1,313,583
8.12	Property				5 Marway Circle	1976	NAP	51,275	sf		Fee Simple			781,452
9	Loan	28	Natixis	Natixis	One Court Square	1989	2014	1,401,609	sf	224.74	Fee Simple	40,000,000	40,000,000	40,000,000
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio			1,448,215	sf	47.31		40,000,000	40,000,000	40,000,000
10.01	Property				Cumberland	1984	NAP	164,448	sf		Fee Simple			9,939,792
10.02	Property				UMIP Jefferson Hwy	1999	NAP	104,262	sf		Fee Simple			4,378,763
10.03	Property				UMIP W 27th Street	1958	1989	103,783	sf		Fee Simple			3,918,993
10.04	Property				Main	1955, 2007, 2008	NAP	193,592	sf		Fee Simple			3,546,798
10.05	Property				Trolley Industrial	1999	NAP	160,035	sf		Fee Simple			2,889,984
10.06	Property				UMIP N 107th Street	1990	2011	82,124	sf		Fee Simple			2,539,683
10.07	Property				Addison	1965	NAP	111,588	sf		Fee Simple			2,036,125
10.08	Property				Pagemill	1976	2012	90,364	sf		Fee Simple			1,729,611
10.09	Property				UMIP Xeon Street	2002	NAP	46,423	sf		Fee Simple			1,685,824
10.10	Property				8402-8440 Jackson	1977	NAP	55,200	sf		Fee Simple			1,401,204
10.11	Property				Jackson Pagosa	1977	NAP	81,000	sf		Fee Simple			1,357,417
10.12	Property				8520-8630 Jackson	1977	NAP	81,000	sf		Fee Simple			1,313,629
10.13	Property				Common	1965	1984, 1988, 1997, 2000	60,450	sf		Fee Simple			1,269,841
10.14	Property				8710-8768 Jackson	1979	NAP	43,200	sf		Fee Simple			1,094,691
10.15	Property				Dolton	1986	NAP	70,746	sf		Fee Simple			897,646

A-3

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Year Built	Year Renovated	Units, Pads, Rooms, SF	Unit Description	Loan Per Unit ($)	Ownership Interest	Original Balance ($)	Cut-off Date Balance ($)	Allocated Cut-off Date Loan Amount ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	1984	2004-2005, 2011-2014	341	Rooms	190,615.84	Fee Simple	35,000,000	35,000,000	35,000,000
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	2002	2014	167	Rooms	161,676.65	Fee Simple	27,000,000	27,000,000	27,000,000
13	Loan	33	PCC	PCC	Gainesville Business Center	1984-2003	2003	365,235	sf	56.13	Fee Simple	20,500,000	20,500,000	20,500,000
14	Loan	34, 35, 36	SG	SG	The Round	2003-2006	NAP	146,027	sf	140.38	Fee Simple	20,500,000	20,500,000	20,500,000
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	2002	NAP	46,921	sf	415.59	Fee Simple	19,500,000	19,500,000	19,500,000
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	1961, 1965, 1995	NAP	731,169	sf	23.93	Fee Simple	17,500,000	17,500,000	17,500,000
17	Loan		SG	SG	TownePlace Suites Cool Springs	2014	NAP	120	Rooms	115,760.74	Fee Simple	13,925,000	13,891,289	13,891,289
18	Loan		WDCPF	WDCPF	Casas De Soledad	2004	NAP	176	Units	66,250.00	Fee Simple	11,660,000	11,660,000	11,660,000
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	2014	NAP	107	Rooms	107,476.64	Fee Simple	11,500,000	11,500,000	11,500,000
20	Loan	41	PCC	PCC	North Broadway Plaza	1996	NAP	92,555	sf	118.85	Fee Simple	11,000,000	11,000,000	11,000,000
21	Loan		CGMRC	CGMRC	725 8th Avenue	1940	2016	4,773	sf	2,304.63	Fee Simple	11,000,000	11,000,000	11,000,000
22	Loan		Natixis	Natixis	Civic Commerce Center	1982	NAP	101,512	sf	103.44	Fee Simple	10,500,000	10,500,000	10,500,000
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	1989	NAP	111,680	sf	90.44	Fee Simple	10,100,000	10,100,000	10,100,000
24	Loan		PCC	PCC	60 Bay Street	1969	2004-2006, 2008, 2014	98,308	sf	91.22	Fee Simple	9,000,000	8,967,984	8,967,984
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	1994	2004	187,145	sf	106.33	Fee Simple	8,955,000	8,955,000	8,955,000
26	Loan		Natixis	Natixis	South Beach Portfolio			31	Rooms	282,258.06		8,750,000	8,750,000	8,750,000
26.01	Property				Courtyard at Jefferson	1938	2010	16	Rooms		Fee Simple			4,515,445
26.02	Property				L’Etoile	1937	2010	4	Rooms		Fee Simple			1,061,935
26.03	Property				Hispaniola House	1930	2010	6	Rooms		Fee Simple			1,404,008
26.04	Property				Casa Gaby	1939	2010	5	Rooms		Fee Simple			1,768,613
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	1984, 2005, 2014	NAP	36,835	sf	181.89	Fee Simple	6,700,000	6,700,000	6,700,000
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	2015	NAP	41,920	sf	145.36	Fee Simple	6,100,000	6,093,503	6,093,503
29	Loan		SG	SG	Hampton Inn Branson Hills	2009	NAP	89	Rooms	68,376.64	Fee Simple	6,100,000	6,085,521	6,085,521
30	Loan		Natixis	Natixis	Lambertville House Hotel	1812, 1885, 1998	2005	26	Rooms	204,323.36	Fee Simple	5,325,000	5,312,407	5,312,407
31	Loan		SG	SG	Largo Landing	2014	NAP	16,450	sf	322.19	Fee Simple	5,300,000	5,300,000	5,300,000
32	Loan		SG	SG	Shady Glen	1990	NAP	177	Pads	29,378.53	Fee Simple	5,200,000	5,200,000	5,200,000
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	2006	NAP	82	Rooms	55,134.23	Fee Simple	4,550,000	4,521,007	4,521,007
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	1985	NAP	58,866	sf	73.05	Fee Simple	4,300,000	4,300,000	4,300,000
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio			54,905	sf	60.87		3,350,000	3,342,180	3,342,180
35.01	Property	49			Hamilton Shopping Center	1966	NAP	23,250	sf		Fee Simple			1,734,442
35.02	Property				Brice & Main Center	1985	NAP	31,655	sf		Fee Simple			1,607,738
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	2002	2007	40,580	sf	71.91	Fee Simple	2,925,000	2,918,273	2,918,273
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	1997	NAP	48,975	sf	40.84	Fee Simple	2,000,000	2,000,000	2,000,000

A-4

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type
1	Loan	8	SG	SG	Empire Mall	8.4%	56,653,083	4.31400%	0.01462%	4.29938%	322,201.00	3,866,412.00	619,617.32	7,435,407.84	Interest Only, Then Amortizing
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	7.1%	55,000,000	4.72000%	0.02242%	4.69758%	219,337.96	2,632,055.52	109,668.98	1,316,027.76	Interest Only
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	7.1%	47,771,951	5.15000%	0.01312%	5.13688%	300,314.42	3,603,773.04			Interest Only, Then Amortizing
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	6.5%	50,000,000	4.69000%	0.01312%	4.67688%	198,130.79	2,377,569.48	277,383.10	3,328,597.20	Interest Only
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	5.8%	45,000,000	4.75000%	0.01532%	4.73468%	180,598.96	2,167,187.52	160,532.41	1,926,388.92	Interest Only
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	5.4%	42,000,000	4.86153%	0.01312%	4.84841%	172,516.79	2,070,201.48	895,444.31	10,745,331.72	Interest Only
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	5.3%	40,500,000	4.65700%	0.01312%	4.64388%	159,356.72	1,912,280.64	1,646,686.09	19,760,233.08	Interest Only
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	5.2%	35,457,790	4.64000%	0.03062%	4.60938%	207,946.44	2,495,357.28	211,165.43	2,533,985.16	Interest Only, Then Amortizing
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	5.2%	40,000,000	3.89300%	0.01312%	3.87988%	131,568.98	1,578,827.76	904,536.75	10,854,441.00	Interest Only
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	5.2%	36,919,203	5.05000%	0.01562%	5.03438%	215,952.62	2,591,431.44	153,933.73	1,847,204.76	Interest Only, Then Amortizing
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-5

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	% of Initial Pool Balance	Balloon Balance ($)	Mortgage Loan Rate (%)	Administrative Fee Rate (%) (1)	Net Mortgage Loan Rate (%)	Monthly Debt Service ($) (2)	Annual Debt Service ($)	Pari Companion Loan Monthly Debt Service ($)	Pari Companion Loan Annual Debt Service ($)	Amortization Type
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	4.5%	29,280,786	5.55000%	0.01602%	5.53398%	199,825.52	2,397,906.24	171,279.01	2,055,348.12	Amortizing
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	3.5%	27,000,000	4.56800%	0.05312%	4.51488%	104,207.50	1,250,490.00			Interest Only
13	Loan	33	PCC	PCC	Gainesville Business Center	2.7%	20,500,000	5.41000%	0.04062%	5.36938%	93,704.46	1,124,453.52			Interest Only
14	Loan	34, 35, 36	SG	SG	The Round	2.7%	20,500,000	5.00000%	0.01312%	4.98688%	86,603.01	1,039,236.12			Interest Only
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	2.5%	18,038,394	5.20000%	0.01312%	5.18688%	107,076.62	1,284,919.44			Interest Only, Then Amortizing
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	2.3%	14,549,374	5.35000%	0.05062%	5.29938%	97,722.40	1,172,668.80			Amortizing
17	Loan		SG	SG	TownePlace Suites Cool Springs	1.8%	11,437,950	4.97300%	0.01312%	4.95988%	74,522.80	894,273.60			Amortizing
18	Loan		WDCPF	WDCPF	Casas De Soledad	1.5%	10,379,206	5.25000%	0.05312%	5.19688%	64,386.95	772,643.40			Interest Only, Then Amortizing
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	1.5%	9,629,727	5.58000%	0.01312%	5.56688%	65,874.12	790,489.44			Amortizing
20	Loan	41	PCC	PCC	North Broadway Plaza	1.4%	10,136,092	4.95000%	0.02062%	4.92938%	58,714.70	704,576.40			Interest Only, Then Amortizing
21	Loan		CGMRC	CGMRC	725 8th Avenue	1.4%	11,000,000	5.25000%	0.01312%	5.23688%	48,793.40	585,520.80			Interest Only
22	Loan		Natixis	Natixis	Civic Commerce Center	1.4%	9,256,443	4.81000%	0.01312%	4.79688%	55,153.35	661,840.20			Interest Only, Then Amortizing
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	1.3%	8,571,731	5.18000%	0.01312%	5.16688%	55,335.48	664,025.76			Interest Only, Then Amortizing
24	Loan		PCC	PCC	60 Bay Street	1.2%	7,372,985	4.89000%	0.02062%	4.86938%	47,710.72	572,528.64			Amortizing
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	1.2%	8,955,000	4.67100%	0.01312%	4.65788%	35,341.47	424,097.64	43,195.13	518,341.56	Interest Only
26	Loan		Natixis	Natixis	South Beach Portfolio	1.1%	8,056,168	4.89400%	0.01312%	4.88088%	46,406.68	556,880.16			Interest Only, Then Amortizing
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	0.9%	6,179,408	5.01000%	0.01312%	4.99688%	36,008.01	432,096.12			Interest Only, Then Amortizing
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	0.8%	5,013,626	4.99000%	0.01312%	4.97688%	32,708.85	392,506.20			Amortizing
29	Loan		SG	SG	Hampton Inn Branson Hills	0.8%	5,028,008	5.08000%	0.01312%	5.06688%	33,045.01	396,540.12			Amortizing
30	Loan		Natixis	Natixis	Lambertville House Hotel	0.7%	4,392,044	5.10000%	0.01312%	5.08688%	28,912.08	346,944.96			Amortizing
31	Loan		SG	SG	Largo Landing	0.7%	5,300,000	5.02600%	0.01312%	5.01288%	22,506.47	270,077.64			Interest Only
32	Loan		SG	SG	Shady Glen	0.7%	4,473,399	6.50000%	0.01312%	6.48688%	32,867.54	394,410.48			Amortizing
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	0.6%	3,415,058	5.10200%	0.05312%	5.04888%	26,869.94	322,439.28			Amortizing
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	0.6%	3,747,168	5.28000%	0.01312%	5.26688%	23,824.72	285,896.64			Interest Only, Then Amortizing
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	0.4%	2,769,305	5.17000%	0.06312%	5.10688%	18,333.18	219,998.16			Amortizing
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	0.4%	2,424,163	5.25000%	0.06312%	5.18688%	16,151.96	193,823.52			Amortizing
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	0.3%	1,770,760	5.01000%	0.01312%	4.99688%	10,748.66	128,983.92			Interest Only, Then Amortizing

A-6

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
1	Loan	8	SG	SG	Empire Mall	Actual/360	4	36	32	120	116	360	360	11/24/2015	1
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	Actual/360	1	60	59	60	59	0	0	2/8/2016	1
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	Actual/360	0	24	24	120	120	360	360	3/17/2016	5
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	Actual/360	3	120	117	120	117	0	0	12/18/2015	6
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	Actual/360	3	120	117	120	117	0	0	12/18/2015	6
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	Actual/360	3	120	117	120	117	0	0	1/6/2016	6
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	Actual/360	2	120	118	120	118	0	0	1/22/2016	6
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	Actual/360	8	36	28	120	112	360	360	7/29/2015	1
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	Actual/360	7	60	53	60	53	0	0	9/1/2015	5
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	Actual/360	1	60	59	120	119	360	360	2/9/2016	1
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-7

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Interest Accrual Method	Seasoning (Mos.)	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)	Original Term To Maturity (Mos.)	Remaining Term To Maturity (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Due Date
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	Actual/360	0	0	0	120	120	360	360	3/11/2016	5
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	Actual/360	2	120	118	120	118	0	0	1/25/2016	1
13	Loan	33	PCC	PCC	Gainesville Business Center	Actual/360	3	120	117	120	117	0	0	12/30/2015	1
14	Loan	34, 35, 36	SG	SG	The Round	Actual/360	1	120	119	120	119	0	0	2/25/2016	1
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	Actual/360	1	60	59	120	119	360	360	3/2/2016	6
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	Actual/360	0	0	0	120	120	360	360	3/9/2016	5
17	Loan		SG	SG	TownePlace Suites Cool Springs	Actual/360	2	0	0	120	118	360	358	1/22/2016	1
18	Loan		WDCPF	WDCPF	Casas De Soledad	Actual/360	1	36	35	120	119	360	360	2/29/2016	1
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	Actual/360	0	0	0	120	120	360	360	3/9/2016	5
20	Loan	41	PCC	PCC	North Broadway Plaza	Actual/360	2	60	58	120	118	360	360	2/1/2016	1
21	Loan		CGMRC	CGMRC	725 8th Avenue	Actual/360	1	120	119	120	119	0	0	3/3/2016	6
22	Loan		Natixis	Natixis	Civic Commerce Center	Actual/360	4	36	32	120	116	360	360	12/1/2015	5
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	Actual/360	1	12	11	120	119	360	360	2/29/2016	5
24	Loan		PCC	PCC	60 Bay Street	Actual/360	3	0	0	120	117	360	357	12/23/2015	1
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	Actual/360	5	120	115	120	115	0	0	10/14/2015	1
26	Loan		Natixis	Natixis	South Beach Portfolio	Actual/360	3	60	57	120	117	360	360	12/21/2015	5
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	Actual/360	2	60	58	120	118	360	360	1/28/2016	6
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	Actual/360	1	0	0	120	119	360	359	2/12/2016	6
29	Loan		SG	SG	Hampton Inn Branson Hills	Actual/360	2	0	0	120	118	360	358	1/20/2016	1
30	Loan		Natixis	Natixis	Lambertville House Hotel	Actual/360	2	0	0	120	118	360	358	1/20/2016	5
31	Loan		SG	SG	Largo Landing	Actual/360	3	120	117	120	117	0	0	12/29/2015	1
32	Loan		SG	SG	Shady Glen	Actual/360	0	0	0	120	120	360	360	3/16/2016	1
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	Actual/360	4	0	0	120	116	300	296	11/9/2015	1
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	Actual/360	1	24	23	120	119	360	360	2/18/2016	6
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	Actual/360	2	0	0	120	118	360	358	1/26/2016	6
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	Actual/360	2	0	0	120	118	360	358	1/22/2016	6
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	Actual/360	2	36	34	120	118	360	360	1/28/2016	6

A-8

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
1	Loan	8	SG	SG	Empire Mall	1/1/2016	12/1/2018	1/1/2019	12/1/2025	No		5	5	Lockout/28_Defeasance/85_0%/7
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	4/1/2016	3/1/2021		3/1/2021	No		0	5	Lockout/25_Defeasance/31_0%/4
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	5/5/2016	4/5/2018	5/5/2018	4/5/2026	No		0	0	Lockout/24_Defeasance/93_0%/3
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	2/6/2016	1/6/2026		1/6/2026	No		0	0	Lockout/27_Defeasance/88_0%/5
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	2/6/2016	1/6/2026		1/6/2026	No		3	0	Lockout/27_Defeasance/90_0%/3
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	2/6/2016	1/6/2026		1/6/2026	No		0	0	Lockout/27_Defeasance/90_0%/3
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	3/6/2016	2/6/2026		2/6/2026	No		0	0	Lockout/26_Defeasance/88_0%/6
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	9/1/2015	8/1/2018	9/1/2018	8/1/2025	No		5	5	Lockout/32_Defeasance/84_0%/4
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	10/5/2015	9/5/2020		9/5/2020	No		3 days, 2 times during loan term	0	Lockout/0_>YM or 1%/25_Defeasance or >YM or 1%/31_0%/4
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	4/1/2016	3/1/2021	4/1/2021	3/1/2026	No		5	5	Lockout/25_Defeasance/91_0%/4
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-9

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	First Due Date	Last IO Due Date	First P&I Due Date	Maturity Date	ARD (Yes / No)	Final Maturity Date	Grace Period- Late Fee	Grace Period- Default	Prepayment Provision (3)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	5/5/2016		5/5/2016	4/5/2026	No		0	0	Lockout/24_>YM or 1%/92_0%/4
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	3/1/2016	2/1/2026		2/1/2026	No		0	0	Lockout/26_>YM or 1%/87_0%/7
13	Loan	33	PCC	PCC	Gainesville Business Center	2/1/2016	1/1/2026		1/1/2026	No		7	5	Lockout/27_Defeasance/89_0%/4
14	Loan	34, 35, 36	SG	SG	The Round	4/1/2016	3/1/2026		3/1/2026	No		5	5	Lockout/25_Defeasance/91_0%/4
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	4/6/2016	3/6/2021	4/6/2021	3/6/2026	No		0	0	Lockout/25_Defeasance/90_0%/5
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	5/5/2016		5/5/2016	4/5/2026	No		0	5	Lockout/24_Defeasance/92_0%/4
17	Loan		SG	SG	TownePlace Suites Cool Springs	3/1/2016		3/1/2016	2/1/2026	No		0	0	Lockout/26_Defeasance/90_0%/4
18	Loan		WDCPF	WDCPF	Casas De Soledad	4/1/2016	3/1/2019	4/1/2019	3/1/2026	No		5	5	Lockout/25_Defeasance/91_0%/4
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	5/5/2016		5/5/2016	4/5/2026	No		0	0	Lockout/24_Defeasance/93_0%/3
20	Loan	41	PCC	PCC	North Broadway Plaza	3/1/2016	2/1/2021	3/1/2021	2/1/2026	No		0	5	Lockout/26_>YM or 1%/90_0%/4
21	Loan		CGMRC	CGMRC	725 8th Avenue	4/6/2016	3/6/2026		3/6/2026	No		0	0	Lockout/25_Defeasance/90_0%/5
22	Loan		Natixis	Natixis	Civic Commerce Center	1/5/2016	12/5/2018	1/5/2019	12/5/2025	No		0	0	Lockout/28_Defeasance/89_0%/3
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	4/5/2016	3/5/2017	4/5/2017	3/5/2026	No		5	0	Lockout/25_Defeasance/91_0%/4
24	Loan		PCC	PCC	60 Bay Street	2/1/2016		2/1/2016	1/1/2026	No		0	5	Lockout/27_Defeasance/89_0%/4
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	12/1/2015	11/1/2025		11/1/2025	No		0	5	Lockout/29_>YM or 1%/87_0%/4
26	Loan		Natixis	Natixis	South Beach Portfolio	2/5/2016	1/5/2021	2/5/2021	1/5/2026	No		0	0	Lockout/27_Defeasance/90_0%/3
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	3/6/2016	2/6/2021	3/6/2021	2/6/2026	No		0	0	Lockout/26_Defeasance/90_0%/4
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	4/6/2016		4/6/2016	3/6/2026	No		0	0	Lockout/25_Defeasance/92_0%/3
29	Loan		SG	SG	Hampton Inn Branson Hills	3/1/2016		3/1/2016	2/1/2026	No		0	5	Lockout/26_Defeasance/90_0%/4
30	Loan		Natixis	Natixis	Lambertville House Hotel	3/5/2016		3/5/2016	2/5/2026	No		0	0	Lockout/26_Defeasance/91_0%/3
31	Loan		SG	SG	Largo Landing	2/1/2016	1/1/2026		1/1/2026	No		0	5	Lockout/27_Defeasance/89_0%/4
32	Loan		SG	SG	Shady Glen	5/1/2016		5/1/2016	4/1/2026	No		5	5	Lockout/24_Defeasance/92_0%/4
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	1/1/2016		1/1/2016	12/1/2025	No		5	5	Lockout/28_Defeasance/88_0%/4
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	4/6/2016	3/6/2018	4/6/2018	3/6/2026	No		0	0	Lockout/25_Defeasance/91_0%/4
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	3/6/2016		3/6/2016	2/6/2026	No		0	0	Lockout/26_Defeasance/91_0%/3
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	3/6/2016		3/6/2016	2/6/2026	No		0	0	Lockout/26_Defeasance/91_0%/3
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	3/6/2016	2/6/2019	3/6/2019	2/6/2026	No		0	0	Lockout/26_Defeasance/90_0%/4

A-10

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)
1	Loan	8	SG	SG	Empire Mall	NAP	NAP	NAP	25,929,235	6,838,742	19,090,493	27,653,198	6,975,427	20,677,771	28,285,741	6,780,031
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	25,785,728	16,748,868	9,036,860	27,331,907	17,500,103	9,831,804	30,411,107	18,944,553	11,466,554	32,971,576	20,067,115
2.01	Property				TownePlace Suites Detroit Dearborn	3,819,341	2,197,107	1,622,234	3,990,137	2,268,287	1,721,850	4,682,591	2,428,056	2,254,535	5,351,445	2,591,721
2.02	Property				SpringHill Suites Minneapolis West	3,638,391	2,097,045	1,541,346	3,681,150	2,239,145	1,442,005	4,105,612	2,403,464	1,702,148	4,335,595	2,516,796
2.03	Property				SpringHill Suites Eden Prairie	2,944,986	2,030,581	914,405	3,065,297	2,196,877	868,420	3,537,374	2,402,569	1,134,805	3,917,156	2,551,164
2.04	Property				TownePlace Suites Milwaukee Brookfield	2,401,693	1,424,352	977,341	2,553,054	1,502,329	1,050,725	2,786,957	1,621,054	1,165,903	2,783,281	1,712,526
2.05	Property				TownePlace Suites Detroit Sterling Heights	2,082,309	1,324,120	758,189	2,281,657	1,441,511	840,146	2,501,990	1,555,262	946,728	2,598,787	1,470,154
2.06	Property				TownePlace Suites Minneapolis West	2,347,913	1,418,661	929,252	2,619,007	1,555,774	1,063,233	2,740,314	1,657,217	1,083,097	2,903,134	1,789,860
2.07	Property				TownePlace Suites Eden Prairie	2,099,952	1,365,567	734,385	2,313,435	1,467,365	846,070	2,547,892	1,623,395	924,497	2,738,831	1,719,129
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	2,551,452	1,887,210	664,242	2,628,738	1,889,016	739,722	3,010,593	2,130,733	879,860	3,201,200	2,269,428
2.09	Property				TownePlace Suites Detroit Livonia	1,976,212	1,443,270	532,942	2,182,583	1,471,482	711,101	2,373,650	1,550,653	822,997	2,627,305	1,637,785
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	1,923,479	1,560,955	362,524	2,016,849	1,468,317	548,532	2,124,134	1,572,150	551,984	2,514,842	1,808,552
3	Loan		Natixis	Natixis	Nyack College NYC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	10,366,656	1,448,697	8,917,959	11,109,963	1,915,512	9,194,451	12,219,294	2,458,284	9,761,011	13,124,281	2,988,576
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	9,473,836	5,373,574	4,100,261	8,647,836	5,191,787	3,456,049	6,845,911	5,464,873	1,381,038	8,207,185	5,556,903
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	30,023,243	12,600,866	17,422,377	32,476,844	13,470,556	19,006,288	32,180,504	13,698,201	18,482,303	34,226,259	14,673,392
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	9,969,522	2,844,648	7,124,874	10,082,159	2,877,539	7,204,620	10,416,992	2,997,444	7,419,548	10,271,210	2,951,596
8.01	Property				2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property				1001 & 1011 Air Park Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.03	Property				4472 Steelway Boulevard North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property				3530 East Pike Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property				22 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property				8 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property				4 & 8 Marway Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property				4500 & 4510 Steelway Boulevard South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property				4474 Steelway Boulevard North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property				21 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property				16725 Square Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property				5 Marway Circle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	28	Natixis	Natixis	One Court Square	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	9,850,160	3,041,792
10.01	Property				Cumberland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3,269,823	1,592,246
10.02	Property				UMIP Jefferson Hwy	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	690,711	31,292
10.03	Property				UMIP W 27th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	641,981	1,453
10.04	Property				Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	767,840	117,348
10.05	Property				Trolley Industrial	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	782,338	162,381
10.06	Property				UMIP N 107th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	595,284	159,602
10.07	Property				Addison	NAP	NAP	NAP	563,722	248,222	315,500	620,407	287,847	332,560	620,498	285,515
10.08	Property				Pagemill	NAP	NAP	NAP	NAP	NAP	NAP	358,422	102,348	256,074	351,340	93,757
10.09	Property				UMIP Xeon Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	293,655	2,325
10.10	Property				8402-8440 Jackson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	331,885	103,604
10.11	Property				Jackson Pagosa	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	312,808	91,752
10.12	Property				8520-8630 Jackson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	336,640	97,891
10.13	Property				Common	NAP	NAP	NAP	NAP	NAP	NAP	303,807	62,204	241,603	336,889	94,655
10.14	Property				8710-8768 Jackson	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	267,499	107,801
10.15	Property				Dolton	NAP	NAP	NAP	212,218	96,630	115,588	245,799	33,710	212,088	250,969	100,170

A-11

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	2012 EGI ($)	2012 Expenses ($)	2012 NOI ($)	2013 EGI ($)	2013 Expenses ($)	2013 NOI ($)	2014 EGI ($)	2014 Expenses ($)	2014 NOI ($)	Most Recent EGI (if past 2014) ($)	Most Recent Expenses (if past 2014) ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	23,244,880	17,482,520	5,762,360	23,958,231	17,824,351	6,133,880	26,465,890	19,337,958	7,127,932	29,238,032	20,990,916
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	9,660,231	7,944,854	1,715,377	10,416,194	8,411,263	2,004,932	11,377,089	8,992,586	2,384,503	17,051,395	12,799,063
13	Loan	33	PCC	PCC	Gainesville Business Center	2,246,900	525,366	1,721,534	1,615,324	520,750	1,094,574	1,636,329	551,401	1,084,928	2,166,154	562,378
14	Loan	34, 35, 36	SG	SG	The Round	NAP	NAP	NAP	2,972,929	1,522,388	1,450,541	2,988,449	1,634,042	1,354,407	2,889,738	1,538,387
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	1,854,020	483,975	1,370,045	2,000,468	531,564	1,468,903	1,921,239	573,076	1,348,163	2,012,906	591,035
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	2,128,026	45,138	2,082,888	2,128,726	41,375	2,087,350	2,128,026	44,086	2,083,939	2,137,159	39,580
17	Loan		SG	SG	TownePlace Suites Cool Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	4,119,273	1,856,770
18	Loan		WDCPF	WDCPF	Casas De Soledad	NAP	NAP	NAP	NAP	NAP	NAP	1,782,548	851,918	930,631	1,910,289	947,292
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	3,054,991	1,618,556
20	Loan	41	PCC	PCC	North Broadway Plaza	NAP	NAP	NAP	1,480,605	381,105	1,099,500	1,385,133	415,916	969,217	1,339,674	411,297
21	Loan		CGMRC	CGMRC	725 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		Natixis	Natixis	Civic Commerce Center	NAP	NAP	NAP	939,608	331,411	608,197	1,022,931	326,977	695,954	1,157,044	318,225
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	NAP	NAP	NAP	1,030,406	276,307	754,099	1,048,500	259,231	789,269	1,106,117	327,789
24	Loan		PCC	PCC	60 Bay Street	2,136,531	1,568,043	568,487	2,482,540	1,698,567	783,973	2,794,408	1,902,823	891,585	3,098,900	1,963,358
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	1,598,625	15,000	1,583,625	1,598,625	15,000	1,583,625	1,598,625	15,000	1,583,625	1,598,625	15,230
26	Loan		Natixis	Natixis	South Beach Portfolio	NAP	NAP	NAP	1,554,120	633,952	920,168	1,595,528	656,605	938,923	1,665,702	642,342
26.01	Property				Courtyard at Jefferson	NAP	NAP	NAP	732,856	281,612	451,244	759,169	291,260	467,909	836,354	292,040
26.02	Property				L’Etoile	NAP	NAP	NAP	219,865	110,202	109,663	214,530	103,994	110,536	209,141	106,460
26.03	Property				Hispaniola House	NAP	NAP	NAP	273,390	107,085	166,305	280,869	114,955	165,914	276,510	106,266
26.04	Property				Casa Gaby	NAP	NAP	NAP	328,009	135,053	192,956	340,960	146,396	194,564	343,697	137,576
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	832,931	260,432
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		SG	SG	Hampton Inn Branson Hills	1,802,317	1,200,228	602,089	1,759,155	1,249,709	509,446	1,933,641	1,303,699	629,942	2,109,111	1,391,936
30	Loan		Natixis	Natixis	Lambertville House Hotel	2,419,338	1,948,685	470,653	2,462,294	1,999,324	462,970	2,761,288	2,115,890	645,398	2,933,050	2,304,192
31	Loan		SG	SG	Largo Landing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	541,889	124,682
32	Loan		SG	SG	Shady Glen	NAP	NAP	NAP	806,514	169,740	636,774	839,952	173,115	666,837	835,805	178,576
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	1,585,794	1,287,060	298,734	1,655,353	1,280,272	375,081	1,840,019	1,459,778	380,241	2,035,191	1,503,871
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	597,177	322,593	274,584	651,002	352,157	298,844	661,825	326,870	334,955	680,692	286,518
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	569,942	208,197	361,744	612,577	223,974	388,602	560,203	235,354	324,849	680,435	236,870
35.01	Property	49			Hamilton Shopping Center	298,412	86,186	212,226	278,252	92,933	185,319	272,231	94,184	178,047	334,225	102,661
35.02	Property				Brice & Main Center	271,530	122,012	149,518	334,324	131,041	203,283	287,972	141,171	146,801	346,211	134,209
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	282,306	101,581	180,725	315,063	104,846	210,217	362,907	125,512	237,395	391,743	124,220
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	NAP	NAP	NAP	NAP	NAP	NAP	353,711	206,704	147,007	414,777	209,975

A-12

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)
1	Loan	8	SG	SG	Empire Mall	21,505,710	9/30/2015	12	Trailing 12	28,697,242	7,478,959	21,218,283	11.2%	242,735
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	12,904,461	12/31/2015	12	Full Year	32,971,576	20,025,477	12,946,099	15.7%	1,318,862
2.01	Property				TownePlace Suites Detroit Dearborn	2,759,724	12/31/2015	12	Full Year	5,351,445	2,544,270	2,807,175		214,058
2.02	Property				SpringHill Suites Minneapolis West	1,818,799	12/31/2015	12	Full Year	4,335,595	2,527,748	1,807,847		173,424
2.03	Property				SpringHill Suites Eden Prairie	1,365,992	12/31/2015	12	Full Year	3,917,156	2,526,596	1,390,560		156,686
2.04	Property				TownePlace Suites Milwaukee Brookfield	1,070,755	12/31/2015	12	Full Year	2,783,281	1,706,824	1,076,457		111,331
2.05	Property				TownePlace Suites Detroit Sterling Heights	1,128,633	12/31/2015	12	Full Year	2,598,787	1,507,186	1,091,601		103,951
2.06	Property				TownePlace Suites Minneapolis West	1,113,274	12/31/2015	12	Full Year	2,903,134	1,799,791	1,103,343		116,125
2.07	Property				TownePlace Suites Eden Prairie	1,019,702	12/31/2015	12	Full Year	2,738,831	1,709,162	1,029,669		109,553
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	931,772	12/31/2015	12	Full Year	3,201,200	2,265,260	935,940		128,048
2.09	Property				TownePlace Suites Detroit Livonia	989,520	12/31/2015	12	Full Year	2,627,305	1,637,965	989,340		105,092
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	706,290	12/31/2015	12	Full Year	2,514,842	1,800,675	714,167		100,594
3	Loan		Natixis	Natixis	Nyack College NYC	NAP	NAP	NAP	Not Available	7,852,338	2,876,814	4,975,524	9.0%	24,958
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	10,135,705	10/31/2015	12	Trailing 12	13,259,893	3,709,744	9,550,149	8.0%	11,592
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	2,650,281	9/30/2015	12	Trailing 12	12,601,011	5,691,868	6,909,143	8.1%	63,039
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	19,552,867	9/30/2015	12	Trailing 12	38,272,463	15,542,394	22,730,069	8.7%	130,066
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	NAP	NAP	NAP	Not Available	132,184,800	58,709,263	73,475,537	16.0%	485,503
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	7,319,614	12/31/2015	12	Full Year	10,616,900	2,958,656	7,658,244	9.4%	257,892
8.01	Property				2294 Molly Pitcher Highway	NAP	NAP	NAP	Not Available	0	0	0		0
8.02	Property				1001 & 1011 Air Park Drive	NAP	NAP	NAP	Not Available	0	0	0		0
8.03	Property				4472 Steelway Boulevard North	NAP	NAP	NAP	Not Available	0	0	0		0
8.04	Property				3530 East Pike Road	NAP	NAP	NAP	Not Available	0	0	0		0
8.05	Property				22 Northeastern Industrial Park	NAP	NAP	NAP	Not Available	0	0	0		0
8.06	Property				8 Northeastern Industrial Park	NAP	NAP	NAP	Not Available	0	0	0		0
8.07	Property				4 & 8 Marway Circle	NAP	NAP	NAP	Not Available	0	0	0		0
8.08	Property				4500 & 4510 Steelway Boulevard South	NAP	NAP	NAP	Not Available	0	0	0		0
8.09	Property				4474 Steelway Boulevard North	NAP	NAP	NAP	Not Available	0	0	0		0
8.10	Property				21 Northeastern Industrial Park	NAP	NAP	NAP	Not Available	0	0	0		0
8.11	Property				16725 Square Drive	NAP	NAP	NAP	Not Available	0	0	0		0
8.12	Property				5 Marway Circle	NAP	NAP	NAP	Not Available	0	0	0		0
9	Loan	28	Natixis	Natixis	One Court Square	NAP	NAP	NAP	Not Available	54,976,719	22,110,231	32,866,488	10.4%	210,241
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	6,808,367	Various	12	Various	10,292,194	3,600,680	6,691,514	9.8%	219,988
10.01	Property				Cumberland	1,677,577	12/31/2015	12	Trailing 12	3,407,080	1,566,741	1,840,338		9,867
10.02	Property				UMIP Jefferson Hwy	659,419	9/30/2015	12	Trailing 12	905,197	243,022	662,175		3,128
10.03	Property				UMIP W 27th Street	640,528	9/30/2015	12	Trailing 12	800,302	205,192	595,110		0
10.04	Property				Main	650,492	9/30/2015	3	Annualized	781,422	186,064	595,358		0
10.05	Property				Trolley Industrial	619,956	9/30/2015	5	Annualized	744,934	203,398	541,536		22,405
10.06	Property				UMIP N 107th Street	435,682	9/30/2015	12	Trailing 12	589,199	167,636	421,563		24,637
10.07	Property				Addison	334,983	9/30/2015	12	Trailing 12	577,763	271,824	305,939		40,172
10.08	Property				Pagemill	257,583	9/30/2015	12	Trailing 12	368,536	104,855	263,681		28,916
10.09	Property				UMIP Xeon Street	291,330	9/30/2015	12	Trailing 12	378,826	110,310	268,516		0
10.10	Property				8402-8440 Jackson	228,281	9/30/2015	12	Trailing 12	333,684	93,008	240,676		0
10.11	Property				Jackson Pagosa	221,056	9/30/2015	12	Trailing 12	333,871	99,333	234,538		0
10.12	Property				8520-8630 Jackson	238,749	9/30/2015	12	Trailing 12	229,835	92,636	137,199		37,260
10.13	Property				Common	242,234	9/30/2015	12	Trailing 12	297,928	65,634	232,294		19,344
10.14	Property				8710-8768 Jackson	159,698	9/30/2015	12	Trailing 12	261,528	93,391	168,137		17,280
10.15	Property				Dolton	150,799	9/30/2015	12	Trailing 12	282,089	97,636	184,453		16,979

A-13

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Most Recent NOI (if past 2014) ($)	Most Recent NOI Date (if past 2014)	Most Recent # of months	Most Recent Description	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Debt Yield on Underwritten Net Operating Income (%)	Underwritten Replacement / FF&E Reserve ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	8,247,116	1/31/2016	12	Trailing 12	29,238,032	20,658,620	8,579,412	13.2%	1,461,902
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	4,252,332	12/31/2015	12	Full Year	16,577,403	12,538,744	4,038,659	15.0%	663,096
13	Loan	33	PCC	PCC	Gainesville Business Center	1,603,776	12/31/2015	12	Full Year	2,546,049	573,689	1,972,360	9.6%	36,524
14	Loan	34, 35, 36	SG	SG	The Round	1,351,351	12/31/2015	12	Full Year	3,677,277	1,398,680	2,278,597	11.1%	36,507
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	1,421,871	12/31/2015	12	Full Year	2,142,529	595,403	1,547,126	7.9%	7,038
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	2,097,578	12/31/2015	12	Full Year	2,980,300	1,035,918	1,944,382	11.1%	106,162
17	Loan		SG	SG	TownePlace Suites Cool Springs	2,262,503	1/31/2016	12	Trailing 12	4,119,081	2,181,583	1,937,498	13.9%	164,763
18	Loan		WDCPF	WDCPF	Casas De Soledad	962,997	1/31/2016	12	Trailing 12	1,937,564	889,614	1,047,950	9.0%	43,120
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	1,436,435	1/31/2016	12	Trailing 12	3,054,991	1,701,270	1,353,721	11.8%	122,200
20	Loan	41	PCC	PCC	North Broadway Plaza	928,377	12/31/2015	12	Full Year	1,518,246	400,317	1,117,929	10.2%	28,692
21	Loan		CGMRC	CGMRC	725 8th Avenue	NAP	NAP	NAP	Not Available	999,100	206,303	792,797	7.2%	1,042
22	Loan		Natixis	Natixis	Civic Commerce Center	838,819	10/31/2015	12	Trailing 12	1,282,630	336,828	945,803	9.0%	22,330
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	778,328	12/31/2015	12	Full Year	1,265,021	330,006	935,015	9.3%	40,205
24	Loan		PCC	PCC	60 Bay Street	1,135,542	12/31/2015	12	Full Year	2,960,165	1,890,364	1,069,801	11.9%	38,340
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	1,583,395	8/31/2015	12	Trailing 12	1,566,653	39,433	1,527,219	7.7%	35,558
26	Loan		Natixis	Natixis	South Beach Portfolio	1,023,360	10/31/2015	12	Trailing 12	1,718,635	822,367	896,268	10.2%	12,400
26.01	Property				Courtyard at Jefferson	544,314	10/31/2015	12	Trailing 12	889,287	404,793	484,494		6,400
26.02	Property				L’Etoile	102,681	10/31/2015	12	Trailing 12	209,141	118,446	90,695		1,600
26.03	Property				Hispaniola House	170,244	10/31/2015	12	Trailing 12	276,510	140,364	136,146		2,400
26.04	Property				Casa Gaby	206,121	10/31/2015	12	Trailing 12	343,697	158,764	184,933		2,000
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	572,499	12/31/2015	6	Annualized	832,931	263,203	569,728	8.5%	4,052
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	NAP	NAP	NAP	Not Available	533,809	0	533,809	8.8%	6,288
29	Loan		SG	SG	Hampton Inn Branson Hills	717,175	11/30/2015	12	Trailing 12	2,109,158	1,361,153	748,006	12.3%	84,366
30	Loan		Natixis	Natixis	Lambertville House Hotel	628,858	11/30/2015	12	Trailing 12	2,933,050	2,256,782	676,269	12.7%	87,992
31	Loan		SG	SG	Largo Landing	417,207	11/30/2015	11	Annualized	665,655	206,593	459,062	8.7%	3,290
32	Loan		SG	SG	Shady Glen	657,229	12/31/2015	12	Trailing 12	830,343	177,619	652,724	12.6%	8,850
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	531,320	8/31/2015	12	Trailing 12	2,035,191	1,429,641	605,550	13.4%	81,408
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	394,174	11/30/2015	12	Trailing 12	680,692	330,540	350,152	8.1%	5,887
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	443,565	12/31/2015	12	Full Year	653,846	242,266	411,580	12.3%	8,236
35.01	Property	49			Hamilton Shopping Center	231,564	12/31/2015	12	Full Year	317,484	100,427	217,056		3,488
35.02	Property				Brice & Main Center	212,001	12/31/2015	12	Full Year	336,363	141,839	194,524		4,748
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	267,523	11/30/2015	12	Trailing 12	391,743	124,355	267,388	9.2%	4,870
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	204,802	11/30/2015	12	Trailing 12	414,777	209,031	205,747	10.3%	4,898

A-14

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date
1	Loan	8	SG	SG	Empire Mall	589,189	20,386,359	1.80	10.7%	350,000,000	10/15/2015	NAP	NAP
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	0	11,627,237	2.95	14.1%	136,800,000	Various	NAP	NAP
2.01	Property				TownePlace Suites Detroit Dearborn	0	2,593,117			26,300,000	11/30/2015	NAP	NAP
2.02	Property				SpringHill Suites Minneapolis West	0	1,634,423			18,300,000	11/30/2015	NAP	NAP
2.03	Property				SpringHill Suites Eden Prairie	0	1,233,874			14,700,000	11/30/2015	NAP	NAP
2.04	Property				TownePlace Suites Milwaukee Brookfield	0	965,126			13,900,000	12/2/2015	NAP	NAP
2.05	Property				TownePlace Suites Detroit Sterling Heights	0	987,650			12,300,000	11/30/2015	NAP	NAP
2.06	Property				TownePlace Suites Minneapolis West	0	987,218			11,800,000	11/30/2015	NAP	NAP
2.07	Property				TownePlace Suites Eden Prairie	0	920,116			11,400,000	11/30/2015	NAP	NAP
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	0	807,892			10,400,000	11/30/2015	NAP	NAP
2.09	Property				TownePlace Suites Detroit Livonia	0	884,248			10,300,000	11/30/2015	NAP	NAP
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	0	613,573			7,400,000	11/30/2015	NAP	NAP
3	Loan		Natixis	Natixis	Nyack College NYC	0	4,950,566	1.37	9.0%	110,000,000	3/1/2016	NAP	NAP
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	338,687	9,199,870	1.61	7.7%	220,000,000	12/14/2015	NAP	NAP
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	623,348	6,222,755	1.52	7.3%	190,000,000	11/1/2015	NAP	NAP
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	1,526,020	21,073,984	1.64	8.1%	540,000,000	11/1/2015	NAP	NAP
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	5,143,565	67,846,470	3.13	14.8%	1,400,000,000	10/20/2015	1,650,000,000	11/1/2017
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	413,995	6,986,357	1.39	8.6%	116,500,000	7/1/2015	NAP	NAP
8.01	Property				2294 Molly Pitcher Highway	0	0			37,600,000	6/10/2015	NAP	NAP
8.02	Property				1001 & 1011 Air Park Drive	0	0			19,200,000	6/10/2015	NAP	NAP
8.03	Property				4472 Steelway Boulevard North	0	0			9,000,000	6/8/2015	NAP	NAP
8.04	Property				3530 East Pike Road	0	0			8,570,000	6/9/2015	NAP	NAP
8.05	Property				22 Northeastern Industrial Park	0	0			5,800,000	6/5/2015	NAP	NAP
8.06	Property				8 Northeastern Industrial Park	0	0			5,700,000	6/5/2015	NAP	NAP
8.07	Property				4 & 8 Marway Circle	0	0			5,100,000	6/4/2015	NAP	NAP
8.08	Property				4500 & 4510 Steelway Boulevard South	0	0			4,100,000	6/8/2015	NAP	NAP
8.09	Property				4474 Steelway Boulevard North	0	0			3,900,000	6/8/2015	NAP	NAP
8.10	Property				21 Northeastern Industrial Park	0	0			3,900,000	6/5/2015	NAP	NAP
8.11	Property				16725 Square Drive	0	0			3,530,000	6/9/2015	NAP	NAP
8.12	Property				5 Marway Circle	0	0			2,100,000	6/8/2015	NAP	NAP
9	Loan	28	Natixis	Natixis	One Court Square	1,401,609	31,254,638	2.51	9.9%	640,000,000	7/30/2015	NAP	NAP
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	376,387	6,095,139	1.37	8.9%	91,350,000	Various	NAP	NAP
10.01	Property				Cumberland	49,334	1,781,137			22,700,000	12/11/2015	NAP	NAP
10.02	Property				UMIP Jefferson Hwy	31,279	627,769			10,000,000	12/15/2015	NAP	NAP
10.03	Property				UMIP W 27th Street	31,135	563,975			8,950,000	12/15/2015	NAP	NAP
10.04	Property				Main	0	595,358			8,100,000	12/9/2015	NAP	NAP
10.05	Property				Trolley Industrial	48,011	471,121			6,600,000	12/14/2015	NAP	NAP
10.06	Property				UMIP N 107th Street	24,637	372,288			5,800,000	12/16/2015	NAP	NAP
10.07	Property				Addison	33,476	232,291			4,650,000	12/9/2015	NAP	NAP
10.08	Property				Pagemill	27,109	207,655			3,950,000	12/10/2015	NAP	NAP
10.09	Property				UMIP Xeon Street	13,927	254,590			3,850,000	12/15/2015	NAP	NAP
10.10	Property				8402-8440 Jackson	16,560	224,116			3,200,000	12/11/2015	3,400,000	1/1/2017
10.11	Property				Jackson Pagosa	24,300	210,238			3,100,000	12/11/2015	NAP	NAP
10.12	Property				8520-8630 Jackson	24,300	75,639			3,000,000	12/11/2015	3,200,000	1/1/2018
10.13	Property				Common	18,135	194,815			2,900,000	12/14/2015	NAP	NAP
10.14	Property				8710-8768 Jackson	12,960	137,897			2,500,000	12/11/2015	NAP	NAP
10.15	Property				Dolton	21,224	146,250			2,050,000	12/9/2015	NAP	NAP

A-15

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NCF DSCR (x) (4)	Debt Yield on Underwritten Net Cash Flow (%)	Appraised Value ($)	Appraisal Date	As Stabilized Appraised Value ($)	As Stabilized Appraisal Date
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	0	7,117,511	1.60	11.0%	120,100,000	11/12/2015	NAP	NAP
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	0	3,375,563	2.70	12.5%	56,300,000	11/20/2015	60,600,000	1/1/2019
13	Loan	33	PCC	PCC	Gainesville Business Center	127,832	1,808,004	1.61	8.8%	36,000,000	11/18/2015	NAP	NAP
14	Loan	34, 35, 36	SG	SG	The Round	0	2,242,090	2.16	10.9%	29,500,000	1/8/2016	NAP	NAP
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	447	1,539,640	1.20	7.9%	26,700,000	2/4/2016	NAP	NAP
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	109,675	1,728,545	1.47	9.9%	25,400,000	1/5/2016	NAP	NAP
17	Loan		SG	SG	TownePlace Suites Cool Springs	0	1,772,735	1.98	12.8%	21,800,000	11/9/2015	23,100,000	12/1/2018
18	Loan		WDCPF	WDCPF	Casas De Soledad	0	1,004,830	1.30	8.6%	15,600,000	12/10/2015	NAP	NAP
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	0	1,231,521	1.56	10.7%	17,100,000	3/1/2016	NAP	NAP
20	Loan	41	PCC	PCC	North Broadway Plaza	46,278	1,042,959	1.48	9.5%	17,100,000	12/23/2015	NAP	NAP
21	Loan		CGMRC	CGMRC	725 8th Avenue	26,977	764,778	1.31	7.0%	16,000,000	2/1/2016	18,000,000	2/1/2017
22	Loan		Natixis	Natixis	Civic Commerce Center	50,756	872,717	1.32	8.3%	15,400,000	11/3/2015	NAP	NAP
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	83,760	811,050	1.22	8.0%	12,700,000	12/11/2015	13,700,000	6/1/2016
24	Loan		PCC	PCC	60 Bay Street	122,885	908,576	1.59	10.1%	14,000,000	10/14/2015	NAP	NAP
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	0	1,491,662	1.58	7.5%	27,600,000	9/16/2015	NAP	NAP
26	Loan		Natixis	Natixis	South Beach Portfolio	0	883,868	1.59	10.1%	14,750,000	11/10/2015	15,250,000	11/1/2016
26.01	Property				Courtyard at Jefferson	0	478,094			7,611,750	11/10/2015	7,869,775	11/1/2016
26.02	Property				L’Etoile	0	89,095			1,790,119	11/10/2015	1,850,801	11/1/2016
26.03	Property				Hispaniola House	0	133,746			2,366,756	11/10/2015	2,446,985	11/1/2016
26.04	Property				Casa Gaby	0	182,933			2,981,376	11/10/2015	3,082,439	11/1/2016
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	0	565,676	1.31	8.4%	10,700,000	12/16/2015	NAP	NAP
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	0	527,521	1.34	8.7%	10,275,000	1/6/2016	NAP	NAP
29	Loan		SG	SG	Hampton Inn Branson Hills	0	663,639	1.67	10.9%	8,900,000	12/15/2015	NAP	NAP
30	Loan		Natixis	Natixis	Lambertville House Hotel	0	588,277	1.70	11.1%	7,200,000	11/9/2015	NAP	NAP
31	Loan		SG	SG	Largo Landing	28,065	427,707	1.58	8.1%	8,725,000	12/2/2015	NAP	NAP
32	Loan		SG	SG	Shady Glen	0	643,874	1.63	12.4%	7,450,000	1/22/2016	NAP	NAP
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	0	524,142	1.63	11.6%	6,500,000	9/29/2015	6,700,000	9/29/2016
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	0	344,265	1.20	8.0%	5,475,000	12/16/2015	NAP	NAP
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	27,453	375,892	1.71	11.2%	5,010,000	12/30/2015	NAP	NAP
35.01	Property	49			Hamilton Shopping Center	11,625	201,944			2,600,000	12/30/2015	NAP	NAP
35.02	Property				Brice & Main Center	15,828	173,948			2,410,000	12/30/2015	NAP	NAP
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	0	262,518	1.35	9.0%	3,900,000	12/14/2015	NAP	NAP
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	0	200,849	1.56	10.0%	3,200,000	12/29/2015	NAP	NAP

A-16

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
1	Loan	8	SG	SG	Empire Mall	54.3%	47.3%	97%	10/23/2015	NAP	NAP	J.C. Penney	134,209	4/30/2021
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	60.3%	60.3%	78.2%		103.28	80.73
2.01	Property				TownePlace Suites Detroit Dearborn			85.2%	12/31/2015	114.95	97.98	NAP	NAP	NAP
2.02	Property				SpringHill Suites Minneapolis West			77.1%	12/31/2015	120.29	92.74	NAP	NAP	NAP
2.03	Property				SpringHill Suites Eden Prairie			74.8%	12/31/2015	118.48	88.60	NAP	NAP	NAP
2.04	Property				TownePlace Suites Milwaukee Brookfield			73.4%	12/31/2015	91.73	67.29	NAP	NAP	NAP
2.05	Property				TownePlace Suites Detroit Sterling Heights			79.2%	12/31/2015	92.82	73.50	NAP	NAP	NAP
2.06	Property				TownePlace Suites Minneapolis West			75.2%	12/31/2015	98.51	74.03	NAP	NAP	NAP
2.07	Property				TownePlace Suites Eden Prairie			75.7%	12/31/2015	94.80	71.79	NAP	NAP	NAP
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport			74.6%	12/31/2015	110.31	82.30	NAP	NAP	NAP
2.09	Property				TownePlace Suites Detroit Livonia			84.5%	12/31/2015	88.80	75.07	NAP	NAP	NAP
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport			81.0%	12/31/2015	88.99	72.11	NAP	NAP	NAP
3	Loan		Natixis	Natixis	Nyack College NYC	50.0%	43.4%	100.0%	4/1/2016	NAP	NAP	Nyack College	166,385	3/31/2036
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	54.5%	54.5%	100.0%	12/31/2015	NAP	NAP	Hollister Co.	30,509	5/31/2028
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	44.7%	44.7%	98.0%	11/1/2015	NAP	NAP	WeWork Companies Inc.	168,300	7/31/2032
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	48.1%	48.1%	97.2%	11/1/2015	NAP	NAP	Sirius XM Radio	99,754	11/30/2029
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	32.8%	32.8%	93.5%	1/31/2016	NAP	NAP	Time Inc.	699,142	12/31/2032
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	69.8%	61.3%	95.1%		NAP	NAP
8.01	Property				2294 Molly Pitcher Highway			100.0%	2/19/2016	NAP	NAP	Staples Contract & Commercial, Inc.	621,400	3/31/2018
8.02	Property				1001 & 1011 Air Park Drive			100.0%	2/19/2016	NAP	NAP	Iron Mountain Information Management, Inc.	109,237	1/31/2021
8.03	Property				4472 Steelway Boulevard North			90.7%	2/19/2016	NAP	NAP	Victory Packaging, L.P.	195,949	9/30/2017
8.04	Property				3530 East Pike Road			100.0%	2/19/2016	NAP	NAP	Owens-Brockway Glass Container Inc.	300,000	4/30/2017
8.05	Property				22 Northeastern Industrial Park			100.0%	2/19/2016	NAP	NAP	McLane Foodservice, Inc.	104,000	8/31/2018
8.06	Property				8 Northeastern Industrial Park			93.1%	2/19/2016	NAP	NAP	Warehouse Services, Inc.	113,000	MTM
8.07	Property				4 & 8 Marway Circle			100.0%	2/19/2016	NAP	NAP	Inland Transport Services	61,816	8/31/2017
8.08	Property				4500 & 4510 Steelway Boulevard South			100.0%	2/19/2016	NAP	NAP	Packaging Corporation of America	82,356	6/30/2018
8.09	Property				4474 Steelway Boulevard North			100.0%	2/19/2016	NAP	NAP	Rotondo Warehouse	112,000	6/30/2021
8.10	Property				21 Northeastern Industrial Park			100.0%	2/19/2016	NAP	NAP	Dynarex Corporation	72,065	2/28/2023
8.11	Property				16725 Square Drive			50.0%	2/19/2016	NAP	NAP	Midwest Express Inc.	65,368	10/31/2017
8.12	Property				5 Marway Circle			76.6%	2/19/2016	NAP	NAP	Dynamic Elite Athletics, LLC	13,750	8/31/2020
9	Loan	28	Natixis	Natixis	One Court Square	49.2%	49.2%	100.0%	4/1/2016	NAP	NAP	Citibank, N.A.	1,401,609	5/11/2020
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	75.0%	69.2%	95.7%		NAP	NAP
10.01	Property				Cumberland			91.3%	11/10/2015	NAP	NAP	Mellon Financial	36,448	5/31/2024
10.02	Property				UMIP Jefferson Hwy			100.0%	11/10/2015	NAP	NAP	Aspen Research Corporation	104,262	5/31/2022
10.03	Property				UMIP W 27th Street			100.0%	11/10/2015	NAP	NAP	Spectrum Plastics	103,783	5/31/2022
10.04	Property				Main			100.0%	11/10/2015	NAP	NAP	Miceli Drapery	193,592	6/30/2035
10.05	Property				Trolley Industrial			100.0%	11/10/2015	NAP	NAP	Jinny Beauty Supply	56,000	11/30/2021
10.06	Property				UMIP N 107th Street			100.0%	11/10/2015	NAP	NAP	Roadrunner	82,124	10/31/2022
10.07	Property				Addison			100.0%	11/10/2015	NAP	NAP	Wismarq Corporation	111,588	6/30/2024
10.08	Property				Pagemill			100.0%	11/10/2015	NAP	NAP	Teco Metal Products	90,364	12/31/2023
10.09	Property				UMIP Xeon Street			100.0%	11/10/2015	NAP	NAP	Roadrunner	46,423	1/31/2019
10.10	Property				8402-8440 Jackson			77.5%	11/10/2015	NAP	NAP	The Book Table	27,600	3/31/2019
10.11	Property				Jackson Pagosa			100.0%	11/10/2015	NAP	NAP	Cavalier Distributing, Inc.	36,000	6/30/2018
10.12	Property				8520-8630 Jackson			61.1%	11/10/2015	NAP	NAP	Trademark Surfaces LLC	22,500	1/31/2021
10.13	Property				Common			100.0%	11/10/2015	NAP	NAP	Dayco Products, Inc	60,450	12/31/2018
10.14	Property				8710-8768 Jackson			90.7%	11/10/2015	NAP	NAP	Advanced Orthomolecular Research Inc.	5,600	5/31/2018
10.15	Property				Dolton			100.0%	11/10/2015	NAP	NAP	US Glu-Lam, Inc.	70,746	7/31/2019

A-17

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity (%)	Occupancy (%) (5)	Occupancy Date	ADR ($)	RevPAR ($)	Largest Tenant	Largest Tenant Sq Ft	Largest Tenant Lease Expiration (6)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	54.1%	45.3%	80.5%	1/31/2016	206.83	166.45	NAP	NAP	NAP
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	48.0%	48.0%	80.7%	12/31/2015	170.00	131.33	NAP	NAP	NAP
13	Loan	33	PCC	PCC	Gainesville Business Center	56.9%	56.9%	97.8%	12/22/2015	NAP	NAP	Atlantic Coast Cotton, Inc.	187,500	1/31/2021
14	Loan	34, 35, 36	SG	SG	The Round	69.5%	69.5%	92.7%	12/31/2015	NAP	NAP	24 Hour Fitness	37,000	12/16/2023
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	73.0%	67.6%	100.0%	2/10/2016	NAP	NAP	Senor Tequilas	8,500	4/30/2025
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	68.9%	57.3%	100.0%	3/9/2016	NAP	NAP	Jacobson Warehouse Company	731,169	5/31/2021
17	Loan		SG	SG	TownePlace Suites Cool Springs	63.7%	52.5%	67.4%	1/31/2016	137.31	92.53	NAP	NAP	NAP
18	Loan		WDCPF	WDCPF	Casas De Soledad	74.7%	66.5%	99.4%	2/5/2016	NAP	NAP	NAP	NAP	NAP
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	67.3%	56.3%	70.4%	1/31/2016	109.49	77.02	NAP	NAP	NAP
20	Loan	41	PCC	PCC	North Broadway Plaza	64.3%	59.3%	97.1%	1/29/2016	NAP	NAP	FoodMaxx	51,475	9/24/2026
21	Loan		CGMRC	CGMRC	725 8th Avenue	68.8%	68.8%	100.0%	4/1/2016	NAP	NAP	Wahlburgers	4,773	3/31/2026
22	Loan		Natixis	Natixis	Civic Commerce Center	68.2%	60.1%	95.0%	12/1/2015	NAP	NAP	Education Management Systems III, Inc.	8,060	8/31/2016
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	73.7%	62.6%	92.0%	2/22/2016	NAP	NAP	Food Lion	35,560	12/31/2025
24	Loan		PCC	PCC	60 Bay Street	64.1%	52.7%	97.7%	12/22/2015	NAP	NAP	Legal Aid Society	21,445	11/30/2025
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	72.1%	72.1%	100.0%	4/1/2016	NAP	NAP	Home Depot	187,145	1/31/2020
26	Loan		Natixis	Natixis	South Beach Portfolio	59.3%	54.6%	67.7%		208.30	145.77
26.01	Property				Courtyard at Jefferson			64.2%	10/31/2015	211.49	145.02	NAP	NAP	NAP
26.02	Property				L’Etoile			76.2%	10/31/2015	176.75	134.67	NAP	NAP	NAP
26.03	Property				Hispaniola House			67.6%	10/31/2015	179.49	121.33	NAP	NAP	NAP
26.04	Property				Casa Gaby			72.3%	10/31/2015	257.91	186.36	NAP	NAP	NAP
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	62.6%	57.8%	88.5%	12/31/2015	NAP	NAP	NAP	NAP	NAP
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	59.3%	48.8%	100.0%	1/22/2016	NAP	NAP	Walmart	41,920	9/29/2030
29	Loan		SG	SG	Hampton Inn Branson Hills	68.4%	56.5%	64.9%	11/30/2015	99.72	64.75	NAP	NAP	NAP
30	Loan		Natixis	Natixis	Lambertville House Hotel	73.8%	61.0%	61.8%	11/30/2015	226.42	139.91	NAP	NAP	NAP
31	Loan		SG	SG	Largo Landing	60.7%	60.7%	100.0%	12/1/2015	NAP	NAP	Aspen Dental	3,500	1/31/2025
32	Loan		SG	SG	Shady Glen	69.8%	60.0%	100.0%	3/9/2016	NAP	NAP	NAP	NAP	NAP
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	69.6%	52.5%	75.6%	8/31/2015	88.95	67.26	NAP	NAP	NAP
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	71.2%	68.4%	95.5%	12/10/2015	NAP	NAP	NAP	NAP	NAP
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	66.7%	55.3%	89.5%		NAP	NAP
35.01	Property	49			Hamilton Shopping Center			93.5%	12/31/2015	NAP	NAP	Rent-A-Center	4,000	5/31/2018
35.02	Property				Brice & Main Center			86.6%	1/5/2016	NAP	NAP	Capital Royal Learning Center	9,075	4/30/2017
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	74.8%	62.2%	97.2%	12/31/2015	NAP	NAP	NAP	NAP	NAP
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	62.5%	55.3%	87.5%	12/31/2015	NAP	NAP	NAP	NAP	NAP

A-18

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
1	Loan	8	SG	SG	Empire Mall	Younkers	101,151	1/31/2026	Macy’s	100,790	1/31/2019
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio
2.01	Property				TownePlace Suites Detroit Dearborn	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property				SpringHill Suites Minneapolis West	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property				SpringHill Suites Eden Prairie	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property				TownePlace Suites Milwaukee Brookfield	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property				TownePlace Suites Detroit Sterling Heights	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property				TownePlace Suites Minneapolis West	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property				TownePlace Suites Eden Prairie	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property				TownePlace Suites Detroit Livonia	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		Natixis	Natixis	Nyack College NYC	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	24 Hour Fitness	30,279	12/17/2023	Abercrombie	8,246	5/31/2028
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	Ted Moudis Associates Inc.	32,000	7/31/2024	Pranna	19,429	3/31/2025
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	Thomas Publishing Company	93,072	12/31/2025	Visiting Nurse Services NY	55,754	9/30/2020
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	Bank of America	330,755	9/30/2020	The Bank of New York Mellon	324,818	12/31/2034
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio
8.01	Property				2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property				1001 & 1011 Air Park Drive	CMH Space Flooring Products, Inc.	91,452	9/30/2017	Calderon Textiles, LLC	31,463	9/30/2018
8.03	Property				4472 Steelway Boulevard North	McGrann Paper Corporation	117,329	8/31/2019	Rotondo Warehouse, Inc.	30,000	9/30/2016
8.04	Property				3530 East Pike Road	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property				22 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property				8 Northeastern Industrial Park	3PD, Inc.	50,246	4/30/2017	Global Foundaries U.S., Inc	22,000	10/4/2016
8.07	Property				4 & 8 Marway Circle	Tire Centers LLC	31,440	2/28/2019	Associated Materials, LLC	31,440	8/31/2021
8.08	Property				4500 & 4510 Steelway Boulevard South	Iron Mountain Information Management, Inc.	40,644	9/30/2022	NAP	NAP	NAP
8.09	Property				4474 Steelway Boulevard North	Scholastic Book Fairs, Inc.	48,000	9/30/2017	NAP	NAP	NAP
8.10	Property				21 Northeastern Industrial Park	PODS Enterprises, LLC	28,000	12/31/2018	NAP	NAP	NAP
8.11	Property				16725 Square Drive	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property				5 Marway Circle	Transtar Industries, Inc.	8,250	2/28/2022	K-D Supply Corporation d/b/a Fluid Power	3,525	6/30/2019
9	Loan	28	Natixis	Natixis	One Court Square	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio
10.01	Property				Cumberland	THR Property Mgmt.	14,866	4/30/2017	Ciorba Group	13,704	10/31/2018
10.02	Property				UMIP Jefferson Hwy	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property				UMIP W 27th Street	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property				Main	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property				Trolley Industrial	Avanti Press	48,000	12/31/2020	Tire Centers	32,000	8/31/2018
10.06	Property				UMIP N 107th Street	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property				Addison	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property				Pagemill	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property				UMIP Xeon Street	NAP	NAP	NAP	NAP	NAP	NAP
10.10	Property				8402-8440 Jackson	Crew2 Inc.	9,350	4/30/2017	Carpet Cushions & Supply	5,850	10/31/2016
10.11	Property				Jackson Pagosa	Hamilton Exhibits	22,500	1/31/2018	Total Plastics, Inc.	13,500	5/31/2019
10.12	Property				8520-8630 Jackson	Stenno Carbon Co.	13,500	11/30/2017	Cinderella, Inc.	13,500	3/31/2019
10.13	Property				Common	NAP	NAP	NAP	NAP	NAP	NAP
10.14	Property				8710-8768 Jackson	Universal Enterprises	5,600	4/30/2018	Internet Gaming Experts, LLC	5,600	12/31/2017
10.15	Property				Dolton	NAP	NAP	NAP	NAP	NAP	NAP

A-19

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Second Largest Tenant	Second Largest Tenant Sq Ft	Second Largest Tenant Lease Expiration (6)	Third Largest Tenant	Third Largest Tenant Sq Ft	Third Largest Tenant Lease Expiration (6)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	33	PCC	PCC	Gainesville Business Center	HD Supply Construction Supply, Ltd.	44,307	4/30/2020	Able Moving and Storage, Inc.	37,500	5/31/2018
14	Loan	34, 35, 36	SG	SG	The Round	Exterro (New Lease)	20,309	2/29/2020	Pioneer Pacific	15,875	8/31/2025
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	Red Robin	6,957	4/30/2017	Carrabba’s Italian Grill	6,720	7/31/2021
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		SG	SG	TownePlace Suites Cool Springs	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		WDCPF	WDCPF	Casas De Soledad	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	41	PCC	PCC	North Broadway Plaza	CVS Pharmacy	16,480	9/24/2016	Goodwill	10,800	4/30/2021
21	Loan		CGMRC	CGMRC	725 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		Natixis	Natixis	Civic Commerce Center	CNC Masters Inc.	5,355	6/30/2020	Haynes Building Services, LLC	5,175	8/31/2018
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	YF Oak Hill, LLC	23,000	1/31/2027	Esco/Shoe City	6,720	2/29/2020
24	Loan		PCC	PCC	60 Bay Street	City of New York - Dept of Environmental Protection	9,225	11/24/2023	City of New York - Law Department	9,225	10/24/2016
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		Natixis	Natixis	South Beach Portfolio
26.01	Property				Courtyard at Jefferson	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property				L’Etoile	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property				Hispaniola House	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property				Casa Gaby	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		SG	SG	Hampton Inn Branson Hills	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		Natixis	Natixis	Lambertville House Hotel	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		SG	SG	Largo Landing	First Watch	3,425	12/31/2024	Vitamin Shoppe	3,000	2/2/2025
32	Loan		SG	SG	Shady Glen	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio
35.01	Property	49			Hamilton Shopping Center	Nail Tech	3,375	Multiple Leases -- 1,875 square feet expiring 7/31/2017; 1,500 square feet expiring 7/31/2019	Ohio State Pawn Shop	2,500	7/31/2019
35.02	Property				Brice & Main Center	Dollar General	7,600	10/31/2020	Sunshine Daycare Center	3,200	8/31/2017
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	NAP	NAP	NAP	NAP	NAP	NAP

A-20

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)
1	Loan	8	SG	SG	Empire Mall	Sears	100,709	6/30/2018	Hy-Vee	89,044	12/31/2026
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio
2.01	Property				TownePlace Suites Detroit Dearborn	NAP	NAP	NAP	NAP	NAP	NAP
2.02	Property				SpringHill Suites Minneapolis West	NAP	NAP	NAP	NAP	NAP	NAP
2.03	Property				SpringHill Suites Eden Prairie	NAP	NAP	NAP	NAP	NAP	NAP
2.04	Property				TownePlace Suites Milwaukee Brookfield	NAP	NAP	NAP	NAP	NAP	NAP
2.05	Property				TownePlace Suites Detroit Sterling Heights	NAP	NAP	NAP	NAP	NAP	NAP
2.06	Property				TownePlace Suites Minneapolis West	NAP	NAP	NAP	NAP	NAP	NAP
2.07	Property				TownePlace Suites Eden Prairie	NAP	NAP	NAP	NAP	NAP	NAP
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	NAP	NAP	NAP	NAP	NAP	NAP
2.09	Property				TownePlace Suites Detroit Livonia	NAP	NAP	NAP	NAP	NAP	NAP
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan		Natixis	Natixis	Nyack College NYC	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	Gilly Hicks	8,246	5/31/2028	Omnipoint	NAP	12/31/2018
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	Allsteel Inc	16,935	9/30/2023	Morris Visitor Publications	16,000	12/31/2016
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	HQ Global Workplace	55,754	Multiple Leases -- 27,877 square feet expiring 2/28/2018; 27,877 square feet expiring 8/31/2020	Covenant House	39,254	3/31/2022
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	OFI Global Asset Management	291,129	9/30/2028	Hudson’s Bay Company	232,950	12/31/2032
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio
8.01	Property				2294 Molly Pitcher Highway	NAP	NAP	NAP	NAP	NAP	NAP
8.02	Property				1001 & 1011 Air Park Drive	PODS Enterprises, LLC	30,480	12/31/2018	Schneider Electric IT, Corporation	23,571	9/30/2016
8.03	Property				4472 Steelway Boulevard North	NAP	NAP	NAP	NAP	NAP	NAP
8.04	Property				3530 East Pike Road	NAP	NAP	NAP	NAP	NAP	NAP
8.05	Property				22 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
8.06	Property				8 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
8.07	Property				4 & 8 Marway Circle	NAP	NAP	NAP	NAP	NAP	NAP
8.08	Property				4500 & 4510 Steelway Boulevard South	NAP	NAP	NAP	NAP	NAP	NAP
8.09	Property				4474 Steelway Boulevard North	NAP	NAP	NAP	NAP	NAP	NAP
8.10	Property				21 Northeastern Industrial Park	NAP	NAP	NAP	NAP	NAP	NAP
8.11	Property				16725 Square Drive	NAP	NAP	NAP	NAP	NAP	NAP
8.12	Property				5 Marway Circle	Life Safety Engineered Systems	2,750	12/31/2020	Raw Saw Services International	2,750	12/31/2017
9	Loan	28	Natixis	Natixis	One Court Square	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio
10.01	Property				Cumberland	Alliance Title Corp	10,952	11/30/2017	Zynga	10,310	8/31/2019
10.02	Property				UMIP Jefferson Hwy	NAP	NAP	NAP	NAP	NAP	NAP
10.03	Property				UMIP W 27th Street	NAP	NAP	NAP	NAP	NAP	NAP
10.04	Property				Main	NAP	NAP	NAP	NAP	NAP	NAP
10.05	Property				Trolley Industrial	Lewis-Goetz	24,035	12/31/2019	NAP	NAP	NAP
10.06	Property				UMIP N 107th Street	NAP	NAP	NAP	NAP	NAP	NAP
10.07	Property				Addison	NAP	NAP	NAP	NAP	NAP	NAP
10.08	Property				Pagemill	NAP	NAP	NAP	NAP	NAP	NAP
10.09	Property				UMIP Xeon Street	NAP	NAP	NAP	NAP	NAP	NAP
10.10	Property				8402-8440 Jackson	NAP	NAP	NAP	NAP	NAP	NAP
10.11	Property				Jackson Pagosa	Worldwide Filters, LLC	9,000	7/31/2018	NAP	NAP	NAP
10.12	Property				8520-8630 Jackson	NAP	NAP	NAP	NAP	NAP	NAP
10.13	Property				Common	NAP	NAP	NAP	NAP	NAP	NAP
10.14	Property				8710-8768 Jackson	Creation Enterprises, LLC	3,200	12/31/2018	Dallas Reed Corporation	3,200	9/30/2017
10.15	Property				Dolton	NAP	NAP	NAP	NAP	NAP	NAP

A-21

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Fourth Largest Tenant	Fourth Largest Tenant Sq Ft	Fourth Largest Tenant Lease Expiration (6)	Fifth Largest Tenant	Fifth Largest Tenant Sq Ft	Fifth Largest Tenant Lease Expiration (6)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	33	PCC	PCC	Gainesville Business Center	Door Pro America, Inc.	31,500	10/31/2017	Ace Moving and Storage, Inc.	21,000	3/31/2020
14	Loan	34, 35, 36	SG	SG	The Round	Regus	11,400	11/30/2026	Zink Media dba Discogs	6,591	7/31/2018
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	TD Bank	5,100	6/30/2032	Panera Bread	5,000	7/31/2032
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan		SG	SG	TownePlace Suites Cool Springs	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan		WDCPF	WDCPF	Casas De Soledad	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	41	PCC	PCC	North Broadway Plaza	Straw Hat Pizza	3,600	8/31/2021	Hawaiian BBQ Restaurant	1,800	3/31/2019
21	Loan		CGMRC	CGMRC	725 8th Avenue	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan		Natixis	Natixis	Civic Commerce Center	Options for Youth - San Gabriel Inc.	4,962	8/31/2020	Andy Cho dba A Plus Accessories	4,080	3/31/2017
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	DTLR #018	5,600	8/31/2018	Rent-A-Center #02339	4,800	7/31/2019
24	Loan		PCC	PCC	60 Bay Street	Maximus	8,895	12/31/2018	Staten Island Rapid Transit	8,528	1/31/2024
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan		Natixis	Natixis	South Beach Portfolio
26.01	Property				Courtyard at Jefferson	NAP	NAP	NAP	NAP	NAP	NAP
26.02	Property				L’Etoile	NAP	NAP	NAP	NAP	NAP	NAP
26.03	Property				Hispaniola House	NAP	NAP	NAP	NAP	NAP	NAP
26.04	Property				Casa Gaby	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan		SG	SG	Hampton Inn Branson Hills	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		Natixis	Natixis	Lambertville House Hotel	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan		SG	SG	Largo Landing	Tijuana Flats	2,400	12/31/2025	Jersey Mike’s	1,500	2/28/2025
32	Loan		SG	SG	Shady Glen	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio
35.01	Property	49			Hamilton Shopping Center	The Point Restaurant	2,500	7/31/2019	Tax Services of America Ltd.	1,875	4/30/2018
35.02	Property				Brice & Main Center	Beauty Systems Group, Inc.	2,940	7/31/2017	H+R Block Field Real Estate	2,000	4/30/2019
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	NAP	NAP	NAP	NAP	NAP	NAP
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	NAP	NAP	NAP	NAP	NAP	NAP

A-22

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1	Loan	8	SG	SG	Empire Mall	10/19/2015	No	NAP	10/19/2015	NAP	NAP	No	0	0	0
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio							No	802,511	165,745	100,611
2.01	Property				TownePlace Suites Detroit Dearborn	12/10/2015	No	NAP	12/9/2015	NAP	NAP	No
2.02	Property				SpringHill Suites Minneapolis West	12/8/2015	No	NAP	12/10/2015	NAP	NAP	No
2.03	Property				SpringHill Suites Eden Prairie	12/8/2015	No	NAP	12/10/2015	NAP	NAP	No
2.04	Property				TownePlace Suites Milwaukee Brookfield	12/9/2015	No	NAP	12/10/2015	NAP	NAP	No
2.05	Property				TownePlace Suites Detroit Sterling Heights	12/8/2015	No	NAP	12/8/2015	NAP	NAP	No
2.06	Property				TownePlace Suites Minneapolis West	12/10/2015	No	NAP	12/10/2015	NAP	NAP	No
2.07	Property				TownePlace Suites Eden Prairie	12/8/2015	No	NAP	12/11/2015	NAP	NAP	No
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	12/8/2015	No	NAP	12/11/2015	NAP	NAP	No
2.09	Property				TownePlace Suites Detroit Livonia	12/10/2015	No	NAP	12/9/2015	NAP	NAP	No
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	12/8/2015	No	NAP	12/11/2015	NAP	NAP	No
3	Loan		Natixis	Natixis	Nyack College NYC	11/10/2015	No	NAP	12/2/2015	NAP	NAP	Yes	212,310	70,770	29,201
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	9/17/2015	No	NAP	9/14/2015	NAP	NAP	No	259,197	259,197	0
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	11/10/2015	No	NAP	11/9/2015	NAP	NAP	No	198,542	198,542	0
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	11/12/2015	No	NAP	11/12/2015	NAP	NAP	No	1,168,977	584,489	0
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	10/26/2015	No	NAP	10/21/2015	NAP	NAP	No	0	0	0
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio							No	694,723	141,872	64,203
8.01	Property				2294 Molly Pitcher Highway	6/2/2015	No	NAP	6/4/2015	NAP	NAP	No
8.02	Property				1001 & 1011 Air Park Drive	5/28/2015	No	NAP	6/4/2015	NAP	NAP	No
8.03	Property				4472 Steelway Boulevard North	6/4/2015	No	NAP	6/4/2015	NAP	NAP	No
8.04	Property				3530 East Pike Road	6/3/2015	No	NAP	6/4/2015	NAP	NAP	No
8.05	Property				22 Northeastern Industrial Park	6/2/2015	No	NAP	6/4/2015	NAP	NAP	No
8.06	Property				8 Northeastern Industrial Park	5/28/2015	No	NAP	6/4/2015	NAP	NAP	No
8.07	Property				4 & 8 Marway Circle	6/2/2015; 6/3/2015	No	NAP	6/4/2015	NAP	NAP	No
8.08	Property				4500 & 4510 Steelway Boulevard South	6/4/2015	No	NAP	6/4/2015	NAP	NAP	No
8.09	Property				4474 Steelway Boulevard North	6/2/2015	No	NAP	6/4/2015	NAP	NAP	No
8.10	Property				21 Northeastern Industrial Park	6/2/2015	No	NAP	6/4/2015	NAP	NAP	No
8.11	Property				16725 Square Drive	6/3/2015	No	NAP	6/4/2015	NAP	NAP	No
8.12	Property				5 Marway Circle	5/27/2015	No	NAP	6/4/2015	NAP	NAP	No
9	Loan	28	Natixis	Natixis	One Court Square	8/12/2015	No	NAP	8/12/2015	NAP	NAP	No	0	0	0
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio							No	690,386	140,956	40,892
10.01	Property				Cumberland	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.02	Property				UMIP Jefferson Hwy	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.03	Property				UMIP W 27th Street	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.04	Property				Main	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.05	Property				Trolley Industrial	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.06	Property				UMIP N 107th Street	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.07	Property				Addison	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.08	Property				Pagemill	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.09	Property				UMIP Xeon Street	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.10	Property				8402-8440 Jackson	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.11	Property				Jackson Pagosa	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.12	Property				8520-8630 Jackson	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.13	Property				Common	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.14	Property				8710-8768 Jackson	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No
10.15	Property				Dolton	12/1/2015	No	NAP	12/1/2015	NAP	NAP	No

A-23

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Environmental Phase I Report Date	Environmental Phase II Y/N	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Earthquake Insurance Required Y/N	Upfront RE Tax Reserve ($)	Ongoing RE Tax Reserve ($)	Upfront Insurance Reserve ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	12/23/2015	No	NAP	12/23/2015	12/29/2015	7%	Yes	0	0	2,024
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	12/7/2015	No	NAP	12/8/2015	12/7/2015	10%	Yes	0	0	0
13	Loan	33	PCC	PCC	Gainesville Business Center	11/30/2015	No	NAP	11/30/2015	NAP	NAP	No	50,899	25,450	46,360
14	Loan	34, 35, 36	SG	SG	The Round	1/13/2016	No	NAP	1/12/2016	1/12/2016	8%	Yes	109,753	21,951	29,319
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	2/12/2016	No	NAP	2/12/2016	NAP	NAP	No	69,499	17,375	5,659
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	3/2/2016	No	NAP	1/20/2016	NAP	NAP	No	329,902	49,134	47,651
17	Loan		SG	SG	TownePlace Suites Cool Springs	11/12/2015	No	NAP	11/12/2015	NAP	NAP	No	13,140	13,140	19,695
18	Loan		WDCPF	WDCPF	Casas De Soledad	12/17/2015	No	NAP	12/17/2015	NAP	NAP	No	0	12,797	5,865
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	12/21/2015	No	NAP	12/21/2015	NAP	NAP	No	26,711	6,678	22,777
20	Loan	41	PCC	PCC	North Broadway Plaza	1/27/2016	No	NAP	1/26/2016	1/4/2016	9%	No	52,404	10,797	0
21	Loan		CGMRC	CGMRC	725 8th Avenue	2/3/2016	No	NAP	2/3/2016	NAP	NAP	No	60,451	15,113	3,831
22	Loan		Natixis	Natixis	Civic Commerce Center	11/5/2015	No	NAP	11/4/2015	11/5/2015	15%	No	42,739	14,246	2,219
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	12/23/2015	No	NAP	12/18/2015	NAP	NAP	No	40,011	6,669	1,786
24	Loan		PCC	PCC	60 Bay Street	11/24/2015	Yes	11/20/2015	11/19/2015	NAP	NAP	No	39,013	39,013	0
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	9/21/2015	No	NAP	9/22/2015	NAP	NAP	No	0	0	0
26	Loan		Natixis	Natixis	South Beach Portfolio							Yes	0	14,448	21,000
26.01	Property				Courtyard at Jefferson	11/17/2015	No	NAP	11/18/2015	NAP	NAP	Yes
26.02	Property				L’Etoile	11/18/2015	No	NAP	11/18/2015	NAP	NAP	Yes
26.03	Property				Hispaniola House	11/17/2015	No	NAP	11/18/2015	NAP	NAP	Yes
26.04	Property				Casa Gaby	11/18/2015	No	NAP	11/18/2015	NAP	NAP	Yes
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	1/6/2016	No	NAP	1/6/2016	NAP	NAP	No	2,203	2,203	14,148
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	1/20/2016	No	NAP	1/19/2016	NAP	NAP	No	0	0	0
29	Loan		SG	SG	Hampton Inn Branson Hills	12/17/2015	No	NAP	12/17/2015	NAP	NAP	No	14,741	4,914	12,109
30	Loan		Natixis	Natixis	Lambertville House Hotel	11/23/2015	No	NAP	12/2/2015	NAP	NAP	No	6,618	6,899	3,645
31	Loan		SG	SG	Largo Landing	11/16/2015	No	NAP	11/16/2015	NAP	NAP	No	29,394	9,798	2,385
32	Loan		SG	SG	Shady Glen	1/18/2016	No	NAP	12/30/2015	NAP	NAP	No	21,877	5,469	2,684
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	10/9/2015	No	NAP	10/6/2015	NAP	NAP	No	12,430	6,215	7,024
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	12/23/2015	No	NAP	12/23/2015	NAP	NAP	No	14,835	7,418	588
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio							No	33,617	8,404	0
35.01	Property	49			Hamilton Shopping Center	11/28/2015	No	NAP	11/25/2015	NAP	NAP	No
35.02	Property				Brice & Main Center	11/28/2015	No	NAP	11/25/2015	NAP	NAP	No
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	12/16/2015	No	NAP	12/17/2015	NAP	NAP	No	4,668	1,556	3,479
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	1/6/2016	No	NAP	12/23/2015	NAP	NAP	No	14,915	2,983	3,949

A-24

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)
1	Loan	8	SG	SG	Empire Mall	0	0	0	0	75,000	0	0	0	0
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	20,122	0	54,633	0	0	0	0	0	0
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	29,201	0	2,080	0	0	0	0	0	0
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	Springing	0	1,093	0	0	7,288	0	0	0
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	0	0	5,306	0	0	0	0	0	0
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	0	0	10,839	0	0	0	0	0	0
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	0	0	0	0	0	0	0	0	0
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	16,051	0	21,517	0	800,000	32,250	500,000	0	0
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	0	0	0	0	0	0	0	0	0
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	8,011	0	18,103	0	123,800	31,366	1,500,000	0	0
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-25

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ongoing Insurance Reserve ($)	Upfront Replacement Reserve ($)	Ongoing Replacement Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Ongoing TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Ongoing Debt Service Reserve ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	1,012	0	0	0	0	0	0	0	0
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	0	0	4% of rents from prior month	0	0	0	0	0	0
13	Loan	33	PCC	PCC	Gainesville Business Center	4,636	0	3,045	182,725	0	3,707	133,462	0	0
14	Loan	34, 35, 36	SG	SG	The Round	2,666	0	3,042	0	1,500,000	12,169	500,000	0	0
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	2,829	0	587	0	500,000	0	300,000	0	0
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	4,765	880,000	24,372	0	700,000	15,233	0	0	0
17	Loan		SG	SG	TownePlace Suites Cool Springs	1,470	0	13,181	0	0	0	0	0	0
18	Loan		WDCPF	WDCPF	Casas De Soledad	2,932	0	3,667	0	0	0	0	0	0
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	2,071	0	1/12 of 4.0% of prior year’s gross revenues	0	0	0	0	0	0
20	Loan	41	PCC	PCC	North Broadway Plaza	0	0	2,391	114,768	508,000	3,856	138,833	0	0
21	Loan		CGMRC	CGMRC	725 8th Avenue	295	0	87	0	1,413,029	0	0	0	0
22	Loan		Natixis	Natixis	Civic Commerce Center	1,109	0	1,861	89,331	300,000	0	0	0	0
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	893	0	931	0	0	6,980	252,000	0	0
24	Loan		PCC	PCC	60 Bay Street	0	0	3,195	100,000	0	10,240	300,000	0	0
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	0	0	0	0	18,889	18,889	0	0	0
26	Loan		Natixis	Natixis	South Beach Portfolio	9,849	0	1,033	0	0	0	0	0	0
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	1,088	0	338	12,156	0	0	0	0	0
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	0	0	0	0	0	0	0	0	0
29	Loan		SG	SG	Hampton Inn Branson Hills	1,211	7,030	7,030	0	0	0	0	0	0
30	Loan		Natixis	Natixis	Lambertville House Hotel	3,645	0	1/12 of 3.0% of prior year’s gross revenues	350,000	0	0	0	0	0
31	Loan		SG	SG	Largo Landing	1,193	0	274	9,870	0	2,056	74,025	0	0
32	Loan		SG	SG	Shady Glen	1,342	0	738	0	0	0	0	0	0
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	3,512	0	4% of rents from the prior month	0	0	0	0	0	0
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	588	0	491	0	0	0	0	0	0
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	0	0	686	41,180	100,000	2,288	137,265	0	0
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	435	0	406	24,350	0	0	0	0	0
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	304	0	408	14,694	0	0	0	0	0

A-26

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
1	Loan	8	SG	SG	Empire Mall	0	0	0	0	0	0
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	0	0	0	0	14,774,000	0
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	0	0	0	0	240,000	80,000
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	0	0	0	0	5,000,000	0
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	0	0	0	0	10,874,851	0
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	1,306,250	0	0	0	22,217,785	0
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	0	0	0	0	80,810,295	0
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	88,889	0	0	0	0	33,333
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	0	0	0	0	0	0
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	0	0	0	0	15,057	0
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-27

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Upfront Deferred Maintenance Reserve ($)	Ongoing Deferred Maintenance Reserve ($)	Upfront Environmental Reserve ($)	Ongoing Environmental Reserve ($)	Upfront Other Reserve ($)	Ongoing Other Reserve ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	0	0	0	0	96,665	0
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	0	0	0	0	0	0
13	Loan	33	PCC	PCC	Gainesville Business Center	0	0	0	0	100,000	12,000
14	Loan	34, 35, 36	SG	SG	The Round	0	0	0	0	1,518,973	0
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	0	0	0	0	343,337	0
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	366,625	0	0	0	0	0
17	Loan		SG	SG	TownePlace Suites Cool Springs	0	0	0	0	0	0
18	Loan		WDCPF	WDCPF	Casas De Soledad	0	0	0	0	0	0
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	0	0	0	0	0	Monthly: $50,000 on each Payment Date occurring in July and August; Monthly: $25,000 on each Payment Date occurring in September and October
20	Loan	41	PCC	PCC	North Broadway Plaza	0	0	0	0	36,508	0
21	Loan		CGMRC	CGMRC	725 8th Avenue	0	0	0	0	92,533	0
22	Loan		Natixis	Natixis	Civic Commerce Center	275	0	0	0	23,394	0
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	36,540	0	0	0	765,960	0
24	Loan		PCC	PCC	60 Bay Street	437,500	0	0	0	9,481	0
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	0	0	0	0	0	0
26	Loan		Natixis	Natixis	South Beach Portfolio	562,500	0	0	0	0	0
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	10,844	0	0	0	0	0
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	0	0	0	0	0	0
29	Loan		SG	SG	Hampton Inn Branson Hills	0	0	0	0	50,000	0
30	Loan		Natixis	Natixis	Lambertville House Hotel	1,250	0	0	0	0	0
31	Loan		SG	SG	Largo Landing	0	0	0	0	54,825	0
32	Loan		SG	SG	Shady Glen	0	0	0	0	0	0
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	0	0	0	0	740,000	0
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	0	0	0	0	400,000	0
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	440,000	0	0	0	123,750	0
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	14,375	0	0	0	0	0
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	63,225	0	0	0	0	0

A-28

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description	Borrower Name
1	Loan	8	SG	SG	Empire Mall		Empire Mall, LLC
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	PIP and Violations	MMP (Eden Prairie HS) PropCo LLC; MMP (Minneapolis St. Paul Airport HS) PropCo LLC; MMP
(Minneapolis West HS) PropCo LLC; MMP (Detroit Dearborn)
PropCo LLC; MMP (Detroit Livonia) PropCo LLC; MMP (Detroit Sterling Heights) PropCo LLC; MMP (Milwaukee Brookfield) PropCo LLC; MMP (Eden Prairie PT) PropCo LLC; MMP (Minneapolis St. Paul Airport PT) PropCo LLC; MMP (Minneapolis West PT) PropCo LLC
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	Common Charges	Nyack 2 Washington LLC
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	A&F Leasing Reserve (Springing: 3,500,000); A&F Credit Reserve (Upfront: 5,000,000)	600 Broadway Partners LLC
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	Unfunded Obligations Reserve($8,948,151), Free Rent Reserve($1,226,700), Prana Reserve ($700,000)	79 Madison LLC
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	Guaranty Collateral Reserve ($17,333,334); Unfunded Obligations ($3,069,378); Contingency Reserve ($1,088,442.55); Gap Rent Reserve ($726,630)	5 Penn Plaza LLC
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	Free Rent Reserve	WFP Tower B Co. L.P.
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	Staples Space TI/LC Escrow	550BSA III, LLC; Tri-Martin IV, LLC
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square		Waterbridge Court Square Holdings LLC
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	Roadrunner Tax Reserve	GFG NC 1 LLC
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-29

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Reserve Description	Borrower Name
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	Seasonal Reserve: Upfront: 96,665.25, Monthly: 238,824, on each Payment Date occurring in each of the months of August,
September, October and November during the 2016 and 2017 calendar year, Monthly: 138,335, on each Payment Date occurring
						in April, August, September, October and November of each calendar year thereafter.	San Carlos Associates LLC
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge		Cedarbrook Lodge LLC
13	Loan	33	PCC	PCC	Gainesville Business Center	ACC TI/LC Cap ($875,000)	CPC-Gainesville, LLC
14	Loan	34, 35, 36	SG	SG	The Round	Specified TI/LC Deposit ($1,029,193); Rent Concession Reserve Funds ($489,780)	The Round Owner, LLC
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	Vacant Pad Reserve ($192,000); Free Rent Reserve ($87,500); Park and Ride Reserve ($37,334); Carrabas Reserve ($26,503)	GTTCE Owner, LLC
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	NAP	Dixon Des Moines Warehouses, LLC
17	Loan		SG	SG	TownePlace Suites Cool Springs		Cool Springs Lodging, LLP
18	Loan		WDCPF	WDCPF	Casas De Soledad		Clear Sky Capital Casas De Soledad Apartments LP
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	Seasonal Reserve	Aberdeen Hotels Partners, LLC
20	Loan	41	PCC	PCC	North Broadway Plaza	Free Rent	NB Plaza LLC
21	Loan		CGMRC	CGMRC	725 8th Avenue	Wahlburger’s Reserve ($83,333); Sidewalk Reserve ($9,200)	Thor 725 8th Avenue LLC
22	Loan		Natixis	Natixis	Civic Commerce Center	Free Rent Reserve ($10,456.46); Outstanding TI/LC Reserve ($12,938)	Irwindale Arrow Investors, LLC
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	You Fit Reserve (Upfront: $747,797); Food Lion Reserve (Upfront: $18,163)	New Oak Hill Plaza, LLC
24	Loan		PCC	PCC	60 Bay Street	Legal Aid Lease	Allied 60 Bay Street, LLC
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village		BLDG Elk Grove HD LLC ; BLDG Elk Grove HD II LLC; Feiga II/HD, LLC; Court Street Associates/HD, LLC
26	Loan	Natixis	Natixis	South Beach Portfolio	MLB 1534 Euclid Avenue, LLC; LIDO 1534 Euclid Avenue, LLC; MLB 1536 Jefferson Avenue,
LLC; LIDO 1536 Jefferson Avenue, LLC; MLB 1440 Pennsylvania Avenue, LLC; LIDO 1440
Pennsylvania Avenue, LLC; MLB 1032 Michigan Avenue, LLC; LIDO 1032 Michigan Avenue, LLC
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii		94299 Farrington SP, LLC
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL		WCTNV LLC and BTNV LLC
29	Loan		SG	SG	Hampton Inn Branson Hills	Seasonal Working Capital Reserve	BH Hotel, L.L.C.
30	Loan		Natixis	Natixis	Lambertville House Hotel		LV Hotel Property LLC; LV House LLC
31	Loan		SG	SG	Largo Landing	Smoothie King TI Holdback	Greenspot Largo, LLC
32	Loan		SG	SG	Shady Glen		Bonanova, LLC
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	PIP Reserve	KMD Hotel Group, LLC
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	Economic Holdback	SSCP Atlas LLC
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	PNC Reserve Funds	873-897 S. Hamilton Rd. Co., LTD. and 1286-1314 Brice Rd. Co., LTD.
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs		J-Tel Denham Springs, LLC
37	Loan		CGMRC	CGMRC	StorQuest - Arizona		10461 E Apache SP, LLC

A-30

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)
1	Loan	8	SG	SG	Empire Mall	No	Simon Property Group, L.P.	Refinance	190,000,000	0	0
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	No	Leslie Ng, Paul Nussbaum	Acquisition	82,500,000	54,436,233	0
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	No	Nyack College	Acquisition	55,000,000	0	0
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	No	Stanley Cayre; Stanley Chera; Harry Adjmi	Refinance	120,000,000	0	0
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	No	Michael T. Cohen, Robert Getreu and Andrew H. Roos	Refinance	85,000,000	0	0
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	No	Stephen D. Haymes and The Stephen D. Haymes Revocable Trust	Refinance	260,000,000	0	40,000,000
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	No	Brookfield Financial Properties, L.P.	Refinance	900,000,000	0	0
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	No	Steven Greenberg, Jeffrey Greenberg	Refinance	81,375,000	0	0
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	No	Savanna Real Estate Fund III, L.P.; Savanna Real Estate (PIV) Fund III, L.P.; Savanna Real Estate Fund IIA, L.P.; Savanna Real Estate (AIV) Fund IIA, L.P.; Savanna Real Estate (PIV) Fund IIA, L.P.; OCS Master LP	Refinance	315,000,000	19,932,157	0
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	No	Michael Brennan, Samuel Mandarino, Scott McKibben, Robert Vanecko, Eduardo Paneque, Troy MacMane, Tod Greenwood, Allen Crosswell	Acquisition	68,512,500	26,198,991	0
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-31

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Delaware Statutory Trust? Y/N	Carve-out Guarantor	Loan Purpose	Loan Amount (sources) ($)	Principal’s New Cash Contribution (7) ($)	Subordinate Debt ($)
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	No	None	Refinance	65,000,000	0	0
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	No	Stuart T. Rolfe	Refinance	27,000,000	0	0
13	Loan	33	PCC	PCC	Gainesville Business Center	No	David M. Chalmers	Refinance	20,500,000	0	0
14	Loan	34, 35, 36	SG	SG	The Round	No	Todd M. Gooding; Robert D. Scanlan; ScanlanKemperBard Companies, LLC	Acquisition	20,500,000	11,340,003	0
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	No	Peter J. Henry	Recapitalization	19,500,000	2,119,938	0
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	No	Fredda Rose, Richard Van Stockum, Stuart Wachter	Refinance	17,500,000	1,721,205	0
17	Loan		SG	SG	TownePlace Suites Cool Springs	No	Hiren Desai	Refinance	13,925,000	0	0
18	Loan		WDCPF	WDCPF	Casas De Soledad	No	Marcus Kurschat and Kevin Wheeler	Acquisition	11,660,000	0	0
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	No	Cherry Cove Group, LLC	Refinance	11,500,000	0	0
20	Loan	41	PCC	PCC	North Broadway Plaza	No	CNA Enterprises, Inc; Overland Capital Corp.	Refinance	11,000,000	115,281	0
21	Loan		CGMRC	CGMRC	725 8th Avenue	No	Joseph J. Sitt	Refinance	11,000,000	0	0
22	Loan		Natixis	Natixis	Civic Commerce Center	No	Robert M. Anderson; Arthur B. Birtcher	Refinance	10,500,000	0	0
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	No	Gerald Bedrin; Paul Bedrin	Refinance	10,100,000	0	0
24	Loan		PCC	PCC	60 Bay Street	No	Joshua Muss	Refinance	9,000,000	0	0
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	No	Lloyd Goldman; Craig Koenigsberg	Refinance	19,900,000	929,147	0
26	Loan		Natixis	Natixis	South Beach Portfolio	No	Yedidiah Buchwald; Martin Loeb; Mark Mindick; Leon Goldstein; Zipporah Goldstein	Acquisition	8,750,000	5,686,493	0
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	No	William Warren Hobin, Clark Porter, Tim Hobin	Refinance	6,700,000	0	0
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	No	Bernice Taplitz	Acquisition	6,100,000	4,404,156	0
29	Loan		SG	SG	Hampton Inn Branson Hills	No	Richard E. Huffman; Richard E. Huffman Revocable Trust; Marc Lewis Williams; Marc Lewis Williams Revocable Trust; Santo M. Cantanese; Santo M. Cantanese Revocable Trust; Evergreen/BH Hotel, LLC	Refinance	6,100,000	0	0
30	Loan		Natixis	Natixis	Lambertville House Hotel	No	Victor Afonso; Scott Schroeder	Acquisition	5,325,000	1,987,274	0
31	Loan		SG	SG	Largo Landing	No	Lewis R. Maler; Sidney H. Dinow	Acquisition	5,300,000	3,728,390	0
32	Loan		SG	SG	Shady Glen	No	J. Chris Lindgren, Marcy Lindgren, J. Chris Lindgren, Jr., Jennifer M. Lindgren-Dingus	Refinance	5,200,000	126,297	0
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	No	Vikash M. Patel, Binita Patel, Harshaben L. Trivedi and Preeti Patel	Acquisition	4,550,000	2,057,586	0
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	No	Jacob Ramage	Acquisition	4,300,000	1,507,900	0
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	No	Bruce Gilbert and Aaron S. Gilbert	Refinance	3,350,000	0	0
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	No	T. Davis Gordon	Refinance	2,925,000	0	0
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	No	William Warren Hobin, Clark Porter, Tim Hobin	Refinance	2,000,000	0	0

A-32

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
1	Loan	8	SG	SG	Empire Mall	0	190,000,000	176,300,000	0	1,685,311	75,000	11,939,689	0	190,000,000	Hard	Springing
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	0	136,936,233	0	116,696,387	4,562,725	15,677,121	0	0	136,936,233	Hard	Springing
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan		Natixis	Natixis	Nyack College NYC	0	55,000,000	0	49,233,450	2,781,210	481,511	2,354,336	149,493	55,000,000	Hard	Springing
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	0	120,000,000	69,585,845	0	4,196,440	5,259,197	38,122,518	2,836,000	120,000,000	Hard	Springing
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	13,560,441	98,560,441	85,237,316	0	1,627,747	11,073,393	621,984	0	98,560,441	Springing	Springing
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	300,000	300,300,000	213,091,475	0	3,919,961	27,557,733	55,730,831	0	300,300,000	Hard	Springing
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	5,000,000	905,000,000	801,958,400	0	7,295,090	80,810,295	0	14,936,215	905,000,000	Hard	Springing
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	2,416,630	83,791,630	80,367,570	0	1,289,338	1,647,816	0	486,906	83,791,630	Hard	Springing
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	0	334,932,157	315,000,000	0	19,932,157	0	0	0	334,932,157	Hard	Springing
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	3,801,606	98,513,097	0	92,962,000	1,840,999	870,136	0	2,839,963	98,513,097	Hard	Springing
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-33

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Other Sources ($)	Total Sources ($)	Loan Payoff ($)	Purchase Price ($)	Closing Costs ($)	Reserves ($)	Principal Equity Distribution ($)	Other Uses ($)	Total Uses ($)	Lockbox	Cash Management
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	0	65,000,000	61,500,000	0	1,564,106	98,689	1,585,352	251,853	65,000,000	Hard	Springing
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	0	27,000,000	21,500,000	0	567,923	0	4,932,077	0	27,000,000	Hard	Springing
13	Loan	33	PCC	PCC	Gainesville Business Center	0	20,500,000	18,140,168	0	53,783	197,260	2,108,789	0	20,500,000	Springing	Springing
14	Loan	34, 35, 36	SG	SG	The Round	0	31,840,003	0	27,806,027	875,931	3,158,045	0	0	31,840,003	Springing	Springing
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	250,000	21,869,938	0	20,500,000	451,444	918,495	0	0	21,869,938	Hard	Springing
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	0	19,221,205	16,218,156	0	678,871	2,324,178	0	0	19,221,205	Hard	Springing
17	Loan		SG	SG	TownePlace Suites Cool Springs	0	13,925,000	9,133,253	0	259,027	32,835	4,499,884	0	13,925,000	Springing	Springing
18	Loan		WDCPF	WDCPF	Casas De Soledad	4,382,347	16,042,347	0	15,550,000	440,538	5,865	45,944	0	16,042,347	Springing	Springing
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	0	11,500,000	9,819,562	0	101,721	49,488	1,529,229	0	11,500,000	Hard	Springing
20	Loan	41	PCC	PCC	North Broadway Plaza	0	11,115,281	10,269,782	0	248,588	596,911	0	0	11,115,281	Springing	Springing
21	Loan		CGMRC	CGMRC	725 8th Avenue	300,000	11,300,000	8,502,163	0	305,308	1,569,844	922,685	0	11,300,000	Hard	Springing
22	Loan		Natixis	Natixis	Civic Commerce Center	0	10,500,000	8,197,684	0	279,513	368,627	1,648,064	6,112	10,500,000	Hard	Springing
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	0	10,100,000	7,898,690	0	188,417	844,297	1,158,829	9,766	10,100,000	Hard	Springing
24	Loan		PCC	PCC	60 Bay Street	0	9,000,000	5,531,916	0	497,273	485,994	2,484,817	0	9,000,000	Springing	Springing
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	0	20,829,147	20,460,837	0	349,421	18,889	0	0	20,829,147	Hard	Springing
26	Loan		Natixis	Natixis	South Beach Portfolio	0	14,436,493	0	12,500,000	1,333,509	583,500	0	19,485	14,436,493	Hard	Springing
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	47,500	6,747,500	4,829,137	0	144,048	27,195	1,747,119	0	6,747,500	Springing	Springing
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	45,000	10,549,156	0	10,345,000	204,156	0	0	0	10,549,156	Hard	Springing
29	Loan		SG	SG	Hampton Inn Branson Hills	35,000	6,135,000	5,765,322	0	135,288	83,880	150,510	0	6,135,000	Hard	Springing
30	Loan		Natixis	Natixis	Lambertville House Hotel	0	7,312,274	0	7,100,000	188,444	11,513	0	12,317	7,312,274	Springing	Springing
31	Loan		SG	SG	Largo Landing	0	9,028,390	0	8,810,000	131,786	86,604	0	0	9,028,390	Springing	Springing
32	Loan		SG	SG	Shady Glen	0	5,326,297	5,076,688	0	225,047	24,561	0	0	5,326,297	Soft	Springing
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	0	6,607,586	0	5,750,000	98,132	759,454	0	0	6,607,586	Hard	Springing
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	125,000	5,932,900	0	5,185,000	332,477	415,423	0	0	5,932,900	Springing	Springing
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	47,500	3,397,500	1,913,399	0	193,949	697,367	592,786	0	3,397,500	Hard	Springing
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	32,500	2,957,500	1,607,601	0	100,223	22,522	1,227,153	0	2,957,500	Springing	Springing
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	47,500	2,047,500	1,616,074	0	110,464	82,089	238,873	0	2,047,500	Springing	Springing

A-34

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
1	Loan	8	SG	SG	Empire Mall	(i) the occurrence of an Event of Default, (ii) Property Manager bankruptcy; (iii) DSCR<1.20x for two consecutive calendar quarters; (iv) Anchor Tenant Trigger Event
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio	Occurrence of any one or more of the following as determined by Lender in its sole discretion: (a) an Event of Default, (b) the Debt Yield falls below 8%, (c ) failure to maintain in full force and effect any Franchise
Agreement, (d) Guarantor’s failure to satisfy the Financial Covenants and a substitute or additional Guarantor acceptable to Lender resulting in satisfaction of the Financial Covenants is not provided within 30 days, provided such substitute or additional Guarantor has a direct or indirect interest in the Master Tenant and that at least one Guarantor directly or indirectly Controls or has joint Control of the day-to-day activities of the Master Tenant.
2.01	Property				TownePlace Suites Detroit Dearborn
2.02	Property				SpringHill Suites Minneapolis West
2.03	Property				SpringHill Suites Eden Prairie
2.04	Property				TownePlace Suites Milwaukee Brookfield
2.05	Property				TownePlace Suites Detroit Sterling Heights
2.06	Property				TownePlace Suites Minneapolis West
2.07	Property				TownePlace Suites Eden Prairie
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport
2.09	Property				TownePlace Suites Detroit Livonia
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport
3	Loan	Natixis	Natixis	Nyack College NYC	Springing upon the occurrence of (i) an Event of Default, (ii) end of calendar quarter DSCR<1.20x, (iii) NYACK Tenant ceases operations at all or any portion of the NYACK Space, (iv) a monetary default or material non-monetary default after the expiration of any applicable notice and cure periods shall occur under the NYACK Lease
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Mezzanine Loan Event of Default
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.35x, or (iii) the commencement of a Mezzanine Trigger Period
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio	Occurrence of any one or more of the following: (a) an Event of Default, (b) a DSCR for the Premises is less than 1.10x as of the last day of any calendar quarter for such quarter, or (c ) Staples (i) ceases to operate its business from all or any material portion of the Staples Space for more than thirty consecutive days, (ii) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law files for bankruptcy or other insolvency proceedings, (iii) provides notice of its intent to terminate the Staples Lease, or (iv) defaults under any monetary or material non-monetary term of the Staples Lease an such monetary or material non-monetary default continues after any applicable notice and cure period and such monetary or material non-monetary default would allow Borrower to terminate the Staples Lease.
8.01	Property				2294 Molly Pitcher Highway
8.02	Property				1001 & 1011 Air Park Drive
8.03	Property				4472 Steelway Boulevard North
8.04	Property				3530 East Pike Road
8.05	Property				22 Northeastern Industrial Park
8.06	Property				8 Northeastern Industrial Park
8.07	Property				4 & 8 Marway Circle
8.08	Property				4500 & 4510 Steelway Boulevard South
8.09	Property				4474 Steelway Boulevard North
8.10	Property				21 Northeastern Industrial Park
8.11	Property				16725 Square Drive
8.12	Property				5 Marway Circle
9	Loan	28	Natixis	Natixis	One Court Square	Springing upon the occurrence of (i) an Event of Default, (ii) Citi Cash Management Trigger Event which means (a) Citi becomes subject to a Bankruptcy Proceeding, (b) Citi goes “dark” for a portion of eighty percent (80%) of the gross leasable floor area or vacates the Property and in either case does not maintain a senior long-term debt rating by a NRSRO of at least BBB-, (c) Citi shall be in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi Lease, (d) Citi’s terminates the Citi Lease or (e) if as of December 11, 2018 the date which is eighteen (18) months prior to the expiration of the Citi Lease, either (A) Citi has not renewed the Citi Lease or given notice electing to exercise its renewal option or entered into a new lease with Borrower on terms acceptable to Administrative Agent or (B) the Property has not been leased to another tenant(s) in accordance with the terms of this Agreement, with all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after to the Stated Maturity Date have been paid, expired (in the case of free rent) or remain on account in reserve and such tenant(s) in occupancy and paying rent, (iii) after the creation of a senior debt service structure, if for purposes of this clause (iii) only, Citi no longer qualifies as a Citi Credit Tenant in Good Standing, which means (i) Citi shall be the sole Tenant with respect to the entire Property, (ii) Citi shall not be in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi Lease, (iii) Citi’s senior long-term debt rating by a NRSRO shall not be less than BBB-, and (iv) no Cash Management Period shall be in effect for a reason other than clause (iii) of that definition.
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.10x
10.01	Property				Cumberland
10.02	Property				UMIP Jefferson Hwy
10.03	Property				UMIP W 27th Street
10.04	Property				Main
10.05	Property				Trolley Industrial
10.06	Property				UMIP N 107th Street
10.07	Property				Addison
10.08	Property				Pagemill
10.09	Property				UMIP Xeon Street
10.10	Property				8402-8440 Jackson
10.11	Property				Jackson Pagosa
10.12	Property				8520-8630 Jackson
10.13	Property				Common
10.14	Property				8710-8768 Jackson
10.15	Property				Dolton

A-35

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Cash Management Triggers
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	Springing upon the occurrence of (i) an Event of Default, (ii) the borrower obtains the Mezzanine debt, (iii) end of calendar quarter DSCR<1.20x, (iv) a Franchise Sweep Event,
(v) a Renovation Budget Contribution Trigger
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	(i) Event of Default, (ii) DSCR is less than 1.75x, or (iii) the consummation of a permitted mezzanine financing.
13	Loan	33	PCC	PCC	Gainesville Business Center	Occurrence of any one or more of the following as determined by Lender in its sole discretion: (a) an Event of Default, (b) Debt Service Trigger Event (DSCR is less than 1.10x based on the net cash flow determined quarterly based on a 30 year amortization), or (c ) (A) ACC goes dark; (B) ACC has not renewed the ACC Lease at least 12 months prior to the expiration date, and any furture expiration date, for a minimum term of 3 years at a rent equal to tenant’s current rent or a market rent reasonably acceptable to Lender; (C) ACC files for bankruptcy or other insolvency proceedings, (D) ACC provides notice of termination, or (E) there is a default under the ACC Lease.
14	Loan	34, 35, 36	SG	SG	The Round	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.15x, (iii) the commencement of a Lease Sweep Period
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x, (iii) the occurrence of a Specified Tenant Trigger Period
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	The occurrence of any one or more of the following as determined by Lender in its sole discretion: (a) an Event of Default, (b) Jacobson Warehouse Company (i) goes dark, (ii) files or bankruptcy or other similar insolvency proceeding, or (iii) a default occurs under any of the Jacobson leases on the Premises, (c) Jacobson provides notice to Borrower to terminate the Lease on the 3811 Dixon Street Individual Premises, (d) the date which is twelve (12) months prior to the lease expiration of any of the Jacobson Leases or any approved replacement leases on any Individual Premises, or (e) the DSC Ratio for the Premises is less than 1.25 on an actual basis as of the last day of each calendar quarter for such quarter.
17	Loan		SG	SG	TownePlace Suites Cool Springs	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.15x
18	Loan		WDCPF	WDCPF	Casas De Soledad	(i) Event of Default, (ii) DSCR is less than 1.10x, or (iii) borrower is in default of the condominium documents.
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	Springing upon the occurrence of (i) an Event of Default, (ii) end of calendar quarter DSCR<1.25x
20	Loan	41	PCC	PCC	North Broadway Plaza	Occurrence of any one or more of the following as determined by Lender in its sole discretion: (a) an Event of Default,(b) a Debt Service Trigger Event, (c) the Guarantor fails to maintain the Financial Covenants, (d) (A) Food Maxx files for bankruptcy or other insolvency proceedings; (B) Food Maxx provides notice of termination, (C) there is a default under the Food Maxx Lease, (D) Food Maxx goes dark and Borrower has not deposited the $375,000 referenced in the Food Maxx Tenant Improvement & Leasing Commission escrow within fifteen (15) days of Lender’s request; or (E) Food Maxx has not renewed the Food Maxx Lease at least nine (9) months prior to the expiration date, and any future expiration date, and Borrower has not deposited the $250,000 escrow as outlined in the Food Maxx Tenant Improvement & Leasing Commission escrow within fifteen (15) days of Lender’s request, or (e) (A) CVS files for bankruptcy or other insolvency proceedings; (B) CVS provides notice of termination, (C) there is a default under the CVS Lease, (D) CVS goes dark and Borrower has not deposited the $185,000 referenced in the CVS Tenant Improvement & Leasing Commission escrow within fifteen (15) days of Lender’s request, or (E) CVS has not renewed the CVS Lease at least six (6) months prior to the expiration date, and any future expiration date, and Borrower has not deposited the $125,000 escrow as outlined in the CVS Tenant Improvement & Leasing Commission Escrow within fifteen (15) days of Lender’s request, for a minimum term of three (3) years at a rent equal to tenant’s current rent or a market rent reasonably acceptable to Lender.
21	Loan		CGMRC	CGMRC	725 8th Avenue	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x, (iii) the occurrence of a Specified Tenant Trigger Period
22	Loan		Natixis	Natixis	Civic Commerce Center	Springing upon the occurrence of (i) an Event of Default, (ii) end of calendar quarter DSCR<1.15x
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	Springing upon the occurrence of (i) an Event of Default, (ii) end of calendar quarter DSCR<1.05x; (iii) a Major Tenant Trigger Event
24	Loan		PCC	PCC	60 Bay Street	Occurrence of any one or more of the following as determined by Lender in its sole discretion: (a) an Event of Default shall have occurred and be continuing, (b) a DSC Ratio for the Premises is less than 1.15 as of the last day of each calendar quarter for such quarter or (c) Legal Aid (A) goes dark, (B) files for bankruptcy or other insolvency proceedings, (C) provides notice of termination, or (D) defaults on their lease beyond any applicable notice and cure periods; or (d) Legal Aid has not renewed the Legal Aid Lease at least 12 months prior to the expiration
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.10x or (iii) commencement of a Lease Sweep period.
26	Loan		Natixis	Natixis	South Beach Portfolio	Springing upon the occurrence of (i) an Event of Default, (ii) end of calendar quarter DSCR<1.20x
26.01	Property				Courtyard at Jefferson
26.02	Property				L’Etoile
26.03	Property				Hispaniola House
26.04	Property				Casa Gaby
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x, (iii) the occurrence of a Specified Tenant Trigger Period
29	Loan		SG	SG	Hampton Inn Branson Hills	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.25x, (iii) failure to extend Franchise Agreement for not less than 10 years on the date that is 12 months before expiration of the current Franchise Agreement, (iv) on the date that Borrower shall have failed to replenish any amounts disbursed from the Seasonal Working Capital Reserve Subaccount
30	Loan		Natixis	Natixis	Lambertville House Hotel	Springing upon the occurrence of (i) an Event of Default, (ii) end of calendar quarter DSCR<1.25x
31	Loan		SG	SG	Largo Landing	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.10x for two consecutive calendar quarters, (iii) commencement of a Lease Sweep period.
32	Loan		SG	SG	Shady Glen	(i) an Event of Default, (ii) if, as of the last day of a calendar quarter, the Debt Service Coverage Ratio is less than 1.15x or (iii) a Creditor Claim Event
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	(i) Event of Default or (ii) DSCR is less than 1.20x.
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.20x
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.25x, (iii) the occurrence of a Specified Tenant Trigger Period
35.01	Property	49			Hamilton Shopping Center
35.02	Property				Brice & Main Center
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.15x
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	(i) the occurrence of an Event of Default, (ii) DSCR is less than 1.10x

A-36

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
1	Loan	8	SG	SG	Empire Mall	Yes	9/30/2033	63,082	125,000,000.00					Yes	1
2	Loan	9, 10, 11, 12	PCC	PCC	Marriott Midwest Portfolio				27,500,000.00					Yes	2
2.01	Property				TownePlace Suites Detroit Dearborn	No								Yes	2.01
2.02	Property				SpringHill Suites Minneapolis West	No								Yes	2.02
2.03	Property				SpringHill Suites Eden Prairie	No								Yes	2.03
2.04	Property				TownePlace Suites Milwaukee Brookfield	No								Yes	2.04
2.05	Property				TownePlace Suites Detroit Sterling Heights	No								Yes	2.05
2.06	Property				TownePlace Suites Minneapolis West	No								Yes	2.06
2.07	Property				TownePlace Suites Eden Prairie	No								Yes	2.07
2.08	Property				SpringHill Suites Minneapolis St. Paul Airport	No								Yes	2.08
2.09	Property				TownePlace Suites Detroit Livonia	No								Yes	2.09
2.10	Property				TownePlace Suites Minneapolis St. Paul Airport	No								Yes	2.10
3	Loan		Natixis	Natixis	Nyack College NYC	No								Yes	3
4	Loan	13, 14	BNYM	BNYM/GACC	600 Broadway	No			70,000,000.00					Yes	4
5	Loan	15, 16	CGMRC	CGMRC	79 Madison Avenue	No			40,000,000.00					Yes	5
6	Loan	17, 18, 19	CGMRC	CGMRC, Barclays Bank PLC	5 Penn Plaza	No			218,000,000.00			40,000,000	5.75000%	Yes	6
7	Loan	20, 21	CGMRC	CGMRC; GACC; WFB	225 Liberty Street	Yes	6/17/2069	5,100,000	418,500,000.00	441,000,000.00	4.65700%			Yes	7
8	Loan	22, 23, 24, 25, 26, 27	PCC	PCC	Heritage Industrial Portfolio				41,000,000.00					Yes	8
8.01	Property				2294 Molly Pitcher Highway	No								Yes	8.01
8.02	Property				1001 & 1011 Air Park Drive	No								Yes	8.02
8.03	Property				4472 Steelway Boulevard North	No								Yes	8.03
8.04	Property				3530 East Pike Road	No								Yes	8.04
8.05	Property				22 Northeastern Industrial Park	No								Yes	8.05
8.06	Property				8 Northeastern Industrial Park	No								Yes	8.06
8.07	Property				4 & 8 Marway Circle	No								Yes	8.07
8.08	Property				4500 & 4510 Steelway Boulevard South	No								Yes	8.08
8.09	Property				4474 Steelway Boulevard North	No								Yes	8.09
8.10	Property				21 Northeastern Industrial Park	No								Yes	8.10
8.11	Property				16725 Square Drive	No								Yes	8.11
8.12	Property				5 Marway Circle	No								Yes	8.12
9	Loan	28	Natixis	Natixis	One Court Square	No			275,000,000.00					Yes	9
10	Loan	29, 30	SG	SG	GFH Brennan Industrial Portfolio				28,512,500.00					Yes	10
10.01	Property				Cumberland	No								Yes	10.01
10.02	Property				UMIP Jefferson Hwy	No								Yes	10.02
10.03	Property				UMIP W 27th Street	No								Yes	10.03
10.04	Property				Main	No								Yes	10.04
10.05	Property				Trolley Industrial	No								Yes	10.05
10.06	Property				UMIP N 107th Street	No								Yes	10.06
10.07	Property				Addison	No								Yes	10.07
10.08	Property				Pagemill	No								Yes	10.08
10.09	Property				UMIP Xeon Street	No								Yes	10.09
10.10	Property				8402-8440 Jackson	No								Yes	10.10
10.11	Property				Jackson Pagosa	No								Yes	10.11
10.12	Property				8520-8630 Jackson	No								Yes	10.12
10.13	Property				Common	No								Yes	10.13
10.14	Property				8710-8768 Jackson	No								Yes	10.14
10.15	Property				Dolton	No								Yes	10.15

A-37

CGCMT 2016-P3 Annex A

Control Number	Loan / Property Flag	Footnotes	Mortgage Loan Seller	Originator	Property Name	Ground Lease Y/N	Ground Lease Expiration Date	Annual Ground Lease Payment ($)	Cut-off Date Pari Passu Companion Loan Balance ($)	Cut-off Date Subordinate Companion Loan Balance ($)	Subordinate Companion Loan Interest Rate (%)	Cut-off Date Mezzanine Debt Balance ($)	Mezzanine Debt Interest Rate (%)	Terrorism Insurance Required Y/N	Control Number
11	Loan	31, 32	Natixis	Natixis	Marriott Monterey	No			30,000,000.00					Yes	11
12	Loan		WDCPF	WDCPF	Cedarbrook Lodge	No								Yes	12
13	Loan	33	PCC	PCC	Gainesville Business Center	No								Yes	13
14	Loan	34, 35, 36	SG	SG	The Round	No								Yes	14
15	Loan	37	CGMRC	CGMRC	Germantown Town Center	No								Yes	15
16	Loan	38, 39, 40	PCC	PCC	Jacobson Warehouse Company	No								Yes	16
17	Loan		SG	SG	TownePlace Suites Cool Springs	No								Yes	17
18	Loan		WDCPF	WDCPF	Casas De Soledad	No								Yes	18
19	Loan		Natixis	Natixis	Home2Suites Aberdeen	No								Yes	19
20	Loan	41	PCC	PCC	North Broadway Plaza	No								Yes	20
21	Loan		CGMRC	CGMRC	725 8th Avenue	No								Yes	21
22	Loan		Natixis	Natixis	Civic Commerce Center	No								Yes	22
23	Loan	42, 43	Natixis	Natixis	Oak Hill Plaza	No								Yes	23
24	Loan		PCC	PCC	60 Bay Street	No								Yes	24
25	Loan	44, 45, 46	SG	SG	Home Depot - Elk Grove Village	No			10,945,000.00					Yes	25
26	Loan		Natixis	Natixis	South Beach Portfolio									Yes	26
26.01	Property				Courtyard at Jefferson	No								Yes	26.01
26.02	Property				L’Etoile	No								Yes	26.02
26.03	Property				Hispaniola House	No								Yes	26.03
26.04	Property				Casa Gaby	No								Yes	26.04
27	Loan		CGMRC	CGMRC	StorQuest - Hawaii	No								Yes	27
28	Loan		CGMRC	CGMRC	Walmart Neighborhood Market Alabaster, AL	No								Yes	28
29	Loan		SG	SG	Hampton Inn Branson Hills	No								Yes	29
30	Loan		Natixis	Natixis	Lambertville House Hotel	No								Yes	30
31	Loan		SG	SG	Largo Landing	No								Yes	31
32	Loan		SG	SG	Shady Glen	No								Yes	32
33	Loan	47	WDCPF	WDCPF	Country Inn & Suites	No								Yes	33
34	Loan	48	CGMRC	CGMRC	Atlas Self Storage	No								Yes	34
35	Loan		CGMRC	CGMRC	Columbus Retail Portfolio									Yes	35
35.01	Property	49			Hamilton Shopping Center	No								Yes	35.01
35.02	Property				Brice & Main Center	No								Yes	35.02
36	Loan		CGMRC	CGMRC	Tellus Denham Springs	No								Yes	36
37	Loan		CGMRC	CGMRC	StorQuest - Arizona	No								Yes	37

A-38

Footnotes to Annex A

(1)	The Administrative Fee Rate includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Trustee/Certificate Administrator Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The monthly debt service shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date.

(4)	Underwritten NCF DSCR is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Occupancy reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field “Principal’s New Cash Contribution” reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(8)	The Cut-off Date Principal Balance of $65,000,000 represents the controlling note A-1 and non-controlling note A-4 of a $190,000,000 loan combination evidenced by five pari passu notes. The related companion loans are evidenced by the non-controlling note A-2, note A-3 and note A-5. Note A-3 ($40,000,000) and note A-5 ($10,000,000), with an aggregate outstanding principal balance of $50,000,000 as of the Cut-off Date, were contributed to the CFCRE 2016-C3 transaction. Note A-2, with an outstanding principal balance of $75,000,000 as of the Cut-off Date, was contributed to the WFCM 2015-P2 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the Empire Mall Loan Combination.

(9)	The Cut-off Date Balance of $55,000,000 represents the note A-1 of an $82,500,000 loan combination evidenced by two pari passu notes. Note A-1 is the controlling note. Note A-2 is not included in the trust. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the Marriott Midwest Portfolio Loan Combination.

(10)	The Ongoing Replacement Reserve as of the Cut-off Date is $54,633 which is an amount equal to one-twelfth of the greater of (a) the annual amount required for replacement of certain furniture, fixtures and equipment under the franchise agreement and/or management agreement and (b) 2.0% of total gross revenues from the portfolio from the origination date through February 2017, 3.0% of total gross revenues from the portfolio from March 2017 through February 2018 and 4.0% of total gross revenues from the portfolio from March 2018 thereafter.

A-39

(11)	The Appraised Value is the “as-if complete” portfolio value of $136,800,000, which assumes the Property Improvement Plan (PIP) renovations totaling $14,728,386 will be completed in 2016. The “as-is” appraised value is $119,800,000. At closing, the borrower reserved an aggregate of $14,724,000 for the PIP renovations. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the combined “as-is” individual appraised value of $119,800,000 are 68.9% and 68.9% respectively.

(12)	The lockout period will be at least 25 payment dates commencing with the first payment date in April 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 25 payment dates is based on the expected CGCMT 2016-P3 securitization closing date in April 2016. The actual lockout period may be longer.

(13)	The Cut-off Date Balance of $50,000,000 represents the non-controlling note A-1, note A-2-1 and note A-3 of a $120,000,000 loan combination evidenced by eight pari passu notes. The companion loans evidenced by controlling note A-4 and non-controlling note A-2-2, note A-5-1, note A-5-2 and note A-6, have an aggregate principal balance of $70,000,000 as of the Cut-off Date and will be contributed to one or more future securitizations. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the 600 Broadway Loan Combination.

(14)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of February 6, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 27 months is based on the expectation that the closing date for last securitization trust to which the remaining pari passu notes for 600 Broadway are contributed occurs in April 2016. The actual lockout period may be longer.

(15)	The Cut-off Date Balance of $45,000,000 represents the controlling note A-1 of a $85,000,000 loan combination evidenced by two pari passu notes. The companion loan, evidenced by the non-controlling note A-2 has an outstanding principal balance of $40,000,000 as of the Cut-off Date and is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the 79 Madison Avenue Loan Combination.

(16)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of February 6, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 27 payment dates is based on the expected CGCMT 2016-P3 securitization closing date in April 2016. The actual lockout period may be longer.

(17)	The Cut-off Date Balance of $42,000,000 represents the non-controlling note A-2-I of a $260,000,000 loan combination evidenced by four pari passu notes. The companion loans, evidenced by notes A-1, A-2-II and A-3, have an aggregate principal balance of $218,000,000. The controlling note A-1 ($115,000,000) was contributed to the CGCMT 2016-GC36 securitization transaction, the non-controlling note A-2-II ($25,000,000) is expected to be contributed to one or more future securitization transactions and the non-controlling note A-3 ($78,000,000) was contributed to the JPMBB 2016-C1 securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the 5 Penn Plaza Loan Combination.

(18)	The lockout period will be at least 27 payment dates beginning with and including the first payment date of February 6, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 27 payment dates is based on the expected CGCMT 2016-P3 securitization closing date in April 2016. The actual lockout period may be longer.

A-40

(19)	With respect to the fourth largest tenant at the 5 Penn Plaza Property, HQ Global Workplace (occupying a total of 55,754 SF), 27,877 SF of space expires on February 28, 2018 and 27,877 SF of space expires on August 31, 2020.

(20)	The Cut-off Date Principal Balance of $40,500,000 represents the non-controlling note A-1D of a $900,000,000 loan combination evidenced by six senior pari passu notes and three junior pari passu notes. The six senior pari passu notes have an outstanding principal balance of $459,000,000 as of the Cut-off Date and are evidenced by (i) note A-1A, note A-1B, note A-1C, with a combined outstanding principal balance of $337,500,000 which represent the controlling interest in the 225 Liberty Street Loan Combination and were contributed to the LBTY 2016-225L securitization transaction, (ii) note A-1E, which represents a non-controlling interest in the 225 Liberty Street Loan Combination, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and is expected to be contributed to a future securitization transaction, and (iii) note A-1F, which represents a non-controlling interest in the 225 Liberty Street Loan Combination, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and is expected to be contributed to a future securitization transaction. The three junior pari passu notes (A-2A, A-2B, and A-2C) have an outstanding principal balance of $441,000,000 as of the cut-off date and were all contributed to the LBTY 2016-225L securitization transaction. Senior notes A-1A, A-1B, A-1C and junior notes A-2A, A-2B and A-2C represent the controlling 225 Liberty standalone note and were all contributed to the LBTY 2016-225L securitization transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the 225 Liberty Street Mortgage Loan and the 225 Liberty Street Companion Loans. Based on the 225 Liberty Loan Combination, the Cut-off Date and Maturity Date LTV Ratios are both 64.3%, the DSCR Based on Underwritten NOI / NCF are 1.73x / 1.60x and the Debt Yield Based on Underwritten NOI / NCF are 8.2% / 7.5%.

(21)	The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 26 payment dates is based on the expected CGCMT 2016-P3 securitization closing date in April 2016. The actual lockout period may be longer.

(22)	Rotondo Warehouse, the fifth largest tenant in the mortgage loan portfolio (142,000 square feet), representing 5.5% of the net rentable square feet of the mortgage loan, has multiple expiration dates, one at 4474 Steelway Boulevard North with a square footage of 112,000 expiring on June 30, 2021, and the other at 4472 Steelway Boulevard North with a square footage of 30,000 square feet expiring on September 30, 2016.

(23)	The Cut-off Date Balance of $40,375,000 represents the note A-2 of a $81,375,000 loan combination evidenced by two pari passu notes. Note A-2 is not the controlling note. The companion loan has a principal balance of $41,000,000 as of the Cut-off Date and was contributed to the WFCM 2015-P2 securitization. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the Heritage Industrial Portfolio Loan Combination.

(24)	The Appraised Value reflects a portfolio premium attributed to the value of the related mortgaged properties as a whole. The combined “as-is” individual appraised values are $108,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the “as-is” bulk portfolio value of $116,500,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the combined “as-is” individual appraised values of $108,500,000 are 75.0% and 65.9% respectively.

(25)	The mortgage loan was underwritten at the portfolio level.

A-41

(26)	Iron Mountain Information Management, Inc., the fourth largest tenant in the portfolio (149,881 square feet), representing 5.8% of the net rentable square feet of the portfolio, subleases 4,900 square feet of its space at the 1001 & 1011 Air Park Drive mortgaged property to an affiliate for an annual base rent of $38,583 ($7.87 per square foot, expiring on June 30, 2018).

(27)	If a cash sweep trigger event is continuing, and funds in the cash management account are insufficient to pay monthly debt service payments on the Heritage Industrial Portfolio Loan Combination, and no event of default exists, at the borrowers’ request, the lender is required to apply funds in the Staples Space TI/LC Reserve to pay Monthly Debt Service payments; provided that the maximum aggregate amount of such reserve permitted to be applied for such purpose is $480,000.

(28)	The Cut-off Date Principal Balance of $40,000,000 represents the non-controlling note A-5 of a $315,000,000 loan combination evidenced by five pari passu notes. The controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $50,000,000 is held by Natixis. The non-controlling note A-4 with an outstanding principal balance as of the Cut-off Date of $80,000,000 was contributed to WFCM 2015-NXS3 transaction, the non-controlling note A-3 with an outstanding principal balance as of the Cut-off Date of $70,000,000 was contributed to WFCM 2015-NXS4 transaction and the non-controlling note A-2 with an outstanding principal balance as of the Cut-off Date of $75,000,000 was contributed to WFCM 2016-NXS5 transaction. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the One Court Square Loan Combination.

(29)	The Cut-off Date Principal Balance of $40,000,000 represents the controlling note A-1 of a $68,512,500 loan combination evidenced by two pari-passu notes. The related companion loan is evidenced by the non-controlling note A-2 ($28,512,500) and is expected to be contributed to one or more future securitizations. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the GFH Brennan Industrial Portfolio Loan Combination.

(30)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of April 1, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 25 payment dates is based on the expected CGCMT 2016-P3 securitization closing date of April 2016. The actual lockout period may be longer.

(31)	The Cut-off Date Principal Balance of $35,000,000 represents the controlling note A-1 of a $65,000,000 loan combination evidenced by two pari passu notes. The non-controlling note A-2, with an aggregate principal balance as of the Cut-off Date of $30,000,000 is expected to be contributed to one or more future securitization transactions. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the Marriott Monterey Loan Combination.

(32)	The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 5, 2016. For the purposes of this Preliminary Prospectus, the assumed lockout period of 24 payment dates is based on the expected CGCMT 2016-P3 securitization closing date of April 2016. The actual lockout period may be longer.

(33)	So long as no event of default exists, at the borrower’s request, the lender is required to release funds from the Other Reserve up to $150,000 to be used to pay debt service at any time that net operating income is insufficient to fully fund debt service.

(34)	On the origination date, the borrower deposited $1,500,000 into the TI/LC Reserve. The borrower is not required to make an Ongoing TI/LC Reserve payment unless the TI/LC Reserve account falls below a

A-42

minimum balance (initially, $500,000), after which the borrowers must pay the Ongoing TI/LC Reserve amount equal to $1 multipled by by the aggregate number of rentable square feet at the Property (initially $12,169) until the TI/LC Reserve equals or exceeds the TI/LC Caps (initially, $500,000). If the 24 Hour Fitness tenant irrevocably extends its lease in accordance with the terms of the lease on terms acceptable to the lender, the TI/LC Caps will be reduced to $300,000.

(35)	The fifth largest tenant, Aabaco SBS, (occupying 9,675 SF) has gone dark, however Aabaco SBS is current on their monthly rent payments of approximately $227,386. The Aabaco SBS lease expires on January 31, 2021.

(36)	Occupancy of 92.7% excludes the Aabaco SBS space, which is dark but current on yearly rent payments of approximately $227,386. The Round Property’s percentage leased is 99.3%, which includes Aabaco SBS’ space.

(37)	The borrower is required to fund an Ongoing TI/LC Reserve in the amount of $3,910 on each monthly payment date where the balance in the TI/LC Reserve is below $300,000 (the TI/LC Caps).

(38)	The Ongoing Replacement Reserve is $24,372 through May 2018, $33,512 thereafter through May 2021, and $3,047 thereafter until the entire indebtedness is repaid. Notwithstanding, if the 3811 Dixon Street lease is terminated on May 31, 2018 and has not been re-leased by November 1, 2019, the obligation to make the monthly deposits is suspended until a replacement lease commences. In addition, during any cash sweep event period the obligation to make the monthly deposits is also suspended.

(39)	If, after the exercise of the early termination option with respect to the 3811 Dixon Street location or the expiration of the sole tenant’s leases, rents are insufficient to pay debt service, at the borrower’s request, the lender is required to release funds from the TI/LC Reserve to pay the monthly debt service shortfall in a maximum amount equal to the lesser of (a) $965,000; or (b) 50% of the total amount actually held in the TI/LC Reserve at the time of the borrower’s first request for debt service shortfall funds; provided that at no time may borrower request funds for a debt service shortfall in excess of 50% of the funds in the TI/LC Reserve.

(40)	The mortgage loan is not being presented as a multi-property loan. Such mortgage loan, however, is secured by three mortgaged properties that are not contiguous and constitute separate tax lots. Such mortgaged properties are leased pursuant to three separate leases to Jacobson Warehouse Company that have the same maturity date and rent per square foot for each of the three buildings that comprise the mortgaged property. The 3901 Dixon Street building comprises 200,000 SF of net rentable area and has an appraised value of $7,300,000; the 3811 Dixon Street building comprises 400,000 SF of net rentable area and has an appraised value of $13,400,000; and the 1675 NE 51st Avenue building comprises 131,169 SF of net rentable area and has an appraised value of $4,700,000. The parcel for the 3811 Dixon Street building may be separately released as described herein under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

(41)	Goodwill, the third largest tenant, which represents 11.7% of the net rentable square feet, is in possession but is not required to commence paying rent until May 18, 2016. At loan origination, the amount of Free Rent outstanding of $36,508 and TI/LC outstanding of $108,000 for the Goodwill space was escrowed in the Other Reserve and the TI/LC Reserve, respectively.

(42)	The Cut-off Date LTV Ratio is calculated based upon the property’s “As Stabilized” Appraised Value. The “As Stabilized” Appraised Value assumes that the You Fit Health Clubs lease will commence by June 1, 2016 after a 120-day build-out period included in their lease and all leasing costs associated with the You Fit Health Clubs lease will have been fully funded prior to June 1, 2016. The appraiser concluded to an “As-Is” Appraised Value of $12,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “As- Is” Appraised Value are 79.5% and 67.5%, respectively.

A-43

(43)	The second largest tenant (23,000 square feet), representing 20.6% of net rentable square feet, is scheduled to take possession of its space on April 1, 2016 and will have a 120-day fixturing period. Rent shall commence following the fixturing period and six months of abatements. A You Fit Health Clubs reserve in the amount of $747,797 was established on the date of origination of the mortgage loan, which covers the outstanding rent abatement.

(44)	The Cut-off Date Principal Balance of $8,955,000 represents the non-controlling note A-2 of a $19,900,000 loan combination evidenced by two pari passu notes. The related companion loan is evidenced by the controlling note A-1 ($10,945,000) and is expected to be contributed to one or more future securitizations. Cut-off Date LTV Ratio, LTV Ratio at Maturity, Underwritten NCF DSCR, Debt Yield on Underwritten Net Operating Income, Debt Yield on Underwritten Net Cash Flow and Loan Per Unit calculations are based on the aggregate Cut-off Date principal balance of the Home Depot - Elk Grove Village Loan Combination.

(45)	The lockout period will be at least 29 payment dates beginning with and including the first payment date of December 1, 2015. For the purposes of this Preliminary Prospectus, the assumed lockout period of 29 payment dates is based on the expected CGCMT 2016-P3 securitization closing date of April 2016. The actual lockout period may be longer.

(46)	Home Depot subleases approximately 39,166 square feet of its space to Staples and Aldi.

(47)	The Appraised Value represents the “hypothetical market value”, effective as of September 29, 2015, which assumed that all funds required for the property improvement plan required by the franchisor are funded separately and not included in the valuation analysis. At origination of the mortgage loan, the lender required a reserve of $740,000 for the estimated cost of the property improvement plan required by the franchisor. The “as-is” appraised value as of September 29, 2015 for the mortgaged property is $5,800,000, which results in a Cut-off Date LTV and a Maturity Date LTV of 77.9% and 58.9%, respectively.

(48)	The Cut-off Date LTV Ratio is calculated net of the $400,000 economic holdback reserve. The Cut-off Date LTV Ratio calculated based upon the fully funded Mortgage Loan amount of $4,300,000 and “as-is” Appraised Value of $5,475,000 is 78.5%.

(49)	With respect to the second largest tenant at the Hamilton Shopping Center Property, Nail Tech Spa (occupying a total of 3,375 SF), 1,875 SF of space expires on July 31, 2017 and 1,500 SF of space expires on July 31, 2019.

A-44

ANNEX B

SIGNIFICANT LOAN SUMMARIES

B-1

EMPIRE MALL

B-2

EMPIRE MALL

macy's
sears
jcpenney
DICK'S
SPORTING GOODS
Younkers
PLACE
EXPRESS
Buckle
maurices
THE LIMITED
GAP
GAP
LOFT
SEPHORA
verizon

B-3

EMPIRE MALL

SIOUX FALLS
Empire Mall
5000 Empire Mall
Sioux Falls, SD 57106
Sioux Falls Regional Airport
MINNEHAHA COUNTY
LINCOLN COUNTY
Tea
W. 60th St.
E. 60th St.
Benson Rd.
Maple St.
Russell St.
Madison St.
W. 12th St.
E. 6th St.
W. 41st St.
E. 41st St.
W. 57th St.
E. 57th St.
W. 69th St.
E. 69th St.
271st St.
272nd St.
273rd St.
N. Ellis Rd.
S. Ellis Rd.
La Mesa Dr.
N. Marion Rd.
S. Marion Rd.
S. Sertoma Ave.
Sundowner Ave.
469th Ave.
471st Ave.
473rd Ave.
477th Ave.
S. Louise Ave.
S. Western Ave.
S. Kiwanis Ave.
N. Minnesota Ave.
N. Cliff Ave.
S. Cliff Ave.
S. Cleveland Ave.
S. Sycamore Ave.
S. Bahnson Ave.
Southeastern Ave.
Burnside St.
Rice St.
Arrowhead Pkwy.
Proposed SD 100 Corridor
Big Sioux River
USD University Center
SCHEELS IcePlex
Sanford Youth Football Complex
Capital Card Services
Citibank Call Center
Coventry Sioux Falls-East Data Center
Elmwood Golf Course
Howard Wood Field
Denny Sanford Premier Center
W.H. Lyon Fairgrounds
Terrace Park
Falls Park
Falls of the Big Sioux River
Queen Bee Mill Ruins
Great Bear Park
River Ridge Golf Club
Sherman Park
Great Plains Zoo & Delbridge Museum of Natural History
Sanford USD Medical Center
Sanford School of Medicine-USD
Washington Pavilion
The Country Club of Sioux Falls
Minnehaha Country Club
Sioux Falls VA Medical Center
University of Sioux Falls
Augustana University
Avera McKennan Hospital & University Health Center
Riverdale Park
Kuehn Golf Course
Pasley Park
Western Mall Shopping Center
Sertoma Park
Sertoma Butterfly House & Marine Cove
Yankton Trail Park
Tomar Park
Spencer Park
Harmodon Park
Prairie Green Golf Course
Avera Heart Hospital
90
29
229
38
38A
42
115
Bismarck
FARGO
Dickinson
Jamestown
NORTH DAKOTA
Aberdeen
Watertown
SOUTH DAKOTA
Spearfish
Rapid City
Pierre
Huron
Brookings
Mitchell
SIOUX FALLS
Yankton
MINN.
IOWA
Marshall
Sioux City
Chadron
Valentine
NEBRASKA
Norfolk
Scottsbluff
Columbus
OMAHA
North Platte

B-4

EMPIRE MALL

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	1	Loan Seller	Société Générale
Location (City/State)	Sioux Falls, South Dakota	Cut-off Date Principal Balance(1)	$65,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(1)	$168.97
Size (SF)	1,124,451	Percentage of Initial Pool Balance	8.4%
Total Occupancy as of 10/23/2015	97.1%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/23/2015	96.5%	Type of Security	Fee & Leasehold
Year Built / Latest Renovation	1974 / 2013	Mortgage Rate	4.31400%
Appraised Value	$350,000,000	Original Term to Maturity (Months)	120
		Original Amortization Term (Months)	360
		Original Interest Only Term (Months)	36

Underwritten Revenues	$28,697,242
Underwritten Expenses	$7,478,959	Escrows
Underwritten Net Operating Income (NOI)	$21,218,283		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$20,386,359	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	54.3%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	47.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	1.88x / 1.80x	TI/LC	$75,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.2% / 10.7%	Other(2)	$0	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$190,000,000	100.0%	Loan Payoff	$176,300,000	92.8%
			Principal Equity Distribution	11,939,689	6.3
			Closing Costs	1,685,311	0.9
			Reserves	75,000	0.0
Total Sources	$190,000,000	100.0%	Total Uses	$190,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Empire Mall Loan Combination. The Empire Mall Loan Combination, with an original principal balance of $190,000,000, is comprised of five pari passu notes (Note A-1, Note A-2, Note A-3, Note A-4, and Note A-5). The controlling Note A-1 and non-controlling Note A-4 had a combined original principal balance of $65,000,000, has an outstanding principal balance as of the Cut-off Date of $65,000,000 and will be contributed to the Issuing Entity. The non-controlling Note A-2 had an original principal balance of $75,000,000, has an outstanding principal balance of $75,000,000 as of the Cut-off Date and was contributed to the WFCM 2015-P2 securitization transaction. The non-controlling Notes A-3 and A-5 had a combined original principal balance of $50,000,000, have a combined outstanding principal balance of $50,000,000 as of the Cut-off Date and were contributed to the CFCRE 2016-C3 securitization transaction. All statistical financial information related to the balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Empire Mall Loan Combination.

(2)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Empire Mall Loan”) is part of a loan combination (the “Empire Mall Loan Combination”) which is evidenced by five pari passu promissory notes that are secured by a first mortgage encumbering the fee and leasehold interests in a regional mall which is located in Sioux Falls, South Dakota (the “Empire Mall Property”). The Empire Mall Loan Combination was originated on November 24, 2015 by Société Générale. The Empire Mall Loan Combination had an original principal balance of $190,000,000, has an outstanding principal balance as of the Cut-off Date of $190,000,000 and accrues interest at an interest rate of 4.31400% per annum. The Empire Mall Loan Combination had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires interest only payments for the first 36 months following origination and, thereafter, requires payments of principal and interest based on a 30-year amortization schedule. The Empire Mall Loan Combination matures on December 1, 2025.

The Empire Mall Loan is evidenced by Note A-1 and Note A-4, which will be contributed to the Issuing Entity, had a combined original principal balance of $65,000,000, has a combined outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 8.4% of the Initial Pool Balance. The related companion loans (collectively, the “Empire Mall Companion Loans”) are evidenced by (i) Note A-2, which was contributed to the WFCM 2015-P2 securitization transaction, had an original principal balance of $75,000,000, and has an outstanding principal balance as of the Cut-off Date of $75,000,000, and (ii) Note A-3 and Note A-5, which were contributed to the CFCRE 2016-C3 securitization transaction had an aggregate original principal balance of $50,000,000 and has a combined outstanding principal balance as of the Cut-off Date of $50,000,000. Note A-1 represents the controlling interest in the Empire Mall Loan Combination. See “Description of the Mortgage Pool—The Loan Combinations—The Empire Mall Loan Combination” in the Preliminary Prospectus.

B-5

EMPIRE MALL

Following the lockout period ending on April 30, 2018, the borrower has the right to defease the Empire Mall Loan Combination in whole, or in part (see “—Partial Release” below) on any date before June 1, 2025. In addition, the Empire Mall Loan Combination is prepayable without penalty on or after June 1, 2025.

■	The Mortgaged Property. The Empire Mall Property is a regional mall located in Sioux Falls, South Dakota. The Empire Mall Property contains approximately 1,124,451 SF of retail space, inclusive of several ground leased outparcels. Built in 1974, the Empire Mall Property is comprised of one main building and five outparcel buildings situated on an approximately 121.7 acre parcel. The Empire Mall Property is anchored by Dick’s Clothing & Sport, Sears, J.C. Penney, Younkers, and Macys (on a ground lease). Other major tenants include a Hy-Vee grocery store, Richman Gordman, and standalone outparcels including large tenants such as The District, Toys R Us/Babies R Us and T.J. Maxx. Two outparcels, totaling 13,450 SF of rentable area, are subject to an underlying ground lease from a third party. The Empire Mall Property underwent an approximately $17.0 million renovation in 2013, which included upgrades to the building entrances, replacement of floor finishes, ceiling and lighting retrofits, replacement of furniture, fixtures and equipment and a construction of a flagship Dick’s Clothing & Sport. The Empire Mall Property contains 6,470 surface parking spaces, resulting in a parking ratio of 5.8 spaces per 1,000 SF of rentable area. As of October 23, 2015, the Empire Mall Property was 97.1% occupied by 127 tenants.

The following table presents certain information relating to the major tenants at the Empire Mall Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Tenant Sales $ per SF(3)	Occupancy Cost(3)	Renewal / Extension Options
J.C. Penney	B- / Caa1 / CCC+	134,209	11.9%	$356,931	2.2%	$2.66	4/30/2021	$153	2.1%	1, 5-yr option
Younkers	NR / NR / NR	101,151	9.0	279,122	1.7	2.76	1/31/2026	211	3.5	3,10-year options
Macy’s (Ground Lease)	BBB+ / Baa2 / BBB+	100,790	9.0	35,000	0.2	0.35	1/31/2019(4)	N/A	N/A	3, 10-yr options
Sears	CC / Caa1 / CCC+	100,709	9.0	379,691	2.3	3.77	6/30/2018	132	3.3	2, 5-year options
Hy-Vee	NR / NR / NR	89,044	7.9	570,683	3.5	6.41	12/31/2026	N/A	N/A	4, 5-yr options
Richman Gordman	NR / NR / NR	60,000	5.3	421,885	2.6	7.03	1/31/2017	203	4.0	1, 5-yr options
Dick’s Clothing & Sport	NR / NR / NR	50,300	4.5	704,200	4.3	14.00	1/31/2024	158	11.4	3, 5-year options
The District (Ground Lease)	NR / NR / NR	37,000	3.3	165,000	1.0	4.46	1/31/2024	N/A	N/A	2, 5-yr options
Toys R Us/Babies R Us	NR / NR / NR	30,625	2.7	87,846	0.5	2.87	1/31/2020	N/A	N/A	4, 5-yr options
T.J. Maxx	NR / A2 / A+	25,818	2.3	296,907	1.8	11.50	1/31/2022	438	3.0	1, 5-yr option
Ten Largest Tenants		729,646	64.9%	$3,297,265	20.2%	$4.52
Remaining Tenants		362,351	32.2	13,045,835	79.8	36.00
Vacant		32,454	2.9	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,124,451	100.0%	$16,343,100	100.0%	$14.97

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Base Rent per SF and Annual UW Base Rent include contractual rent steps through July 2016, totaling $157,653.

(3)	Some tenants at the Empire Mall Property are not required to report sales and in such cases, Sales per SF and Occupancy Costs are not available. Sales per SF and Occupancy Cost are for the trailing 12-month period ending September 30, 2015.

(4)	Macy’s may terminate its lease at any time with 180-day notice.

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The following table presents the lease rollover schedule at the Empire Mall Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	32,735	2.9%	2.9%	$934,994	5.7%	$28.56	11
2016	12,458	1.1	4.0%	587,477	3.6	47.16	7
2017	101,678	9.0	13.1%	2,227,184	13.6	21.90	17
2018	144,300	12.8	25.9%	1,751,084	10.7	12.14	16
2019	144,754	12.9	38.8%	1,792,019	11.0	12.38	14
2020	76,813	6.8	45.6%	1,443,603	8.8	18.79	11
2021	151,179	13.4	59.0%	968,217	5.9	6.40	8
2022	47,857	4.3	63.3%	1,101,288	6.7	23.01	9
2023	32,051	2.9	66.2%	1,368,805	8.4	42.71	11
2024	115,285	10.3	76.4%	2,058,191	12.6	17.85	10
2025	17,256	1.5	77.9%	713,891	4.4	41.37	4
2026	198,505	17.7	95.6%	1,157,110	7.1	5.83	7
2027 & Thereafter	17,126	1.5	97.1%	239,239	1.5	13.97	3
Vacant	32,454	2.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,124,451	100.0%		$16,343,100	100.0%	$14.97	128

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

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EMPIRE MALL

The following table presents certain information relating to the historical sales and occupancy costs at the Empire Mall Property:

Historical Sales (PSF) and Occupancy Costs(1)(2)(3)

Tenant Name	2012	2013	2014	TTM 9/30/2015	TTM 9/30/2015 Occupancy Cost
Younkers	$221	$218	$212	$211	3.5%
Dick’s Clothing & Sport	NAP	NAP	$160	$158	11.4%
Richman Gordman	$225	$215	$204	$203	4.0%
J.C. Penney	$225	$136	$144	$153	2.1%
Sears	$153	$153	$137	$132	3.3%
Aeropostale	$594	$474	$419	$382	10.1%
T.J. Maxx	$327	$417	$391	$438	3.0%
Old Navy Clothing Company	$357	$355	$366	$377	6.0%
Banana Republic	$241	$216	$205	$214	12.3%
Express/Express Men	$223	$226	$201	$205	23.1%
Rue 21	$255	$241	$262	$266	8.0%
Gap/Gap Kids/Baby Gap	$233	$217	$174	$153	26.6%
Maurices	$523	$510	$517	$564	13.6%
American Eagle Outfitters	$639	$565	$561	$639	9.3%
Charlotte Russe	$301	$288	$265	$235	23.7%
Buckle	NAP	NAP	$1,227	$1,162	7.6%
Victoria’s Secret	$782	$735	$626	$652	9.2%
Pink	NAP	$928	$772	$973	7.6%
Eddie Bauer	$234	$245	$217	$229	24.1%
Zales Jewelers	$1,142	$1,367	$1,374	$1,542	8.6%
Sephora	NAP	$536	$702	$832	6.6%
Yankee Candle	$392	$416	$402	$385	20.5%
Men’s Warehouse	$366	$405	$432	$451	3.8%
Bath & Body Works	$766	$983	$1,005	$1,007	7.6%
Champs Sports	$414	$421	$398	$397	13.6%
GameStop	$1,236	$1,227	$1,265	$1,331	8.2%
Journeys	$697	$654	$664	$630	16.5%
Gymboree	$544	$538	$456	$461	16.8%
Famous Footwear	$278	$377	$351	$387	11.2%
Foot Locker	$471	$472	$467	$396(4)	14.5%
Verizon Wireless	$406	$435	$667	$1,232	10.0%
Things Remembered	$1,394	$1,361	$1,323	$1,250	24.3%
Total In-Line (<10,000 SF)	$436	$435	$423	$451	14.5%
Total In-Line Occupancy Costs	13.3%	14.0%	14.7%	14.5%

(1)	Historical Sales (PSF) and Occupancy Costs were provided by the borrower.

(2)	Historical Sales (PSF) are based on lease net rentable square footage during each given period as some tenants listed may have expanded or reduced their lease net rentable square footage during such given period.

(3)	Historical Sales (PSF) and Occupancy Costs reflect those tenants who reported sales during the given period.

(4)	Foot Locker increased its net rentable area from 3,409 SF to 4,103 SF in April 2015.

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EMPIRE MALL

The following table presents certain information relating to historical leasing at the Empire Mall Property:

Historical Leased %(1)(2)

	2012	2013	2014	As of 10/23/2015(3)
Owned Space	94.6%	98.0%	97.2%	97.1%

(1)	Information obtained from the borrower.

(2)	The occupancy excludes temporary tenants.

(3)	Information obtained from the underwritten rent roll.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Empire Mall Property:

Cash Flow Analysis

	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per SF
Base Rent(1)	$14,567,944	$16,007,670	$16,236,415	$16,343,100	$14.53
Contractual Rent Steps	0	0	0	0	0.0
Percentage Rent	465,506	366,503	639,664	809,257	0.72
Gross Up Vacancy	0	0	0	1,659,860	1.48
Total Rent	$15,033,450	$16,374,173	$16,876,079	$18,812,216	$16.73
Total Reimbursables	9,002,626	9,523,412	9,382,685	9,614,895	8.55
Other Income	1,864,173	1,816,492	1,962,852	1,962,852	1.75
Vacancy & Credit Loss	28,986	(60,879)	64,125	(1,692,721)(2)	(1.51)
Effective Gross Income	$25,929,235	$27,653,198	$28,285,741	$28,697,242	$25.52

Real Estate Taxes	$1,840,920	$2,076,773	$2,052,912	$2,498,090	$2.22
Insurance	265,163	256,163	260,642	261,000	0.23
Management Fee	668,073	721,577	746,608	1,000,000	0.89
Other Operating Expenses	4,064,586	3,920,914	3,719,869	3,719,869	3.31
Total Operating Expenses	$6,838,742	$6,975,427	$6,780,031	$7,478,959	$6.65

Net Operating Income	$19,090,493	$20,677,771	21,505,710	$21,218,283	$18.87
TI/LC	0	0	0	589,189	0.52
Replacement Reserves	0	0	0	242,735	0.22
Net Cash Flow	$19,090,493	$20,677,771	21,505,710	$20,386,359	$18.13

(1)	Underwritten Base Rent includes Contractual Rent Steps through July 2016, totaling $157,763.

(2)	The underwritten economic vacancy is 5.6%. The Empire Mall Property was 97.1% physically occupied as of October 23, 2015.

■	Appraisal. As of the appraisal valuation date of October 15, 2015, the Empire Mall Property had an “as-is” appraised value of $350,000,000.

■	Environmental Matters. According to the Phase I environmental site assessment dated October 19, 2015, 11 non-active in-ground hydraulic lifts were observed at the Empire Mall Property. The status of these in-ground hydraulic cylinders and hydraulic reservoirs are unknown at this time and as such, they represent a recognized environmental condition. Sears has been identified as the responsible party for liability and costs associated with groundwater monitoring and remediation, if required. The Phase I environmental site assessment recommends obtaining documentation regarding the decommissioning of the hydraulic lifts. If not available, it was recommended by the Phase I environmental site assessment that the lifts be decommissioned.

■	Market Overview and Competition. The Empire Mall Property is located in the southeast quadrant of I-29 and 41st Street in Sioux Falls, South Dakota. The Empire Mall Property is bounded by 41st Street to the north, 49th Street to the south, I-29 to the west, and Louise Avenue to the east. According to a third-party market research provider, daily traffic counts are approximately 29,000 to 35,000 vehicles along 41st Street and 44,000 vehicles along I-29. As of August 2015, Sioux Falls had a population of approximately 244,000 and has one of the lowest unemployment rates in the United States at 2.5%. Sioux Falls’ population grew at an average rate of 2.1% annually between 2004 and 2014, well above the statewide population growth rate of 1.0% annually and the average national growth rate of 0.9% annually over the same time period. Sioux Falls is a regional hub for

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EMPIRE MALL

education and health services and has a reportedly high education attainment for a metropolitan area within the Midwest, with 30.9% of adult residents holding a bachelor’s or advanced college degree. Sioux Falls was listed as one of the top 10 small places for business and careers for each of the past 10 years. The trade, transportation, utilities, education and health services sectors account for more than 40% of total employment in the metropolitan area, with Sanford Health and Avera Health, both health care companies, and John Morrell & Co. being the top three employers. The Empire Mall Property’s trade area has a radius of 30.0 miles and includes approximately 253,225 people with average annual household income of $72,873. The closest regional mall competitor to the Empire Mall Property is located 77.0 miles south in Sioux City, Iowa.

According to a third-party research report, as of the third quarter of 2015, the Sioux Falls retail market reported a total retail inventory of 9.5 million SF with a 2.2% vacancy rate and average asking rents of $11.94 per SF, on a triple-net basis.

The following table presents certain information relating to comparable retail properties for the Empire Mall Property:

Competitive Set(1)

	Empire Mall (Subject)	Meadows on the River	Western Mall	Dawley Farm Village	Southern Hills Mall	River Hills Mall
Location	Sioux Falls, SD	Sioux Falls, SD	Sioux Falls, SD	Sioux Falls, SD	Sioux City, IA	Mankato, MN
Distance from Subject	--	0.2 miles	0.8 miles	6.0 miles	77.0 miles	150.0 miles
Property Type	Regional Mall	Power Center	Community Center	Power Center	Regional Mall	Regional Mall
Year Built/Renovated	1974/2013	1990/2008	1968/2003	2002/2013	1980/2000	1991/2007
Anchors	Sears, Macy’s, J.C. Penney, Dick’s Clothing & Sport, Younkers	Home Depot, Michael’s, Walmart, PetSmart, Century Theatre, World Market	Scheels, Best Buy, Hancock Fabrics, SD Furniture Mart, West Mall 7	Target, Kohl’s, Walmart Supercenter, Burlington Coat Factory	Sears, J.C. Penney, Scheels, Younkers, Carmike Cinema, Hy-Vee	J.C. Penney, Herberger’s, Sears, Target, Scheels, Barnes & Noble
Total GLA	1,124,451 SF	1,081,095 SF	418,141 SF	603,870 SF	950,897 SF	792,810 SF
Total Occupancy	97%	96%	97%	99%	84%	92%

(1)	Information obtained from the appraisal and underwritten rent roll.

■	The Borrower. The borrower is Empire Mall, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Empire Mall Loan Combination. Simon Property Group, Inc. (“Simon”) is the guarantor of certain nonrecourse carveouts under the Empire Mall Loan Combination. However, Simon’s liability is limited to $38,000,000 pursuant to a guaranty agreement.

■	The Sponsor. The sponsor, Simon (NYSE: SPG), is an S&P 100 company, owning or holding interest in 230 commercial properties totaling approximately 190.0 million SF with total market capitalization of $66.5 billion as of September 30, 2015. Simon is a publicly traded real estate investment trust that was established in 1993 and operates a fully integrated real estate company from five retail real estate platforms: regional malls, Premium Outlet Centers, The Mills, community/lifestyle centers and international properties. Simon’s 2014 revenue was reported to be approximately $4.9 billion. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” and “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

■	Escrows. The Empire Mall Loan documents provide for an upfront escrow of $75,000 for outstanding tenant improvement and leasing obligations for J.C. Penney. The Empire Mall Loan documents do not require monthly escrows for real estate taxes, insurance, replacement reserves or tenant improvements and leasing commissions reserves, provided no Debt Service Coverage Ratio Trigger Period (as defined below) has occurred and is continuing under the Empire Mall Loan Combination. In the event that a Debt Service Coverage Ratio Trigger Period has occurred, the borrower is required to make monthly deposits: (i) for the payment of real estate taxes in

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an amount equal to one-twelfth of the estimated annual taxes payable and for the payment of insurance in an amount equal to one-twelfth of the estimated annual insurance premiums payable; provided that so long as no event of default under the Empire Mall Loan Combination has occurred and is continuing, the borrower will not be required to make such deposits for so long as the borrower provides satisfactory evidence to the lender that the taxes have been paid prior to delinquency and the insurance policies are being maintained as part of a reasonably acceptable blanket insurance policy providing coverage to substantially all of the other properties managed by the property manager or its affiliates; (ii) for replacements and repairs in an amount equal to $20,228 (subject to a cap of $485,473); and (iii) for tenant improvements and leasing commissions in an amount equal to $49,099 (subject to a cap of $1,000,000). Monthly reserves for ground lease funds are required during the continuance of a Lockbox Event (see “Lockbox and Cash Management” section below).

A “Debt Service Coverage Ratio Trigger Period” will commence if, as of the date of determination, the amortizing debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.20x.

■	Lockbox and Cash Management. The Empire Mall Loan Combination requires a lender-controlled lockbox account, which is already in place, and that the borrower direct tenants to deposit all rents directly into the lockbox account and that the borrower and the property manager deposit all rents received into the lockbox account within two business days of receipt. Prior to the occurrence of a Lockbox Event (as defined below), all funds on deposit in the lockbox account will be released to the borrower on a weekly basis. Upon the occurrence and continuance of a Lockbox Event, funds on deposit in the lockbox account will be swept on a weekly basis (or on each business day, during the continuance of an event of default under the Empire Mall Loan Combination) into a lender controlled cash management account.

A “Lockbox Event” will commence upon the occurrence of: (i) an event of default under the Empire Mall Loan Combination; (ii) any bankruptcy or insolvency proceeding of the borrower or the property manager (if the property manager is an affiliate of the borrower); (iii) a Debt Service Coverage Ratio Trigger Event (as defined below); or (iv) an Anchor Tenant Trigger Event (as defined below). A Lockbox Event will end with respect to clause (i), upon the acceptance by the lender of a cure of such event of default; with respect to clause (ii), if the borrower replaces the property manager with a qualified property manager pursuant to a replacement management agreement or such bankruptcy action is discharged or dismissed within 90 days; with respect to clause (iii), when the amortizing debt service coverage ratio based on the trailing four-calendar quarters of at least 1.20x has been achieved for two consecutive calendar quarters; or with respect to clause (iv), if such Anchor Tenants (as defined below) re-commence operations at the applicable premises and the borrower has delivered certification of such to the lender; provided, however, that (x) no event of default under the Empire Mall Loan Combination has occurred and is continuing under the Empire Mall loan agreement or any of the other Empire Mall Loan Combination documents; (y) the borrower has paid all of the lender’s reasonable out-of-pocket expenses actually incurred in connection with such Lockbox Event, including reasonable attorney’s fees and expenses; and (z) a Lockbox Event may not be cured more than five times in the aggregate during the term of the Empire Mall Loan Combination.

A “Debt Service Coverage Ratio Trigger Event” will commence if, as of the date of determination, the debt service coverage ratio based on the trailing four-calendar quarter period immediately preceding the date of such determination falls below 1.20x for two consecutive calendar quarters.

An “Anchor Tenant Trigger Event” will commence if two or more Anchor Tenants (i) go dark, vacate or cease to occupy their respective premises, (ii) reject their respective leases at the Empire Mall Property in a bankruptcy action or proceeding, or (iii) otherwise give notice to vacate during the term of the Empire Mall Loan Combination.

“Anchor Tenants” include J.C. Penney, Younkers, Sears, Hy-Vee, Dick’s Clothing and Sport, Macy’s and any replacement tenant occupying all or substantially all of the space previously demised to any of such Anchor Tenants.

■	Property Management. The Empire Mall Property is managed by an affiliate of the borrower.

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EMPIRE MALL

■	Assumption. The borrower has the right to transfer the Empire Mall Property or 100% of the aggregate interests in the borrower to a transferee that is not a Qualified Transferee (as defined below), provided that no event of default under the Empire Mall Loan Combination has occurred and is continuing, the conditions with respect to transfers to a transferee (as defined below) that is not a Qualified Transferee and certain additional conditions are satisfied, including, but not limited to receipt of a rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series CGCMT 2016-P3 certificates and similar confirmations with respect to the ratings of any securities backed by the Empire Mall Companion Loans.

The borrower has the right to transfer the Empire Mall Property, or greater than 50% of the aggregate interests in the borrower, in one, or a series of, related transactions to one or more Qualified Transferees (other than a transfer to a Key Principal (as defined below) or any person wholly owned by one or more Key Principals, so long as such Key Principals owned 49% of the aggregate interests in the borrower prior to such transfer), 60 days after the Closing Date of the CGCMT 2016-P3 securitization transaction, provided that no event of default under the Empire Mall Loan Combination has occurred and is continuing and certain other conditions are satisfied, including, but not limited to delivery of an additional insolvency opinion.

A “Qualified Transferee” is: (a) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who owns and operates (i) at least five shopping centers and (ii) retail properties and shopping centers totaling in the aggregate at least 3,000,000 SF of gross area; (b) any person or its affiliate (provided such person owns, directly or indirectly, not less than 51% of such affiliate) who has a net worth in excess of $250,000,000; or (c) any person, provided the lender has received written confirmation from each of Fitch, KBRA and Moody’s that the transfer to such person will not, in and of itself, cause a downgrade, withdrawal or qualification of the then current ratings of the Series CGCMT 2016-P3 certificates and similar confirmations with respect to ratings of any securities backed by the Empire Mall Companion Loans; provided, however, that no person will be deemed to be a Qualified Transferee if such person (x) is an embargoed person, (y) except for General Growth Properties or its affiliates, is or has during the previous seven years been the subject of a bankruptcy or insolvency proceeding or (z) has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or is an organized crime figure or is reputed to have substantial business or other affiliations with any organized crime figure.

“Key Principal” means any of SPG LP or Simon Inc.

■	Partial Release. Provided that no event of default under Empire Mall Loan Combination has occurred and is continuing, the borrower may: (i) make transfers of immaterial or non-income producing portions of the Empire Mall Property in connection with takings or condemnations of any portion of the Empire Mall Property; (ii) make transfers of non-income producing portions of the Empire Mall Property to third parties or affiliates of the borrower; and (iii) dedicate portions of the Empire Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business; subject to certain conditions, including, with respect to any of the transfers described in (ii) and (iii), delivery of an officer’s certificate evidencing that such transfer, conveyance or encumbrance will not result in a material adverse effect on the value of the Empire Mall Property, the business operations or financial condition of the borrower or the ability of the borrower to repay the Empire Mall Whole Loan Combination.

■	Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Ground Lease. The Empire Mall Property is subject to a ground lease encompassing a 13,450 SF outparcel, which commenced on October 1, 1973 between Judson S. Berry and General Growth Properties. The second of two 10-year renewal options was exercised on October 27, 2015, extending the term to expire on September 30, 2033 with no remaining renewal options. The current monthly rental amount of $5,257 is adjusted every five years according to the increase in the consumer price index. For each percentage of increase in the annual index over that of the previous year, there will be a corresponding percentage increase in the monthly rental amount.

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EMPIRE MALL

■	Terrorism Insurance. The Empire Mall Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Empire Mall Property, or if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will be required to obtain a standalone policy providing the same coverage for terrorism; provided, however (a) that the borrower will not be required to pay annual premiums in excess of two times the then-current annual premiums for the “all risk” insurance policy (excluding the catastrophic coverage of flood, earthquake and wind) and (b) that such stand-alone policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to and reasonable for the geographic region where the Empire Mall Property is located, so long as in no event will such deductible exceed 5% of the total insured values. The loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with an extended period of indemnity, which will continue for the lesser of (i) the period of time until income returns to the same level as it was prior to loss and (ii) 365 days from the date that the Empire Mall Property is repaired or replaced and operations are resumed.

B-13

MARRIOTT MIDWEST PORTFOLIO

B-14

MARRIOTT MIDWEST PORTFOLIO

CARTIFACT
Minneapolis
St Paul
Brooklyn Park
Fridley
Shoreview
Arden Hills
Crystal
Roseville
Plymouth
Oakdale
St Louis Park
Eden Prairie
Edina
Bloomington
Eagan
Inver Grove Heights
Mequon
Menomonee Falls
Bayside
River Hills
Glendale
Sussex
Butler
Whitefish Bay
Shorewood
Brookfield
Wauwatosa
Milwaukee
Waukesha
New Berlin
St Francis
Cudahy
Lake Michigan
Franklin
Muskego
South Milwaukee
Holly
Romeo
Clarkston
Utica
Waterford
Sterling Heights
Milford
Bloomfield
Royal Oak
Warren
South Lyon
Farmington Hills
Ferndale
Roseville
Detroit
Livonia
Canton
Dearborn
Westland
LaSalle
CANADA
MINNESOTA
WISCONSIN
MICHIGAN
Madison
Lansing
IOWA
Des Moines
Chicago
ILLINOIS
INDIANA
OHIO
1
2
3
4
5
6
7
8
9
10

Marriott Midwest Portfolio

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1	TownePlace Suites Detroit Dearborn	6101, 6121 & 6141 Mercury Drive	Dearborn, MI	48126
2	SpringHill Suites Minneapolis West	5901 Wayzata Boulevard	St. Louis Park, MN	55416
3	SpringHill Suites Eden Prairie	11552 Leona Road	Eden Prairie, MN	55344
4	TownePlace Suites Milwaukee Brookfield	600, 640 & 650 North Calhoun Road	Brookfield, WI	53005
5	TownePlace Suites Detroit Sterling Heights	14800 & 14880 Lakeside Circle	Sterling Heights, MI	48313
6	TownePlace Suites Minneapolis West	1400 & 1450 Zarthan Avenue South	St. Louis Park, MN	55416
7	TownePlace Suites Eden Prairie	11576 and 11588 Leona Road	Eden Prairie, MN	55344
8	SpringHill Suites Minneapolis St. Paul Airport	3635 Crestridge Drive	Eagan, MN	55122
9	TownePlace Suites Detroit Livonia	17350 and 17450 Fox Drive	Livonia, MI	48152
10	TownePlace Suites Minneapolis St. Paul Airport	3615 Crestridge Drive	Eagan, MN	55122

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	10	Loan Seller		PCC
Location (City/State)	Various	Cut-off Date Principal Balance(3)		$55,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(3)		$74,796.01
Size (Rooms)	1,103	Percentage of Initial Pool Balance		7.1%
Total TTM Occupancy as of 12/31/2015	78.2%	Number of Related Mortgage Loans		None
Year Built / Latest Renovation(1)	Various / Various	Type of Security		Fee Simple
Appraised Value(2)	$136,800,000	Mortgage Rate		4.72000%
		Original Term to Maturity (Months)		60
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		60
Underwritten Revenues	$32,971,576
Underwritten Expenses	$20,025,477
Underwritten Net Operating Income (NOI)	$12,946,099	Escrows
Underwritten Net Cash Flow (NCF)	$11,627,237		Upfront	Monthly
Cut-off Date LTV Ratio(3)(4)	60.3%	Taxes	$802,511	$165,745
Maturity Date LTV Ratio(3)(4)	60.3%	Insurance	$100,611	$20,122
DSCR Based on Underwritten NOI / NCF(3)	3.28x / 2.95x	FF&E	$0	$54,633
Debt Yield Based on Underwritten NOI / NCF(3)	15.7% / 14.1%	Other(5)	$14,774,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$82,500,000	60.2%	Purchase Price	$116,696,387	85.2%
Principal’s New Cash Contribution	54,436,233	39.8	Reserves	15,677,121	11.5
			Closing Costs	4,562,725	3.3
Total Sources	$136,936,233	100.0%	Total Uses	$136,936,233	100.0%

(1)	See “—The Mortgaged Properties” below.

(2)	The Appraised Value represents the aggregate “as-if complete” value of $136,800,000, which assumes the Property Improvement Plan (“PIP”) renovations to the Marriott Midwest Portfolio Properties are completed in 2016. The “as-is” value is $119,800,000.

(3)	The Marriott Midwest Portfolio Loan Combination (as defined below) totaling $82,500,000, is comprised of two pari passu notes (notes A-1 and A-2). Note A-1 had an original principal balance of $55,000,000, has an outstanding principal balance of $55,000,000 as of the Cut-off Date and will be contributed to the Issuing Entity. Note A-2 had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,500,000 and is expected to be contributed to one or more future securitization transactions. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yield are based on the Marriott Midwest Portfolio Loan Combination.

(4)	The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based on the “as-if complete” value of $136,800,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the “as-is” value of $119,800,000 are 68.9% and 68.9%, respectively.

(5)	Other upfront reserves include a PIP reserve of $14,724,000 and $50,000 for cure of certain building code violations, which cure has now been completed. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Marriott Midwest Portfolio Loan”) is part of a loan combination (the “Marriott Midwest Portfolio Loan Combination”) evidenced by two pari passu notes (note A-1 and note A-2) that are secured by a first mortgage encumbering the borrower’s fee interest in a portfolio of ten limited service hotels located in Michigan, Minnesota, and Wisconsin (the “Marriott Midwest Portfolio Properties”). The Marriott Midwest Portfolio Loan (evidenced by note A-1), which represents the controlling interest in the Marriott Midwest Portfolio Loan Combination, will be contributed to the Issuing Entity, has an outstanding balance as of the Cut-off Date of $55,000,000 and represents approximately 7.1% of the Initial Pool Balance. The related companion loan (the “Marriott Midwest Portfolio Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $27,500,000 and is evidenced by note A-2, represents the non-controlling interest in the Marriott Midwest Portfolio Loan Combination, is currently held by Principal Commercial Capital and is expected to be contributed to one or more future securitization transactions. The Marriott Midwest Portfolio Loan Combination was originated by Principal Commercial Capital on February 8, 2016. The Marriott Midwest Portfolio Loan Combination has an outstanding principal balance as of the Cut-off Date of $82,500,000 and each note has an interest rate of 4.72000% per annum. The borrower utilized the proceeds of the Marriott Midwest Portfolio Loan Combination to purchase the Marriott Midwest Portfolio Properties, fund reserves and pay origination costs.

The Marriott Midwest Portfolio Loan Combination had an initial term of 60 months and has a remaining term of 59 months as of the Cut-off Date. The Marriott Midwest Portfolio Loan Combination requires interest only payments on each payment date through the scheduled maturity date on March 1, 2021. Voluntary prepayment of the Marriott Midwest Portfolio Loan Combination is prohibited prior to the payment date in December 2020. At any time prior to the payment date in December 2020 and after the earlier to occur of (i) the 25th payment date following the closing date of the securitization into which the last piece of the Marriott Midwest Portfolio Loan Combination is contributed and (ii) April 1, 2019, (such earlier date, the “Marriott Midwest Portfolio Lockout

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Date”), the borrower may defease the Marriott Midwest Portfolio Loan Combination in whole, or in part, in connection with a partial release (see “—Release of Collateral” below). The Marriott Midwest Portfolio Loan Combination is prepayable without penalty on or after December 1, 2020.

■	The Mortgaged Properties. The Marriott Midwest Portfolio Properties consist of ten hotels totaling 1,103 rooms, including three SpringHill Suites hotels and seven TownePlace Suites hotels. All of the hotels operate pursuant to long term franchise agreements with Marriott International, Inc. which expire in 2031 and are undergoing $14,728,386 of franchise-mandated capital upgrades expected to be completed by December 2016. The following table presents certain information relating to the Marriott Midwest Portfolio Properties:

Property	Cut-off Date Allocated Loan Combination Amount	Rooms	Occupancy(1)	Year Built/Year Renovated	Appraised Value(2)	PIP(3)	PIP per Room	UW NCF	UW NCF per Room
TownePlace Suites Detroit Dearborn	$15,860,746	148	85.2%	2001/2014	$26,300,000	$1,830,502	$12,368	$2,593,117	$17,521
SpringHill Suites Minneapolis West	11,036,184	126	77.1	2002/2016	18,300,000	814,006	6,460	1,634,423	12,972
SpringHill Suites Eden Prairie	8,865,132	119	74.8	2001/2016	14,700,000	816,506	6,861	1,233,874	10,369
TownePlace Suites Milwaukee Brookfield	8,382,675	112	73.4	1998/2014	13,900,000	1,759,983	15,714	965,126	8,617
TownePlace Suites Detroit Sterling Heights	7,417,763	95	79.2	2001/2016	12,300,000	1,133,130	11,928	987,650	10,396
TownePlace Suites Minneapolis West	7,116,228	106	75.2	2001/2016	11,800,000	1,558,825	14,706	987,218	9,313
TownePlace Suites Eden Prairie	6,875,000	103	75.7	1998/2016	11,400,000	1,438,377	13,965	920,116	8,933
SpringHill Suites Minneapolis St. Paul Airport	6,271,930	105	74.6	1997/2016	10,400,000	2,398,381	22,842	807,892	7,694
TownePlace Suites Detroit Livonia	6,211,623	95	84.5	2000/2016	10,300,000	1,409,285	14,835	884,248	9,308
TownePlace Suites Minneapolis St. Paul Airport	4,462,719	94	81.0	1999/2016	7,400,000	1,569,391	16,696	613,573	6,527
Total / Wtd. Avg.	$82,500,000	1,103	78.2%		$136,800,000	$14,728,386	$13,353	$11,627,237	$10,541

(1)	Source: Third party market report as of December 2015. Reflects average occupancy for 2015.

(2)	The Appraised Value represents the aggregate “as-if complete” value of $136,800,000, which assumes the PIP renovations to the Marriott Midwest Portfolio Properties are completed in 2016. The “as-is” value is $119,800,000.

(3)	The total PIP of $14,728,386 reflects the actual budgeted capital upgrades at each property versus the upfront PIP reserve of $14,724,000.

The following table presents certain information relating to the 2014 demand analysis with respect to the Marriott Midwest Portfolio Properties based on market segmentation, as provided in the appraisals for the Marriott Midwest Portfolio Properties:

2014 Accommodated Room Night Demand(1)

Property	Commercial	Extended Stay	Leisure	Meeting & Group
TownePlace Suites Detroit Dearborn	35.0%	40.0%	20.0%	5.0%
SpringHill Suites Minneapolis West	40.0%	10.0%	40.0%	10.0%
SpringHill Suites Eden Prairie	45.0%	10.0%	35.0%	10.0%
TownePlace Suites Milwaukee Brookfield	10.0%	70.0%	15.0%	5.0%
TownePlace Suites Detroit Sterling Heights	20.0%	40.0%	35.0%	5.0%
TownePlace Suites Minneapolis West	15.0%	65.0%	15.0%	5.0%
TownePlace Suites Eden Prairie	25.0%	55.0%	15.0%	5.0%
TownePlace Suites Minneapolis St. Paul Airport	25.0%	50.0%	20.0%	5.0%
SpringHill Suites Minneapolis St. Paul Airport	60.0%	10.0%	20.0%	10.0%
TownePlace Suites Detroit Livonia	15.0%	60.0%	20.0%	5.0%
TownePlace Suites Minneapolis St. Paul Airport	25.0%	50.0%	20.0%	5.0%

(1)	Source: Appraisal

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Marriott Midwest Portfolio Properties:

Marriott Midwest Portfolio(1)

	2012	2013	2014	2015
Occupancy	69.5%	76.9%	76.8%	78.2%
ADR	$90.80	$87.41	$97.40	$103.28
RevPAR	$63.15	$67.19	$74.78	$80.73

(1)	As provided by the borrower and reflects average occupancy, ADR and RevPAR for the indicated period.

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The following table presents certain information relating to the historical penetration rates for the Marriott Midwest Portfolio Properties, as provided in December 2015 third party market research reports:

Historical Penetration Rates(1)

	2013			2014			2015
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TownePlace Suites Detroit Dearborn	143.4%	104.5%	149.9%	136.2%	117.7%	160.4%	139.8%	127.7%	178.5%
SpringHill Suites Minneapolis West	109.0%	101.6%	110.7%	115.1%	107.3%	123.5%	116.1%	108.4%	125.9%
SpringHill Suites Eden Prairie	98.7%	91.9%	90.7%	98.7%	93.3%	100.2%	104.7%	96.2%	100.7%
TownePlace Suites Milwaukee Brookfield	128.4%	119.3%	153.1%	126.4%	123.1%	155.7%	128.5%	118.6%	152.4%
TownePlace Suites Detroit Sterling Heights	110.9%	104.0%	115.4%	109.1%	108.5%	118.3%	109.2%	109.8%	119.9%
TownePlace Suites Minneapolis West	121.1%	109.7%	132.8%	117.0%	127.3%	148.8%	120.5%	129.9%	156.5%
TownePlace Suites Eden Prairie	126.4%	101.9%	128.8%	120.0%	113.0%	135.6%	111.4%	121.4%	135.2%
SpringHill Suites Minneapolis St. Paul Airport	90.3%	109.6%	99.0%	97.7%	107.7%	105.2%	97.3%	110.6%	107.6%
TownePlace Suites Detroit Livonia	107.9%	118.4%	127.8%	104.2%	121.1%	126.3%	111.2%	112.8%	125.4%
TownePlace Suites Minneapolis St. Paul Airport	97.0%	127.5%	123.7%	90.3%	132.7%	119.9%	110.8%	132.2%	146.5%
	114.5%	108.2%	123.8%	112.7%	114.7%	130.5%	116.0%	119.1%	136.2%

(1)	Source: Third party market reports dated December 2015.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Marriott Midwest Portfolio Properties:

Cash Flow Analysis

	2012	2013(1)	2014(1)	2015	Underwritten	Underwritten $ per Room
Room Revenue	$25,478,790	$27,049,100	$30,107,324	$32,500,161	$32,500,161	$29,465
Food & Beverage Revenue	81,897	59,840	82,975	67,687	67,687	61
Other Revenue(2)	225,041	222,967	220,808	403,728	403,728	366
Total Revenue	$25,785,728	$27,331,907	$30,411,107	$32,971,576	$32,971,576	$29,893

Room Expense	$5,925,354	$6,352,187	$6,777,598	$7,139,168	$7,139,168	$6,473
Food & Beverage Expense	4,160	5,969	8,480	5,337	5,337	5
Other Expense	186,312	240,677	236,100	461,027	461,027	418
Total Departmental Expense	$6,115,826	$6,598,833	$7,022,178	$7,605,532	$7,605,532	$6,895
Total Undistributed Expense	9,081,068	9,278,620	10,224,131	10,810,523	10,723,033	9,722
Total Fixed Charges	1,551,974	1,622,650	1,698,244	1,651,060	1,696,912	1,538
Total Operating Expenses	$16,748,868	$17,500,103	$18,944,553	$20,067,115	$20,025,477	$18,155

Net Operating Income	$9,036,860	$9,831,804	$11,466,554	$12,904,461	$12,946,099	$11,737
FF&E	1,031,429	1,093,275	1,216,445	1,318,862	1,318,862	1,196
Net Cash Flow	$8,005,431	$8,738,529	$10,250,109	$11,585,599	$11,627,237	$10,541

(1)	Net Operating Income in 2014 increased due to ADR growth of 11% between 2013 and 2014.

(2)	Other Revenue consists of telephone and other supplemental revenue.

■	Appraisal. According to the appraisals dated between November 30, 2015 and December 2, 2015, the Marriott Midwest Portfolio Properties had an aggregate “as-is” appraised value of $119,800,000, which takes into account a $14,728,386 deduction for franchise-mandated capital upgrades. The Marriott Midwest Portfolio Properties have an aggregate “as-if complete” appraised value of $136,800,000, as of dates ranging from November 2015 to December 2015 assuming completion of the franchise mandated capital upgrades at the ten Marriott Midwest Portfolio Properties in 2016.

■	Environmental Matters. According to Phase I environmental reports dated between December 8, 2015 and December 10, 2015, the environmental consultant did not identify evidence of any recognized environmental conditions at any of the Marriott Midwest Portfolio Properties.

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■	Market Overview and Competition. The Marriott Midwest Portfolio Properties consist of ten Marriott flagged hotels, including three SpringHill Suites hotels, and seven TownePlace Suites hotels. The Marriott Midwest Portfolio Properties are located within three separate markets across three different states.

TownePlace Suites Detroit Dearborn Property

The TownePlace Suites Detroit Dearborn Property is located in the Detroit-Warren-Livonia Metropolitan Statistical Area (“MSA”). According to the appraisal, the TownePlace Suites Detroit Dearborn Property’s competitive set collectively had an average occupancy of 66.7%, ADR of $90.78, and RevPAR of $60.59 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Dearborn Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Dearborn Property	148	2001	84%	$102.03	$86.04
Best Western Greenfield Inn	209	1966	53%	$71.00	$37.63
Comfort Inn Near Greenfield Village	116	1990	61%	$90.00	$54.90
Holiday Inn Express & Suites Allen Park Dearborn	121	1999	72%	$107.00	$77.04
Extended Stay America Detroit Dearborn	93	2002	70%	$82.00	$57.40
Total	687

(1)	Source: Appraisal.

SpringHill Suites Minneapolis West Property

The SpringHill Suites Minneapolis West Property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Minneapolis West Property’s competitive set collectively had an average occupancy of 67.4%, ADR of $108.63, and RevPAR of $73.26 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Minneapolis West Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Minneapolis West Property	126	2002	76%	$115.34	$87.88
Sheraton Hotel Minneapolis West	220	1985	69%	$119.00	$82.11
Best Western Plymouth Hotel & Conference Center	149	1973	60%	$87.00	$52.20
La Quinta Inns & Suites Minneapolis Minnetonka	127	1990	60%	$88.00	$52.80
Holiday Inn Express & Suites Minneapolis Golden Valley	117	1995	63%	$117.00	$73.71
Country Inn & Suites Minneapolis West	132	1995	66%	$98.00	$64.68
Homewood Suites Minneapolis St Louis Park @ West End	125	2010	78%	$125.00	$97.50
Total	996

(1)	Source: Appraisal.

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SpringHill Suites Eden Prairie Property

The SpringHill Suites Eden Prairie Property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Eden Prairie Property’s competitive set collectively had an average occupancy of 69.7%, ADR of $115.53, and RevPAR of $80.56 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Eden Prairie Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Eden Prairie Property	119	2001	74%	$109.11	$80.62
Holiday Inn Express & Suites Minneapolis Minnetonka	93	1997	70%	$111.00	$77.70
Hilton Garden Inn Minneapolis Eden Prairie	97	2000	75%	$131.00	$98.25
Courtyard Minneapolis Eden Prairie	149	1989	68%	$115.00	$78.20
Hyatt Place Minneapolis Eden Prairie	126	1997	67%	$121.00	$81.07
Fairfield Inn & Suites Minneapolis Eden Prairie	90	1997	65%	$104.00	$67.60
Total	674

(1)	Source: Appraisal.

TownePlace Suites Milwaukee Brookfield Property

The TownePlace Suites Milwaukee Brookfield Property is located in the Milwaukee-Waukesha-West Allis MSA. According to the appraisal, the TownePlace Suites Milwaukee Brookfield Property’s competitive set collectively had an average occupancy of 63.3%, ADR of $75.53, and RevPAR of $47.85 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Milwaukee Brookfield Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Milwaukee Brookfield Property	112	1998	77%	$88.17	$67.76
Hampton Inn Milwaukee Brookfield	119	1988	67%	$80.00	$53.60
Quality Inn Brookfield	129	1989	62%	$74.00	$45.88
Extended Stay America Milwaukee Waukesha	122	1997	56%	$66.00	$36.96
Extended Stay America Milwaukee Brookfield	138	1998	57%	$67.00	$38.19
Total	620

(1)	Source: Appraisal.

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MARRIOTT MIDWEST PORTFOLIO

TownePlace Suites Detroit Sterling Heights Property

The TownePlace Suites Detroit Sterling Heights Property is located in the Detroit-Warren-Livonia MSA. According to the appraisal, the TownePlace Suites Detroit Sterling Heights Property’s competitive set collectively had an average occupancy of 75.2%, ADR of $82.67, and RevPAR of $62.14 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Sterling Heights Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Sterling Heights Property	95	2001	81%	$88.24	$71.19
Comfort Inn Utica	101	1988	65%	$72.00	$46.80
La Quinta Inns & Suites Detroit Utica	102	1997	68%	$78.00	$53.04
Extended Stay America Detroit Warren	59	1997	85%	$64.00	$54.40
Staybridge Suites Detroit Utica	91	2001	78%	$90.00	$70.20
Holiday Inn Express & Suites Detroit Utica	104	2007	79%	$95.00	$75.05
Total	552

(1)	Source: Appraisal.

TownePlace Suites Minneapolis West Property

The TownePlace Suites Minneapolis West Property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Minneapolis West Property’s competitive set collectively had an average occupancy of 64.4%, ADR of $79.87, and RevPAR of $51.45 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Minneapolis West Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Minneapolis West Property	106	2001	73%	$96.22	$70.21
Days Inn Plymouth Minneapolis West	113	1977	54%	$50.00	$27.00
La Quinta Inns & Suites Minneapolis Minnetonka	127	1990	60%	$88.00	$52.80
Holiday Inn Express & Suites Minneapolis Golden Valley	117	1995	63%	$117.00	$73.71
Extended Stay America Minneapolis Maple Grove	104	1998	74%	$43.50	$32.19
Total	567

(1)	Source: Appraisal.

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TownePlace Suites Eden Prairie Property

The TownePlace Suites Eden Prairie Property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Eden Prairie Property’s competitive set collectively had an average occupancy of 67.1%, ADR of $79.01, and RevPAR of $53.02 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Eden Prairie Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Eden Prairie Property	103	1998	78%	$86.69	$67.17
AmericInn Chanhassen	77	1998	61%	$74.00	$45.14
Extended Stay America Minneapolis Eden Prairie Valley View Road	104	1998	69%	$66.00	$45.54
Extended Stay America Minneapolis Eden Prairie Technology Drive	98	1998	67%	$68.00	$45.56
Best Western Eden Prairie Inn	54	1985	56%	$73.00	$40.88
Fairfield Inn & Suites Minneapolis Eden Prairie	90	1997	65%	$104.00	$67.60
Total	526

(1)	Source: Appraisal.

SpringHill Suites Minneapolis St. Paul Airport Property

The SpringHill Suites Minneapolis St. Paul Airport Property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the SpringHill Suites Minneapolis St. Paul Airport Property’s competitive set collectively had an average occupancy of 74.7%, ADR of $100.15, and RevPAR of $74.79 during 2014.

The following table presents certain information relating to the primary competition for the SpringHill Suites Minneapolis St. Paul Airport Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
SpringHill Suites Minneapolis St. Paul Airport Property	105	1997	73%	$106.30	$77.84
Quality Inn & Suites Eagan	120	1994	65%	$78.00	$50.70
Hampton Inn Minneapolis Eagan	122	1994	73%	$103.00	$75.19
Hilton Garden Inn Minneapolis Eagan	99	1998	86%	$111.00	$95.46
Fairfield Inn & Suites Minneapolis St. Paul Airport	119	2001	78%	$101.00	$78.78
Total	565

(1)	Source: Appraisal.

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MARRIOTT MIDWEST PORTFOLIO

TownePlace Suites Detroit Livonia Property

The TownePlace Suites Detroit Livonia Property is located in the Detroit-Warren-Livonia MSA. According to the appraisal, the TownePlace Suites Detroit Livonia Property’s competitive set collectively had an average occupancy of 74.5%. ADR of $74.34, and RevPAR of $55.37 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Detroit Livonia Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Detroit Livonia Property	95	2000	77%	$87.80	$67.84
Extended Stay America Detroit Novi Haggerty Road	125	1997	68%	$53.00	$36.04
Fairfield Inn & Suites Detroit Livonia	100	1999	78%	$91.00	$70.98
TownePlace Suites Detroit Novi	94	1999	83%	$89.00	$73.87
Hawthorn Suites by Wyndham Detroit Farmington Hills	123	2000	71%	$70.00	$49.70
Extended Stay America Detroit Novi Orchard Hill Place	86	2000	78%	$49.00	$38.22
Extended Stay America Detroit Canton	104	2001	65%	$56.00	$36.40
Hampton Inn Suites Detroit Canton	90	2009	80%	$98.00	$78.40
Total	817

(1)	Source: Appraisal.

TownePlace Suites Minneapolis St. Paul Airport Property

The TownePlace Suites Minneapolis St. Paul Airport Property is located in the Minneapolis/St. Paul, MN-WI MSA. According to the appraisal, the TownePlace Suites Minneapolis St. Paul Airport Property’s competitive set collectively had an average occupancy of 78.7%, ADR of $67.39, and RevPAR of $53.02 during 2014.

The following table presents certain information relating to the primary competition for the TownePlace Suites Minneapolis St. Paul Airport Property:

Competitive Set(1)

Property	Number of Rooms	Year Built	2014 Occupancy	2014 ADR	2014 RevPAR
TownePlace Suites Minneapolis St. Paul Airport Property	94	1999	72%	$84.63	$61.23
Extended Stay America Minneapolis Airport Eagan North	128	1998	81%	$57.00	$46.17
Staybridge Suites Eagan Airport South Mall Area	89	2000	86%	$89.00	$76.54
Extended Stay America Minneapolis Airport Eagan	104	1997	75%	$54.00	$40.50
Microtel Inn & Suites by Wyndham Eagan	82	1999	79%	$56.50	$44.64
Total	497

(1)	Source: Appraisal.

■	The Borrower. The borrower is comprised of ten separate single-purpose borrowing entities, each owned by the same single-purpose sole member with two independent directors, which in turn is owned by a corporate services provider to accommodate a Shari’ah compliant structure. Leslie Ng, Chief Investment Officer of Interstate Hotels & Resorts, and Paul Nussbaum, founder and Chairman of Waramaug Hospitality, will serve as the guarantors of certain non-recourse carveouts under the Marriott Midwest Portfolio Loan Combination. Certain indirect owners of the master lessees (described below) are members of the Islamic faith and require a Shari’ah compliant loan structure. See “Risk Factors – Risks Relating to Shari’ah Compliant Loans” and “Description of the Mortgage Pool – Statistical Characteristics of the Mortgage Loans – Shari’ah Compliant Loans” in the Preliminary Prospectus. In order to facilitate a Shari’ah compliant loan structure, the borrower master leases the Marriott Midwest Portfolio Properties to ten individual master lessees (under a single master lease). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Marriott Midwest Portfolio Loan Combination.

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MARRIOTT MIDWEST PORTFOLIO

The master lessees are owned by a joint venture between affiliates of Gatehouse Capital Economic and Financial Consultancy K.S.C.C. (“Gatehouse”) and investors to whom Gatehouse has syndicated such interests as contemplated in the Marriott Midwest Portfolio Loan Combination documents (90%) and Interstate Hotels & Resorts, Inc./Waramaug LS Hotels IV LLC (10%). Gatehouse is an international real estate investment advisory firm based in Kuwait and is affiliated with Gatehouse Bank plc, which manages a reported $1.5 billion in U.S. assets. Gatehouse structures, manages, and monitors global real estate products on behalf of its investors without compromising their Shariah values and beliefs. In the United States, Gatehouse investments are managed by its associate, Arch Street Capital Advisors, a full service real estate investment advisory firm that has advised on more than a reported $4 billion in U.S. real estate transactions since 2003. Interstate Hotels & Resorts, Inc. is a leading global hotel management company operating 430 hotels with 76,000 rooms located throughout the U.S. and around the world. Waramaug Hospitality is a privately held investment group that owned 32 full and select service hotels as of December 2015. The joint venture which owns the master lessees is indirectly co-managed by (i) an affiliate of Interstate Hotels & Resorts, Inc. and (ii) Waramaug LS Hotels IV LLC, which is managed by Paul Nussbaum.

■	Escrows. On the origination date, the borrower funded aggregate reserves of $15,677,121 with respect to the Marriott Midwest Portfolio Properties comprised of: (i) $802,511 for real estate tax expenses, (ii) $100,611 for insurance expenses, (iii) $14,724,000 for PIP costs and expenses (the “PIP Reserve Funds”), and (iv) $50,000 for remediation of building code violations at the SpringHill Suites Minneapolis West Property.

On each payment date, the borrower is required to fund (i) a tax reserve in an amount that the lender estimates for annual taxes and assessments assessed or levied against the premises,(ii) an insurance reserve in an amount that the lender estimates for annual premiums for insurance, (iii) an FF&E reserve in an amount equal to one-twelfth of the greater of (a) the annual amount required for replacement of certain furniture, fixtures and equipment under the franchise agreement and/or management agreement and (b) 2.0% of total revenues from the portfolio from the origination date through February 2017, 3% of total revenues from the portfolio from March 2017 through February 2018 and 4% of total revenues from the portfolio from March 2018 thereafter.

■	Lockbox and Cash Management. The Marriott Midwest Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The Marriott Midwest Portfolio Loan Combination documents require the borrower to direct credit card companies to remit all credit card receivables to one or more lender-controlled lockbox accounts and require that all cash revenues relating to the Marriott Midwest Portfolio Properties and all other money received by the borrower, master lessees or the property manager with respect to the Marriott Midwest Portfolio Properties be deposited into such lockbox accounts within two business days following receipt. Provided no Marriott Midwest Portfolio Trigger Event is continuing, all funds in the lockbox accounts are swept daily into the master lessees’ operating accounts. Upon the occurrence and during the continuance of a Marriott Midwest Portfolio Trigger Event, amounts in the lockbox accounts are required to be swept to a lender-controlled cash management account and applied in accordance with the loan documents, and excess cash is required to be swept and held as additional collateral for the Marriott Midwest Portfolio Loan Combination.

A “Marriott Midwest Portfolio Trigger Event” means the period (A) commencing upon the earliest of (i) an event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination, (ii) the debt yield falling below 8%, (iii) failure to maintain in full force and effect any franchise agreement, and (iv) the guarantors’ failure to collectively satisfy applicable guarantor financial covenants and provide a substitute or additional guarantor within 30 days that, collectively with all other guarantors, satisfies such financial covenants in accordance with the Marriott Midwest Portfolio Loan Combination documents; and (B) expiring upon (w) with regard to clause (i) above, the curing of all events of default, (x) with regard to clause (ii) above, the debt yield is greater than 8.25% for two consecutive calendar quarters, (y) with regard to clause (iii) above, the borrower enters into an acceptable replacement franchise agreement as reasonably approved by lender, and (z) with regard to

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MARRIOTT MIDWEST PORTFOLIO

clause (iv) above, the guarantor financial covenants have been satisfied for two consecutive quarters, or a substitute or additional guarantor is provided which results in the satisfaction of the financial covenants, as determined by lender in its sole discretion in accordance with the Marriott Midwest Portfolio Loan Combination documents.

■	Property Management. The Marriott Midwest Portfolio Properties are managed by Interstate Management Company, LLC, an affiliate of the master lessees. Under the Marriott Midwest Portfolio Loan Combination documents, the lender has the right, subject to the franchisor’s approval to the extent such approval is required under the terms of any applicable franchise agreement, to cause the borrower to terminate (or cause the master lessee to terminate) the management agreement and replace the property manager upon (i) an event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination; (ii) the property manager’s fraud, gross negligence or willful misconduct or the property manager’s default under any management agreement, which default continues beyond any applicable notice and cure period; (iii) the borrower’s or master tenant’s failure to maintain in full force and effect any franchise agreement; (iv) the property manager becoming insolvent; or (v) an event occurring under any management agreement which permits the borrower or master tenant to terminate the property manager.

■	Release of Collateral. Provided no event of default beyond notice and cure periods under the Marriott Midwest Portfolio Loan Combination is then continuing, at any time from and after the Marriott Midwest Portfolio Lockout Date, and prior to December 1, 2020, the borrower may obtain the release of one or more of the Marriott Midwest Portfolio Properties from the lien of the Marriott Midwest Portfolio Loan Combination in connection with a bona fide third-party sale of such properties, subject to the satisfaction of certain conditions set forth in the Marriott Midwest Portfolio Loan Combination documents, including among others: (a) the principal balance defeased equals 125% of the allocated loan amount for each Marriott Midwest Portfolio Property being released; (b) the debt service coverage ratio for the remaining properties is not less than the greater of the debt service coverage ratio prior to the release and 2.92x; (c) the loan-to-value ratio on the remaining properties does not exceed the lesser of the loan-to-value ratio immediately preceding such release and 60.3%, (d) the aggregate appraised value of any Detroit MSA properties (the TownePlace Suites Detroit Dearborn Property, the TownePlace Suites Detroit Livonia Property and the TownePlace Suites Detroit Sterling Heights Property) in the remaining property portfolio does not exceed 50% of the aggregate appraised value of all remaining properties; (e) the debt yield is not less than the greater of the debt yield prior to the release and 14%; (f) delivery of rating agency confirmation with respect to such partial release; (g) the satisfaction of certain REMIC requirements, (h) if the individual property being released is either of the TownePlace Suites Detroit Dearborn Property or the TownePlace Suites Detroit Livonia Property, borrower provides evidence of the waiver of or compliance with certain rights of first offer or first refusal with respect to such sale; (i) if the individual property being released is either of the TownePlace Suites Eden Prairie Property or the SpringHill Suites Eden Prairie Property, such partial release is consummated simultaneously with a partial release of both of such properties; (j) if the individual property being released is either of the TownePlace Suites Minneapolis St. Paul Airport Property or the SpringHill Suites Minneapolis St. Paul Airport Property, such partial release is consummated simultaneously with a partial release of both of such properties; and (k) if the individual property being released is either of the TownePlace Suites Minneapolis West Property or the SpringHill Suites Minneapolis West Property, such partial release is consummated simultaneously with a partial release of both of such properties.

■	Right of Reverter. Under an indenture pursuant to which the TownePlace Suites Detroit Dearborn Property was conveyed to the prior owner, the grantor of the TownePlace Suites Detroit Dearborn Property has a right of reverter on the TownePlace Suites Detroit Dearborn Property upon certain termination events resulting from violation of certain use and other restrictions in the indenture. If such right is exercised, the borrower’s fee interest in the TownePlace Suites Detroit Dearborn Property will be terminated, and the grantor must pay the borrower an amount equal to the market value of the TownePlace Suites Detroit Dearborn Property, determined by an appraisal process. The Marriott Midwest Portfolio Loan Combination documents require that any proceeds of the right of reverter be deposited with lender and may, in lender’s sole discretion, either (i) be held as additional security for the Marriott Midwest Portfolio Loan Combination or (ii) be applied to the indebtedness. The Marriott

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MARRIOTT MIDWEST PORTFOLIO

Midwest Portfolio Loan Combination documents also provide that the reversion of the TownePlace Suites Detroit Dearborn Property to an entity other than the borrower pursuant to the exercise of the right of reverter, other than in connection with satisfaction of the requirements in the loan documents for a partial release including without limitation the requirements for a partial defeasance, is an event of default. The TownePlace Suites Detroit Dearborn Property is also subject to a right of first refusal, and the TownePlace Suites Detroit Livonia property is subject to a right of first offer. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options, Rights of First Offer and Rights of First Refusal” in the Preliminary Prospectus.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $50,000, that provides coverage for terrorism in an amount equal to the full replacement cost of the Marriott Midwest Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the Marriott Midwest Portfolio Loan Combination, but the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the Marriott Midwest Portfolio Properties and business interruption/rental loss insurance required under the Marriott Midwest Portfolio Loan Combination documents (without giving effect to the cost of the terrorism or earthquake components of the property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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B-27

NYACK COLLEGE NYC

NYACK
New York's Christian College
NYACK
Christian Higher Education Since 1882

B-28

NYACK COLLEGE NYC

CARTIFACT
Nyack College NYC
17 Battery Place North
New York, NY 10004
250 Vesey
200 Vesey
One World Trade Center
Two World Trade Center
Three World Trade Center
Four World Trade Center
World Trade Center Transportation Hub & Westfield Retail
Winter Garden Brookfield Place
225 Liberty
200 Liberty
North Pool
South Pool
World Trade Center Memorial
Museum Entrance Hall
North Cove Marina
Gateway Plaza
BATTERY PARK CITY
FINANCIAL DISTRICT
Hudson River
VESEY STREET
NORTH END AVENUE
SOUTH END AVENUE
FULTON STREET
ANN STREET
DEY STREET
CORTLAND STREET
JOHN STREET
LIBERTY STREET
CEDAR STREET
THAMES STREET
ALBANY STREET
CARLISLE STREET
RECTOR STREET
PINE STREET
WALL STREET
EXCHANGE PLACE
MAIDEN LANE
PLATT STREET
WEST STREET
GREENWICH STREET
WASHINGTON STREET
TRINITY PLACE
BROADWAY
NEW STREET
BROAD STREET
WILLIAM STREET
BEAVER STREET
STONE STREET
WHITEHALL STREET
BRIDGE ST
PEARL ST
STATE STREET
MORRIS STREET
WEST THAMES STREET
THIRD STREET
SECOND PLACE
FIRST PLACE
BATTERY PLACE
LITTLE WEST STREET
BATTERY PLACE
BROOKLYN BATTERY TUNNEL
ADMIRAL DEWEY PROMENADE
Federal Office Building
St Paul's Chapel
Millenium Hotel
The Fulton Center
222 Broadway
1 Liberty Plaza
Zuccotti Park
Federal Reserve Bank
140 Broadway
One Chase Manhattan Plaza
120 Broadway
20 Pine
Trinity Church
American Stock Exchange
9/11 Tribute Center
St Nicholas Greek Orthodox
Marriott Financial Center
W Hotel & Residences
Post Towers
110 Greenwich
40 Rector
19 Rector
1 Wall
New York Stock Exchange
Federal Hall
Trump Bldg
60 Wall
Regent Wall Street
25 Broad
40 Exchange
20 Exchange Place
40 Broad
60 Broad
26 Broadway
25 Broadway
Broadway Atrium
2 Broadway
85 Broad
US Customs House
Bowling Green
Holocaust Memorial
Ritz Carlton Battery Park
21 West
Downtown Athletic Club
17 Battery Place S
Robert F. Wagner Jr. Park
Pier A Ferry Terminal
Castle Clinton National Monument
Battery Park
Statue of Liberty Ferry
Battery Maritime Building
Staten Island Ferry Whitehall Terminal
Staten Island Ferry
Peter Minuit Plaza
1 New York Plaza
4 New York Plaza
Fraunces Tavern
Hudson Tower
Liberty House
The River Rose
Battery Pointe
Liberty Terrace
The Soundings
Liberty Court
The Regatta
Cove Club
Liberty View
River Watch
The Visionaire
Hudson View East
Hudson View West
Parc Place
West Side
Upper East Side
Upper West Side
West New York
Metropolitan Museum of Art
Astoria
Central Park
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Long Island City
Midtown
Empire State Building
Hoboken
JFK Stadium
New York
MANHATTAN
NYU
SoHo
Financial District
Jersey City
BROOKLYN
Hudson River
East River

B-29

NYACK COLLEGE NYC

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Natixis
Location (City/State)	New York, New York	Cut-off Date Principal Balance	$55,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$330.56
Size (SF)	166,385	Percentage of Initial Pool Balance	7.1%
Total Occupancy as of 4/1/2016(1)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2016(1)	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1972 / 2016	Mortgage Rate	5.15000%
Appraised Value	$110,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Term (Months)	24
Underwritten Revenues(2)	$7,852,338
Underwritten Expenses	$2,876,814
Underwritten Net Operating Income (NOI)	$4,975,524	Escrows(3)
Underwritten Net Cash Flow (NCF)	$4,950,566	Upfront	Monthly
Cut-off Date LTV Ratio	50.0%	Taxes	$212,310	$70,770
Maturity Date LTV Ratio	43.4%	Insurance	$29,201	$29,201
DSCR Based on Underwritten NOI / NCF	1.38x / 1.37x	Replacement Reserve	$0	$2,080
Debt Yield Based on Underwritten NOI / NCF	9.0% / 9.0%	Other	$240,000	$80,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$55,000,000	100.0%	Purchase Price(4)	$49,233,450	89.5%
Closing Costs	2,930,704	5.3
Principal Equity Distribution	2,354,336	4.3
Reserves	481,511	0.9
Total Sources	$55,000,000	100.0%	Total Uses	$55,000,000	100.0%

(1)	Occupancy includes spaces being built-out and that are not physically occupied by Nyack College as of April 1, 2016. The Nyack College NYC Property is 100.0% leased to Nyack College.
(2)	See “—Operating History and Underwritten Net Cash Flow” below.
(3)	See “—Escrows” below.
(4)	The Purchase Price of $49,233,450 includes a $200,000 holdback for outstanding work. The funds are being held by the title company, not the lender.
The proceeds of the Nyack College NYC Loan were used by the borrower, an affiliate of Nyack College, to exercise its right to purchase the Nyack College NYC Property in accordance with the option agreement dated October 2012. At the time of its lease negotiations, from 2011 to 2013, Nyack College was able to negotiate a below market rent along with the option to purchase its premises at the Nyack College NYC Property for $49,233,450 or $296 per SF (inclusive of a 200,000 holdback for work outstanding on the 17th floor and a portion of the lower floor), which is significantly below the appraisal indicative land value of $500 per SF.

■	The Mortgage Loan. The mortgage loan (the “Nyack College NYC Loan”) is evidenced by a note in the original principal amount of $55,000,000 and is secured by a first mortgage encumbering the borrower’s fee simple interest in a 166,385 SF office condominium located in New York, New York (the “Nyack College NYC Property”). The Nyack College NYC Loan was originated by Natixis Real Estate Capital LLC on March 17, 2016 and represents approximately 7.1% of the Initial Pool Balance. The note evidencing the Nyack College NYC Loan has an outstanding principal balance as of the Cut-off Date of $55,000,000 and an interest rate of 5.15000% per annum. The proceeds of the Nyack College NYC Loan were used to exercise a right to purchase the Nyack College NYC Property by the borrower and pay origination costs.

The Nyack College NYC Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 120 months. The Nyack College NYC Loan requires monthly payments of interest and principal sufficient to amortize the Nyack College NYC Loan over a 30-year amortization schedule following an interest-only period of 24 months. The scheduled maturity date of the Nyack College NYC Loan is April 5, 2026. At any time after the second anniversary of the securitization Closing Date, the borrower has the right to defease the Nyack College NYC Loan in whole or in part on any date before February 5, 2026. In addition, the Nyack College NYC Loan is prepayable without penalty on or after February 5, 2026.

■	The Mortgaged Property. The Nyack College NYC Property is a 166,385 SF office condominium located on the lower and ground levels as well as floors 17 through 22 at 17 Battery Place North in Manhattan’s Financial District. 17 Battery Place North is a 22-story Class B multi-tenant office building that was built in 1972 and renovated in 1995 and 2016 totaling 479,050 SF situated on a 64,986 SF land parcel. The building consists of steel and concrete construction with poured reinforced columns, beams and slabs and concrete and glass with terra cotta exterior façade. The Nyack College NYC Property is part of a condominium (the “17 Battery Place Condominium”) that consists of four separate condominium units within two separate buildings: (i) the 17 Battery

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NYACK COLLEGE NYC

Place South - residential component (Unit 1: floors 14 to 31 comprising of rental apartments known as Ocean Luxury Apartments), (ii) the 17 Battery Place South - office component (Unit 2: portions of basement, ground floor, and floors 2 to 13 comprising primarily of office space), (iii) the 17 Battery Place North – office component A (Unit 3A) and (iv) the 17 Battery Place North – office component B (Unit 3B, which is the Nyack College NYC Property). Each condominium unit has its own independent power, heat and water systems. In addition, each condominium unit has its own lobby, elevators and mechanical systems with no shared common space. The Nyack College NYC Property is 100.0% leased by Nyack College as of April 1, 2016. Nyack College currently occupies a portion of the ground floor (4,763 SF), the 18th floor (23,609 SF), the 19th floor (23,609 SF), the 20th floor (23,609 SF), the 21st floor (23,609 SF) and the 22nd floor (23,609 SF). The 19,968 SF space located on the lower level currently under construction by the seller – with estimated outstanding costs totaling $200,000. Renovations on the 17th floor are expected to be completed by the end of March, after which Nyack College will also occupy the space (23,609 SF). Outstanding work on the lower level includes HVAC work, electrical, sprinkler / fire, flooring, painting, counters & door hardware finishing steel beam work.

The following table presents certain information relating to the major tenant at the Nyack College NYC Property:

Tenant Name	Tenant Description	Renewal/Extension Options
Nyack College	Nyack College is a Christian and Missionary Alliance educational institution, which through its undergraduate, graduate and seminary programs, pursues its historic mission of preparing men and women to “take the whole Gospel to the whole world.” Founded in New York City in 1882 as the Missionary Training Institute, the first Bible college in America, Nyack College is a private, non-profit, church-related institution sponsored by the Christian and Missionary Alliance and home to the Alliance Theological Seminary, the denomination’s official seminary. Enrolling over 2,700 students, which include 1,553 undergraduates, 416 graduate students, and 745 seminary students, Nyack College offers undergraduate and graduate degree programs and is broken down into eight individual schools: The School of Business and Leadership, The School of Education, The School of Music, The College of Arts and Sciences, The College of Bible and Christian Ministry, Alliance Graduate School of Counseling, School of Nursing, and the Alliance Theological Seminary. Undergraduate degrees in 47 majors include Associate in Arts, Associate in Science, Bachelor of Arts, Bachelor of Science, Bachelor of Music, and Bachelor of Sacred Music. Graduate degrees offered at Nyack College and Alliance Theological Seminary include: Master of Business Administration, Master of Arts, Master of Science, Master of Divinity, Master of Professional Studies, and Doctor of Ministry.	2, 5-year options

The following table presents certain information relating to the major tenant at the Nyack College NYC Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent (1)	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Nyack College	NR / NR / NR	166,385	100.0%	$7,883,916	100.0%	$47.38	3/31/2036	2, 5-year options
Largest Tenant		166,385	100.0%	$7,883,916	100.0%	$47.38
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		166,385	100.0%	$7,883,916	100.0%	$47.38

(1)	Underwritten base rent includes a 3% rent escalation to take effect in March 2017.

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NYACK COLLEGE NYC

The following table presents the lease rollover schedule at the Nyack College NYC Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	0	0.0	0.0%	0	0.0	0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027 & Thereafter	166,385	100.0	100.0%	$7,883,916	100.0	47.38	1
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	166,385	100.0%		$7,883,916	100.0%	$47.38	1

(1)	Information obtained from the underwritten rent roll.
(2)	Underwritten base rent includes a 3% rent escalation to take effect in March 2017.

The following table presents certain information relating to historical leasing at the Nyack College NYC Property:

Historical Leased %(1)

	2015	As of 4/1/2016
Owned Space	100.0%	100.0%

(1)	Historical occupancies are not available as the sponsor recently acquired the Nyack College NYC Property and these were not provided by the previous owner.

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NYACK COLLEGE NYC

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nyack College NYC Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$7,883,916(2)	$47.38
Gross Up Vacancy	0	0.00
Total Rent	$7,883,916	$47.38
Total Reimbursables	0	0.00
Parking Income	0	0.00
Other Income	381,702	2.29
Vacancy & Credit Loss	(413,281)(3)	(2.48)
Effective Gross Income	$7,852,338	$47.19

Real Estate Taxes	$845,083(4)	$5.08
Insurance	325,964	1.96
Management Fee	235,570	1.42
Other Operating Expenses	1,470,197	8.84
Total Operating Expenses	$2,876,814	$17.29

Net Operating Income	$4,975,524	$29.90
TI/LC	0	0.00
Replacement Reserves	24,958	0.15
Net Cash Flow	$4,950,566	$29.75

(1)	Historical financials are not available as the sponsor recently acquired the Nyack College NYC Property and these were not provided by the previous owner.
(2)	Underwritten base rent includes a 3% rent escalation to take effect in March 2017.
(3)	The underwritten economic vacancy is 5.0%. The Nyack College NYC Property is 100.0% physically occupied as of April 1, 2016.
(4)	The underwritten real estate taxes are estimated unabated property tax expense for the 2015/2016 assessment year. Nyack College benefits from a 501(c)(3) tax exemption.

■	Appraisal. According to the appraisal, the Nyack College NYC Property had an “as-is” appraised value of $110,000,000 as of March 1, 2016, and a floor area ratio of $500 per SF.

■	Environmental Matters. Based on the Phase I environmental report dated November 10, 2015, there is an open New York State Department of Environmental Conservation (“NYSDEC”) spill incident related to the discovery of petroleum contamination in the sub-basement of the 17 Battery Place South building. As the source of the open NYSDEC spill associated with the 17 Battery Place South building has been attributed to the Hurricane Sandy and/or other historic releases and a responsible party has been identified, which is not the Nyack College NYC Property owner, the environmental consultant recommended that in regards to the ongoing remediation being conducted under NYSDEC oversight, there is nothing further to be done by the Nyack College NYC Property owner in order to obtain closure of the open spill file.

■	Market Overview and Competition. The Nyack College NYC Property is located on the west side of Washington Street between Morris Street and Battery Place within the Financial District of Downtown Manhattan. The Nyack College NYC Property is accessible to mass transit via several subway stops including the 1, 2, 3, 4, 5, J, Z, and R trains, and multiple ferry terminals including North Cove Marina, Staten Island Ferry Pier 11 and Pier 15. The Nyack College NYC Property is in close proximity to the World Trade Center PATH station, the World Trade Center transit hub, the Fulton Center transit hub, and several subway stations (Bowling Green, Rector Street, Wall Street, and South Ferry). The Nyack College NYC Property is also accessible to major roads such as the FDR Drive and the West Side Highway and is accessible to the Brooklyn Battery Tunnel.

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NYACK COLLEGE NYC

Per the appraisal, the Nyack College NYC Property is located in the Financial West office submarket, which contained 5.4 million SF of office space and reported a direct vacancy of 10.7% as of the fourth quarter of 2015. The appraisers concluded direct weighted average rent for the Financial West submarket to be $50.40 per SF, which is in line with the competitive set average and 8.7% higher than the current gross rent for the Nyack College NYC Property ($46.00 per SF). The following table presents certain information relating to certain office lease comparables provided in the appraisal for the Nyack College NYC Property:

Office Lease Comparables(1)

	Nyack College NYC (Subject)	22 Cortlandt Street	123 William Street	55 Water Street	One Liberty Plaza
Address	New York City, NY	New York City, NY	New York City, NY	New York City, NY	New York City, NY
Year Built / Renovated	1972 / 2016	1972 / NAV	1957 / NAV	1972 / NAV	1961 / NAV
Total GLA	166,385	601,487	503,325	3,600,000	235,523
Occupancy %	100%	NAV	NAV	NAV	NAV
Quoted Base Rent(2)	$46.00	$44.00 - $51.50	$53.00	$47.50	$51.00
Expense Basis	Gross	Gross	Gross	Gross	Gross

	85 Broad Street	26 Broadway	5 Hanover Square	110 William Street	80 Broad Street
Address	New York City, NY	New York City, NY	New York City, NY	New York City, NY	New York City, NY
Year Built / Renovated	1983 / NAV	1922 / NAV	1961 / NAV	1958 / NAV	1931 / NAV
Total GLA	1,170,000	630,000	235,523	853,592	352,000
Occupancy %	NAV	NAV	NAV	NAV	NAV
Quoted Base Rent(2)	$45.50	$42.00	$43.00	$47.00	$50.00
Expense Basis	Gross	Gross	Gross	Gross	Gross

(1)	Source: Appraisal.
(2)	Quoted Base Rent reflects rents for comparable leases identified by the appraiser.

■	The Borrower. The borrower is Nyack 2 Washington LLC, a Delaware limited liability company and a single purpose entity, 100% controlled and owned by Nyack College. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Nyack College NYC Loan. The guarantor of the non-recourse carveouts is Nyack College, a New York education corporation. Nyack College has a net worth and liquidity of approximately $24.0 million and $9.2 million, respectively.

■	Escrows. On the origination date of the Nyack College NYC Loan, the borrower funded a reserve of (i) $212,310 for real estate taxes, (ii) $29,201 for insurance expenses, and (iii) $240,000 for three months of common charges.

On each due date, the borrower is required to pay to the lender (i) one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, which currently equates to $70,770, (ii) one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, which currently equates to $29,201, (iii) a common charge reserve in the amount of $80,000, and (iv) a replacement reserve in the amount of $2,080.

■	Lockbox and Cash Management. The Nyack College NYC Loan is structured with a lender-controlled hard lockbox, which is already in place, and springing cash management. The Nyack College NYC Loan requires all rents to be transmitted directly by Nyack College into a lockbox account. Prior to the occurrence of a Cash Management Period (as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account.

A “Cash Management Period” will commence upon the occurrence of: (i) an event of default under the Nyack College NYC Loan; (ii) the amortizing debt service coverage ratio falling below 1.20x after the end of a calendar quarter; (iii) Nyack College ceases operations at all or any portion of the Nyack College NYC Property; or (iv) a monetary default or material non-monetary default after the expiration of any applicable notice and cure periods occurs under the Nyack College lease. A Cash Management Period will end with respect to clause (i) or (ii) above,

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if for six consecutive months (a) no default or event of default under the Nyack College NYC Loan has occurred or is continuing; (b) no event that would trigger another Cash Management Period has occurred; and (c) the amortizing debt service coverage ratio is at least 1.25x. A Cash Management Period will end with respect to clause (iii) above, either (a) if Nyack College resumes its operations at the Nyack College NYC Property and continuously operates pursuant to the terms of its lease for six consecutive months or (b) (A) if Nyack College vacates its space and all of the space demised has been fully leased pursuant to one or more replacement leases approved by the lender in accordance with the Nyack College NYC Loan documents, (B) if all applicable approved leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full, and (C) if the borrower delivers to the lender an estoppel executed by each tenant under a replacement lease in form and substance acceptable to the lender. A Cash Management Period will end with respect to clause (iv) above, either (a) if no more than one time during the term of the Nyack College NYC Loan, Nyack College cures, to the satisfaction of the lender, the applicable default or event of default under the Nyack College lease and no subsequent monetary default or material non-monetary default occurs under the Nyack College lease during the calendar quarter following such cure, or (b) if all of the space demised has been fully leased pursuant to one or more replacement leases approved by the lender in accordance with the Nyack College NYC Loan documents.

■	Property Management. The Nyack College NYC Property is self-managed by the borrower.

■	Mezzanine or Subordinate Indebtedness. None.

■	Terrorism Insurance. The Nyack College NYC Loan documents provide that the required “special form” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the Nyack College NYC Property, plus business interruption coverage in an amount equal to 100% of the projected net operating income plus fixed expenses of the Nyack College NYC Property for a period continuing from the time of loss until restoration, not to exceed 18 months plus a six month extended period of indemnity. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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CARTIFACT
Washington Square Park
New York University
GREENWICH VILLAGE
NOHO
SOHO
NOLITA
LITTLE ITALY
LIGHTING DISTRICT
600 Broadway
600 Broadway
New York, NY 10012
WEST HOUSTON STREET
PRINCE STREET
SPRING STREET
BROOME STREET
BLEECKER STREET
W 3RD STREET
WASHINGTON SQUARE SOUTH
WASHINGTON PLACE
GREAT JONES STREET
E 4TH STREET
E 5TH STREET
E 6TH STREET
E 3RD STREET
E 2ND STREET
E 1ST STREET
KENMARE STREET
HOWARD STREET
CANAL STREET
LISPENARD STREET
CLEVELAND PLACE
THE BOWERY
Cooper Square
Marble Cemetery
Old St Patrick's Church
Upper East Side
Upper West Side
West New York
Astoria
Long Island City
Metropolitan Museum of Art
Central Park
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
New York
MANHATTAN
NYU
SoHo
Hoboken
Jersey City
Financial District
BROOKLYN
Hudson River
East River

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600 BROADWAY

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		BNYM
Location (City/State)	New York, New York	Cut-off Date Principal Balance(3)		$50,000,000
Property Type	Retail	Cut-off Date Principal Balance per SF(2)		$1,552.80
Size (SF)	77,280	Percentage of Initial Pool Balance		6.5%
Total Occupancy as of 12/31/2015	100.0%	Number of Related Mortgage Loans		None
Year Built / Latest Renovation	1900 / 2008	Type of Security		Fee Simple
Appraised Value(1)	$220,000,000	Mortgage Rate		4.69000%
		Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120
Underwritten Revenues	$13,259,893
Underwritten Expenses	$3,709,744	Escrows
Underwritten Net Operating Income (NOI)	$9,550,149		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,199,870	Taxes	$259,197	$259,197
Cut-off Date LTV Ratio(2)	54.5%	Insurance(4)	$0	$0
Maturity Date LTV Ratio(2)	54.5%	Replacement Reserve	$0	$1,093
DSCR Based on Underwritten NOI / NCF(2)	1.67x / 1.61x	TI/LC	$0	$7,288
Debt Yield Based on Underwritten NOI / NCF(2)	8.0% / 7.7%	Other(5)	$5,000,000	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$120,000,000	100.0%	Loan Payoff	$69,585,845	58.0%
			Principal Equity Distribution	38,122,518	31.8
			Reserves	5,259,197	4.4
			Closing Costs	4,196,440	3.5
			Swap Breakage Fee	2,836,000	2.4
Total Sources	$120,000,000		Total Uses	$120,000,000	100.0%

(1)	Total Appraised Value represents the “As-Is” Appraised Value. The appraiser also concluded an “As Dark” Appraised Value of $191,000,000, which results in a Cut-off Date LTV of 62.8%.

(2)	Calculated based upon the aggregate outstanding principal balance of the 600 Broadway Loan Combination.

(3)	The 600 Broadway Loan Combination is evidenced by eight pari passu notes in the aggregate original principal amount of $120,000,000. The non-controlling Note A-1, Note A-2-1 and Note A-3 with an aggregate original principal balance of $50,000,000 will be contributed to the Issuing Entity. The remaining controlling Note A-4 and non-controlling Note A-2-2, Note A-5-1, Note A-5-2 and Note A-6, with an aggregate original principal balance of $70,000,000, are expected to be held by BNYM and German American Capital Corporation and contributed to one or more future securitization transactions. For additional information on the pari passu companion loans see “—The Mortgage Loan” below.

(4)	Insurance is covered by a blanket policy. The borrower is not required to make monthly insurance reserve payments to the lender so long as (a) no event of default under the 600 Broadway Loan is continuing, (b) the blanket policy remains in place, (c) the borrower provides the lender with evidence of renewal of the blanket policy, and (d) the borrower provides the lender with paid receipts evidencing the payment of the insurance premiums for such blanket policy no later than 10 days prior to the expiration of the blanket policy. See “—Escrows” below.

(5)	At closing, the borrower deposited $5,000,000 into the A&F Credit Reserve (as defined below). Upon the occurrence of an A&F Leasing Reserve Trigger Event (defined below), the borrower must deposit $3,500,000 into the A&F Leasing Reserve (as defined below). See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “600 Broadway Loan”) is part of a loan combination (the “600 Broadway Loan Combination”) that is evidenced by eight pari passu notes. The 600 Broadway Loan Combination is a fixed rate loan secured by the borrower’s fee simple interest in a 77,280 SF, anchored retail property located in New York, New York (the “600 Broadway Property”). The 600 Broadway Loan has an original and Cut-off Date principal balance of $50,000,000. The 600 Broadway Loan is evidenced by three pari passu non-controlling notes (Note A-1, Note A-2-1 and Note A-3), has an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, and represents approximately 6.5% of the Initial Pool Balance. The pari passu non-controlling Note A-2-2 with an original principal balance of $10,000,000 is expected to be held by The Bank of New York Mellon (“BNYM”) and contributed to one or more future securitization transactions. The remaining pari passu controlling Note A-4, non-controlling Note A-5-1, non-controlling Note A-5-2 and non-controlling Note A-6, with an aggregate original principal balance of $60,000,000 (and, together with Note A-2-2, the “600 Broadway Companion Loans”), will not be contributed to the Issuing Entity and are expected to be held by German American Capital Corporation and contributed to one or more future securitization transactions (or, in the case of the non-controlling Note A-6, it is possible that such note may be sold to The Bank of New York Mellon and thereafter contributed by it into one or more future securitization transactions).

The 600 Broadway Loan Combination was co-originated by The Bank of New York Mellon and German American Capital Corporation on December 18, 2015, had an original principal balance of $120,000,000, has an outstanding principal balance as of the Cut-off Date of $120,000,000 and accrues interest at an interest rate of 4.69000% per annum. The proceeds of the 600 Broadway Loan Combination were primarily used to retire existing debt of approximately $69.6 million, pay a swap breakage fee of approximately $2.8 million, fund

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reserves of approximately $5.3 million, pay closing costs of approximately $4.2 million, and return approximately $38.1 million of equity to the sponsor.

Voluntary prepayment of the 600 Broadway Loan without payment of any prepayment premium is permitted on or after the monthly payment date occurring in September 2025. Provided no event of default under the 600 Broadway Loan Combination documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last pari passu note evidencing the 600 Broadway Loan Combination is deposited and (ii) the third anniversary of the origination of the 600 Broadway Loan Combination, the 600 Broadway Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the 600 Broadway Loan documents.

■	The Mortgaged Property. The 600 Broadway Property is a six-story (plus two sub-levels) retail building consisting of 77,280 SF in SoHo, New York with frontage spanning from Broadway to Crosby Street. The 600 Broadway Property was developed in 1900 and has since been renovated in 2008. In 2008, the 600 Broadway Property was acquired by its current sponsors for approximately $70.0 million ($906 per SF), which have over the course of their ownership invested approximately $6.0 million in the 600 Broadway Property, including elevator upgrades and buildout costs for Abercrombie & Fitch Co. (“Abercrombie & Fitch”) and 24 Hour Fitness USA, Inc. (“24 Hour Fitness”). Abercrombie & Fitch, through its subsidiaries, Abercrombie, & Fitch Stores, Inc. (“Abercrombie”), J.M. Hollister, LLC (“Hollister”) and Gilly Hicks, LLC (“Gilly Hicks”; together with Abercrombie and Hollister, each individually, an “A&F Subsidiary”, and collectively, the “A&F Subsidiaries”) has invested approximately $40.0 million to build out its space.

As of December 31, 2015, 100.0% of the square footage of the 600 Broadway Property was leased to two major tenants: (i) Abercrombie & Fitch (through its subsidiaries, Abercrombie, Hollister and Gilly Hicks (collectively, “A&F”)); and (ii) 24 Hour Fitness. Additionally, Omnipoint leases 1 SF for a rooftop antenna. The A&F Subsidiaries collectively occupy 47,001 SF (60.8% of NRA) at the 600 Broadway Property, with Hollister as the major frontage store with an entrance on Broadway. The 47,001 SF includes the ground floor (8,600 SF), lower level (8,500 SF), sub-lower level (9,900 SF), 2nd floor (10,000 SF) and 3rd floor (10,000 SF). 24 Hour Fitness occupies 30,279 SF (39.2% of NRA) situated on the fourth through sixth floors.

The following table presents certain information relating to the tenants at the 600 Broadway Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Abercrombie & Fitch(2)
Hollister	NR / NR / BB-	30,509	39.5%	$3,701,596	37.0%	$121.33	5/31/2028	1, 5-year option
Abercrombie	NR / NR / BB-	8,246	10.7	1,850,798	18.5	224.45	5/31/2028	1, 5-year option
Gilly Hicks	NR / NR / BB-	8,246	10.7	1,850,798	18.5	224.45	5/31/2028	1, 5-year option
24 Hour Fitness	NR / NR / NR	30,279	39.2	2,576,000	25.7	85.08	12/17/2023	3, 5-year options
Omnipoint(3)	NR / NR / NR	0	0.0	37,080	0.4	37,080.00	12/31/2018	NAP
Total Occupied Collateral		77,280	100.0%	$10,016,273	100.0%	$129.13
Vacant Space		0	0	0	0.0	0.00
Total / Wtd. Avg. All Tenants		77,280	100.0%	$10,016,273	100.0%	$129.13

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	A&F operates on the ground and second floors; however, the store is currently closed due to water damage caused by a ruptured water pipe and coil malfunction that occurred in February, 2016. All water-impacted surfaces have been demolished. The tenant is in the process of interviewing general contractors to complete required work, which is the tenant’s responsibility. The repair work is estimated to cost in excess of $1.0 million. The sub level, lower level and 3rd floor leased to A&F are currently dark. The Abercrombie, Hollister and Gilly Hicks leases are guaranteed by the parent company, A&F, and are cross-defaulted.

(3)	Omnipoint represents a telecommunications antenna lease. Square footage not included in Tenant GLA.

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The following table presents certain information relating to the major tenants at the 600 Broadway Property:

Tenant Name	Tenant Description	Renewal/Extension Options
Abercrombie & Fitch

Abercrombie & Fitch (47,001 SF; 60.8% of NRA; 73.9% of UW Base Rent; rated BB- by S&P) A&F sells men’s, women’s and kids’ casual style apparel and accessories. A&F operates approximately 965 stores across North America, Asia and Europe. In addition, Abercrombie & Fitch is the parent company to the teen-focused apparel store, Hollister and the Aussie-inspired, just-for-girls brand, Gilly Hicks. Abercrombie & Fitch has averaged $4.0 billion in revenue annually since 2010 and reported revenue of $3.7 billion at year-end 2014. Three A&F Subsidiaries took occupancy at the 600 Broadway Property in 2008, each pursuant to a 20-year lease expiring in May 2028, with all leases cross-defaulted and guaranteed by the parent company Abercrombie & Fitch. Each A&F Subsidiary space is based on a different Abercrombie & Fitch concept: Hollister (30,509 SF), Gilly Hicks (8,246 SF) and Abercrombie (8,246 SF). Hollister and Abercrombie currently operate on the ground and second floors and the store is currently closed due to recent water damage. The repair work is estimated to cost in excess of $1.0 million. The lower levels and third floor are dark, as Abercrombie & Fitch discontinued the Gilly Hicks concept in 2013. At the time of the 600 Broadway loan’s origination, A&F’s annualized 2015 store sales were approximately $7.2 million, which is less than its aggregate annual rent at the 600 Broadway Property. Due to this and struggling corporate level performance, A&F attempted to sublease the entirety of its space unsuccessfully in 2015. Prior to the origination of the 600 Broadway Loan, A&F terminated the broker on the sublease assignment and the space was taken off market. Each A&F Subsidiary has one, five-year renewal option and no termination options.

1, 5-year option

24 Hour Fitness

24 Hour Fitness (30,279 SF; 39.2% of NRA; 25.7% of UW Base Rent) Founded in 1983, 24 Hour Fitness is one of the world’s largest privately owned and operated fitness center chains. 24 Hour Fitness owns and operates approximately 425 fitness centers with over 4.0 million members in more than 15 states in the U.S. as well as throughout Asia. 24 Hour Fitness offers aerobic, cardiovascular and weight lifting activities with some facilities featuring squash, racquetball, basketball courts, swimming pools, and steam and sauna rooms. 24 Hour Fitness signed a 15-year lease in 2008, which expires in December 2023. 24 Hour Fitness has three, five-year renewal options.

3, 5-year options

The following table presents the lease rollover schedule at the 600 Broadway Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	37,080	0.4	37,080.00	1
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	0	0.0	0.0%	0	0.0	0.00	0
2021	0	0.0	0.0%	0	0.0	0.00	0
2022	0	0.0	0.0%	0	0.0	0.00	0
2023	30,279	39.2	39.2%	2,576,000	25.7	85.08	1
2024	0	0.0	39.2%	0	0.0	0.00	0
2025	0	0.0	39.2%	0	0.0	0.00	0
2026	0	0.0	39.2%	0	0.0	0.00	0
2027 & Thereafter	47,001	60.8	100.0%	7,403,193	73.9	157.51	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	77,280	100.0%		$10,016,273	100.0%	$129.13	5

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

The following table presents certain information relating to historical leasing at the 600 Broadway Property:

Historical Leased %(1)

	2012	2013	2014	As of 12/31/2015
Owned Space	100.0%	100.0%	100.0%	100.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 600 Broadway Property:

Cash Flow Analysis

	2012	2013	2014	TTM 10/31/2015	Underwritten	Underwritten $ per SF
Base Rent	$9,139,551	$9,306,197	$9,761,226	$9,910,763	$10,016,273	$129.13
Contractual Rent Steps(1)	0	0	0	0	186,100	2.41
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$9,139,551	$9,306,197	$9,761,226	$9,910,763	$10,202,372	$132.02
Total Reimbursables	1,227,105	1,803,766	2,458,068	3,213,519	3,567,639	46.17
Vacancy & Credit Loss(2)	0	0	0	0	(510,119)	(6.60)
Effective Gross Income	$10,366,656	$11,109,963	$12,219,294	$13,124,281	$13,259,893	$171.58

Real Estate Taxes	$1,239,663	$1,697,483	$2,231,210	$2,782,852	$3,168,534	$41.00
Insurance	32,215	30,166	34,371	29,080	30,534	0.40
Management Fee	75,000	75,000	75,000	75,000	397,797	5.15
Other Operating Expenses	101,819	112,862	117,703	101,644	112,880	1.46
Total Operating Expenses	$1,448,697	$1,915,512	$2,458,284	$2,988,576	$3,709,744	$48.00

Net Operating Income	$8,917,959	$9,194,451	$9,761,011	$10,135,705	$9,550,149	$123.58
TI/LC	0	0	0	0	338,687	4.38
Replacement Reserves	0	0	0	0	11,592	0.15
Net Cash Flow	$8,917,959	$9,194,451	$9,761,011	$10,135,705	$9,199,870	$119.05

(1)	Underwritten Contractual Rent Steps includes contractual rent steps through June 2016.

(2)	Underwritten Vacancy represents 5.0% of Total Rent.

■	Appraisal. According to the appraisal, the 600 Broadway Property had an “as-is” appraised value of $220,000,000 as of December 14, 2015. The appraiser concluded an “As Dark” appraised value of $191,000,000, which results in a Cut-off Date LTV of 62.8%.

■	Environmental Matters. Based on the Phase I environmental report dated September 17, 2015, there were no recommendations for further action at the 600 Broadway Property other than to implement an asbestos operations and maintenance plan, which is currently in place.

■	Market Overview and Competition. The 600 Broadway Property is located in the SoHo neighborhood in the borough of Manhattan, New York. The SoHo neighborhood is generally bounded by Houston Street to the north; Crosby Street to the east; Canal Street to the south; and West Broadway to the west. SoHo is surrounded by the neighborhoods of NoHo to the north; Little Italy to the east; TriBeCa to the south; Hudson Square and the West Village to the west. The 600 Broadway Property is located at the southeast corner of East Houston Street and Broadway with frontage along Broadway and Crosby Street. The SoHo neighborhood is rapidly evolving from an area known for its artistic population residing and working in loft spaces to a top retail location showcasing several well-known retailers. While the heavily traveled arteries of Broadway, Houston Street, Canal Street and West Broadway have always contained a significant amount of retail space, the central roadways such as Mercer, Greene, Prince, Spring and Wooster Streets are attracting notable retailers and galleries. Some of the retailers in the SoHo District include Prada, Zara, Fossil, Armani AX, Banana Republic, Hugo Boss, H&M, TopShop, Uniqlo, Zales, Aeropostale, BeBe, Escada, Victoria’s Secret, Billabong, American Eagle, and J. Crew.

The SoHo neighborhood has a transportation network via subway with access to the A, B, C, D, E, F, M, N, R and No. 1 and 6 subway lines along with access to public buses. The Broadway/Lafayette Street Station (B, D, F and M subway lines) is located adjacent to the 600 Broadway Property at the corner of Houston Street and Broadway. The Bleecker Street Station (No. 6 subway line) is located one block north and three blocks east of the 600 Broadway Property at Bleecker Street and Lafayette Street. The Prince Street Station (N and R subway lines) is one block south of the 600 Broadway Property. The C and E subway lines are located 2 blocks south and seven

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blocks west of the subject at the intersection of Spring Street and 6th Avenue. The No. 1 subway line is located nine blocks west of the 600 Broadway Property at the intersection of West Houston and Varick Streets.

According to the appraisal, retail rental rates within the SoHo submarket averaged $535 per SF in Q3 2015, a 5.3% increase from $508 per SF in Q2 2015 and a 13.8% increase from the $470 per SF year-over-year. On the high streets of Broadway, Prince, and Spring Streets, the average asking rental rate registered $898 per SF with Prince Street registering the highest average asking rent at $1,033 per SF. The SoHo submarket vacancy rate was 5.6% as of Q3 2015.

The appraiser concluded to market rents of $650 PSF for the ground floor, $200 PSF for the 2nd floor, $150 per SF for the 3rd floor, $65 per SF for the lower level and $40 per SF for the sub-lower level. The appraiser concluded a blended rate per SF of $213.59 for the 47,001 SF A&F Subsidiary leases. Eight competitive properties are detailed below.

The following table presents certain information relating to the leasing comparables identified in the appraisal for the 600 Broadway Property:

Retail Lease Comparables(1)

Property	Tenant Name	Total GLA	Base Rent PSF
600 Broadway Property(2)	Hollister/Abercrombie/Gilly Hicks(3)	47,001	$129.13
510 Broadway	Stance Socks	5,000	$375.00
116 Prince Street	Slowear	2,250	$845.00
125 Prince Street	Lululemon	4,100	$515.00
513 Broadway	True Religion	2,900	$724.00
561 Broadway	Mango	22,500	$233.33
529 Broadway	Nike	52,941	$276.57
518 Broadway	Dune	7,500	$909.00
545 Broadway	Offering	3,675	$650.00
Total / Wtd. Avg.(4)		100,866	$367.67

(1)	Source: Appraisal.

(2)	Based on the rent roll dated December 31, 2015.

(3)	The A&F Subsidiary leases are all cross-defaulted and guaranteed by the parent company, Abercrombie & Fitch.

(4)	Total / Wtd. Avg. excludes the 600 Broadway Property.

■	The Borrower. The borrower, 600 Broadway Partners LLC, is a single-purpose, single asset New York limited liability company structured to be bankruptcy remote, with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 600 Broadway Loan. The sponsors of the borrower and non-recourse carve-out guarantors are Stanley Cayre, Stanley Chera and Harry Adjmi.

Stanley Cayre is the co-founder and managing member of Aurora Capital Associates. Over the past 40 years, the Cayre family has invested heavily in various commercial real estate properties and currently manages over 2.5 million SF of commercial real estate across the U.S. Aurora Capital Associates owns over 150 properties throughout major U.S. cities and is recognized as one of the the largest, single property owners on Broadway in SoHo, New York.

Stanley Chera is the co-founder of Crown Acquisitions, one of the largest private owners of retail and office properties in North America. Crown Acquisitions has acquired and developed billions of dollars of high-profile commercial real estate with a current portfolio of over 15 million SF. Focusing on acquiring and repositioning strategic assets, Crowne Acquisitions’ experience extends to major cities including New York, Chicago, Toronto, Philadelphia, Boston and Miami.

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600 BROADWAY

Harry Adjmi is a partial owner of the Adjmi Apparel Group, which has designed, produced and distributed fashion apparel since 1976. The Adjmi Apparel Group consists of recognizable brands such as Skechers, TapouT, South Pole, Disney, Fila and Champion. Harry Adjmi is a large real estate owner throughout Greater New York City owning 110 properties totaling an estimated $220.0 million.

■	Escrows. At origination, the borrower deposited (i) $259,197 into a tax reserve account and (ii) $5,000,000 into a reserve account (the “A&F Credit Reserve”) to be applied to debt service shortfalls, and required to be released to borrower upon (x) borrower replacing A&F with an “Investment Grade” tenant (as rated by two or more rating agencies) or (y) A&F’s credit rating being upgraded to “Investment Grade” by two or more rating agencies; provided that (1) no event of default under the 600 Broadway Loan is then continuing, (2) no Cash Trap Period (defined below) is then continuing, and (3) no A&F Leasing Reserve Trigger Event (defined below) has occurred.

On a monthly basis, the borrower is required to deposit reserves of (i) one-twelfth of the estimated annual real estate taxes, which currently equates to $259,197, into a tax reserve account, (ii) $1,093 into a replacement reserve account, (iii) $7,288 into a TI/LC reserve account. In addition, upon notice from the lender, the borrower will be required to deposit one-twelfth of the annual insurance premiums into an insurance reserve account if (i) an event of default under the 600 Broadway Loan has occurred, (ii) a blanket or umbrella policy approved by the lender in its reasonable discretion is no longer in place, (iii) the borrower fails to provide evidence of renewal of insurance or (iv) the borrower fails to provide evidence that the insurance premiums have been paid.

In addition, upon the occurrence of an A&F Leasing Reserve Trigger Event (defined below), the borrower is required to make a one-time deposit in an amount equal to $3,500,000 into a reserve account (the “A&F Leasing Reserve”). Funds in the A&F Leasing Reserve are required to be released to borrower for qualified leasing expenses in connection with re-leasing the A&F space. Once the A&F space has been fully leased to one or more replacement tenants at a market net effective rental rate greater than or equal to the then-current net effective rent under the A&F Subsidiary leases (and such replacement tenants have taken occupancy and are paying full unabated rent), then, provided no event of default under the 600 Broadway Loan or Cash Trap Period (defined below) is then continuing, funds remaining in the A&F Leasing Reserve will be disbursed to borrower.

An “A&F Leasing Reserve Trigger Event” will commence upon the earlier to occur of (i) the date that A&F commits a monetary or material non-monetary default under any A&F Subsidiary lease, (ii) the date upon which A&F terminates or gives notice of its intent to terminate any A&F Subsidiary lease, and (iii) a bankruptcy or insolvency proceeding of any A&F Subsidiary.

■	Lockbox and Cash Management. The 600 Broadway Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Cash Trap Period (defined below) exists, all funds in the lockbox account are swept on each business day to the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Trap Period, amounts on deposit in the clearing account are required to be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the 600 Broadway Loan documents.

A “Cash Trap Period” will commence upon the occurrence of (i) an event of default under the 600 Broadway Loan or (ii) the assumed amortizing DSCR falling below 1.10x for two consecutive calendar quarters and will end upon (a) with respect to clause (i), the date on which such event of default under the 600 Broadway Loan is cured (and no other Cash Trap Period is then continuing) and (b) with respect to clause (ii), the assumed amortizing DSCR being at least 1.10x for two consecutive calendar quarters (and no other Cash Trap Period is then continuing).

■	Property Management. The 600 Broadway Property is managed by ACHS Management Corp., a borrower affiliate. The 600 Broadway Loan documents prohibit the borrower from terminating or amending the management agreement without the lender’s prior consent. The borrower is obligated to provide notice to the lender if the

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property manager sub-contracts its management responsibilities under the management agreement to an affiliate or third party manager. The lender has the right to (or to require the borrower to) terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists any event of default under the 600 Broadway Loan, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, (d) there is a change in control of the property manager, or (e) there exists a monetary default or material nonmonetary default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $25,000 (excluding windstorm and earthquake insurance, which may have a deductible of 5% of the total insurable value), which provides coverage for among other things, terrorism, in an amount equal to the full replacement cost of the 600 Broadway Property (plus 24 months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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79 MADISON AVENUE

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79 MADISON AVENUE

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79 MADISON AVENUE

CARTIFACT
79 Madison Avenue
79 Madison Avenue
New York, NY 10016
W 36TH STREET
E 36TH STREET
W 35TH STREET
W 34TH STREET
W 33RD STREET
W 32ND STREET
W 31ST STREET
W 30TH STREET
W 29TH STREET
W 28TH STREET
W 27TH STREET
W 26TH STREET
W 25TH STREET
W 24TH STREET
W 23RD STREET
W 22ND STREET
W 21ST STREET
E 32ND STREET
E 31ST STREET
E 30TH STREET
E 29TH STREET
E 28TH STREET
E 27TH STREET
E 26TH STREET
E 25TH STREET
E 24TH STREET
E 23RD STREET
E 22ND STREET
GRAMERCY PARK NORTH
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
THIRD AVENUE
BROADWAY
Courtyard
Hotel Metro
200 Madison
373 Fifth
Monterey at Park
Church Of The Incarnation
20 Park
Desigual
Marbridge Building
H&M
Comfort Inn
7 W 34th
Duane Reade
CUNY Graduate School
Herald Towers (Aka Mcalpin House)
Empire State Building
The Magellan
Madison Belmont Building
4 Park
Lewittes Building
Wilson Building
Greeley Square
Holiday Inn
Stanford Hotel
Arcade Building
La Quinta Manhattan Hotel
Stratford House
Crystal Building
Park Avenue Building
1250 Broadway
The Herald Square Hotel
The Avalon Hotel
Grand Union Hotel
475 Park
Lexington Plaza
215 Lexington
480 3rd
Hudson Hotel
Hyatt
Hotel Wolcott
1220 Broadway
295 5th
Chandler Hotel
Roger Williams Hotel
Hotel 31
142 E 31st
Library
Ramada NY Eastside
276 5th
Gilsey House
Bancroft Building
Marble Collegiate Church
Transfiguration Episcopal
Hotel Deauville
Talmud Torah
Ace Hotel
NOMAD
Carlton Hotel
80 Madison
Gansevoort Park Ave
31 E 28
Clarion Hotel
St Stephen's Church
The NoMad Hotel
800 Sixth Apartments
Senton Hotel
Gershwin Hotel
Prince George Hotel
The Evelyn
The Madison Hotel
63 Madison New York Life Insurance
400 Park
401 Park
387 Park
Park South Hotel
Victoria Building
The Capital
Lowell Building
225 5th
Mad Sq Bldg
60 Madison
New York Life Building
Giraffe Hotel
LexLofts
Chelsea Landmark
St Sava Serbian Orthodox Cathedral
Saint James Building
Madison Square Park
Merchandise Mart
Hess Bldg
New York State Supreme Court
345 Park
69 Regiment Armory
Information And Technology Building
137 E 25
Chelsea Vanguard
Arlington Hotel
La Semana Inn
Toy Center North
FLATIRON DISTRICT
11 Madison
Newman Vertical Campus
Carlton
71 W 23rd
200 5th
1 Madison
315 Park
115
George Washington Hotel
Post Office
700 Sixth
Flatiron Bldg
Madison Green Condos
21 E 22nd
United Charities Building
Baruch College
Lutheran Church
159 5th
936 Broadway
35 W 21st
Calvary Church
Gramercy Park Hotel
West New York
Upper West Side
Central Park
Upper East Side
Metropolitan Museum of Art
Astoria
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Long Island City
Midtown
Empire State Building
New York
Hoboken
JFK Stadium
MANHATTAN
NYU
Hudson River
East River
SoHo
Jersey City
Financial District
BROOKLYN

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79 MADISON AVENUE

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$45,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$310.12
Size (SF)	274,084	Percentage of Initial Pool Balance		5.8%
Total Occupancy as of 11/1/2015	98.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2015	98.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	1925 / 2015	Mortgage Rate		4.75000%
Appraised Value	$190,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)		120
Underwritten Revenues	$12,601,011
Underwritten Expenses	$5,691,868		Escrows
Underwritten Net Operating Income (NOI)	$6,909,143		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,222,755	Taxes	$198,542	$198,542
Cut-off Date LTV Ratio(1)	44.7%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	44.7%	Replacement Reserve	$0	$5,306
DSCR Based on Underwritten NOI / NCF(1)	1.69x / 1.52x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	8.1% / 7.3%	Other(3)	$10,874,851	$0

Sources and Uses(4)
Sources	$	%	Uses	$	%
Loan Combination Amount	$85,000,000	86.2%	Loan Payoff	$85,237,316	86.5%
Other Sources(5)	13,560,441	13.8	Reserves	11,073,393	11.2
			Closing Costs	1,627,747	1.7
			Principal Equity Distribution	621,984	0.6
Total Sources	$98,560,441	100.0%	Total Uses	$98,560,441	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the 79 Madison Avenue Loan Combination.

(2)	The 79 Madison Avenue Loan has an outstanding principal balance as of the Cut-off Date of $45,000,000 and is evidenced by the controlling note A-1 of the $85,000,000 79 Madison Avenue Loan Combination. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $40,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions. See “— The Mortgage Loan” below.

(3)	Upfront other reserves include the following: unfunded obligations reserve ($8,948,151), free rent reserve ($1,226,700) and Pranna reserve ($700,000). See “— Escrows” below.

(4)	Based on the aggregate original principal balance of the 79 Madison Avenue Loan Combination.

(5)	Other Sources includes an old loan reserve from KeyBank for $12,610,441. This reserve was for future lease ups that were never drawn down.

■	The Mortgage Loan. The mortgage loan (the “79 Madison Avenue Loan”) is part of a Loan Combination (the “79 Madison Avenue Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee interest in a 274,084 SF office building in New York, New York (the “79 Madison Avenue Property”). The 79 Madison Avenue Loan, which is evidenced by Note A-1 and represents the controlling interest in the 79 Madison Avenue Loan Combination, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000, and represents approximately 5.8% of the Initial Pool Balance. The related companion loan (the “79 Madison Avenue Companion Loan”), which is evidenced by Note A-2 and represents the non-controlling interest in the 79 Madison Avenue Loan Combination, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions, had an original principal balance of $40,000,000 and has an outstanding principal balance as of the Cut-off Date of $40,000,000. The 79 Madison Avenue Loan Combination was originated by Citigroup Global Markets Realty Corp. on December 18, 2015. The 79 Madison Avenue Loan Combination had an original principal balance of $85,000,000 and has an outstanding principal balance as of the Cut-off Date of $85,000,000. Both the 79 Madison Avenue Loan and the 79 Madison Avenue Companion Loan accrue interest at an interest rate of 4.75000% per annum. The proceeds of the 79 Madison Avenue Loan Combination were primarily used to refinance the 79 Madison Avenue Property, pay origination costs, return equity to the borrower sponsor and fund reserves.

The 79 Madison Avenue Loan Combination had an initial term of 120 months and has a remaining term of 117 months as of the Cut-off Date. The 79 Madison Avenue Loan requires monthly payments of interest only during its term. The scheduled maturity date of the 79 Madison Avenue Loan is the due date in January 2026. Voluntary prepayment of the 79 Madison Avenue Loan without payment of any prepayment premium is permitted on or after the due date in November 2025. At any time after the earlier to occur of (i) the second anniversary of the last securitization of any portion of the 79 Madison Avenue Loan Combination and (ii) the fourth anniversary of the origination of the 79 Madison Avenue Loan Combination, the 79 Madison Avenue Loan may be defeased

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with certain direct full faith and credit obligations of the United States of America or obligations which are “government securities” permitted under the 79 Madison Avenue Loan documents.

■	The Mortgaged Property. The 79 Madison Avenue Property consists of a 274,084 SF, 17-story, office building with ground floor retail located on the southeast corner of 28th Street and Madison Avenue in Midtown Manhattan. The 79 Madison Avenue Property was constructed in 1925 and most recently renovated in 2015. The 79 Madison Avenue Property is comprised of 253,514 SF of office space which includes storage space and 20,570 SF of retail space. The 79 Madison Avenue Property is 98.0% leased to seven office tenants and two retail tenants. The largest tenant at the 79 Madison Avenue Property is WeWork Companies Inc. which occupies 168,300 SF of the total square footage (61.4% of net rentable area; 61.3% of underwritten gross potential income). Additionally, WeWork Companies Inc. will occupy the eighth floor in January 2017 upon expiration of the current tenant’s lease at that space. The retail space is 100% leased to two tenants, Pranna Restaurant (“Pranna”) and SMK Wines & Liquors.

The following table presents certain information relating to the major tenants at the 79 Madison Avenue Property:

Five Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
WeWork Companies Inc.	NR / NR / NR	168,300	61.4%	$7,846,084	61.3%	$46.62	7/31/2032	1, 5-year option
Ted Moudis Associates Inc.	NR / NR/ NR	32,000	11.7	1,714,631	13.4	53.58	7/31/2024	NA
Pranna(2)	NR / NR / NR	19,429	7.1	1,020,000	8.0	52.50	3/31/2025	NA
Allsteel Inc	NR / NR / NR	16,935	6.2	724,935	5.7	42.81	9/30/2023	1, 3-year option
Morris Visitor Publications	NR / NR / NR	16,000	5.8	694,722	5.4	43.42	12/31/2016	NA
Five Largest Tenants		252,664	92.2%	$12,000,372	93.8%	$47.50
Remaining Tenants		16,064	5.9	790,985	6.2	49.24
Vacant Spaces		5,356	2.0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		274,084	100.0%	$12,791,357	100.0%	$47.60

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Pranna is currently operating but is not paying rent and is expected to vacate the leased premises in the near future. As such, the space leased to Pranna has been underwritten as vacant. See “Cash Flow Analysis”, below. The 79 Madison Avenue Loan is structured with a $700,000 upfront reserve for the Pranna space; see “—Escrows” for more information. Additionally, Pranna has a $350,000 security deposit that will be retained by the lender as additional security for the Mortgage Loan upon Pranna’s default in accordance with the terms of the 79 Madison Avenue Loan documents.

The following table presents the lease rollover schedule at the 79 Madison Avenue Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
2016	19,836	7.2%	7.2%	$862,413	6.7%	$43.48	2
2017	0	0.0	7.2%	0	0.0	0.00	0
2018	0	0.0	7.2%	0	0.0	0.00	0
2019	11,087	4.0	11.3%	503,047	3.9	45.37	2
2020	0	0.0	11.3%	0	0.0	0.00	0
2021	0	0.0	11.3%	0	0.0	0.00	0
2022	0	0.0	11.3%	0	0.0	0.00	0
2023	16,935	6.2	17.5%	724,935	5.7	42.81	1
2024	32,000	11.7	29.1%	1,714,631	13.4	53.58	1
2025	20,570	7.5	36.6%	1,140,247	8.9	55.43	2
2026	0	0.0	36.6%	0	0.0	0.00	0
2027 & Thereafter	168,300	61.4	98.0%	7,846,084	61.3	46.62	1
Vacant	5,356	2.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	274,084	100.0%		$12,791,357	100.0%	$47.60	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	The Lease Expiration Schedule assumes that Pranna is in place, however, Pranna’s rent was excluded in our underwriting. See “Cash Flow Analysis”, below.

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79 MADISON AVENUE

The following table presents certain information relating to historical leasing at the 79 Madison Avenue Property:

Historical Leased %(1)

	2012	2013(2)	2014	As of 11/1/2015
Owned Space	100.0%	52.8%	85.0%	98.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Occupancy at the 79 Madison Property decreased significantly in 2013 primarily as a result of the departure of a major tenant.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 79 Madison Avenue Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten(2)	Underwritten $ per SF	Market Adjusted Underwriting(3)
Base Rent(4)	$8,088,744	$7,729,484	$5,851,097	$6,961,664	$12,558,562	$45.82	$13,045,324
Contractual Rent Steps(5)	0	0	0	0	232,795	0.85	172,795
Gross Up Vacancy	0	0	0	0	212,651	0.78	212,651
Total Rent	$8,088,744	$7,729,484	$5,851,097	$6,961,664	$13,004,008	$47.45	$13,430,770
Total Reimbursables	543,497	183,246	141,091	280,817	228,553	0.83	228,553
Other Income(6)	841,595	735,105	853,723	964,703	611,515	2.23	611,515
Vacancy & Credit Loss	0	0	0	0	(1,243,064)	(4.54)	(682,966)
Effective Gross Income	$9,473,836	$8,647,836	$6,845,911	$8,207,185	$12,601,011	$45.97	$13,587,871

Real Estate Taxes	$1,868,705	$1,988,639	$2,050,839	$2,265,921	$2,296,212	$8.38	$2,296,212
Insurance	66,853	53,737	108,463	88,405	169,535	0.62	169,535
Management Fee	331,584	302,674	239,607	287,251	441,035	1.61	475,575
Other Operating Expenses	3,106,432	2,846,737	3,065,964	2,915,326	2,785,086	10.16	2,785,086
Total Operating Expenses	$5,373,574	$5,191,787	$5,464,873	$5,556,903	$5,691,868	$20.77	$5,726,409

Net Operating Income	$4,100,261	$3,456,049	$1,381,038	$2,650,281	$6,909,143	$25.21	$7,861,463
TI/LC	0	0	0	0	623,348	2.27	695,908
Replacement Reserves	0	0	0	0	63,039	0.23	63,039
Net Cash Flow	$4,100,261	$3,456,049	$1,381,038	$2,650,281	$6,222,755	$22.70	$7,102,515

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Pranna premises are underwritten as vacant, resulting in higher Vacancy & Credit Loss figures by the amount equal to Pranna’s current base rent. The Pranna space was also excluded from the calculation of TI/LC due to the $700,000 upfront Pranna Reserve (see “—Escrows” below).

(3)	Market Adjusted Underwriting is for presentation purposes only and was not used in the calculation of DSCR or Debt Yield figures in the term sheet or Preliminary Prospectus. Market Adjusted Underwriting reflects the lease up of the Pranna space at the appraiser’s concluded gross market rent of $75 per SF and a vacancy factor of 5%. Based on the Market Adjusted Underwriting, the NCF DSCR and NOI Debt Yield would be 1.74x and 9.2%, respectively.

(4)	Underwritten Base Rent represents in-place rent at the 79 Madison Avenue Property based on actual, contractual rent from nine tenants. The underwritten base rent is significantly higher than historical amounts due to lease-up at the 79 Madison Avenue Property. Additionally, as part of its initial lease, WeWork Companies Inc. received rent abatements that have started to expire thus restoring a portion of WeWork Companies Inc.’s space to fully unabated rent.

(5)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases on October 1, 2016.

(6)	Other Income includes electricity reimbursements, freight elevator reimbursements and other minor miscellaneous income sources.

■	Appraisal. According to the appraisal, the 79 Madison Avenue Property had an “as-is” appraised value of $190,000,000 as of November 1, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated November 10, 2015, there are no recognized environmental conditions or recommendations for further action at the 79 Madison Avenue Property other than the recommendation for the continued implementation of the existing asbestos O&M plan.

■	Market Overview and Competition. The 79 Madison Avenue Property is located in Midtown Manhattan at 79 Madison Avenue on the east side of Madison Avenue on the northeast corner of East 28th Street within the Madison/Union Square office submarket of Midtown South Manhattan. Per the appraisal, Midtown South continues to be one of the strongest office markets in the country with its steady rent growth and low vacancy

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rate. It is Manhattan’s smallest office market, housing 66.6 million SF of office space. According to the appraisal, Midtown South continues to exhibit one of the lowest vacancy rates of any central business district office market in the nation, at 5.8% which represents a 2.6% decrease from 2014. Additionally, the overall average asking rent in Midtown South has increased considerably over the past year, up 15.4% from $58.08 per SF to $67.05 per SF during the third quarter of 2015. According to the appraisal, Midtown South registered 844,196 SF of positive absorption in the first three quarters of 2015, 126,127 SF of which was absorbed during the third quarter of 2015. The appraiser has identified six office buildings, totaling 484,846 SF of office space, that are considered to be directly competitive with the 79 Madison Avenue Property. The average overall occupancy rate for these buildings is approximately 94.2% with average asking rent range of $52.00 to $60.00 per SF.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 79 Madison Avenue Property:

Office Lease Comparables(1)

	79 Madison Avenue New York City	111 West 19th Street New York City	470 Park Avenue South New York City	119-125 West 24th Street New York City	387 Park Avenue South New York City	136 Madison Avenue New York City
Year Built	1925	1901	1912	1913	1910	1916
Total GLA	274,084	110,400	227,053	137,984	213,954	272,000
Lease SF	NAP	46,000	10,500	75,024	19,269	18,364
Lease Structure	Various	Gross	Gross	Gross	Gross	Gross
Lease Term (years)	Various	10.0	10.7	10.0	10.0	10.5
Rental Rate ($ per SF)	$47.60(2)	$60.04	$56.95	$60.97	$65.38	$47.88

(1)	Source: Appraisal.

(2)	Represents average gross rent at the 79 Madison Avenue Property.

■	The Borrower. The borrower is 79 Madison LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 79 Madison Avenue Loan Combination. The guarantors of the non-recourse carveouts under the 79 Madison Avenue Loan Combination are Michael T. Cohen, Robert Getreu and Andrew H. Roos. Michael T. Cohen, Robert Getreu and Andrew H. Roos, operating under the name, Colliers International, own a portfolio of office and retail properties throughout New York City.

■	Escrows. On the origination date of the 79 Madison Avenue Loan Combination, the borrower funded a reserve of (i) $198,542 for real estate taxes, (ii) $8,948,151 for unfunded obligations, (iii) $1,226,700 for free rent and (iv) $700,000 relating to the Pranna lease (the “Pranna Reserve”). The Pranna Reserve is disbursed proportionately to the borrower, provided no event of default is continuing under the 79 Madison Avenue Loan Combination documents, upon the lender’s receipt of evidence of a replacement lease of a portion or all of the Pranna premises (or, in the event that Pranna remains in the space for at least one year following origination of the 79 Madison Avenue Loan Combination with no defaults under the Pranna lease), the Pranna lease is in full force and effect and the tenant is in occupancy paying unabated rent and all tenant improvement and leasing costs in connection with the Pranna premises have been paid in full. Portions of the Pranna Reserve may also be disbursed in accordance with the 79 Madison Avenue Loan documents when tenant improvement and leasing costs are outstanding upon the satisfaction of certain conditions therein.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 79 Madison Avenue Loan Combination documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then-succeeding 12-month period, (iii) from such date as the debt service coverage ratio is less than 1.45x until such date as the debt

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service coverage ratio is equal to or greater than 1.45x for one calendar quarter, a tenant improvements and leasing commissions reserve in the amount of $45,681 and (iv) a replacement reserve in the amount of $5,306.

■	Lockbox and Cash Management. The 79 Madison Avenue Loan Combination is structured with a springing lockbox and springing cash management. Upon the first occurrence of a 79 Madison Avenue Trigger Period (as defined below), the borrower is required to deposit, or cause to be deposited, all revenue generated by the 79 Madison Avenue Property into a restricted account. All funds are transferred on each business day from the restricted account to or at the direction of borrower unless a 79 Madison Avenue Trigger Period exists, in which case such funds are transferred on each business day to a lender-controlled cash management account for the payment of debt service and funding of reserves, with the remainder to be held by the lender in an excess cash flow fund.

A “79 Madison Avenue Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 79 Madison Avenue Loan Combination documents and continuing until the same is cured, (ii) commencing on the date that the debt service coverage ratio as calculated under the 79 Madison Avenue Loan documents is less than 1.25x and continuing until the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (iii) commencing upon the occurrence of a 79 Madison Avenue Specified Tenant Trigger Period (as defined below), and continuing until the same is cured.

A “79 Madison Avenue Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a 79 Madison Avenue Specified Tenant (as defined below) being in material default under its lease beyond applicable notice and cure periods, (ii) a 79 Madison Avenue Specified Tenant failing to be in actual, physical possession of its space, failing to be open to the public for business during customary hours and/or “going dark” in a substantial portion of its space, (iii) a 79 Madison Avenue Specified Tenant giving notice that it is terminating any portion of its lease, (iv) any termination or cancellation of any 79 Madison Avenue Specified Tenant lease or any 79 Madison Avenue Specified Tenant Lease failing to otherwise be in full force and effect and (v) any bankruptcy or similar insolvency of any 79 Madison Avenue Specified Tenant; and (B) expiring upon the first to occur of the lender’s receipt of reasonably acceptable evidence of (1) the cure of the applicable event giving rise to the 79 Madison Avenue Specified Tenant Trigger Period in accordance with the provisions of the 79 Madison Avenue Loan Combination documents or such circumstances ceasing to exist, or (2) the borrower leasing the entire space demised to the applicable 79 Madison Avenue Specified Tenant and the applicable tenant under the lease being in occupancy and open for business in the space and paying the full amount of the rent due under its lease.

A “79 Madison Avenue Specified Tenant” means (i) WeWork Companies Inc. and (ii) any tenant under any ST Major Lease (as defined below) and any guarantor(s) of the applicable ST Major Lease.

An “ST Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the 79 Madison Avenue Property with the same tenant or its affiliate, either (A) accounts for 30% or more of the total rental income for the 79 Madison Avenue Property or (B) demises 30% or more of the 79 Madison Avenue Property’s gross leasable area and (ii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of (i) and/or (ii) above.

■	Property Management. The 79 Madison Avenue Property is currently managed by Colliers Tri-State Management LLC. Under the 79 Madison Avenue Loan documents, the 79 Madison Avenue Property may not be managed by any party other than Colliers Tri-State Management LLC; provided, however, that so long as no event of default under the 79 Madison Avenue Loan documents exists, the borrower can replace Colliers Tri-State Management LLC with a property manager upon notice to the lender, provided that (i) the replacement property manager and replacement property management agreement are approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation), (ii) the replacement would not cause a termination right, right of first refusal or similar right, cause termination fees to become due, or cause a material adverse effect, under the union agreements and (iii) if such property manager is an affiliate of the borrower, a new

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non-consolidation opinion is provided from the borrower’s counsel. The lender has the right to terminate the property management agreement and replace the property manager or require that the borrower terminate the property management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists an event of default under the 79 Madison Avenue Loan documents, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the property management agreement.

■	Mezzanine or Subordinate Indebtedness. The 79 Madison Avenue Loan Combination documents permit the borrower to incur future mezzanine financing, subject to the satisfaction of certain conditions set forth in the 79 Madison Avenue Loan Combination documents, including among others: (i) no event of default under the 79 Madison Avenue Loan documents is ongoing; (ii) the lender’s receipt, at least 60 days and no more than 90 days, of prior written notice of the exercise of the mezzanine option; (iii) the mezzanine loan will be junior and subordinate to the 79 Madison Avenue Loan Combination; (iv) the lender’s approval of the terms and conditions of the mezzanine loan and the mezzanine loan documents; (v) if the interest rate under the mezzanine loan is a floating rate, the mezzanine borrower will have obtained and will maintain an interest rate cap agreement; (vi) upon notice of and after giving effect to the mezzanine loan, the debt service coverage ratio will be equal to or greater than 1.40x and the debt yield will be equal to or greater than 9.0%; (vii) the loan term (including any extension terms) of the mezzanine loan will be coterminous with or longer than the term of the 79 Madison Avenue Loan; (viii) upon notice of and after giving effect to the mezzanine loan, the loan-to-value ratio will be equal to or less than 70.0%; (ix) the mezzanine lender’s entry into an intercreditor agreement with the lender in form and substance acceptable to the lender and the rating agencies and (x) delivery of a rating agency confirmation.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 79 Madison Avenue Property (plus 18 months of rental loss and/or business interruption coverage and an additional period of indemnity covering the six months following restoration). If TRIPRA (or any applicable subsequent statute, extension or reauthorization) is not in effect and terrorism coverage becomes subject to rating and availability on the open market, the borrower is not required to pay additional annual premiums in excess of two times the annual premium payable at such time for the policies required under the 79 Madison Avenue Loan documents to the extent they insure the 79 Madison Avenue Property on a stand-alone basis (without giving effect to the terrorism coverage components of the policies) in order to obtain the terrorism coverage as part of any applicable insurance policy, but the borrower is obligated to purchase the maximum amount of terrorism coverage available with respect to the applicable insurance policy with such funds equal to two times the annual premium payable at such time for the policies required under the 79 Madison Avenue Loan documents. “See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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5 Penn Plaza

Floor	Tenants
26	Acuity Lighting Group Exp. 3/31/2017
25	Acuity Lighting Group Exp. 3/31/2017
24	HNTB Corporation Exp. 2/29/2016; Owner Occupied; HNTB Corporation Exp. 2/29/2016; Acuity Lighting Group Exp. 3/31/2017
23	HQ Global Workplace Exp. 2/28/2019
22	Sirius XM Radio Exp. 11/30/2029
21	Steamfitters' Industry Trust Exp. 9/30/2016; Allied Advertising Exp. 9/30/2016
20	Visiting Nurse Service NY Exp. 9/30/2020
19	HQ Global Workplace Exp. 8/31/2020
18	Sirius XM Radio Exp. 11/30/2029
17	Thomas Publishing Company Exp. 12/31/2025
16	Amnesty International Exp. 12/31/2019
15	Railworks Corporation Exp. 9/30/2025; SML Labels Exp. 10/31/2021; TCBA Watson Rice Exp. 10/31/2021
14	Vacant; OnX Enterprises Exp. 12/31/2020; Railworks Corporation Exp. 9/30/25
12	Visiting Nurse Service NY Exp. 9/30/2020
11	Sirius XM Radio Exp. 11/30/2029
10	Thomas Publishing Company Exp. 12/31/2025
9	Thomas Publishing Company Exp. 12/31/2025; St. Vincent's Catholic Med Ctr Exp. 8/31/2018; 1E Inc. Exp. 8/31/2018
8	Thomas Publishing Company Exp. 12/31/2025
7	The Wallace Foundation Exp. 2/28/2021
6	HNTB Corporation Exp. 2/29/2016; HNTB Corporation Exp. 2/29/2016
5	GTA Americas, LLC Exp. 2/28/2017
4	Town Sports International Exp. 4/30/2017
3	Covenant House Exp. 3/31/2022
2	Sirius XM Radio Exp. 11/30/2029; Covenant House Exp. 3/31/2022
1	TD Bank, N.A. Exp. 5/31/2026; Vacant; CVS Exp. 3/31/2030; Building Message Center

VACANT | BUILDING | 2016 – 2017 | 2018 – 2019 | 2020 – 2021 | 2022+

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5 Penn Plaza
5 Penn Plaza
New York, NY 10001
DIAMOND ROW
RESTAURANT ROW
THEATER DISTRICT
GARMENT DISTRICT
MIDTOWN
NOMAD
FUR DISTRICT
FLATIRON DISTRICT
W 47TH STREET
W 42ND STREET
W 34TH STREET
W 23RD STREET
E 42ND STREET
E 34TH STREET
TENTH AVENUE
NINTH AVENUE
EIGHTH AVENUE
SEVENTH AVENUE
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
BROADWAY
Manhattan Plaza
E-Walk
Times Square
Conde-Nast
Bank of America Tower
HBO
Grace Bldg
500 Fifth
Theater Row East
Port Authority Bus Terminal
New York Times Building
New York Public Library
Bryant Park
LINCOLN TUNNEL ENTRANCE & EXIT
Macy's Herald Square
Herald Square
Greeley Square
Empire State Building
Moynihan Station
Madison Square Garden
Penn Station
One Penn Plaza
Two Penn Plaza
Pennsylvania Hotel
Manhattan Mall (A&S Plaza)
5 MW by Brookfield
Manhattan West by Brookfield
United States Postal Service Morgan Station
Fashion Institute Of Technology
The Central High School
252 Seventh
Madison Square Park
Flatiron Bldg
1180 Sixth
1166 Sixth
1177 Sixth
InterContinental NY Times Square
Hippodrome
Upper East Side
Upper West Side
West New York
Astoria
Long Island City
Central Park
Carnegie Hall
Rockefeller Center
Times Square
Midtown
United Nations
Empire State Building
Metropolitan Museum of Art
New York
MANHATTAN
NYU
Hoboken
SoHo
Financial District
Jersey City
BROOKLYN
CARTIFACT

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CGMRC
Location (City/State)	New York, New York		Cut-off Date Principal Balance(3)	$42,000,000
Property Type	Office		Cut-off Date Principal Balance per SF(2)	$399.80
Size (SF)	650,329		Percentage of Initial Pool Balance	5.4%
Total Occupancy as of 11/1/2015(1)	97.2%		Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2015(1)	97.2%		Type of Security	Fee Simple
Year Built / Latest Renovation	1917 / 2016		Mortgage Rate	4.86153%
Appraised Value	$540,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Term (Months)	120
Underwritten Revenues	$38,272,463
Underwritten Expenses	$15,542,394		Escrows
Underwritten Net Operating Income (NOI)	$22,730,069		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,073,984	Taxes	$1,168,977	$584,489
Cut-off Date LTV Ratio(2)	48.1%	Insurance	$0	$0
Maturity Date LTV Ratio(2)	48.1%	Replacement Reserve	$0	$10,839
DSCR Based on Underwritten NOI / NCF(2)	1.77x / 1.64x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	8.7% / 8.1%	Other(4)	$23,524,035	$0

Sources and Uses

Sources	$	%	Uses	$	%
Loan Combination Amount	$260,000,000	86.6%	Loan Payoff(5)	$213,091,475	71.0%
Mezzanine Loan Amount	40,000,000	13.3	Principal Equity Distribution	55,730,831	18.6
Other Sources	300,000	0.1	Mortgage Loan Reserves	24,693,012	8.2
			Closing Costs	3,919,961	1.3
			Mezzanine Loan Reserves(6)	2,864,722	1.0
Total Sources	$300,300,000	100.0%	Total Uses	$300,300,000	100.0%

(1)	Total Occupancy and Owned Occupancy as of November 1, 2015 includes TD Bank, as the tenant has executed a lease at the 5 Penn Plaza Property, but does not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Loan, CGMRC required a reserve of $726,630 for gap rent related to TD Bank.

(2)	Calculated based on the aggregate outstanding principal balance of the 5 Penn Plaza Loan Combination.

(3)	The 5 Penn Plaza Loan has an outstanding principal balance as of the Cut-off Date of $42,000,000 and is evidenced by the non-controlling note A-2-I of the $260,000,000 5 Penn Plaza Loan Combination, which is evidenced by four pari passu notes. The companion loan evidenced by the controlling note A-1 has an outstanding principal balance as of the Cut-off Date of $115,000,000 and has been contributed to the CGCMT 2016-GC36 securitization transaction. The companion loan evidenced by the non-controlling note A-2-II has an outstanding principal balance as of the Cut-off Date of $25,000,000, and is expected to be contributed to one or more future securitization transactions. The companion loan evidenced by the non-controlling note A-3 has an outstanding principal balance as of the Cut-off Date of $78,000,000 and has been contributed to the JPMBB 2016-C1 securitization transaction. See “—The Mortgage Loan” below.

(4)	Other upfront reserves represents (i) $17,333,334 to be used for any recourse carveouts under the 5 Penn Plaza Loan documents (up to $7,333,333 of which can also be made available to the Mezzanine Lender in certain circumstances in connection with the recourse carveouts under the 5 Penn Plaza Mezzanine Loan, provided that the mortgage lender does not have a competing claim against the guarantor), (ii) unfunded obligations of $3,069,378 for existing tenant improvements, leasing commissions and free rent related to TD Bank’s and Sirius XM Radio’s spaces, (iii) deferred maintenance of $1,306,250, (iv) $1,088,443 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza Loan documents, to be used to pay debt service and/or pay reserve account deposits on the 5 Penn Plaza Loan in the event of any late payment or monetary default under the 5 Penn Plaza Loan documents and (v) $726,630 for gap rent related to TD Bank, as the tenant does not commence paying rent until June 2016. See “—Escrows” below.

(5)	The Loan Payoff of $213,091,475 consists of $203,000,000 to pay off the principal balance of the 5 Penn Plaza Property’s prior CMBS loan, which was securitized in the JPMCC 2007-LD11 securitization transaction and $10,091,475 in defeasance costs.

(6)	In connection with the origination of the 5 Penn Plaza Mezzanine Loan, the Mezzanine Borrower delivered the following escrows to the Mezzanine Lender: (i) $2,666,666 to be used solely for any amounts due from the guarantor under the 5 Penn Plaza Mezzanine Loan recourse carveout guaranty and/or the 5 Penn Plaza Mezzanine Loan environmental indemnity; and (ii) $198,056 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza Mezzanine Loan documents, to be used to pay debt service and/or pay reserve deposits on the 5 Penn Plaza Mezzanine Loan in the event of any late payment under the 5 Penn Plaza Mezzanine Loan documents.

■	The Mortgage Loan. The mortgage loan (the “5 Penn Plaza Loan”) is part of a loan combination (the “5 Penn Plaza Loan Combination”) evidenced by four pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a 26-story office and retail building located in Midtown Manhattan, New York (the “5 Penn Plaza Property”). The 5 Penn Plaza Loan, which is evidenced by note A-2-I and represents a non-controlling interest in the 5 Penn Plaza Loan Combination, had an original principal balance of $42,000,000, has an outstanding principal balance as of the Cut-off Date of $42,000,000 and represents approximately 5.4% of the Initial Pool Balance. The companion loan evidenced by the controlling note A-1 had an original principal balance as of the Cut-off Date of $115,000,000, has an outstanding principal balance as of the Cut-off Date of $115,000,000 and was contributed to the CGCMT 2016-GC36 securitization transaction. The companion loan evidenced by the non-controlling note A-2-II had an original principal balance of $25,000,000, has an outstanding principal balance as of the Cut-off Date of $25,000,000, is currently held by Citigroup Global Markets Realty Corp. and is expected to be contributed to one or more future securitization transactions. The companion loan evidenced by the non-controlling note A-3 had an original principal balance of $78,000,000, has an outstanding principal balance as of the Cut-off Date of $78,000,000, and was contributed to the JPMBB 2016-C1 securitization transaction. The 5 Penn Plaza Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and Barclays Bank PLC on January 6, 2016, had an original principal balance of $260,000,000, has

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an outstanding principal balance as of the Cut-off Date of $260,000,000 and accrues interest at an interest rate of 4.86153% per annum. The proceeds of the 5 Penn Plaza Loan Combination were primarily used to refinance the 5 Penn Plaza Property, return equity to the borrower sponsor, pay origination costs and fund reserves.

The 5 Penn Plaza Loan had an initial term of 120 months and has a remaining term as of the Cut-off Date of 117 months. The 5 Penn Plaza Loan requires interest only payments on each due date through the scheduled maturity date in January 2026. Voluntary prepayment of the 5 Penn Plaza Loan without payment of any prepayment premium is permitted on or after the due date in November 2025. Provided no event of default under the 5 Penn Plaza Loan Combination documents has occurred and is continuing, at any time prior to the maturity date and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the 5 Penn Plaza Loan Combination is deposited and (ii) the third anniversary of the origination of the 5 Penn Plaza Loan Combination, the 5 Penn Plaza Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the 5 Penn Plaza Loan documents.

■	The Mortgaged Property. The 5 Penn Plaza Property consists of a 26-story, 650,329 SF, LEED Gold certified Class A- office building with ground floor retail located on Eighth Avenue between West 33rd and West 34th Streets in Midtown Manhattan. The 5 Penn Plaza Property contains 17,180 SF of ground floor retail space with the remaining 633,149 SF of building space consisting of 621,951 SF of office space and 11,198 SF of miscellaneous non-revenue, concourse and sub-concourse spaces. The 5 Penn Plaza Property was built in 1917 and is currently undergoing a projected $10.6 million renovation of its lobby, elevators and facade. The typical floor plate (on floors 3 through 23) at the 5 Penn Plaza Property is approximately 28,642 SF. Total Occupancy and Owned Occupancy at the 5 Penn Plaza Property were both 97.2% as of November 1, 2015. The office space at the 5 Penn Plaza Property is approximately 98.0% occupied. The ground floor retail space at the 5 Penn Plaza Property is approximately 79.0% occupied. Two of the three ground floor retail spaces are leased to CVS and TD Bank with leases extending through March 2030 and May 2026, respectively. The third ground floor retail space, which is 3,600 SF, is currently being utilized as the temporary entranceway during the 5 Penn Plaza Property’s lobby renovation. Following the completion of the lobby renovation in the first half of 2016, the third ground floor retail space will be available for leasing.

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The following table presents certain information relating to the major tenants at the 5 Penn Plaza Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Sirius XM Radio	NR / NR / NR	99,754	15.3%	$4,235,991	13.3%	$42.46	11/30/2029	(2)
Thomas Publishing Company	NR / NR / NR	93,072	14.3	3,899,310	12.2	41.90	12/31/2025	1, 5-year option
CVS (Retail)	NR / Baa1 / BBB+	12,437	1.9	3,103,449	9.7	249.53	3/31/2030	1, 10-year option
Visiting Nurse Service NY	NR / NR / NR	55,754	8.6	3,010,716	9.5	54.00	9/30/2020	NA
HQ Global Workplace	NR / NR / NR	55,754	8.6	2,899,208	9.1	52.00	Various(3)	(3)
TD Bank (Retail)	NR / Aa1 / AA-	3,882	0.6	1,743,913	5.5	449.23	5/31/2026	3, 5-year options
Covenant House	NR / NR / NR	39,254	6.0	1,570,160	4.9	40.00	3/31/2022	(4)
HNTB Corporation(5)	NR / NR / NR	36,844	5.7	1,427,583	4.5	38.75	2/29/2016	NA
Railworks Corporation	NR / NR / NR	26,561	4.1	1,351,821	4.2	50.89	9/30/2025	NA
Town Sports International	NR / NR / NR	27,877	4.3	1,115,080	3.5	40.00	4/30/2017	1, 5-year option
Ten Largest Tenants		451,189	69.4%	$24,357,231	76.5%	$53.98
Remaining Tenants		180,827	27.8	7,476,782	23.5	41.35
Vacant Spaces		18,313	2.8	0	0.0	0.00
Total / Wtd. Avg. All Tenants		650,329	100.0%	$31,834,013	100.0%	$50.37

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Sirius XM Radio has the option to extend its term for either (i) one additional period of five years or (ii) one additional period of ten years.

(3)	HQ Global Workplace occupies the entire 19th and 23rd floor spaces at the 5 Penn Plaza Property under two separate leases. The lease on the 23rd floor expires on February 28, 2019 and HQ Global Workplace has the option to renew this space for either (i) one additional period of five years or (ii) one additional period of ten years. The lease on the 19th floor expires on August 31, 2020 and HQ Global Workplace has the option to renew this space for an additional period so as to expire on the same date as HQ Global Workplace’s 23rd floor space.

(4)	Covenant House has the option to extend its term for either (i) one additional period of five years or (ii) one additional period of ten years.

(5)	According to the rent roll dated 11/1/2015, HNTB Corporation leased (i) 27,877 SF on the sixth floor at a rental rate equal to $35.16 per SF, (ii) 7,800 SF on the 24th floor at a rental rate equal to $53.52 per SF and (iii) 1,167 SF of concourse space at a rental rate equal to $25.71 per SF. The tenant has vacated all of its space due to its lease expiration on February 29, 2016. The Doman Group, LLC and Browne George Ross LLP have both executed leases for the vacated 24th floor space at a weighted average rental rate equal to $66.52 per SF resulting in a total increase in base rent of $101,406 for that space. According to the appraisal, the market rent for the sixth floor space (which is currently being marketed) is equal to $60.00 per SF which would result in a total increase in base rent of $692,488 if a lease(s) were executed at that level.

The following table presents the lease rollover schedule at the 5 Penn Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	8,162	1.3%	1.3%	$385,540	1.2%	$47.24	5
2016(2)(3)	64,373	9.9	11.2%	2,635,006	8.3	40.93	7
2017	71,136	10.9	22.1%	2,724,324	8.6	38.30	3
2018	24,645	3.8	25.9%	1,188,002	3.7	48.20	3
2019	55,866	8.6	34.5%	2,180,406	6.8	39.03	3
2020	90,110	13.9	48.3%	5,116,605	16.1	56.78	3
2021	42,530	6.5	54.9%	1,705,487	5.4	40.10	3
2022	39,254	6.0	60.9%	1,570,160	4.9	40.00	1
2023	524	0.1	61.0%	6,000	0.0	11.45	1
2024	0	0.0	61.0%	0	0.0	0.00	0
2025	119,343	18.4	79.3%	5,239,131	16.5	43.90	2
2026	3,882	0.6	79.9%	1,743,913	5.5	449.23	1
2027 & Thereafter	112,191	17.3	97.2%	7,339,440	23.1	65.42	2
Vacant	18,313	2.8	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	650,329	100.0%		$31,834,013	100.0%	$50.37	34

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	According to the rent roll dated 11/1/2015, HNTB Corporation leased (i) 27,877 SF on the sixth floor at a rental rate equal to $35.16 per SF, (ii) 7,800 SF on the 24th floor at a rental rate equal to $53.52 per SF and (iii) 1,167 SF of concourse space at a rental rate equal to $25.71 per SF. The tenant has vacated all of its space due to its lease expiration on February 29, 2016. The Doman Group, LLC and Browne George Ross LLP have both executed leases for the vacated 24th floor space at a weighted average rental rate equal to $66.52 per SF resulting in a total increase in base rent of $101,406 for that space. According to the appraisal, the market rent for the sixth floor space (which is currently being marketed) is equal to $60.00 per SF which would result in a total increase in base rent of $692,488 if a lease(s) were executed at that level.

(3)	Abovenet Communications’ lease expires in 3/31/2016. The tenant only leases 133 SF of space in the concourse.

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The following table presents certain information relating to historical leasing at the 5 Penn Plaza Property:

Historical Leased %(1)

	2012	2013	2014	As of 11/1/2015(2)
Owned Space	99.9%	99.0%	99.0%	97.2%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise indicated.

(2)	Occupancy as of November 1, 2015 includes TD Bank, as the tenant has executed a lease at the 5 Penn Plaza Property but does not take occupancy or commence paying rent until June 2016. In connection with the origination of the 5 Penn Plaza Loan, CGMRC required a reserve of $726,630 for gap rent related to TD Bank.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 5 Penn Plaza Property:

Cash Flow Analysis(1)

	2012	2013	2014	TTM 9/30/2015	Underwritten	Underwritten $ per SF
Base Rent(2)	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$30,552,942	$46.98
Contractual Rent Steps(3)	0	0	0	0	1,281,071	1.97
Gross Up Vacancy	0	0	0	0	1,851,975	2.85
Total Rent	$25,432,229	$27,243,371	$26,655,881	$28,643,579	$33,685,988	$51.80
Total Reimbursables	1,241,799	2,059,774	2,461,092	2,591,608	3,452,319	5.31
Other Income(4)	3,349,215	3,173,699	3,063,531	2,991,072	2,991,072	4.60
Vacancy & Credit Loss	0	0	0	0	(1,856,915)	(2.86)
Effective Gross Income	$30,023,243	$32,476,844	$32,180,504	$34,226,259	$38,272,463	$58.85

Real Estate Taxes	$5,160,259	$5,592,081	$6,048,976	$6,770,415	$6,941,473	$10.67
Insurance	587,783	517,709	479,972	455,813	590,150	0.91
Management Fee	425,000	475,000	485,000	485,000	1,000,000	1.54
Other Operating Expenses	6,427,824	6,885,766	6,684,253	6,962,164	7,010,771	10.78
Total Operating Expenses	$12,600,866	$13,470,556	$13,698,201	$14,673,392	$15,542,394	$23.90

Net Operating Income	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$22,730,069	$34.95
TI/LC	0	0	0	0	1,526,020	2.35
Replacement Reserves	0	0	0	0	130,066	0.20
Net Cash Flow	$17,422,377	$19,006,288	$18,482,303	$19,552,867	$21,073,984	$32.41

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten net cash flow.

(2)	The increase from TTM 9/30/2015 Base Rent to Underwritten Base Rent is primarily from (i) the expiration of the free rent period offered under the terms of CVS’ lease and (ii) TD Bank executing a lease at a market rental rate to occupy one of the ground floor retail spaces which was previously rented at a below market rental rate.

(3)	Contractual Rent Steps are underwritten based upon actual scheduled rent increases through January 1, 2017 from six office tenants and the present value of rent steps for TD Bank and CVS during the term of the 5 Penn Plaza Loan.

(4)	Other Income includes sub-metered electricity, condenser water, overtime heating, ventilating and air conditioning, cleaning, trash removal and tenant sundry charges.

■	Appraisal. According to the appraisal, the 5 Penn Plaza Property had an “as-is” appraised value of $540,000,000 as of November 1, 2015.

■	Environmental Matters. Based on the Phase I environmental report dated November 12, 2015, there were no recognized environmental conditions or recommendations for further action at the 5 Penn Plaza Property other than the implementation of an asbestos operations and maintenance plan.

■	Market Overview and Competition. The 5 Penn Plaza Property is located in Midtown Manhattan on Eighth Avenue between West 33rd and West 34th Streets across the street from Penn Station. Penn Station is one of the busiest transportation hubs in the United States, providing direct access to Amtrak, New Jersey Transit, and the Long Island Railroad, as well as the 1, 2, 3, A, C, and E subway lines. Additionally, PATH trains and the Q, R, B, D, F, and M subway lines all stop two avenues east of the 5 Penn Plaza Property at 33rd Street and Broadway.

The 5 Penn Plaza Property is located within the Penn Station Office submarket in Midtown Manhattan. According to a third party report, as of the third quarter of 2015, the Penn Station Class A submarket contained approximately 6.5 million SF of office space with a 2.0% direct vacancy rate and average gross rental rate of

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$63.59 per SF. The appraiser concluded a gross market rent of $60.00 per SF for floors 2 through 9, $63.00 per SF for floors 10 through 18, $66.00 per SF for floors 19 through 23 and $69.00 per SF for floors 24 through 26 at the 5 Penn Plaza Property. The appraiser’s concluded weighted average gross market rent for the office space at the 5 Penn Plaza Property is $62.87 per SF. The weighted average in-place office rent at the 5 Penn Plaza Property is $42.86 per SF, or 31.8% below the market office rent concluded to by the appraiser.

The following table presents certain information relating to the directly competitive office buildings identified in the appraisal for the 5 Penn Plaza Property:

Directly Competitive Office Buildings(1)

	370 Seventh Avenue	393 Seventh Avenue	132 West 31st Street	1250 Broadway	330 West 34th Street	112 West 34th Street
Total GLA	306,017	980,000	348,946	604,279	654,000	548,000
Direct Occupancy	98.9%	100.0%	98.2%	97.5%	73.9%	90.6%
Direct Asking Gross Rent (per SF)	$64	N/A	$85	$72	$70-$74	$65-$69

(1)	Source: Appraisal.

■	The Borrower. The borrower is 5 Penn Plaza LLC, a single-purpose, single-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 5 Penn Plaza Loan. The guarantors of the non-recourse carveouts under the 5 Penn Plaza Loan are Stephen D. Haymes and The Stephen D. Haymes Revocable Trust Dated October 8, 2014.

Stephen D. Haymes is a partner of Haymes Investment Company, a family-owned and operated real estate enterprise established by his father, Morice Haymes, in 1925. Haymes Investment Company is headquartered at the 5 Penn Plaza Property. Stephen D. Haymes has been involved in the real estate industry for over 40 years and has owned and operated over 3 million SF of office buildings, 500,000 SF of shopping centers and 5,000 units in residential buildings. Stephen D. Haymes also owns interests in other Manhattan office properties, including the nearby 330 West 34th Street.

■	Escrows. On the origination date of the 5 Penn Plaza Loan Combination, the borrower funded a reserve of (i) $1,168,977 for real estate taxes, (ii) unfunded obligations of $3,069,378 for existing tenant improvements, leasing commissions and free rent related to TD Bank’s and Sirius XM Radio’s spaces, (iii) deferred maintenance of $1,306,250, (iv) $1,088,443 in a contingency reserve, which represents 31 days of interest due under the 5 Penn Plaza Loan documents, to be used to pay debt service and/or pay reserve account deposits on the 5 Penn Plaza Loan in the event of any late payment or monetary default under the 5 Penn Plaza Loan documents, (v) $726,630 for gap rent related to TD Bank, as the tenant does not commence paying rent until June 2016 and (vi) $17,333,334 (the “Guaranty Collateral”) to be used solely for any amounts due from the guarantor under the recourse carveout guaranty and/or the environmental indemnity under the 5 Penn Plaza Loan documents (the “Guaranty Obligations”) prior to the enforcement of any judgment against the guarantor, provided that, (x) if the Mezzanine Lender obtains a judgment against the guarantor in connection with the 5 Penn Plaza Mezzanine Loan documents and the mortgage lender does not have any competing claim against the guarantor, the mortgage lender may make up to $7,333,333 of the Guaranty Collateral available to the Mezzanine Lender to satisfy the claim and (y) the Guaranty Collateral is not general collateral for the 5 Penn Plaza Loan but only collateral for the Guaranty Obligations.

On each due date, the borrower will be required to fund (i) one-twelfth of the taxes that the lender estimates will be payable over the then-succeeding 12-month period, which currently equates to $584,489, (ii) at the option of the lender, if the liability or casualty policy maintained by the borrower does not constitute an approved blanket or umbrella insurance policy under the 5 Penn Plaza Loan documents, an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period and (iii) a replacement reserve in the amount of $10,839. During any period (A)

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commencing upon the debt service coverage ratio being less than 1.20x and (B) expiring upon the date that the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters, the borrower will be obligated to make monthly deposits of $125,000 into a reserve for payments of future tenant improvements and leasing commissions.

■	Lockbox and Cash Management. The 5 Penn Plaza Loan documents require a hard lockbox with springing cash management. The 5 Penn Plaza Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the 5 Penn Plaza Property be promptly deposited into such lockbox account following receipt. So long as a 5 Penn Plaza Trigger Period is not in effect, all funds in the lockbox account are required to be swept on each business day to the borrower’s operating account. During the continuance of a 5 Penn Plaza Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and applied to pay debt service and operating expenses of the 5 Penn Plaza Property, to fund required reserves in accordance with the 5 Penn Plaza Loan documents and, provided no event of default is continuing pursuant to the 5 Penn Plaza Loan documents, to fund mezzanine loan debt service. After the foregoing disbursements are made and so long as a 5 Penn Plaza Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the 5 Penn Plaza Loan, provided, however, that if a 5 Penn Plaza Trigger Period is continuing solely because a mezzanine loan event of default has occurred and is continuing or the Mezzanine Lender has provided the lender notice it is entitled to sums under the 5 Penn Plaza Loan documents, then all excess cash flow will be provided to the Mezzanine Lender to be held and applied pursuant to the terms of the 5 Penn Plaza Mezzanine Loan documents. During the continuance of an event of default under the 5 Penn Plaza Loan documents, the lender may apply any funds in the cash management account to amounts payable under the 5 Penn Plaza Loan and/or toward the payment of expenses of the 5 Penn Plaza Property, in such order of priority as the lender may determine, provided, however, that until the lender (or its affiliates or nominees) takes title to the 5 Penn Plaza Property in connection with an exercise of remedies under the 5 Penn Plaza Loan documents or the receiver appointed in connection with the lender’s remedies under the 5 Penn Plaza Loan documents takes physical possession of and controls the 5 Penn Plaza Property, funds in the cash management account will be applied to the payment of taxes and insurance premiums as if no event of default were ongoing.

A “5 Penn Plaza Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the 5 Penn Plaza Loan documents and continuing until the same is cured, (ii) commencing on the date that the debt service coverage ratio as calculated under the 5 Penn Plaza Loan documents based on a trailing 12-month period is less than 1.10x and continuing until the debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters or (iii) commencing upon the occurrence of the lender’s notice of a mezzanine event of default under the 5 Penn Plaza Loan documents and continuing until the same is cured. Notwithstanding the foregoing, no 5 Penn Plaza Trigger Period will be deemed to exist solely with respect to clause (ii) of this definition during any period that the Collateral Cure Conditions are satisfied.

“Collateral Cure Conditions” exist if the borrower: (i) deposits cash into an account with the lender or delivers to the lender a letter of credit which, in either case, serves as additional collateral for the 5 Penn Plaza Loan, in an amount equal to $2,600,000 (the “Collateral Deposit Amount”) and on each one-year anniversary date thereafter, the borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount or increases the amount of the letter of credit (as applicable) by an amount equal to the Collateral Deposit Amount and (ii) provides evidence to the lender that the Mezzanine Borrower has deposited $400,000 with the Mezzanine Lender (in the form of cash or a letter of credit) as and when required by the 5 Penn Plaza Mezzanine Loan documents.

■	Property Management. The 5 Penn Plaza Property is currently managed by CBRE, Inc. Under the 5 Penn Plaza Loan documents, the 5 Penn Plaza Property may not be managed by any party other than CBRE, Inc.; provided, however, that so long as no event of default under the 5 Penn Plaza Loan documents exists, the borrower can replace CBRE, Inc. with a property manager upon notice to the lender, provided that the

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replacement property manager is reasonably approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation) unless pre-approved as described below and the replacement manager meets certain criteria under the 5 Penn Plaza Loan documents. The lender has pre-approved each of (i) Newmark Grubb Knight Frank, (ii) Jones Lang LaSalle, (iii) Cushman & Wakefield, Inc., (iv) Colliers International and (v) Jeffrey Management Corporation provided that the applicable replacement manager has not had a material adverse change in reputation or financial condition since the origination of the 5 Penn Plaza Loan. The lender has the right to (or to require that the borrower) terminate the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a 5 Penn Plaza Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the 5 Penn Plaza Loan, SM Core Credit Finance LLC (the “Mezzanine Lender”) made a $40,000,000 mezzanine loan (the “5 Penn Plaza Mezzanine Loan”) to 461 Eighth Holdings LLC (the “Mezzanine Borrower”), a Delaware limited liability company, secured by a pledge of 100% of the Mezzanine Borrower’s equity interest in the borrower. The 5 Penn Plaza Mezzanine Loan carries an interest rate of 5.75000% per annum and is co-terminous with the 5 Penn Plaza Loan. The lender entered into an intercreditor agreement with the Mezzanine Lender.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy, with a deductible no greater than $50,000, that provides coverage for terrorism in an amount equal to the full replacement cost of the 5 Penn Plaza Property (plus eighteen months of rental loss and/or business interruption coverage with an additional period of indemnity covering the six months following restoration). If TRIPRA or a similar or subsequent statute is not in effect, provided that terrorism coverage is commercially available, the borrower is required to carry terrorism insurance throughout the term of the 5 Penn Plaza Loan Combination, but the borrower is not required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the 5 Penn Plaza Loan documents (without giving effect to the cost of the terrorism component of such property and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the borrower must purchase the maximum amount of terrorism insurance available with funds equal to such amount. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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CARTIFACT
225 Liberty Street
225 Liberty Street
New York, NY 10281
Hudson River
BATTERY PARK CITY
WEST STREET
Winter Garden Brookfield Place
250 Vesey
200 Vesey
The Conrad
200 West Street Goldman Sachs
One World Trade Center
Two World Trade Center
Three World Trade Center
Four World Trade Center
Seven World Trade Center
World Trade Center Transportation Hub & Westfield Retail
North Pool
South Pool
Museum Entrance Hall
200 Liberty
Gateway Plaza
American Stock Exchange
Trinity Church
Four Season Residences
Woolworth Bldg
1 Liberty Plaza
25 Broadway
26 Broadway
1 Wall
VESEY STREET
LIBERTY STREET
ALBANY STREET
CHAMBERS STREET
WARREN STREET
MURRAY STREET
PARK PLACE
BARCLAY STREET
CEDAR STREET
RECTOR STREET
WEST THAMES STREET
BROOKLYN BATTERY TUNNEL
New York
MANHATTAN
Financial District
BROOKLYN
Jersey City
Hoboken
SoHo
Midtown
Upper East Side
Upper West Side
Astoria
Long Island City

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Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	New York, New York	Cut-off Date Principal Balance(2)		$40,500,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)		$189.08
Size (SF)	2,427,515	Percentage of Initial Pool Balance		5.3%
Total Occupancy as of 1/31/2016	93.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2016	93.5%	Type of Security		Leasehold
Year Built / Latest Renovation	1987 / 2015	Mortgage Rate		4.65700%
Appraised Value	$1,400,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
Underwritten Revenues	$132,184,800
Underwritten Expenses	$58,709,263	Escrows
Underwritten Net Operating Income (NOI)	$73,475,537		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	67,846,470	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	32.8%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	32.8%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	3.39x / 3.13x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	16.0% / 14.8%	Other(3)	$80,810,295	$0

Sources and Uses(4)

Sources	$	%	Uses	$	%
Loan Combination Amount	$900,000,000	100.0%	Loan Payoff(5)	$801,958,400	89.1%
			Reserves	80,810,295	9.0
			Principal Equity Distribution	11,682,590	1.3
			Closing Costs	5,548,715	0.6
Total Sources	$900,000,000	100.0%	Total Uses	$900,000,000	100.0%

(1)	Calculated based on the aggregate original principal balance of the 225 Liberty Street A-1 Note (as defined below).
(2)	The 225 Liberty Street Loan has an outstanding principal balance as of the Cut-off Date of $40,500,000 and is evidenced by the non-controlling Note A-1D, which is part of the 225 Liberty Street Loan Combination. See “—The Mortgage Loan” below.
(3)	Other upfront reserves represent reserves for free rent associated with Time Inc., D’Amato & Lynch and Hudson’s Bay Company. See “—Escrows” below. In addition, the Reserve Guarantor (as defined below) executed a guaranty for approximately $72.8 million of outstanding tenant improvements. See “—Unfunded Obligation Guaranty” below.
(4)	Based on the original principal balance of the 225 Liberty Street Loan Combination.
(5)	Approximately $802 million, including accrued interest, was used to repay an existing bank loan having an outstanding principal balance of approximately $800 million encumbering both the 225 Liberty Street Property and the Retail Component (both as defined below). Simultaneous with the repayment, the Retail Component, along with the retail components of 200 Vesey Street and 250 Vesey Street, were financed separately via a $325 million bank loan, which was effectuated as a loan amendment to the existing facility.

■	The Mortgage Loan. The mortgage loan (the “225 Liberty Street Loan”) is part of a loan combination (the “225 Liberty Street Loan Combination”) evidenced by (i) six senior pari passu notes (Note A-1A, Note A-1B, Note A-1C, Note A-1D, Note A-1E and Note A-1F, collectively, the “225 Liberty Street A-1 Note”) with a combined outstanding principal balance as of the Cut-off Date of $459,000,000, and (ii) three junior pari passu notes (Note A-2A, Note A-2B, and Note A-2C, collectively, the “225 Liberty Street A-2 Note”) with a combined outstanding principal balance as of the Cut-off Date of $441,000,000. The 225 Liberty Street A-2 Note is subordinate to the 225 Liberty Street A-1 Note as and to the extent described in “Description of the Mortgage Pool—The Loan Combinations—The 225 Liberty Street Loan Combination” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of all the notes evidencing the 225 Liberty Street Loan Combination is $900,000,000. The 225 Liberty Street Loan Combination is secured by the borrower’s leasehold interest in a 44-story, Class A office tower located in the Battery Park City neighborhood of Lower Manhattan (the “225 Liberty Street Property”). The 225 Liberty Street Loan (evidenced by Note A-1D), which represents a non-controlling interest in the 225 Liberty Street Loan Combination, will be contributed to the Issuing Entity, has an outstanding principal balance as of the Cut-off Date of $40,500,000 and represents approximately 5.3% of the Initial Pool Balance. The related companion loans (collectively, the “225 Liberty Street Companion Loans”) are evidenced by (i) the controlling Note A-1A and the non-controlling Note A-1B, Note A-1C, Note A-2A, Note A-2B and Note A-2C, which were contributed to the 225 Liberty Street Trust 2016-225L transaction, and have a combined outstanding principal balance as of the Cut-off Date of $778,500,000, (ii) the non-controlling Note A-1E, which has an outstanding principal balance as of the Cut-off Date of $40,500,000, is currently held by German American Capital Corporation and is expected to be contributed to one or more future securitization transactions, and (iii) the non-controlling Note A-1F, which has an outstanding principal balance as of the Cut-off Date of $40,500,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to the WFCM 2016-C33 securitization transaction. The 225 Liberty Street Loan Combination was originated by Citigroup Global Markets Realty Corp., German American Capital Corporation, and Wells Fargo Bank, National

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Association on January 22, 2016. Each note evidencing the 225 Liberty Street Loan Combination has an interest rate of 4.65700% per annum. The borrower utilized the proceeds of the 225 Liberty Street Loan Combination to refinance the existing debt on the 225 Liberty Street Property, return equity to the borrower sponsor, fund reserves and pay origination costs.

The 225 Liberty Street Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The 225 Liberty Street Loan requires interest only payments on each due date through and including the due date occurring in January 2026, and a payment of all amounts due (including principal and interest) on the due date occurring in February 2026. The scheduled maturity date of the 225 Liberty Street Loan is the due date in February 2026. Voluntary prepayment of the 225 Liberty Street Loan Combination in whole, but not in part, is permitted without payment of any prepayment premium on a monthly payment date on or after the monthly payment date in September 2025. At any time after the earlier to occur of (i) the second anniversary of the securitization of the last portion of the 225 Liberty Street Loan Combination and (ii) the third anniversary of the origination of the 225 Liberty Street Loan Combination, the 225 Liberty Street Loan may be defeased in whole, but not in part, with certain direct full faith and credit obligations of the United States of America, subject to certain conditions in the 225 Liberty Street Loan documents.

■	The Mortgaged Property. The 225 Liberty Street Property is a 44-story, Class A office tower located between West Street and the Hudson River in the Battery Park City neighborhood of Lower Manhattan. The 225 Liberty Street Property is the largest of four office towers within Brookfield Place (formerly known as the World Financial Center), a mixed-use complex featuring approximately 7.1 million aggregate SF of office space and approximately 340,000 aggregate SF of retail space along with extensive public spaces (the “Brookfield Place Complex”). The 225 Liberty Street Property, designed by renowned architect Cesar Pelli, was developed in 1987 and 100% of the office space therein was leased to a subsidiary of Merrill Lynch pursuant to a triple net lease from delivery until September 2013.

Following the Merrill Lynch lease expiration in 2013, the sponsor, Brookfield Financial Properties, L.P., which is an affiliate of the borrower, and its affiliates commenced significant renovations at the 225 Liberty Street Property which included two new lobbies, a new façade, elevator modernizations, and fire alarm and building management systems upgrades. Approximately $71.6 million had been spent as of January 15, 2016. This renovation coincided with the broader $211 million redevelopment of the retail and dining component of the Brookfield Place Complex, which upgraded the amenity base to include a luxury and lifestyle-oriented shopping destination with tenants including Hermès, Salvatore Ferragamo, Gucci and Saks Fifth Avenue while adding food, entertainment and fitness outlets including Hudson Eats (an upscale fast-casual food court), Amada (a tapas restaurant) and a new Equinox fitness facility.

As of January 31, 2016, the 225 Liberty Street Property was 93.5% leased to 13 office tenants (94.0% excluding storage from the GLA), including a number of institutional-quality tenants occupying the 225 Liberty Street Property as their U.S. and/or global headquarters. The office tenant roster features a diversified mix of major media, financial and legal firms including Time Inc., Bank of America, The Bank of New York Mellon, OFI Global Asset Management, Hudson’s Bay Company and Commerzbank. All current office leases were executed after Merrill Lynch elected to downsize its presence at the 225 Liberty Street Property following its acquisition by Bank of America. The resulting rent roll now reflects a weighted average remaining office lease term of 14.1 years, with only 19.9% of the 225 Liberty Street Property’s net rentable area rolling during the 225 Liberty Street Loan term.

Unless otherwise specifically noted herein, all numerical information in this summary, including references to square footage, height, occupancy, leases, net rentable area, appraised value, loan-to-value ratio, underwritten net operating income, underwritten net cash flow or similar terms with respect to the 225 Liberty Street Property or the tenants therein excludes the approximately 220,925 SF of retail space and associated mechanical and storage space located on multiple lower floors at the 225 Liberty Street Property and the related leases and retail tenants (collectively, the “Retail Component”). The Retail Component is excluded because, although the

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borrower’s interest in the Retail Component constitutes collateral for the 225 Liberty Street Loan Combination, (i) the Retail Component has been leased to an affiliate of the sponsor (the “Retail Master Tenant”) on a long-term basis at a rent of $1 per year by and between the borrower and the Retail Master Tenant (as the same may be modified, amended, restated or replaced from time to time, the “Master Retail Lease”), (ii) the subleasehold interest of the Retail Master Tenant in the Retail Component does not constitute collateral for the 225 Liberty Street Loan Combination, and (iii) the Retail Component has not been taken into account in the underwriting of the 225 Liberty Street Loan Combination.

■	Ground Lease. The 225 Liberty Street Property is subject to a long-term ground lease with the Battery Park City Authority (“BPCA”) through June 2069 (the “Ground Lease”). Pursuant to the Ground Lease, the annual ground rent payment consists of the following: (1) a fixed $5.1 million annual payment with no scheduled increases, subject to certain conditions set forth in the Ground Lease (the “Base Rent”)[1], (2) certain annual retail rent for the Retail Component, (3) an amount (the “Other Rent”) equal to the greater of (a) $0.75 per rentable SF of space at the Brookfield Place Complex which is rented for purposes other than office or retail and (b) 10% of the annual gross income from such space, which rent is the responsibility of the Retail Master Tenant, and (4) payments in lieu of taxes (“PILOT Payments”) which are based on the assessed values provided by the City of New York to the BPCA.

■	Master Retail Lease. The Retail Component at the 225 Liberty Street Property, located on portions of certain below-grade levels, the ground floor, lobby levels, 3rd floor, and 5th floor and storage space, is subject to the Master Retail Lease, which expires on June 16, 2069 (one day before the Ground Lease). Both the Retail Master Tenant and the landlord under the Master Retail Lease (i.e., the borrower) are currently borrower-affiliated entities. The Retail Master Tenant is responsible for payment of $1 in annual rent to the landlord under the Master Retail Lease, in addition to (1) its pro rata share of certain building expenses, (2) the PILOT Payments made by the Retail Master Tenant, (3) the annual retail rent payable to BPCA, as ground lessor, under the Ground Lease to the extent applicable to the Retail Component, and (4) the Other Rent and payments applicable to the Retail Component for certain utilities or services.

1 Base Rent includes a small percentage rent component that expires in June 2017. Per the terms of the Ground Lease, the percentage rent threshold will not be met prior to the expiration date in June 2017 and therefore has not been included in the underwriting. Pursuant to the terms of the Ground Lease, the borrower is entitled, subject to certain conditions, to a 10-year rent abatement in ground rent in the amount of $1,000,000 per annum, but such rent abatement is passed through to The Bank of New York Mellon pursuant to the terms of its lease.

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The following table presents certain information relating to the major tenants at the 225 Liberty Street Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Time Inc. (2)	NR / Ba3 / BB	699,142	28.8%	$34,602,976	26.5%	$49.49	12/31/2032	2, 5-year options
Bank of America	A / Baa1 / BBB+	330,755	13.6	21,351,512	16.4	64.55	9/30/2020	4, 5 or 10-year options(3)
The Bank of New York Mellon(4)	AA- / A1 / A	324,818	13.4	19,394,728	14.9	59.71	12/31/2034	1, 10-year option or 2, 5-year options
Hudson’s Bay Company	NR / B1 / B+	232,950	9.6	18,705,885	14.3	80.30	12/31/2032	1, 13 -year option followed by 1, 10-year option(5)
OFI Global Asset Management	AA / Aa2 / AA+	291,129	12.0	15,854,531	12.2	54.46	9/30/2028	2, 5-year options
Commerzbank(6)	BBB / A2 / BBB+	132,363	5.5	7,515,925	5.8	56.78	11/30/2028	1, 10-year option or 2, 5-year options
The Institute of Culinary Education	NR / NR / NR	76,256	3.1	3,291,414	2.5	43.16	8/11/2035	1, 5-year option
D’Amato & Lynch, LLP	NR / NR / NR	57,314	2.4	2,751,072	2.1	48.00	12/31/2021	NA
Sedgwick LLP	NR / NR / NR	43,374	1.8	2,450,631	1.9	56.50	12/31/2024	2, 5-year options
First Data Corporation(7)	BB / B1 / B+	29,189	1.2	1,601,883	1.2	54.88	2/29/2024	NA
Largest Tenants		2,217,290	91.3%	$127,520,557	97.8%	$57.51
Remaining Tenants		52,085	2.1	2,930,370	2.2	56.26
Vacant Spaces		158,140	6.5	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		2,427,515	100.0%	$130,450,927	100.0%	$57.48

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Time Inc. has a one-time contraction option effective as of December 31, 2027 provided notice is given on or before June 30, 2026, subject to the terms and conditions set forth in its lease.
(3)	Bank of America has 4 renewal options, subject to satisfaction of certain conditions under its lease, as follows: (a) one extension of either 5 or 10 years; (b) a second extension of either 5 or 10 years; (c) a third extension of either 5 or 10 years; which may only be exercised if either or both of the first and second extensions were for 5 years only, and further provided that the tenant can only select a 10-year extension if both the first and second extensions were for 5 years; and (d) a fourth extension of 5 years, provided that each of the preceding extensions were for 5 years only.
(4)	The Bank of New York Mellon has two one-time contraction options subject to the satisfaction of certain lease conditions and effective, with respect to the first option, as of December 31, 2024 provided notice is given on or before June 30, 2023, and effective with respect to the second option as of December 31, 2029 provided notice is given on or before June 30, 2028.
(5)	The Hudson’s Bay Company lease will automatically extend, subject to certain conditions in the lease, for two renewal periods, unless the tenant gives landlord notice of tenant’s election not to extend the lease at least 24 months prior to the expiration date of the term or first renewal period, as applicable. The first renewal period is for an additional 13 years, and the second is for an additional 10 years.
(6)	Commerzbank has a one-time right to terminate its lease with respect to its entire premises effective September 30, 2023 provided written notice of termination is given no later than March 30, 2021 and upon payment of a termination fee.
(7)	First Data Corporation has a one-time right to terminate its lease with respect to the entire premises effective December 31, 2021 provided written notice of termination is given no later than April 30, 2021 and upon payment of a termination fee.

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The following table presents certain information relating to the lease rollover schedule for the 225 Liberty Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	3,725	0.2	0.2%	0	0.0	0.00	1
2019	0	0.0	0.2%	0	0.0	0.00	0
2020	341,746	14.1	14.2%	22,038,450	16.9	64.49	2
2021	57,314	2.4	16.6%	2,751,072	2.1	48.00	1
2022	0	0.0	16.6%	0	0.0	0.00	0
2023	0	0.0	16.6%	0	0.0	0.00	0
2024	83,609	3.4	20.0%	4,742,889	3.6	56.73	3
2025	0	0.0	20.0%	0	0.0	0.00	0
2026	0	0.0	20.0%	0	0.0	0.00	0
2027 & Thereafter	1,782,981	73.4	93.5%	100,918,516	77.4	56.60	7
Vacant	158,140	6.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,427,515	100.0%		$130,450,927	100.0%	$57.48	14

(1)	Certain tenants have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and which are not reflected in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the 225 Liberty Street Property:

Historical Leased %(1) (2)

As of 1/31/2016
Owned Space	93.5%

(1)	As provided by the borrower.
(2)	100% of the office space at the 225 Liberty Street Property was leased to a subsidiary of Merrill Lynch pursuant to a triple net lease from delivery of the 225 Liberty Street Property until September 2013. Following Merrill Lynch’s lease expiration and departure in 2013, the 225 Liberty Street Property underwent renovations and was leased up between 2013 and 2015. Historical occupancy is not shown as a result.

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225 LIBERTY STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 225 Liberty Street Property:

Cash Flow Analysis(1)

	Underwritten	Underwritten $ per SF
Base Rent	$126,402,591	$52.07
Contractual Rent Steps(2)	4,048,337	1.67
Gross Up Vacancy	10,069,980	4.15
Total Rent	$140,520,907	$57.89
Total Reimbursables	1,373,956	0.57
Other Income	359,917	0.15
Vacancy & Credit Loss	(10,069,980)	(4.15)
Effective Gross Income	$132,184,800	$54.45

Real Estate Taxes	$17,381,903	$7.16
Insurance	1,980,977	0.82
Management Fee	1,000,000	0.41
Ground Rent	5,100,000	2.10
Other Operating Expenses	33,246,383	13.70
Total Operating Expenses	$58,709,263	$24.18

Net Operating Income	$73,475,537	$30.27
TI/LC	5,143,565	2.12
Replacement Reserve	485,503	0.20
Net Cash Flow	$67,846,470	$27.95

(1)	100% of the office space at the 225 Liberty Street Property was leased to a subsidiary of Merrill Lynch pursuant to a triple net lease from delivery until September 2013. Following Merrill Lynch’s lease expiration and departure in 2013, the 225 Liberty Street Property underwent renovations and was leased up between 2013 and 2015. Historical cash flows are not shown as the 225 Liberty Street Property as a result.
(2)	Contractual Rent Steps underwritten reflect the present value of rent steps for credit tenants through the shorter of the lease or loan term, discounted at 8%. Credit tenants include Bank of America, The Bank of New York Mellon, and Commerzbank.

■	Appraisal. According to the appraisal, 225 Liberty Street Property had an “as-is” appraised value of $1,400,000,000 as of October 20, 2015.

■	Environmental Matters. According to a Phase I environmental site assessment dated October 26, 2015, there were no recognized environmental conditions or recommendations for further action at the 225 Liberty Street Property.

■	Market Overview and Competition. The 225 Liberty Street Property is located in the Brookfield Place Complex (formerly known as the World Financial Center), an office and retail development at the intersection of West Street and Liberty Street in the World Trade Center submarket of Downtown Manhattan. The 225 Liberty Street Property provides direct access to the World Trade Center development and a new transportation hub via an underground commuter passageway which is currently under construction. At completion, the passageway will connect Broadway via the Fulton Street Transportation Hub to the 225 Liberty Street Property. The 225 Liberty Street Property benefits from on-site shopping, dining and fitness options within the Brookfield Place Complex, which currently includes Hudson Eats, Le District Marketplace, Equinox fitness center, major luxury brand retailers, specialty shops, and casual/fine dining restaurants.

A growing residential population and amenity base, coupled with lower rents relative to other areas of Manhattan, has driven a resurgence in the Downtown Manhattan office submarkets. From 2014 to third quarter 2015, the Downtown Manhattan office market’s overall net absorption was 3.6 million SF, and asking rents have increased approximately 22.8% during the same period, increasing to $59.66 per SF.

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225 LIBERTY STREET

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the 225 Liberty Street Property:

Office Lease Comparables(1)

	225 Liberty Street Property	One Liberty Plaza	250 Vesey Street	195 Broadway	300 Vesey Street	28 Liberty Street
Year Built/Renovated	1987/2015	1972	1986	1916/2013	1997	1960
Total GLA	2,427,515	2,126,437	1,600,000	875,000	507,711	2,239,000
Lease SF	NAP	44,558	6,929	82,274	169,000	101,958
Lease Structure	Gross	Gross	Gross	Gross	Gross	Gross
Rental Rate ($ per SF)	-	$51.00	$64.00	$53.00	$70.00	$50.00
	255 Greenwich Street	Seven World Trade Center	Four World Trade Center	200 Vesey Street	200 Liberty Street
Year Built	1987	2006	2013	1985	1985
Total GLA	532,000	1,700,000	2,300,000	2,300,000	1,711,305
Lease SF	14,607	5,168	15,023	15,907	42,128
Lease Structure	Gross	Gross	Gross	Gross	Gross
Rental Rate ($ per SF)	$60.00	$74.00	$71.00	$55.00	$54.00

(1)	Source: Appraisal

■	The Borrower. The borrower is WFP Tower B Co. L.P., a New York limited partnership and a single-purpose, single-asset entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 Liberty Street Loan Combination. The non-recourse carve-out guarantor is Brookfield Financial Properties, L.P., a Delaware limited partnership, which indirectly owns 99% of the borrower. Brookfield Property Partners L.P., which is an indirect parent of the guarantor, is a global real estate company that invests in and operates office, retail, industrial, multifamily, triple net lease, and hospitality assets. As of September 2015, its diversified portfolio included interests in over 400 office and retail properties encompassing over 250 million SF, 38,821 multifamily units, 47 million SF of industrial space, and approximately 9.0 million SF of office development pipeline worldwide. As of the third quarter of 2015, Brookfield Office Properties Inc., Brookfield Property Partners L.P.’s office division, owned and managed a portfolio of 12 office properties in New York City comprising 19.8 million SF. Brookfield Property Partners L.P. and/or its affiliates have owned the leasehold interest in the Brookfield Place Complex since 1996 (other than its interest in 200 Vesey Street, which it acquired in 2002).

■	Permitted Transfers and Assumptions. The borrower and its constituent owners will be permitted, without obtaining the lender’s consent but subject to the satisfaction of the conditions set forth in the 225 Liberty Street Loan Combination documents, to transfer the direct and indirect equity interests in the borrower. At any time other than the 60 days prior to and following any sale, participation or securitization of any portion of the 225 Liberty Street Loan Combination by the lender, two transfers of the 225 Liberty Street Property in its entirety to, and the related assumption of the 225 Liberty Street Loan Combination by, any person are permitted without the lender’s consent subject to certain conditions under the 225 Liberty Street Loan documents, including delivery to the lender of a rating agency confirmation with respect to such transfer.

■	Escrows. The 225 Liberty Street Loan documents provide for upfront reserves in the amount of $80,810,295 for free rent associated with certain tenants at the 225 Liberty Street Property. During a Master Retail Lease Trigger Period (as defined below), the borrower funds reserves for leasing commissions and tenant improvement expenses for which the borrower becomes directly liable under subleases of the Retail Component. During a 225 Liberty Street Trigger Period (defined below), the borrower deposits on each monthly payment date reserves for taxes and insurance (unless the 225 Liberty Street Property is covered by an acceptable blanket policy), ground rent (which includes any PILOT Payments) and capital expenditures in the amount of $60,688.

“Master Retail Lease Trigger Period” means a period (a) commencing upon the first to occur of (i) a monetary default under the Master Retail Lease that remains uncured after the expiration of any applicable notice, grace or

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cure periods thereunder, (ii) a material non-monetary default under the Master Retail Lease that could reasonably be expected to result in a material adverse effect and that remains uncured after the expiration of any applicable notice, grace or cure periods thereunder and (iii) the end of the period following the termination of the Master Retail Lease during which a qualifying mortgagee is entitled to enter into a new master retail lease in accordance with the terms and provisions of the Master Retail Lease; and (b) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (i) the cure of all defaults under the Master Retail Lease or (ii) the borrower leasing the entire Retail Component pursuant to a new master retail lease with a retail tenant, each reasonably satisfactory to the lender.

■	Unfunded Obligations Guaranty. Pursuant to existing leases at the 225 Liberty Street Property, the borrower was obligated to pay at origination allowances for tenant improvements in the aggregate amount of approximately $72,789,685 (collectively, the “Unfunded Obligations”). As security for the Unfunded Obligations, Brookfield Office Properties Inc., an affiliate of the borrower (the “Reserve Guarantor”) delivered a rollover guaranty in favor of the lender securing up to $72,789,685 (plus reasonable costs payable to the lender in connection with the enforcement thereof and which cap will be reduced on a dollar-for-dollar basis if and to the extent the borrower funds the Unfunded Obligations) with respect to the borrower’s obligation to pay any installment of the Unfunded Obligations (the “Rollover Guaranty”). If the Reserve Guarantor fails to maintain certain credit ratings as described in the 225 Liberty Street Loan Combination documents, the borrower will be required, within 10 days of such failure, to either (i) provide substantially the same replacement rollover guaranty from an approved replacement reserve guarantor permitted in the 225 Liberty Street Loan Combination documents, which guarantees the same amount as the Rollover Guaranty being replaced, and obtain a rating agency confirmation in connection therewith, or (ii) deposit cash into a rollover reserve account, or deliver to the lender a letter of credit in lieu thereof, in either case in an amount equal to the sum of all amounts then guaranteed by the Rollover Guaranty.

■	Lockbox and Cash Management. The 225 Liberty Street Loan Combination is structured with a hard lockbox and springing cash management. From and after the origination of the 225 Liberty Street Loan Combination, the borrower is required to deposit, or cause to be deposited, all gross revenue generated by the 225 Liberty Street Property (excluding unless certain termination events under the Master Retail Lease have occurred, revenue derived from the ownership and operation of the retail space leased pursuant to the Master Retail Lease, other than amounts payable to the borrower pursuant to the Master Retail Lease) into a clearing account. Funds on deposit in the clearing account are required to be transferred on a daily basis to a deposit account. Funds on deposit in the deposit account are required to be transferred on each business day to borrower’s operating account, unless a 225 Liberty Street Trigger Period (as defined below) exists, in which case such funds are required to be applied on each monthly payment date to the payment of debt service reserves and other expenses, with the remainder to be held by the lender in an excess cash flow fund and disbursed to the borrower upon the termination of the 225 Liberty Street Trigger Period.

A “225 Liberty Street Trigger Period” means a period (A) commencing upon the occurrence of (i) an event of default under the 225 Liberty Street Loan Combination documents, (ii) the debt service coverage ratio being less than 1.35x or (iii) the existence of any mezzanine loan; and (B) expiring upon (i) with regard to any 225 Liberty Street Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (ii) with regard to any 225 Liberty Street Trigger Period commenced in connection with clause A(ii) above, the date that the debt service coverage ratio is equal to or greater than 1.35x for two consecutive calendar quarters, and (iii) with regard to any 225 Liberty Street Trigger Period commenced in connection with clause (A)(iii) above, the date that no mezzanine loan continues to exist.

■	Property Management. The 225 Liberty Street Property is managed by Brookfield Financial Properties, L.P., an affiliate of the borrower. Under the 225 Liberty Street Loan Combination documents, Brookfield Financial Properties, L.P. may not be replaced as the property manager of the 225 Liberty Street Property by the borrower except with a management company meeting certain criteria specified in the 225 Liberty Street Loan documents, including consent from the lender (which may be conditioned upon delivery to the lender of a rating agency

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confirmation). The lender may require the borrower to replace the property manager if (i) the property manager is insolvent or a debtor in a bankruptcy or insolvency proceeding or (ii) following the occurrence of an event of default under the 225 Liberty Street Loan documents and the earlier to occur of either (x) the acceleration of the 225 Liberty Street Loan Combination or (y) the maturity date of the 225 Liberty Street Loan Combination.

■	Mezzanine or Subordinate Indebtedness. Following the earlier to occur of a securitization of any portion of the 225 Liberty Street Loan and the third anniversary of the 225 Liberty Street Loan origination date, the borrower has the one-time right to have an affiliate of the borrower obtain a mezzanine loan from a mezzanine lender meeting certain requirements as described in the 225 Liberty Street Loan documents or otherwise reasonably acceptable to the lender and the applicable rating agencies (“Approved Mezzanine Loan”) subject to satisfaction of conditions set forth in the 225 Liberty Street Loan documents, including but not limited to: (i) the Approved Mezzanine Loan does not exceed the lesser of (a) $150,000,000; and (b) an amount that when added to the 225 Liberty Street Loan Combination will result in (1) a combined loan to “as-is” appraised value of the 225 Liberty Street Property of no more than 95% of the closing date loan-to-value ratio, (2) a combined debt service coverage ratio of not less than 110% of the debt service coverage ratio at origination of the 225 Liberty Street Loan Combination, and (3) a combined debt yield of not less than 110% of the debt yield at origination of the 225 Liberty Street Loan Combination; (ii) the Approved Mezzanine Loan is coterminous with the 225 Liberty Street Loan; (iii) the mezzanine lender for the Approved Mezzanine Loan has entered into an intercreditor agreement reasonably satisfactory to the applicable rating agencies; and (iv) the lender has received a rating agency confirmation with respect to the Approved Mezzanine Loan.

■	Terrorism Insurance. The borrower is required to maintain (x) an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the 225 Liberty Street Property and (y) business interruption coverage with no exclusion for terrorism covering no less than 24 months in an amount equal to 100% of the projected gross income from the 225 Liberty Street Property and providing an extended period of indemnity of not less than 12 months of additional coverage from the date the 225 Liberty Street Property is repaired or replaced and operations are resumed. In the event TRIPRA is not in effect, the borrower is required to provide terrorism insurance throughout the term of the 225 Liberty Street Loan, but the borrower is not required to spend more than two times the annual amount of the total insurance premium that is then payable with respect to the 225 Liberty Street Property and business income insurance policies required under the 225 Liberty Street Loan documents (without giving effect to the terrorism, named storm, flood, and earthquake components thereof). See “Risk Factors —Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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HERITAGE INDUSTRIAL PORTFOLIO

CARTIFACT
Toronto
Hamilton
Buffalo
Rochester
Syracuse
NEW YORK
Corland
Albany
VT
MA
Detroit
Binghamton
Hartford
CT
Cleveland
Scranton
Bridgeport
State College
Newark
New York
PENNSYLVANIA
OHIO
Pittsburgh
Harrisburg
Columbus
Philadelphia
NEW JERSEY
MARYLAND
Baltimore
Washington, D.C.
WEST VIRGINIA
DELAWARE
Atlantic Ocean
Charleston
VIRGINIA
1
2
3
4
5
6
7
8
9
10
11
12

Heritage Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	2294 Molly Pitcher Highway	2294 Molly Pitcher Highway	Chambersburg, PA	17202
2	1001 & 1011 Air Park Drive	1001 & 1011 Air Park Drive	Middletown, PA	17057
3	4472 Steelway Boulevard North	4472 Steelway Boulevard North	Clay, NY	13090
4	3530 East Pike Road	3530 East Pike Road	Zanesville, OH	43701
5	22 Northeastern Industrial Park	22 Northeastern Industrial Park	Guilderland, NY	12085
6	8 Northeastern Industrial Park	8 Northeastern Industrial Park	Guilderland, NY	12085
7	4 & 8 Marway Circle	4 & 8 Marway Circle	Gates, NY	14624
8	4500 & 4510 Steelway Boulevard South	4500 & 4510 Steelway Boulevard South	Clay, NY	13090
9	4474 Steelway Boulevard North	4474 Steelway Boulevard North	Clay, NY	13090
10	21 Northeastern Industrial Park	21 Northeastern Industrial Park	Guilderland, NY	12085
11	16725 Square Drive	16725 Square Drive	Marysville, OH	43040
12	5 Marway Circle	5 Marway Circle	Gates, NY	14624

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HERITAGE INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information

Number of Mortgaged Properties	12	Loan Seller		PCC
Location (City/State)	Various/Various	Cut-off Date Principal Balance(2)		$40,375,000
Property Type	Industrial	Cut-off Date Principal Balance per SF(2)(3)		$31.55
Size (SF)	2,578,919	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 2/19/2016	95.1%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/19/2016	95.1%	Type of Security		Fee Simple
Year Built / Latest Renovation	Various / Various	Mortgage Rate		4.64000%
Appraised Value(1)	$116,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Period (Months)		36

Underwritten Revenues	$10,616,900	Escrows
Underwritten Expenses	$2,958,656		Upfront	Monthly
Underwritten Net Operating Income (NOI)	$7,658,244	Taxes	$694,723	$141,872
Underwritten Net Cash Flow (NCF)	$6,986,357	Insurance	$64,203	$16,051
Cut-off Date LTV Ratio(3)	69.8%	Replacement Reserve	$0	$21,517
Maturity Date LTV Ratio(3)	61.3%	General TI/LC(4)	$800,000	$32,250
DSCR Based on Underwritten NOI / NCF(3)	1.52x / 1.39x	Staples Space TI/LC	$0	$33,333
Debt Yield Based on Underwritten NOI / NCF(3)	9.4% / 8.6%	Other(5)	$88,889	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$81,375,000	97.1%	Loan Payoff	$80,854,476	96.5%
Principal’s New Cash Contribution	2,416,629	2.9	Closing Costs	1,647,816	2.0
			Reserves	1,289,338	1.5
Total Sources	$83,791,629	100.0%	Total Uses	$83,791,629	100.0%

(1)	Appraised Value is based on the “as-is” portfolio value. The aggregate appraised “as-is” value of the Heritage Industrial Portfolio Properties on an individual basis is $108,500,000, which results in a Cut-off Date LTV Ratio of 75.0%. See “—Appraisal” below.

(2)	The Cut-off Date Principal Balance of $40,375,000 represents note A-2 of a $81,375,000 loan combination evidenced by two pari passu notes. The pari passu companion loan is evidenced by note A-1 in the original principal amount of $41,000,000. Such pari passu companion loan was contributed to the WFCM 2015-P2 securitization transaction.

(3)	Calculated based on the Heritage Industrial Portfolio Loan Combination. See “—The Mortgage Loan”

(4)	General TI/LC reserve does not include the Staples Contract & Commercial, Inc. (“Staples”) space.

(5)	Other upfront reserve represents deferred maintenance of $88,889 for items identified in the physical condition reports. See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “Heritage Industrial Portfolio Loan”) is part of a loan combination (the “Heritage Industrial Portfolio Loan Combination”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrowers’ fee simple interests in a portfolio of 12 industrial/warehouse/flex properties located in various states (each individually, a “Heritage Industrial Portfolio Property” and, collectively, the “Heritage Industrial Portfolio Properties”). The Heritage Industrial Portfolio Loan (evidenced by note A-2), which represents the non-controlling interest in the Heritage Industrial Portfolio Loan Combination, will be contributed to the Issuing Entity, has an outstanding balance as of the Cut-off Date of $40,375,000 and represents approximately 5.2% of the Initial Pool Balance. The related companion loan (the “Heritage Industrial Portfolio Companion Loan”), which has an outstanding principal balance as of the Cut-off Date of $41,000,000 and is evidenced by note A-1, represents the controlling interest in the Heritage Industrial Portfolio Loan Combination and was contributed to the WFCM 2015-P2 securitization transaction. The Heritage Industrial Portfolio Loan Combination was originated by Principal Commercial Capital on July 29, 2015. The Heritage Industrial Portfolio Loan Combination had an original principal balance of $81,375,000, and each note has an interest rate of 4.64000% per annum. The borrowers utilized the proceeds of the Heritage Industrial Portfolio Loan Combination to refinance the existing debt on the Heritage Industrial Portfolio Properties, fund reserves and pay closing costs.

The Heritage Industrial Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 112 months as of the Cut-off Date. The Heritage Industrial Portfolio Loan Combination requires payments of interest only for the initial 36 months, followed by monthly payments of interest and principal sufficient to amortize the loan over a 30-year amortization schedule. The scheduled maturity date of the Heritage Industrial Portfolio Loan Combination is the due date in August 2025. Provided that no event of default under the Heritage Industrial Portfolio Loan Combination is continuing, at any time after the earlier to occur of (i) the 48th month following the first monthly payment date of the Heritage Industrial Portfolio Loan Combination and (ii) the 25th payment date after the closing date of the last securitization into which the Heritage Industrial Portfolio Loan Combination is deposited, the Heritage Industrial Portfolio Loan Combination may be defeased, in whole or in part, with certain

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direct full faith and credit obligations of the United States of America or other obligations which are “government securities” permitted under the Heritage Industrial Portfolio Loan Combination documents. On or after the due date occurring in May 2025, the borrowers will be permitted to prepay the Heritage Industrial Portfolio Loan Combination in whole (but not in part) without incurring a prepayment premium or penalty.

■	The Mortgaged Properties. The Heritage Industrial Portfolio Properties consist of 12 industrial/warehouse/flex properties located in New York, Ohio and Pennsylvania. The Heritage Industrial Portfolio Properties, comprising an aggregate 2,578,919 SF, were constructed between 1953 and 1991. The borrowers acquired the Heritage Industrial Portfolio Properties in 2007, and occupancy has reportedly averaged approximately 91.5% since the time of acquisition. As of February 19, 2016, Total Occupancy and Owned Occupancy were both 95.1% at the Heritage Industrial Portfolio Properties.

2294 Molly Pitcher Highway is a 621,400 SF warehouse building located in Chambersburg, PA, less than 2.0 miles west of an I-81 interchange via Kriner Road. The building was constructed in phases between 1960 and 1991 and contains approximately 97% warehouse space and 3% office space. 2294 Molly Pitcher Highway is 100% leased to one tenant as of February 19, 2016. The sole tenant at 2294 Molly Pitcher Highway is Staples Contract & Commercial, Inc. which leases 621,400 SF through March 31, 2018 and contributes 30.1% of the overall UW Base Rent of the portfolio.

1001 & 1011 Air Park Drive is a two-building, 286,203 SF warehouse complex located in Middletown, PA, situated approximately 2.0 miles from the Pennsylvania Turnpike (I-76), offering access points to the east and west, and is also just off I-283, which offers access points north and south via I-83 and I-81. The buildings were constructed in 1991 and 1992 and contain approximately 96% warehouse space and 4% office space. 1001 & 1011 Air Park Drive is 100% leased to five tenants as of February 19, 2016. The largest tenant at 1001 & 1011 Air Park Drive is Iron Mountain Information Management, Inc. which leases 109,237 SF through January 31, 2021 and contributes 5.8% of the overall UW Base Rent of the portfolio.

4472 Steelway Boulevard North is a 378,500 SF warehouse building located in Clay, NY, approximately 1.5 miles north of the New York State Thruway (I-90), 4.0 miles west of I-81 and 8.0 miles west of the Syracuse Hancock International Airport. The building was constructed in 1977 and contains approximately 99% warehouse space and 1% office space. 4472 Steelway Boulevard North is 90.7% leased to three tenants as of February 19, 2016. The largest tenant at 4472 Steelway Boulevard North is Victory Packaging, L.P. which leases 195,949 SF through September 30, 2017 and contributes 7.6% of the overall UW Base Rent of the portfolio.

3530 East Pike Road is a 300,000 SF warehouse building located in Zanesville, OH, immediately south of I-70 with access 1.0 mile to the west, which offers access to Columbus and I-77, which in turn offers access points north and south. The building was constructed in 1991 and contains warehouse space and less than 1% office space. 3530 East Pike Road is 100% leased to one tenant as of February 19, 2016. The sole tenant at 3530 East Pike Road is Owens-Brockway Glass Container Inc. which leases 300,000 SF through April 30, 2017 and contributes 9.0% of the overall UW Base Rent of the portfolio.

22 Northeastern Industrial Park is a 104,000 SF warehouse building located in Guilderland, NY, immediately adjacent to the New York State Thruway (I-90) between two exits, and is part of the 586-acre, 3.0 million SF Northeastern Industrial Park. The building was constructed in 1989 and contains approximately 95% warehouse space and 5% office space. As of February 19, 2016, 22 Northeastern Industrial Park is 100% leased to one tenant, McLane Food Service, Inc., which leases 104,000 SF through August 31, 2018 and contributes 5.4% of the overall UW Base Rent of the portfolio.

8 Northeastern Industrial Park is a 199,045 SF warehouse building located in Guilderland, NY, immediately adjacent to the New York State Thruway (I-90) between two exits, and is part of the 586-acre, 3.0 million SF Northeastern Industrial Park. The building was constructed in 1953 and contains approximately 96% warehouse space and 4% office space. 8 Northeastern Industrial Park is 93.1% leased to three tenants as of February 19,

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2016. The largest tenant at 8 Northeastern Industrial Park is Warehouse Services, Inc. which leases 113,000 SF on a month-to-month tenancy and contributes 2.6% of the overall UW Base Rent of the portfolio.

4 & 8 Marway Circle is a two-building, 124,696 SF warehouse complex located in Gates, NY, situated less than 1.0 mile east of I-490, within close proximity to the I-490 Expressway Buffalo Road Entrance, and approximately 2.0 miles west of I-390, both of which access the New York State Thruway (I-90). The buildings were both constructed in 1980 and contain approximately 94% warehouse space and 6% office space. 4 & 8 Marway Circle is 100.0% leased to three tenants as of February 19, 2016. The largest tenant at 4 & 8 Marway Circle is Inland Transport Services which leases 61,816 SF through August 31, 2017 and contributes 2.0% of the overall UW Base Rent of the portfolio.

4500 & 4510 Steelway Boulevard South is a two-building, 123,000 SF warehouse complex located in Clay, NY, approximately 1.5 miles north of the New York State Thruway (I-90), 4.0 miles west of I-81 and 8.0 miles west of the Syracuse Hancock International Airport. The buildings were both constructed in 1970 and contain approximately 99% warehouse space and 1% office space. 4500 & 4510 Steelway Boulevard South is 100% leased to two tenants as of February 19, 2016. The largest tenant at 4500 & 4510 Steelway Boulevard South is Packaging Corporation of America which leases 82,356 SF through June 30, 2018 and contributes 3.2% of the overall UW Base Rent of the portfolio.

4474 Steelway Boulevard North is a 160,000 SF warehouse building located in Clay, NY, approximately 1.5 miles north of the New York State Thruway (I-90), 4.0 miles west of I-81 and 8.0 miles west of the Syracuse Hancock International Airport. The building was constructed in 1977 and contains approximately 99% warehouse space and 1% office space. 4474 Steelway Boulevard North is 100% leased to two tenants as of February 19, 2016. The largest tenant at 4474 Steelway Boulevard North is Rotondo Warehouse which leases 112,000 SF through June 30, 2021 and contributes 3.6% of the overall UW Base Rent of the portfolio.

21 Northeastern Industrial Park is a 100,065 SF warehouse building located in Guilderland, NY, immediately adjacent to the New York State Thruway (I-90) between two exits, and is part of the 586-acre, 3.0 million SF Northeastern Industrial Park. The building was constructed in 1987 and contains approximately 98% warehouse space and 2% office space. 21 Northeastern Industrial Park is 100% leased to two tenants as of February 19, 2016. The largest tenant at 21 Northeastern Industrial Park is Dynarex Corporation which leases 72,065 SF through February 28, 2023 and contributes 2.8% of the overall UW Base Rent of the portfolio.

16725 Square Drive is a 130,735 SF warehouse building located in Marysville, OH, near the junction of US Highway 36 and US Highway 33, which provides expressway access to I-270 and the Columbus outer-belt expressway, approximately 20 miles to the southeast. The building was constructed in 1987 and contains approximately 94% warehouse space and 6% office space. 16725 Square Drive is 50.0% leased to one tenant as of February 19, 2016. The sole tenant at 16725 Square Drive is Midwest Express Inc. which leases 65,368 SF through October 31, 2017 and contributes 2.4% of the overall UW Base Rent of the portfolio.

5 Marway Circle is a 51,275 SF flex building located in Gates, NY, situated less than 1.0 mile east of I-490, within close proximity to the I-490 Expressway Buffalo Road Entrance, and approximately 2.0 miles west of I-390, both of which access the New York State Thruway (I-90). The building was constructed in 1976 and contains approximately 65% office space and 35% warehouse space. 5 Marway Circle is 76.6% leased to eight tenants as of February 19, 2016. The largest tenant at 5 Marway Circle is Dynamic Elite Athletics, LLC which leases 13,750 SF through August 31, 2020 and contributes 0.7% of the overall UW Base Rent of the portfolio.

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The following table presents certain information relating to the Heritage Industrial Portfolio Properties:

Property Name	Detailed Property Type	City	State	Year Built	Total GLA	Loading Docks/Drive- In Doors	Clear Height (Feet)	Occupancy(1)	Allocated Cut-Off Date Loan Combination Amount	% Allocated Cut-off Date Loan Combination Amount	Appraised Value
2294 Molly Pitcher Highway	Warehouse	Chambersburg	PA	1960	621,400	62/17	24-32	100.0%	$28,200,000	34.70%	$37,600,000
1001 & 1011 Air Park Drive	Warehouse	Middletown	PA	1991/1992	286,203	55/1	30	100.0%	14,400,000	17.7	19,200,000
4472 Steelway Boulevard North	Warehouse	Clay	NY	1977	378,500	29/3	20	90.7%	6,750,000	8.3	9,000,000
3530 East Pike Road	Warehouse	Zanesville	OH	1991	300,000	13/1	30 eave 36 peak	100.0%	6,427,500	7.9	8,570,000
22 Northeastern Industrial Park	Warehouse	Guilderland	NY	1989	104,000	22/1	30	100.0%	4,350,000	5.3	5,800,000
8 Northeastern Industrial Park	Warehouse	Guilderland	NY	1953	199,045	38/4	24	93.1%	4,275,000	5.3	5,700,000
4 & 8 Marway Circle	Warehouse	Gates	NY	1980	124,696	14/1	22	100.0%	3,825,000	4.7	5,100,000
4500 & 4510 Steelway Boulevard South	Warehouse	Clay	NY	1970	123,000	26/1	28	100.0%	3,075,000	3.8	4,100,000
4474 Steelway Boulevard North	Warehouse	Clay	NY	1977	160,000	16/0	28	100.0%	2,925,000	3.6	3,900,000
21 Northeastern Industrial Park	Warehouse	Guilderland	NY	1987	100,065	16/2	36	100.0%	2,925,000	3.6	3,900,000
16725 Square Drive	Warehouse	Marysville	OH	1987	130,735	18/1	20.2 eave 25.4 peak	50.0%	2,647,500	3.3	3,530,000
5 Marway Circle	Flex	Gates	NY	1976	51,275	13/2	22	76.6%	1,575,000	1.9	2,100,000
Total / Wtd. Avg.					2,578,919			95.1%	$81,375,000	100.0%	$108,500,000(2)

(1)	Occupancy as of February 19, 2016.

(2)	The appraised value of $108,500,000 represents the aggregate “as-is” appraised value of the Heritage Industrial Portfolio Properties on an individual basis. The “as-is” appraised value of the Heritage Industrial Portfolio Properties as a combined portfolio is $116,500,000.

The following table presents information relating to the major tenants at the Heritage Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Staples Contract & Commercial, Inc.	BBB- / Baa2 / BBB-	621,400	24.1%	$2,609,880	30.1%	$4.20	3/31/2018	1, 5-year option
Owens-Brockway Glass Container Inc.	NR / Ba3 / BB	300,000	11.6	780,000	9.0	2.60	4/30/2017	2, 5-year options
Victory Packaging, L.P.	NR / NR / NR	195,949	7.6	655,991	7.6	3.35	9/30/2017	1, 5-year option
Iron Mountain Information Management, Inc. (2)(3)	NR / Ba3 / B+	149,881	5.8	636,297	7.3	4.25	Various	2, 5-year options
McLane Foodservice, Inc.	A+ / Aa2 / AA	104,000	4.0	468,000	5.4	4.50	8/31/2018	NA
Rotondo Warehouse(4)	NR / NR / NR	142,000	5.5	398,200	4.6	2.80	Various	1, 5-year option
CMH Space Flooring Products, Inc.	NR / NR / NR	91,452	3.5	384,087	4.4	4.20	9/30/2017	NA
McGrann Paper Corporation	NR / NR / NR	117,329	4.5	322,655	3.7	2.75	8/31/2019	2, 5-year options
Packaging Corporation of America	NR / Baa3 / BBB	82,356	3.2	280,010	3.2	3.40	6/30/2018	1, 3-year option
Dynarex Corporation	NR / NR / NR	72,065	2.8	241,418	2.8	3.35	2/28/2023	1, 5-year option
Ten Largest Owned Tenants		1,876,432	72.8%	$6,776,538	78.0%	$3.61
Remaining Owned Tenants		576,099	22.3	1,906,066	22.0	3.31
Vacant Spaces (Owned Space)		126,388	4.9	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		2,578,919	100.0%	$8,682,604	100.0%	$3.54

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Iron Mountain Information Management, Inc. (“Iron Mountain”) is a tenant at both the 1001 Air Park Drive and 4500 Steelway Boulevard South buildings and leases its space under the following terms: (a) 1001 Air Park Drive---109,237 SF at UW Base Rent of $4.64 per SF with a lease expiration of January 2021 with two, 5-year renewal options; (b) 4500 Steelway Boulevard South---40,644 SF at UW Base Rent of $3.18 per SF with a lease expiration of September 2022 with two, 5-year renewal options. Iron Mountain has a right of first refusal to purchase the 4500 Steelway Boulevard South property.

(3)	Iron Mountain subleases a portion of its space to an affiliate.

(4)	Rotondo Warehouse is a tenant at both the 4474 Steelway Boulevard North and the 4472 Steelway Boulevard North buildings and leases its space under the following terms: (a) 4474 Steelway Boulevard North—112,000 SF at UW Base Rent of $2.78 per SF with a lease expiration of June 2021 with one, 5-year renewal option; (b) 4472 Steelway Boulevard North---30,000 SF at UW Base Rent of $2.90 per SF with a lease expiration of September 2016.

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The following table presents the lease rollover schedule at the Heritage Industrial Portfolio Properties, based on the initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA(3)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	115,750	4.5%	4.5%	$240,165	2.8%	$2.07	2
2016	78,321	3.0	7.5%	240,606	2.8	3.07	4
2017	815,581	31.6	39.2%	2,561,245	29.5	3.14	8
2018	897,699	34.8	74.0%	3,694,559	42.6	4.12	6
2019	152,294	5.9	79.9%	501,280	5.8	3.29	3
2020	19,250	0.7	80.6%	85,111	1.0	4.42	3
2021	252,677	9.8	90.4%	943,945	10.9	3.74	3
2022	48,894	1.9	92.3%	174,275	2.0	3.56	2
2023	72,065	2.8	95.1%	241,418	2.8	3.35	1
2024	0	0.0	95.1%	0	0.0	0.00	0
2025	0	0.0	95.1%	0	0.0	0.00	0
2026	0	0.0	95.1%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	95.1%	0	0.0	0.00	0
Vacant	126,388	4.9	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	2,578,919	100.0%		$8,682,604	100.0%	$3.54	32(2)

(1)	Calculated based on approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Some expiring tenants are tenants with multiple leases.

The following table presents certain information relating to historical leasing at the Heritage Industrial Portfolio Properties:

Historical Leased %(1)

	2011	2012	2013	2014	2015	As of 2/19/2016
Owned Space	94.0%	90.2%	93.9%	94.3%	95.1%	95.1%

(1)	As provided by the borrowers and represents occupancy as of December 31 for the indicated year unless specified otherwise.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Heritage Industrial Portfolio Properties:

Cash Flow Analysis(1)

	2012	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$8,239,034	$8,316,139	$8,500,363	$8,409,041	$8,593,134	$3.33
Contractual Rent Steps(2)	0	0	0	0	89,470	0.03
Gross Up Vacancy	0	0	0	0	403,941	0.16
Total Rent	$8,239,034	$8,316,139	$8,500,363	$8,409,041	$9,086,545	$3.52
Total Reimbursables	$1,730,488	1,766,020	1,916,629	1,862,169	2,089,139	0.81
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss(3)	0	0	0	0	(558,784)	(0.22)
Effective Gross Income	$9,969,522	$10,082,159	$10,416,992	$10,271,210	$10,616,900	$4.12

Real Estate Taxes	$1,573,912	$1,612,014	$1,624,139	$1,639,592	$1,636,282	$0.63
Insurance	160,000	170,000	170,000	175,101	175,100	0.07
Management Fee	299,085	302,465	312,510	308,136	318,507	0.12
Other Operating Expenses	811,651	793,060	890,795	828,767	828,767	0.32
Total Operating Expenses	$2,844,648	$2,877,539	$2,997,444	$2,951,596	$2,958,656	$1.15

Net Operating Income	$7,124,874	$7,204,620	$7,419,548	$7,319,614	$7,658,244	$2.97
TI/LC	0	0	0	0	413,995	0.16
Replacement Reserves	0	0	0	0	257,892	0.10
Net Cash Flow	$7,124,874	$7,204,620	$7,419,548	$7,319,614	$6,986,357	$2.71

(1)	The Heritage Industrial Portfolio Properties were underwritten on a portfolio basis.

(2)	Contractual Rent Steps of $89,470 are underwritten based upon the actual scheduled increases through July 2016.

(3)	The underwritten physical vacancy is 5.0%. The Heritage Industrial Portfolio Properties were 92.3% physically occupied as of February 19, 2016.

■	Appraisal. According to the appraisals dated between June 4, 2015 and June 10, 2015, the Heritage Industrial Portfolio Properties had an aggregate “as-is” appraised value of $108,500,000. According to the portfolio appraisal dated July 1, 2015, the Heritage Industrial Portfolio Properties had a portfolio value of $116,500,000.

■	Environmental Matters. Based on the Phase I environmental reports dated between May 27, 2015 and June 4, 2015, there were no recommendations for further action for the Heritage Industrial Portfolio Properties other than the continuation or implementation of an operations and maintenance plan for asbestos for 2294 Molly Pitcher Highway, 4474 Steelway Boulevard North, 4500 & 4510 Steelway Boulevard South, 8 Northeastern Industrial Park, 21 Northeastern Industrial Park, 22 Northeastern Industrial Park, 4 & 8 Marway Circle, 5 Marway Circle and 16725 Square Drive, which were in place at origination of the Heritage Industrial Portfolio Loan Combination.

■	Market Overview and Competition. The Heritage Industrial Portfolio Properties are located in five markets.

Harrisburg, Pennsylvania MSA (2 properties totaling 907,603 SF, 35.2% of NRA, 43.9% of UW Base Rent) 2294 Molly Pitcher Highway is located in Chambersburg, Pennsylvania. According to the appraisal, the property is located in the Harrisburg West Industrial submarket, which has an overall inventory of 74.6 million SF. As of Q1 2015, the vacancy rate for the submarket was 4.2% with an average quoted rental rate of $4.08 per SF, triple net.

The 1001 & 1011 Air Park Drive property is located within the Airport Industrial Park in Middletown, Pennsylvania. According to the appraisal, the property is located in the Harrisburg East Industrial submarket, which is comprised of 585 buildings with nearly 44.6 million SF of space. As of Q1 2015, the vacancy rate in the submarket was 8.9% and the average quoted rental rate was $3.39 per SF, triple net. The appraisal reports roughly 8.8 million SF of industrial properties within a 3-mile radius of the 1001 & 1011 Air Park Drive property.

Syracuse, New York MSA (3 properties totaling 661,500 SF, 25.7% of NRA, 22.6% of UW Base Rent) The 4472 Steelway Boulevard North, 4474 Steelway Boulevard North and 4500 & 4510 Steelway Boulevard South properties are located in an industrial park in Clay, New York, in suburban Syracuse. According to the appraisal,

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each property is located in the NE Outer Onondaga County Warehouse submarket. As of Q1 2015, the submarket included nearly 9.3 million SF of space in 144 buildings, with a 2.4% vacancy rate and an average quoted rental rate of $3.97 per SF, triple net.

Albany, New York MSA (3 properties totaling 403,110 SF, 15.6% of NRA, 14.6% of UW Base Rent) The 8, 21 and 22 Northeastern Industrial Park properties are located in the Northeastern Industrial Park in Guilderland, New York, within the Albany MSA. The Northeastern Industrial Park is served by three rail lines (CSX, Canadian Pacific and Norfolk Southern). According to the appraisal, the properties are located in the West Outer Albany County submarket. As of Q1 2015, the submarket included just over 6.1 million SF of space in 102 buildings, with a 13.2% vacancy rate and an average quoted rental rate of $4.27 per SF, triple net.

Rochester, New York MSA (2 properties totaling 175,971 SF, 6.8% of NRA, 7.5% of UW Base Rent) The properties located at 4 & 8 Marway Circle and 5 Marway Circle in Gates, New York are located within an industrial park. Marway Circle is approximately four miles northwest of the Greater Rochester International Airport and six miles west of the Rochester central business district. According to the related appraisal, the 4 & 8 Marway Circle property was noted as being located in the Southwest Rochester Warehouse Industrial submarket. As of Q1 2015, the submarket included 234 buildings totaling just less than 9.9 million SF of space, with a 12.9% vacancy rate and an average quoted rental rate of $7.58 per SF/year. The appraisal for 5 Marway Circle indicated the property was located in the Southwest Rochester Flex submarket. As of Q1 2015, the submarket included 25 buildings totaling just under 3.5 million SF of space, with a 31.8% vacancy rate and an average quoted rental rate of $8.03 per SF, triple net.

Columbus, Ohio MSA (2 properties totaling 430,735 SF, 16.7% of NRA, 11.4% of UW Base Rent) 16725 Square Drive is located in Marysville, Ohio. According to the appraisal, the subject is located in the Union County Warehouse submarket. As of Q1 2015, the submarket was comprised of 114 buildings totaling nearly 5.9 million SF of space, with a 7.5% vacancy rate and an average quoted rental rate of $3.67 per SF, triple net.

3530 East Pike Road is located in Zanesville, Ohio. According to the appraisal, the subject is located in the Muskingum and Surrounding Counties Warehouse/Distribution submarket. The submarket includes 73 buildings ranging in size from 50,000 to 500,000 SF with just over 11 million SF in total. As of Q1 2015, the vacancy rate for the submarket was 13.3% with an average quoted rental rate of $3.84 per SF, triple net.

■	The Borrowers. The borrowers consist of a two tenants-in-common structure, comprised of 550BSA III, LLC and Tri-Martin IV, LLC, each of which is a single purpose entity and Delaware limited liability company with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Heritage Industrial Portfolio Loan Combination. Steven Greenberg and Jeffrey Greenberg are the guarantors of certain non-recourse carveouts under the Heritage Industrial Portfolio Loan Combination. Combined, the guarantors own 62.2% of 550BSA III, LLC and 36.4% of Tri-Martin IV, LLC and are the managing members of both borrowing entities.

■	Escrows. The Heritage Industrial Portfolio Loan documents provide for upfront escrows in the amount of $88,889 for deferred maintenance, $800,000 for tenant improvements and leasing commissions for space other than Staples (the “General TI/LC Reserve”) $694,723 for real estate taxes and $64,203 for insurance premiums. The Heritage Industrial Portfolio Loan Combination documents require ongoing monthly deposits in the amount determined by the lender for real estate taxes and insurance (currently $141,872 for real estate taxes and $16,051 for insurance premiums), $21,517 for replacement reserves and $32,250 into the General TI/LC Reserve (subject to a cap of $500,000).

The Heritage Industrial Portfolio Loan Combination documents require escrows to cover the costs of tenant improvements and leasing commissions for the Staples space (the “Staples Space TI/LC Reserve”) consisting of monthly deposits of $33,333 for the first 15 months of the Heritage Industrial Portfolio Loan Combination term and $83,333 beginning on the first payment date 12 months prior to Staples’ lease expiration (subject to a combined

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cap of $1,500,000). In lieu of the $83,333 monthly deposits, a $1,000,000 letter of credit may be provided by the borrowers no later than 13 months prior to the Staples lease expiration. The Heritage Industrial Portfolio Loan Combination documents also require monthly deposits of $100,000 starting on the first payment date on or after the date that is 18 months prior to a subsequent lease expiration for Staples (or for any replacement tenant that leases all of Staples’ space) until such time as funds have accumulated to $1,800,000 for the reimbursement of tenant improvements and leasing commissions for the Staples space; provided that in lieu of such deposits, an $1,800,000 letter of credit may be provided by the borrowers. In addition, if only a portion of the Staples space has been leased to a replacement tenant(s), monthly deposits are required starting 18 months prior to the then-scheduled expiration date of such lease in an amount equal to $0.16 per SF for such tenant’s space (provided that if such replacement lease is for less than five years, the required deposit will be equal to the foregoing amount multiplied by the number of years for such lease divided by five). If a Cash Sweep Trigger Event (as defined below) is continuing, and funds in the cash management account are insufficient to pay monthly debt service payments on the Heritage Industrial Portfolio Loan Combination, and no event of default under the loan documents exists, at the borrowers’ request, the lender is required to apply funds in the Staples TI/LC Reserve to pay monthly debt service payments; provided that the maximum aggregate amount of such reserve permitted to be applied for such purpose is $480,000.

■	Lockbox and Cash Management. The Heritage Industrial Portfolio Loan Combination is structured with a hard lockbox and springing cash management. The Heritage Industrial Portfolio Loan Combination requires all rents to be directly deposited by tenants of the Heritage Industrial Portfolio Properties into the lockbox account. The Heritage Industrial Portfolio Loan Combination documents also require that the borrowers or property manager deposit all rents into the lockbox account within three business days of receipt. Prior to the occurrence of a Cash Sweep Trigger Event (as defined below), all funds in the lockbox account are swept into the borrowers’ operating account. Upon the occurrence and during the continuance of a Cash Sweep Trigger Event, all cash flow is required to be swept from the lockbox account into a lender-controlled cash management account.

A “Cash Sweep Trigger Event” means the occurrence of any one or more of the following as determined by the lender in its sole discretion: (a) an event of default under the Heritage Industrial Portfolio Loan Combination documents, (b) the amortizing debt service coverage ratio is less than 1.10x as of the last day of any calendar quarter for such quarter, or (c) Staples (i) ceases to operate its business from all or any material portion of the Staples space for more than 30 consecutive days, (ii) becomes the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or files for bankruptcy or other insolvency proceedings, (iii) provides notice of its intent to terminate the Staples lease, or (iv) defaults under any monetary or material non-monetary term of the Staples lease and such monetary or material non-monetary default continues after any applicable notice and cure period and such monetary or material non-monetary default would allow the borrowers to terminate the Staples lease.

A “Cash Sweep Cure” will occur, with respect to clause (a) above, upon the cure of such event of default; with respect to clause (b) above, upon the amortizing debt service coverage ratio being equal to or greater than 1.15x for two consecutive calendar quarters; with respect to clause (c) above, upon the amortizing debt service ratio being equal to or greater than 1.20x for two consecutive calendar quarters; provided, however, that such Cash Sweep Cure set forth in this definition shall be subject to the following conditions: (x) no event of default shall have occurred and be continuing under the cash management agreement or any of the Heritage Industrial Portfolio Loan Combination documents, (y) no other Cash Sweep Trigger Event shall have occurred and be continuing, and (z) the borrowers shall have paid all of the lender’s expenses in connection with such Cash Sweep Cure including, without limitation, reasonable attorney’s fees and expenses.

■	Property Management. The Heritage Industrial Portfolio Properties are currently managed by Heritage Industrial Fund I, LLC and Avenue B, C & E, LLC, each of which is an affiliate of the borrowers, pursuant to separate management agreements. The Heritage Industrial Portfolio Loan Combination documents provide that the borrowers may not terminate or replace the property managers without the prior written consent of the lender (which shall not be unreasonably withheld). The Heritage Industrial Portfolio Loan Combination documents

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provide that if (a) an event of default has occurred and is continuing, (b) the property manager becomes bankrupt or insolvent, or (c) a default beyond any applicable notice and cure period by the property manager occurs under any management agreement, then the lender, at its option, may require the borrowers to engage a replacement property manager and terminate the respective property manager.

■	Purchase Option. Midwest Express, Inc., the sole tenant at the 16725 Square Drive property, has the right to purchase such property at any time after the 25th payment date after the securitization of the Heritage Industrial Portfolio Loan Combination, for a purchase price equal to $4,000,000 plus all applicable defeasance costs.

■	Partial Release. Provided no event of default is then continuing under the Heritage Industrial Portfolio Loan Combination documents, at any time prior to the maturity date and after the date that is the earlier to occur of (a) the 25th payment date following the startup day of any REMIC which holds the final portion of the Heritage Industrial Portfolio Loan Combination, and (b) 48 months following the first payment date, the borrowers may obtain the release of any of the Heritage Industrial Portfolio Properties in connection with a partial defeasance, subject to certain conditions including: (i) the principal balance defeased equals the greater of (a) 120% of the allocated loan amount for the properties located in Pennsylvania (2294 Molly Pitcher Highway; 1001 & 1011 Air Park Drive) and Guilderland, New York (8 Northeastern Industrial Park; 21 Northeastern Industrial Park and 22 Northeastern Industrial Park) or 110% of the allocated loan amount for all other properties; and (b) an amount equal to 100% of the net proceeds of the sale of the released property; (ii) the remaining portfolio, following release, would have (x) an amortizing debt service coverage ratio utilizing annual net operating income (without deduction for tenant improvements, leasing commissions or replacement reserves) from leases on the remaining premises that have remaining terms of at least 18 months of at least 1.25x and (y) a loan-to-value ratio of not more than 75.0%; (iv) at the lender’s option, the lender has received confirmation from each rating agency rating the Series CGCMT 2016-P3 certificates that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2016-P3 certificates, along with similar confirmations from each rating agency rating any securities backed by the Heritage Industrial Portfolio Companion Loan; and (v) receipt of a REMIC opinion.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The Heritage Industrial Portfolio Loan Combination documents require that the “all risk” insurance policy required to be maintained by the borrowers provides coverage for terrorism in an amount equal to the full replacement cost of the Heritage Industrial Portfolio Properties. The Heritage Industrial Portfolio Loan Combination documents also require business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity; provided that if the policies contain an exclusion for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, the borrowers are required to maintain separate insurance against such loss or damage provided such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender. The “all risk” insurance is required to contain a deductible that is acceptable to the lender and is no larger than $50,000. See “Risk Factors – Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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CARTIFACT
MANHATTAN
QUEENS
Long Island City
Roosevelt Island
Sutton Place
Ravenswood
Dutch Kills
Queens Plaza
Hunters Point
Sunnyside
Greenpoint
BROOKLYN
East River
Newtown Creek
Roosevelt Island - Main St
21st St - Queensbridge
39th Ave
Queensboro Plaza
Queens Plaza
23rd St - Ely Av
Court House Square
Long Island City - Court Sq
21st St
Vernon Blvd - Jackson Ave
Hunters Point Ave
33rd St
Greenpoint Ave
One Court Square
1 Court Square
Long Island City, NY 11101
Con Edison
Silvercup Studios
Two Court Square
MoMA PS1
Queens West Development
Hunter's Point South Development
Anheuser-Busch
LaGuardia Community College
JetBlue Airways
Gotham Center
QUEENSBORO BRIDGE
LONG ISLAND EXPRESSWAY
QUEENS MIDTOWN TUNNEL
THOMSON AVE
JACKSON AVE
HUNTERS POINT AVE
BORDEN AVE
GREENPOINT AVE
New York
MANHATTAN
BROOKLYN
Upper East Side
Upper West Side
West New York
Astoria
Long Island City
Carnegie Hall
Rockefeller Center
Times Square
United Nations
Midtown
Empire State Building
Hoboken
Jersey City
SoHo
Financial District
NYU

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Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Natixis
Location (City/State)	Long Island City, NY	Cut-off Date Principal Balance(2)	$40,000,000
Property Type	Office	Cut-off Date Principal Balance per SF(1)	$224.74
Size (SF)	1,401,609	Percentage of Initial Pool Balance	5.2%
Total Occupancy as of 4/1/2016	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 4/1/2016	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1989 / 2014	Mortgage Rate	3.89300%
Appraised Value	$640,000,000	Original Term to Maturity (Months)	60
Original Amortization Term (Months)	NAP
Original Interest Only Term (Months)	60
Underwritten Revenues	$54,976,719
Underwritten Expenses	$22,110,231	Escrows(3)
Underwritten Net Operating Income (NOI)	$32,866,488	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$31,254,638	Taxes	$0	$0
Cut-off Date LTV Ratio(1)	49.2%	Insurance	$0	$0
Maturity Date LTV Ratio(1)	49.2%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.64x / 2.51x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	10.4% / 9.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$315,000,000	94.0%	Mortgage Loan Payoff	$290,000,000	86.6%
Principal’s New Cash Contribution	19,932,157	6.0	B-note Payoff	25,000,000	7.5
Closing Costs	19,932,157	6.0
Total Sources	$334,932,157	100.0%	Total Uses	$334,932,157	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the One Court Square Loan Combination.

(2)	The One Court Square Loan, with an outstanding principal balance as of the Cut-off Date of $40,000,000, is evidenced by the non-controlling note A-5, and is part of the $315,000,000 One Court Square Loan Combination, which is evidenced by five pari passu notes. The companion loans are evidenced by (i) the controlling note A-1, which had an original principal balance of $50,000,000 and will be held by Natixis Real Estate Capital LLC and (ii) the non-controlling note A-2, note A-3 and note A-4, which had revised and original principal balances of $75,000,000, $70,000,000 and $80,000,000, respectively; and were contributed to the WFCM 2016-NXS5 securitization transaction, WFCM 2015-NXS4 securitization transaction and WFCM 2015-NXS3 securitization transaction, respectively. See “—The Mortgage Loan” below.

(3)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “One Court Square Loan”) is part of a loan combination (the “One Court Square Loan Combination”) evidenced by five pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in a Class A office complex located in Long Island City, New York (the “One Court Square Property”). The One Court Square Loan, which is evidenced by note A-5 and represents a non-controlling interest in the One Court Square Loan Combination, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 5.2% of the Initial Pool Balance. The related companion loans (the “One Court Square Companion Loans”), which are evidenced by note A-1 (which represents the controlling interest in the One Court Square Loan Combination), note A-2, note A-3 and note A-4 (each of which represents a non-controlling interest in the One Court Square Loan Combination), have an aggregate outstanding principal balance as of the Cut-off Date of $275,000,000. The controlling note A-1 had an original principal balance of $50,000,000 and is held by Natixis Real Estate Capital LLC. The non-controlling note A-2, note A-3 and note A-4 had revised and original principal balances of $75,000,000, $70,000,000 and $80,000,000, respectively and were contributed to the WFCM 2016-NXS5 securitization transaction, WFCM 2015-NXS4 securitization transaction and WFCM 2015-NXS3 securitization transaction, respectively. The One Court Square Loan Combination was originated by Natixis Real Estate Capital LLC on September 1, 2015, has an outstanding principal balance as of the Cut-off Date of $315,000,000 and accrues interest at an interest rate of 3.89300% per annum. The proceeds of the One Court Square Loan Combination were used to refinance the One Court Square Property and pay origination costs. The One Court Square Property was previously securitized in the CD 2005-CD1 transaction.

The One Court Square Loan had an initial term of 60 months and has a remaining term as of the Cut-off Date of 53 months. The One Court Square Loan requires interest only payments through the term of the One Court Square Loan. The scheduled maturity date of the One Court Square Loan is the due date in September 5, 2020. On or after November 5, 2017(which is the first payment date after the second anniversary of the “start-up date” of October 13, 2015 identified in the REMIC declaration related to the One Court Square Loan), the borrower has the right to defease the One Court Square Loan Combination in whole or in part. The borrower has the right to

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prepay the One Court Square Loan Combination in whole or in part on any date before June 5, 2020, provided that the borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the One Court Square Loan Combination is prepayable without penalty on or after June 5, 2020.

■	The Mortgaged Property. The One Court Square Property is a Class A, LEED Silver certified office complex located in Long Island City, New York in the borough of Queens. The One Court Square Property is comprised of a 50-story tower and two low-rise buildings connected via a glass rotunda and bridge with landscaped plaza. The One Court Square Property is the tallest building in the state of New York outside of Manhattan, with unobstructed views of the New York City skyline. The One Court Square Property contains in the aggregate approximately 1,538,747 SF of gross rentable area, as per re-measurement based on current market practices, situated on approximately 1.9 acres. As of April 1, 2016, the One Court Square Property is 100.0% leased to Citibank, N.A. (‘‘Citibank’’ or “Citi”) pursuant to a triple-net lease. As per the current lease, the total gross leasable area is 1,401,609 SF. The One Court Square Property was built-to-suit for Citibank and has been fully-leased by Citibank since construction in 1989. Between 2012 and 2014, Citibank fully renovated and modernized 15 floors of the One Court Square Property, while upgrading the pantries and bathrooms on an additional 10 floors. Citibank spent approximately $100.0 million ($71.19 per SF) on these renovations. The One Court Square Property has a multi-level lobby of white marble, tinted glass, and black terrazzo flooring. The One Court Square Property contains many amenities including a fitness center and dining services, an ATM, a florist, a newsstand, a beauty salon, a shoe repair shop, a gourmet coffee stand, and a branch of the Queens Public Library. Citibank is rated A+/A1/A by Fitch/Moody’s/S&P and is the consumer and corporate banking arm of Citigroup, Inc. (‘‘Citigroup’’) (NYSE: C). Citigroup, headquartered in New York City, is one of the largest financial services holding companies in the world, providing a range of financial services to consumer and corporate customers around the globe. In the fourth quarter of 2015, Citigroup reported net income of $3.3 billion on revenues of $18.5 billion, compared to net income of $344.0 million on revenues of $17.9 billion for the fourth quarter of 2014. Citibank has retail operations in more than 100 countries and over 1,400 offices, more than half of which are located in the United States. Citibank offers banking services to consumers and small businesses, offering deposits and loans, and utilizing Citigroup’s range of financial services, by offering insurance and investment products. There are approximately 5,000 Citibank employees working at the One Court Square Property in various divisions that include consumer banking, retail banking, credit cards and compliance. The credit card unit of Citibank is one of the largest users of space in the One Court Square Property.

The following table presents certain information relating to the major tenant at the One Court Square Property:

Tenant Name	Tenant Description	Renewal/Extension Options
Citibank(1)	Citibank is rated A+/A1/A by Fitch/Moody’s/S&P and is the consumer and corporate banking arm of Citigroup, Inc. (‘‘Citigroup’’) (NYSE: C). Citigroup, headquartered in New York City, is one of the largest financial services holding companies in the world, providing a range of financial services to consumer and corporate customers around the globe. In the fourth quarter of 2015, Citigroup reported net income of $3.3 billion on revenues of $18.5 billion, compared to net income of $344.0 million on revenues of $17.9 billion for the fourth quarter of 2014	5, 5-year options(2)

(1)	Citibank subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

(2)	Citibank has five, five-year extension options at 95.0% of fair market value, with 15 months prior notice, for either (i) the entire premises; (ii) a portion of the premises containing not less than three continuous office floors on or above the sixth floor plus all/or any portion of the retail space and/or storage space located in the lobby and/or sub-concourse, the mechanical areas, rooftop areas, and the 3rd floor and/or 4th floor and/or 50th floor, whether or not the same is contiguous to any other portion of the extension premises or (iii) all or any portion of the premises comprising retail space and/or storage space located in the lobby and/or concourse areas of the building.

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The following table presents certain information relating to the major tenant at the One Court Square Property:

Largest Tenant Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Citibank(1)	A+ / A1 / A	1,401,609	100.0%	$35,760,000	100.0%	$25.51	5/11/2020	5, 5-year options(2)
Total		1,401,609	100.0%	$35,760,000	100.0%	$25.51
Vacant		0	0.0	0	0.0	0.00
Total / Wtd. Avg.		1,401,609	100.0%	$35,760,000	100.0%	$25.51

(1)	Citibank subleases a portion of the retail space to outside tenants and the 44th floor to National Benefit Life Insurance Company.

(2)	Citibank has five, five-year extension options at 95.0% of fair market value, with 15 months prior notice, for either (i) the entire premises; (ii) a portion of the premises containing not less than three continuous office floors on or above the sixth floor plus all/or any portion of the retail space and/or storage space located in the lobby and/or sub-concourse, the mechanical areas, rooftop areas, and the 3rd floor and/or 4th floor and/or 50th floor, whether or not the same is contiguous to any other portion of the extension premises; or (iii) all or any portion of the premises comprising retail space and/or storage space located in the lobby and/or concourse areas of the building.

The following table presents the lease rollover schedule at the One Court Square Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	0	0.0	0.0%	0	0.0	0.00	0
2018	0	0.0	0.0%	0	0.0	0.00	0
2019	0	0.0	0.0%	0	0.0	0.00	0
2020	1,401,609	100.0	100.0%	35,760,000	100.0	25.51	1
2021	0	0.0	100.0%	0	0.0	0.00	0
2022	0	0.0	100.0%	0	0.0	0.00	0
2023	0	0.0	100.0%	0	0.0	0.00	0
2024	0	0.0	100.0%	0	0.0	0.00	0
2025	0	0.0	100.0%	0	0.0	0.00	0
2026	0	0.0	100.0%	0	0.0	0.00	0
2027 & Thereafter	0	0.0	100.0%	0	0.0	0.00	0
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	1,401,609	100.0%		$35,760,000	100.0%	$25.51	1

(1)	Information obtained from the underwritten rent roll.

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The following table presents certain information relating to historical leasing at the One Court Square Property:

Historical Leased %(1)

	2012	2013	2014	2015	As of 4/1/2016
Owned Space	100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information obtained from the Citi lease.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Court Square Property:

Cash Flow Analysis(1)

	In Place	Underwritten	Underwritten $ per SF
Base Rent	$35,760,000	$35,760,000	$25.51
Contractual Rent Steps	0	0	0.00
Gross Up Vacancy	0	0	0.00
Total Rent	$35,760,000	$35,760,000	$25.51
Total Reimbursables	0	22,110,231	15.77
Parking Income	0	0	0.00
Other Income	0	0	0.00
Vacancy & Credit Loss	0	(2,893,512)(2)	(2.06)
Effective Gross Income	$35,760,000	$54,976,719	$39.22

Real Estate Taxes	$0	$6,865,429	$4.90
Insurance	0	615,498	0.44
Management Fee	0	549,767	0.39
Other Operating Expenses	0	14,079,537	10.05
Total Operating Expenses	$0	$22,110,231	$15.77

Net Operating Income	$35,760,000	$32,866,488	$23.45
TI/LC	0	1,401,609	1.00
Replacement Reserves	0	210,241	0.15
Net Cash Flow	$35,760,000	$31,254,638	$22.30

(1)	Historical financials were not available. Citibank’s lease is a triple net lease, in which Citibank is responsible for direct payment of taxes, insurance, utilities, and other operating expenses. The Net Operating Income for the period beginning on January 1, 2015 and ending on June 30, 2015 was $9,694,657.

(2)	The underwritten economic vacancy is 5.0%. The One Court Square Property is 100.0% physically occupied as of April 1, 2016.

■	Appraisal. According to the appraisal, as of July 30, 2015, the One Court Square Property had an “as-is” appraised value of $640,000,000, a “go dark” value of $580,000,000 and a land value of $308,100,000.

■	Environmental Matters. Based on the Phase I environmental report dated August 12, 2015, there was no evidence of any recognized environmental condition at the One Court Square Property.

■	Market Overview and Competition. The One Court Square Property is located in Long Island City, Queens, New York, and is built directly above the Court Square subway station, providing access to Midtown Manhattan, as well as other destinations in Manhattan, Brooklyn and Queens via the E, M, G and 7 trains. The One Court Square Property is one subway stop (approximately three minutes) from Citibank’s East 53rd Street Midtown Manhattan campus (which includes 399 Park Avenue, Citigroup Center (601 Lexington Avenue), and 875 Lexington Avenue). In 2011, the Court Square subway station was renovated for approximately $47.6 million, $33.7 million of which was contributed by Citigroup. Citigroup also built a new entrance to the Court Square complex at Jackson Avenue and 23rd Street. Access to the F train and the elevated N, Q and R trains are also within a few blocks of the One Court Square Property. All subway trains along with the East River Ferry and the nearby Queensboro Bridge and Long Island Railroad’s Hunters Point Avenue Station provide access to the New York metropolitan area from the

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One Court Square Property. Access to Grand Central Station, Penn Station, and the Port Authority Bus Terminal is available from the One Court Square Property without transferring trains via the subway lines listed above.

The One Court Square Property is located in the Long Island City neighborhood, which is home to nearly 6,300 businesses employing over 90,000 people. Major office tenants include Citibank, Publicis, MetLife, Fresh Direct, Uber, New York City Department of Health, JetBlue, Steve Madden and Silvercup Studios. In 2001, 37 blocks around Queens Plaza and Court Square were rezoned for large-scale development and the city designated the area a central business district. According to a Long Island City economic group, the neighborhood has added 2.0 million SF of new Class A office space since 2003, 20 hotels since 2008 and 8,600 apartment units since 2006; and an additional 22,500 apartment units are in the planning/construction phase. Long Island City’s population grew over 25.0% between 2000 and 2010, and the 22,500 residential units that are either planned or under construction will add approximately 40,000 new residents bringing the total population to approximately 160,000 by 2018. Long Island City is home to LaGuardia Community College (40,000 students/staff), which was joined by the City University of New York School of Law (600 students/staff), at Two Court Square in August of 2012. Cornell University and Technion Institute of Technology is expected to open a technology-focused campus on Roosevelt Island by 2017. Long Island City is also home to several museums dedicated to contemporary art, such as Metropolitan Museum of Art PS1 (an affiliate of the Museum of Modern Art), Socrates Sculpture Park, the Sculpture Center and the Noguchi Museum.

Per the appraisal, the One Court Square Property is located in the Northwest Queens office submarket, which contained 13.3 million SF of office space and reported a direct vacancy of 4.5% as of the second quarter of 2015. The appraisal’s concluded gross market rent for the One Court Square Property is $47.00 per SF, which is in line with the competitive set average but 25.0% higher than the current Citibank gross rent ($37.61 per SF), based on the One Court Square Property re-measurement.

The following table presents certain information relating to certain office lease comparables provided in the appraisal for the One Court Square Property:

Office Lease Comparables(1)

	One Court Square Property	2 Court Square	2 Gotham Center	One Pierrepont Plaza	4 Metrotech Center	15 Metrotech Center	Dumbo Heights
Address	Long Island City, NY	Long Island City, NY	Long Island City, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Year Built / Renovated	1989 / 2014	2007 / NAV	2008 / NAV	1988 / NAV	1993 / NAV	2003 / NAV	2015 / NAV
Total GLA	1,401,609	600,000	3,500,000	655,598	1,300,000	670,000	959,130
Occupancy %	100%	100%	100%	88%	100%	100%	60% Pre-leased
Quoted Base Rent	-	NAV	NAV	$36.00	NAV	$33.00	$53.74
Expense Basis		Triple Net	Triple Net	Triple Net	Triple Net	Triple Net	Triple Net

(1)	Source: Appraisal.

■	The Borrower. The borrower is Waterbridge Court Square Holdings LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Court Square Loan Combination. Waterbridge Court Square Holdings LLC is 100.0% owned by Court Square SREF Property Investors JV, LLC, a joint venture controlled and owned by the sponsors. Savanna Real Estate Fund III, L.P., Savanna Real Estate (PIV) Fund III, L.P., Savanna Real Estate Fund IIA, L.P., Savanna Real Estate (AIV) Fund IIA, L.P. and Savanna Real Estate (PIV) Fund IIA, L.P. are the guarantors of certain nonrecourse carveouts under the One Court Square Loan Combination. OCS Master LP (“Junius”) is a limited guarantor of certain nonrecourse carveouts under the One Court Square Loan Combination.

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■	Escrows. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the One Court Square Loan documents do not require monthly escrows for replacement reserves, provided (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease and (ii) Citi is obligated to make and pay for capital improvements and repairs pursuant to the terms of the Citi lease. So long as the One Court Square Property is leased in its entirety to Citi under the Citi lease, the One Court Square Loan documents do not require monthly escrows for real estate taxes and insurance premiums as long as (i) Citi is not in default beyond any applicable notice and cure period under the Citi lease; (ii) Citi is obligated to pay the real estate taxes and insurance premiums (or is permitted to self-insure) pursuant to the terms of the Citi lease; (iii) with respect to insurance premiums, Citi has not made an Insurance Election (as defined below) under the Citi lease; and (iv) the borrower provides the lender with evidence acceptable to the lender of timely payment of such taxes and insurance premiums (if applicable), with respect to insurance premiums, only if Citi is no longer self-insuring. At any time during the last two years of the term of the Citi lease, either prior to the occurrence of a casualty or after the occurrence of a casualty to which resulting damage has been restored (other than de minimis items of work), Citi or its corporate successor may elect (“Insurance Election”) to require the landlord to maintain the insurance coverages set forth in the Citi lease by delivering written notice to the landlord.

■	Lockbox and Cash Management. The One Court Square Loan documents require a hard lockbox with springing cash management. The One Court Square Loan documents require all rents to be transmitted directly into a lockbox account. Prior to the occurrence of a Cash Management Period or Senior Debt Service Cash Management Period (each as defined below), all funds in the lockbox account are required to be swept to the borrower’s operating account. During a Cash Management Period or Senior Debt Service Cash Management Period, all funds in the lockbox account are required to be swept to a lender-controlled cash management account. Upon the occurrence of a Citi Cash Management Trigger Event (as defined below), an amount not to exceed, in the aggregate, $40.00 per rentable SF multiplied by the square footage of the One Court Square Property that has not been (i) renewed or leased by Citi, or (ii) leased to an acceptable replacement tenant pursuant to the terms of the loan agreement with all costs for tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and the applicable tenant being in occupancy and having commenced rent payment (the “Citi Reserve Cap”), are required to be deposited into the reserve for the Citi lease (the “Citi Reserve”), provided that deposits will no longer be required to be made to the Citi Reserve at any time following the date on which the Citi Reserve has reached the Citi Reserve Cap.

A “Cash Management Period” will commence upon any of the following: (i) the occurrence and continuance of an event of default under the One Court Square Loan Combination; (ii) the occurrence of a Citi Cash Management Trigger Event; or (iii) the creation of a senior debt service structure, if for purposes of this clause (iii) only, Citi no longer qualifies as a Citi Credit Tenant in Good Standing (as defined below). A Cash Management Period will end upon any of the following: with respect to each of clauses (i) through (iii) above, the Citi lease is renewed for the entire building or the Citi lease is terminated or is not renewed for the entire building and the One Court Square Property is rented to tenant(s) who have taken occupancy and have commenced paying rent under one or more lease agreements entered into in accordance with the terms of the loan agreement, and all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date have been paid, expired (in the case of free rent) or remain on account in a reserve, subject to the requirements of the One Court Square Loan documents and the Citi Reserve; with respect to clause (i) above, upon the cure of such event of default; with respect to clause (ii) above, (a) the Citi Reserve Cap has been deposited in the Citi Reserve, (b) the One Court Square Property achieves a net cash flow debt yield of 8.0% based on new leases or the renewal of the Citi lease, or (c) the borrower posts a letter of credit in accordance with the One Court Square Loan documents; and with respect to clause (iii), Citi then qualifies as a Citi Credit Tenant in Good Standing.

A “Citi Cash Management Trigger Event” will commence upon the date which (a) Citi becomes subject to a bankruptcy proceeding; (b) Citi goes “dark” in 80% or more of the rentable SF area or vacates the One Court Square Property and in either case does not maintain a senior long-term debt rating by a nationally recognized

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statistical rating agency (“NRSRO”) of at least BBB-; (c) Citi is in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (d) Citi terminates the Citi lease; or (e) as of December 11, 2018, the date that is 18 months prior to the expiration of the Citi lease, either (A) Citi has not renewed its lease or given notice electing to exercise its renewal option or entered into a new lease with the borrower on terms acceptable to the lender or (B) the One Court Square Property has not been leased to another tenant(s) in accordance with the terms of the loan agreement, with all tenant improvements, leasing commissions, free rent or other concessions due and payable on or before one year after the maturity date having been paid, expired (in the case of free rent) or remaining on account in reserve and such tenant(s) being in occupancy and paying rent.

A “Citi Credit Tenant in Good Standing” means with respect to Citi at any time: (i) Citi is the sole tenant with respect to the entire One Court Square Property; (ii) Citi is not in default beyond any applicable notice and cure periods of any monetary or material non-monetary obligation under the Citi lease; (iii) Citi’s senior long-term debt rating by a NRSRO is not less than BBB-; and (iv) no Cash Management Period is in effect for any reason other than clause (iii) of such definition.

A “Senior Debt Service Cash Management Period” will commence upon the lender giving notice to the borrower and the clearing bank following the creation of a Mezzanine Loan (as defined below) or a senior/subordinate loan structure and provided Citi qualifies as a Citi Credit Tenant in Good Standing.

■	Property Management. The One Court Square Property is managed by Citibank.

■	Mezzanine or Subordinate Indebtedness. The borrower may enter into a mezzanine loan (a “Mezzanine Loan”) with an institutional investor reasonably acceptable to the lender, and on terms and pursuant to a structure reasonably acceptable to the lender in all respects. At the closing of the Mezzanine Loan (i) the aggregate loan-to-value ratio (including the One Court Square Loan Combination and the Mezzanine Loan) will not exceed 75.0%, and (ii) the aggregate underwritten debt service coverage ratio is at least 1.10x. All Mezzanine Loan documents will be subject to the lender’s consent. The Mezzanine Loan will be subject to an intercreditor agreement reasonably acceptable to the lender in all respects.

■	Right of First Refusal. The sole tenant at the One Court Square Property, Citibank, has a right of first offer to purchase the One Court Square Property, if during the initial term of the lease, the borrower desires to sell all or any portion of the One Court Square Property, provided that certain conditions under the lease are satisfied, which tenant may accept within 30 days by providing a written acceptance and 5% soft deposit.

■	Terrorism Insurance. The loan documents provide that the required “all risk” insurance policy must include coverage for terrorism in an amount equal to the full replacement cost of the One Court Square Property. According to the Citi lease, the tenant is required to obtain terrorism insurance in such amounts and types of coverage that are commercially available; provided that such amounts and types of coverage are consistent with those that are then generally required of, or carried by, owners of comparable buildings that are real estate investment trusts and taking into account the tenancy of such buildings (including the One Court Square Property); provided, that, if the tenant is self-insuring with respect to the base elements, the tenant will only be required to obtain terrorism insurance to the extent available at commercially reasonable rates. The One Court Square Loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event; provided, however, if the Citi lease is in effect and Citi is either self-insuring or providing the insurance for the entire One Court Square Property then the terms and provisions of the Citi lease will govern and satisfy the insurance requirements under the One Court Square Loan documents. Citi has elected to self-insure.

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GFH BRENNAN INDUSTRIAL PORTFOLIO

CARTIFACT
Minneapolis
MINNESOTA
WISCONSIN
Madison
Milwaukee
MICHIGAN
Lansing
Detroit
IOWA
Des Moines
Omaha
Lincoln
Chicago
ILLINOIS
INDIANA
OHIO
Columbus
Springfield
Indianapolis
Kansas City
St. Louis
Cincinnati
MISSOURI
KANSAS
Louisville
KENTUCKY
Tulsa
OKLAHOMA
Dallas
TEXAS
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2
3
4
5
6
7
8
9
10
11
12
13
14
15

GFH Brennan Industrial Portfolio

#	Property Name	Address	City/State	Zip Code
1	Cumberland	5501-5523 North Cumberland Avenue	Chicago, IL	60656
2	UMIP Jefferson Hwy	8401 Jefferson Highway	Maple Grove, MN	55369
3	UMIP W 27th Street	7309 West 27th Street	St. Louis Park, MN	55426
4	Main	6709 Main Street	Union, IL	60180
5	Trolley Industrial	22701 Trolley Industrial Drive	Taylor, MI	48180
6	UMIP N 107th Street	9160 North 107th Street	Milwaukee, WI	53224
7	Addison	11440 Addison Avenue	Franklin Park, IL	60131
8	Pagemill	11477 Pagemill Road	Dallas, TX	75243
9	UMIP Xeon Street	11385 Xeon Street Northwest	Coon Rapids, MN	55448
10	8402-8440 Jackson	8400-8440 East 33rd Street	Indianapolis, IN	46226
11	Jackson Pagosa	3316-3346 North Pagosa Court	Indianapolis, IN	46226
12	8520-8630 Jackson	8520-8630 East 33rd Street	Indianapolis, IN	46226
13	Common	16000 Common Road	Roseville, MI	48066
14	8710-8768 Jackson	8710-8768 East 33rd Street	Indianapolis, IN	46226
15	Dolton	2150 Dolton Road	Calumet City, IN	60409

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Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	15	Loan Seller		Société Générale
Location (City/State)(1)	Various	Cut-off Date Principal Balance(3)		$40,000,000
Property Type(1)	Industrial/Office	Cut-off Date Principal Balance per SF(2)		$47.31
Size (SF)	1,448,215	Percentage of Initial Pool Balance		5.2%
Total Occupancy as of 11/10/2015	95.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/10/2015	95.7%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate		5.05000%
Appraised Value	$91,350,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)		60
Underwritten Revenues	$10,292,194
Underwritten Expenses	$3,600,680		Escrows
Underwritten Net Operating Income (NOI)	$6,691,514		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$6,095,139	Taxes	$690,386	$140,956
Cut-off Date LTV Ratio(2)	75.0%	Insurance	$40,892	$8,011
Maturity Date LTV Ratio(2)	69.2%	Replacement Reserve	$0	$18,103
DSCR Based on Underwritten NOI / NCF(2)	1.51x / 1.37x	TI/LC(4)	$123,800	$31,366
Debt Yield Based on Underwritten NOI / NCF(2)	9.8% / 8.9%	Other	$15,057	$0

		Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$68,512,500	69.5%	Purchase Price	$92,962,000	94.4%
Principal’s New Cash Contribution	26,198,991	26.6	Other Uses(6)	2,839,963	2.9
Other Sources(5)	3,801,606	3.9	Closing Costs	1,840,999	1.9
			Reserves	870,136	0.9
Total Sources	$98,513,097	100.0%	Total Uses	$98,513,097	100.0%

(1)	See “The Mortgaged Properties” table below.

(2)	Calculated based on the aggregate outstanding principal balance of the GFH Brennan Industrial Portfolio Loan Combination.

(3)	The GFH Brennan Industrial Portfolio Loan, with an outstanding principal balance as of the Cut-off Date of $40,000,000, is evidenced by the controlling Note A-1, and is part of the $68,512,500 GFH Brennan Industrial Portfolio Loan Combination, which is evidenced by two pari passu notes. The companion loan is evidenced by the non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $28,512,500, which is currently held by Société Générale and is expected to be contributed to one or more future securitization transactions. See “—The Mortgage Loan” below.

(4)	The TI/LC reserve is subject to reduction and cap upon certain conditions. See “—Escrows” below.

(5)	Other Sources include a borrower credit for earnest money, capital reserve credit, prepaid rent, TI obligations, and tenant security deposits. Initial deposits from the Principals of Brennan Investment Group (as defined below) and GFH Financial Group B.S.C. that were used to fund the borrower (GFG NC 1 LLC) are also included in Other Uses.

(6)	Other Uses include a return of earnest money deposits and excess funds.

■	The Mortgage Loan. The mortgage loan (the “GFH Brennan Industrial Portfolio Loan”) is part of a loan combination (the “GFH Brennan Industrial Portfolio Loan Combination”) evidenced by two pari passu notes that are together secured by a first mortgage encumbering the borrower’s fee simple interest in fourteen industrial properties and one office property, located across six states including Illinois, Indiana, Michigan, Minnesota, Texas and Wisconsin (the “GFH Brennan Industrial Portfolio Properties”). The GFH Brennan Industrial Portfolio Loan, which is evidenced by Note A-1 and represents the controlling interest in the GFH Brennan Industrial Portfolio Loan Combination, has an outstanding principal balance as of the Cut-off Date of $40,000,000 and represents approximately 5.2% of the Initial Pool Balance. The related companion loan (the “GFH Brennan Industrial Portfolio Companion Loan”), which is evidenced by Note A-2 and represents the non-controlling interest in the GFH Brennan Industrial Portfolio Loan Combination, has an outstanding principal balance as of the Cut-off Date of $28,512,500. The $28,512,500 Note A-2 is currently held by Société Générale and is expected to be contributed to one or more future securitization transactions. The GFH Brennan Industrial Portfolio Loan Combination was originated by Société Générale on February 9, 2016, has an outstanding principal balance as of the Cut-off Date of $68,512,500 and accrues interest at an interest rate of 5.05000% per annum. The proceeds of the GFH Brennan Industrial Portfolio Loan Combination were used to acquire the GFH Brennan Industrial Portfolio Properties, pay origination costs and fund reserves.

The GFH Brennan Industrial Portfolio Loan had an initial term of 120 months, and has a remaining term as of the Cut-off Date of 119 months. The GFH Brennan Industrial Portfolio Loan requires interest only payments on each due date through and including the due date occurring in March 2021, and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The scheduled maturity date of the GFH Brennan Industrial Portfolio Loan is the due date in March 2026. Voluntary prepayment of the GFH Brennan Industrial Portfolio Loan without payment of any prepayment premium is permitted on or after the due date in

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December 2025. Provided no event of default under the GFH Brennan Industrial Portfolio Loan documents has occurred and is continuing, at any time prior to the due date in December 2025 and after the earlier to occur of (i) the second anniversary of the closing date of the securitization into which the last piece of the GFH Brennan Industrial Portfolio Loan Combination is deposited and (ii) the third anniversary of the origination of the GFH Brennan Industrial Portfolio Loan Combination, the GFH Brennan Industrial Portfolio Loan may be defeased with certain direct, non-callable obligations of the United States of America or other obligations which are “government securities” permitted under the GFH Brennan Industrial Portfolio Loan documents.

■	The Mortgaged Properties. The GFH Brennan Industrial Portfolio Properties consist of fourteen industrial properties and one office property totaling 1,448,215 rentable SF, located in six states, including Illinois, Indiana, Michigan, Minnesota, Texas and Wisconsin. The GFH Brennan Industrial Portfolio Properties were assembled by affiliates of the sponsors between 2011 and 2015 and sold to the borrower in February 2016. The GFH Brennan Industrial Portfolio Properties range in size from 43,200 SF and 193,592 SF. Nine of the fifteen GFH Brennan Industrial Portfolio Properties are occupied by single tenants and the remaining six are leased to between three and thirty tenants. No tenant at the GFH Brennan Industrial Portfolio Properties represents greater than 13.4% total SF or 11.8% of underwritten base rent. As of November 10, 2015, the GFH Brennan Industrial Portfolio Properties were 95.7% occupied by tenants in an array of industries including transportation and logistics, soft goods, chemicals, steel and aluminum products, financial services, wood products and others.

The following table presents certain information relating to the GFH Brennan Industrial Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Principal Balance(1)	% of Portfolio Cut-off Date Principal Balance	Occupancy	Year Built/ Renovated(2)(3)	Net Rentable Area (SF)	Allocated LTV	Appraised Value
Cumberland - Chicago, IL	$17,025,000	24.8%	91.3%	1984 / NAP	164,448	75.0%	$22,700,000
UMIP Jefferson Hwy - Maple Grove, MN	$7,500,000	10.9%	100.0%	1999 / NAP	104,262	75.0%	$10,000,000
UMIP W 27th Street - St. Louis Park, MN	$6,712,500	9.8%	100.0%	1958 / 1989	103,783	75.0%	$8,950,000
Main - Union, IL	$6,075,000	8.9%	100.0%	Various / NAP	193,592	75.0%	$8,100,000
Trolley Industrial - Taylor, MI	$4,950,000	7.2%	100.0%	1999 / NAP	160,035	75.0%	$6,600,000
UMIP N 107th Street – Milwaukee, WI	$4,350,000	6.3%	100.0%	1990 / 2011	82,124	75.0%	$5,800,000
Addison - Franklin Park, IL	$3,487,500	5.1%	100.0%	1965 / NAP	111,588	75.0%	$4,650,000
Pagemill - Dallas, TX	$2,962,500	4.3%	100.0%	1976 / 2012	90,364	75.0%	$3,950,000
UMIP Xeon Street - Coon Rapids, MN	$2,887,500	4.2%	100.0%	2002 / NAP	46,423	75.0%	$3,850,000
8402-8440 Jackson - Indianapolis, IN	$2,400,000	3.5%	77.5%	1977 / NAP	55,200	75.0%	$3,200,000
Jackson Pagosa - Indianapolis, IN	$2,325,000	3.4%	100.0%	1977 / NAP	81,000	75.0%	$3,100,000
8520-8630 Jackson - Indianapolis, IN	$2,250,000	3.3%	61.1%	1977 / NAP	81,000	75.0%	$3,000,000
Common - Roseville, MI	$2,175,000	3.2%	100.0%	1965 / Various	60,450	75.0%	$2,900,000
8710-8768 Jackson - Indianapolis, IN	$1,875,000	2.7%	90.7%	1979 / NAP	43,200	75.0%	$2,500,000
Dolton – Calumet City, IL	$1,537,500	2.2%	100.0%	1986 / NAP	70,746	75.0%	$2,050,000
Total/Weighted Average	$68,512,500	100.0%	95.7%		1,448,215	75.0%	$91,350,000

(1)	Based on the entire GFH Brennan Industrial Portfolio Loan Combination.

(2)	The Main property in Union IL was built over 3 phases which were completed in 1955, 2007 and 2008.

(3)	The Common property in Roseville, MI was renovated in 1984, 1988, 1997 and 2000.

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The following table presents certain information relating to the major tenants at the GFH Brennan Industrial Portfolio Properties:

	Tenant Description	Renewal/Extension Options
Roadrunner

Roadrunner (NYSE: RRTS) is a publicly traded transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload logistics, transportation management solutions, intermodal solutions, freight consolidation, inventory management, expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions. Roadrunner has over 35,000 customers including large national accounts in addition to a primary focus on small to mid-size shippers, with 37 locations across the United States. Roadrunner occupies both the UMIP N 107th Street and UMIP Xeon Street properties.

1, 5-year option (UMIP N 107th Street property only)
Aspen Research Corporation

Aspen Research Corporation is a privately held company that provides contract research and development services in the area of product lifecycle. It offers technology and product development, material, testing and analysis, regulatory compliance, product life prediction, quality initiatives, and problem solving services. Aspen Research Corporation serves medical, building products, food and food packaging, industrial products, transportation/recreational, electronic/electrical, and consumer products industries in the United States and internationally. The company was founded in 1986 and its headquarters are located at the UMIP Jefferson Hwy property. Aspen Research Corporation is a former subsidiary of Andersen Corporation.

2, 5-year options
Spectrum Plastics	Spectrum Plastics is a privately held, plastic manufacturing company founded in 1958. Spectrum Plastics provides product development, rapid prototyping, rapid tooling, injection molding, contract manufacturing, and packaging/assembly services for plastic products. The company offers products to the medical industry, defense industry, and aerospace industry. Its headquarters and sole location are located at the UMIP W 27th Street property in Louis Park, MN. As of September 3, 2013, Spectrum Plastics Group, Inc. operates as a subsidiary of Pexco LLC. Pexco LLC is currently owned by Odyssey Investment Partners, LLC, a private equity firm.	None

Miceli Drapery	Miceli Drapery is a family owned, private company founded in 1965. The tenant’s location at the Main property in Union, IL serves as the company’s headquarters and its sole location. Miceli Drapery Company creates custom-made, quality drapery, bedding, and soft good products dedicated to the hospitality industry. Miceli Drapery Company is a full service manufacturer and has delivered hundreds of projects for major 4 and 5 star hotel brands across the United States.	1, 10-year option

Mellon Financial

Mellon Financial is a financial service company founded in 1869 and located at Cumberland Metro Office Park in Chicago, IL. Mellon Financial provides various banking and financial services to corporations, institutions, government bodies, and individuals in the United States and Europe. It offers asset management solutions, wealth management services, accounting services, accounts payable streamlining and outsourcing, corporate card services, disbursement services, foreign exchange payments, investment banking, investment solutions, trade banking, and various other financial solutions. On July 1, 2007, Mellon Financial was acquired by The Bank of New York Mellon Corporation, a publicly traded company (NYSE: BK).

2, 5-year options
Wismarq Corporation

Wismarq Corporation is a privately owned industrial company located at the Addison property. Founded in 1982, Wismarq is a leading provider of contract/toll coating materials, textures and colors for residential building products and other markets. It provides steel, aluminum, acrylic, polyester and vinyl coatings. for steel and aluminum products across the midwestern United States. The company serves a diverse set of customers through its manufacturing facilities in Wisconsin, Illinois, Pennsylvania and Tennessee. The majority shareholder is Peninsula Pacific Strategic Partners LLC, a private equity firm.

None
Dayco Products

Dayco Products is a privately held automotive company founded in 1905 and located at the Common property. Dayco Products, formerly known as Dayco Corporation, is headquartered in Troy, Michigan. The company is a leader in the research, design, manufacturing and distribution of essential engine products, drive systems and services for automobiles, trucks, construction, and agriculture industry. Specialties include automotive, industrial, aftermarket, snowmobile, ATV, lawn and garden, hose, and hydraulics. Dayco’s product line includes belts, hoses, tensioners and other components for industrial companies and auto makers. The company focuses on original equipment and the aftermarket, supplying a variety of parts such as pulleys and dampers to construction, automotive and machinery companies.

1, 5-year option
Teco Metal Products	Teco Metal Products was founded in 1997 and is located at the Pagemill property in Dallas, TX, the company’s sole location and headquarters. Teco Metal Products is a Dallas, Texas based manufacturing company specializing in the fabrication of roof curbs, and associated products. Teco Metal Products also manufactures adapters including vibration isolation roof curbs, multi zone replacement curbs, unit modifications, coil coatings, and HVAC curbs. Teco Metal Products services companies across the U.S. and Canada.	1, 5 year option

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The following table presents certain information relating to the major tenants at the GFH Brennan Industrial Portfolio Properties:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Roadrunner	NR / NR / NR	128,547	8.9%	$903,699	11.8%	$7.03	10/31/2022(2)	1, 5-year option
Aspen Research Corporation	NR / NR / NR	104,262	7.2	682,671	8.9	6.55	5/31/2022	2, 5 year options
Spectrum Plastics	NR/ NR / NR	103,783	7.2	641,981	8.4	6.19	5/31/2022	NA
Miceli Drapery	NR / NR / NR	193,592	13.4	633,996	8.3	3.27	6/30/2035	1, 10-year option
Mellon Financial (3)	AA- / A1 / A	36,448	2.5	473,824	6.2	13.00	5/31/2024	2, 5-year options
Wismarq Corporation	NR / NR / NR	111,588	7.7	368,101	4.8	3.30	6/30/2024	NA
Dayco Products	NR / NR / NR	60,450	4.2	272,025	3.5	4.50	12/31/2018	1, 5-year option
Teco Metal Products	NR / NR / NR	90,364	6.2	248,501	3.2	2.75	12/31/2023	1, 5-year option
US Glu-Lam, Inc.	NR / NR / NR	70,746	4.9	243,927	3.2	3.45	7/31/2019	NA
THR Property Mgmt.	NR / NR / NR	14,866	1.0	193,258	2.5	13.00	4/30/2017	NA
Ten Largest Tenants		914,646	63.2%	$4,661,983	60.8%	$5.10
Remaining Tenants		471,295	32.5	3,008,580	39.2	6.38
Vacant		62,274	4.3	0	0.0	0.00
Total / Wtd. Avg. All Tenants		1,448,215	100.0%	$7,670,564	100.0%	$5.53

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Roadrunner has two leases at the GFH Brennan Industrial Portfolio Properties. One lease is at the UMIP Xeon Street property for 46,423 SF, expiring January 31, 2019. The second lease is at the UMIP N 107th Street property for 82,124 SF, expiring October 31, 2022.

(3)	Mellon Financial has the right to terminate its lease effective May 31, 2021 provided the tenant provides notification of intent to terminate no later than May 31, 2020 and pays a cash termination fee of $626,068 plus unamortized tenant allowances.

The following table presents the lease rollover schedule at the GFH Brennan Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	3,200	0.2%	0.2%	$24,800	0.3%	$7.75	1
2016	31,598	2.2	2.4%	334,852	4.4	10.60	11
2017	75,926	5.2	7.6%	716,360	9.3	9.43	16
2018	193,218	13.3	21.0%	1,059,632	13.8	5.48	15
2019	225,046	15.5	36.5%	1,345,422	17.5	5.98	14
2020	48,000	3.3	39.8%	148,077	1.9	3.08	1
2021	78,500	5.4	45.3%	270,956	3.5	3.45	3
2022	295,517	20.4	65.7%	2,006,300	26.2	6.79	4
2023	90,364	6.2	71.9%	248,501	3.2	2.75	1
2024	150,980	10.4	82.3%	881,669	11.5	5.84	3
2025	0	0.0	82.3%	0	0.0	0.00	0
2026	0	0.0	82.3%	0	0.0	0.00	0
2027 & Thereafter	193,592	13.4	95.7%	633,996	8.3	3.27	1
Vacant	62,274	4.3	100.0%	0	0.0	0.00	11
Total / Wtd. Avg.	1,448,215	100.0%		$7,670,564	100.0%	$5.53	81

(1)	Calculated based on approximate square footage occupied by each tenant.

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The following table presents certain market information related to each of the GFH Brennan Industrial Portfolio Properties.

Property Name – Location	Property Type	Specific Property Type	UW Base Rent PSF (1)	Market Rent PSF(1)	Most Recent Occupancy	Market Occupancy
Cumberland - Chicago, IL	Office	Suburban	$13.51 NNN	$13.50 NNN	91.3%	83.0%
UMIP Jefferson Hwy - Maple Grove, MN	Industrial	Manufacturing	$6.55 NNN	$6.50 NNN	100.0%	92.7%
UMIP W 27th Street - St. Louis Park, MN	Industrial	Manufacturing	$6.19 NNN	$6.00 NNN	100.0%	92.7%
Main - Union, IL	Industrial	Manufacturing/Warehouse	$3.27 NNN	$3.00 NNN	100.0%	93.2%
Trolley Industrial - Taylor, MI	Industrial	Warehouse	$3.48 NNN	$3.50 NNN	100.0%	92.0%
UMIP N 107th Street – Milwaukee, WI	Industrial	Warehouse	$7.40 Gross	$7.50 Gross	100.0%	93.8%
Addison - Franklin Park, IL	Industrial	Warehouse/Manufacturing	$3.30 NNN	$3.50 NNN	100.0%	93.2%
Pagemill - Dallas, TX	Industrial	Warehouse	$2.75 NNN	$3.00 NNN	100.0%	92.7%
UMIP Xeon Street - Coon Rapids, MN	Industrial	Warehouse	$6.37 NNN	$5.75 NNN	100.0%	92.7%
8402-8440 Jackson - Indianapolis, IN	Industrial	Flex	$6.22 MG	$6.17 MG	77.5%	94.1%
Jackson Pagosa - Indianapolis, IN	Industrial	Flex	$4.25 MG	$4.50 MG	100.0%	94.1%
8520-8630 Jackson - Indianapolis, IN	Industrial	Flex	$4.41 MG	$4.45 MG	61.1%	94.1%
Common - Roseville, MI	Industrial	Manufacturing	$4.50 NNN	$4.50 NNN	100.0%	92.0%
8710-8768 Jackson - Indianapolis, IN	Industrial	Flex	$6.34 NNN	$6.50 NNN	90.7%	94.1%
Dolton – Calumet City, IL	Industrial	Warehouse/Manufacturing	$3.45 MG	$3.41 MG	100.0%	93.2%
Total/Weighted Average					95.7%	91.9%

(1)	UW Base Rent PSF and Market Rent PSF for the Dolton property exclude cell tower rent.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the GFH Brennan Industrial Portfolio Properties:

Cash Flow Analysis(1)

	TTM 9/30/2015(2)	Underwritten	Underwritten $ per SF
Base Rent	$7,891,010	$7,670,564	$5.30
Contractual Rent Steps(3)	0	204,054	0.14
Gross Up Vacancy	0	513,207	0.35
Total Rent	$7,891,010	$8,387,824	$5.79
Total Reimbursables(4)	1,941,131	2,751,866	1.90
Other Income(5)	18,019	7,167	0.00
Vacancy & Credit Loss	0	(854,664)	(0.59)
Effective Gross Income	$9,850,160	$10,292,194	$7.11

Real Estate Taxes(4)	$1,589,152	$2,015,246	$1.39
Insurance(4)	72,811	96,133	0.07
Management Fee	322,486	350,301	0.24
Other Operating Expenses	1,057,343	1,139,000	0.79
Total Operating Expenses	$3,041,792	$3,600,680	$2.49

Net Operating Income	$6,808,367	$6,691,514	$4.62
TI/LC	0	376,387	0.26
Replacement Reserves	0	219,988	0.15
Net Cash Flow	$6,808,367	$6,095,139	$4.21

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	Trailing twelve month period is as of September 30, 2015 with the exception of the following GFH Brennan Industrial Portfolio Properties: Main (T3 annualized as of 9/30/2015), Trolley Industrial (T5 annualized as of 9/30/2015) and Cumberland (TTM as of 12/31/2015).
(3)	Contractual Rent Steps are underwritten based upon contractual rent steps through December 31, 2016.
(4)	Underwritten Total Reimbursables, Real Estate Taxes and Insurance are inclusive of real estate taxes and insurance paid directly by the tenant. Tenants at the UMIP Jefferson Hwy, UMIP W 27th Street, and UMIP Xeon Street properties paid their real estate taxes directly as reflected in the TTM 09/30/2015 historical statement. This explains the majority of the increase in the Underwritten Total Reimbursables, Real Estate Taxes and Insurance compared to the TTM 9/30/2015 amounts.
(5)	Other Income includes late fees and miscellaneous income.

■	Appraisal. According to the appraisal, the GFH Brennan Industrial Portfolio Properties have an “as-is” appraised value of $91,350,000 as of December, 2015.

■ Environmental Matters. Based on the Phase I environmental reports dated December 1, 2015, there were no recognized environmental conditions related to any of the GFH Brennan Industrial Portfolio Properties.

■	The Borrower. The borrower is GFG NC 1 LLC, a single-purpose, multiple-asset Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the GFH Brennan Industrial Portfolio Loan Combination. The guarantors of the non-recourse carveouts include Michael Brennan, Samuel Mandarino, Scott McKibben, Robert Vanecko, Eduardo Paneque, Troy MacMane, Tod Greenwood, and Allen Crosswell (the “Principals of Brennan Investment Group”).

Sponsors include the Principals of Brennan Investment Group and GFH Financial Group B.S.C. The Principals of Brennan Investment Group are experienced industrial real estate investors and currently manage a portfolio of approximately 203 properties across 22 states, totaling 23.2 million SF of industrial space. GFH Financial Group B.S.C is an internationally recognized investment bank based in Bahrain. GFH Financial Group B.S.C. focuses on wealth management, commercial banking, asset management and real estate development. GFH Financial Group B.S.C. is listed on a number of international stock exchanges, including the Bahrain Stock Exchange, Kuwait Stock Exchange and the Dubai Financial Market.

B-107

GFH BRENNAN INDUSTRIAL PORTFOLIO

■	Escrows. On the origination date of the GFH Brennan Industrial Portfolio Loan, the borrower funded a reserve of (i) $690,386 for real estate taxes, (ii) $40,892 for insurance, (iii) $123,800 for unfunded tenant improvement and leasing commission obligations under leases at the GFH Brennan Industrial Portfolio Properties in place as of the origination date, and (iv) $15,057 for two installments of real estate taxes for the adjacent parcel that shares a tax lot with 9160 North 107th Street.

On each due date, the borrower is required to pay to the lender (i) an initial payment of $140,956 through August 2016, with payments resetting to one-twelfth of the taxes that the lender estimates will be payable over the then succeeding 12-month period, (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, (iii) a tenant improvements and leasing commissions reserve (the “Leasing Reserve”) in an amount equal to the lesser of (a) one-twelfth of the product obtained by multiplying $0.30 by the aggregate number of rentable square feet of space at the GFH Brennan Industrial Portfolio Properties, excluding any property that has a tenant lease that extends for at least two years past the stated maturity date and (b) the amount by which funds on deposit in the Leasing Reserve is less than $1,500,000.

■	Lockbox and Cash Management. The GFH Brennan Industrial Portfolio Loan documents require a hard lockbox with springing cash management. The GFH Brennan Industrial Portfolio Loan documents require the borrower to direct all tenants to pay rent directly to a lender-controlled lockbox account and require that all other money received by the borrower with respect to the GFH Brennan Industrial Portfolio Properties be promptly deposited into such lockbox account following receipt. So long as a GFH Brennan Industrial Portfolio Trigger Period is not in effect, all funds in the lockbox account are required to be swept and remitted on each business day to the borrower’s operating account. During the continuance of an GFH Brennan Industrial Portfolio Trigger Period, all funds in the lockbox account are required to be transferred on each business day to a lender-controlled cash management account, and if no event of default under the GFH Brennan Industrial Portfolio Loan documents is continuing, applied to pay debt service and operating expenses of the GFH Brennan Industrial Portfolio Properties and to fund required reserves in accordance with the GFH Brennan Industrial Portfolio Loan documents. After the foregoing disbursements are made and so long as a GFH Brennan Industrial Portfolio Trigger Period is continuing, all excess cash is trapped in an excess cash account and held as additional collateral for the GFH Brennan Industrial Portfolio Loan Combination. During the continuance of an event of default under the GFH Brennan Industrial Portfolio Loan documents, the lender may apply any funds in the cash management account to amounts payable under the GFH Brennan Industrial Portfolio Loan Combination and/or toward the payment of expenses of the GFH Brennan Industrial Portfolio Properties, in such order of priority as the lender may determine.

A “GFH Brennan Industrial Portfolio Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the GFH Brennan Industrial Portfolio Loan documents and continuing until the same is cured, or (ii) commencing on the date that the trailing 12-month debt service coverage ratio is less than 1.10x and continuing until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

■	Property Management. The GFH Brennan Industrial Portfolio Properties are currently managed by Brennan Management LLC, an affiliate of the master lessee. Under the GFH Brennan Industrial Portfolio Loan documents, the GFH Brennan Industrial Portfolio Properties may not be managed by any party other than Brennan Management LLC; provided, however, that so long as no event of default under the GFH Brennan Industrial Portfolio Loan documents exists, the borrower can replace Brennan Management LLC with a property manager upon notice to the lender, provided that the replacement property manager meets certain criteria and is reasonably approved by the lender in writing, or is otherwise approved by the lender in writing (which approval may be conditioned upon receipt of a rating agency confirmation). The lender has the right to terminate the management agreement and replace the property manager or require that the borrower terminates the management agreement and replace the property manager if (a) the property manager becomes a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof or (ii)

B-108

GFH BRENNAN INDUSTRIAL PORTFOLIO

any voluntary bankruptcy or insolvency proceeding, (b) there exists a GFH Brennan Industrial Portfolio Trigger Period, (c) the property manager has engaged in gross negligence, malfeasance, willful misconduct or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

■	Partial Release. Following the earlier to occur of (i) third anniversary of the origination of the GFH Brennan Industrial Portfolio Loan Combination, or (ii) the second anniversary of the issuance of the final piece of the GFH Brennan Industrial Portfolio Loan Combination, the borrower may obtain the release of an individual property from the lien of the mortgage (and the related loan documents) in connection with a partial release upon satisfaction of certain conditions including but not limited to: (A) the property to be released must be simultaneously conveyed to either an affiliate of the master lessee or a third party not affiliated with the master lessee, (B) payment by the borrower in an amount equal to the Release Amount (as defined below), for the individual property to be released, along with any yield maintenance or prepayment premium; and (C) after such release the debt service coverage ratio of the remaining properties must not be less than the UDSCR Threshold (as defined below) provided that if the debt service coverage ratio is less than the UDSCR Threshold, the borrower may still obtain the release by making an additional payment of principal (together with any applicable yield maintenance or prepayment premium) in an amount that would cause the debt service coverage ratio to be less than the UDSCR Threshold for the remaining properties.

“Release Amount” will mean the sum of (A) (x) if, after giving effect to the release of the property in question, the aggregate net rentable area of all of the GFH Industrial Portfolio Properties released up to such date (including the property in question) is less than 10% of the total net rentable area of all the GFH Industrial Portfolio Properties on the date hereof, the release amount will be 100% of the allocated loan amount for such property or (y) if, after giving effect to the release of the property in question, the aggregate net rentable area of all of the GFH Brennan Industrial Portfolio Properties released up to such date (including the property in question) is equal to or greater than 10% of the total net rentable area of all the GFH Brennan Industrial Portfolio Properties on the date hereof, the release amount will be 120% of the allocated loan amount for such property plus (B) the amount, if any, necessary to reduce the outstanding principal balance such that the remaining GFH Brennan Industrial Portfolio Properties (after giving effect to the subject release) shall achieve the UDSCR Threshold (as defined below).

“UDSCR Threshold” means the greater of (x) 1.30x and (y) the underwritten debt service coverage ratio immediately preceding the release provided that clause (y) will be waived if at the time of such release, and giving effect to such release the underwritten debt service coverage ratio is at least 2.00x.

■	Mezzanine or Subordinate Indebtedness. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the GFH Brennan Industrial Portfolio Properties (plus 12 months of rental loss and/or business interruption coverage). See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

B-109

MARRIOTT MONTEREY

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	Natixis
Location (City/State)	Monterey, California	Cut-off Date Principal Balance(2)	$35,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room(1)	$190,616
Size (Rooms)	341	Percentage of Initial Pool Balance	4.5%
Total TTM Occupancy as of 1/31/2016	80.5%	Number of Related Mortgage Loans	1
Owned TTM Occupancy as of 1/31/2016	80.5%	Type of Security	Fee Simple
Year Built / Latest Renovation	1984 / 2004-2005, 2011-2014	Mortgage Rate	5.55000%
Appraised Value	$120,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Underwritten Revenues	$29,238,032	Original Interest-Only Period (Months)	NAP
Underwritten Expenses	$20,658,620	Borrower Sponsor(3)	None
Underwritten Net Operating Income (NOI)	$8,579,412	Escrows
Underwritten Net Cash Flow (NCF)	$7,117,511	Upfront	Monthly
Cut-off Date LTV Ratio(1)	54.1%	Taxes(4)	$0	$0
Maturity Date LTV Ratio(1)	45.3%	Insurance(4)	$2,024	$1,012
DSCR Based on Underwritten NOI / NCF(1)	1.93x / 1.60x	FF&E(5)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	13.2% / 11.0%	Other(6)	$96,665	$0

Sources and Uses(1)
Sources	$	%	Uses	$	%
Loan Combination Amount	$65,000,000	100.0%	Loan Payoff	$61,500,000	94.6%
Closing Costs	1,815,959	2.9
Principal Equity Distribution	1,585,352	2.4
Reserves	98,689	0.1
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance of the Marriott Monterey Loan Combination.
(2)	The Marriott Monterey Loan has an outstanding principal balance as of the Cut-off Date of $35,000,000 and represents the controlling note A-1 of the $65,000,000 Marriott Monterey Loan Combination, which is evidenced by two pari passu notes. The related companion loan, which is evidenced by the non-controlling note A-2, with an outstanding principal balance as of the Cut-off Date of $30,000,000, is currently held by Natixis Real Estate Capital LLC and is expected to be contributed to one or more future securitization transactions.
(3)	The Marriott Monterey Loan is not structured with a non-recourse carveout guarantor. The borrower, San Carlos Associates LLC, is the sole party liable for any breach or violation of the non-recourse provisions in the Marriott Monterey Loan documents.
(4)	The Marriott Monterey Loan documents do not require monthly escrows for real estate taxes and insurance premiums so long as Marriott Hotel Services, Inc., the manager, is directly paying the taxes and insurance premiums for all coverages required pursuant to the Marriott Monterey Loan agreement. A monthly reserve equal to one-twelfth of estimated annual insurance premiums for the supplemental liability coverage (currently equates to $1,012) is also required.
(5)	The Marriott Monterey Loan documents do not require monthly escrows for FF&E expenses so long as the borrower, pursuant to the terms of a franchise agreement or the management agreement, maintains or the manager maintains a separate account for the sole purpose of reserving for approved FF&E expenses.
(6)	Other reserve represents an upfront seasonality reserve of $96,665. A monthly seasonality reserve calculated pursuant to the Marriott Monterey Loan documents is also required.

The following table presents certain information relating to the TTM January 31, 2016 penetration rates relating to the Marriott Monterey Property as provided in the January 31, 2016 STR report for the Marriott Monterey Property:

TTM January 31, 2016 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Marriott Monterey	101.1%	113.6%	114.9%

(1)	Source: December 2014 STR report, December 2015 STR report, and January 2016 STR report.

The following table presents certain information relating to historical Occupancy, ADR and RevPAR at the Marriott Monterey Property:

Marriott Monterey (1)

	2014	2015	TTM 1/31/2016
Occupancy	75.7%	79.9%	80.5%
ADR	$193.43	$206.68	$206.83
RevPAR	$146.35	$165.11	$166.45

(1)	Source: December 2014 STR report, December 2015 STR report, and January 2016 STR report

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MARRIOTT MONTEREY

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Marriott Monterey Property:

Cash Flow Analysis(1)

	2012	2013	2014	2015	T12 1/2016	Underwritten		Underwritten $ per Room
Room Revenue	$15,879,487	$16,986,725	$18,215,957	$20,550,079	$20,717,202	$20,717,202		$60,754
Food & Beverage Revenue	6,372,519	5,992,885	7,123,197	7,710,548	7,653,899	7,653,899		22,445
Other Revenue(2)	992,874	978,621	1,126,736	855,589	866,931	866,931		2,542
Total Revenue	$23,244,880	$23,958,231	$26,465,890	$29,116,216	$29,238,032	$29,238,032		$85,742

Room Expense	$4,020,001	$4,439,513	$4,673,976	$4,964,126	$4,983,051	$4,983,051		$14,613
Food & Beverage Expense	5,085,609	4,915,813	5,561,336	6,161,517	6,174,532	6,174,532		18,107
Other Expense	302,402	257,638	285,255	304,620	330,950	330,950		971
Total Departmental Expense	$9,408,012	$9,612,964	$10,520,567	$11,430,263	$11,488,533	$11,488,533		$33,691
Total Undistributed Expense	7,101,469	7,244,265	7,899,073	8,615,112	8,575,495	8,212,400	(3)	24,083
Total Fixed Charges	973,039	967,122	918,318	932,360	926,888	957,686		2,808
Total Operating Expenses	$17,482,520	$17,824,351	$19,337,958	$20,977,735	$20,990,916	$20,658,620		$60,582

Net Operating Income	$5,762,360	$6,133,880	$7,127,932	$8,138,481	$8,247,116	$8,579,412		$25,160
FF&E	0	0	0	0	0	1,461,902		4,287
Net Cash Flow	$5,762,360	$6,133,880	$7,127,932	$8,138,481	$8,247,116	$7,117,511		$ 20,872

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered in the underwritten cash flow.
(2)	Other Revenue consists of parking, telephone and other miscellaneous departmental income.
(3)	Natixis underwrote a management fee of 3.0% per the new management agreement executed on March 11, 2016.

B-111

CEDARBROOK LODGE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	WDCPF
Location (City/State)	SeaTac, Washington	Cut-off Date Principal Balance	$27,000,000
Property Type	Hospitality	Cut-off Date Principal Balance per Room	$161,677
Size (Rooms)	167	Percentage of Initial Pool Balance	3.5%
Total TTM Occupancy as of 12/31/2015	80.7%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 12/31/2015	80.7%	Type of Security	Fee Simple
Year Built / Latest Renovation	2002 / 2014	Mortgage Rate	4.56800%
Appraised Value	$56,300,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest-Only Period (Months)	120
Borrower Sponsor(1)	Stuart T. Rolfe

Underwritten Revenues	$16,577,403
Underwritten Expenses	$12,538,744
Underwritten Net Operating Income (NOI)	$4,038,659	Escrows
Underwritten Net Cash Flow (NCF)	$3,375,563	Upfront	Monthly
Cut-off Date LTV Ratio	48.0%	Taxes	$0	$0
Maturity Date LTV Ratio	48.0%	Insurance	$0	$0
DSCR Based on Underwritten NOI / NCF	3.23x / 2.70x	FF&E(2)	$0	$55,258
Debt Yield Based on Underwritten NOI / NCF	15.0% / 12.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$27,000,000	100.0%	Loan Payoff	$21,500,000	79.6%
Principal Equity Distribution	4,932,077	18.3
Closing Costs	567,923	2.1

Total Sources	$27,000,000	100.0%	Total Uses	$27,000,000	100.0%

(1)	Stuart T. Rolfe is the non-recourse carveout guarantor under the Cedarbrook Lodge Loan.
(2)	The monthly FF&E reserve is 4% of Gross Revenues from prior month per the terms of the Cedarbrook Lodge Loan agreement. Monthly FF&E reflects an estimate based on the UW FF&E Reserves. See “—Escrows” below.

The following table presents certain information relating to the TTM January 31, 2016 penetration rates relating to the Cedarbrook Lodge Property:

TTM January 2016 Penetration Rates(1)

Property	Occupancy	ADR	RevPAR
Cedarbrook Lodge	98.3%	120.9%	118.9%

(1)	Source: January 2016 travel research report.

The following table presents certain information relating to historical occupancy, ADR and RevPAR at the Cedarbrook Lodge Property:

Cedarbrook Lodge(1)

	2013	2014	2015
Occupancy	82.6%	83.4%	80.7%
ADR	$148.09	$158.23	$169.41
RevPAR	$122.35	$131.04	$136.63

(1)	As provided by the borrower and reflects average occupancy as of December 31 for the specified year.

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CEDARBROOK LODGE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at the Cedarbrook Lodge Property:

Cash Flow Analysis

	2012	2013	2014	2015	Underwritten	Underwritten $ per Room
Room Revenue(1)	$4,323,386	$4,644,503	$5,011,215	$8,328,199(2)	$8,004,915	$47,934
Food & Beverage Revenue	5,017,695	5,399,973	5,767,778	7,722,057	7,549,985	45,209
Other Revenue(3)	319,150	371,718	598,096	1,001,139	1,022,502	6,123
Total Revenue	$9,660,231	$10,416,194	$11,377,089	$17,051,395	$16,577,403	$99,266

Room Expense	$1,731,423	$1,806,402	$1,896,528	$3,057,112	$2,897,059	$17,348
Food & Beverage Expense	3,040,921	3,185,647	3,412,443	4,679,863	4,593,788	27,508
Other Expense	138,942	163,570	317,743	717,860	615,759	3,687
Total Departmental Expense	$4,911,286	$5,155,619	$5,626,714	$8,454,835	$8,106,606	$48,543
Total Undistributed Expense	2,731,314	2,912,965	3,027,670	3,852,363	3,866,708	23,154
Total Fixed Charges	302,254	342,679	338,202	491,865	565,430	3,386
Total Operating Expenses	$7,944,854	$8,411,263	$8,992,586	$12,799,063	$12,538,744	$75,082

Net Operating Income	$1,715,377	$2,004,932	$2,384,503	$4,252,332	$4,038,659	$24,184
FF&E	378,654	406,219	440,042	682,056	663,096	3,971
Net Cash Flow	$1,336,723	$1,598,713	$1,944,461	$3,570,276	$3,375,563	$20,213

(1)	Underwritten Rooms Revenue is based on the occupancy capped at 77.3% and ADR of $170.00.
(2)	In 2014, the Cedarbrook Lodge Property completed an expansion, which included a new guest wing that added 63 guestrooms to the existing inventory of 104 guestrooms for a new count of 167 guestrooms. A new spa was also completed in 2014.
(3)	Underwritten Other Revenue includes parking and, based on the appraisal, 2016 spa revenue of $400,000.

B-113

GAINESVILLE BUSINESS CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		PCC
Location (City/State)	Gainesville, Virginia	Cut-off Date Principal Balance		$20,500,000
Property Type	Industrial	Cut-off Date Principal Balance per SF		$56.13
Size (SF)	365,235	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 12/22/2015	97.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/22/2015	97.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	1984-2003 / 2003	Mortgage Rate		5.41000%
Appraised Value	$36,000,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)	120
		Borrower Sponsor(1)	David M. Chalmers

Underwritten Revenues	$2,546,049
Underwritten Expenses	$573,689	Escrows
Underwritten Net Operating Income (NOI)	$1,972,360		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,808,004	Taxes	$50,899	$25,450
Cut-off Date LTV Ratio	56.9%	Insurance	$46,360	$4,636
Maturity Date LTV Ratio	56.9%	Replacement Reserves(2)	$0	$3,045
DSCR Based on Underwritten NOI / NCF	1.75x / 1.61x	TI/LC(3)	$0	$3,707
Debt Yield Based on Underwritten NOI / NCF	9.6% / 8.8%	Other(4)	$100,000	$12,000

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,500,000	100.0%	Refinance Existing Debt(5)	$18,140,168	88.5%
			Principal Equity Distribution	2,108,789	10.3
			Reserves	197,260	1.0
			Closing Costs	53,783	0.3
Total Sources	$20,500,000	100.0%	Total Uses	$20,500,000	100.0%

(1)	David M. Chalmers is the non-recourse carveout guarantor under the Gainesville Business Center Loan.

(2)	Replacement reserves are capped at $182,725 with replenishment obligations.

(3)	TI/LC reserves do not include the space currently occupied by Atlantic Coast Cotton, Inc. (“ACC”) and are capped at $133,462 with replenishment obligations.

(4)	Other reserves are for tenant improvement and leasing commissions for the space currently occupied by ACC. The monthly reserve of $12,000 is capped at $875,000 with replenishment obligations. In lieu of making this monthly deposit, the borrower may make a lump sum deposit of the difference between $676,000 and the amount then held in such account. The borrower may use up to $150,000 for debt service shortfalls. In the event ACC or an acceptable replacement tenant leases the ACC space for a term at least two years beyond the loan term and at market rents acceptable to lender, lender is required to release the Other reserve to borrower.

(5)	Existing debt includes a first mortgage of $11,718,057 and a mezzanine loan from some of the borrower’s partners totaling $6,422,111. Both the first mortgage and the mezzanine loan were paid off at loan closing.

The following table presents certain information relating to the major tenants at the Gainesville Business Center Property:

Ten Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating(1) (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Atlantic Coast Cotton, Inc.	NR / NR / NR	187,500	51.3%	$1,164,242	47.5%	$6.21	1/31/2021	1, 3-year option
HD Supply Construction Supply, Ltd.(2)	NR / B2 / B+	44,307	12.1	368,302	15.0	$8.31	4/30/2020	2, 5-year options
Able Moving and Storage, Inc.(3)	NR / NR / NR	37,500	10.3	281,250	11.5	$7.50	5/31/2018	NA
Door Pro America, Inc.	NR / NR / NR	31,500	8.6	223,650	9.1	$7.10	10/31/2017	NA
Ace Moving and Storage, Inc.	NR / NR / NR	21,000	5.7	140,595	5.7	$6.70	3/31/2020	1, 5-year option
B&K Distributors, Inc.	NR / NR / NR	12,000	3.3	85,902	3.5	$7.16	12/31/2020	NA
Fleming Leasing, L.L.C.	NR / NR / NR	11,948	3.3	79,223	3.2	$6.63	6/30/2019	1, 5-year option
LEO Construction Company	NR / NR / NR	5,100	1.4	44,400	1.8	$8.71	6/30/2018	NA
Redstorm Fire & Rescue Apparatus, Inc.	NR / NR / NR	2,500	0.7	30,900	1.3	$12.36	5/31/2018	NA
Rival Incorporated	NR / NR / NR	3,880	1.1	30,000	1.2	$7.73	3/31/2017	NA
Largest Tenants		357,235	97.8%	$2,448,463	100.0%	$6.85
Remaining Tenants		0	0.0	0	0.0	0.00
Vacant		8,000	2.2	0	0.0	0.00
Total / Wtd. Avg. All Tenants		365,235	100.0%	$2,448,463	100.0%	$6.85

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	HD Supply Construction Supply, Ltd. has the option to terminate its lease at any time by providing landlord written notice and a termination fee equal to the base rent remaining in the lease term, as the same may have been extended, discounted to the net present value using the then current prime rate at the time of termination.

(3)	Able Moving & Storage, Inc. has the option to terminate its lease as of November 30, 2017 with notice by June 3, 2017.

B-114

GAINESVILLE BUSINESS CENTER

The following table presents the lease rollover schedule at the Gainesville Business Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2016	0	0.0	0.0%	0	0.0	$0.00	0
2017	35,380	9.7	9.7%	253,650	10.4	$7.17	2
2018	45,100	12.3	22.0%	356,550	14.6	$7.91	3
2019	11,948	3.3	25.3%	79,223	3.2	$6.63	1
2020	77,307	21.2	46.5%	594,799	24.3	$7.69	3
2021	187,500	51.3	97.8%	1,164,242	47.5	$6.21	1
2022	0	0.0	97.8%	0	0.0	$0.00	0
2023	0	0.0	97.8%	0	0.0	$0.00	0
2024	0	0.0	97.8%	0	0.0	$0.00	0
2025	0	0.0	97.8%	0	0.0	$0.00	0
2026	0	0.0	97.8%	0	0.0	$0.00	0
2027 & Thereafter	0	0.0	97.8%	0	0.0	$0.00	0
Vacant	8,000	2.2	100.0%	0	0.0	$0.00	2
Total / Wtd. Avg.	365,235	100.0%		$2,448,463	100.0%	$6.85	12

(1)	Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents certain information relating to historical leasing at the Gainesville Business Center Property:

Historical Leased %(1)(2)

	2011	2012	2013	2014	As of 12/22/2015
Owned Space	97.0%	84.7%	64.1%	69.1%	97.8%

(1)	As provided by the borrower which reflects average occupancy for the specified year unless otherwise indicated.

(2)	From 2005-2010 the occupancy at the Gainesville Business Center Property averaged 93.8%. Occupancy was lower in 2013 and 2014 due to a large tenant vacating in July 2012 (20.5% of net rentable area). In addition, this was a period of heavy construction on the Route 29/Linton Hall Road highway interchange next to the Gainesville Business Center Property which affected access. The interchange construction was completed in June 2015.

B-115

GAINESVILLE BUSINESS CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Gainesville Business Center Property:

Cash Flow Analysis(1)

	2012	2013(2)	2014(2)	2015	Underwritten(3)	Underwritten $ per SF
Base Rent	$2,146,178	$1,454,368	$1,503,153	$1,985,685	$2,433,961	$6.66
Contractual Rent Steps(4)	0	0	0	0	14,502	0.04
Gross Up Vacancy	0	0	0	0	52,000	0.14
Total Rent	$2,146,178	$1,454,368	$1,503,153	$1,985,685	$2,500,463	$6.85
Total Reimbursables	100,722	160,956	133,176	180,469	179,589	0.49
Other Income	0	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	0	(134,003)	(0.37)
Effective Gross Income	$2,246,900	$1,615,324	$1,636,329	$2,166,154	$2,546,049	$6.97

Real Estate Taxes	$239,164	$293,790	$294,941	$277,631	$277,631	$0.76
Insurance	41,679	43,440	47,463	49,475	50,575	0.14
Management Fee	90,128	64,014	65,700	92,026	101,842	0.28
Other Operating Expenses	154,395	119,506	143,297	143,246	143,641	0.39
Total Operating Expenses	$525,366	$520,750	$551,401	$562,378	$573,689	$1.57

Net Operating Income	$1,721,534	$1,094,574	$1,084,928	$1,603,776	$1,972,360	$5.40
TI/LC	0	0	0	0	127,832	0.35
Replacement Reserves	0	0	0	0	36,524	0.10
Net Cash Flow	$1,721,534	$1,094,574	$1,084,928	$1,603,776	$1,808,004	$4.95

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were are not considered for the underwritten cash flow.

(2)	Base Rent was lower in 2013 and 2014 due to a large tenant vacating (20.5% of net rentable area). In addition, this was a period of heavy construction on the Route 29/Linton Hall Road highway interchange next to the property which affected access. The interchange construction was completed in June 2015.

(3)	The increase in Underwritten Base Rent compared to 2015 Base Rent is due to new leasing, tenant expansions and contractual rent steps.

(4)	Contractual Rent Steps are underwritten based upon the actual scheduled rent increases through June 2016.

B-116

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B-117

THE ROUND

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		Société Générale
Location (City/State)	Beaverton, Oregon	Cut-off Date Principal Balance		$20,500,000
Property Type	Mixed Use	Cut-off Date Principal Balance per SF		$140.38
Size (SF)	146,027	Percentage of Initial Pool Balance		2.7%
Total Occupancy as of 12/31/2015(1)	92.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 12/31/2015(1)	92.7%	Type of Security		Fee Simple
Year Built / Latest Renovation	2003 - 2006 / NAP	Mortgage Rate		5.00000%
Appraised Value	$29,500,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Term (Months)	120
		Borrower Sponsor(2)	Robert D. Scanlan; Todd M. Gooding; ScanlanKemperBard Companies, LLC

Underwritten Revenues	$3,677,277
Underwritten Expenses	$1,398,680	Escrows
Underwritten Net Operating Income (NOI)	$2,278,597		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,242,090	Taxes	$109,753	$21,951
Cut-off Date LTV Ratio	69.5%	Insurance	$29,319	$2,666
Maturity Date LTV Ratio	69.5%	Replacement Reserves	$0	$3,042
DSCR Based on Underwritten NOI / NCF	2.19x / 2.16x	TI/LC(3)	$1,500,000	$12,169
Debt Yield Based on Underwritten NOI / NCF	11.1% / 10.9%	Other(4)	$1,518,973	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$20,500,000	64.4%	Purchase Price	$27,806,027	87.3%
Principal’s New Cash Contribution	11,340,003	35.6	Reserves	3,158,045	9.9
			Closing Costs	875,931	2.8

Total Sources	$31,840,003	100.0%	Total Uses	$31,840,003	100.0%

(1)	Total Occupancy and Owned Occupancy excludes Aabaco SBS space, which is currently dark. Aabaco SBS is current on rent payment.

(2)	Robert. D. Scanlan, Todd M. Gooding, and ScanlanKemperBard Companies, LLC are the guarantors of the non-recourse carveouts under The Round Loan.

(3)	TI/LC reserve is capped at $500,000.

(4)	Upfront other reserve is comprised of Specified TI/LC Deposit ($1,029,193) and Rent Concession Reserve Funds ($489,780).

The following table presents certain information relating to the major tenants at The Round Property:

Largest Tenants Based on Underwritten Base Rent

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA	% of GLA	UW Base Rent(2)	% of Total UW Base Rent	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
24 Hour Fitness	NR / NR / B	37,000	25.3%	$913,149	27.0%	$24.68	12/16/2023	3, 5-year options
Exterro	NR / NR / NR	20,309	13.9	482,339	14.3	23.75	02/29/2020	1, 5-year option
Pioneer Pacific	NR / NR / NR	15,875	10.9	312,300	9.3	19.67	08/31/2025	2, 5-year options
Regus	NR / NR / NR	11,400	7.8	285,000	8.4	25.00	11/30/2026	2, 5-year options
Aabaco SBS	NR / NR / BB+	9,675	6.6	227,386	6.7	23.50	01/31/2021	1, 5-year option
Zink Media dba Discogs	NR / NR / NR	6,591	4.5	139,848	4.1	21.22	07/31/2018	N/A
Siam Lotus	NR / NR / NR	4,855	3.3	101,955	3.0	21.00	06/30/2019	1, 5-year option
Café Mingo	NR / NR / NR	4,605	3.2	161,172	4.8	35.00	12/31/2025	1, 5-year option
Workday	NR / NR / NR	4,274	2.9	99,499	2.9	23.28	09/30/2017	N/A
Bemis Associates, Inc	NR / NR / NR	4,269	2.9	96,053	2.8	22.50	01/31/2019	1, 3- year option
Ten Largest Tenants		118,853	81.4%	$2,818,699	83.5%	$23.72
Remaining Tenants		26,162	17.9	557,421	16.5	21.31
Unleased Spaces		1,012	0.7	0	0.0	0.00
Total / Wtd. Avg. All Tenants		146,027	100.0%	$3,376,120	100%	$23.28

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Aabaco SBS space is currently dark, but the tenant is current on rent payments of approximately $227,386 per year.

B-118

THE ROUND

The following table presents the lease rollover schedule at The Round Property, based on initial lease expiration dates:

Lease Expiration Schedule

Year Ending December 31,	Expiring Owned GLA (SF)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(1)	% of Total UW Base Rent	UW Base Rent $ per SF(1)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	0.00	0
2016	3,881	2.7	2.7	85,188	2.5	21.95	1
2017	4,274	2.9	5.6	99,499	2.9	23.28	1
2018	12,168	8.3	13.9	264,166	7.8	21.71	3
2019	15,456	10.6	24.5	325,952	9.7	21.09	5
2020	26,515	18.2	42.7	604,404	17.9	22.79	4
2021(1)	9,675	6.6	49.3	227,386	6.7	23.50	1
2022	0	0.0	49.3	0	0.0	0.00	0
2023	37,000	25.3	74.6	913,149	27.0	24.68	1
2024	1,667	1.1	75.8	45,426	1.3	27.25	1
2025	20,480	14.0	89.8	473,472	14.0	23.12	2
2026	13,899	9.5	99.3	337,479	10.0	24.28	2
2027 & Thereafter	0	0.0	99.3	0	0.0	0.00	0
Unleased	1,012	0.7	100.0	0	0.0	0.00	0
Total / Wtd. Avg.	146,027	100.0%		$3,376,120	100.0%	$23.28	21

(1)	Aabaco SBS space is currently dark, but the tenant is current on rent payments of approximately $227,386 per year. The Aabaco SBS lease expires on January 31, 2021.

The following table presents certain information relating to historical leasing at The Round Property:

Historical Occupancy %(1)(2)

	2012	2013	2014(3)	2015(4)
Owned Space	73.3%	81.3%	61.2%	92.7%

(1)	Information obtained from the borrower and represents average occupancy as of December 31 for the indicated year unless otherwise indicated.

(2)	The occupancy excludes temporary tenants.

(3)	Anthem College occupied 33,257 SF of the Watson building until August of 2014 at which time they filed for bankruptcy and vacated its space. The space was leased up in mid – 2015.

(4)	Historical occupancy for 2015 excludes the Aabaco SBS space, which is currently dark. Aabaco SBS is current on rent payments of approximately $227,386 per year. The Round Property was 99.3% leased as of December 31, 2015.

B-119

THE ROUND

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Round Property:

Cash Flow Analysis

	2013	2014	2015	Underwritten(1)(2)(3)	Underwritten $ per SF
Base Rent	$2,508,105	$2,529,836	$2,242,640	$3,376,120	$23.12
Contractual Rent Steps	0	0	0	50,583	0.35
Gross Up Vacancy	0	0	0	24,288	(1.72)
Total Rent	$2,508,105	$2,529,836	$2,242,640	$3,450,991	$23.63
Total Reimbursables	411,555	419,114	600,442	408,701	2.80
Other Income	53,269	39,499	46,656	69,259	0.47
Percentage Rent	0	0	0	0	0.00
Vacancy & Credit Loss	0	0	0	(251,674)	(1.72)
Effective Gross Income	$2,972,929	$2,988,449	$2,889,738	$3,677,277	$25.18

Real Estate Taxes	$228,565	$230,176	$232,505	$255,736	$1.75
Insurance	33,609	36,530	35,768	31,996	0.22
Management Fee	130,210	132,657	120,066	147,091	1.01
Repairs & Maintenance(4)	714,263	755,924	771,908	585,717	4.01
Utilities	186,082	208,192	173,822	173,822	1.19
Other Operating Expenses(5)	229,659	270,563	204,318	204,318	1.40
Total Operating Expenses	$1,522,388	$1,634,042	$1,538,387	$1,398,680	$9.58

Net Operating Income	$1,450,541	1,354,407	1,351,351	2,278,597	$15.60
TI/LC	0	0	0	0	0
Replacement Reserves	0	0	0	36,507	0.25
Net Cash Flow	$1,450,541	$1,354,407	$1,351,351	$2,242,090	$15.35

(1)	The underwritten economic vacancy is 6.4%. The Round Property was 92.7% physically occupied and had a 99.3% leased occupancy as of December 31, 2015.

(2)	Aabaco SBS space is currently dark, but the tenant is current on rent payments of approximately $227,386 per year. The Aabaco SBS space is underwritten as vacant, resulting in a higher Vacancy & Credit Loss.

(3)	The garage parking reimbursements provide that the city reimburses 45% of parking operating expenses, capped at $100,000 per year.

(4)	The significant difference between 2015 and Underwritten Repairs & Maintenance is due to a city services rate agreement on 110,430 SF, which excludes 24 Hour Fitness. The agreement caps the HVAC expense at $3.25 per SF per year or $358,898. This agreement went into place January 1, 2016.

(5)	Garage HVAC expense has been excluded from the Historical Operating Expenses as this applied to the garage commercial units which are not part of the overall collateral.

B-120

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B-121

GERMANTOWN TOWN CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CGMRC
Location (City/State)	Germantown, Maryland	Cut-off Date Principal Balance		$19,500,000
Property Type	Land	Cut-off Date Principal Balance per SF		$415.59
Size (SF)	46,921	Percentage of Initial Pool Balance		2.5%
Total Occupancy as of 2/10/2016	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/10/2016	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation	2002 / NAP	Mortgage Rate		5.20000%
Appraised Value	$26,700,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		360
		Original Interest Only Term (Months)	60
		Borrower Sponsor(1)	Peter J. Henry

Underwritten Revenues	$2,142,529
Underwritten Expenses	$595,403	Escrows
Underwritten Net Operating Income (NOI)	$1,547,126		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$1,539,640	Taxes	$69,499	$17,375
Cut-off Date LTV Ratio	73.0%	Insurance	$5,659	$2,829
Maturity Date LTV Ratio	67.6%	Replacement Reserves	$0	$587
DSCR Based on Underwritten NOI / NCF	1.20x / 1.20x	TI/LC(2)	$500,000	$0
Debt Yield Based on Underwritten NOI / NCF	7.9% / 7.9%	Other(3)	$343,337	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$19,500,000	89.2%	Purchase Price	$20,500,000	93.7%
Principal’s New Cash Contribution	2,119,938	9.7	Reserves	918,495	4.2
Other Sources	250,000	1.1	Closing Costs	451,444	2.1
Total Sources	$21,869,938	100.0%	Total Uses	$21,869,938	100.0%

(1)	Peter J. Henry is the non-recourse carveout guarantor under the Germantown Town Center Loan.
(2)	TI/LC reserve capped at (i) $500,000 prior to the achievement of a debt yield of at least 9% and (ii) $300,000 upon or after the achievement of a debt yield of at least 9%. In the event that the TI/LC reserves are (i) less than $500,000 prior to the achievement of a debt yield of at least 9%, or (ii) less than $100,000 upon or after the achievement of a debt yield of at least 9%, then the borrower will deposit into the TI/LC reserve $3,910 per month until the TI/LC reserve funds reach the applicable TI/LC reserve cap. Provided no event of default under the Germantown Town Center Loan exists, upon the achievement of a debt yield of at least 9%, the lender will disburse to the borrower all TI/LC reserve funds in excess of $300,000.
(3)	Upfront Other reserve is comprised of $192,000 for Vacant Pad Reserve, $87,500 for Free Rent Reserve, $37,334 for Park and Ride Reserve, and $26,503 for Carrabas Reserve.

The following table presents certain information relating to the major tenants at the Germantown Town Center Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Senor Tequilas	NR / NR / NR	8,500	18.1%	$150,000	9.6%	$17.65	4/30/2025	2, 5-year options
Red Robin	NR / NR / NR	6,957	14.8	127,050	8.2	18.26	4/30/2017	2, 5-year options
Carrabba’s Italian Grill	NR / NR / NR	6,720	14.3	133,100	8.6	19.81	7/31/2021	2, 5-year options
TD Bank	NR / Aa1 / NR	5,100	10.9	449,055	28.9	88.05	6/30/2032	1, 10-year option and 1, 5-year option
Panera Bread	NR / NR / NR	5,000	10.7	125,000	8.0	25.00	7/31/2032	2, 5-year options
IHOP	NR / NR / NR	4,950	10.5	145,000	9.3	29.29	5/31/2026	2, 5-year options
Chick-Fil-A	NR / NR / NR	3,822	8.1	142,202	9.1	37.21	7/31/2031	3, 5-year options
BB&T	A+ / A2 / A-	3,350	7.1	174,885	11.2	52.20	10/31/2022	2, 5-year options
Taco Bell	NR / NR / NR	2,522	5.4	109,808	7.1	43.54	9/30/2021	3, 5-year options
Largest Owned Tenants		46,921	100.0%	$1,556,100	100.0%	$33.16
Remaining Owned Tenants		0	0	0	0.0	0.00
Vacant Spaces (Owned Space)		0	0	0	0.0	0.00
Total / Wtd. Avg. All Owned Tenants		46,921	100.0%	$1,556,100	100.0%	$33.16

(1)	Calculated based on underwritten rent roll.

B-122

GERMANTOWN TOWN CENTER

The following table presents the lease rollover schedule at the Germantown Town Center Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31,	Expiring Owned GLA (SF)	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(1)	% of Total UW Base Rent	UW Base Rent $ per SF(1)	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2015	0	0.0	0.0%	0	0.0	0.00	0
2016	0	0.0	0.0%	0	0.0	0.00	0
2017	6,957	14.8	14.8%	127,050	8.2	18.26	1
2018	0	0.0	14.8%	0	0.0	0.00	0
2019	0	0.0	14.8%	0	0.0	0.00	0
2020	0	0.0	14.8%	0	0.0	0.00	0
2021	9,242	19.7	34.5%	242,908	15.6	26.28	2
2022	3,350	7.1	41.7%	174,885	11.2	52.20	1
2023	0	0.0	41.7%	0	0.0	0.00	0
2024	0	0.0	41.7%	0	0.0	0.00	0
2025	8,500	18.1	59.8%	150,000	9.6	17.65	1
2026	4,950	10.5	70.3%	145,000	9.3	29.29	1
2027 & Thereafter	13,922	29.7	100.0%	716,257	46.0	51.45	3
Vacant	0	0.0	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	46,921	100.0%		$1,556,100	100.0%	$33.16	9

(1)	Calculated based on approximate square footage occupied by each Owned Tenant

The following table presents certain information relating to historical leasing at the Germantown Town Center Property:

Historical Leased %(1)

	2012	2013	2014	2015	2/10/2016
Owned Space	100.0%	100.0%	84.9%	84.9%	100.0%

(1)	As provided by the borrower and which reflects average occupancy for the specified year unless otherwise specified.

B-123

GERMANTOWN TOWN CENTER

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Germantown Town Center Property:

Cash Flow Analysis

	2012	2013	2014	2015	Underwritten	Underwritten $ per SF
Base Rent	$1,308,386	$1,412,266	$1,292,163	$1,291,066	$1,424,278	$30.35
Contractual Rent Steps	0	0	0	0	131,822	2.81
Gross Up Vacancy	0	0	0	0	0	0.00
Total Rent	$1,308,386	$1,412,266	$1,292,163	$1,291,066	$1,556,100	$33.16
Total Reimbursables	545,406	584,979	628,391	718,340	655,424	13.97
Other Income	227	3,222	685	3,500	0	0.00
Vacancy & Credit Loss	0	0	0	0	(68,996)	(1.47)
Effective Gross Income	$1,854,020	$2,000,468	$1,921,239	$2,012,906	$2,142,529	$45.66

Real Estate Taxes	$180,670	$194,567	$198,021	$200,863	$205,272	$4.37
Insurance	64,131	74,778	76,384	77,991	78,676	1.68
Management Fee	55,621	60,014	57,637	60,387	64,276	1.37
Repairs & Maintenance	115,964	132,739	170,982	183,277	175,026	3.73
Utilities	48,341	49,642	49,631	47,484	51,120	1.09
Payroll & Benefits	19,248	19,825	20,420	21,033	21,033	0.45
Total Operating Expenses	$483,975	$531,564	$573,076	$591,035	$595,403	$12.69

Net Operating Income	$1,370,045	$1,468,903	$1,348,163	$1,421,871	$1,547,126	$32.97
TI/LC	0	0	0	0	447	0.01
Replacement Reserves	0	0	0	0	7,038	0.15
Net Cash Flow	$1,370,045	$1,468,903	$1,348,163	$1,421,871	$1,539,640	$32.81

B-124

ANNEX C

MORTGAGE POOL INFORMATION

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Distribution of Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Refinance	25	$535,035,247	69.4%	$21,401,410	1.83x	4.788%	112.3	55.2%	51.1%
Acquisition	11	216,436,917	28.1	19,676,083	1.87x	4.996%	103.8	62.7%	58.3%
Recapitalization	1	19,500,000	2.5	19,500,000	1.20x	5.200%	119.0	73.0%	67.6%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085.50	1.82x	4.856%	110.1	57.8%	53.6%

Distribution of Amortization Types(1)

Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	12	$365,755,000	47.4%	$30,479,583	2.17x	4.701%	101.6	51.9%	51.9%
Interest Only, Then Amortizing(2)	13	284,885,000	37.0	21,914,231	1.46x	4.851%	117.3	62.9%	56.1%
Amortizing (30 Years)	11	115,811,157	15.0	10,528,287	1.62x	5.352%	119.2	63.1%	52.5%
Amortizing (25 Years)	1	4,521,007	0.6	4,521,007	1.63x	5.102%	116.0	69.6%	52.5%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085.50	1.82x	4.856%	110.1	57.8%	53.6%

(1) All of the mortgage loans will have balloon payments at maturity date.
(2) Original partial interest only months range from 12 to 60 months.

Distribution of Cut-off Date Balances

Range of Cut-off Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
2,000,000 - 4,999,999	5	$17,081,459	2.2%	$3,416,292	1.48x	5.175%	117.7	69.5%	59.0%
5,000,000 - 14,999,999	16	141,015,704	18.3	8,813,482	1.51x	5.109%	118.0	67.1%	59.6%
15,000,000 - 24,999,999	4	78,000,000	10.1	19,500,000	1.62x	5.236%	118.7	66.9%	63.0%
25,000,000 - 29,999,999	1	27,000,000	3.5	27,000,000	2.70x	4.568%	118.0	48.0%	48.0%
35,000,000 - 49,999,999	7	282,875,000	36.7	40,410,714	1.88x	4.758%	108.0	53.2%	50.1%
50,000,000 - 54,999,999	1	50,000,000	6.5	50,000,000	1.61x	4.690%	117.0	54.5%	54.5%
55,000,000 - 65,000,000	3	175,000,000	22.7	58,333,333	2.03x	4.704%	99.3	54.8%	50.2%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	$2,000,000
	Max	$65,000,000
	Average	$20,837,085

C-1

Distribution of Underwritten Debt Service Coverage Ratios

Range of Underwritten Debt Service Coverage Ratios (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
1.20 - 1.29	3	$33,900,000	4.4%	$11,300,000	1.21x	5.204%	119.0	73.0%	66.2%
1.30 - 1.49	11	212,746,775	27.6	19,340,616	1.38x	5.027%	117.8	65.0%	57.9%
1.50 - 1.69	14	253,779,511	32.9	18,127,108	1.60x	5.023%	117.6	54.7%	51.6%
1.70 - 1.89	3	73,654,587	9.6	24,551,529	1.79x	4.410%	116.2	56.3%	48.7%
1.90 - 2.09	1	13,891,289	1.8	13,891,289	1.98x	4.973%	118.0	63.7%	52.5%
2.10 - 3.13	5	183,000,000	23.7	36,600,000	2.77x	4.534%	86.2	51.0%	51.0%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	1.20x
	Max	3.13x
	Average	1.82x

Distribution of Mortgage Interest Rates

Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
3.893 - 4.249	1	$40,000,000	5.2%	$40,000,000	2.51x	3.893%	53.0	49.2%	49.2%
4.250 - 4.499	1	65,000,000	8.4	65,000,000	1.80x	4.314%	116.0	54.3%	47.3%
4.500 - 4.749	6	221,830,000	28.8	36,971,667	2.31x	4.667%	101.9	54.7%	53.1%
4.750 - 4.999	8	146,202,775	19.0	18,275,347	1.58x	4.850%	117.2	53.3%	49.9%
5.000 - 5.249	12	178,361,115	23.1	14,863,426	1.47x	5.102%	119.0	64.8%	58.5%
5.250 - 6.500	9	119,578,273	15.5	13,286,475	1.50x	5.467%	119.2	63.2%	56.2%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	3.893%
	Max	6.500%
	Average	4.856%

C-2

Distribution of Cut-off Date Loan-to-Value Ratios(1)

Range of Cut-off Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
32.8 - 49.9	5	$194,500,000	25.2%	$38,900,000	2.25x	4.553%	104.2	44.3%	44.3%
50.0 - 54.9	4	205,000,000	26.6	51,250,000	1.61x	4.841%	118.0	53.2%	47.7%
55.0 - 59.9	3	35,343,503	4.6	11,781,168	1.56x	5.210%	117.3	57.9%	55.0%
60.0 - 64.9	7	102,859,273	13.3	14,694,182	2.34x	4.834%	86.3	61.7%	58.2%
65.0 - 69.9	10	130,523,708	16.9	13,052,371	1.56x	5.064%	116.7	69.1%	61.4%
70.0 - 75.0	8	102,745,680	13.3	12,843,210	1.34x	5.099%	118.6	74.0%	67.5%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

(1) Cut-off Date LTV Ratio is calculated based on the “as-stabilized” apraised value for 1 of the mortgage loans.

	Min	32.8%
	Max	75.0%
	Average	57.8%

Distribution of Maturity Date Loan-to-Value Ratios(1)

Range of Maturity Date Loan-to-Value Ratios (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
32.8 - 39.9	1	$40,500,000	5.3%	$40,500,000	3.13x	4.657%	118.0	32.8%	32.8%
40.0 - 49.9	8	315,093,503	40.9	39,386,688	1.80x	4.714%	109.7	50.2%	46.5%
50.0 - 54.9	5	86,130,279	11.2	17,226,056	1.67x	4.799%	117.1	58.3%	53.9%
55.0 - 59.9	8	78,627,701	10.2	9,828,463	1.54x	5.277%	118.5	64.1%	57.2%
60.0 - 64.9	8	134,705,680	17.5	16,838,210	2.03x	4.845%	92.1	66.0%	60.8%
65.0 - 69.9	6	106,960,000	13.9	17,826,667	1.47x	5.119%	119.0	72.8%	68.6%
70.0 - 72.1	1	8,955,000	1.2	8,955,000	1.58x	4.671%	115.0	72.1%	72.1%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

(1) Maturity Date Loan-to-Value Ratio is calculated on the basis of the “as stabilized” appraised value for 1 mortgage loans.

	Min	32.8%
	Max	72.1%
	Average	53.6%

C-3

Distribution of Original Terms to Maturity

Original Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
60	2	$95,000,000	12.3%	$47,500,000	2.76x	4.372%	56.5	55.6%	55.6%
120	35	675,972,163	87.7	19,313,490	1.69x	4.925%	117.6	58.1%	53.3%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	60	months
	Max	120	months
	Average	113	months

Distribution of Remaining Terms to Maturity
Range of Remaining Term to Maturity (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
53 - 60	2	$95,000,000	12.3%	$47,500,000	2.76x	4.372%	56.5	55.6%	55.6%
112 - 120	35	675,972,163	87.7	19,313,490	1.69x	4.925%	117.6	58.1%	53.3%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	53	months
	Max	120	months
	Average	110	months

Distribution of Original Amortization Terms

Original Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	12	$365,755,000	47.4%	$30,479,583	2.17x	4.701%	101.6	51.9%	51.9%
300	1	4,521,007	0.6	4,521,007	1.63x	5.102%	116.0	69.6%	52.5%
360	24	400,696,157	52.0	16,695,673	1.50x	4.996%	117.8	63.0%	55.1%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085.50	1.82x	4.856%	110.1	57.8%	53.6%

	Min	300	months
	Max	360	months
	Average	189	months

C-4

Distribution of Remaining Amortization Terms

Range of Remaining Amortization Terms (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Interest Only	12	$365,755,000	47.4%	$30,479,583	2.17x	4.701%	101.6	51.9%	51.9%
296	1	4,521,007	0.6	4,521,007	1.63x	5.102%	116.0	69.6%	52.5%
357	1	8,967,984	1.2	8,967,984	1.59x	4.890%	117.0	64.1%	52.7%
358	5	31,549,671	4.1	6,309,934	1.79x	5.062%	118.0	67.7%	55.9%
359	1	6,093,503	0.8	6,093,503	1.34x	4.990%	119.0	59.3%	48.8%
360	17	354,085,000	45.9	20,828,529	1.48x	4.993%	117.8	62.6%	55.2%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	296	months
	Max	360	months
	Average	189	months

Mortgage Loans with Original Partial Interest Only Period

Range of Original Partial Interest Only Period (Mos)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
12	1	$10,100,000	1.3%	$10,100,000	1.22x	5.180%	119.0	73.7%	62.6%
24	2	$59,300,000	7.7%	$29,650,000	1.36x	5.159%	119.9	51.5%	45.2%
36	5	$129,535,000	16.8%	$25,907,000	1.59x	4.551%	115.1	62.2%	54.6%
60	5	$85,950,000	11.1%	$17,190,000	1.36x	5.052%	118.6	70.6%	65.2%

Distribution of Prepayment Provisions

Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
Defeasance	32	$649,017,163	84.2%	$20,281,786	1.76x	4.891%	112.6	58.6%	54.1%
Yield Maintenance	4	81,955,000	10.6	20,488,750	1.94x	5.050%	118.5	55.4%	51.0%
Defeasance or Yield Maintenance	1	40,000,000	5.2	40,000,000	2.51x	3.893%	53.0	49.2%	49.2%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085.50	1.82x	4.856%	110.1	57.8%	53.6%

C-5

Distribution of Debt Yields on Underwritten Net Operating Income

Range of Debt Yields on Underwritten Net Operating Income (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.2 - 7.9	3	$39,455,000	5.1%	$13,151,667	1.32x	5.094%	118.1	71.6%	68.9%
8.0 - 8.9	7	159,393,503	20.7	22,770,500	1.56x	4.804%	117.2	51.3%	50.6%
9.0 - 9.9	8	191,053,273	24.8	23,881,659	1.39x	5.040%	117.4	64.3%	57.7%
10.0 - 10.9	4	61,750,000	8.0	15,437,500	2.17x	4.259%	75.8	53.8%	52.0%
11.0 - 11.9	5	123,467,984	16.0	24,693,597	1.78x	4.734%	117.5	60.8%	53.6%
12.0 - 12.9	4	19,940,109	2.6	4,985,027	1.68x	5.471%	118.5	69.9%	58.4%
13.0 - 13.9	3	53,412,296	6.9	17,804,099	1.70x	5.362%	119.1	57.9%	47.8%
14.0 - 16.0	3	122,500,000	15.9	40,833,333	2.95x	4.666%	91.5	48.5%	48.5%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	7.2%
	Max	16.0%
	Average	10.8%

Distribution of Debt Yields on Underwritten Net Cash Flow

Range of Debt Yields on Underwritten Net Cash Flow (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio	Weighted Average Mortgage Interest Rate	Weighted Average Remaining Terms to Maturity (Mos)	Weighted Average Cut-off Date LTV	Weighted Average Maturity Date LTV
7.0 - 7.9	5	$134,455,000	17.4%	$26,891,000	1.49x	4.829%	117.3	56.3%	55.5%
8.0 - 8.9	11	197,528,503	25.6	17,957,137	1.44x	4.970%	116.7	64.6%	59.6%
9.0 - 9.9	5	126,418,273	16.4	25,283,655	1.75x	4.765%	98.6	54.2%	49.0%
10.0 - 10.9	7	122,803,505	15.9	17,543,358	1.80x	4.680%	117.2	59.9%	53.4%
11.0 - 11.9	4	48,175,594	6.2	12,043,899	1.62x	5.432%	119.3	58.6%	48.4%
12.0 - 12.9	3	46,091,289	6.0	15,363,763	2.36x	4.908%	118.2	55.2%	50.7%
13.0 - 14.8	2	95,500,000	12.4	47,750,000	3.02x	4.693%	84.0	48.6%	48.6%
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%	$20,837,085	1.82x	4.856%	110.1	57.8%	53.6%

	Min	7.0%
	Max	14.8%
	Average	10.0%

C-6

Distribution of Lockbox Types

Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	23	$607,722,210	78.8%
Springing	13	158,049,953	20.5
Soft	1	5,200,000	0.7
Total/Avg./Wtd.Avg.	37	$770,972,163	100.0%

Distribution of Escrows
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Real Estate Tax	30	$548,423,661	71.1%
Replacement Reserves(1)	31	$575,423,661	74.6%
Insurance	25	$423,113,497	54.9%
TI/LC(2)	16	$342,540,164	60.0%

(1) Includes mortgage loans with FF&E reserves.
(2) Percentage of total office, retail, industrial, mixed use and land properties only.

C-7

Distribution of Property Types

Property Type / Detail	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut-off Date LTV(2)	Weighted Average Maturity Date LTV(2)
Office	7	$241,407,776	31.3%	$34,486,825	1.94x	4.720%	107.3	47.2%	45.1%
CBD	6	231,467,984	30.0	38,577,997	1.96x	4.706%	106.8	46.0%	44.0%
Suburban	1	9,939,792	1.3	9,939,792	1.37x	5.050%	119.0	75.0%	69.2%
Retail	10	$170,790,682	22.2%	$17,079,068	1.62x	4.658%	116.9	58.6%	54.4%
Anchored	5	86,148,503	11.2	17,229,701	1.53x	4.800%	117.3	60.2%	57.5%
Regional Mall	1	65,000,000	8.4	65,000,000	1.80x	4.314%	116.0	54.3%	47.3%
Single Tenant Retail	1	11,000,000	1.4	11,000,000	1.31x	5.250%	119.0	68.8%	68.8%
Shadow Anchored	3	8,642,180	1.1	2,880,727	1.63x	5.082%	117.4	63.1%	58.6%
Hospitality	17	$158,310,225	20.5%	$9,312,366	2.29x	5.000%	98.0	58.7%	53.6%
Limited Service	13	70,918,935	9.2	5,455,303	2.66x	4.804%	72.1	62.6%	59.5%
Full Service	2	62,000,000	8.0	31,000,000	2.08x	5.122%	119.1	51.4%	46.5%
Extended Stay	2	25,391,289	3.3	12,695,645	1.79x	5.248%	118.9	65.3%	54.2%
Industrial	29	$118,935,208	15.4%	$4,101,214	1.43x	4.996%	116.2	68.6%	61.9%
Warehouse	17	86,438,650	11.2	5,084,626	1.46x	5.008%	115.5	67.1%	60.3%
Flex	6	16,448,392	2.1	2,741,399	1.34x	4.877%	116.8	70.4%	63.0%
Manufacturing	3	9,567,597	1.2	3,189,199	1.37x	5.050%	119.0	75.0%	69.2%
Warehouse/Manufacturing	3	6,480,569	0.8	2,160,190	1.37x	5.050%	119.0	75.0%	69.2%
Mixed Use	1	$20,500,000	2.7%	$20,500,000	2.16x	5.000%	119.0	69.5%	69.5%
Land	1	$19,500,000	2.5%	$19,500,000	1.20x	5.200%	119.0	73.0%	67.6%
Self Storage	4	$15,918,273	2.1%	$3,979,568	1.32x	5.127%	118.3	67.2%	61.1%
Multifamily	1	$11,660,000	1.5%	$11,660,000	1.30x	5.250%	119.0	74.7%	66.5%
Other	4	$8,750,000	1.1%	$2,187,500	1.59x	4.894%	117.0	59.3%	54.6%
Manufactured Housing	1	$5,200,000	0.7%	$5,200,000	1.63x	6.500%	120.0	69.8%	60.0%
Total / Wtd. Avg.	75	$770,972,163	100.0%	$10,279,629	1.82x	4.856%	110.1	57.8%	53.6%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-8

Geographic Distribution
Property Location	Number of Mortgaged Properties	Cut-off Date Balance(1)	% of Initial Pool Balance	Average Cut-off Date Balance	Weighted Average Debt Service Coverage Ratio(2)	Weighted Average Mortgage Interest Rate(2)	Weighted Average Remaining Terms to Maturity (Mos)(2)	Weighted Average Cut- off Date LTV(2)	Weighted Average Maturity Date LTV(2)
New York	16	$307,203,928	39.8%	$19,200,246	1.85x	4.720%	109.2	49.4%	47.4%
South Dakota	1	65,000,000	8.4	65,000,000	1.80x	4.314%	116.0	54.3%	47.3%
California	3	56,500,000	7.3	18,833,333	1.52x	5.296%	118.9	58.7%	50.8%
Minnesota	9	39,735,042	5.2	4,415,005	2.55x	4.803%	74.1	64.0%	62.5%
Maryland	2	31,000,000	4.0	15,500,000	1.33x	5.341%	119.4	70.9%	63.4%
Virginia	2	30,600,000	4.0	15,300,000	1.48x	5.334%	117.7	62.5%	58.8%
Washington	1	27,000,000	3.5	27,000,000	2.70x	4.568%	118.0	48.0%	48.0%
Illinois	5	25,375,361	3.3	5,075,072	1.45x	4.916%	117.6	74.0%	70.2%
Michigan	5	23,819,913	3.1	4,763,983	2.67x	4.778%	69.5	62.9%	61.9%
Pennsylvania	2	21,136,406	2.7	10,568,203	1.39x	4.640%	112.0	69.8%	61.3%
Oregon	1	20,500,000	2.7	20,500,000	2.16x	5.000%	119.0	69.5%	69.5%
Florida	6	18,571,007	2.4	3,095,168	1.60x	4.982%	116.8	62.2%	55.9%
Iowa	1	17,500,000	2.3	17,500,000	1.47x	5.350%	120.0	68.9%	57.3%
Tennessee	1	13,891,289	1.8	13,891,289	1.98x	4.973%	118.0	63.7%	52.5%
New Mexico	1	11,660,000	1.5	11,660,000	1.30x	5.250%	119.0	74.7%	66.5%
New Jersey	2	9,612,407	1.2	4,806,204	1.48x	5.181%	118.4	72.7%	64.3%
Wisconsin	2	8,128,133	1.1	4,064,066	2.45x	4.823%	77.7	64.9%	63.1%
Ohio	4	7,844,830	1.0	1,961,207	1.53x	4.866%	114.6	68.5%	58.8%
Hawaii	1	6,700,000	0.9	6,700,000	1.31x	5.010%	118.0	62.6%	57.8%
Alabama	1	6,093,503	0.8	6,093,503	1.34x	4.990%	119.0	59.3%	48.8%
Missouri	1	6,085,521	0.8	6,085,521	1.67x	5.080%	118.0	68.4%	56.5%
South Carolina	1	5,200,000	0.7	5,200,000	1.63x	6.500%	120.0	69.8%	60.0%
Indiana	4	5,166,940	0.7	1,291,735	1.37x	5.050%	119.0	75.0%	69.2%
Louisiana	1	2,918,273	0.4	2,918,273	1.35x	5.250%	118.0	74.8%	62.2%
Arizona	1	2,000,000	0.3	2,000,000	1.56x	5.010%	118.0	62.5%	55.3%
Texas	1	1,729,611	0.2	1,729,611	1.37x	5.050%	119.0	75.0%	69.2%
Total / Wtd. Avg.	75	$770,972,163	100.0%	$10,279,629	1.82x	4.856%	110.1	57.8%	53.6%

(1) Calculated based on the mortgaged property’s allocated loan amount for the mortgage loans secured by more than one mortgaged property.
(2) Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

C-9

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX D

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-P3 Commercial Mortgage Pass-Through Certificates Series 2016-P3

CONTACT INFORMATION		CONTENTS

Depositor	Citigroup Commercial Mortgage Securities Inc.	Distribution Summary	2

		Distribution Summary (Factors)	3

		Interest Distribution Detail	4

Master Servicer	Wells Fargo Bank, National Association	Principal Distribution Detail	5

		Reconciliation Detail	6

		Stratification Detail	7
Operating Advisor / Asset	Park Bridge Lender Services LLC
Representations Reviewer		Mortgage Loan Detail	11

		NOI Detail	12

		Delinquency Loan Detail	13
Trustee	Wilmington Trust, National Association
		Appraisal Reduction Detail	15

		Loan Modification Detail	17
Special Servicer	C-III Asset Management LLC
		Specially Serviced Loan Detail	19

		Unscheduled Principal Detail	21
Certificate Administrator /	Citibank, N.A.
Custodian		Liquidated Loan Detail	23

Deal Contact:	John Hannon	Citibank, N.A.
	john.hannon@citi.com	Agency and Trust
	Tel: (212) 816-5693	388 Greenwich Street, 14th Floor
	Fax: (212) 816-5527	New York, NY 10013

Reports Available at sf.citidirect.com	D-1	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-P3 Commercial Mortgage Pass-Through Certificates Series 2016-P3

Distribution Summary

DISTRIBUTION IN DOLLARS

		Prior	Pass-	Accrual				Yield	Prepayment				Current
	Original	Principal	Through	Day Count	Accrual	Interest	Principal	Maintenance	Penalties	Total	Deferred	Realized	Principal
Class	Balance	Balance	Rate	Fraction	Dates	Distributed	Distributed	Distributed	Distributed	Distributed	Interest	Loss	Balance
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)=(7+8+9+10)	(12)	(13)	(14)=(3-8+12-13)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-2	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-P3 Commercial Mortgage Pass-Through Certificates Series 2016-P3

PER $1,000 OF ORIGINAL BALANCE
Class	CUSIP	Record Date	Prior Principal Balance (3/2 x 1000)	Interest Distributed (7/2 x 1000)	Principal Distributed (8/2 x 1000)	Yield Maintenance Distributed (9)/(2) x 1000	Prepayment Penalties Distributed (10)/(2) x 1000	Total Distributed (11/2 x 1000)	Deferred Interest (12/2 x 1000)	Realized Loss (13/2 x 1000)	Current Principal Balance (142 x 1000)

Reports Available at sf.citidirect.com	D-3	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-P3 Commercial Mortgage Pass-Through Certificates Series 2016-P3

Interest Distribution Detail

DISTRIBUTION IN DOLLARS
	Prior	Pass-	Next Pass-	Accrual	Optimal	Prior	Interest on	Non-Recov.				Current
	Principal	Through	Through	Day Count	Accrued	Unpaid	Prior Unpaid	Interest	Interest	Deferred	Interest	Unpaid
Class	Balance	Rate	Rate	Fraction	Interest	Interest	Interest	Shortfall	Due	Interest	Distributed	Interest
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)=(6)+(7)+(8)-(9)	(11)	(12)	(13)=(10)-(11)-(12)

Totals

Notional Classes

Totals

Reports Available at sf.citidirect.com	D-4	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-P3 Commercial Mortgage Pass-Through Certificates Series 2016-P3

Principal Distribution Detail

DISTRIBUTION IN DOLLARS
		Prior	Scheduled	Unscheduled		Current	Current	Current	Cumulative	Original	Current	Original	Current
	Original	Principal	Principal	Principal	Accreted	Realized	Principal	Principal	Realized	Class	Class	Credit	Credit
Class	Balance	Balance	Distribution	Distribution	Principal	Loss	Recoveries	Balance	Loss	(%)	(%)	Support	Support
(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)=(3)-(4)-(5)+(6)-(7)+(8)	(10)	(11)	(12)	(13)	(14)

Reports Available at sf.citidirect.com	D-5	© Copyright 2016 Citigroup

Distribution Date: Determination Date:	Citigroup Commercial Mortgage Trust 2016-P3 Commercial Mortgage Pass-Through Certificates Series 2016-P3

Reconciliation Detail

SOURCE OF FUNDS	ALLOCATION OF FUNDS

Interest Funds Available	Scheduled Fees
Scheduled Interest	Sub-Servicing Fee
Prepayment Interest Shortfall	Master Servicing Fee
Interest Adjustments	Trustee Fee
Realized Loss in Excess of Principal Balance	Operating Advisor Fee
Total Interest Funds Available:	Total Scheduled Fees:
Principal Funds Available	Additional Fees, Expenses, etc.
Scheduled Principal	Special Servicing Fee
Curtailments	Workout Fee
Principal Prepayments	Liquidation Fee
Net Liquidation Proceeds	Additional Trust Fund Expenses
Repurchased Principal	Reimbursement for Interest on Advances
Substitution Principal	Other Expenses
Other Principal	Total Additional Fees, Expenses, etc.:
Total Principal Funds Available:	Distribution to Certificateholders
Other Funds Available	Interest Distribution
Yield Maintenance Charges	Principal Distribution
Prepayment Premiums	Yield Maintenance Charges Distribution
Other Charges	Prepayment Premiums Distribution
Total Other Funds Available:	Total Distribution to Certificateholders:
Total Funds Available	Total Funds Allocated

Reports Available at sf.citidirect.com	D-6	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3
Stratification Detail

Ending Scheduled Balance							State
Ending Scheduled Balance	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	State	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals								Totals

Reports Available at sf.citidirect.com	D-7	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3
Stratification Detail

Seasoning							Property Type
Seasoning	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Property Type	# of Properties	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-8	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3
Stratification Detail

Debt Service Coverage Ratio							Loan Rate
Debt Service Coverage Ratio	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Loan Rate	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-9	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3
Stratification Detail

Anticipated Remaining Term							Remaining Amortization Term
Anticipated Remaining Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR	Remaining Amortization Term	# of Loans	Ending Scheduled Balance	% of Agg. End. Sched. Bal.	WAC	WART	WA DSCR

Totals

Totals

Reports Available at sf.citidirect.com	D-10	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Mortgage Loan Detail

Loan	OMCR	Property Type	City	State	Interest Payment	Principal Payment	Gross Coupon	Maturity Date	Neg Am Flag	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date	Apprasial Reduction Date	Apprasial Reduction Amount	Payment Status of Loan (1)	Workout Strategy (2)	Mod. Code (3)

Totals
Payment Status of Loan (1)		Workout Strategy (2)			Mod. Code (3)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD	1. Maturity Date Extension	7. Capitalization of Taxes
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer	2. Amortization Change	8. Other
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer		3. Principal Write-Off	9. Combination
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure		4. Blank (formerly Combination)
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff		5. Temporary Rate Reduction
		6. DPO	12. Reps and Warranties		6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-11	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

NOI Detail

Loan Number	OMCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Totals

Reports Available at sf.citidirect.com	D-12	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Delinquency Loan Detail

			Actual	Paid	Current P & I	Total P & I	Cumulative	Other Expense	Payment	Workout	Most Recent
Loan		# of Months	Principal	Through	Advances (Net	Advances	Accrued Unpaid	Advance	Status of	Strategy	Special Serv	Foreclosure	Bankruptcy	REO
Number	OMCR	Delinq	Balance	Date	of ASER)	Outstanding	Advance Interest	Outstanding	Loan (1)	(2)	Transfer Date	Date	Date	Date

There is no Delinquency Loan Detail for the current distribution period.

Totals

Payment Status of Loan (1)		Workout Strategy (2)

A. In Grace Period	3. 90+ Days Delinquent	1. Modification	7. REO	13. Other or TBD
B. Late, but less than 30 Days	4. Performing Matured Balloon	2. Foreclosure	8. Resolved	98. Not Provided By Servicer
0. Current	5. Non Performing Matured Balloon	3. Bankruptcy	9. Pending Return to Master Servicer
1. 30-59 Days Delinquent	7. Foreclosure	4. Extension	10. Deed In Lieu of Foreclosure
2. 60-89 Days Delinquent	9. REO	5. Note Sale	11. Full Payoff
		6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-13	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Historical Delinquency Information

Distribution	Less Than 1 Month		1 Month		2 Month		3+ Month		Bankruptcy		Foreclosure		REO
Date
	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#	End. Sched. Bal.	#
	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	0
	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%	0.000%	0.0%

Reports Available at sf.citidirect.com	D-14	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Appraisal Reduction Detail

			Appraisal	Appraisal	Most Recent	Cumulative
Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount

There is no Appraisal Reduction activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-15	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Historical Appraisal Reduction Detail

Distribution				Appraisal	Appraisal	Most Recent	Cumulative
Date	Loan Number	OMCR	Property Name	Reduction Amount	Reduction Date	ASER Amount	ASER Amount
There is no historical Appraisal Reduction activity.

Totals

Reports Available at sf.citidirect.com	D-16	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Loan Modification Detail

			Modification	Modification	Modification
Loan Number	OMCR	Property Name	Date	Code (1)	Description

There is no Loan Modification activity for the current distribution period.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-17	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates
Series 2016-P3

Historical Loan Modification Detail

Distribution				Modification	Modification	Modification
Date	Loan	OMCR	Property Name	Date	Code (1)	Description
There is no historical Loan Modification activity.

Totals

Modification Code (1)

1. Maturity Date Extension	7. Capitalization of Taxes
2. Amortization Change	8. Other
3. Principal Write-Off	9. Combination
4. Blank (formerly Combination)
5. Temporary Rate Reduction
6. Capitalization of Interest

Reports Available at sf.citidirect.com	D-18	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-P3 Specially Serviced Loan Detail

Loan	OMCR	Workout Strategy (1)	Most Recent Inspection Date	Most Recent Specially Serviced Transfer Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Other REO Property Value	Comment from Special Servicer

There is no Specially Serviced Loan activity for the current distribution period.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-19	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-P3 Historical Specially Serviced Loan Detail

Distribution Date	Loan Number	OMCR	Spec. Serviced Transfer Date	Workout Strategy (1)	Spec. Serviced Loan to MS	Scheduled Balance	Actual Balance	Property Type (2)	State	Interest Rate	Note Date	Net Operating Income	Net Operating Income Date	DSC Ratio	DSC Date	Maturity Date	WART

There is no historical Specially Serviced Loan activity.

Totals

Workout Strategy (1)

1. Modification	7. REO	13. Other or TBD
2. Foreclosure	8. Resolved	98. Not Provided By Servicer
3. Bankruptcy	9. Pending Return to Master Servicer
4. Extension	10. Deed In Lieu of Foreclosure
5. Note Sale	11. Full Payoff
6. DPO	12. Reps and Warranties

Reports Available at sf.citidirect.com	D-20	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-P3 Unscheduled Principal Detail

Loan Number	OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penalties	Yield Maintenance Charges

Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-21	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-P3 Historical Unscheduled Principal Detail

Distribution Date	Loan Number OMCR	Liquidation / Prepayment Date	Liquidation / Prepayment Code	Unscheduled Principal Collections	Unscheduled Principal Adjustments	Other Interest Adjustment	Prepayment Interest Excess (Shortfall)	Prepayment Penality	Yield Maintenance Premium

Totals

Liquidation / Prepayment Code (1)

1. Partial Liquidation (Curtailment)	7. Not Used
2. Payoff Prior To Maturity	8. Payoff With Penalty
3. Disposition / Liquidation	9. Payoff With Yield Maintenance
4. Repurchase / Substitution	10. Curtailment With Penalty
5. Full Payoff At Maturity	11. Curtailment With Yield
6. DPO	Maintenance

Reports Available at sf.citidirect.com	D-22	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-P3 Liquidated Loan Detail

Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no Liquidated Loan activity for the current distribution period.

Totals

Reports Available at sf.citidirect.com	D-23	© Copyright 2016 Citigroup

Distribution Date:	Citigroup Commercial Mortgage Trust 2016-P3
Determination Date:	Commercial Mortgage Pass-Through Certificates Series 2016-P3 Historical Liquidated Loan Detail

Distribution Date	Loan Number	OMCR	Final Recovery Determ Date	Most Recent Appraisal Date	Most Recent Appraisal Value	Actual Balance	Gross Proceeds	Gross Proceeds as a % of Act Bal	Liquidation Expenses	Net Liquidation Proceeds	Net Proceeds as a % of Act Bal	Realized Loss	Repurchased by Seller (Y/N)

There is no historical Liquidated Loan activity.

Totals

Reports Available at sf.citidirect.com	D-24	© Copyright 2016 Citigroup

ANNEX E-1

SPONSOR REPRESENTATIONS AND WARRANTIES

Each Sponsor will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the Issuing Entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex E-2 to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Sponsor, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)	Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Loan Combination, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Loan Combination is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to Depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Sponsor), participation or pledge, and the Sponsor had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement, any Outside Servicing Agreement with respect to an Outside Serviced Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. The Sponsor has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

(2)	Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Sponsor in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Loan Documents.

(3)	Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged

E-1-1

Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)	Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the Mortgage Loan.

(5)	Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases to the Issuing Entity constitutes a legal, valid and binding assignment to the Issuing Entity. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Sponsor’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Sponsor’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

(6)	Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group; and (g) if the related Mortgage Loan is part of a Loan Combination, the rights of the holder(s) of the related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes,

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assessments and other charges shall not be considered delinquent until the date on which interest and/or penalties would first be payable thereon. Except as contemplated by clauses (f) and (g) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Sponsor thereunder and no claims have been paid thereunder. Neither the Sponsor, nor to the Sponsor’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)	Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics’ and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement, the Sponsor has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor.

(8)	Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

(9)	UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Sponsor has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)	Condition of Property. The Sponsor or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than 13 months prior to the Cut-off Date. To the Sponsor’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

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(11)	Taxes and Assessments. As of the date of origination and, to the sponsor’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the date on which interest and/or penalties would first be payable thereon.

(12)	Condemnation. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Sponsor’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)	Actions Concerning Mortgage Loan. As of the date of origination and to the Sponsor’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)	Escrow Deposits. All escrow deposits and payments required to be escrowed with Mortgagee pursuant to each Mortgage Loan are in the possession, or under the control, of the Sponsor or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with Mortgagee under the related Loan Documents are being conveyed by the Sponsor to Depositor or its servicer.

(15)	No Holdbacks. The principal amount of the Mortgage Loan stated on the loan schedule attached as an exhibit to the applicable Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Sponsor to merit such holdback).

(16)	Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

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If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or related Loan Combination), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s reasonable cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Sponsor.

(17)	Access; Utilities; Separate Tax Lots. Based solely on evaluation of the Title Policy (as defined in paragraph (6) of this Annex E-1) and survey, if any, an engineering report or property condition assessment as described in paragraph (10) of this Annex E-1, applicable local law compliance materials as described in paragraph (24) of this Annex E-1, and the ESA (as defined in paragraph (40) of this Annex E-1), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or

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will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)	No Encroachments. To the Sponsor’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

(19)	No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Sponsor (except that any ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to its related Anticipated Repayment Date).

(20)	REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Loan Combination) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Loan Combination) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)	Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)	Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

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(23)	Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Sponsor’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

(24)	Local Law Compliance. To the Sponsor’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan (or related Loan Combination, as applicable) or as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The terms of the Loan Documents require the Mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)	Licenses and Permits. Each Mortgagor covenants in the Loan Documents that it shall keep all material licenses, permits, franchises and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Sponsor’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Sponsor for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits, franchises and applicable governmental authorizations are in effect or the failure to obtain or maintain such material licenses, permits, franchises and applicable governmental authorizations does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the related Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)	Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (ii) the Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Loan Documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Loan Documents; or (v) commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

(27)	Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such

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Mortgage Loan, (c) upon a Defeasance defined in (32) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or related Loan Combination) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

With respect to any partial release under the preceding clause (e), for all Mortgage Loans originated after December 6, 2010, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (or related Loan Combination) in an amount not less than the amount required by the REMIC Provisions and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or related Loan Combination).

No Mortgage Loan originated after December 6, 2010 that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC Provisions.

(28)	Financial Reporting and Rent Rolls. The Mortgage Loan documents for each Mortgage Loan require the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

(29)	Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, and as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Sponsor’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds

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the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

(30)	Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) of this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as set forth on an exhibit to the applicable Mortgage Loan Purchase Agreement or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)	Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and (with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $10 million) the organizational documents of the Mortgagor provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for defeasance as a unilateral right of the Mortgagor,

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subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance (A) on the maturity date, (B) on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty or (C) if the Mortgage Loan is an ARD Loan, on the related Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the Mortgage Loan; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above; (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)	Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and in situations where default interest is imposed.

(34)	Ground Leases. For purposes of this Annex E-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Sponsor, its successors and assigns, the Sponsor represents and warrants that:

(a)	The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

(b)	The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)	The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of

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the related Mortgage Loan, or ten years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an Actual/360 Basis, substantially amortizes);

(d)	The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)	The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)	The Sponsor has not received any written notice of material default under or notice of termination of such Ground Lease. To the Sponsor’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Sponsor’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)	The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)	The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)	Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)	In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)	Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)	Servicing. The servicing and collection practices used by the Sponsor with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

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(36)	Origination and Underwriting. The origination practices of the Sponsor (or the related originator if the Sponsor was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan (or the related Loan Combination, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

(37)	No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination and, as of the Cut-off Date, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments. To the Sponsor’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either (a) or (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Sponsor in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

(38)	Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Sponsor’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in a state or federal bankruptcy, insolvency or similar proceeding.

(39)	Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan (or related Loan Combination, as applicable), the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, no Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Mortgage Loan.

(40)	Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for

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the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Sponsor’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)	Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within six months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Sponsor’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such Mortgage Loan was originated.

(42)	Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

(43)	Cross-Collateralization. Except with respect to a Mortgage Loan that is part of a Loan Combination, no Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

(44)	Advance of Funds by the Sponsor. After origination, no advance of funds has been made by the Sponsor to the related Mortgagor other than in accordance with the Loan Documents, and, to the Sponsor’s knowledge, no funds have been received from any person other than the related Mortgagor or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither the Sponsor nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)	Compliance with Anti-Money Laundering Laws. The Sponsor has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “the Sponsor’s knowledge” or “the Sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX E-2

EXCEPTIONS TO SPONSOR REPRESENTATIONS AND WARRANTIES

The exceptions to the representations and warranties set forth below are grouped by Sponsor and listed by the number of the related representation and warranty set forth on Annex E-1 to this prospectus and the Mortgaged Property name and number identified on Annex A to this prospectus. Capitalized terms used but not otherwise defined in this Annex E-2 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement.

Citigroup Global Markets Realty Corp.

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Walmart Neighborhood Market Alabaster, AL (Loan No. 28)	The single tenant at the related Mortgaged Property has a right of first refusal exercisable upon the proposed sale of the Mortgaged Property or a controlling equity interest in the Mortgagor. The right is not triggered by a foreclosure sale or a transfer in lieu of foreclosure.
(16) Insurance	225 Liberty Street (Loan No. 7)	The casualty threshold is $20,000,000.
(16) Insurance	79 Madison Avenue (Loan No. 5)	The casualty threshold is $4,250,000.
(16) Insurance	Germantown Town Center (Loan No. 15)	The tenants at the related Mortgaged Property are required to restore their respective premises following a casualty and they maintain the right to hold insurance proceeds during the repair or restoration of the Mortgaged Property.
(16) Insurance	StorQuest - Hawaii (Loan No. 27)	While the Loan Documents provide that the Mortgagor maintains insurance and that the Mortgagee has the right to hold and disburse insurance proceeds for repair and restoration, the Mortgaged Property comprises a unit in a condominium and the condominium declaration provides for insurance to be maintained by the committee of representatives appointed by the unit owners to make decisions on behalf of the condominium association and for insurance proceeds to be held by the condominium association for disbursement for repair and restoration.
(26) Recourse Obligations	225 Liberty Street (Loan No. 7)	The Mortgage Loan is full recourse to the Mortgagor and related guarantor in the event of a transfer of equity interests in the Mortgagor in violation of the Mortgage Loan documents only in the case of a transfer of a controlling interest in the Mortgagor.
(26) Recourse Obligations	725 8th Avenue (Loan No. 21)	The Mortgage Loan is full recourse to the Mortgagor and related guarantor in connection with a voluntary conveyance or transfer by the Mortgagor only of the Mortgagor’s fee estate in the Mortgaged Property or a direct or indirect controlling interest in the Mortgagor to the extent, in each case, that the transfer violates the Mortgage Loan documents. The Mortgage Loan is recourse to the Mortgagor and related guarantor for losses arising out of a voluntary transfer of a direct or indirect non-controlling equity interest in the Mortgagor to the extent the transfer violates the Loan Documents.
(31) Single-Purpose Entity	225 Liberty Street (Loan No. 7)	The related Mortgagor owned equity interests in a corporation formed in connection with a prior loan relating to the Mortgaged Property. The Mortgagor represented that the subsidiary was dissolved in February 2015 after which it engaged in no business except for the purposes of winding up its affairs, the Mortgagor assumed none of the subsidiary’s liabilities, and all liabilities of the subsidiary have been indefeasibly paid and satisfied in full.
(34) Ground Leases	225 Liberty Street (Loan No. 7)	In the event of a casualty greater than the casualty threshold under which insurance proceeds are disbursed to the Mortgagor directly for restoration, insurance proceeds are held by an institutional lender designated by the

E-2-1

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Mortgagor and disbursed to the Mortgagor for restoration in accordance with and subject to conditions under the Mortgage Loan documents.
(39) Organization of Mortgagor	StorQuest - Hawaii (Loan No. 27) StorQuest - Arizona (Loan No. 37)	The related Mortgagors are affiliates.

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Natixis Real Estate Capital LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	One Court Square (Loan No. 9)	The sole tenant at the Mortgaged Property, Citibank, N.A., has a right of first offer to purchase the Mortgaged Property if, during the initial term of the lease, the borrower desires to sell all or any portion of the Mortgaged Property, provided that certain conditions under the lease are satisfied. Citibank, N.A. may accept (or refuse) such right of first offer within 30 days of receipt of a formal offer notice from the borrower and if Citibank, N.A. accepts such offer, it must provide the borrower a written notice of acceptance and 5% soft deposit.
(16) Insurance	One Court Square (Loan No. 9)	The Mortgage Loan documents require business interruption insurance that covers the period of restoration and an extended period that covers continued loss of income until the earlier of (a) the income returns to the same level as prior to the loss or (b) the expiration of 24 months from the date the Mortgaged Property was damaged.
(24) Local Law Compliance	Marriott Monterey (Loan No. 11)	The Mortgaged Property is legal non-conforming as to use due to changes in zoning regulations subsequent to its development; the current applicable zoning regulations require a use permit. In the event that the Mortgaged Property is destroyed by fire, other calamity or by the public enemy to any extent, the Mortgaged Property may be reconstructed, restored or rebuilt to the pre-damaged size and location provided that it is not extended beyond the original footprint and restoration is started within 18 months and diligently pursued to completion. Any such reconstruction, restoration, or rebuilding is required to conform to adopted zoning regulations in effect at that time unless otherwise excused from compliance as a historical structure.
(24) Local Law Compliance	Civic Commerce Center (Loan No. 22)	There is an open administrative citation applicable to MarkOne Management Services LLC, a tenant at the Mortgaged Property, in connection with unpermitted improvements, which have prevented such tenant from obtaining a renewal of its business license. Pursuant to the Mortgage Loan agreement, the borrower is required to use all commercially reasonable efforts (including the enforcement of that certain lease dated July 19, 2013 between MarkOne Management Services LLC, as tenant, and the borrower, as landlord (the “MarkOne Lease”)) to cause the violations set forth in that certain Administrative Citation dated August 6, 2015, from the Community Development Department of the City of Irwindale Code Enforcement Division to Mark Opdahl at MarkOne Financial (the “MarkOne Violation Letter”) to be corrected and the required actions specified therein to be taken and the borrower is required to diligently pursue such actions. In addition, the borrower may not modify, terminate, cancel or accept a surrender of the MarkOne Lease without the prior written consent of the lender, which may not be unreasonably withheld. The Mortgage Loan documents provide recourse for losses that the lender may suffer in connection with the MarkOne Violation Letter.
(24) Local Law Compliance	South Beach Portfolio (Loan No. 26)	Each of the Mortgaged Properties are legal nonconforming as to use because the current use (as a short-term rental property) is not otherwise permitted within the applicable zoning district. If such Mortgaged Property remains idle or unused for a continuous period of six months, or for 18 months during any 3-year period, such Mortgaged Property will be required to comply with then-current applicable zoning regulations.
(25) Licenses and Permits	Civic Commerce Center (Loan No. 22)	See response to #24 (Local Law Compliance) above.
(26) Recourse Obligations	Marriott Monterey (Loan No. 11)	There is no separate guarantor for the Mortgage Loan. The related borrower is responsible for indemnified recourse obligations as borrower.

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Société Générale

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	TownePlace Suites Cool Springs (Loan No. 17)	Simultaneous with the borrower’s purchase of the Mortgaged Property, the seller, CBL Peripheral Properties Limited Partnership, made a Declaration of Restrictions granting CoolSprings Mall, LLC (“Coolsprings Mall”), a right of first refusal and an option to purchase the Mortgaged Property. With respect to the right of first refusal, the right is effective only if the borrower receives a bona fide written offer (a) to purchase or lease the Mortgaged Property or (b) for an option to purchase or lease the Mortgaged Property. Pursuant to the Supplement to Declaration of Restrictions (the “Supplement”) between Coolsprings Mall and the borrower, Coolsprings Mall has agreed that the right of first refusal is inapplicable in the event of a deed in lieu of foreclosure or foreclosure sale; provided, however, such right of first refusal remains applicable with respect to any subsequent sale of the Mortgaged Property. With respect to the option to purchase, the option is effective only in the event that (a) the borrower desires to change the use of the Mortgaged Property or the hotel brand, (b) the borrower ceases operation for more than 90 days or (c) the borrower’s improvements located on the Mortgaged Property are destroyed by fire or other casualty and are not restored within 180 days. Pursuant to the Supplement, Coolsprings Mall has agreed that in the event the option to purchase the Mortgaged Property has been exercised, then either (a) Coolsprings Mall will take title to the Mortgaged Property subject to the lien of the applicable security instrument (and lender’s rights and remedies thereunder), or (b) mortgagee has received an amount sufficient to satisfy the Mortgage Loan in its entirety, subject to any prepayment fees and other costs as set forth in the Mortgage Loan documents.
(6) Permitted Liens; Title Insurance	Home Depot – Elk Grove Village (Loan No. 25)	The single tenant, Home Depot USA, Inc., has the option to purchase the Mortgaged Property if the borrower, at any time during the current lease term, receives a bona fide offer to purchase all or part of the Mortgaged Property.
(6) Permitted Liens; Title Insurance	GFH Brennan Industrial Portfolio (Loan No. 10)	The sole tenant at the Mortgaged Property known as UMIP West 27th Street, Spectrum Plastics Group, has the option to purchase the Mortgaged Property for a purchase price equal to the greater of $4,050,000 or the fair market value of the Mortgaged Property. The tenant must provide notice by June 1, 2021 in order to exercise its purchase option and may then purchase the Mortgaged Property between April 1, 2022 and May 31, 2022, provided that all conditions for an individual property release and partial defeasance under the Loan Documents are satisfied. The tenant’s purchase option survives in the event of a foreclosure so long as the tenant is not in default under the lease at the time of foreclosure.
(13) Actions Concerning Mortgage Loan	Shady Glen (Loan No. 32)	One of the sponsors currently has one pending litigation related to the foreclosure of a property (the “Black Diamond Property”) that has been in foreclosure since 2011. The Black Diamond Property was originally comprised of a sixteen acre parcel for the development of restaurant and retail space and a ten acre parcel for the development of light industrial and warehouse/flex space. Eleven acres of the sixteen acre parcel were sold prior to foreclosure and the remaining five acres were sold in 2013. The ten acre parcel is currently in the foreclosure process. Approximately $3,462,000 is still outstanding on the Black Diamond Property mortgage loan. The sponsor is currently in the process of selling this property and has indicated that the purchase price will not be below $5,000,000.
(13) Actions Concerning Mortgage Loan	Largo Landing (Loan No. 31)	One of the sponsors, Lewis R. Maier, is named as a defendant in a lawsuit alleging fraud, breach of fiduciary duty and breach of contract related the development of a property in Hollywood, CA. The suit was filed in February of 2013 and has a trial date is set for August 8, 2016. The potential liability is estimated at no more than $6,000,000. The sponsor’s net worth is sufficient to absorb the potential liability; additionally, directors and officer’s insurance will cover damages up to $1,000,000.

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(16) Insurance	Empire Mall (Loan No. 1)	The Loan Documents require insurance proceeds in respect of a property loss to be applied (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of $9,500,000 (or, during the continuance of a Control Event (as defined in the Loan Documents) $4,750,000), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, (b) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon or (c) at the sole discretion of the Mortgagee, paid to the borrower for such purposes and upon such conditions as the Mortgagee shall designate.
(16) Insurance	Home Depot – Elk Grove Village (Loan No. 25)	The loan documents require that in the event of a casualty, the Mortgaged Property’s single tenant (“Home Depot”) is responsible for restoring, repairing, replacing or rebuilding the Mortgaged Property, regardless of whether insurance proceeds are available. The borrower has approval rights regarding all restoration, repair, replacement and rebuilding plans and recourse should any insurance proceeds be misappropriated. In the event of a casualty, Home Depot is neither entitled to rent abatement nor lease termination.
(17) Access; Utilities; Separate Tax Lots	GFH Brennan Industrial Portfolio (Loan No. 10)	With respect to the Mortgaged Property known as UMIP N 107th Street, a vacant portion of the Mortgaged Property (the “Side Lot”) was purchased in January 2016 from a third party adjacent property owner. Documentation for a lot line adjustment to separate the tax parcels has been filed with the local authority and will take effect in December 2016, when 2017 tax bills are released. To mitigate risks associated with the Side Lot not being a separate tax lot from the third party land at closing, the lender has taken a tax escrow in an amount equal to two months of taxes, covering taxes for the entire tax parcel, including the portion still owned by the third-party seller. The borrower is required to replenish the tax escrow if it is ever used. The tax escrow will be released to the borrower once the lot line adjustment is effectuated and the borrower delivers an endorsement to the lender’s title policy that the Side Lot is a separate tax lot. Additionally, the Loan Documents provide recourse from the borrower and guarantors for any losses the lender may suffer due to the fact that part of the Mortgaged Property is not on a separate tax lot.
(24) Local Law Compliance	Shady Glen (Loan No. 32)	Use of the Mortgaged Property as a manufactured housing community is considered a legal non-conforming use. Following a casualty in which up to 50% of the market value of the use or structure is damaged, the Mortgaged Property can only be restored to its current use as a manufactured housing community without special consideration if restoration is commenced within six months after the casualty event and is diligently pursued to completion. Following a casualty in which greater than 50% of the market value of the use or structure is damaged, the Mortgaged Property can only be restored to its current use as a manufactured housing community without special consideration if restoration is commenced within one year after the casualty event and is completed in good faith. These risks have been mitigated by the borrower who covenants to commence restoration within the allotted time frame required to maintain its current use as a matter of right and a recourse carveout for losses has been added for failure to do so.
(26) Recourse Obligations	Empire Mall (Loan No. 1)

The guarantor’s liability is limited to $38,000,000.00 plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lender’s rights under the guaranty. The borrower is permitted to replace the existing guarantor for liabilities under the guaranty accruing after the date of such replacement with an entity controlled by any key principal of the guarantor.

With respect to subsection (iii), the Loan Documents do not provide recourse for intentional material physical waste.

(34) Ground Leases	Empire Mall (Loan No. 1)	The Mortgaged Property is partially subject to a ground lease that expires on September 30, 2033, with no renewal options remaining, which is eight years following the stated maturity date of the Mortgage Loan. Additionally, the Ground Lease requires the lessor to give the Mortgagee written notice of any default; however, there is no provision that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee. Finally, the Ground Lease is silent on the right of the lender to hold condemnation awards, though it provides for equitable sharing of the award.

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Principal Commercial Capital

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(6) Permitted Liens; Title Insurance	Marriott Midwest Portfolio (Loan No. 2)

Ford Motor Land Development Corporation (together with its successors and assigns,“Grantor”) has a right of reverter on the Mortgaged Property located at 6101, 6121 and 6141 Mercury Drive (i.e. the Mortgaged Property identified as TownePlace Suites Detroit Dearborn) pursuant to the indenture dated September 21, 1999 (“Dearborn Indenture”) between Grantor and GSH Lodging L.L.C. (predecessor-in-interest to the applicable Mortgagor of such Mortgaged Property) (“Grantee”) and recorded in the Wayne County Register of Deeds on May 9, 2000 in Liber 31586, page 492. Grantor’s right of reverter is triggered upon the occurrence of certain termination events under the Dearborn Indenture including, but not limited to: (1) a material default in the performance or observance of any of the covenants (a) to construct an extended stay motel, (b) to thereafter use the Mortgaged Property in accordance with the Declaration (as defined below) and Parcel B Declaration (as defined below) or (c) to make or permit certain alterations as provided in and/or in accordance with the Dearborn Indenture, (2)(a) the Mortgaged Property becomes vacant (except as a result of fire, condemnation, casualty, act of war, national emergency, or any other cause beyond the reasonable control of Mortgagor) and is not maintained by Mortgagor or (b)(i) the Mortgaged Property is for any reason used or occupied for a use other than an extended stay motel (unless 30 days’ notice of such other use was given and such other use is consistent with the Parcel B Declaration), or (ii) the Mortgaged Property is for any reason used or occupied for a use other than a use consistent with the Parcel B Declaration or (iii) the Mortgaged Property does not conform to the restrictions in the Declaration until 2075, or (3) Mortgagor fails to comply with the Parcel B Declaration. Upon an event of termination, Grantor may exercise its right of reverter by notice to Mortgagor and to lender (as designated by Mortgagor to Grantor).

Under the Dearborn Indenture the termination of Mortgagor’s fee interest in the Mortgaged Property is required to occur between 60 to 90 days after notice is given. Upon such termination, Grantor must pay Mortgagor an amount equal to the market value of the Mortgaged Property, determined by the average of two appraisals, with each of Grantor and Mortgagor selecting one of the appraisers, provided the appraisal results are within 10% of each other. If the appraisal results are not within 10%, the Dearborn Indenture requires that a third appraiser, selected by the two previous appraisers, will appraise the Mortgaged Property and the two nearest appraisals of the three will be averaged to determine the market value.

Because the Dearborn Indenture was recorded prior to the mortgage on the Mortgaged Property, the mortgage is subject and subordinate to the Dearborn Indenture and the right of reverter. Accordingly, upon any exercise of the right of reverter, the Mortgaged Property will no longer be subject to the lien of such mortgage. Under the Mortgage Loan documents if there is: (1) any termination or attempted termination, of the estate of Mortgagor in and to the Mortgaged Property as a result of any exercise or attempted exercise of the right of reverter prior to the date lender or its successor or assign acquires title to the Mortgaged Property by reason of foreclosure or deed-in-lieu or (2) any failure of Mortgagor to deposit (or cause to be deposited) the proceeds of any exercise of the right of reverter, then Mortgagor and the non-recourse carveout Guarantor shall be personally liable to lender for any loss or damage that arises from the foregoing.

“Parcel B Declaration” means that certain Declaration of Covenants and Restrictions Upon Parcel B in Fairlane North dated September 13, 1999 by Grantor and recorded in the Wayne County Register of Deeds on September 27, 1999 in Liber 30375, Page 99, as amended by that certain First Amendment to Declaration of Covenants and Restrictions Upon the Use of Parcel B in Fairlane North dated February 20, 2012 by Grantor and recorded on March 2, 2012 in the Wayne County Register of Deeds in Liber 49641, Page 1482. The Parcel B Declaration generally contains restrictions on a 17.308 acre property, of which the Mortgaged Property constitutes 3.49 acres, related to use (which do not prevent use as a hotel), maximum building heights, minimum building setbacks, building materials,

E-2-6

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception

building design, parking areas, landscaping, signs, exterior lighting, utilities, construction inconvenience, fencing and property maintenance. Any construction is generally subject to Grantor’s review. Grantor reserves the right to amend the restrictions with respect to their application to any portion of Parcel B that is not sold and conveyed and/or leased to a developer. This right of reservation lasts for the lesser of the period during which Grantor retains fee title to more than 30% of the total valuation of lands in Parcel B, or September 30, 2100.

“Declaration” means that certain Declaration of Reciprocal Easements and Operation Agreement dated October 15, 1993 by Grantor and recorded on November 3, 1993 in the Wayne County Register of Deeds in Liber 26935, Page 048. This Declaration relates to a comprehensive 285 acre parcel, of which the Mortgaged Property is a part. The comprehensive parcel is subject to exclusive use restrictions in favor of Kmart, PACE, Building Square, Borders, Sports Authority and Office Max.

(6) Permitted Liens; Title Insurance	Marriott Midwest Portfolio (Loan No. 2)

Grantor has a right of first refusal to purchase or lease the Mortgaged Property located at 6101, 6121 and 6141 Mercury Drive until 9/21/2019 pursuant to the Dearborn Indenture. If Grantor elects not to exercise its right of first refusal, Mortgagor may sell or lease the Mortgaged Property to a third party, however, such sale or lease will be subject to the right of first refusal.

Grantor has an additional right of first refusal to purchase or lease the Mortgaged Property that commences on 9/21/19 and expires on such period as would not violate the Rule Against Perpetuities, or any rules of restraints on alienation of land or any similar law now or hereinafter in effect.

Pursuant to the Dearborn Indenture the right of first refusal and the additional right of first refusal do not apply to any sale or transfer of the Mortgaged Property through a foreclosure, or a deed-in-lieu, nor to a sale, lease or transfer of the Mortgaged Property by the party acquiring the Mortgaged Property pursuant to any such foreclosure action or deed in lieu, however, any subsequent sale or transfer of the Mortgaged Property shall be subject to the rights of first refusal.

(6) Permitted Liens; Title Insurance	Marriott Midwest Portfolio (Loan No. 2)

Pursuant to the Agreement between Residence Inn by Marriott, Inc., CSM Lodging II, LLC (predecessor in interest to the applicable Mortgagor) and Innkeepers RI General, L.P. (predecessor in interest to Granprix Livonia LLC) dated January 8, 1999, and recorded April 28, 1999 with the Wayne County Register of Deeds in Liber 30185, Page 4081.0, as amended by the Amendment of Agreement dated September 21, 1999 between Innkeepers RI General, L.P. and CSM Lodging II, L.L.C. recorded October 8, 1999 with the Wayne County Register of Deeds in Liber 30458, Page 110 (“Agreement”), Innkeepers, or successor in interest, has a right of first offer to purchase Mortgagor’s fee interest in the Mortgaged Property located at 17350 and 17450 Fox Drive (i.e. the Mortgaged Property identified as TownePlace Suites Detroit Livonia). Innkeepers has 30 business days from the date it receives notice of the option to exercise its right of first offer. If Innkeepers, or its successor in interest, does not exercise its right of first offer, Mortgagor may, for a period of 6 months from the expiration of the 30 business day period close on a sale to a third party provided that the purchase price for the Mortgaged Property, exceeds 95% of the purchase price Mortgagor offered to Innkeepers, or its successor in interest.

Pursuant to the Agreement, the right of first offer does not apply to a sale or transfer of the Mortgaged Property by reason of a foreclosure, or a deed-in-lieu or to a subsequent sale or transfer of the Mortgaged Property by the party acquiring title to the Mortgaged Property through such foreclosure sale or deed-in-lieu, provided that the new owner was the holder or beneficiary of the first mortgage or deed of trust that was the subject of the foreclosure or deed-in-lieu and that any subsequent sale or transfer of the Mortgaged Property by a person or entity taking title to the Mortgaged Property from a new owner is subject to the right of first offer. Such right of first offer would, however, apply to subsequent sales of the

E-2-7

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
Mortgaged Property by a third party that acquired title from lender or any other subsequent sale.
(6) Permitted Liens; Title Insurance	Heritage Industrial Portfolio (Loan No. 8)

Iron Mountain Information Management, Inc., the sole tenant of the 4500 Steelway Boulevard building located at the 4500 & 4510 Steelway Boulevard Mortgaged Property, has a right of first refusal to purchase its building or such Mortgaged Property. The tenant executed a subordination, non-disturbance and attornment agreement pursuant to which the lease is subject and subordinate to the mortgage and the right of first refusal shall not be triggered in the event that the lender, its successors or assigns, acquire the Mortgaged Property through a foreclosure, a deed-in-lieu, or otherwise. However, such right of first refusal would apply to a foreclosure or deed in lieu of foreclosure if the proceeds of such event were sufficient to repay the entire Loan Combination (which has an original principal balance of $81,375,000). In addition, such right of first refusal would apply to subsequent sales by lender of the Mortgaged Property after it has acquired the Mortgaged Property.

Midwest Express, Inc., the sole tenant at the Mortgaged Property located at 16725 Square Drive, has an option to purchase the Mortgaged Property at any time after the date which is the 25th payment date after the securitization of the Loan Combination, for a purchase price equal to $4,000,000 plus all costs and expenses of Mortgagor of defeasing the Loan Combination related to such Mortgaged Property. Pursuant to the lease, if for any reason, other than the intentional or arbitrary acts of Mortgagor, Mortgagor is unable to convey the Mortgaged Property in accordance with the lease, the sole obligation and liability of Mortgagor shall be to refund the deposit provided by tenant in connection with the anticipated sale.

(16) Insurance	Marriott Midwest Portfolio (Loan No. 2)

The threshold amount at which Mortgagee is entitled to hold and disburse insurance proceeds with respect to each Mortgaged Property is the greater of 5% of the allocated loan amount of such Mortgaged Property and $425,000.

(16) Insurance	Heritage Industrial Portfolio (Loan No. 8)	The required insurer rating from S&P is “A1” rather than “A-”. In addition, any exception to representation 29 with respect to such Mortgage Loan is also an exception to this Representation 16.
(16) Insurance	Jacobson Warehouse Company (Loan No. 16)

The sole tenant at the Mortgaged Property has been permitted to maintain the liability and umbrella liability insurance for the Mortgage Loan. Such insurance is required under the related Mortgage Loan documents to meet all the requirements of such loan documents.

(16) Insurance	60 Bay Street (Loan No. 24)	The required insurer rating from S&P is “A1” rather than “A-”. In addition, any exception to representation 29 with respect to such Mortgage Loan is also an exception to this Representation 16.
(24) Local Law Compliance	Marriott Midwest Portfolio (Loan No. 2)

The Mortgaged Property located at 6101, 6121 and 6141 Mercury Drive is deficient by six (6) parking spaces. The Mortgage Loan documents require the Mortgagor, by the date which is one hundred twenty (120) days from the Closing Date or such later date established by lender in its sole discretion, to cause six (6) or more parking spaces to be added at such Mortgaged Property so as to cause such Mortgaged Property to be in compliance with all applicable legal requirements relating to parking and to provide lender with evidence reasonably acceptable to lender of Mortgagor’s compliance with such requirement within such period.

(26) Recourse Obligations	All Principal Commercial Capital Mortgage Loans (Loan Nos. 2, 8, 13, 16, 20 and 24)	The related Mortgage Loan documents provide for recourse for non-permitted transfers of interests in the related Mortgagor only if such transfers result in a change in control.

E-2-8

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(29) Acts of Terrorism Exclusion	Heritage Industrial Portfolio (Loan No. 8)

Mortgagor is required to maintain insurance against loss or damage incurred as a result of acts of terrorism or similar acts of sabotage only if such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

In addition, any exception to representation 16 with respect to such Mortgage Loan is also an exception to this representation 29.

(29) Acts of Terrorism Exclusion	60 Bay Street (Loan No. 24)

Mortgagor is required to maintain insurance against loss or damage incurred as a result of acts of terrorism or similar acts of sabotage only if such insurance (a) is commercially available and (b) can be obtained at a commercially reasonable cost as reasonably determined by lender.

In addition, any exception to representation 16 with respect to such Mortgage Loan is also an exception to this representation 29.

(31) Single-Purpose Entity	60 Bay Street (Loan No. 24)	The Mortgagor previously advanced funds to, and borrowed funds from, affiliated entities. The prior intercompany loans have been repaid and are not an asset or liability on Mortgagor’s balance sheet.

E-2-9

The Bank of New York Mellon

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(10) Condition of Property	600 Broadway (Loan No. 4)	The largest tenant by net rentable area operates on the ground and second floors; however, the store is currently closed due to water damage caused by a ruptured water pipe and coil malfunction that occurred in February, 2016. All water-impacted surfaces have been demolished and the tenant is in the process of interviewing general contractors to complete required work, which is the tenant’s responsibility. The repair work is estimated to cost in excess of $1.0 million.

E-2-10

Walker & Dunlop Commercial Property Funding I WF, LLC

Representation Number on Annex E-1	Mortgaged Property Name and Mortgage Loan Number as Identified on Annex A	Description of Exception
(16) Insurance	Casas De Soledad (Loan No. 18)	While the Loan Documents provide that the Mortgagor maintains insurance and that the Mortgagee has the right to hold and disburse insurance proceeds for repair and restoration, the Mortgaged Property is part of a condominium and the condominium declaration provides for insurance proceeds relating to the common elements to be held by the condominium association for disbursement for repair and restoration.

E-2-11

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ANNEX F

CLASS A-AB SCHEDULED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance	Distribution Date	Balance
5/10/2016	$31,196,000.00	1/10/2021	$31,196,000.00
6/10/2016	$31,196,000.00	2/10/2021	$31,196,000.00
7/10/2016	$31,196,000.00	3/10/2021	$31,195,525.88
8/10/2016	$31,196,000.00	4/10/2021	$30,687,556.20
9/10/2016	$31,196,000.00	5/10/2021	$30,123,587.22
10/10/2016	$31,196,000.00	6/10/2021	$29,611,019.50
11/10/2016	$31,196,000.00	7/10/2021	$29,042,581.58
12/10/2016	$31,196,000.00	8/10/2021	$28,525,376.66
1/10/2017	$31,196,000.00	9/10/2021	$28,005,954.04
2/10/2017	$31,196,000.00	10/10/2021	$27,430,853.70
3/10/2017	$31,196,000.00	11/10/2021	$26,906,735.50
4/10/2017	$31,196,000.00	12/10/2021	$26,327,071.41
5/10/2017	$31,196,000.00	1/10/2022	$25,798,217.62
6/10/2017	$31,196,000.00	2/10/2022	$25,267,095.82
7/10/2017	$31,196,000.00	3/10/2022	$24,574,481.93
8/10/2017	$31,196,000.00	4/10/2022	$24,038,105.32
9/10/2017	$31,196,000.00	5/10/2022	$23,446,527.00
10/10/2017	$31,196,000.00	6/10/2022	$22,905,310.35
11/10/2017	$31,196,000.00	7/10/2022	$22,309,027.88
12/10/2017	$31,196,000.00	8/10/2022	$21,762,929.95
1/10/2018	$31,196,000.00	9/10/2022	$21,214,489.48
2/10/2018	$31,196,000.00	10/10/2022	$20,611,186.02
3/10/2018	$31,196,000.00	11/10/2022	$20,057,802.73
4/10/2018	$31,196,000.00	12/10/2022	$19,449,695.21
5/10/2018	$31,196,000.00	1/10/2023	$18,891,326.97
6/10/2018	$31,196,000.00	2/10/2023	$18,330,563.17
7/10/2018	$31,196,000.00	3/10/2023	$17,611,060.17
8/10/2018	$31,196,000.00	4/10/2023	$17,044,797.27
9/10/2018	$31,196,000.00	5/10/2023	$16,424,171.74
10/10/2018	$31,196,000.00	6/10/2023	$15,852,814.10
11/10/2018	$31,196,000.00	7/10/2023	$15,227,236.87
12/10/2018	$31,196,000.00	8/10/2023	$14,650,741.07
1/10/2019	$31,196,000.00	9/10/2023	$14,071,771.35
2/10/2019	$31,196,000.00	10/10/2023	$13,438,795.75
3/10/2019	$31,196,000.00	11/10/2023	$12,854,622.99
4/10/2019	$31,196,000.00	12/10/2023	$12,216,590.42
5/10/2019	$31,196,000.00	1/10/2024	$11,627,170.26
6/10/2019	$31,196,000.00	2/10/2024	$11,035,220.32
7/10/2019	$31,196,000.00	3/10/2024	$10,338,528.16
8/10/2019	$31,196,000.00	4/10/2024	$9,741,043.26
9/10/2019	$31,196,000.00	5/10/2024	$9,090,072.28
10/10/2019	$31,196,000.00	6/10/2024	$8,487,226.49
11/10/2019	$31,196,000.00	7/10/2024	$7,831,045.11
12/10/2019	$31,196,000.00	8/10/2024	$7,222,792.72
1/10/2020	$31,196,000.00	9/10/2024	$6,611,929.11
2/10/2020	$31,196,000.00	10/10/2024	$5,947,955.00
3/10/2020	$31,196,000.00	11/10/2024	$5,331,616.42
4/10/2020	$31,196,000.00	12/10/2024	$4,662,321.05
5/10/2020	$31,196,000.00	1/10/2025	$4,040,460.82
6/10/2020	$31,196,000.00	2/10/2025	$3,415,930.53
7/10/2020	$31,196,000.00	3/10/2025	$2,638,582.97
8/10/2020	$31,196,000.00	4/10/2025	$2,008,027.78
9/10/2020	$31,196,000.00	5/10/2025	$1,324,914.88
10/10/2020	$31,196,000.00	6/10/2025	$688,716.77
11/10/2020	$31,196,000.00	7/10/2025	$119.36
12/10/2020	$31,196,000.00	8/10/2025	$0.00
		and thereafter

F-1

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Certificates offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Prospectus

Certificate Summary	3
Summary of Terms	17
Risk Factors	63
Description of the Mortgage Pool	154
Transaction Parties	260
Description of the Certificates	326
The Mortgage Loan Purchase Agreements	360
The Pooling and Servicing Agreement	369
Use of Proceeds	468
Yield, Prepayment and Maturity Considerations	468
Material Federal Income Tax Consequences	481
Certain State, Local and Other Tax Considerations	494
ERISA Considerations	494
Legal Investment	502
Certain Legal Aspects of the Mortgage Loans	503
Ratings	524
Plan of Distribution (Underwriter Conflicts of Interest)	526
Incorporation of Certain Information by Reference	527
Where You Can Find More Information	528
Financial Information	528
Legal Matters	528
Index of Certain Defined Terms	529

Until 90 days after the date of this prospectus, all dealers that effect transactions in the offered Certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$661,108,000
(Approximate)

Citigroup Commercial
Mortgage Trust 2016-P3
(as Issuing Entity)

Citigroup Commercial
Mortgage Securities Inc.
(as Depositor)

Commercial Mortgage
Pass-Through Certificates,
Series 2016-P3

Class A-1	$13,614,000
Class A-2	$98,127,000
Class A-3	$175,000,000
Class A-4	$221,743,000
Class A-AB	$31,196,000
Class X-A	$580,156,000
Class X-B	$42,404,000
Class A-S	$40,476,000
Class B	$42,404,000
Class EC	$121,428,000
Class C	$38,548,000

PROSPECTUS

Co-Lead Managers and Joint Bookrunners

Citigroup

Société Générale

Co-Manager

Drexel Hamilton

March      , 2016